UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Amendment No. 2 to the

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:

☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as Permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

MICT, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☐	No fee required.

☒	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies: Common Stock, Convertible Promissory Notes, Warrants and Preferred Stock.

(2)	Aggregate number of securities to which transaction applies: 39,999,999 shares of Common Stock (including 22,727,272 shares of Common Stock underlying a certain convertible promissory note issued in connection with the Merger; 13,636,363 shares of Common Stock underlying certain convertible promissory notes, 1,818,182 shares of Common Stock underlying certain warrants and 1,818,182 shares of Common Stock underlying Series B Convertible Preferred Stock).

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

Securities	Price or Value of Such Security
22,727,272 shares of Common Stock underlying a certain convertible note issued in connection with the Merger	$2.40 per share (i)
13,636,363 shares of Common Stock underlying certain convertible promissory notes	$15,000,000
1,818,182 shares of Common Stock underlying warrants and 1,818,182 shares of Common Stock underlying Series B Convertible Preferred Stock	$2,000,000

(i)	Calculated pursuant to Exchange Act Rule 0-11(c) using the average of the high and low price per share of MICT, Inc. as of July 23, 2020.

(4)	Proposed maximum aggregate value of transaction: $71,545,452.80

(5)	Total fee paid: $9,286.60

☒	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

MICT, Inc.

28 West Grand Avenue, Suite 3

Montvale, NJ 07645

To the Stockholders of MICT, Inc.:

You are cordially invited to attend the special meeting of the stockholders (the “Special Meeting”) of MICT, Inc. (“MICT” or the “Company”) to be held at 9:00 a.m. Eastern Time on Thursday, September 3, 2020. As a result of the public health and travel guidance and concerns due to COVID-19, this year’s meeting will be a virtual meeting via live webcast on the Internet. You will be able to attend our annual meeting, vote and submit your questions during the annual meeting by visiting [                      ]. You will not be able to attend the annual meeting in person.

At the Special Meeting, MICT stockholders will be asked to consider and vote upon the following proposals:

(1)	To approve, in accordance with Nasdaq Listing Rule 5635(a), the issuance of approximately 22,727,272 shares of common stock, par value of $0.001 per share (the “Common Stock”), upon conversion of the convertible promissory note (the “Consideration Note”) issued to Global Fintech Holdings Ltd., a British Virgin Islands company (“GFH”) in connection with the Agreement and Plan of Merger, entered into on November 7, 2019 and amended and restated on April 15, 2020 (the “Merger Agreement”, a copy which is attached to the accompanying proxy statement as Annex A), by and among MICT, GFH Intermediate Holdings Ltd., a British Virgin Islands company (“Intermediate”), MICT Merger Subsidiary Inc., a British Virgin Islands company and a wholly-owned subsidiary of MICT (“Merger Sub”) and GHF, as the sole shareholder of Intermediate (“GFH”), pursuant to which the Merger Sub merged with and into Intermediate, with Intermediate continuing as the surviving entity, as a result of which GFH became a wholly owned subsidiary of MICT (the “Merger”) (the “Nasdaq Proposal – Consideration Note”);

(2)	To approve, in accordance with Nasdaq Listing Rule 5635(a), the issuance of approximately 13,636,363 shares of common stock, par value of $0.001 per share (the “Common Stock”), upon conversion of the convertible promissory notes (the “Convertible Notes”) issued or to be issued to certain investors in the aggregate principal amount of approximately $15 million (the “Nasdaq Proposal – Convertible Notes”);

(3)	To approve, in accordance with Nasdaq Listing Rule 5635(a), the issuance of 3,636,362 shares of Common Stock, upon conversion of Series B Convertible Preferred Stock (the “Series B Preferred Shares”) and exercise of the warrants (“Note Warrants”) initially issued to BNN Technology PLC (and subsequently transferred to GFH) (the “Nasdaq Proposal – Preferred Stock and Warrants,” collectively with the Nasdaq Proposal – Consideration Note and the Nasdaq Proposal – Convertible Notes, the “Nasdaq Proposals”);

(4)	To approve and adopt an amendment to the certificate of incorporation of MICT, as amended, a form of which is attached as Annex B to the accompanying proxy statement, to increase the number of authorized shares of (i) Common Stock, from 25,000,000 to 250,000,000 and (ii) preferred stock from 5,000,000 to 15,000,000, for the purpose of the issuance of shares of Common Stock upon conversion of the Consideration Note, the Convertible Notes, the Series B Preferred Shares, the exercise of the Note Warrants and the conversion or exercise of other outstanding securities of MICT, as well as for future financings to raise capital and for possible additional future acquisition transactions, joint ventures and other general corporate purposes (the “Charter Amendment Proposal”);

(5)	To approve and adopt the 2020 Equity Incentive Plan of MICT, a copy of which is attached to the accompanying proxy statement as Annex C (the “EIP Proposal”);

(6)	To consider and vote, on an advisory basis, upon a proposal to approve a “golden parachute” payment to David Lucatz, the former President and Chief Executive Officer of MICT in connection with the Merger (the “Golden Parachute Proposal”); and

(7)	To consider and vote upon a proposal to adjourn the Special Meeting to a later date or dates, if necessary to permit further solicitation and vote of proxies if it is determined by MICT that more time is necessary or appropriate to approve one or more proposals presented at the Special Meeting (the “Adjournment Proposal”, collectively with all other proposals, the “Proposals”).

The board of directors of MICT has fixed the close of business on July 29, 2020 as the record date (the “Record Date”) for the Special Meeting and only stockholders who held Common Stock of MICT as of the Record Date will be entitled to vote at the Special Meeting and at any adjournments and postponements thereof.

MICT’s board of directors has unanimously determined that the Proposals are advisable, fair to and in the best interests of MICT and its stockholders and unanimously recommends that MICT’s stockholders vote “FOR” the the Nasdaq Proposals, the Charter Amendment Proposal, the EIP Proposal and the Golden Parachute Proposal, and “FOR” the Adjournment Proposal, if presented.

Your vote is important. More information about MICT, the Special Meeting and the proposals presented, is contained in the accompanying proxy statement. You are encouraged to read the accompanying proxy statement in its entirety, including the section entitled “Risk Factors” beginning on page 22.

Very truly yours,

Darren Mercer
Chief Executive Officer

The accompanying proxy statement is dated August 12, 2020.

MICT, Inc.

28 West Grand Avenue, Suite 3

Montvale, NJ 07645

NOTICE OF SPECIAL MEETING
OF STOCKHOLDERS
TO BE HELD ON SEPTEMBER 3, 2020

TO THE STOCKHOLDERS OF MICT, INC.:

NOTICE IS HEREBY GIVEN that a special meeting of stockholders (the “Special Meeting”) of MICT, Inc. (“MICT” or the “Company”), a Delaware corporation, will be held at 9:00 a.m. Eastern Time, on September 3, 2020. This year’s annual meeting will be a virtual meeting via live webcast on the Internet. You will be able to attend our annual meeting, vote and submit your questions during the meeting by visiting [             ]. You are cordially invited to attend the Special Meeting, which will be held for the following purposes:

(1)	To approve, in accordance with Nasdaq Listing Rule 5635(a), the issuance of approximately 22,727,272 shares of common stock, par value of $0.001 per share (the “Common Stock”), upon conversion of the convertible promissory note (the “Consideration Note”) issued to Global Fintech Holdings Ltd., a British Virgin Islands company (“GFH”) in connection with the Agreement and Plan of Merger, entered into on November 7, 2019 and amended and restated on April 15, 2020 (the “Merger Agreement”, a copy which is attached to the accompanying proxy statement as Annex A), by and among MICT, GFH Intermediate Holdings Ltd., a British Virgin Islands company (“Intermediate”), MICT Merger Subsidiary Inc., a British Virgin Islands company and a wholly-owned subsidiary of MICT (“Merger Sub”) and GHF, as the sole shareholder of Intermediate (“GFH”), pursuant to which the Merger Sub merged with and into Intermediate, with Intermediate continuing as the surviving entity, as a result of which GFH became a wholly owned subsidiary of MICT (the “Merger”) (the “Nasdaq Proposal – Consideration Note”);

(2)	To approve, in accordance with Nasdaq Listing Rule 5635(a), the issuance of approximately 13,636,363 shares of common stock, par value of $0.001 per share (the “Common Stock”), upon conversion of the convertible promissory notes (the “Convertible Notes”) issued or to be issued to certain investors in the aggregate principal amount of approximately $15 million (the “Nasdaq Proposal – Convertible Notes”);

(3)	To approve, in accordance with Nasdaq Listing Rule 5635(a), the issuance of 3,636,362 shares of Common Stock, upon conversion of Series B Convertible Preferred Stock (the “Series B Preferred Shares”) and exercise of the warrants (“Note Warrants”) initially issued to BNN Technology PLC (and subsequently transferred to GFH) (the “Nasdaq Proposal – Preferred Stock and Warrants,” collectively with the Nasdaq Proposal – Consideration Note and the Nasdaq Proposal – Convertible Notes, the “Nasdaq Proposals”);

(4)	To approve and adopt an amendment to the certificate of incorporation of MICT, as amended, a form of which is attached as Annex B to the accompanying proxy statement, to increase the number of authorized shares of (i) Common Stock, from 25,000,000 to 250,000,000 and (ii) preferred stock from 5,000,000 to 15,000,000, for the purpose of the issuance of shares of Common Stock upon conversion of the Consideration Note, the Convertible Notes and the Series B Preferred Shares, the exercise of the Note Warrants and the conversion or exercise of other outstanding securities of MICT, as well as for future financings to raise capital and for possible additional future acquisition transactions, joint ventures and other general corporate purposes (the “Charter Amendment Proposal”);

(5)	To approve and adopt the 2020 Equity Incentive Plan of MICT, a copy of which is attached to the accompanying proxy statement as Annex C (the “EIP Proposal”);

(6)	To consider and vote, on an advisory basis, upon a proposal to approve a “golden parachute” payment to David Lucatz, the former President and Chief Executive Officer of MICT in connection with the Merger (the “Golden Parachute Proposal”); and

(7)	To consider and vote upon a proposal to adjourn the Special Meeting to a later date or dates, if necessary to permit further solicitation and vote of proxies if it is determined by MICT that more time is necessary or appropriate to approve one or more proposals presented at the Special Meeting (the “Adjournment Proposal”, collectively with all other proposals, the “Proposals”).

The Proposals are described in the accompanying proxy statement, which we encourage you to read in its entirety before voting. Only holders of record of Common Stock of MICT at the close of business on July 29, 2020 are entitled to notice of the Special Meeting and to vote and have their votes counted at the Special Meeting and any adjournments or postponements of the Special Meeting. A complete list of MICT’s stockholders of record entitled to vote at the Special Meeting will be available for ten days before the Special Meeting at the principal executive offices of MICT for inspection by stockholders during ordinary business hours for any purpose germane to the Special Meeting.

After careful consideration, MICT’s board of directors has determined that the Proposals are fair to and in the best interests of MICT and its stockholders and unanimously recommends that you vote or give instruction to vote “FOR” the : Nasdaq Proposals, the Charter Amendment Proposal, the EIP Proposal, and the Golden Parachute Proposal, and “FOR” the Adjournment Proposal, if presented.

The existence of any financial and personal interests of one or more of MICT’s officers or directors may be argued to result in a conflict of interest on the part of such officers or directors between what he, she or they may believe is in the best interests of MICT and its stockholders and what he, she or they may believe is best for himself, herself or themselves in determining to recommend that stockholders vote for the proposals. See the section entitled “Interests of MICT’s Directors and Officers in the Proposals” in the accompanying proxy statement for a further discussion of this issue.

The affirmative vote of the holders of a majority of the shares of Common Stock (and Series A Preferred Stock voting together with the holders of Common Stock as a single class on an as-converted basis) entitled to vote at the Special Meeting is required to approve the Charter Amendment Proposal. The affirmative vote of a majority of the votes cast at the Special Meeting is required for the approval of the Nasdaq Proposals, the EIP Proposal, the Golden Parachute Proposal and the Adjournment Proposal, if presented. If the Nasdaq Proposals are not approved, the EIP Proposal, the Golden Parachute Proposal, and the Charter Amendment Proposal will not be presented to the MICT stockholders for a vote.

All stockholders of MICT are cordially invited to attend the Special Meeting virtually over the internet. To ensure your representation at the Special Meeting, however, you are urged to mark, sign and date the enclosed proxy card and return it as soon as possible in the pre-addressed postage paid envelope provided. If you are a stockholder of record of Common Stock, you may also cast your vote over the internet during the Special Meeting. If your shares are held in an account at a brokerage firm or bank, or by a nominee, you must instruct your broker, bank or nominee on how to vote your shares or, if you wish to attend the Special Meeting and vote at the meeting, obtain a proxy from your broker, bank or nominee. Abstentions and broker non-votes will have no effect on the outcome of the Nasdaq Proposals, the EIP Proposal, the EIP Sub-Plan Proposal, the Golden Parachute Proposal, and the Adjournment Proposal.

Whether or not you plan to attend the Special Meeting, we urge you to read the accompanying proxy statement (and any documents incorporated into the accompanying proxy statement by reference) carefully. Please pay particular attention to the section entitled “Risk Factors” in the accompanying proxy statement.

Your vote is important regardless of the number of shares you own. Whether you plan to attend the Special Meeting or not, please mark, sign and date the enclosed proxy card and return it as soon as possible in the envelope provided. If your shares are held in “street name” or are in a margin or similar account, you should contact your broker to ensure that votes related to the shares you beneficially own are properly counted.

Thank you for your participation. We look forward to your continued support.

By Order of the Board of Directors of MICT, Inc.

Darren Mercer Chief Executive Officer

August 12, 2020

IF YOU RETURN YOUR PROXY CARD WITHOUT AN INDICATION OF HOW YOU WISH TO VOTE, YOUR SHARES WILL BE VOTED IN FAVOR OF EACH OF THE PROPOSALS.

This proxy statement is dated August 12, 2020.

i

FREQUENTLY USED TERMS

Unless otherwise stated or unless the context otherwise requires, the terms “we,” “us,” “our,” “the Company,” and “MICT” refer to MICT, Inc.

●	“2012 Awards” refers to any share-based award granted under the 2012 Incentive Plan other than the 2012 Options;

●	“2012 Incentive Plan” refers to the 2012 MICT Stock Incentive Plan;

●	“2012 Options” refers to the options to purchase Common Stock awarded under the 2012 Incentive Plan;

●	“2014 Incentive Plan” refers to the 2014 MICT Stock Incentive Plan;

●	“2014 Awards” refers to any share-based award granted under the 2014 Incentive Plan other than the 2012 Options;

●	“2014 Options” refers to the options to purchase Common Stock awarded under the 2014 = Incentive Plan;

●	“Adjournment Proposal” refers to the proposal to adjourn the Special Meeting to a later date or dates, if necessary to permit further solicitation and vote of proxies if it is determined by MICT that more time is necessary or appropriate to approve one or more proposals presented at the Special Meeting;

●	“BNN” refers to BNN Technology PLC, a United Kingdom private limited company;

●	“Charter Amendment Proposal” refers to a proposal to adopt an amendment to the certificate of incorporation of MICT, as amended, a form of which is attached as Annex B to the accompanying proxy statement, to increase the number of authorized shares of (i) Common Stock, from 25,000,000 to 250,000,000 and (ii) preferred stock from 5,000,000 to 15,000,000, to be effective at the closing of the Merger, for the purpose of carrying out the Merger and the issuance of shares of Common Stock upon conversion of the Consideration Note and the Convertible Notes, the Series B Preferred Stock, the exercise of the Note Warrants and the conversion or exercise of other outstanding securities of MICT, as well as for future financings to raise capital and for possible additional future acquisition transactions, joint ventures and other general corporate purposes;

●	“Closing” refers to the closing of the Merger;

●	“Code” refers to the Internal Revenue Code of 1986, as amended;

●	“Common Stock” refers to common stock of MICT, par value $0.001 per share;

●	“Compensation Committee” refers to the compensation committee of the board of directors of MICT;

●	“Consideration Note” refers to that certain convertible promissory note issued by MICT to GFH with a principal of $25 million, which is convertible into an aggregate of 22,727,272 shares of Common Stock at a conversion price of $1.10 per share;

●	“Consulting Agreement” refers to the Consulting Services Agreement by and between DL Capital and MICT, dated November 26, 2012;

●	“Convertible Notes” refers to those certain convertible promissory notes with an aggregate principal amount of approximately $15 million, convertible into shares of Common Stock at a conversion price of $1.10 per share;

●	“Convertible Note Purchasers” refers to those certain investors who participated in the Convertible Note Offering;

●	“Conversion Shares” refers to the shares of Common Stock issuable upon Conversion of the Convertible Notes;

●	“EIP Proposal” refers to a proposal to approve and adopt the 2020 Equity Incentive Plan of MICT, a copy of which is attached to the accompanying proxy statement as Annex C;

●	“EIP” refers to the 2020 Equity Incentive Plan of MICT;

●	“Enertec” refers to Enertec Systems 2001 Ltd.;

●	“Exchange Act” refers to the Securities Exchange Act of 1934;

●	“Forced Conversion” refers to the automatic conversion of the Convertible Notes into shares of Common Stock at the Conversion Price;

●	“IFRS” refers to the International Financial Reporting Standard;
●	“Intermediate” refers to GFH Intermediate Holdings Ltd., a British Virgin Islands company;

●	“GFH” means Global Fintech Holding Ltd., a British Virgin Islands business company;

●	“Golden Parachute Proposal” refers to a proposal to approve a “golden parachute” payment to David Lucatz, the former President and Chief Executive Officer of MICT in connection with the Merger, the vote on which proposal is on an advisory basis only;

●	“IRS” refers to the Internal Revenue Service of the United States;

●	“Long Term Incentive Plan” or “LTIP” refers to the shares reserved for issuance under the EIP for awards to incentivize certain Company insiders to meet critical commercial milestones;

●	“Maturity Date” refers to the maturity date of the Consideration Note, July 1, 2022;

●	“Merger Agreement” refers to the Agreement and Plan of Merger, dated as of November 7, 2019, as amended on April 15, 2020 (a copy which is attached to the accompanying proxy statement as Annex A), by and among MICT, GFH and Merger Sub, pursuant to which Merger Sub merged with and into GFH, with GFH continuing as the surviving entity, as a result of which GFH became a wholly owned subsidiary of MICT;

●	“Merger Sub” refers to MICT Merger Subsidiary Inc., a British Virgin Islands company and a wholly-owned subsidiary of MICT;

●	“Merger” refers the business combination pursuant to the Merger Agreement;

●	“Micronet” refers to Micronet Ltd.;

●	“Micronet Agreement” refers to a management and consulting services agreement between Micronet and DLC, pursuant to which, effective November 1, 2012 Mr. David Lucatz agreed to devote 60% of his time to Micronet matters for the three year term of the agreement and Micronet agreed to pay the entities controlled by Mr. Lucatz management fees of NIS 65,000 (approximately $18,172) on a monthly basis and cover other monthly expenses;

●	“Micronet Management Fees” refers to the management fees being paid to Mr. David Lucatz under the Micronet Agreement;

●	“MICT Board” refers to the board of directors of MICT;

●	“MICT Telematics” refers to MICT Telematics Ltd.;

v

●	“MRM” refers to mobile resource management;
●	“Nasdaq” refers to The Nasdaq Stock Market;

●	“Nasdaq Proposal – Consideration Note” refers to a proposal to approve, in accordance with Nasdaq Listing Rule 5635(a), the issuance of 22,727,272 shares of Common Stock, upon conversion of the Consideration Note;

●	“Nasdaq Proposal – Convertible Notes” refers to a proposal to approve, in accordance with Nasdaq Listing Rule 5635(a), the issuance of 13,636,363 shares of Common Stock, upon conversion of the Convertible Notes;

●	“Nasdaq Proposal – Preferred Stock and Warrants” refers to a proposal to approve, in accordance with Nasdaq Listing Rule 5635(a), the issuance of 3,636,364 shares of Common Stock, upon conversion of Series B Convertible Preferred Stock and exercise of the Note Warrants initially issued to BNN Technology PLC (and subsequently transferred to GFH);

●	“Nasdaq Proposals” means, collectively, the Nasdaq Proposal – Preferred Stock and Warrants, the Nasdaq Proposal – Consideration Note, and the Nasdaq Proposal – Convertible Debentures;

●	“Note Warrants” means the common stock purchase warrants accompanying the BNN Convertible Notes;

●	“Preferred Warrants” refers to those certain warrants to purchase up to 6,590,907 shares of common stock for aggregate gross proceeds of $7 million;
●	“Proposals” means, collectively, the Nasdaq Proposals, the Charter Amendment Proposal, the EIP Proposal, the Golden Parachute Proposal and the Adjournment Proposal;

●	“Record Date” means July 29, 2020;

●

“Resale Registration Statement” refers to a registration statement required by the Merger Agreement to be filed with the SEC following the consummation of the Merger for purposes of registering the shares of Common Stock underlying the Consideration Note;

●	“Restricted Stock” refers to shares of restricted stock of MICT purchased under the 2014 Incentive Plan;

●	“SEC” refers to the U.S. Securities and Exchange Commission;

●	“Securities Act” refers to the Securities Act of 1933;

●	“Series A Certificate of Designation” refers to the amended certificate of designation for the Series A Preferred Shares;

●	“Series A Preferred Shares” refers to an aggregate of 3,181,818 shares of Series A Convertible Preferred Stock issued in connection with that certain Series A SPA;

●	“Series B Certificate of Designation” refers to the amended certificate of designation for the Series B Preferred Shares;

●	“Series B Preferred Shares” refers to an aggregate to 1,818,181 shares of Common Stock issued upon conversion of the Series B Preferred Stock;

●	“Special Meeting” refers to the special meeting of stockholders of MICT to be held on ____, 2020 to vote on the Proposals;

●	“Stock Rights” refers to the 2014 Options, 2014 Awards and Restricted Stock, collectively;

●	“U.S. GAAP” refers to United States Generally Accepted Accounting Principles;

●	“USD” refers to the United States Dollar;

REFERENCES TO ADDITIONAL INFORMATION

The accompanying document is the proxy statement of MICT for a Special Meeting of its stockholders. The proxy statement incorporates by reference important business and financial information about MICT that is not included in or delivered with this proxy statement. This information is available without charge to stockholders of MICT upon request. You can obtain the documents incorporated by reference into the accompanying proxy statement through the Securities and Exchange Commission website at www.sec.gov (if publicly filed) or by requesting them in writing or by telephone at the address or telephone number below:

Darren Mercer

Chief Executive Officer

MICT, Inc.

28 West Grand Avenue, Suite 3

Montvale, NJ 07645

(201) 225-0190

In addition, if you have questions about the accompanying proxy statement, would like additional copies of the accompanying proxy statement or need to obtain proxy cards or other information related to the proxy solicitation, please contact MICT, Inc. at the address provided above. You will not be charged for any of these documents that you request.

See the section entitled “Where You Can Find More Information” beginning on page 166 of the accompanying proxy statement for further information.

Information contained on the MICT website are expressly not incorporated by reference into this proxy statement.

To obtain timely delivery of the documents, you must request them no later than five business days before the date of the applicable Special Meeting, or no later than August 27, 2020.

NOTE ON PRESENTATION OF FINANCIAL STATEMENTS AND DISCLOSURE

IN THIS PROXY STATEMENT

MICT’s audited financial statements as of and for the years ended December 31, 2019 and 2018 and unaudited financial statements as of March 31, 2020 and for the three months ended March 31, 2020 and 2019 included in this proxy statement, were prepared, as stated therein, in accordance with U.S. Generally Accepted Accounting Principles (“U.S. GAAP”).

Intermediate’s audited financial statements as of and for the years ended December 31, 2019 and 2018 and unaudited financial statements as of March 31, 2020 and for the three months ended March 31, 2020 and 2019 included in this proxy statement, were prepared, as stated therein, in accordance with U.S. GAAP.

Micronet’s audited financial statements as of and for the years ended December 31, 2019 and 2018 and unaudited financial statements as of March 31, 2020 and for the three months ended March 31, 2020 and 2019 included in this proxy statement, were prepared, as stated therein, in accordance with International Financial Reporting Standards.

This proxy statement also includes unaudited pro forma condensed combined financial information as of and for the year ended December 31, 2019 and for the three months ended March 31, 2020 of MICT to give effect to events that are directly attributable to the Merger (as defined herein) and that shall have a continuing impact on the operations of MICT (with respect to the unaudited pro forma condensed combined Statements of Operations for the periods presented) and are based on available data and certain assumptions that management believes are factually supportable. See “Unaudited Pro Forma Condensed Combined Financial Information” included elsewhere in this proxy statement.

Rounding

Rounding adjustments have been made in calculating some of the financial information included in this proxy statement. As a result, figures shown as totals in some tables and elsewhere may not be exact arithmetic aggregations of the figures that precede them.

Percentages and amounts reflecting changes over time periods relating to financial and other data set forth in the sections entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” are calculated using the numerical data in the consolidated financial statements or the tabular presentation of other data (subject to rounding) contained in this proxy statement, as applicable, and not using the numerical data in the narrative description thereof.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

MICT believes that some of the information in this proxy statement constitutes forward-looking statements within the definition of the Private Securities Litigation Reform Act of 1995. You can identify these statements by forward-looking words such as “estimates,” “projected,” “expects,” “anticipates,” “forecasts,” “plans,” “intends,” “believes,” “seeks,” “may,” “will,” “should,” “future,” “propose” and variations of these words or similar expressions (or the negative versions of such words or expressions) that are intended to identify forward-looking statements. You should read statements that contain these words carefully because they:

●	discuss future expectations;

●	contain projections of future results of operations or financial condition; or

●	state other “forward-looking” information.

MICT believes it is important to communicate its expectations to its stockholders. However, there may be events in the future that MICT is not able to predict accurately or over which it has no control. The risk factors and cautionary language discussed in this proxy statement provide examples of risks, uncertainties and events that may cause actual results to differ materially from the expectations described by MICT in such forward-looking statements, including among other things:

●	our history of losses;

●	litigation;

●	the effect of government regulation and taxation on our businesses, including regulatory developments related to lottery and other industries in China that Intermediate plans to conduct business in;

●	political and economic conditions affecting countries in which we currently do business or into which we may expand;

●	reduction in demand for services affecting future revenues;

●	loss of key personnel and ability to attract qualified personnel;

●	the impact of the COVID-19 pandemic on our business and operations;

●	our ability to compete for acquisition opportunities and our ability to integrate and operate acquired businesses; and

●	other factors.

You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this proxy statement.

All forward-looking statements included herein attributable to any of MICT or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. Except to the extent required by applicable laws and regulations, MICT undertakes no obligations to update these forward-looking statements to reflect events or circumstances after the date of this proxy statement or to reflect the occurrence of unanticipated events.

Before a stockholder grants its proxy or instructs how its vote should be cast or vote on the Proposals, it should be aware that the occurrence of the events described in the “Risk Factors” section and elsewhere in this proxy statement may adversely affect MICT and Intermediate.

SUMMARY OF THE MATERIAL TERMS OF THE PROXY STATEMENT

This summary, together with the sections titled “Questions and Answers for All the MICT Stockholders,” summarizes information contained in this proxy statement, but do not contain all of the information that is important to you. You should carefully read this entire proxy statement, including the attached annexes, for a more complete understanding of the matters to be considered at the Special Meeting. In addition, for definitions of terms commonly used throughout this proxy statement, including in this summary, see the section entitled “Frequently Used Terms.”

The Nasdaq Proposals

The Consideration Note Proposal

Upon the consummation of the Merger, pursuant to the Agreement and Plan of Merger, entered into on November 7, 2019 and amended and restated as of April 15, 2020 (the “Merger Agreement”), by and among MICT, Inc., a Delaware corporation (“MICT” or the “Company”), GFH Intermediate Holdings Ltd., a British Virgin Islands company (“Intermediate”), MICT Merger Subsidiary Inc., a British Virgin Islands company and a wholly-owned subsidiary of MICT (“Merger Sub”), and Global Fintech Holdings Ltd., a British Virgin Islands company as the sole shareholder of Intermediate (“GFH”), pursuant to which the Merger Sub merged with and into Intermediate, with Intermediate continuing as the surviving entity, as a result of which Intermediate became a wholly owned subsidiary of MICT (the “Merger”), and MICT issued to GFH a convertible promissory note (the “Consideration Note”) with a pricincipal of $25 million. The Consideration Note is convertible into an aggregate of 22,727,272 shares of common stock, par value $0.001 per share of MICT (the “Common Stock”) at a conversion price of $1.10 per share.

Under Nasdaq Listing Rule 5635(a), stockholder approval is required prior to the issuance of securities in connection with the acquisition of another company if such securities are not issued in a public offering and (A) have, or will have upon issuance, voting power equal to or in excess of 20% of the voting power outstanding before the issuance of common stock (or securities convertible into or exercisable for common stock) or (B) the number of shares of common stock to be issued is or will be equal to or in excess of 20% of the number of shares of common stock outstanding before the issuance of the stock or securities. As a result of the Company’s issuance of shares of Common Stock upon the Forced Conversion of the Consideration Note, the Company will issue shares of Common Stock representing 20% or more of the number of outstanding shares of Common Stock of the Company prior to the issuance, or 20% or more of its voting power prior to the issuance. Please see section titled “The Nasdaq Proposal - Consideration Note Proposal”

Ownership Structure

MICT’s pro forma capitalization immediately following the issuance of Common Stock upon conversion or exercise of the Consideration Note, Convertible Notes, the Series A Preferred Stock, the Series A Warrants, the Series B Preferred Stock and the Note Warrants, exclusive of any shares reserved under the EIP as described in the EIP Proposal, shall be as follows:

Stockholder	Shares of Common Stock		Percentage Ownership
GFH	27,726,636	(i)	44.1%
MICT Public Stockholders	10,335,714		16.4%
Holders of Series A Preferred Stock	6,363,636		10.1%
Holders of Series A Warrants	4,772,727		7.6%
Holders of Convertible Notes	13,636,363		21.7%

(i)	Includes shares of Common Stock issuable upon conversion or exercise, as applicable, of the Series B Preferred Stock (convertible into 1,818,181 shares of Common Stock) and the Note Warrants (convertible into 1,818,181 shares of Common Stock), which have since been transferred to GFH. Includes 1,363,000 shares that transferred to GFH from BNN.

The Convertible Notes Proposal

Pursuant to a series of securities purchase agreements that the Company entered into with certain investors identified therein (the “Purchasers”), the Company issued or intends to issue convertible notes (the “Convertible Notes”) with an aggregate principal amount of approximately $15 million (the “Convertible Notes Offering”). The Convertible Notes shall be convertible into shares of Common Stock at a conversion price of $1.10 per share (the “Conversion Shares”). As the Company will issue shares of Common Stock representing 20% or more of the number of outstanding shares of Common Stock of the Company prior to the issuance upon the Forced Conversion of the Convertible Notes, MICT is seeking stockholder approval to satisfy the requirements pursuant to Nasdaq Listing Rules 5635(a). Please see the section entitled “The Nasdaq Proposal – Convertible Notes.”

The Preferred Stock and Warrants Proposal

MICT stockholders will be asked to approve the issuance of 3,636,364 shares of Common Stock upon conversion of Series B Preferred Shares and exercise of the Note Warrants initially issued to BNN Technology PLC, a United Kingdom private company (“BNN”), pursuant to a securities purchase agreement dated June 4, 2019. All of the Series B Preferred Shares and the Note Warrants were subsequently transferred to GFH.

The Charter Amendment Proposal

MICT stockholders will be asked to approve and adopt an amendment to the certificate of incorporation of MICT, as amended, a form of which is attached as Annex B to the accompanying proxy statement, to increase the number of authorized shares of (i) Common Stock, from 25,000,000 to 250,000,000 and (ii) preferred stock from 5,000,000 to 15,000,000, for the purpose of carrying out the issuance of shares of Common Stock upon conversion of the Consideration Note, the Convertible Notes, the Series A Preferred Shares, the Series A Warrants, the Series B Preferred Shares, the Note Warrants and the conversion or exercise of other outstanding securities of MICT, as well as for future financings to raise capital and for possible additional future acquisition transactions, joint ventures and other general corporate purposes.

The EIP Proposal

MICT is seeking stockholder approval of the 2020 Equity Incentive Plan which be used by MICT on a going-forward basis. A summary of the 2020 Equity Incentive Plan is set forth in the section entitled “The EIP Proposal” of the accompanying proxy statement and a complete copy of the 2020 Equity Incentive Plan is attached hereto as Annex C.

The Golden Parachute Proposal

The purpose of the Golden Parachute Proposal is to approve, on an advisory basis, the golden parachute compensation that may be paid or become payable to David Lucatz, former President and Chief Executive Officer of MICT, as disclosed in this proxy statement. Please see the section entitled “Golden Parachute Proposal.”

The Adjournment Proposal

The Adjournment Proposal, if adopted, will allow the MICT Board to adjourn the Special Meeting of stockholders to a later date or dates to permit further solicitation of proxies. The Adjournment Proposal will only be presented to MICT’s stockholders in the event that, based on the tabulated votes, there are not sufficient votes at the time of the Special Meeting to approve one or more of the proposals presented at such meeting.

Date, Time and Place of Special Meeting

The Special Meeting will be held at 9:00 a.m. Eastern time, on September 3, 2020. As a result of the public health and travel guidance and concerns due to COVID-19, this year’s meeting will be a virtual meeting via live webcast on the Internet. You will be able to attend our annual meeting, vote and submit your questions during the annual meeting by visiting [                    ]. You will not be able to attend the annual meeting in person. The Special Meeting may be adjourned or postponed to a later time to consider and vote upon the proposals.

Record Date; Outstanding Shares; Stockholders Entitled to Vote

MICT has fixed the close of business on July 29, 2020, as the Record Date for determining MICT stockholders entitled to notice of and to attend and vote at the Special Meeting. As of the close of business on July 29, 2020, there were 11,298,714 shares of Common Stock outstanding and entitled to vote and 3,181,818 shares of Series A Preferred Stock outstanding and entitled to vote. Each share of Common Stock is entitled to one vote per share at the Special Meeting and each share of Series A Preferred Stock is entitled to two votes per share at the Special Meeting.

Proxy Solicitation

MICT will bear the cost of printing and filing of this proxy statement and the proxy card. Arrangements will also be made with brokerage firms and other custodians, nominees and fiduciaries who are record holders of Common Stock for the forwarding of solicitation materials to the beneficial owners of Common Stock. Proxies with respect to the Special Meeting may be solicited by telephone, by facsimile, by mail, on the Internet or in person. If a stockholder grants a proxy, it may still vote its shares in person if it revokes its proxy before the Special Meeting. A stockholder may also change its vote by submitting a later-dated proxy, as described in the section entitled “Special Meeting of the Stockholders of MICT — Revoking Your Proxy and Changing Your Vote.”

Interests of MICT’s Directors and Officers in the Proposals

MICT had previously issued to Jeffrey Bialos and Yehezkel (Chezy) Ofir, each a member of the MICT Board, David Lucatz, MICT’s former President and Chief Executive Officer and a member of the MICT Board, and former director Miki Balin, 300,000 options to purchase common stock of MICT (1,200,000 options in the aggregate), with an exercise price of $1.41, which vested upon the consummation of the Merger. Additionally, on July 1, 2020, John Scott, a member of the MICT Board was granted options to purchase 100,000 shares of common stock. Such options vested upon the Closing. Additionally, on July 1, 2020, non-executive directors Jeffrey Bialos, Chezy Ofir and John Scott each received an aggregate of 100,000 restricted shares of the Company’s common stock, 50,000 of which vested on the grant date, and 50,000 of which shall vest on January 1, 2021, so long as each respective individual continues to serve as a director of the Company on such date.

Darren Mercer presently owns approximately one third of the issued and outstanding shares of GFH; and is the sole officer and one of the directors of GFH. In addition, prior to the closing of the Merger, Mr. Mercer was the sole officer and director of Global Fintech Holdings Intermediate.

Pursuant to a severance agreement entered into by and between the Company and Mr. Lucatz on April 2, 2020, Mr. Lucatz was entitled to receive a one-time bonus equal to 0.5% of the purchase price paid upon Closing in connection with the transactions contemplated by the Merger Agreement. Mr. Lucatz agreed, directly or through his affiliates to receive this payment in shares of the Company’s common stock, and on July 1, 2020, Mr. Lucatz through his affiliates was granted 400,000 shares of the Company’s common stock. Furthermore, Mr. Lucatz shall retain his options to purchase shares of common stock of the Company with the expiration date of such options extended until the earlier of October 30, 2021 or the expiration of the original term of each such option.

In addition, Mr. Lucatz has certain holdings through his affiliates which constitute approximately 8.22% of MICT’s outstanding common stock, not including options and restricted stock set forth above (and 9.14% on a fully diluted basis, including the issuances described herein). Upon Mr. Lucatz’s resignation as Chief Executive Officer, the right and obligations under the Consulting Agreement entered into by and between MICT, Enertec, Coolisys, DPW Holdings, Inc. and Mr. Lucatz, pursuant to which MICT, via Mr. Lucatz, agreed to provide Enertec with certain consulting and transitional services over a three year period in exchange for an annual consulting fee of $150,000 plus certain issuances of restricted stock, was assigned to Mr. Lucatz, including the DPW Equity. In the event of a change of control in the Company, or if Mr. Lucatz shall not longer be employed by us, the rights and obligations under the Consulting Agreement shall be assigned to Mr. Lucatz along with the DPW Equity. Although Mr. Lucatz is no longer an employee of the Company, because he currently serves as a director, we continue to expect Coolisys (via Enertec) to be obligation to pay us for the Annual Consulting Fee.

Of the 16,000,000 new shares of our common stock that will be reserved for issuance under the EIP, 13,000,000 of such shares shall be reserved for awards to incentivize certain Company insiders to meet critical commercial milestones (collectively, the “Long Term Incentive Plan”, or the “LTIP”). Examples of such milestones include: negotiation and entrance by MICT into certain material agreements in the recycled metal industry, negotiation and entrance by MICT into certain material agreements in the oil and gas industry, negotiation and entrance by Micronet into certain transformative agreements or other arrangements, certain significant acquisitions of other businesses, and stock price and overall performance of the Company. Individuals contemplated to receive awards under the LTIP include Darren Mercer, the Chief Executive Officer, and certain individuals associated with Intermediate before the completion of the Merger and who are now employed by or consultants of the Company. Awards granted under the LTIP shall be subject to the satisfaction of certain performance vesting conditions.

It is currently contemplated that, subject to Board approval, Darren Mercer shall be eligible to receive grants of up to 6,000,000 restricted shares of common stock (which shall vest subject to satisfaction of applicable performance conditions), and certain individuals associated with Intermediate before the completion of the Merger and who are now employed by or consultants of the Company shall be eligible to receive grants of up to 7,000,000 restricted shares of common stock (which shall vest subject to satisfaction of applicable performance conditions).

Recommendation to MICT Stockholders

The board of directors of MICT (the “MICT Board”) believes that the Proposals are in the best interest of MICT’s stockholders and recommends that its stockholders vote “FOR” the Nasdaq Proposals, the Charter Amendment Proposal, the EIP Proposal, and the Golden Parachute Proposal and “FOR” the Adjournment Proposal, if presented.

The existence of any financial and personal interests of one or more members of the MICT Board may be argued to result in a conflict of interest on the part of such director(s) between what he, she or they may believe is in the best interests of MICT and its stockholders and what he, she or they may believe is best for himself, herself or themselves in determining to recommend that stockholders vote for the proposals. See the section entitled “Interests of MICT’s Directors and Officers in the Proposals” above.

Quorum and Vote of MICT Stockholders

The holders of a majority of shares of Common Stock issued, outstanding and entitled to vote, present at the meeting or represented by proxy, shall constitute a quorum at all meetings of the stockholders and shall be required for the transaction of business, except as otherwise provided by law, by the certificate of incorporation or the bylaws of MICT. If, however, such majority shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote at such meeting, present in person or by proxy, shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting unless the adjournment is for more than thirty (30) days or after the adjournment a new record date is set, until the required amount of voting stock shall be present. At such adjourned meeting at which a quorum shall be present in person or by proxy, any business may be transacted that might have been transacted at the meeting originally called.

As of the Record Date for the Special Meeting, _______ shares of Common Stock would be required to achieve a quorum.

The affirmative vote of the holders of a majority of the shares of Common Stock (and Series A Preferred Stock voting together with the holders of Common Stock as a single class on an as-converted basis), entitled to vote at the Special Meeting, is required to approve the Charter Amendment Proposal. The affirmative vote of a majority of the votes cast at the Special Meeting is required for the approval of the Nasdaq Proposals, the EIP Proposal, the Golden Parachute Proposal and the Adjournment Proposal, if presented. If the Nasdaq Proposals are not approved, the EIP Proposal, the Golden Parachute Proposal and the Charter Amendment Proposal will not be presented to the MICT stockholders for a vote.

Risk Factors

In evaluating the Proposals set forth in this proxy statement, you should carefully read this proxy statement, including the annexes, and especially consider the factors discussed in the section entitled “Risk Factors.”

QUESTIONS AND ANSWERS FOR ALL MICT STOCKHOLDERS

Q.	Why am I receiving this proxy statement?

A.	You are receiving this proxy statement in connection with the Special Meeting of MICT stockholders. MICT is holding the Special Meeting of its stockholders to consider and vote upon the following Proposals. MICT will bear the cost of this solicitation. Your vote is important. You are encouraged to vote as soon as possible after carefully reviewing this proxy statement.

(1)	The Nasdaq Proposal – Consideration Note – to approve, in accordance with Nasdaq Listing Rule 5635(a), the issuance of approximately 22,727,272 shares of Common Stock, upon conversion of the Consideration Note;

(2)	The Nasdaq Proposal – Convertible Notes – to approve, in accordance with Nasdaq Listing Rule 5635(a), the issuance of approximately 13,636,363 shares of Common Stock, upon conversion of the Convertible Notes;

(3)	The Nasdaq Proposal – Preferred Stock and Warrants – to approve, in accordance with Nasdaq Listing Rule 5635(a), the issuance of 3,636,364 shares of Common Stock, upon conversion of Series B Preferred Shares and exercise of the Note Warrants initially issued to BNN Technology PLC (and subsequently transferred to GFH);

(4)	The Charter Amendment Proposal – to approve and adopt an amendment to the certificate of incorporation of MICT, as amended, to increase the number of authorized and issued and outstanding shares of (i) Common Stock from 25,000,000 to 250,000,000 and (ii) preferred stock from 5,000,000 to 15,000,000;

(5)	The EIP Proposal – to approve and adopt the 2020 Equity Incentive Plan of MICT;

(6)	The Golden Parachute Proposal – to consider and vote, on an advisory basis, upon a proposal to approve a “golden parachute” payment to David Lucatz, the former President and Chief Executive Officer of MICT in connection with the Merger;

(7)	The Adjournment Proposal – to consider and vote upon a proposal to adjourn the Special Meeting to a later date or dates, if necessary to permit further solicitation and vote of proxies if it is determined by MICT that more time is necessary or appropriate to approve one or more proposals presented at the Special Meeting.

Why is the Company Holding a Virtual Annual Meeting?

Due to the emerging public health impact of COVID-19 and to support the health and well-being of our stockholders, this year’s annual meeting will be held in a virtual meeting format only. We have designed our virtual format to enhance, rather than constrain, stockholder access, participation and communication. For example, the virtual format allows stockholders to communicate with us in advance of, and during, the annual meeting so they can ask questions of our board of directors or management, as time permits. It is the present expectation of the board of directors that future annual meetings will have an in-person format.

What Happens If There Are Technical Difficulties During the Annual Meeting?

We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual annual meeting, voting at the annual meeting or submitting questions at the annual meeting. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the Virtual Shareholder Meeting log in page.

Q.	What constitutes a quorum?

A.	The presence, in person or by proxy, of MICT stockholders representing a majority of the issued and outstanding shares of Common Stock on the Record Date and entitled to vote on the resolutions to be considered at the Special Meeting will constitute a quorum for the Special Meeting.

Q.	What vote is required to approve each Proposal at the Special Meeting?

A.

The affirmative vote of the holders of a majority of the shares of Common Stock (and Series A Preferred Stock voting together with the holders of Common Stock as a single class on an as-converted basis), entitled to vote at the Special Meeting, is required to approve the Charter Amendment Proposal. The affirmative vote of a majority of the votes cast at the Special Meeting is required for the approval of the Nasdaq Proposals, the EIP Proposal, the Golden Parachute Proposal and the Adjournment Proposal, if presented. If the Nasdaq Proposals are not approved, the EIP Proposal, the Golden Parachute Proposal and the Charter Amendment Proposal will not be presented to the MICT stockholders for a vote.

As of the Record Date, there were __________ shares of Common Stock issued and outstanding.

Q.	What equity stake will current MICT stockholders hold in the combined entity immediately after the consummation of the Merger?

A.

Immediately following the conversion or exercise, as applicable, of the Consideration Note, the Convertible Notes, the Series A Preferred Shares, the Series A Warrants, the Series B Preferred Shares, the exercise of the Note Warrants and the conversion or exercise of other outstanding securities of MICT, the current stockholders of MICT are expected to own approximately 16.4% in the combined entity.

Q.	When and where will the Special Meeting be held?

A.

The Special Meeting will be held at 9:00 a.m. Eastern Time on September 3, 2020. As a result of the public health and travel guidance and concerns due to COVID-19, this year’s meeting will be a virtual meeting via live webcast on the Internet. You will not be able to attend the annual meeting in person. Only stockholders who held Common Stock at the close of business on July 29, 2020 will be entitled to vote at the Special Meeting and at any adjournments and postponements thereof.

Q.	Who is entitled to vote at the Special Meeting?

A.	MICT has fixed July 29, 2020 as the Record Date. If you were a stockholder of MICT on the Record Date, you are entitled to vote on matters that come before the Special Meeting. However, a stockholder may only vote his, her or its shares if he, she or it is present in person or is represented by proxy at the Special Meeting.

Q.	How do I vote?

A.	If you are a record owner of your shares, there are two ways to vote your shares of Common Stock at the Special Meeting:

You Can Vote By Signing and Returning the Enclosed Proxy Card. If you vote by proxy card, your “proxy,” whose name is listed on the proxy card, will vote your shares as you instruct on the proxy card. If you sign and return the proxy card but do not give instructions on how to vote your shares, your shares will be voted as recommended by the MICT Board “FOR” each of the Proposals. Votes received after a matter has been voted upon at the Special Meeting will not be counted.

You Can Attend the Special Meeting and Vote by Internet or Phone. Follow the instructions included in the Notice or, if you received printed materials, in the proxy card to vote over the Internet or by telephone.

Telephone and Internet voting facilities for stockholders of record will be available 24 hours a day and will close at 11:59 p.m. ET on September 2, 2020.

If your shares are held in “street name” or are in a margin or similar account, you should contact your broker to ensure that votes related to the shares you beneficially own are properly counted. If you wish to attend the meeting and vote at the meeting and your shares are held in “street name,” you must obtain a legal proxy from your broker, bank or nominee. That is the only way MICT can be sure that the broker, bank or nominee has not already voted your shares.

Q:	What if I do not vote my shares of Common Stock or if I abstain from voting?

A:

The affirmative vote of the holders of a majority of the shares of Common Stock (and Series A Preferred Stock voting together with the holders of Common Stock as a single class on an as-converted basis), entitled to vote at the Special Meeting, is required to approve the Charter Amendment Proposal.

With respect to the Nasdaq Proposals, the EIP Proposal, the Golden Parachute Proposal and the Adjournment Proposal, abstentions will not be counted as votes properly cast for purposes of these proposals. As a result, if you abstain from voting on these proposals, your MICT shares will be counted as present for purposes of establishing a quorum (if so present in accordance with the terms of the Charter), but the abstention will have no effect on the outcome of these proposals. Similarly, broker non-votes will have no effect on the outcome of such proposals. Abstentions and broker non-votes will, however, have the same effect as voting against the Charter Amendment Proposal.

Q:	What is “golden parachute” compensation and why I am being asked to vote on it?

A:	The Securities and Exchange Commission (the “SEC”) has adopted rules that require MICT to seek an advisory (non-binding) vote on “golden parachute” compensation. “Golden parachute” compensation is compensation that is tied to or based on the Merger and that will or may be paid by MICT to its former President and Chief Executive Officer in connection with the Merger.

Q:	How does the Board recommend that I vote on the Proposals?

A:	The Board unanimously recommends that you vote “FOR” all the Proposals presented at the Special Meeting.

Q:	How many votes do I have?

A:	MICT stockholders have one vote per each share of Common Stock held by them on the Record Date on each proposal to be voted upon.

Q.	What do I need to do now?

A.	MICT urges you to read carefully and consider the information contained in this proxy statement, including the annexes, and to consider how the proposals presented in this proxy statement will affect you as a stockholder of MICT. Stockholders should then vote as soon as possible in accordance with the instructions provided in this proxy statement and on the enclosed proxy card.

Q.	What happens if I sell my MICT shares before the Special Meeting?

A.	The Record Date for the Special Meeting is earlier than the date of the Special Meeting. If you transfer your MICT shares after the applicable Record Date, but before the Special Meeting, unless you grant a proxy to the transferee, you will retain your right to vote at such Special Meeting.

Q.	May I change my vote after I have mailed my signed proxy card?

A.	Yes. Stockholders may send a later-dated, signed proxy card to MICT’s secretary at the address set forth below so that it is received by MICT’s secretary prior to the vote at the Special Meeting or attend the Special Meeting virtually or by proxy and vote. Stockholders also may revoke their proxy by sending a notice of revocation to MICT’s secretary, which must be received by MICT’s secretary prior to the vote at the Special Meeting.

Q.	What should I do if I receive more than one set of voting materials?

A.	MICT stockholders may receive more than one set of voting materials, including multiple copies of this proxy statement and multiple proxy cards or voting instruction cards. If you are a holder of record and your shares are registered in more than one name, you will receive more than one proxy card. Please complete, sign, date and return each proxy card and voting instruction card that you receive in order to cast a vote with respect to all of your MICT shares.

Q.	Who can help answer my questions?

A.	If you have any questions about how to vote or direct a vote in respect of your MICT shares, you may contact:

Darren Mercer

MICT, Inc.

28 West Grand Avenue, Suite 3

Montvale, NJ 07645

SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA OF MICT

The following selected historical consolidated financial and other data should be read together with MICT’s audited consolidated financial statements and accompanying notes and the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations of MICT” herein. MICT’s consolidated financial statements, and the data derived therefrom included in this proxy statement, were prepared in accordance with U.S. GAAP and are presented in U.S. dollars. MICT’s and Intermediate’s U.S. GAAP historical financial statements and information are not comparable to Micronet’s historical financial statements which are prepared based on International Financial Reporting Standards as issued by the International Accouting Standards Board (“IFRS”).

The consolidated statements of operations data for the years ended December 31, 2019 and 2018 and the consolidated balance sheet data as of December 31, 2019 and 2018 are derived from MICT’s audited consolidated financial statements appearing elsewhere herein. The consolidated statements of operations data for the three months ended March 31, 2020 and 2019 and the consolidated balance sheet data as of March 31, 2020 are derived from MICT’s unaudited interim consolidated financial statements appearing elsewhere herein. MICT’s unaudited interim consolidated financial statements were prepared on a basis consistent with its audited consolidated financial statements and include, in management’s opinion, all adjustments, consisting only of normal recurring adjustments, that MICT considers necessary for a fair presentation of the financial information set forth in those statements included elsewhere in this proxy statement/prospectus. MICT’s historical results are not necessarily indicative of the results that may be expected in any future period.

	As of December 31,
Balance Sheet Data (in thousands, other than number of shares)	2019	2018

Total assets	$5,917	$10,143
Total liabilities	$2,673	$9,139
Total equity	$3,244	$1,004
Share capital (a)	$20,148	$11,914
Number of issued and outstanding shares of common stock	11,089,532	9,342,088

	As of March 31,
Balance Sheet Data (in thousands, other than number of shares)	2020	2019

Total assets	$4,994	$2,671
Total liabilities	$1,067	$2,809
Total equity	$3,927	$(138)
Share capital (a)	$20,622	$13,529
Number of issued and outstanding shares of common stock	11,089,532	9,342,088

(a)	Comprised of preferred stock, common stock and additional paid in capital.

	For the years ended December 31,
Statement of Operations Data (in thousands, other than per share data)	2019	2018

Revenue	$477	$14,162
Net loss from continuing operations	$(4,770)	$(10,960)
Basic and diluted loss per common share from continuing operations	$(0.39)	$(0.81)

	For the quarter ended March 31,
Statement of Operations Data (in thousands, other than per share data)	2020	2019

Revenue	$0	$477
Net loss from continuing operations	$(1,635)	$(1,466)
Basic and diluted loss per common share from continuing operations	$(0.15)	$(0.09)

SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA OF MICRONET

The following selected historical consolidated financial and other data, presented below in New Israeli Shekels (“NIS”), should be read together with Micronet’s consolidated financial statements and accompanying notes and the section entitled “Management’s Discussion and Analysis of Financial Conditions and Results of Operations of Micronet LTD” appearing elsewhere herein. Micronet’s consolidated financial statements, and the data derived therefrom, included in this proxy statement/prospectus were prepared in accordance with IFRS. Micronet’s IFRS historical financial statements and information are not comparable to MICT’s U.S. GAAP historical financial statements and information included in this proxy statement/prospectus. Furthermore, because Micronet’s consolidated financial statements and information are in NIS and not in U.S. dollars, they are not directly comparable to the other financial statements and information included in this proxy statement/prospectus.

On June 23, 2020, Micronet announced that, as a result of the consummation of the special tender offer, or the Tender Offer, in which MICT purchased 5,999,996 Ordinary Shares in the aggregate amount of NIS 1,800,000 (or $515,000) offered in the Tender Offer, and the closing of the public offering, in which MICT purchased 10,334,000 shares of Micronet’s Ordinary Shares in the aggregate amount of NIS 3,100,200 (or $887,000), MICT owned 53.39% of the outstanding Ordinary Shares of Micronet.

The consolidated statements of operations data for the years ended December 31, 2019 and 2018 and the consolidated balance sheets data as of December 31, 2019 and 2018 are derived from Micronet’s audited consolidated financial statements appearing elsewhere herein. The consolidated income statements data for the three months ended March 31, 2020 and 2019 and the consolidated balance sheet data as of March 31, 2020 and 2019 are derived from Micronet’s unaudited interim condensed consolidated financial statements appearing elsewhere herein. Micronet’s unaudited interim condensed consolidated financial statements were prepared in accordance with IAS 34 Interim Financial Reporting and include, in management’s opinion, all adjustments, consisting only of normal recurring adjustments, that Micronet considers necessary for a fair presentation of the financial information set forth in those statements included elsewhere in this proxy statement/prospectus. Micronet’s historical results are not necessarily indicative of the results that may be expected in any future period, and interim financial results are not necessarily indicative of the results that may be expected for a full year.

	As of December 31,
Balance Sheet Data (in thousands, other than number of shares)	2019		2018
Total assets	NIS	27,702	NIS	32,728
Total liabilities	NIS	21,175	NIS	20,374
Net assets	NIS	6,527	NIS	12,354
Share capital	NIS	40,692	NIS	34,190
Number of issued and outstanding ordinary shares		39,853,811		24,346,811

	As of March 31,
Balance Sheet Data (in thousands)	2020		2019
	(Unaudited)		(Unaudited)
Total assets	NIS	20,772	NIS	32,280
Total liabilities	NIS	19,156	NIS	19,518
Net assets	NIS	1,616	NIS	12,762
Share capital	NIS	40,692	NIS	39,263

	For the Twelve Months Ended December 31,
Statement of Operations Data (in thousands)	2019		2018
Revenue	NIS	31,177	NIS	50,608
Net (loss) from continuing operations	NIS	(11,072)	NIS	(24,557)

	For the Three Months Ended March 31,
Statement of Operations Data (in thousands)	2020		2019
	(Unaudited)		(Unaudited)
Revenue	NIS	2,161	NIS	5,650
Net (loss) from continuing operations	NIS	(4,986)	NIS	(3,960)

SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA OF INTERMEDIATE

The following selected historical financial and other data should be read together with Intermediate’s audited financial statements and accompanying notes and the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Intermediate” herein. Intermediate’s financial statements, and the data derived therefrom included in this proxy statement, were prepared in accordance with U.S. GAAP and are presented in U.S. dollars.

The statement of operations data for the period from November 4, 2019 through December 31, 2019 and the balance sheet data as of December 31, 2019 are derived from Intermediate’s audited financial statements appearing elsewhere herein. The statement of operations data for the three months ended March 31, 2020 and the balance sheet data as of March 31, 2020 are derived from Intermediate’s unaudited interim financial statements appearing elsewhere herein. Intermediate’s unaudited interim financial statements were prepared on a basis consistent with its audited financial statements and include, in management’s opinion, all adjustments, consisting only of normal recurring adjustments, that Intermediate considers necessary for a fair presentation of the financial information set forth in those statements included elsewhere in this proxy statement/prospectus. Intermediate’s historical results are not necessarily indicative of the results that may be expected in any future period.

As of
Balance Sheet Data (in thousands, other than number of shares)	December 31, 2019
Total assets	$656
Total liabilities	$2,981
Net assets	$(2,325)
Share capital	$-
Number of issued and outstanding ordinary shares	1

As of
Balance Sheet Data (in thousands, other than number of shares)	March 31, 2020
(Unaudited)
Total assets	$1,240
Total liabilities	$4,104
Net assets	$(2,864)
Share capital	$-
Number of issued and outstanding ordinary shares	1

For The Period From
November 4, 2019
(Inception) through
Statement of Operations Data (in thousands)	December 31, 2019
Net loss from continuing operations	$(2,307)

For the Three
Months Ended
Statement of Operations Data (in thousands)	March 31, 2020
(Unaudited)
Net loss from continuing operations	$(688)

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

On June 23, 2020, Micronet Ltd. (“Micronet”), announced that the consummation of the special tender offer, or the Tender Offer, in which MICT, Inc. (“MICT”) purchased 5,999,996 shares of Micronet’s ordinary shares, or the Ordinary Shares, in the aggregate amount of New Israeli Shekels (“NIS”) 1,800,000 (or U.S. Dollars (“USD”) $515,000) offered in the Tender Offer, and the closing of the public offering, in which MICT purchased 10,334,000 shares of Micronet’s Ordinary Shares in the aggregate amount of NIS 3,100,200 (or $887,000), MICT regained voting control of Micronet, owning 53.39% of the outstanding Ordinary Shares of Micronet.

On July 1, 2020, MICT completed its acquisition (the “Acquisition”) of GFH Intermediate Holdings Ltd. (“GFHI”), pursuant to the previously announced Agreement and Plan of Merger entered into on November 7, 2019 by and between MICT, Micronet, GFHI, Global Fintech Holding Ltd. (“GFH”), a British Virgin Islands company and the sole shareholder of GFHI, and MICT Merger Subsidiary Inc., a British Virgin Islands company and a wholly owned subsidiary of MICT (“Merger Sub”), as amended and restated on April 15, 2020 (the “Restated Merger Agreement”). As described in the Restated Merger Agreement, upon consummation of the Acquisition, the outstanding share of GFHI was cancelled in exchange for a convertible promissory note in the principal amount of $25,000,000 (the “Consideration Note”) issued to GFH by MICT, which Consideration Note shall be convertible into shares of common stock of MICT at a conversion price of $1.10 per share, subject to stockholder approval.

The unaudited pro forma condensed combined balance sheet as of March 31, 2020, the unaudited pro forma condensed combined statement of operations for the three months ended March 31, 2020, and the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2019 combine the financial statements of MICT, Micronet and GFHI, giving effect to the transactions described above, as if they had occurred on January 1, 2019 in respect of the unaudited pro forma condensed combined statement of operations for the three months ended March 31, 2020, and for the year ended December 31, 2019, and on March 31, 2020 in respect of the unaudited pro forma condensed combined balance sheet.

The unaudited pro forma condensed combined financial information should be read in conjunction with the accompanying notes to the unaudited pro forma condensed combined financial information and:

●	MICT’s consolidated financial statements as well as the related “Management’s Discussion and Analysis of Financial Condition and Results of Operations of MICT” contained elsewhere herein;

●	Micronet’s consolidated financial statements, as well as the related “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Micronet” contained elsewhere herein;

●	GFHI’s financial statements, as well as the related “Management’s Discussion and Analysis of Financial Condition and Results of Operations of GFHI” contained elsewhere herein;

●	the other information contained in or incorporated by reference into this proxy statement.

The consolidated financial statements of Micronet were prepared in accordance with IFRS. The consolidated financial statements of MICT and GFHI were prepared in accordance with U.S. GAAP. The unaudited pro forma condensed combined financial information includes adjustments to convert the financial information of Micronet to U.S. GAAP from IFRS, as well as reclassifications to conform each entity’s historical accounting presentation to MICT’s accounting presentation.

In addition, the consolidated financial statements of MICT and GFHI are presented in USD, whereas, the consolidated financial statements of Micronet are presented in NIS. Therefore, the unaudited pro forma condensed combined financial information includes adjustments to convert Micronet’s financial information from NIS to USD.

The unaudited pro forma condensed combined financial information has been prepared using the acquisition method of accounting in accordance with Accounting Standards Codification 805 - Business Combinations (“ASC 805”), which requires that one company is designated as the acquirer for accounting purposes. It has been determined that MICT is the accounting acquirer of both Micronet and GFHI. Accordingly, the assets acquired and liabilities assumed of Micronet and GFHI are recorded based on preliminary estimates of fair value. Any excess of the purchase price over the fair value of identified assets acquired and liabilities assumed is recognized as goodwill.

The final purchase consideration and the allocation of the purchase consideration may materially differ from that reflected in the unaudited pro forma condensed combined financial information after final valuation procedures are performed and amounts are finalized following the completion of the acquisition.

The unaudited pro forma adjustments give effect to events that are directly attributable to the transaction and are based on available data and certain assumptions that management believes are factually supportable. In addition, with respect to the unaudited pro forma condensed combined statements of operations, the unaudited pro forma adjustments are expected to have a continuing impact on the combined results.

The unaudited pro forma condensed combined financial information is presented for informational purposes only and to aid you in your analysis of the financial aspects of the transactions described above. The unaudited pro forma condensed combined financial information described above has been derived from the historical financial statements of MICT, Micronet and GFHI and the related notes included elsewhere in this proxy statement. The unaudited pro forma condensed combined financial information has been conformed to MICT’s accounting policies. Further review may identify additional differences between the accounting policies of MICT, Micronet and GFHI. The unaudited pro forma adjustments and the unaudited pro forma condensed combined financial information do not reflect the impact of synergies or post-transaction management actions and are not necessarily indicative of the financial position or results of operations that may have actually occurred had the transactions taken place on the dates noted.

MICT, Inc.

Unaudited Pro Forma Condensed Combined Balance Sheet

March 31, 2020

(USD 000’s except for shares and per share amounts)

				Pro Forma Adjustments
	MICT	Micronet	GFHI	Micronet Tender Offer	Micronet Transaction	GFHI Transaction	Financing Transaction	Preliminary Pro Forma Combined	Subsequent Pro Forma Adjustments	Final Pro Forma Combined
	Note A	Note B	Note C	Note D	Note E	Note F	Note G		Note H
Assets
Current assets:
Cash and cash equivalents	$2,826	$282	$-	$(515)	$(887)	$-	$15,000	$16,706	$-	$16,706
Restricted cash	45	-	-	-	-	-	-	45	-	45
Deposit	-	706	-	-	-	-	-	706	-	706
Inventories	-	1,905	-	-	-	-	-	1,905	-	1,905
Trade receivables	-	265	-	-	-	-	-	265	-	265
Other current assets	1,132	402	-	-	(75)	-	-	1,459	-	1,459
				-					-
Total current assets	4,003	3,560	-	(515)	(962)	-	15,000	21,086	-	21,086

Non-current assets:
Property and equipment	26	699	-	-	-	-	-	725	-	725
Right of use assets	-	891	-	-	-	-	-	891	-	891
Goodwill	-	-	-	-	1,096	10,060	-	11,156	-	11,156
Intangible assets	-	634	1,240	-	686	13,700	-	16,260	-	16,260
Restricted cash escrow	477	-	-	-	-	-	-	477	-	477
Other assets	134	25	-	-	(134)	-	-	25	-	25
Investments in associates	354	-	-	515	(869)	-	-	-	-	-
Total non current assets	991	2,249	1,240	515	779	23,760	-	29,534	-	29,534

Total assets	$4,994	$5,809	$1,240	$-	$(183)	$23,760	$15,000	$50,620	$-	$50,620

Liabilities and shareholders’ equity

Current liabilities:
Trade accounts payable	$-	$835	$-	$-	$-	$-	$-	$835	$-	$835
Due to related parties	-	-	4,104	-	-	(4,104)	-	-	-	-
Borrowings - current portion	-	1,912	-	-	-	-	-	1,912	-	1,912
Convertible notes - current portion	-	-	-	-	-	-	15,000	15,000	(15,000)	-
Other current liabilities	540	1,454	-	-	(75)	-	-	1,919	-	1,919
Total current liabilities	540	4,201	4,104	-	(75)	(4,104)	15,000	19,666	(15,000)	4,666

Non current liabilities:
Borrowings - non-current portion	-	436	-	-	(437)	-	-	(1)	-	(1)
Long-term escrow	477	-	-	-	-	-	-	477	-	477
Accrued severance pay, net	50	77	-	-	-	-	-	127	-	127
Convertible notes - non-current	-	-	-	-	-	25,000	-	25,000	(25,000)	-
Lease liabilities - non-current	-	548	-	-	-	-	-	548	-	548
Total non current liabilities	527	1,061	-	-	(437)	25,000	-	26,151	(25,000)	1,151
Total liabilities	1,067	5,262	4,104	-	(512)	20,896	15,000	45,817	(40,000)	5,817

Shareholders’ equity:
Convertible preferred stock - Series A	3	-	-	-	-	(3)	-	-	-	-
Convertible preferred stock - Series B	2	-	-	-	-	(2)	-	-	-	-
Common stock	11	1,118	-	-	(1,118)	7	-	18	36	54
Additional paid-in capital	22,520	9,641	-	-	(9,641)	1,235	-	23,755	39,964	63,719
Other reserves	-	-	-	-	-	-	-	-	-	-
Accumulated deficit	(18,609)	(11,832)	(3,013)	-	11,979	1,776	-	(19,699)	-	(19,699)
Accumulated other comprehensive income	-	1,620	149	-	(1,620)	(149)	-	-	-	-
Noncontrolling interest	-	-	-	-	729	-	-	729	-	729
Total shareholders’ equity (deficiency)	3,927	547	(2,864)	-	329	2,864	-	4,803	40,000	44,803
Total liabilities and shareholders’ equity	$4,994	$5,809	$1,240	$-	$(183)	$23,760	$15,000	$50,620	$-	$50,620

See notes to the unaudited pro forma condensed combined financial information

MICT, Inc.

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Three Months Ended March 31, 2020

(USD 000’s except for shares and per share amounts)

				Pro Forma Adjustments
	MICT	Micronet	GFHI	Micronet Tender Offer	Micronet Transaction	GFHI Transaction	Financing Transaction	Preliminary Pro Forma Combined	Subsequent Pro Forma Adjustments	Final Pro Forma Combined
	Note A	Note B	Note C	Note D	Note E	Note F	Note G		Note H

Revenue	$-	$617	$-	$-	$-	$-	$-	$617	$-	$617
Cost of revenues	-	(947)	-	-	-	-	-	(947)	-	(947)
General and administrative expenses	(770)	(480)	(688)	-	(10)	(664)	-	(2,612)	-	(2,612)
Sales and marketing espenses	-	(267)	-	-	-	-	-	(267)	-	(267)
Research and development espenses	-	(353)	-	-	-	-	-	(353)	-	(353)
Net operating loss	(770)	(1,430)	(688)	-	(10)	(664)	-	(3,562)	-	(3,562)

Finance (costs) income	(224)	(22)	-	-	272	-	-	26	-	26
Other income	-	18	-	-	-	-	-	18	-	18
Share of results of associates	(640)	-	-	-	640	-	-	-	-	-
Net loss before income tax	(1,634)	(1,434)	(688)	-	902	(664)	-	(3,518)	-	(3,518)
Income tax provision	(1)	(1)	-	-	-	-	-	(2)	-	(2)
Net loss from continuing operations	$(1,635)	$(1,435)	$(688)	$-	$902	$(664)	$-	$(3,520)	$-	$(3,520)

Earnings (loss) per share from continuing operations
Basic-	$(0.15)									$(0.07)
Diluted-	$(0.15)									$(0.07)

Number of common shares outstanding
Basic-	11,089,532	-	-	-	-	6,650,000	-	17,739,532	36,363,637	54,103,169
Diluted-	11,089,532	-	-	-	-	6,650,000	-	17,739,532	36,363,637	54,103,169

See notes to the unaudited pro forma condensed combined financial information

MICT, Inc.

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Year Ended December 31, 2019

(USD 000’s except for shares and per share amounts)

				Pro Forma Adjustments
	MICT	Micronet	GFHI	Micronet Tender Offer	Micronet Transaction	GFHI Transaction	Financing Transaction	Preliminary Pro Forma Combined	Subsequent Pro Forma Adjustments	Final Pro Forma Combined
	Note A	Note B	Note C	Note D	Note E	Note F	Note G		Note H

Revenue	$477	$8,270	$-	$-	$-	$-	$-	$8,747	$-	$8,747
Cost of revenues	(846)	(6,518)	-	-	-	-	-	(7,364)	-	(7,364)
General and administrative expenses	(3,047)	(1,344)	(2,307)	-	(94)	(2,657)	-	(9,449)	-	(9,449)
Sales and marketing espenses	(198)	(1,082)	-	-	-	-	-	(1,280)	-	(1,280)
Research and development espenses	(255)	(1,354)	-	-	-	-	-	(1,609)	-	(1,609)
Net operating loss	(3,869)	(2,028)	(2,307)	-	(94)	(2,657)	-	(10,955)	-	(10,955)

Finance (costs) income	(388)	(56)	-	-	94	-	-	(350)	-	(350)
Share of results of associates	(795)	-	-	-	795	-	-	-	-	-
Other income	299	12	-	-	(299)	-	-	12	-	12
Net loss before income tax	(4,753)	(2,072)	(2,307)	-	496	(2,657)	-	(11,293)	-	(11,293)
Income tax provision	(17)	(68)	-	-	-	-	-	(85)	-	(85)
Net loss from continuing operations	$(4,770)	$(2,140)	$(2,307)	$-	$496	$(2,657)	$-	$(11,378)	$-	$(11,378)

Earnings (loss) per share from continuing operations
Basic-	$(0.45)									$(0.21)
Diluted-	$(0.45)									$(0.21)

Number of common shares outstanding
Basic-	10,697,329	-	-	-	-	6,650,000	-	17,347,329	36,363,637	53,710,966
Diluted-	10,697,329	-	-	-	-	6,650,000	-	17,347,329	36,363,637	53,710,966

See notes to the unaudited pro forma condensed combined financial information

MICT Inc.

Notes to Unaudited Pro Forma Condensed Combined Financial Information

(USD in 000’s except for share and per share amounts)

Basis of Presentation

The unaudited pro forma condensed combined financial information set forth herein is based upon the historical financial statements of MICT, Micronet and GFHI. The unaudited pro forma condensed combined financial information is presented as if the transactions had been completed on January 1, 2019 with respect to the unaudited pro forma condensed combined statements of operations for the three months ended March 31, 2020 and for the year ended December 31, 2019, and on March 31, 2020 in respect to the unaudited pro forma condensed combined balance sheet.

The unaudited pro forma condensed combined financial information is presented for informational purposes only and is not necessarily indicative of the combined financial position or results of operations had the transactions occurred as of the dates indicated, nor is it meant to be indicative of any anticipated combined financial position or future results of operations that the combined company will experience after the completion of the transactions.

The unaudited pro forma condensed combined financial information has been prepared using the acquisition method of accounting in accordance with ASC 805, which requires that one company is designated as the acquirer for accounting purposes. It has been determined that MICT is the accounting acquirer in both transactions. Accordingly, the assets acquired and liabilities assumed of Micronet and GFHI are recorded based on preliminary estimates of fair value. Any excess of the purchase price over the fair value of identified assets acquired and liabilities assumed is recognized as goodwill.

MICT’s consolidated financial information was prepared in accordance with U.S. GAAP and is presented in USD. Any entity historically presented otherwise has been converted for the purpose of this unaudited pro forma condensed consolidated financial information.

Pro forma adjustments reflected in the unaudited pro forma condensed combined balance sheet are based on items that are factually supportable and directly attributable to the transactions. Pro forma adjustments reflected in the pro forma condensed combined statements of operations are based on items that are factually supportable, directly attributable to the transactions and expected to have a continuing impact on the combined results. The unaudited pro forma condensed combined financial information does not reflect the cost of any integration activities or benefits from the transactions, including potential synergies that may be generated in future periods.

All Monetary Amounts Other Than Per Share Information Are Presented in 000’s Unless Otherwise Indicated

Pro Forma Adjustments

The following pro forma adjustments give effect to the transactions.

Unaudited Pro Forma Condensed Combined Balance Sheet – As of March 31, 2020

Note A	Derived from the consolidated financial statements of MICT, Inc. as of March 31, 2020, included elsewhere in this proxy statement/prospectus.

Note B	Derived from the unaudited consolidated historical financial statements of Micronet as of March 31, 2020, included elsewhere in this proxy statement, translated from NIS to USD at an exchange rate of 0.2805 at March 31, 2020, as set out in the table below, and prepared in accordance with IFRS and adjusted to conform with U.S. GAAP. The tables below provide a reconciliation between the historical financial statements and the unaudited pro forma condensed combined financial information and presents a reconciliation between the impacted line items within the historical financial statements and the unaudited pro forma condensed combined financial information.

NIS to USD Translation:

	Micronet		EXCHANGE	Micronet			Micronet
	(IFRS)		RATE	(IFRS)	GAAP		(U.S. GAAP)
	(NIS 000)		0.2805	($000)	Adjustments		($000)
Assets
Current assets:
Cash and cash equivalents	NIS	1,006		$282	-		$282
Inventories		6,792		1,905	-		1,905
Deposits		2,518		706	-		706
Trade receivables		1,004		282	(17)	(3)	265
Other current assets		1,432		402	-		402
Total current assets		12,752		3,577	(17)		3,560
Non-current assets:
Property and equipment		3,241		909	(210)	(1)	699
Intangible assets		1,512		424	210	(1)	634
Right of use assets		3,177		891	-		891
Other assets		90		25	-		25
Total non-current assets		8,020		2,249	-		2,249
Total assets	NIS	20,772		$5,826	(17)		$5,809

Liabilities and shareholders’ equity
Current liabilities:
Borrowings - current portion	NIS	6,818		$1,912	-		$1,912
Trade and other accounts payable		2,978		835	-		835
Other current liabilities		5,330		1,495	(41)	(3)	1,454
Total current liabilities		15,126		4,242	(41)		4,201
Non-current liabilities:
Borrowings non-current		1,555		436	-		436
Accrued severance pay, net		418		117	(40)	(2)	77
Lease liabilities - non-current		1,954		548	-		548
Other non-current liabilities		103		29	(29)	(3)	-
Total non-current liabilities		4,030		1,130	(69)		1,061
Total liabilities		19,156		5,372	(110)		5,262

Shareholders’ equity:
Common stock		4,230	(a)	1,118	-		1,118
Additional paid in capital		36,703	(a)	9,641	-		9,641
Other reserves		(732)	(a)	(205)	205	(4)	-
Accumulated deficit		(40,284)	(a)	(11,720)	(112)	(2), (3), (4)	(11,832)
Accumulated other comprehensive income		1,699	(a)	1,620	-		1,620
Total shareholders’ equity		1,616		454	93		547
Total liabilities and shareholders’ equity	NIS	20,772		$5,826	(17)		$5,809

(a)	Not based on the above stated exchange rate, equity accounts are recorded at historical exchange rates.

During the conversion from IFRS to U.S. GAAP there were several adjustments that needed to be posted to convert the provided IFRS financial statements into U.S. GAAP financial statements, which were as follows:

(1)	Denotes the reclassification of $210 from property and equipment (IFRS) to intangible assets (U.S. GAAP) with respect to Micronet’s rights to utilize the floor of an office building.

(2)	Denotes the GAAP adjustments relating to accrued severance pay.

(3)	Denotes the GAAP adjustments attributed to the treatment of liabilities to the chief scientist, which reduces $41 of current liabilities and $29 of non-current liabilities, with an offsetting credit to accumulated deficit. The $17 reduction of trade receivables denotes the GAAP adjustments relates to the recognition of a provision for doubtful accounts.

(4)	Denotes the GAAP adjustments attributed to eliminating the IFRS employee benefits reserve, with an offset to accumulated deficit.

Note C	Derived from the financial statements of GFHI as of March 31, 2020, included elsewhere in this proxy statement/prospectus.

Pro Forma Adjustments:

Note D	During the second quarter of 2020, MICT purchased 5,999,996 Micronet ordinary shares for $515 of cash consideration pursuant to a tender offer, which brought MICT’s ownership interest up to 45.53%.

Note E

On June 23, 2020, MICT purchased an additional 10,334,000 Micronet ordinary shares for $887 of cash consideration pursuant to a public offering, which brought MICT’s ownership interest up to 53.39%.  Accordingly, MICT obtained voting control over Micronet and, as a result, MICT applied purchase accounting (see the table below) and began to consolidate Micronet. MICT recognized a $156 loss on consolidation.

In connection with the consolidation of Micronet, we made pro forma adjustments to eliminate Micronet’s historical equity balances, which resulted in decreases of $1,118 of common stock, $9,641 of additional paid in capital and $1,620 of accumulated other comprehensive income, offset by an increase in the accumulated deficit of $11,832.

Also, we eliminated $437 (after writing up MICT’s receivable by $303, from $134 to $437) and $75 of MICT/Micronet intercompany debt in consolidation.

The following table details the adjustments to accumulated deficit:

Pro Forma Adjustments
Eliminate historical accumulated deficit	$11,832
Write-up intercompany receivables	303
Loss on consolidation	(156)
$11,979

Management engaged a third-party valuation firm to assist them with the valuation of the intangible assets that are detailed in the schedule below.

In addition, the following table summarizes the allocation of the preliminary purchase price as of the acquisition date:

Micronet LTD Purchase Price Allocation

(000’s) USD

Total cash consideration (1)	887
Total Purchase Consideration	$887

Less:

Net working capital (2)	$1,271
Property and equipment (2)	699
Right of use assets (2)	891
Other assets (2)	25
Borrowings (2)	(2,348)
Severance payable (2)	(77)
Lease liabilities (2)	(548)
Intangible assets - trade name/ trademarks	220
Intangible assets - developed technology	770
Intangible assets - customer relationship	330
Fair value of net assets acquired	$1,233

Noncontrolling interest	(729)
Loss on equity interest	156
Equity investment	(869)
Change in investment	(1,442)

Goodwill value	$1,096

(1)	Cash paid at the closing of the Micronet public offering.

(2)	Book value used as a proxy for fair value.

Note F

On July 1, 2020, MICT completed the acquisition of GFHI, pursuant to the previously announced Agreement and Plan of Merger entered into on November 7, 2019 by and between MICT, Micronet, GFHI, GFH, and Merger Sub, as amended and restated on April 15, 2020 (the “Restated Merger Agreement”). As described in the Restated Merger Agreement, upon consummation of the Acquisition, the outstanding share of GFHI was cancelled in exchange for a convertible promissory note in the principal amount of $25,000 (the “Consideration Note”) issued to GFH by MICT. The Consideration Note is automatically convertible into shares of common stock of MICT at a conversion price of $1.10 per share, subject to stockholder approval.

The convertible notes are generally due two years from the date of issuance, but certain notes will be due five years from the date of issuance.

A pro forma adjustment was made to reflect the fact that MICT did not assume GFHI’s $4,104 of indebtedness to its former parent GFH.

The transaction between GFHI and MICT also resulted in the granting of an aggregate of 1,650,000 ordinary shares of MICT stock, including 1,250,000 shares issued to the transaction advisors and 400,000 ordinary shares issued to the former MICT CEO pursuant to his golden parachute agreement. As of March 31, 2020, the closing price of MICT ordinary shares was $0.75 per share, which resulted in a pro forma adjustment to record $2 of common stock, $1,235 of additional-paid-in-capital and $1,237 of stock-based compensation expense (accumulated deficit).

In connection with the consolidation of GFHI, we made pro forma adjustments to eliminate GFHI’s historical equity balances which resulted an adjustment of $3,013 in accumulated deficit, partially offset by an adjustment of $149 of accumulated other comprehensive income.

Also, in connection with the closing of the acquisition, the 3,181,818 shares of Convertible Preferred Stock – Series A and 1,818,182 shares of Convertible Preferred Stock – Series B automatically converted into 5,000,000 ordinary shares of MICT. Given that the par value of MICT’s preferred stock and ordinary shares each have a par value of $0.001, the conversion resulted in reductions of the preferred stock of $3 (Series A) and $2 (Series B), with a corresponding increase of $5 for the common stock.

Management engaged a third-party valuation firm to assist them with the valuation of the intangible assets that are detailed in the schedule below.

In addition, the following table summarizes the allocation of the preliminary purchase price as of the acquisition date.

Global FinTech Holdings Purchase Price Allocation

(000’s) USD

Total share consideration (1)	25,000
Total Purchase Consideration	$25,000

Less:

Customer Database (2)	4,500
Trade name/ trademarks	520
Developed technology	9,920
Fair value of net assets acquired	$14,940

Goodwill value	$10,060

(1)	The purchase consideration represents the face value of the Convertible Promissory Notes that are convertible into common stock of MICT Inc.

(2)	The Customer Database value is based on the cost to recreate, as indicated by Management.

Note G	To record the issuance of convertible notes for aggregate gross proceeds (the “Investor Notes”) of $15,000, which convert automatically upon the closing of MICT’s acquisition of GFHI, subject to stockholder approval, at a conversion price of $1.10 per share; par value $0.001 per share. These convertible notes are currently classified as convertible notes – current portion on the pro forma balance sheet, because the shareholders have the ability to redeem the notes for their original investment until shareholder approval is obtained.

Note H	To give effect to the automatic conversion of the $25,000 Consideration Note and the $15,000 of Investor Notes into 22,727,723 and 13,636,364 ordinary shares of MICT common stock, respectively, par value $0.001 per share, upon MICT stockholder approval and amendment of its Certificate of Incorporation to authorize and reserve for a sufficient number of shares of MICT common stock upon conversion of the Consideration Note and the Investor Notes. This transaction resulted in a credit of $36 to common stock and a $39,964 credit to additional paid in capital.

Unaudited Pro Forma Condensed Combined Statement of Operations - For The Three Months Ended March 31, 2020

Note A	Derived from the unaudited interim condensed consolidated financial statements of MICT, Inc. for the period ended March 31, 2020, which is included elsewhere in this proxy statement.

Note B	Derived from the unaudited interim condensed consolidated financial statements of Micronet for the three months ended March 31, 2020 prepared in accordance with IFRS, and included elsewhere in this proxy statement, adjusted to conform with U.S. GAAP. The average exchange rate used to translate NIS to USD for the three months ended March 31, 2020 was the rate of 0.2856 as set out in the table below.

NIS to USD Translation:

	Micronet		EXCHANGE	Micronet	(a)	Micronet
	IFRS		RATE	(IFRS)	GAAP	(U.S. GAAP)
	(NIS 000)		0.2856	($000)	Adjustments	($000)
Revenue
Revenues	NIS	2,161		$617	$-	$617
Cost of revenues		(3,323)		(949)	2	(947)
Research and development		(1,416)		(405)	52	(353)
Sales and marketing		(934)		(267)	-	(267)
General and administrative		(1,453)		(415)	(65)	(480)
Net operating loss		(4,965)		(1,419)	(11)	(1,430)
				-
Finance costs		(78)		(22)	-	(22)
Other income		62		18	-	18
Loss before income tax		(4,981)		(1,423)	(11)	(1,434)
Income tax benefit (provision)		(5)		(1)	-	(1)
Net loss from continuing operations	NIS	(4,986)		$(1,424)	$(11)	$(1,435)

a)	The Company recorded U.S. GAAP adjustments, including a decrease in cost of revenues of $2, which was offset by a net increase of $13 of operating expenses related to depreciation, interest, bad debt and rent expense adjustments.

Note C	Derived from the unaudited interim condensed financial statements of GFHI for the three months ended March 31, 2020, which are included elsewhere in this proxy statement.

Pro Forma Adjustments:

Note D	No adjustments.

Note E

To record $58 of amortization of the fair value of internally developed technology with a useful life of 5 years, customer relationships with a useful life of 6 years plus tradenames and trademarks with a useful life of 10 years. Also, to eliminate the historical intangible asset amortization of $48.

Additionally, we offset $272 of previously recorded finance costs related to the impact of the impairment of MICT’s loan to Micronet and we offset $640 of MICT’s previously recorded share of Micronet’s operating results.

Note F	To record $664 of amortization of the fair value of internally developed technology with a useful life of 6 years, a customer database with a useful life of 5 years, plus tradenames and trademarks with a useful life of 5 years.

Note G	No adjustments.

Note H	No adjustments.

Unaudited Pro Forma Condensed Combined Statement of Operations - For The Year Ended December 31, 2019

Note A	Derived from the audited consolidated financial statements of MICT, Inc. for the period ended December 31, 2019, which is included elsewhere in this proxy statement.

Note B	Derived from the audited consolidated financial statements of Micronet for the year ended December 31, 2019 prepared in accordance with IFRS, and included elsewhere in this proxy statement, adjusted to conform with U.S. GAAP. The average exchange rate used to translate NIS to USD for the year ended December 31, 2019 was the rate of 0.2806 as set out in the table below.

NIS to USD Translation:

	Twelve Months Ended December 31, 2019						(b)
	Micronet		EXCHANGE	Micronet	(a)	Micronet	Removal of	Final
	IFRS		RATE	(IFRS)	GAAP	(U.S. GAAP)	Control Period	Micronet
	(NIS 000)		0.2806	($000)	Adjustments	($000)	($000)	($000)
Revenue
Revenues	NIS	31,177		$8,747	$-	$8,747	$(477)	$8,270
Cost of revenues		(26,271)		(7,370)	6	(7,364)	846	(6,518)
Research and development		(5,584)		(1,567)	(42)	(1,609)	255	(1,354)
Sales and marketing		(4,557)		(1,279)	(1)	(1,280)	198	(1,082)
General and administrative		(5,118)		(1,436)	(135)	(1,571)	227	(1,344)
Net operating loss		(10,353)		(2,905)	(172)	(3,077)	1,049	(2,028)
				-
Finance costs		(517)		(145)	34	(111)	55	(56)
Other income		42		12	-	12	-	12
Loss before income tax		(10,828)		(3,038)	(138)	(3,176)	1,104	(2,072)
Income tax benefit (provision)		(244)		(68)	-	(68)	-	(68)
Net loss from continuing operations	NIS	(11,072)		$(3,106)	$(138)	$(3,244)	$1,104	$(2,140)

a)	The Company recorded a decrease in cost of revenues of $6, offset by a net increase of $178 of operating expenses and $34 of finance costs related to depreciation, interest, bad debt and rent expense adjustments.

b)	These adjustments represent the elimination of Micronet’s operating results for the period from January 1, 2019 to February 24, 2019 (the “Control Period”) during which time Micronet was consolidated into MICT.

Note C	Derived from the audited financial statements of GFHI for the year ended December 31, 2019, which are included elsewhere in this proxy statement.

Pro Forma Adjustments:

Note D	No adjustments.

Note E

To record $231 of amortization of the fair value of internally developed technology with a useful life of 5 years, customer relationships with a useful life of 6 years plus tradenames and trademarks with a useful life of 10 years. Also, to eliminate the historical intangible asset amortization of $137.

Additionally, we offset $795 consisting of $608 of previously recognized MICT share in Micronet’s losses and $187 related to the impairment of MICT’s equity method investment in Micronet LTD. Also, we offset $299 of gains previously recorded related to the deconsolidation of Micronet on February 24, 2019. Finally, we offset $94 of previously recorded finance costs related to the impact of the impairment of MICT’s loan to Micronet.

Note F	To record $2,657 of amortization of the fair value of internally developed technology with a useful life of 6 years, a customer database with a useful life of 5 years, plus tradenames and trademarks with a useful life of 5 years.

Note G	No adjustments.

Note H	No adjustments.

MARKET PRICE AND DIVIDEND INFORMATION

MICT

Market Price of Common Stock

MICT’s Common Stock is traded on Nasdaq under the symbol “MICT.”

On March 31, 2020, 7,778,407 unregistered warrants to purchase MICT’s Common Stock were outstanding. On March 31, 2020, Common Stock had a closing price of $0.75.

Holders of Common Stock should obtain current market quotations for their securities. The market price of Common Stock could vary at any time before the Merger.

Holders

As of the Record Date, there were ______ holders of record of MICT’s Common Stock.

Dividends

MICT has not paid any cash dividends on its shares in 2019 and 2018. The payment of cash dividends in the future will be dependent upon its revenues and earnings, if any, capital requirements and general financial condition subsequent to the completion of a business combination. In addition, the MICT Board is not currently contemplating and does not anticipate declaring any share dividends in the foreseeable future. Further, if MICT incurs any indebtedness, its ability to declare dividends may be limited.

RISK FACTORS

You should carefully consider all the following risk factors, together with all of the other information included or incorporated by reference in this proxy statement, including the financial information, before deciding whether or how to vote or instruct your vote to be cast to approve the Proposals described in this proxy statement.

The value of your investment is subject to significant risks affecting, among other things, the Company’s business, financial condition or results of operations. If any of the events described below occur, the Company’s business and financial results could be adversely affected in material respects. This could result in a decline, which may be significant, in the trading price of the Common Stock and you therefore may lose all or part of your investment. The risk factors described below are not necessarily exhaustive and you are encouraged to perform your own investigation with respect to the business of MICT.

Risk Factors Related to the Merger and Ownership of MICT’s Securities

The combined entity may be unable to successfully execute its growth strategy.

One of the combined entity’s strategies is to pursue organic growth by increasing product offerings, expanding into new verticals and new markets such as China. The combined entity may not be able to successfully execute all or any of these initiatives, and the results may vary from the expectations of the combined entity or others. Further, even if these initiatives are successful, the combined entity may not be able to expand and upgrade its technology systems and infrastructure to accommodate increases in the business activity in a timely manner, which could lead to operational breakdowns and delays, loss of customers, a reduction in the growth of its customer base, increased operating expenses, financial losses, increased litigation or customer claims, regulatory sanctions or increased regulatory scrutiny. In addition, the combined entity will need to continue to attract, hire and retain highly skilled and motivated executives and employees to both execute the growth strategy and to manage the resulting growth effectively.

Prior to completion of the Merger, Intermediate did not have any formal risk management policies or procedures which may leave Intermediate exposed to unidentified or unexpected risks.

Prior to the Merger, Intermediate was dependent on the professional expertise and experience of its management and staff to assess risks. Intermediate did not have any formal written policies or procedures for identifying, monitoring or controlling risks, including risks related to human error, customer defaults, market movements, technology, fraud or money-laundering, and such risks are evaluated by their respective management teams and boards of directors on an ad-hoc basis. Such practices and methods have historically been discretionary by nature and based on internally developed controls and observed historical market behavior. These methods may not adequately prevent losses, particularly as they relate to extreme market movements, which may be significantly greater than historical fluctuations in the market. The risk-management methods utilized by Intermediate also may not adequately prevent losses due to technical errors if its testing and quality control practices are not effective in preventing failures.

MICT may be required to take write-downs or write-offs, restructuring and impairment or other charges that could have a significant negative effect on its financial condition and its share price, which could cause you to lose some or all of your investment.

MICT cannot assure you that the due diligence MICT has conducted on Intermediate and GFH has revealed all material issues that may be present with regard to such companies, or that it would be possible to uncover all material issues through a customary amount of due diligence or that risks outside of MICT’s control will not later arise. Each of MICT and Intermediate therefore has made its decision to complete the Merger on the basis of limited information, and the business combination may not be as profitable as expected, if at all. As a result of these factors, MICT may be forced to later write-down or write-off assets, restructure operations, or incur impairment or other charges that could result in reporting losses. Even if MICT’s due diligence successfully identified certain risks, unexpected risks may arise and previously known risks may materialize in a manner not consistent with MICT’s preliminary risk analysis. Even though these charges may be non-cash items and would not have an immediate impact on MICT’s liquidity, the fact that MICT reports charges of this nature could contribute to negative market perceptions about MICT or MICT’s securities. Accordingly, MICT cannot predict the impact that the consummation of the Merger will have on MICT’s securities.

MICT’s ability to be successful following the Merger will be dependent upon the efforts of the MICT Board and key personnel and the loss of such persons could negatively impact the operations and profitability of MICT’s post-combination business.

MICT’s ability to be successful following the Merger will be dependent upon the efforts of the MICT Board and key personnel. Furthermore, the business of MICT following the Merger is made up in part of Intermediate’s business, and is entirely different from MICT’s current business. Individuals associated with Intermediate may be unfamiliar with the requirements of operating a U.S. public company, which could cause MICT’s management to have to expend time and resources helping them become familiar with such requirements.

Provisions in MICT’s certificate of incorporation and under Delaware law could make a future acquisition of MICT, which may be beneficial to stockholders, more difficult and may prevent attempts by MICT stockholders to replace or remove the current management.

Provisions in MICT’s certificate of incorporation, as amended, and MICT’s amended and restated bylaws may discourage, delay or prevent a merger, acquisition or other change in control that stockholders may consider favorable, including transactions in which you might otherwise receive a premium for Common Stock. These provisions could also limit the price that investors might be willing to pay in the future for MICT securities, thereby depressing the market price of MICT’s securities. In addition, these provisions may frustrate, deter or prevent any attempts by MICT stockholders to replace or remove current management by making it more difficult for stockholders to replace members of the MICT Board. Because the board of directors is responsible for appointing the members of the MICT management team, these provisions could in turn affect any attempt by stockholders to replace current members of the MICT management team.

Moreover, because MICT is incorporated in Delaware, it is governed by the provisions of Section 203 of the General Corporation Law of the State of Delaware, or the DGCL, which prohibits a person who owns in excess of 15% of outstanding voting stock from merging or combining with MICT for a period of three years after the date of the transaction in which the person acquired in excess of 15% of outstanding voting stock, unless the merger or combination is approved in a prescribed manner. MICT has not opted out of the restrictions under Section 203.

MICT stockholders may experience significant dilution as a result of any additional financing that results in the issuance of MICT equity securities and/or debt securities.

To the extent that additional funds are raised by issuing equity securities, including through convertible debt securities, MICT stockholders may experience significant dilution. Sales of additional equity and/or convertible debt securities at prices below certain levels will trigger anti-dilution provisions with respect to certain securities which have been previously issued. If additional funds are raised through a credit facility, or the issuance of debt securities or preferred stock, lenders or holders of these debt securities or preferred stock would likely have rights that are senior to the rights of holders of common stock, and any credit facility or additional securities could contain covenants that would restrict operations.

If the price of the Common Stock is volatile, purchasers of its common stock could incur substantial losses.

The price of the Common Stock has been and may continue to be volatile. The market price of MICT’s Common Stock may be influenced by many factors, including but not limited to the following:

●	developments regarding the Merger and the transactions contemplated thereby;

●	announcements of developments related to MICT’s business (including those aspects of MICT’s business received in connection with the acquisition);

●	quarterly fluctuations in actual or anticipated operating results;

●	announcements of technological innovations;

●	new products or product enhancements introduced by Micronet or its competitors;

●	developments in patents and other intellectual property rights and litigation;

●	developments in relationships with third party manufacturers and/or strategic partners;

●	developments in relationships with customers and/or suppliers;

●	regulatory or legal developments in the United States, Israel and other countries;

●	general conditions in the global economy; and

●	the other factors described in this “Risk Factors” section.

For these reasons and others, you should consider an investment in Common Stock as risky and invest only if you can withstand a significant loss and wide fluctuations in the value of such investment.

A sale by MICT of a substantial number of shares of the Common Stock or securities convertible into or exercisable for Common Stock may cause the price of the Common Stock to decline and may impair the ability to raise capital in the future.

The Common Stock is traded on Nasdaq and despite certain increases of trading volume from time to time, there have been periods when it could be considered “thinly-traded,” meaning that the number of persons interested in purchasing Common Stock at or near bid prices at any given time may have been relatively small or non-existent. Financing transactions resulting in a large amount of newly-issued securities, or other events that cause current stockholders to sell shares, could place downward pressure on the trading price of Common Stock. In addition, the lack of a robust resale market may require a stockholder who desires to sell a large number of shares of common stock to sell those shares in increments over time to mitigate any adverse impact of the sales on the market price of MICT stock. If MICT stockholders sell, or the market perceives that its stockholders intend to sell for various reasons, including the ending of restriction on resale, substantial amounts of common stock in the public market, including shares issued upon the exercise of outstanding options or warrants, the market price of Common Stock could fall. Sales of a substantial number of shares of Common Stock may make it more difficult for MICT to sell equity or equity-related securities in the future at a time and price that MICT deems reasonable or appropriate. Moreover, MICT may become involved in securities class action litigation arising out of volatility resulting from such sales that could divert management’s attention and harm MICT’s business.

If securities or industry analysts do not publish research or reports or publish unfavorable research about MICT’s business, the price of its common stock could decline.

MICT does not currently have any significant research coverage by securities and industry analysts and may never obtain such research coverage. If securities or industry analysts do not commence or maintain coverage of MICT, the trading price for its common stock might be negatively affected. In the event such securities or industry analyst coverage is obtained, if one or more of the analysts who covers MICT or will cover MICT downgrades its securities, the price of Common Stock would likely decline. If one or more of these analysts ceases to cover MICT or fails to publish regular reports on it, interest in the purchase of Common Stock could decrease, which could cause the price of Common Stock and trading volume to decline.

If MICT fails to meet all applicable Nasdaq requirements, Nasdaq may delist its common stock, which could have an adverse impact on its liquidity and market price.

MICT’s common stock is currently listed on Nasdaq, which has qualitative and quantitative listing criteria. If MICT is unable to comply with Nasdaq’s listing requirements, including, for example, if the closing bid price for Common Stock continues to fall below $1.00 per share in breach of Nasdaq Listing Rule 5550(a)(2), Nasdaq could determine to delist the Common Stock, which could adversely affect its market liquidity market price. In that regard, on September 1, 2017, and again on July 22, 2019, MICT received written notice from Nasdaq indicating that it was not in compliance with Nasdaq Listing Rule 5550(a)(2), as the closing bid price of its common stock had been below $1.00 per share for each of the consecutive 30 business days preceding both September 1, 2017 and July 22, 2019. On both occasions, MICT was able to regain compliance by maintaining a minimum closing bid price of at least $1.00 for a minimum of 10 consecutive trading days; however there can be no assurance that MICT will be able to maintain compliance with the Nasdaq listing requirements, or that the common stock will not be delisted from Nasdaq in the future. Such delisting could adversely affect the ability to obtain financing for the continuation of MICT’s operations, and could result in the loss of confidence by investors, customers and employees and cause its shareholders to incur substantial losses.

If Nasdaq delists MICT’s securities from trading on its exchange and MICT is not able to list its securities on another national securities exchange, MICT expects its securities could be quoted on an over-the-counter market. If this were to occur, MICT could face significant material adverse consequences, including:

●	a limited availability of market quotations for its securities;

●	reduced liquidity for its securities;

●	a determination that the MICT’s common stock is a “penny stock” which will require brokers trading in the MICT’s common stock to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for MICT’s securities;

●	a limited amount of news and analyst coverage; and

●	a decreased ability to issue additional securities or obtain additional financing in the future.

The unaudited pro forma condensed combined financial information included in the section entitled “Unaudited Pro Forma Condensed Combined Financial Information” may not be representative of MICT’s results upon consummation of the Merger.

MICT and Intermediate have historically operated as separate companies. The unaudited pro forma condensed combined financial information is presented for informational purposes only and is not necessarily indicative of the financial position or results of operations that would have actually occurred as of the dates indicated, nor is it indicative of the future operating results or financial position of MICT. The pro forma statement of operations does not reflect future nonrecurring charges resulting from the Merger. The unaudited pro forma condensed combined financial information does not reflect future events that may occur after the Merger and does not consider potential impacts of current market conditions on revenues or expenses. The unaudited pro forma condensed combined financial information included in the section entitled “Unaudited Pro Forma Condensed Combined Financial Information” has been derived from MICT’s and Intermediate’s historical financial statements and related notes contained elsewhere within this proxy statement and certain adjustments and assumptions have been made regarding the combined organization after giving effect to the transaction.

In addition, the assumptions used in preparing the unaudited pro forma condensed combined financial information may not prove to be accurate and other factors may affect MICT’s financial condition or results of operations following the Closing. Any potential decline in MICT’s financial condition or results of operations may cause significant variations in the share price of MICT.

MICT’s stockholders may not realize a benefit from the Merger commensurate with the ownership dilution they will experience in connection with the Merger.

If MICT is unable to realize the full strategic and financial benefits currently anticipated from the Merger, MICT’s stockholders will have experienced substantial dilution of their ownership interests in MICT without receiving any commensurate benefit, or only receiving part of the commensurate benefit to the extent MICT is able to realize only part of the strategic and financial benefits currently anticipated from the Merger.

The COVID-19 pandemic, or any other pandemic, epidemic or outbreak of an infectious disease, may materially and adversely affect MICT’s business and operations.

The recent outbreak of COVID-19 originated in Wuhan, China, in December 2019 and has since spread to multiple countries, including the United States, Israel and many European countries in which MICT operates. On March 11, 2020, the World Health Organization declared the outbreak a pandemic. While COVID-19 is still spreading and the final implications of the pandemic are difficult to estimate at this stage, it is clear that it has affected the lives of a large portion of the global population. At this time, the pandemic has caused states of emergency to be declared in various countries, travel restrictions imposed globally, quarantines established in certain jurisdictions and various institutions and companies being closed. MICT is actively monitoring the pandemic and is taking any necessary measures to respond to the situation in cooperation with the various stakeholders.

MICT’s operations and business have experienced disruptions due to the unprecedented conditions surrounding the spread of COVID-19 throughout North America, Israel and the world. In particular, COVID-19 and measures implemented to reduce the spread of the virus have limited access to the MICT’s offices and disrupted its normal interactions with its accounting personnel, legal advisors, auditors and others involved in the preparation of the Proxy Statement in which these financial statements are included.

Due to the uncertainty surrounding the COVID-19 pandemic, MICT will continue to assess the situation, including government-imposed restrictions, market by market. It is not possible at this time to estimate the full impact that the COVID-19 pandemic could have on MICT’s business, the continued spread of COVID-19, and any additional measures taken by governments, health officials or by MICT in response to such spread, could have on MICT’s business, results of operations and financial condition. The COVID-19 pandemic and mitigation measures have also negatively impacted global economic conditions, which, in turn, could adversely affect MICT’s business, results of operations and financial condition. The extent to which the COVID-19 outbreak continues to impact MICT’s financial condition will depend on future developments that are highly uncertain and cannot be predicted, including new government actions or restrictions, new information that may emerge concerning the severity, longevity and impact of the COVID-19 pandemic on economic activity.

The COVID-19 pandemic, or any other pandemic, epidemic or outbreak of an infectious disease, may materially and adversely affect Micronet’s business and thereby have a material adverse effect on MICT’s investment in Micronet.

MICT may not realize the benefits of its investment in Micronet if as a result of, among other things, COVID-19, Micronet’s business and operations suffer a material adverse effect. During the COVID-19 pandemic, Micronet has suffered a material adverse impact on its business and operations, results of operations and financial condition due to, among other things, a delay in receiving customers’ orders and the general negative economic climate that has resulted from COVID-19. In addition, the COVID-19 pandemic has resulted in a material adverse change in the general business and economic atmosphere in the world and in Israel and a negative sentiment in both the business and capital markets, which includes a substantial and significant decrease in demand for the products offered by Micronet, leading to a slowdown in production and delivery, as well as the cancellation of orders by its customers or rejection of development by manufacturers and suppliers.

Moreover, government restrictions imposed in China impacted Micronet’s manufacturing and subcontracting operations in China were affected for a certain period of time due to COVID-19. In addition, activities related to the development of various components of Micronet’s products have not yet returned to regular levels. Although the facilities overseeing a portion of these activities have returned to operation, Micronet does not know if limitations that were previously lifted will be reinstated or whether limitations that are still in effect will be lifted in the near term. As such, Micronet’s management believes that there will be a delay in launching its new products to the market and they will not be completed before Q4 2020.

Risks Related to Doing Business in China

Changes in China’s economic, political or social conditions or government policies could have a material adverse effect on our business and operations.

Our Intermediate division’s principal executive office and operations are located in China. We also plan to launch various platforms which are being built initially in China. Accordingly, MICT’s business, financial condition, results of operations and prospects may be influenced to a significant degree by political, economic, social conditions and government policies in China generally. The Chinese economy differs from the economies of most developed countries in many respects, including the level of government involvement, level of development, growth rate, control of foreign exchange and allocation of resources. Although the PRC government has implemented measures emphasizing the utilization of market forces for economic reform, the reduction of state ownership of productive assets, and the establishment of improved corporate governance in business enterprises, a substantial portion of productive assets in China is still owned by the government. In addition, the PRC government continues to play a significant role in regulating industry development by imposing industrial policies. The PRC government also exercises significant control over China’s economic growth through allocating resources, controlling payment of foreign currency-denominated obligations, setting monetary policy, and providing preferential treatment to particular industries or companies.

While the Chinese economy has experienced significant growth over the past decades, such growth has been uneven, both geographically and among various sectors of the economy, and the rate of growth has been slowing since 2012. Any adverse changes in economic conditions in China, in the policies of the PRC government or in the laws and regulations in China, could have a material adverse effect on the overall economic growth of China. Such developments could adversely affect MICT’s business and operating results, lead to reduction in demand for MICT’s services and adversely affect MICT’s competitive position. COVID-19 had a severe and negative impact on Chinese and global economy in the first half of 2020. Whether this will lead to a prolonged downturn in the economy is still unknown. The PRC government has implemented various measures to encourage economic growth and guide the allocation of resources. Some of these measures may benefit the overall Chinese economy, but may have a negative effect on us. For example, our Intermediate division’s financial condition and results of operations may be adversely affected by government control over capital investments or changes in tax regulations. In addition, in the past the PRC government has implemented certain measures, including interest rate adjustment, to control the pace of economic growth. These measures may cause decreased economic activity in China, which may adversely affect our Intermediate division’s business and operating results.

The PRC legal system embodies uncertainties which could limit the legal protections available to us.

PRC laws and the PRC legal system in general may have a significant impact on our business operations in China. Although China’s legal system has developed over the last several decades, PRC laws, regulations and legal requirements remain underdeveloped relative to the United States of America. Moreover, PRC laws and regulations change frequently and their interpretation and enforcement involve uncertainties. For example, the interpretation or enforcement of PRC laws and regulations may be subject to government rules or policies, some of which are not published on a timely basis or at all. In addition, the relative inexperience of China’s judiciary system in some cases may create uncertainty as to the outcome of litigation. These uncertainties could limit our ability to enforce certain legal or contractual rights or otherwise adversely affect our business and operations.

Furthermore, due to the existence of unpublished rules and policies, and since newly issued PRC laws and regulations may have expected and unexpected retrospective effects, we may not be aware of a violation of certain PRC laws, regulations, policies or rules until after the event.

The complexities, uncertainties and rapid changes in PRC regulation of the Internet-related businesses and companies require significant resources for compliance.

The PRC government extensively regulates the Internet industries, including foreign ownership of, and the licensing and permit requirements pertaining to, companies doing business in the internet industry. These laws and regulations are relatively new and evolving, and their interpretation and enforcement involve significant uncertainty. As a result, in certain circumstances it may be difficult to determine what actions or omissions may be deemed to be in violation of applicable laws and regulations. Issues, risks and uncertainties relating to PRC regulation of these businesses include, but are not limited to, the following:

There are uncertainties relating to the regulation of the Internet-related businesses in China, including evolving licensing practices. This means that certain of our permits, licenses or operations may be subject to challenge, or we may fail to obtain permits or licenses that may be deemed necessary for operations.

New laws and regulations that regulate Internet activities, including operating online platforms for stock trading, oil and gas trading, insurance brokerage or recyclable metal trading may be promulgated. If these new laws and regulations are promulgated, additional licenses may be required for operations. If our operations do not comply with these new regulations after they become effective, or if we fail to obtain any licenses required under these new laws and regulations, MICT or its subsidiaries could be subject to penalties.

The interpretation and application of existing PRC laws, regulations and policies and any new laws, regulations or policies relating to the Internet-related industries have created substantial uncertainties regarding the legality of existing and future foreign investments in, and the businesses and activities of companies in these industries. We cannot assure you that Intermediate had obtained all the permits or licenses required for conducting its business in China or will be able to maintain existing licenses or obtain any new licenses required under any new laws or regulations. There are also risks associated with being found in violation of existing or future laws and regulations given the uncertainty and complexity of China’s regulation of these businesses.

In addition, new laws and regulations applicable to the Internet-related industries could be issued at the national or provincial level, or existing regulations could be interpreted more strictly. No assurance can be given that business on these industries in general or our prospective services in particular will not be adversely impacted by further regulations. In particular, technical limitations on Internet use can also be developed or implemented. For example, restrictions can be implemented on personal Internet use in the workplace in general or access to Intermediate’s sites in particular. All such regulations, restrictions and limitations could lead to a reduction of user activities or a loss of users, and restrict the types of products and services we may be able to offer in China, which in turn could have a material adverse effect on our financial condition and results of operations in China.

The 2006 M&A Rules establish complex procedures for some acquisitions of Chinese companies by foreign investors, which could make it difficult to pursue growth through acquisitions in China.

On August 8, 2006, six PRC regulatory authorities promulgated the Regulations on Mergers and Acquisitions of Domestics Enterprises by Foreign Investors (the “2006 M&A Rules”), which were later amended on June 22, 2009. The 2006 M&A Rules and some other regulations and rules concerning mergers and acquisitions established additional procedures and requirements that could make merger and acquisition activities by foreign investors more time consuming and complex, including requirements in some instances that the MOFCOM be notified in advance of any change-of-control transaction in which a foreign investor takes control of a PRC domestic enterprise. Moreover, the Anti-Monopoly Law requires that the anti-monopoly law enforcement authority shall be notified in advance of any concentration of undertaking if certain thresholds are triggered. In addition, the security review rules issued by the State Council that became effective in March 2011 specify that mergers and acquisitions by foreign investors that raise “national defense and security” concerns and mergers and acquisitions through which foreign investors may acquire de facto control over domestic enterprises that raise “national security” concerns are subject to strict review by the MOFCOM, and the rules prohibit any activities attempting to bypass a security review, including by structuring the transaction through a proxy or contractual control arrangement. In the future, we may grow our business by acquiring complementary businesses. Complying with the requirements of the above-mentioned regulations and other relevant rules to complete such transactions could be time consuming, and any required approval processes, including obtaining approval from the MOFCOM or its local counterparts may delay or inhibit our ability to complete such transactions, which could affect our ability to expand our business or maintain our market share.

Governmental control of currency conversion may affect the value of business in China.

The PRC government imposes controls on the convertibility of the Renminbi into foreign currencies and, in certain cases, the remittance of foreign currency out of China. Certain revenues may be received in Renminbi. Shortages in the availability of foreign currency may restrict our or our partners’ ability in China to remit sufficient foreign currency to pay dividends or other payments, or otherwise satisfy their foreign currency-denominated obligations. Under existing PRC foreign exchange regulations, payments of current account items, including profit distributions, interest payments, expenditures from trade related transactions and services-related foreign exchange transactions, can be made in foreign currencies without prior approval from SAFE by complying with certain procedural requirements. However, approval from SAFE or its local branch is required where Renminbi is to be converted into foreign currency and remitted out of China to pay capital expenses such as the repayment of loans denominated in foreign currencies. The PRC government may also at its discretion restrict access to foreign currencies for current account transactions in the future.

Fluctuations in exchange rates of the Renminbi could materially affect financial results.

The exchange rates between the Renminbi and the U.S dollars and other foreign currencies are affected by, among other things, changes in China’s political and economic conditions. The People’s Bank of China regularly intervenes in the foreign exchange market to limit fluctuations in Renminbi exchange rates and achieve policy goals.

Regulation and censorship of information disseminated over the internet in China may adversely affect our business, and may cause liability for content that is displayed on any of its websites.

China has enacted laws and regulations governing internet access and the distribution of products, services, news, information, audio-video programs and other content through the internet. In the past, the PRC government has prohibited the distribution of information through the internet that it deems to be in violation of PRC laws and regulations. If any of Intermediate’s internet information on its online platforms is deemed by the PRC government to violate any content restrictions, we or our partners may not be able to continue to display such content and could become subject to penalties, including confiscation of income, fines, suspension of business and revocation of required licenses, which could materially and adversely affect our business, financial condition and results of operations. We or our partners may also be subjected to liability for any unlawful actions of their customers or users of their websites or for content distributed by such subsidiaries or partners that is deemed inappropriate. It may be difficult to determine the type of content that may result in liability.

It may be difficult for overseas regulators to conduct investigation or collect evidence within China.

Shareholder claims or regulatory investigation that are common in the United States generally are difficult to pursue as a matter of law or practicality in China. For example, in China, there are significant legal and other obstacles to providing information needed for regulatory investigations or litigation initiated outside China. Although the authorities in China may establish a regulatory cooperation mechanism with the securities regulatory authorities of another country or region to implement cross-border supervision and administration, such cooperation with the securities regulatory authorities in the Unities States may not be efficient in the absence of mutual and practical cooperation mechanism. Furthermore, according to Article 177 of the PRC Securities Law, or Article 177, which became effective in March 2020, no overseas securities regulator is allowed to directly conduct investigation or evidence collection activities within the territory of the PRC. While detailed interpretation of or implementation rules under Article 177 have yet to be promulgated, the inability for an overseas securities regulator to directly conduct investigation or evidence collection activities within China may further increase difficulties faced by you in protecting your interests.

Under the EIT Law, we may be classified as a “resident enterprise” of China. Such classification would likely result in unfavorable tax consequences.

Under the enterprise income tax law (“EIT Law”), which has been revised effective as of December 29, 2018, and its implementation rules, (the “Implementation Rules”), which has been revised and effective as April 23, 2019, an enterprise established outside of the PRC with “de facto management bodies” within the PRC is considered a resident enterprise and is subject to enterprise income tax, or EIT, at the rate of 25% on its global income. The Implementation Rules define the term “de facto management bodies” as “establishments that carry out substantial and overall management and control over the manufacturing and business operations, personnel, accounting, properties, etc. of an enterprise.” The State Administration of Taxation issued the Notice Regarding the Determination of Chinese-Controlled Offshore Incorporated Enterprises as PRC Tax Resident Enterprises on the Basis of De Facto Management Bodies, or Circular 82, on April 22, 2009. Circular 82 provides that a foreign enterprise controlled by a PRC company or a PRC company group will be classified as a “resident enterprise” with its “de facto management bodies” located within China if the following criteria are satisfied: (i) the place where the senior management and core management departments that are in charge of its daily operations perform their duties is mainly located in the PRC; (ii) its financial and human resources decisions are made by or are subject to approval by persons or bodies in the PRC; (iii) its major assets, accounting books, company seals, and minutes and files of its board and shareholders’ meetings are located or kept in the PRC; and (iv) more than half of the enterprise’s directors or senior management with voting rights frequently reside in the PRC.

Currently, we do not believe we meet all of the criteria above. If the PRC authorities consider that we meet all of the criteria above and treat us, in connection with our acquisition of Intermediate, as a resident enterprise, a 25% EIT on global income could significantly increase our tax burden and materially and adversely affect its financial condition and results of operations.

In addition, even if we, in connection with our acquisition of Intermediate, are not deemed as a resident enterprise by the PRC authorities, pursuant to the EIT Law, dividends generated after January 1, 2008 and payable by a foreign-invested enterprise in China to its foreign investors will be subject to a 10% withholding tax, unless any such foreign investor’s jurisdiction of incorporation has a tax treaty with China that provides for a different withholding arrangement and provided that relevant tax authorities approved the foreign investors as the beneficial owners of such dividends under applicable tax regulations.

We face uncertainty with respect to indirect transfers of equity interests in PRC resident enterprises by non-PRC holding companies.

On February 3, 2015, the SAT issued the Circular on issues of enterprise Income Tax on Indirect Transfer of Assets by Non-PRC Resident Enterprise, or the SAT Circular 7 pursuant to which if a non-resident enterprise transfers the equity interests of a PRC resident enterprise indirectly by transfer of the equity interests of an offshore holding company (other than the purchase and sale of shares in public securities market) without a reasonable commercial purpose, the PRC tax authorities have the power to reassess the nature of the transaction and the indirect equity transfer might be treated as a direct transfer. As a result, the gain derived from such transfer, which means the equity transfer price minus the cost of equity, will be subject to the PRC withholding tax at a rate of up to 10%. SAT Circular 7 also brings challenges to both foreign transferor and transferee (or other person who is obligated to pay for the transfer) of taxable assets. Under the SAT Circular 7, the transfer which meets all of the following circumstances shall be deemed as having no reasonable commercial purpose: (i) over 75% of the value of the equity interests of the offshore holding company are directly or indirectly derived from PRC taxable properties; (ii) at any time during the year before the indirect transfer, over 90% of the total properties of the offshore holding company are investments within PRC territory, or in the year before the indirect transfer, over 90% of the offshore holding company’s total income is directly or indirectly derived from within PRC territory; (iii) the function performed and risks assumed by the offshore holding company are insufficient to substantiate its corporate existence; or (iv) the foreign income tax imposed on the indirect transfer is lower than the PRC tax imposed on the direct transfer of the PRC taxable properties. In October 2017, SAT issued the Announcement of the State Administration of Taxation on Issues Concerning the Withholding of Non-resident Enterprise Income Tax at Source, or SAT Circular 37, which came into effect on December 1, 2017. The SAT Circular 37 further clarifies the practice and procedure of the withholding of nonresident enterprise income tax. Where a non-resident enterprise transfers taxable assets indirectly by disposing of the equity interests of an overseas holding company, which is an indirect transfer, the non-resident enterprise as either transferor or transferee, or the PRC entity that directly owns the taxable assets, may report such indirect transfer to the relevant tax authority. Using a “substance over form” principle, the PRC tax authority may disregard the existence of the overseas holding company if it lacks a reasonable commercial purpose and was established for the purpose of reducing, avoiding or deferring PRC tax.

We face uncertainties as to the reporting and other implications of certain past and future transactions that involve PRC taxable assets, such as offshore restructuring, sale of the shares in our offshore subsidiaries and investments. We may be subject to filing obligations or taxed if we are transferors in such transactions, and may be subject to withholding obligations if we are transferees in such transactions, under SAT Circular 7 or SAT Circular 37, or both.

The enforcement of the PRC Labor Contract Law and other labor-related regulations in the PRC may adversely affect MICT’s business and results of operations.

The SCNPC, enacted the Labor Contract Law in 2008 and amended it on December 28, 2012. The Labor Contract Law introduced specific provisions related to fixed-term employment contracts, part-time employment, probationary periods, consultation with labor unions and employee assemblies, employment without a written contract, dismissal of employees, severance, and collective bargaining to enhance previous PRC labor laws. Under the Labor Contract Law, an employer is obligated to sign an unlimited- term labor contract with any employee who has worked for the employer for ten consecutive years. Further, if an employee requests or agrees to renew a fixed-term labor contract that has already been entered into twice consecutively, the resulting contract, with certain exceptions, must have an unlimited term, subject to certain exceptions. With certain exceptions, an employer must pay severance to an employee where a labor contract is terminated or expires. In the case of retrenching 20 or more employees or where the number of employees to be retrenched is less than 20 but comprises 10% or more of the total number of employees of such employer under certain circumstances, the employer shall explain the situation to the labor union or all staff 30 days in advance and seek the opinion of the labor union or the employees, the employer may carry out the retrenchment exercise upon reporting the retrenchment scheme to the labor administrative authorities. In addition, the PRC governmental authorities have continued to introduce various new labor-related regulations since the effectiveness of the Labor Contract Law.

Under the PRC Social Insurance Law and the Administrative Measures on Housing Fund, employees are required to participate in pension insurance, work-related injury insurance, medical insurance, unemployment insurance, maternity insurance, and housing funds and employers are required, together with their employees or separately, to pay the social insurance premiums and housing funds for their employees. If we fail to make adequate social insurance and housing fund contributions, or fail to withhold individual income tax adequately, we may be subject to fines and legal sanctions, and our business, financial conditions and results of operations may be adversely affected.

These laws designed to enhance labor protection tend to increase our labor costs. In addition, as the interpretation and implementation of these regulations are still evolving, our employment practices may not be at all times be deemed in compliance with the regulations. As a result, we could be subject to penalties or incur significant liabilities in connection with labor disputes or investigations.

Risk Factors Relating to MICT’s Business Following Acquisition of Intermediate

MICT’s prospective trading platforms have no operating history, which makes it difficult to evaluate MICT’s future prospects.

In connection with its acquisition of Intermediate, MICT is focused on developing its various trading platforms and technology infrastructure, which have not launched. As MICT’s prospective platforms will be built on technology and a significant portion of MICT’s staff come from internet and technology companies, MICT has limited experience in most aspects of its prospective trading platform business operation, such as trading of stock, oil and gas, and recycled metal and insurance brokerage. Any aspect of MICT’s prospective business model that does not achieve expected results may have a material and adverse impact on MICT’s prospective financial condition and results of operations. It is therefore difficult to effectively assess MICT’s future prospects.

Our targeted markets, including online stock trading, oil and gas trading, recycled metal trading and insurance brokerage may not develop as expected. Prospective users and clients of MICT’s prospective services may not be familiar with the development of these markets and may have difficulty distinguishing MICT’s prospective services from those of MICT’s prospective competitors. Convincing prospective users and clients of the value of using MICT’s prospective services will be critical to increasing the amount of transactions on MICT’s prospective platforms and to the success of MICT’s prospective businesses.

You should consider MICT’s prospective businesses as it pertains to the completion of the Intermediate acquistioin and prospects in light of the risks and challenges they encounter or may encounter given the rapidly evolving markets in which we will be operating and our lack of operating history. These risks and challenges include our ability to, among other things:

●	manage the launch of our trading platforms and their future growth;

●	navigate a complex and evolving regulatory environment;

●	offer personalized and competitive services;

●	increase the utilization of our services by users and clients;

●	maintain and enhance our prospective relationships with our prospective business partners;

●	enhance our prospective technology infrastructure to support the growth of our prospective business and maintain the security of our systems and the confidentiality of the information provided and utilized across our systems;

●	improve our operational efficiency;

●	attract, retain and motivate talented employees to support our prospective business growth;

●	navigate economic condition and fluctuation; and

●	defend ourselves against legal and regulatory actions, such as actions involving intellectual property or privacy claims.

MICT may not be able to manage its launch and expansion effectively.

MICT’s current and planned personnel, systems, resources and controls, particularly as they pertain to the acquisition of Intermediate, may not be adequate to support and effectively manage its launch and future operations. MICT’s launch and plans for continuous expansion may increase the complexity of its prospective business and may place a strain on its management, operations, technical systems, financial resources and internal control functions. MICT intends to upgrade its systems from time to time to cater to the need of launching new services, and the process of upgrading its prospective systems may disrupt its ability to timely and accurately process information, which could adversely affect its results of operations and cause harm to its prospective business.

If MICT is unable to attract and retain clients, or if it fails to offer services to address the needs of its prospective clients as they evolve, particularly as it pertains to the acquisition of Intermediate, MICT’s prospective business and results of operations may be materially and adversely affected.

If there is insufficient demand for MICT’s prospective services, it might not be able to achieve and increase its prospective transaction volume and revenues as it expects, and its prospective business and results of operations may be adversely affected.

MICT’s success, particularly as its pertains to the acquisition of Intermediate, will depend largely on its ability to attract and retain clients, in particular those that have highly frequent transactions. Failure to deliver services in a timely manner at competitive prices with satisfactory experience will cause clients to lose confidence in MICT and use its prospective platforms less frequently or even stop using its prospective platforms altogether, which in turn will materially and adversely affect MICT’s prospective business. Even if MICT is able to provide high-quality and satisfactory services on its prospective platforms in a timely manner and at favorable price terms, MICT cannot assure you that it will be able to attract and retain clients, encourage repeat and increase trading transactions due to reasons out of its control, such as MICT’s prospective clients’ personal financial reasons or the deterioration of the market conditions.

If MICT are unable to generate clients and increase its prospective client retention rates in a cost-effective manner, MICT’s prospective business, financial condition and results of operations are likely to be adversely affected. Although MICT expects to spend significant financial resources on marketing expenses and plan to continue to do so in the future, these efforts may not be cost-effective to attract clients. MICT cannot assure its investors that it will be able to gain, maintain, or grow a client base in a cost-effective way.

MICT will depend on its proprietary technology, and its future results may be impacted if it cannot maintain technological superiority in its industry.

MICT’s potential success, particularly as it pertains to our acquisition of Intermediate, depends its sophisticated proprietary technology to empower the efficient operations of its prospective platforms. If MICT’s technology becomes more widely available to its current or future competitors for any reason, its operating results may be adversely affected.

Additionally, to keep pace with changing technologies and client demands, MICT must correctly interpret and address market trends and enhance the features and functionality of its technology in response to these trends, which may lead to significant research and development costs. MICT may be unable to accurately determine the needs of its prospective users and clients or the trends of the various industries it anticipates to enter or to design and implement the appropriate features and functionality of its technology in a timely and cost-effective manner, which could result in decreased demand for its services and a corresponding decrease in its revenue. Also, any adoption or development of similar or more advanced technologies by its competitors may require that MICT devotes substantial resources to the development of more advanced technology to remain competitive. The markets in which MICT competes are characterized by rapidly changing technology, evolving industry standards and changing trading systems, practices and techniques. MICT may not be able to keep up with these rapid changes in the future, develop new technology, realize a return on amounts invested in developing new technologies or remain competitive in the future.

In addition, MICT must protect its systems against physical damage from fire, earthquakes, power loss, telecommunications failures, computer viruses, hacker attacks, physical break-ins and similar events. Any software or hardware damage or failure that causes interruption or an increase in response time of its proprietary technology could reduce client satisfaction and decrease usage of its services.

Unexpected network interruptions, security breaches or computer virus attacks and failures in MICT’s information technology systems could have a material adverse effect on its prospective business, financial condition and results of operations.

MICT’s anticipated information technology systems will support all phases of its operations and will be an essential part of its technology infrastructure. If MICT’s systems fail to perform, it could experience disruptions in operations, slower response time or decreased customer satisfaction. MICT must be able to process, record and monitor a large number of transactions and its operations are highly dependent on the integrity of its technology systems and its ability to make timely enhancements and additions to its systems. System interruptions, errors or downtime can result from a variety of causes, including unexpected interruptions to the internet infrastructure, technological failures, changes to MICT’s systems, changes in customer usage patterns, linkages with third-party systems and power failures. MICT’s systems will also be vulnerable to disruptions from human error, execution errors, errors in models such as those used for risk management and compliance, employee misconduct, unauthorized trading, external fraud, computer viruses, distributed denial of service attacks, computer viruses or cyberattacks, terrorist attacks, natural disaster, power outage, capacity constraints, software flaws, events impacting MICT’s key business partners and vendors, and other similar events.

MICT’s internet-based businesses depend on the performance and reliability of the internet infrastructure. MICT cannot assure its investors that the internet infrastructure it depends on will remain sufficiently reliable for its needs. Any failure to maintain the performance, reliability, security or availability of MICT’s network infrastructure may cause significant damage to its ability to attract and retain users and clients. Major risks involving MICT’s network infrastructure include:

●	breakdowns or system failures resulting in a prolonged shutdown of its servers;

●	disruption or failure in the national backbone networks in the PRC, which would make it impossible for users and clients to access its platforms;

●	damage from natural disasters or other catastrophic events such as typhoon, volcanic eruption, earthquake, flood, telecommunications failure, or other similar events; and

●	any infection by or spread of computer viruses or other system failures.

Any network interruption or inadequacy that causes interruptions in the availability of MICT’s platforms or deterioration in the quality of access to its platforms could reduce user and client satisfaction and result in a reduction in the activity level of its prospective users and clients as well as the number of clients making trading transactions on its prospective platforms. Furthermore, increases in the volume of traffic on MICT’s platforms could strain the capacity of its computer systems and bandwidth, which could lead to slower response times or system failures. This could cause a disruption or suspension in MICT’s service delivery, which could hurt its brand and reputation. MICT may need to incur additional costs to upgrade its technology infrastructure and computer systems in order to accommodate increased demand if it anticipates that its systems cannot handle higher volumes of traffic and transaction in the future. In addition, it could take an extended period of time to restore full functionality to its technology or other operating systems in the event of an unforeseen occurrence, which could affect its ability to process and settle client transactions. Despite MICT’s efforts to identify areas of risk, oversee operational areas involving risks, and implement policies and procedures designed to manage these risks, there can be no assurance that ir will not suffer unexpected losses, reputational damage or regulatory actions due to technology or other operational failures or errors, including those of its vendors or other third parties.

Failure or poor performance of third-party software, infrastructure or systems on which MICT relies could adversely affect ts prospective business.

MICT will rely on third parties to provide and maintain certain infrastructure that will be critical to its prospective business. For example, a strategic partner provides services to MICT in connection with various aspects of MICT’s operations and systems. If such services become limited, restricted, curtailed or less effective or more expensive in any way or become unavailable to MICT for any reason, its prospective business may be materially and adversely affected. The infrastructure of MICT’s third-party service providers may malfunction or fail due to events out of its control, which could disrupt its operations and have a material adverse effect on its prospective business, financial condition, results of operations and cash flows. Any failure to maintain and renew MICT’s relationships with these third parties on commercially favorable terms, or to enter into similar relationships in the future, could have a material adverse effect on its prospective business, financial condition, results of operations and cash flows.

MICT also relies on certain third-party software, third-party computer systems and service providers. Any interruption in these third-party services or software, deterioration in their performance, or other improper operation could interfere with its trading activities, cause losses due to erroneous or delayed responses, or otherwise be disruptive to its prospective business. If MICT’s arrangements with any third party are terminated, it may not be able to find an alternative source of software or systems support on a timely basis or on commercially reasonable terms. This could also have a material adverse effect on MICT’s prospective business, financial condition, results of operations and cash flows.

If MICT fails to protect its prospective platform resulting from the acquisition of Intermediate or the confidential information of its prospective users and clients, whether due to cyber-attacks, computer viruses, physical or electronic break-ins or other reasons, it may be subject to liabilities imposed by relevant laws and regulations, and its reputation and business may be materially and adversely affected.

MICT’s and Intermediate’s computer system, the networks it uses, the networks and online trading platforms of the exchanges and other third parties with whom it interacts, are potentially vulnerable to physical or electronic computer break-ins, viruses and similar disruptive problems or security breaches. A party that is able to circumvent MICT’s security measures could misappropriate proprietary information or customer information, jeopardize the confidential nature of the information MICT transmits over the Internet and mobile network or cause interruptions in its operations. MICT or its service providers may be required to invest significant resources to protect against the threat of security breaches or to alleviate problems caused by any breaches.

In addition, MICT will collect, store and process certain personal and other sensitive data from its prospective users and clients, which makes MICT a potentially vulnerable target to cyber-attacks, computer viruses, physical or electronic break-ins or similar disruptions. While MICT will take steps to protect the confidential information that it expects to have access to, its security measures could be breached. Because the techniques used to sabotage or obtain unauthorized access to systems change frequently and generally are not recognized until they are launched against a target, MICT may not be able to anticipate these techniques or implement adequate preventative measures. Any accidental or willful security breaches or other unauthorized access to MICT’s system could cause confidential user and client information to be stolen and used for criminal purposes. Security breaches or unauthorized access to confidential information could also expose MICT to liability related to the loss of the information, time-consuming and expensive litigation and negative publicity. If security measures are breached because of third-party action, employee error, malfeasance or otherwise, or if design flaws in MICT’s technology infrastructure are exposed and exploited, its relationships with users and clients could be severely damaged, it could incur significant liability and its prospective stock trading platform business and operations could be adversely affected. Furthermore, MICT’s corporate clients may utilize its technology to serve their own employees and customers. Any failure or perceived failure by MICT to prevent information security breaches or to comply with privacy policies or privacy-related legal obligations, or any compromise of security that results in the unauthorized release or transfer of personally identifiable information or other customer data, could cause MICT’s prospective clients to lose trust in it and could expose MICT to legal claims.

There are uncertainties as to the interpretation and application of laws in one jurisdiction which may be interpreted and applied in a manner inconsistent to another jurisdiction and may conflict with MICT’s policies and practices or require changes to the features of its system. MICT cannot assure that its prospective user information protection system and technical measures will be considered sufficient under applicable laws and regulations. If MICT is unable to address any information protection concerns, any compromise of security that results unauthorized disclosure or transfer of personal data, or to comply with the then applicable laws and regulations, it may incur additional costs and liability and result in governmental enforcement actions, litigation, fines and penalties or adverse publicity and could cause its prospective users and clients to lose trust in us, which could have a material adverse effect on its prospective stock trading platform business, results of operations, financial condition and prospects. MICT may also be subject to new laws, regulations or standards or new interpretations of existing laws, regulations or standards, including those in the areas of data security and data privacy, which could require MICT to incur additional costs and restrict its prospective stock trading platform business operations.

Employee misconduct could expose MICT to significant legal liability and reputational harm.

MICT’s prospective platforms will operate in industries in which integrity and the confidence of its prospective users and clients are of critical importance. During MICT’s daily operations, it will be subject to the risks of errors and misconduct by its employees, which include:

●	engaging in misrepresentation or fraudulent activities when marketing or performing services to users and clients;

●	improperly using or disclosing confidential information of its prospective users and clients or other parties;

●	concealing unauthorized or unsuccessful activities; or

●	otherwise not complying with applicable laws and regulations or its internal policies or procedures.

If any of MICT’s employees engages in illegal or suspicious activities or other misconduct, it could suffer serious harm to its reputation, financial condition, client relationships and ability to attract new clients and even be subject to regulatory sanctions and significant legal liability. MICT may also be subject to negative publicity from the sanction that would adversely affect its brand, public image and reputation, as well as potential challenges, suspicions, investigations or alleged claims against us. It is not always possible to deter misconduct by its employees or senior management during the operations of its prospective business or uncover any misconduct occurred in their past employment, and the precautions MICT takes to detect and prevent any misconduct may not always be effective. Misconduct by MICT’s employees, or even unsubstantiated allegations of misconduct, could result in a material adverse effect on its reputation and its prospective business.

Darren Mercer may have a conflict of interest with respect to our acquisition of GFH Intermediate

Darren Mercer, our interim Chief Executive Officer and a director, is also a director and the sole officer of GFH and was the sole officer and director of Intermediate.  Prior to Mr. Mercer becoming a director and interim Chief Executive Officer of the Company, the Board of Directors of the Company established a special committee of the Board to optimize the consideration to be received by the shareholders and to negotiate the Merger Agreement with GFHI.  One of the actions taken by the special committee to optimize the consideration and to ensure that it was fair to the shareholders was to engage Coview to conclude whether a transaction was fair to all shareholders other than (i) MICT shareholders affiliated with BNN, GFH and/or Intermediate, and (ii) holders of the Series A Preferred and Series B Preferred.  For the process taken by the special committee to optimize shareholder value and for Coview’s determination that the Merger was fair, see The Nasdaq Proposal – Consideration Note – Opinion of MICT’s Financial Advisor.

Following Mr. Mercer’s election to the Board and appointment as interim Chief Executive Officer, Mr. Mercer was not present during special committee meetings and was not part of the special committee’s deliberations and negotiations.  Following the merger of its only operating subsidiary, Intermediate, GFH is now a holding company with no operations of its own, and other than with respect to the Merger, GFH has no further conflicts with the Company.  To ensure that the Company and its stockholders are protected by any future claims by or against GFH with respect to the Merger, the Board shall retain a special committee consisting solely of independent directors to address any potential future disputes with GFH. Mr. Mercer will not be permitted, other than as an invited guest, to be present for any such special committee meetings or deliberations.

MICT anticipates that its operating costs and expenses will increase.

MICT anticipates that its operating costs and expenses will increase in the foreseeable future as it endeavors to launch and grow its prospective business, attract users and clients, enhance and develop its service offerings, enhance its technology capabilities, and increase its brand recognition. These efforts may prove more costly than MICT’s anticipates, and it may not succeed in generating revenues sufficiently to offset these higher expenses. There are other external and internal factors that could negatively affect MICT’s financial condition. For example, the transaction volume achieved on MICT’s platforms may be lower than expected, which may lead to lower than expected revenues. Furthermore, MICT has adopted a share incentive plan in the past and may adopt new share incentive plans in the future, which have caused, and will result in, significant share-based compensation expenses to us. As a result of the foregoing and other factors, MICT may incur net losses in the future.

If there is any negative publicity with respect to MICT, its industry peers or its industries in general, MICT’s prospective business and results of operations may be materially and adversely affected.

MICT’s reputation and brand recognition plays an important role in earning and maintaining the trust and confidence of its current and potential users and clients. MICT’s reputation and brand are vulnerable to many threats that can be difficult or impossible to control, and costly or impossible to remediate. Regulatory inquiries or investigations, lawsuits initiated by prospective clients or other third parties, employee misconduct, perceptions of conflicts of interest and rumors, among other things, could substantially damage MICT’s reputation, even if they are baseless or satisfactorily addressed. In addition, any perception that the quality of its services may not be the same as or better than that of other companies can also damage its reputation. Moreover, any negative media publicity about the industries in general or product or service quality problems of other firms in these industries, including MICT’s competitors, may also negatively impact MICT’s reputation and brand. If MICT is unable to maintain a good reputation or further enhance its brand recognition, its ability to attract and retain users, clients, third-party partners and key employees could be harmed and, as a result, its prospective business and revenues would be materially and adversely affected.

MICT may not succeed in promoting and sustaining its brand, which could have an adverse effect on its future growth and business.

A critical component of MICT’s launch and growth, particularly as it pertains to the acquisition of Intermediate, will be its ability to promote and sustain its brand. Promoting and positioning MICT’s brand and platforms will depend largely on the success of its marketing efforts, its ability to attract users and clients cost-efficiently and its ability to consistently provide high-quality services and a superior experience. MICT expects to incur significant expenses related to advertising and other marketing efforts, which may not be effective and may adversely affect its net margins.

In addition, to provide a high-quality user and client experience, MICT expects to invest substantial amounts of resources in the development and functionality of its prospective platforms, websites, technology infrastructure and client service operations. MICT’s ability to provide a high-quality user and client experience will also be highly dependent on external factors over which it may have little or no control, including, without limitation, the reliability and performance of software vendors and business partners. Failure to provide MICT’s prospective users and clients with high quality services and experience for any reason could substantially harm its reputation and adversely impact its efforts to develop a trusted brand, which could have a material adverse effect on its prospective stock trading platform business, results of operations, financial condition and prospects.

MICT’s prospective platform and internal systems rely on software and technological infrastructure that is highly technical, and if they contain undetected errors, its prospective business could be adversely affected.

MICT’s prospective platforms and internal systems rely on software that is highly technical and complex. In addition, MICT’s prospective platforms and internal systems depend on the ability of the software to store, retrieve, process and manage immense amounts of data. The software may now or in the future contain, undetected errors or bugs. Some errors may only be discovered after the code has been released for external or internal use. Errors or other design defects within the software on which MICT relies may result in a negative experience for users and clients, delay introductions of new features or enhancements, result in errors or compromise MICT’s ability to protect data or its intellectual property. Any errors, bugs or defects discovered in the software on which it relies could result in harm to MICT’s reputation, loss of users or financial service providers or liability for damages, any of which could adversely affect its prospective business, results of operations and financial conditions.

Any failure to protect MICT’s intellectual property could harm its prospective business and competitive position.

MICT expects to rely primarily on trade secret, contract, copyright, trademark and patent law to protect its proprietary technology. It is possible that third parties may copy or otherwise obtain and use MICT’s proprietary technology without authorization or otherwise infringe on its rights. MICT may not be able to successfully pursue claims for infringement that interfere with its ability to use its technology, website or other relevant intellectual property or have adverse impact on its brand. MICT cannot assure its investors that any of its intellectual property rights would not be challenged, invalidated or circumvented, or such intellectual property will be sufficient to provide MICT with competitive advantages. In addition, other parties may misappropriate its intellectual property rights, which would cause it to suffer economic or reputational damages. Because of the rapid pace of technological change, nor can MICT assure you that all of its proprietary technologies and similar intellectual property will be patented in a timely or cost-effective manner, or at all. Furthermore, parts of its prospective business rely on technologies developed or licensed by other parties, or co-developed with other parties, and MICT may not be able to obtain or continue to obtain licenses and technologies from these other parties on reasonable terms, or at all.

MICT may be subject to litigation and regulatory investigations and proceedings, and may not always be successful in defending itself against such claims or proceedings.

Our prospective business operations entail substantial litigation and regulatory risks, including the risk of lawsuits and other legal actions relating to information disclosure, client on boarding procedures, sales practices, product design, fraud and misconduct, and control procedures deficiencies, as well as the protection of personal and confidential information of MICT’s prospective clients. MICT may be subject to arbitration claims and lawsuits in the ordinary course of its prospective business. MICT may also be subject to inquiries, inspections, investigations and proceedings by regulatory and other governmental agencies. MICT will be subject to extensive and evolving regulatory requirements, non-compliance with which, may result in penalties, limitations and prohibitions on its future business activities or suspension or revocation of its prospective licenses and trading rights, and consequently may materially and adversely affect its prospective business, financial condition, operations and prospects. Actions brought against MICT may result in settlements, injunctions, fines, penalties, suspension or revocation of licenses, reprimands or other results adverse to it that could harm its reputation. Even if MICT is successful in defending ourselves against these actions, the costs of such defense may be significant to us. In market downturns, the number of legal claims and the amount of damages sought in legal proceedings may increase.

In addition, MICT may face arbitration claims and lawsuits brought by its prospective users and clients who use its services and find them unsatisfactory. MICT may also encounter complaints alleging misrepresentation with regard to its prospective platforms and/or services. Actions brought against MICT may result in settlements, awards, injunctions, fines, penalties or other results adverse to it including harm to its reputation. Even if MICT is successful in defending against these actions, the defense of such matters may result in its incurring significant expenses. Predicting the outcome of such matters is inherently difficult, particularly where claimants seek substantial or unspecified damages, or when arbitration or legal proceedings are at an early stage. A significant judgement or regulatory action against MICT or a material disruption in MICT’s prospective stock trading platform business arising from adverse adjudications in proceedings against the directors, officers or employees would have a material adverse effect on its liquidity, business, financial condition, results of operations and prospects.

From time to time MICT may evaluate and potentially consummate investments and acquisitions or enter into alliances, which may require significant management attention, disrupt its prospective stock trading platform business and adversely affect its financial results.

MICT may evaluate and consider strategic investments, combinations, acquisitions or alliances to further increase the value of its prospective platforms and better serve its prospective users and clients. These transactions could be material to its financial condition and results of operations if consummated. MICT may not have the financial resources necessary to consummate any acquisitions in the future or the ability to obtain the necessary funds on satisfactory terms. Any future acquisitions may result in significant transaction expenses and risks associated with entering new markets in addition to integration and consolidation risks. MICT may not have sufficient management, financial and other resources to integrate any such future acquisitions or to successfully operate new businesses, and it may be unable to profitably operate its expanded company.

Internet-related issues may reduce or slow the growth in the use of our services in the future. In particular, our future growth depends on the further acceptance of the internet in China and particularly the mobile internet as an effective platform for assessing trading and other financial services and content.

Critical issues concerning the commercial use of the internet, such as ease of access, security, privacy, reliability, cost, and quality of service, remain unresolved and may adversely impact the growth of internet use. If internet usage continues to increase rapidly, the internet infrastructure may not be able to support the demands placed on it by this growth, and its performance and reliability may decline. Continuous rapid growth in internet traffic may cause decreased performance, outages and delays. Our ability to increase the speed with which we provide services to users and clients and to increase the scope and quality of such services is limited by and dependent upon the speed and reliability of our prospective users’ and clients’ access to the internet, which is beyond our control. If periods of decreased performance, outages or delays on the internet occur frequently or other critical issues concerning the internet are not resolved, overall internet usage or usage of our web-based services could increase more slowly or decline, which would cause our prospective stock trading platform business, results of operations and financial condition to be materially and adversely affected.

MICT face risks related to natural disasters, health epidemics and other outbreaks, which could significantly disrupt its operations.

MICT’s prospective stock trading platform business could be materially and adversely affected by natural disasters, health epidemics or other public safety concerns. Natural disasters may give rise to server interruptions, breakdowns, system failures, technology platform failures or internet failures, which could cause the loss or corruption of data or malfunctions of software or hardware as well as adversely affect its ability to operate its prospective platform and provide services and solutions. MICT’s prospective stock trading platform business could also be adversely affected if its employees are affected by health epidemics. In addition, MICT’s results of operations could be adversely affected to the extent that any health epidemic harms the economy in general. If any natural disasters, health epidemics or other public safety concerns were to affect the locations where MICT operates, its operation may experience material disruptions, which may materially and adversely affect its prospective stock trading platform business, financial condition and results of operations.

Risk Factors Relating to MICT’s Existing Business and Industry

Potential political, economic and military instability in Israel could adversely affect operations.

Certain of MICT and Micronet’s principal offices and operating facilities are located in Israel. Accordingly, with respect to such Israeli facilities, political, economic and military conditions in Israel directly affect the operations of MICT and Micronet. Since the establishment of the State of Israel in 1948, a number of armed conflicts have taken place between Israel and its Arab neighbors. A state of hostility varying in degree and intensity has led to security and economic problems for Israel. Since October 2000, there has been an increase in hostilities between Israel and Palestinians, which has adversely affected the peace process and has negatively influenced Israel’s relationship with its Arab citizens and several Arab countries, including the Gaza Strip, the West Bank, Lebanon and Syria. Such ongoing hostilities may hinder Israel’s international trade relations and may limit the geographic markets where Micronet can sell its products and solutions. Hostilities involving or threatening Israel, or the interruption or curtailment of trade between Israel and its present trading partners, could materially and adversely affect operations.

In addition, Israel-based companies and companies doing business with Israel have been subject to an economic boycott by members of the Arab League and certain other predominantly Muslim countries since Israel’s establishment, along with other private organizations around the world. Although Israel has entered into various agreements with certain Arab countries and the Palestinian Authority, and various declarations have been signed in connection with efforts to resolve some of the economic and political problems in the Middle East, whether or in what manner these problems will be resolved is unpredictable. Wars and acts of terrorism have resulted in significant damage to the Israeli economy, including reducing the level of foreign and local investment.

Furthermore, certain of MICT and Micronet’s officers and employees may be obligated to perform annual reserve duty in the Israel Defense Forces and are subject to being called up for active military duty at any time. All Israeli male citizens who have served in the army are subject to an obligation to perform reserve duty until they are between 40 and 49 years old, depending upon the nature of their military service.

Micronet is unable to develop new products and maintain a qualified workforce it may not be able to meet the needs of customers in the future.

Virtually all of the products produced and sold by Micronet are highly engineered and require employees with sophisticated manufacturing and system-integration techniques and capabilities. The markets and industry in which Micronet operates are characterized by rapidly changing technologies. The products, systems, solutions and needs of Micronet customers change and evolve regularly. Accordingly, the future performance of Micronet depends on its ability to develop and manufacture competitive products and solutions, and bring those products to market quickly at cost-effective prices. In addition, because of the highly specialized nature of Micronet’s business, the hiring and retention of skilled and qualified personnel is necessary to perform the services required by customers. If Micronet is unable to develop new products that meet customers’ changing needs or successfully attract and retain qualified personnel, its future revenues and earnings may be adversely affected, and therefore the value of MICT’s equity interest in Micronet may be adversely affected.

MICT is dependent on the services of its executive officers, whose potential conflicts of interest may not permit MICT to effectively execute its business strategy.

MICT is currently dependent on the continued services and performance of its executive officers, particularly Darren Mercer, MICT’s Chief Executive Officer and David Lucatz,a member of the MICT Board. In addition, Darren Mercer, MICT’s Chief Executive Officer, who is also the Chief Executive Officer of GFH, could have a potential conflict of interest in carrying out his duties as a member of the MICT Board. See the section entitled “Interests of MICT’s Directors and Officers in the Merger” in this proxy statement.

Developing new technologies entails significant risks and uncertainties that may cause Micronet to incur significant costs and could have a material adverse effect on its operating results, financial condition, and/or cash flows, and as a result thereof, adversely affect the value of MICT’s equity interest in Micronet.

A significant portion of Micronet’s business relates to developing sophisticated products and applications. New technologies may be untested or unproven. In addition, Micronet may incur significant liabilities that are unique to its products and services. While Micronet maintains insurance for some business risks, there is no guarantee that the insurance policies currently in place, or as may be added from time to time, will be sufficient to cover all risks or liabilities that may be incurred. Accordingly, Micronet may be forced to bear substantial costs resulting from risks and uncertainties of its products and products under development, which could have a material adverse effect on its operating results, financial condition and/or cash flows, and therefore the value of MICT’s equity interest in Micronet may be adversely affected.

If Micronet is unable to effectively protect proprietary technology, its business and competitive position may be harmed, which would have an adverse effect on MICT’s business and financial position.

Micronet’s success and ability to compete is dependent on its proprietary technology. The steps Micronet has taken to protect its proprietary rights may not be adequate and Micronet may not be able to prevent others from using its proprietary technology. The methodologies and proprietary technology that constitute the basis of Micronet’s solutions and products are not protected by patents. Existing trade secret, copyright and trademark laws and non-disclosure agreements to which Micronet is a party offer only limited protection. Therefore, others, including Micronet’s competitors, may develop and market similar solutions and products, copy or reverse engineer elements of Micronet’s production lines, or engage in the unauthorized use of Micronet’s intellectual property. Any misappropriation of Micronet’s proprietary technology or the development of competitive technology may have a significant adverse effect on Micronet’s ability to compete and may harm the value of MICT’s equity interest in Micronet.

Substantial costs as a result of litigation or other proceedings relating to intellectual property rights may be incurred, which would have an adverse effect on the value of MICT’s equity interest in Micronet.

Third parties may challenge the validity of Micronet’s intellectual property rights or bring claims regarding Micronet’s infringement of a third party’s intellectual property rights. This may result in costly litigation or other time-consuming and expensive judicial or administrative proceedings, which could deprive Micronet of valuable rights, cause them to incur substantial expenses and cause a diversion for technical and management personnel. An adverse determination may subject Micronet to significant liabilities or require it to seek licenses that may not be available from third parties on commercially favorable terms, if at all. Further, if such claims are proven valid, through litigation or otherwise, Micronet may be required to pay substantial financial damages or be required to discontinue or significantly delay the development, marketing, sale or licensing of the affected products and intellectual property rights. The occurrence of any of the foregoing could have an adverse effect on the value of MICT’s equity interest in Micronet.

Earnings and margins may be negatively impacted if MICT unable to perform under its contracts.

When agreeing to contractual terms, MICT’s and/or Micronet’s management makes assumptions and projections about future conditions or events. These projections assess:

●	the productivity and availability of labor;

●	the complexity of the work to be performed;

●	the cost and availability of materials;

●	the impact of delayed performance; and

●	the timing of product deliveries.

If there is a significant change in one or more of these circumstances or estimates, or if faced with unexpected contract costs, the profitability of one or more of these contracts may be adversely affected and could affect, among other things, earnings and margins, due to the fact that Micronet’s contracts are often made on a fixed-price basis.

Earnings and margins could be negatively affected by deficient subcontractor performance or the unavailability of raw materials or components.

MICT, in connection with Micronet’s operations, relies on other companies to provide raw materials, major components and subsystems for its products. Subcontractors perform some of the services that provided by Micronet to its customers. MICT, in connection with Micronet’s operations, depends on these subcontractors and vendors to meet contractual obligations in full compliance with customer requirements. Occasionally, MICT, in connection with Micronet’s operations, relies on only one or two sources of supply that, if disrupted, could have an adverse effect on MICT’s ability to meet commitments to customers. Micronet’s ability to perform its obligations as a prime contractor may be adversely affected if one or more of these suppliers is unable to provide the agreed-upon supplies or perform the agreed-upon services in a timely and cost-effective manner. Further, deficiencies in the performance of subcontractors and vendors could result in a customer terminating a contract for default. A termination for default could expose Micronet to liability and adversely affect financial performance and Micronet’s ability to win new contracts, and in turn, adversely affect the value of MICT’s equity interest in Micronet.

Micronet is dependent on major customers for a significant portion of revenues, and therefore, future revenues and earnings could be negatively impacted by the loss or reduction of the demand for Micronet’s products or services by such customers.

A significant portion of MRM annual revenues derived from a few leading customers. As of December 31, 2017, the MRM division had five customers that combined accounted for approximately 75% of its revenues.

Most of Micronet’s major customers do not have any obligation to purchase additional products or services from it. Therefore, there can be no assurance that any of Micronet’s leading customers will continue to purchase solutions, products or services at levels comparable to previous years. A substantial loss or reduction in Micronet’s existing programs could adversely affect future revenues and earnings.

Micronet operates in a highly competitive and fragmented market and may not be able to maintain a competitive position in the future. Any such failure to successfully compete could have a material adverse effect on the value of MICT’s equity interest in Micronet.

A number of larger competitors have recently entered the MRM market in which Micronet operates. These large companies have far greater development and capital resources than Micronet. Further, there are competitors of Micronet that offer solutions, products and services similar to those offered by Micronet. If they continue, these trends could undermine Micronet’s competitive strength and position and adversely affect earnings and financial condition, which could have a material adverse effect on the value of MICT’s equity interest in Micronet.

Micronet may cease to be eligible for, or receive reduced, tax benefits under Israeli law, which could negatively impact profits in the future.

Micronet currently receives certain tax benefits under the Israeli Law Encouragement of Capital Investments of 1959, as a result of the designation of its production facility as an “Approved Enterprise.” To maintain their eligibility for these tax benefits, Micronet must continue to meet several conditions including, among others, generating more than 25% of its gross revenues outside the State of Israel and continuing to qualify as an “Industrial Company” under Israeli tax law. An Industrial Company, according to the applicable Israeli law (Law for the Encouragement of Industry (Taxes), 1969), is a company that resides in Israel (either incorporated in Israel or managed and controlled from Israel) that, during the relevant tax year, derives at least 90% of its income from an Industrial Factory. An Industrial Factory means a factory that is owned by an Industrial Company and where its manufacturing operations constitute a vast majority of the factory’s total operations/business. The tax benefits of qualifying as an Industrial Company include a reduction of the corporate tax from 24% for “Regular Entities” and 16% or 7.5% for “Preferred Enterprises” (depending on the location of industry) in 2017. In addition, in recent years the Israeli government has reduced the benefits available under this program and has indicated that it may further reduce or eliminate benefits in the future. There is no assurance that Micronet will continue to qualify for these tax benefits or that such tax benefits will continue to be available. The termination or reduction of these tax benefits would increase the amount of tax payable by Micronet and, accordingly, reduce MICT’s net profit after tax and negatively impact profits, if any, which may adversely affect the value of MICT’s equity interest in Micronet.

Because almost all of MICT’s officers and directors are located in non-U.S. jurisdictions, you may have no effective recourse against management for misconduct.

Currently, a majority of MICT’s directors and officers are or will be nationals and/or residents of countries other than the United States, and all or a substantial portion of their assets are located outside the United States. As a result, it may be difficult for investors to enforce within the United States any judgments obtained against such officers or directors, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any U.S. state. Additionally, it may be difficult to enforce civil liabilities under U.S. securities law in original actions instituted in Israel. Israeli courts may refuse to hear a claim based on a violation of U.S. securities laws because Israel is not the most appropriate forum to bring such a claim. In addition, even if an Israeli court agrees to hear a claim, it may determine that Israeli law and not U.S. law is applicable to hear the claim. If U.S. law is found to be applicable, the content of applicable U.S. law must be proved as a fact, which can be a time-consuming and costly process. Certain matters of procedure will also be governed by Israeli law.

MICT’s financial results may be negatively affected by foreign exchange rate fluctuations.

MICT’s revenues are mainly denominated in U.S. Dollars and costs are mainly denominated in New Israeli Shekels (NIS). Where possible, MICT matches sales and purchases in these and other currencies to achieve a natural hedge. Currently, Micronet does not have a policy with respect to the use of derivative instruments for hedging purposes, except that Micronet will consider engaging in such hedging activities on a case by case basis. To the extent MICT is unable to fully match sales and purchases in different currencies, its business will be exposed to fluctuations in foreign exchange rates.

Micronet is subject to regulations in the United States and Europe, which if failed to be met, could negatively impact Micronet’s and MICT’s business and reputation.

Micronet’s business is subject to certain international standards such as U.S. Federal Communications Commission, or FCC, Part 15B, FCC ID, CE and Restriction of Hazardous Substances, or RoHS, which define compatibility of interface and telecommunications standards to those implemented in the United States by the FCC and in Europe by the European Commission, respectively. Micronet’s solutions and products also need to comply with the E-Mark European standard, which is the standard that defines the compatibility of interface and telecommunications to all appliances installed in and around an automobile. Micronet is exposed to risks from regulators, arising from Micronet’s failure to comply with the aforementioned international standards, which define interface and communication standards, compliance with the standards of the European Common Market, European Conformity, or the CE, and the requirements of the U.S. Communications Regulatory Commission, the FCC, inclusive of the ELD mandate. If Micronet does not adhere to these international standards, Micronet may be limited in marketing its products in such markets, and face fines and/or risks to both MICT’s and Micronet’s reputation, and which may also adversely affect MICT’s and Micronet’s future revenues and earnings and the value of MICT’s equity interest in Micronet.

SPECIAL MEETING OF THE STOCKHOLDERS OF MICT

General

MICT is furnishing this proxy statement to its stockholders as part of the solicitation of proxies by its Board for use at the Special Meeting to be held on September 3, 2020, and at any adjournment or postponement thereof. This proxy statement is first being furnished to MICT stockholders on or about . This proxy statement provides you with information you need to know to be able to vote or instruct your vote to be cast at the Special Meeting.

Date, Time and Place of Special Meeting

The Special Meeting will be held at 9:00 a.m. Eastern time, on , September 3, 2020. As a result of the public health and travel guidance and concerns due to COVID-19, this year’s meeting will be a virtual meeting via live webcast on the Internet. You will be able to attend our annual meeting, vote and submit your questions during the annual meeting by visiting [                     ]. You will not be able to attend the annual meeting in person. The Special Meeting may be adjourned or postponed to a later time to consider and vote upon the proposals.

Voting Power; Record Date

You will be entitled to vote or direct votes to be cast at the Special Meeting if you owned shares of Common Stock at the close of business on July 29, 2020, which is the Record Date for the Special Meeting. You are entitled to one vote for each share of Common Stock that you owned as of the close of business on the Record Date. If your shares are held in “street name” or are in a margin or similar account, you should contact your broker, bank or other nominee to ensure that votes related to the shares you beneficially own are properly counted. On the Record Date, there were 11,298,714 shares of Common Stock outstanding.

Quorum and Required Vote for Proposals for the Special Meeting

The holders of a majority of shares of Common Stock issued, outstanding and entitled to vote, present at the meeting or represented by proxy, shall constitute a quorum at all meetings of the stockholders and shall be required for the transaction of business, except as otherwise provided by law, by the certificate of incorporation or the bylaws of MICT. If, however, such majority shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote at such meeting, present at the meeting or by proxy, shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting unless the adjournment is for more than thirty (30) days or after the adjournment a new Record Date is set, until the required amount of voting stock shall be present. At such adjourned meeting at which a quorum shall be present at the meeting or by proxy, any business may be transacted that might have been transacted at the meeting originally called.

As of the Record Date for the Special Meeting, 5,649,358 shares of Common Stock would be required to achieve a quorum.

The affirmative vote of the holders of a majority of the shares of Common Stock (and Series A Preferred Stock voting together with the holders of Common Stock as a single class on an as-converted basis), entitled to vote at the Special Meeting, is required to approve the Charter Amendment Proposal. The affirmative vote of a majority of the votes cast at the Special Meeting is required for the approval of the Nasdaq Proposals, the EIP Proposal, the Golden Parachute Proposal and the Adjournment Proposal, if presented. If the Nasdaq Proposals are not approved, the EIP Proposal, the Golden Parachute Proposal and the Charter Amendment Proposal will not be presented to the MICT stockholders for a vote.

Recommendation to MICT Stockholders

The MICT Board believes that each of the Proposals to be presented at the Special Meeting is in the best interests of MICT and its stockholders and unanimously recommends that its stockholders vote “FOR” each of the Proposals.

Broker Non-Votes and Abstentions

Under the rules of various national and regional securities exchanges your broker, bank or nominee cannot vote your shares with respect to non-routine matters unless you provide instructions on how to vote in accordance with the information and procedures provided to you by your broker, bank or nominee. MICT believes some of the Proposals presented to its stockholders will be considered non-routine and therefore your broker, bank or nominee cannot vote your shares without your instruction. If you do not provide instructions with your proxy, your bank, broker or other nominee may deliver a proxy card expressly indicating that it is NOT voting your shares; this indication that a bank, broker or nominee is not voting your shares is referred to as a “broker non-vote.”

Abstentions are considered present for the purposes of establishing a quorum. Neither abstentions nor broker non-votes will have any effect on the Nasdaq Proposals, the EIP Proposal, the Golden Parachute Proposal or the Adjournment Proposal. Abstentions and broker non-votes will, however, have the same effect as voting against the Charter Amendment Proposal.

Voting Your Shares

Each share of Common Stock that you own in your name entitles you to one vote on each of the Proposals for the Special Meeting. Your one or more proxy cards show the number of shares of Common Stock that you own. There are several ways to have your shares voted:

●	You can submit your vote by completing, signing, dating and returning the enclosed proxy card in the postage-paid envelope provided. If you hold your shares in “street name” through a bank, broker or other nominee, you will need to follow the instructions provided to you by your bank, broker or other nominee to ensure that your shares are represented and voted at the Special Meeting. If you vote by proxy card, your “proxy,” whose name is listed on the proxy card, will vote your shares as you instruct on the proxy card. If you sign and return the proxy card but do not give instructions on how to vote your shares, your shares of Common Stock will be voted, as recommended by the MICT Board. Our board of directors recommends voting “FOR” all the Proposals.

●	You can attend the Special Meeting and vote even if you have previously voted by submitting a proxy. You will be given a ballot when you arrive. However, if your shares of Common Stock are held in the name of your broker, bank or other nominee, you must get a proxy from the broker, bank or other nominee. That is the only way we can be sure that the broker, bank or nominee has not already voted your shares of Common Stock.

Revoking Your Proxy and Changing Your Vote

If you give a proxy, you may revoke it at any time before the Special Meeting, or at such meeting by doing any one of the following:

●	you may send another proxy card with a later date;

●	you may notify MICT’s secretary, in writing before the Special Meeting that you have revoked your proxy; or

●	you may attend the Special Meeting, revoke your proxy, and vote, as indicated above.

Additional Matters May Be Presented at the Special Meeting

The Special Meeting has been called to consider the approval of the Nasdaq Proposals, the Charter Amendment Proposal, the EIP Proposal, the Golden Parachute Proposal and if needed, the Adjournment Proposal. The stockholder may also consider and transact such other procedural matters as may properly come before the Special Meeting.

Who Can Answer Your Questions about Voting

If you have any questions about how to vote or direct a vote in respect of your shares of Common Stock, you may contact MICT, Inc. MICT, Inc. at 28 West Grand Avenue, Suite 3 Montvale, NJ 07645.

THE NASDAQ PROPOSAL – CONSIDERATION NOTE

General

Stockholders of MICT are being asked to approve the issuance of 22,727,272 shares of Common Stock issuable upon the conversion of the Consideration Note issued in connection with the Merger. MICT stockholders should read carefully this proxy statement in its entirety for more detailed information concerning the Consideration Note and the Merger Agreement, which are attached as Annex D and Annex A, respectively, to this proxy statement. Please see the sections entitled “The Consideration Note” and “The Merger Agreement” below for additional information and a summary of certain terms of the Consideration Note and the Merger Agreement. You are urged to read carefully the Consideration Note and the Merger Agreement in its entirety before voting on this proposal.

The Consideration Note

In connection with and upon the consummation of the Merger, the Company issued to GFH the Consideration Note, in the principal amount of approximately $25,000,000, due July 1, 2022 (the “Maturity Date”), which is convertible into shares of Common Stock. The Consideration Note bears interest at a rate of 1.0% per annum, payable upon conversion of the Consideration Note or on the Maturity Date, if not converted into Common Stock by their terms in advance of such date.

Subject to approval of the Nasdaq Proposal – Consideration Note and the Charter Amendment Proposal, the Consideration Note shall be converted, automatically and without any further action required by GFH, into 22,727,272 shares of Common Stock.

The Company may voluntarily prepay any portion of the principal amount of the Consideration Note without the prior written consent of GFH.

The Consideration Note contains anti-dilution provisions and standard negative covenants customary for transactions of this type. The events of default are also customary for transactions of this type, including default in timely payment of principal or interest, failure to observe or perform any covenant or agreement contained in the Consideration Note or any other transaction documents, the commencement of bankruptcy or insolvency proceedings, ineligibility of Common Stock for listing or quotation on a trading market or failure to timely deliver conversion shares underlying the Consideration Note.

The Merger Agreement provides for customary registration rights, pursuant to which the Company is obligated to, among other things, (i) file a registration statement (the “Resale Registration Statement”) with the SEC within 180 days following the consummation of the Merger for purposes of registering the shares of Common Stock underlying the Consideration Note, and (ii) use its commercially reasonable efforts to cause the Resale Registration Statement to be declared effective by the SEC as soon as practicable after filing.

The Merger Agreement

The subsections that follow this subsection describe the material provisions of the Merger Agreement (as amended and restated), but do not purport to describe all of the terms thereof. The following summary is qualified in its entirety by reference to the complete text of the Merger Agreement (as amended and restated), a copy of which is attached as Annex A hereto, which is incorporated herein by reference. In considering the Nasdaq Proposal – Consideration Note, stockholders and other interested parties are urged to read the Merger Agreement, carefully and in its entirety (and, if appropriate, with the advice of financial and legal counsel).

The Merger Agreement contains representations, warranties and covenants that the respective parties made to each other as of the date of the Merger Agreement or other specific dates. The assertions embodied in those representations, warranties and covenants were made for purposes of the contract among the respective parties and are subject to important qualifications and limitations agreed to by the parties in connection with negotiating the Merger Agreement. The representations, warranties and covenants in the Merger Agreement are also modified in important part by the disclosure schedules and exhibits attached thereto which are not filed publicly and which may be subject to contractual standards of materiality or material adverse effect applicable to the contracting parties that differ from what may be viewed as material to investors. The representations and warranties in the Merger Agreement and the items listed in the disclosure schedules were used for the purpose of allocating risk among the parties rather than establishing matters as facts. We do not believe that the disclosure schedules contain information that is material to an investment decision. Accordingly, the representations and warranties and other provisions of the Merger Agreement should not be read alone, but instead should be read in conjunction with the information provided elsewhere in this proxy statement.

Description of the Merger Agreement

The initial Merger Agreement was amended and restated on April 15, 2020. Intermediate is a wholly owned subsidiary of GFH. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Merger Agreement.

Pursuant to the Merger Agreement, a business combination transaction was effected whereby, among other things, Merger Sub merged with and into Intermediate, with Intermediate continuing as the surviving entity, as a result of which each share of Intermediate that was issued and outstanding immediately prior to the Effective Time (as defined in the Merger Agreement) was cancelled, in exchange for the right of GFH to receive the Consideration Note. Such Consideration Note was issued to GFH upon the consummation of the Merger on July 1, 2020.

The Merger Agreement provided that all options to purchase shares of the Company’s Common Stock that were outstanding and unexercised were to be accelerated in full effective as of immediately prior to the effective time of the Merger. The options shall survive the closing of the Merger for a period of 15 months from the date of the closing of the Merger and all equity incentive plans of the Company shall remain in effect.

In connection with the execution of the Merger Agreement, MICT entered into securities purchase agreements with certain investors (“Convertible Note Purchasers”) pursuant to which such investors have made or will make investments in MICT in a private placement transaction in the aggregate amount of approximately $15.0 million (the “Convertible Note Offering”), in consideration for the issuance of the Convertible Notes. See the section titled “The Nasdaq Proposal – Convertible Notes.”

Post-Merger Ownership of MICT

After giving effect to the conversion or exercise of the Consideration Note, the Convertible Notes, the Series A Preferred Stock, the Series A Warrants, the Series B Preferred Stock and the Note Warrants, exclusive of any shares reserved under the EIP as described in the EIP Proposal, MICT’s stockholders who owned Common Stock before the Closing will own approximately 16.4% of MICT, GFH will own approximately 44.1% of MICT (including the shares underlying the Series B Preferred Stock and the Note Warrants that have since been transferred to GFH), the holders of Convertible Notes will own approximately 21.7% of MICT, and the holders of Series A Preferred Stock and Warrants will own approximately 17.7% of MICT.

Governing Law and Dispute Resolution

The Merger Agreement is governed by Delaware law. Any claims that are brought before a court will be subject to the exclusive jurisdiction of the state and federal courts in New York, New York (and appeals courts), and each party waived its rights to a jury trial in connection therewith. The parties are entitled to an injunction, specific performance and other equitable relief to prevent breaches of the Merger Agreement in addition to any other remedy to which they are entitled at law or in equity.

Opinion of MICT’s Financial Advisor

In connection with the Merger, CoView Capital was engaged by the Special Committee of the Board of Directors to evaluate the fairness, from a financial point of view, of the Merger, to the holders of Common Stock, as set forth in the Merger Agreement.

At the meeting of the Special Committee of the Board of Directors of MICT held on May 6, 2020, representatives of CoView Capital rendered its oral opinion, which was subsequently confirmed by delivery of a written opinion to the Special Committee of the Board of Directors dated May 6, 2020, as to the fairness of the Merger to the holders of the Company’s Common Stock (excluding (i) MICT stockholders affiliated with BNN, Intermediate or GFH, and (ii) holders of Series A Preferred and Series B Preferred), based upon and subject to the qualifications, assumptions and other matters considered and described in connection with the preparation of the written opinion rendered by CoView Capital.

Interests of MICT’s Directors and Officers in the Merger

MICT had previously issued to Jeffrey Bialos, Yehezkel (Chezy) Ofir, each a member of the MICT Board, David Lucatz, MICT’s former President and Chief Executive Officer and a member of the MICT Board, and former director Miki Balin, 300,000 options to purchase common stock of MICT (1,200,000 options in the aggregate), with an exercise price of $1.41, which vested upon the consummation of the Merger. Additionally, on July 1, 2020, John Scott, a member of the MICT Board was granted options to purchase 100,000 shares of common stock. Such options vested upon the Closing. Additionally, on July 1, 2020, non-executive directors Jeffrey Bialos, Chezy Ofir and John Scott each received an aggregate of 100,000 restricted shares of the Company’s common stock, 50,000 of which vested on the grant date, and 50,000 of which shall vest on January 1, 2021, so long as each respective individual continues to serve as a director of the Company on such date.

Darren Mercer presently owns approximately one third of the issued and outstanding shares of GFH; and is the sole officer and one of the directors of GFH. In addition, prior to the closing of the Merger, Mr. Mercer was the sole officer and director of Global Fintech Holdings Intermediate.

Pursuant to a severance agreement entered into by and between the Company and Mr. Lucatz on April 2, 2020, Mr. Lucatz was entitled to receive a one-time bonus equal to 0.5% of the purchase price paid upon Closing in connection with the transactions contemplated by the Merger Agreement. Mr. Lucatz agreed, directly or through his affiliates, to receive this payment in shares of the Company’s common stock, and on July 1, 2020, Mr. Lucatz through his affiliates was granted 400,000 shares of the Company’s common stock. Furthermore, Mr. Lucatz shall retain his options to purchase shares of common stock of the Company with the expiration date of such options extended until the earlier of October 30, 2021 or the expiration of the original term of each such option.

In addition, Mr. Lucatz has certain holdings through his affiliates which constitute approximately 8.22% of MICT’s outstanding common stock, not including options and restricted stock set forth above (and 9.14% on a fully diluted basis, including the issuances described herein). Upon Mr. Lucatz’s resignation as Chief Executive Officer, the right and obligations under the Consulting Agreement entered into by and between MICT, Enertec, Coolisys, DPW Holdings, Inc. and Mr. Lucatz, pursuant to which MICT, via Mr. Lucatz, agreed to provide Enertec with certain consulting and transitional services over a three year period in exchange for an annual consulting fee of $150,000 plus certain issuances of restricted stock, was assigned to Mr. Lucatz, including the DPW Equity. In the event of a change of control in the Company, or if Mr. Lucatz shall not longer be employed by us, the rights and obligations under the Consulting Agreement shall be assigned to Mr. Lucatz along with the DPW Equity. Although Mr. Lucatz is no longer an employee of the Company, because he currently serves as a director, we continue to expect Collisys (via Enertec) to be obligation to pay us for the Annual Consulting Fee.

Of the 16,000,000 new shares of our common stock that will be reserved for issuance under the EIP, 13,000,000 of such shares shall be reserved for awards to incentivize certain Company insiders to meet critical commercial milestones (collectively, the “Long Term Incentive Plan”, or the “LTIP”). Examples of such milestones include: negotiation and entrance by MICT into certain material agreements in the recycled metal industry, negotiation and entrance by MICT into certain material agreements in the oil and gas industry, negotiation and entrance by Micronet into certain transformative agreements or other arrangements, certain significant acquisitions of other businesses, and stock price and overall performance of the Company. Individuals contemplated to receive awards under the LTIP include Darren Mercer, and certain individuals associated with Intermediate before the completion of the Merger and who are now employed by or consultants of the Company. Awards granted under the LTIP shall be subject to the satisfaction of certain performance vesting conditions.

It is currently contemplated that, subject to Board approval, Darren Mercer shall be eligible to receive grants of up to 6,000,000 restricted shares of common stock (which shall vest subject to satisfaction of applicable performance conditions), and certain individuals associated with Intermediate before the completion of the Merger and who are now employed by or consultants of the Company shall be eligible to receive grants of up to 7,000,000 restricted shares of common stock (which shall vest subject to satisfaction of applicable performance conditions).

Golden Parachute Compensation

This section sets forth the information required by Item 402(t) of Regulation S-K regarding the compensation that is based on or otherwise relates to the Merger that was paid to the MICT named executive officers, in accordance with SEC rules and as determined as of the end of MICT’s 2019 fiscal year. This compensation is referred to as “golden parachute” compensation by the applicable SEC disclosure rules, and in this section MICT uses this term to describe this Merger-related compensation paid to MICT’s named executive officers, who are MICT’s former President and Chief Executive Officer and Controller. The tables below summarize golden parachute compensation, if any, that each named executive officer received from MICT upon the consummation of the Merger. Please note that the amounts indicated below are estimates based on multiple assumptions that may or may not actually occur, including assumptions described herein.

	All Golden Parachute Compensation(5)
	Cash	Equity		COBRA Benefits	Total
David Lucatz	$—	$426,400	(2)	$—	$426,400
Moran Amran(3)	$—	$—		$—	$—

(1)	Pursuant to a severance agreement entered into by and between the Company and Mr. Lucatz on April 2, 2020, Mr. Lucatz was entitled to receive a one-time bonus equal to 0.5% of the purchase price paid upon Closing in connection with the transactions contemplated by the Merger Agreement. Mr. Lucatz agreed, directly or through his affiliates to receive this payment in shares of the Company’s common stock, and on July 1, 2020, Mr. Lucatz through his affiliates was granted 400,000 shares of the Company’s common stock. These shares of common stock are valued at $1.066 (the average closing market price per share of MICT’s common stock over the first five business days following the public announcement of the merger). Furthermore, Mr. Lucatz was granted 300,000 options to purchase shares of common stock of MICT, with an exercise price of $1.41, which vested upon the consummation of the Merger. These value of such options represents the estimated intrinsic value of Mr. Lucatz’s in-the-money stock options that were granted to Mr. Lucatz in connection with the Merger. The options held by Mr. Lucatz have an exercise price above $1.066 (the average closing market price per share of the Common Stock over the first five business days following the public announcement of the Merger), and therefore, based on the difference between $1.066 and the option exercise price, no intrinsic value is attributed to these options.

Fully Diluted Capitalization of the Company

Beneficial ownership of the Company following the issuance of the Common Stock upon conversion or exercise of the Consideration Note, Convertible Notes, the Series A Preferred Stock, the Series A Warrants, the Series B Preferred Stock and the Note Warrants, exclusive of any shares reserved under the EIP as described in the EIP Proposal, shall be as follows:

Stockholder	Shares of Common Stock		Percentage Ownership
GFH	27,726,636	(i)	44.1%
MICT Public Stockholders	10,335,714		16.4%
Holders of Series A Preferred Stock	6,363,636		10.1%
Holders of Series A Warrants	4,772,727		7.6%
Holders of Convertible Notes	13,636,363		21.7%

(i)	Includes shares of Common Stock issuable upon conversion or exercise, as applicable, of the Series B Preferred Stock (convertible into 1,818,181 shares of Common Stock) and the Note Warrants (convertible into 1,818,181 shares of Common Stock), which have since been transferred to GFH.

Why the Company Needs Stockholder Approval

We are seeking stockholder approval for this proposal in order to comply with Nasdaq Listing Rules 5635(a). Under Nasdaq Listing Rule 5635(a), stockholder approval is required prior to the issuance of securities in connection with the acquisition of another company if such securities are not issued in a public offering and (A) have, or will have upon issuance, voting power equal to or in excess of 20% of the voting power outstanding before the issuance of common stock (or securities convertible into or exercisable for common stock) or (B) the number of shares of common stock to be issued is or will be equal to or in excess of 20% of the number of shares of common stock outstanding before the issuance of the stock or securities. As a result of the Company’s issuance of shares of Common Stock upon the conversion of the Consideration Note, the Company will issue shares of Common Stock representing 20% or more of the number of outstanding shares of Common Stock of the Company prior to the issuance, or 20% or more of its voting power prior to the issuance.

Effect of Proposal on Current Stockholders

Upon the conversion of the Consideration Note, GFH will hold 22,727,272 shares of the Company’s Common Stock, or ____% of the total voting power of the Company (assuming no conversion or exercise of the Convertible Notes, the Series A Preferred Stock, the Series A Warrants, the Series B Preferred Stock and the Note Warrants). The issuance of shares of Common Stock upon the conversion or exercise of the Convertible Notes, the Series A Preferred Stock, the Series A Warrants, the Series B Preferred Stock and the Note Warrants would result in further dilution to the Company’s current stockholders and would afford our stockholders a smaller percentage interest in the voting power and liquidation value of the Company following the conversion of the Consideration Note. In addition, the resale of the shares of Common Stock issuable upon the conversion of the Consideration Note upon their registration for resale could result in unpredictable trading volumes, which could cause the market price of the Company’s Common Stock to decline.

As described herein, the Series B Preferred Stock and the Note Warrants were transferred to, and are currently held by, GFH.

Vote Required for Approval

The approval of this proposal requires the affirmative vote of a majority of the votes cast at the Special Meeting, assuming that a quorum is present. Abstentions and broker non-votes will have no effect with respect to the approval of this proposal.

Recommendation of the Board

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT OUR STOCKHOLDERS VOTE
“FOR” THE APPROVAL OF THIS PROPOSAL.

THE NASDAQ PROPOSAL – CONVERTIBLE NOTES

Background and Overview

On April 21, 2020, the Company entered into a series of securities purchase agreements with certain investors identified therein (the “Purchasers”) pursuant to which, among other things, the Purchasers purchased or will purchase from the Company certain convertible notes (the “Convertible Notes”) with an aggregate principal amount of approximately $15 million (the “Convertible Notes Offering”). The Convertible Notes are convertible into shares of Common Stock at a conversion price of $1.10 per share (the “Conversion Shares”). The Convertible Notes are generally due two years from the date of issuance, except that a certain convertible note is due five years from the date of issuance. The Company is obligated to pay interest to the Purchasers on the outstanding principal amount at the rate of 1.0% per annum, payable on each conversion date, in cash or, at the Company’s option, in shares of Common Stock.

Subject to approval of this Nasdaq Proposal – Convertible Notes and an amendment to the Company’s Certificate of Incorporation to increase the authorized shares of Common Stock to allow for the full conversion of the Convertible Notes into Common Stock, the Convertible Note shall be automatically, and without any further action required by GFH, converted into an aggregate of 13,636,363 shares of Common Stock (the “Forced Conversion”).

The Convertible Notes contain anti-dilution provisions and standard negative covenants customary for transactions of this type. The events of default are also customary for transactions of this type, including default in timely payment of principal or interest, failure to observe or perform any covenant or agreement contained in the Convertible Notes or any other transaction documents, the commencement of bankruptcy or insolvency proceedings, ineligibility of Common Stock for listing or quotation on a trading market or failure to timely deliver conversion shares underlying the Consideration Note. Upon the occurrence of certain events, the Purchasers are permitted to require the Company to redeem the Convertible Notes, including any interest that has accrued thereunder, for cash.

The securities purchase agreements provide for customary registration rights, pursuant to which the Company is obligated to, among other things, (i) file the Resale Registration Statement with the SEC within 180 days following the consummation of the Merger for purposes of registering the shares of Common Stock underlying the Convertible Notes, and (ii) use its commercially reasonable efforts to cause the Resale Registration Statement to be declared effective by the SEC as soon as practicable after filing.

The Company may voluntarily prepay any portion of the principal amount of the Convertible Notes without the prior written consent of the holders of the Convertible Notes.

Why the Company Needs Stockholder Approval

We are seeking stockholder approval in order to comply with Nasdaq Listing Rules 5635(a). Under Nasdaq Listing Rule 5635(a), stockholder approval is required prior to the issuance of securities in connection with the acquisition of another company if such securities are not issued in a public offering and (A) have, or will have upon issuance, voting power equal to or in excess of 20% of the voting power outstanding before the issuance of common stock (or securities convertible into or exercisable for common stock) or (B) the number of shares of common stock to be issued is or will be equal to or in excess of 20% of the number of shares of common stock outstanding before the issuance of the stock or securities. As a result of the Company’s issuance of shares of Common Stock upon the Forced Conversion of the Convertible Notes, the Company will issue shares of Common Stock representing 20% or more of the number of outstanding shares of Common Stock of the Company prior to the issuance, or 20% or more of its voting power prior to the issuance.

Effect of Proposal on Current Stockholders

Upon the conversion of the Convertible Notes, the Purchasers will hold 13,636,363 shares of the Company’s Common Stock, or 21% of the total voting power of the Company (assuming no conversion or exercise of the Consideration Note, the Series A Preferred Stock, the Series A Warrants, the Series B Preferred Stock and the Note Warrants). The issuance of shares of Common Stock upon the conversion or exercise of the Consideration Note, the Series A Preferred Stock, the Series A Warrants, the Series B Preferred Stock and the Note Warrants would result in further dilution to the Company’s current stockholders and would afford our stockholders a smaller percentage interest in the voting power and liquidation value of the Company following the conversion of the Convertible Notes. In addition, the resale of the shares of Common Stock issuable upon the conversion of the Convertible Notes upon their registration for resale could result in unpredictable trading volumes, which could cause the market price of the Company’s Common Stock to decline.

Vote Required for Approval

The approval of this proposal requires the affirmative vote of a majority of the votes cast by the stockholders represented at the meeting or by proxy and entitled to vote thereon at the Special Meeting, assuming that a quorum is present. Abstentions and broker non-votes will have no effect with respect to the approval of this proposal.

Recommendation of the Board

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT OUR STOCKHOLDERS VOTE
“FOR” THE APPROVAL OF THIS PROPOSAL.

THE NASDAQ PROPOSAL – PREFERRED STOCK AND WARRANTS

Background and Overview

On June 4, 2019, the Company entered into a securities purchase agreement with BNN, pursuant to which BNN purchased from the Company $2 million of convertible notes (the “BNN Convertible Notes”). The BNN Convertible Notes, which were initially convertible into 1,818,182 shares of Common Stock (using the applicable conversion ratio of $1.10 per share), are accompanied by certain Common Stock purchase warrants (the “Note Warrants”) to purchase 1,818,182 shares of Common Stock (representing 100% of the aggregate number of shares of Common Stock into which the BNN Convertible Notes were initially convertible) (the “BNN Convertible Note Offering”). Upon issuance, the BNN Convertible Notes had a duration of two years.

Pursuant to that certain conversion agreement by and between the Company and BNN, BNN converted the BNN Convertible Notes into 1,818,182 shares of newly designated Series B Preferred Shares. Subject to stockholder approval of the BNN Convertible Note Offering, the Series B Preferred Shares shall be initially convertible into 1,818,182 shares of Common Stock (subject to adjustment as provided in the certificate of designation for the Series B Preferred Shares). In connection with the issuance of BNN Convertible Notes, Darren Mercer, former Chief Executive Officer of BNN (and current Chief Executive Officer of MICT), was appointed to the Company’s board of directors. The securities purchase agreement provides for customary registration rights.

The Note Warrants have an exercise price of $1.01 (subject to customary adjustment in the event of future stock dividends, splits and the like), and shall be exercisable immediately upon receipt of stockholder approval of the Convertible Note Offering, until the earlier of (i) two years from the date of issuance or (ii) the later of (a) 180 days after the closing by the Company of a change of control transaction, or (b) the Company’s next debt or equity financing of at least $20 million.

The Series B Preferred Shares and the Note Warrants have since been transferred to GFH, of which Darren Mercer serves as the sole director and Chief Executive Officer.

Copies of the form of securities purchase agreement, Certificate of Designation of Series B Preferred Shares and the Note Warrant are attached hereto as Annex E, Annex F, and Annex G, respectively.

Why the Company Needs Stockholder Approval

We are seeking stockholder approval in order to comply with Nasdaq Listing Rules 5635(a). Under Nasdaq Listing Rule 5635(a), stockholder approval is required prior to the issuance of securities in connection with the acquisition of another company if such securities are not issued in a public offering and (A) have, or will have upon issuance, voting power equal to or in excess of 20% of the voting power outstanding before the issuance of common stock (or securities convertible into or exercisable for common stock) or (B) the number of shares of common stock to be issued is or will be equal to or in excess of 20% of the number of shares of common stock outstanding before the issuance of the stock or securities. As a result of the Company’s issuance of shares of Common Stock upon the conversion of the Series B Preferred and the exercise of the Note Warrants, the Company will issue shares of Common Stock representing 20% or more of the number of outstanding shares of Common Stock of the Company prior to the issuance, or 20% or more of its voting power prior to the issuance.

Effect of Proposal on Current Stockholders

The issuance of an aggregate of 3,636,364 shares of Common Stock upon conversion of Series B Preferred Shares and exercise of the Note Warrants would result in further dilution to the Company’s current stockholders, and would afford our stockholders a smaller percentage interest in the voting power of the Company following the issuance.

Vote Required for Approval

The approval of this proposal requires the affirmative vote of a majority of the votes cast by the stockholders represented at the meeting or by proxy and entitled to vote thereon at the Special Meeting, assuming that a quorum is present. Abstentions and broker non-votes will have no effect with respect to the approval of this proposal.

Recommendation of the Board

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT OUR STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THIS PROPOSAL.

CHARTER AMENDMENT PROPOSAL

Background and Overview

We are seeking stockholder approval of an amendment of the Certificate of Incorporation of MICT, as amended, to increase the number of authorized shares of (i) Common Stock from 25,000,000 to 250,000,000 and (ii) preferred stock from 5,000,000 to 15,000,000, for the purpose of issuance of shares of Common Stock upon conversion of the Consideration Note issued in connection with the Merger, the Convertible Notes, the Series A Preferred and the Series B Preferred Shares, exercise of the Note Warrants and the Preferred Warrants, and the conversion or exercise of other outstanding securities of MICT as well as for future financings to raise capital and for possible additional future acquisition transactions, joint ventures and other general corporate purposes.

Why the Company Needs Stockholder Approval

Based on the number of shares of Common Stock that MICT expects to issue upon conversion of the Consideration Note, the Convertible Notes the Series A Preferred Shares and the Series B Preferred Shares, exercise of the Note Warrants and the Preferred Warrants, and the conversion or exercise of other outstanding securities of MICT, MICT does not currently have sufficient shares of Common Stock authorized to issue the shares of Common Stock deliverable upon conversion or exercise, as applicable, of all such securities. Additionally, in the future, the Company may issue securities in connection with future financings and/or for acquisition transactions, joint ventures, and other general corporate purposes. Accordingly, we are seeking stockholder approval to increase the authorized Common Stock from 25,000,000 to 250,000,000 shares. We are also seeking stockholder approval to increase the authorized preferred stock from 5,000,000 to 15,000,000.

Effect of Proposal

If approved, the number of authorized shares of Common Stock will increase from 25,000,000 to 250,000,000 and the number of shares of preferred stock will increase from 5,000,000 to 15,000,000.

Vote Required for Approval

The Nasdaq Proposals, the EIP Proposal, the Golden Parachute Proposal and the Adjournment Proposal, if presented, are conditioned on the approval of the Charter Amendment Proposal at the Special Meeting.

This Charter Amendment Proposal will be approved and adopted only if the holders of at least a majority of the issued and outstanding shares of Common Stock vote for the Charter Amendment Proposal. Failure to vote by proxy or to vote at the Special Meeting or an abstention from voting will have the same effect as a vote against the Charter Amendment Proposal.

Recommendation of the Board

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT OUR
STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE CHARTER AMENDMENT PROPOSAL.

THE EIP PROPOSAL

Overview

The following is a summary description of the 2020 Equity Incentive Plan (the “EIP”) as proposed to be adopted by MICT. This summary is not a complete statement of the EIP and is qualified in its entirety by reference to the complete text of the EIP, a copy of which is attached hereto as Annex C. MICT stockholders should refer to the EIP for more complete and detailed information about the terms and conditions of the EIP.

The purpose of the EIP is to attract and retain the best available personnel for positions of substantial responsibility, provide additional incentive to employees, directors and consultants and promote the success of MICT’s business.

Approval of the EIP by MICT stockholders is required, among other things, in order to: (i) comply with Nasdaq rules requiring stockholder approval of equity compensation plans; and (ii) allow the grant of incentive stock options to participants in the EIP. The EIP will become effective upon approval by the MICT stockholders and will be adopted by MICT on a going-forward basis.

If this proposal is approved:

●	16,000,000 new shares of our common stock will be reserved for issuance under the EIP;

●	our 2014 Stock Incentive Plan (the “2014 Stock Incentive Plan”) will be terminated; and

●	up to 76,755 additional shares may be issued if awards outstanding under the 2014 Incentive Plan are cancelled or expire on or after the date of the annual meeting of stockholders.

Of the 16,000,000 new shares of our common stock that will be reserved for issuance under the EIP, 13,000,000 of such shares shall be reserved for awards to incentivize certain Company insiders to meet critical commercial milestones (collectively, the “Long Term Incentive Plan”, or the “LTIP”). Examples of such milestones include: negotiation and entrance by MICT into certain material agreements in the recycled metal industry, negotiation and entrance by MICT into certain material agreements in the oil and gas industry, negotiation and entrance by Micronet into certain transformative agreements or other arrangements, certain significant acquisitions of other businesses, and stock price and overall performance of the Company. Individuals contemplated to receive awards under the LTIP include Darren Mercer, and certain individuals associated with Intermediate before the completion of the Merger and who are now employed by or consultants of the Company. Awards granted under the LTIP shall be subject to the satisfaction of certain performance vesting conditions.

As of the date of this proxy statement, a total of 76,755 shares of our common stock remain available for issuance under the 2014 Incentive Plan. As of the date of this proxy statement, 748,782 shares have been issued upon the exercise of options granted under the 2014 Incentive Plan and the Company’s 2012 Stock Incentive Plan, collectively.

Reasons for Approval of the EIP

The EIP includes the following provisions:

●	No Liberal Share Recycling: Shares that are withheld to satisfy any tax withholding obligation related to any stock award or for payment of the exercise price or purchase price of any stock award under the EIP will not again become available for issuance under the EIP.

●	No Discounted Options or Stock Appreciation Rights: Stock options and stock appreciation rights may not be granted with exercise prices lower than the fair market value of the underlying shares on the grant date except to replace equity awards due to a corporate transaction.

●	No Repricing without Stockholder Approval: Other than in connection with corporate reorganizations or restructurings, at any time when the exercise price of a stock option is above the fair market value of a share, the Company will not, without stockholder approval, reduce the exercise price of such stock option and will not exchange such stock option for a new award with a lower (or no) purchase price or for cash.

●	No Transferability: Equity awards generally may not be transferred, except by will or the laws of descent and distribution, unless approved by the Compensation committee.

Reasons for Approval of the EIP

Our Board, the Compensation committee and management believe that the effective use of stock-based long-term incentive compensation is vital to our ability to achieve strong performance in the future. The EIP will maintain and enhance the key policies and practices adopted by our management and Board of Directors to align employee and stockholder interests and to link compensation to Company performance. In addition, our future success depends, in large part, upon our ability to maintain a competitive position in attracting, retaining and motivating key personnel. We believe that our EIP is essential to permit our management to continue to provide long-term, equity-based incentives to present and future key employees, consultants and directors. Our board of directors believes that the number of shares currently remaining available for issuance pursuant to future awards under the 2014 Incentive Plan is not sufficient for future granting needs.

Additionally, of the 16,000,000 new shares of our common stock that will be reserved for issuance under the EIP, 13,000,000 of such shares shall be reserved for awards to incentivize certain Company insiders to meet critical commercial milestones. Such milestones include: negotiation and entrance by MICT into certain material agreements in the recycled metal industry, negotiation and entrance by MICT into certain material agreements in the oil and gas industry, negotiation and entrance by Micronet into certain transformative agreements or other arrangements, certain significant acquisitions of other businesses, and stock price and overall performance of the Company.

Individuals contemplated to receive awards under the LTIP include Darren Mercer, the Chief Executive Officer, and certain individuals associated with Intermediate before the completion of the Merger and who are now employed by or consultants of the Company. Awards granted under the LTIP shall be subject to the satisfaction of certain performance vesting conditions.

Our board of directors believes that if the EIP is approved by stockholders, the 3,000,000 shares available for issuance under the EIP (excluding the 13,000,000 shares that will be reserved for issuance under the EIP pursuant to the LTIP) will result in an adequate number of shares of common stock being available for future awards (excluding those made pursuant to the LTIP) under the EIP for [___] additional years following the current year.

The EIP is being submitted to you for approval at the special meeting in order to ensure favorable federal income tax treatment for grants of incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”). Approval by our stockholders of the EIP is also required by the listing rules of The Nasdaq Stock Market.

The following is a brief summary of the EIP. This summary is qualified in its entirety by reference to the text of the EIP, a copy of which is attached as Annex C to this Proxy Statement.

Summary of Material Features of the EIP

Eligibility. The EIP allows us, under the direction of our Compensation committee, to make grants of stock options, restricted and unrestricted stock awards and other stock-based awards to employees, consultants and directors who, in the opinion of the Compensation committee, are in a position to make a significant contribution to our long-term success. All employees, directors and consultants of the Company and its affiliates are eligible to participate in the EIP. As of the date hereof, there are approximately 25 individuals eligible to participate in the EIP.

Shares Available for Issuance. The EIP provides for the issuance of up to 16,000,000 shares of our common stock plus a number of additional shares to be issued if awards outstanding under our 2014 Incentive Plan are cancelled or expire on or after the date of the special meeting of stockholders. Generally, shares of common stock reserved for awards under the EIP that lapse or are canceled (other than by exercise) will be added back to the share reserve available for future awards. However, shares of common stock tendered in payment for an award or shares of common stock withheld for taxes are not available again for future awards. In addition, Shares repurchased by the Company with the proceeds of the option exercise price may not be reissued under the EIP.

Stock Options. Stock options granted under the EIP may either be incentive stock options, which are intended to satisfy the requirements of Section 422 of the Code, or non-qualified stock options, which are not intended to meet those requirements. Incentive Stock Options may be granted to employees of the Company and its affiliates. Non-qualified options may be granted to employees, directors and consultants of the Company and its affiliates and the term of the option may not be longer than ten years. The exercise price of a stock option may not be less than 100% of the fair market value of our common stock on the date of grant. If an incentive stock option is granted to an individual who owns more than 10% of the combined voting power of all classes of our capital stock, the exercise price may not be less than 110% of the fair market value of our common stock on the date of grant and the term of the option may not be longer than five years.

Award agreements for stock options include rules for exercise of the stock options after termination of service. Options may not be exercised unless they are vested, and no option may be exercised after the end of the term set forth in the award agreement. Generally, stock options will be exercisable for three months after termination of service for any reason other than death or total and permanent disability, and for 12 months after termination of service on account of death or total and permanent disability but will not be exercisable if the termination of service was due to cause.

Restricted Stock. Restricted stock is common stock that is subject to restrictions, including a prohibition against transfer and a substantial risk of forfeiture, until the end of a “restricted period” during which the grantee must satisfy certain time or performance-based vesting conditions. If the grantee does not satisfy the vesting conditions by the end of the restricted period, the restricted stock is forfeited.

During the restricted period, the holder of restricted stock has the rights and privileges of a regular stockholder, except that the holder of such restricted stock is not entitled to receive dividends during the restricted period and the restrictions set forth in the applicable award agreement apply. For example, the holder of restricted stock may vote the restricted shares; but he or she may not sell the shares until the restrictions are lifted.

Other Stock-Based Awards. The EIP also authorizes the grant of other types of stock-based compensation including, but not limited to stock appreciation rights, phantom stock awards, and stock unit awards. Our Board of Directors or an authorized committee may award such stock-based awards subject to such conditions and restrictions as it may determine. These conditions and restrictions may include continued employment with us through a specified restricted period or achievement of one or more performance goals.

Restricted Stock Units. Restricted stock units are phantom shares that vest in accordance with terms and conditions established by the Compensation committee and when the applicable restrictions lapse, the grantee shall be entitled to receive a payout in cash, shares or a combination thereof based on the number of restricted stock units as specified in the award agreement. Dividend equivalents may accrue but shall not be paid prior to and only to the extent that, the restricted stock unit award vests.

Plan Administration. In accordance with the terms of the EIP, our Board of Directors has authorized our Compensation committee to administer the EIP. The Compensation committee may delegate part of its authority and powers under the EIP to one or more of our directors and/or officers, but only the Compensation committee can make awards to participants who are subject to the reporting and other requirements of Section 16 of the Securities Exchange Act of 1934. In accordance with the provisions of the EIP, our Compensation committee determines the terms of awards, including:

●	which employees, directors and consultants will be granted awards;

●	the number of shares subject to each award;

●	the vesting provisions of each award;

●	the termination or cancellation provisions applicable to awards; and

●	all other terms and conditions upon which each award may be granted in accordance with the EIP.

In addition, our Compensation committee may, in its discretion, amend any term or condition of an outstanding award provided (i) such term or condition as amended is permitted by the EIP, and (ii) any such amendment shall be made only with the consent of the participant to whom such award was made, if the amendment is adverse to the participant unless such amendment is required by applicable law or necessary to preserve the economic value of such award; and provided, further, that, without the prior approval of our stockholders, options and stock appreciation rights will not be repriced, replaced or regranted through cancellation or by lowering the exercise price of a previously granted award.

Stock Dividends and Stock Splits. If our common stock shall be subdivided or combined into a greater or smaller number of shares or if we issue any shares of common stock as a stock dividend, the number of shares of our common stock deliverable upon exercise of an option issued or upon issuance of an award shall be appropriately increased or decreased proportionately, and appropriate adjustments shall be made in the exercise price per share of stock options or purchase price, if any, and performance goals applicable to performance-based awards, if any, to reflect such subdivision, combination or stock dividend.

Corporate Transactions. Upon a merger or other reorganization event, our Board of Directors may, in its sole discretion, take any one or more of the following actions pursuant to our EIP, as to some or all outstanding awards:

●	provide that all outstanding options shall be assumed or substituted by the successor corporation;

●	upon written notice to a participant provide that the participant’s unexercised options will terminate immediately prior to the consummation of such transaction unless exercised by the participant;

●	in the event of a merger pursuant to which holders of our common stock will receive a cash payment for each share surrendered in the merger, make or provide for a cash payment to the participants equal to the difference between the merger price times the number of shares of our common stock subject to such outstanding options, and the aggregate exercise price of all such outstanding options, in exchange for the termination of such options;

●	provide that outstanding awards shall be assumed or substituted by the successor corporation, become realizable or deliverable, or restrictions applicable to an award will lapse, in whole or in part, prior to or upon the merger or reorganization event; and

●	with respect to stock grants and in lieu of any of the foregoing, our Board of Directors or an authorized committee may provide that, upon consummation of the transaction, each outstanding stock grant shall be terminated in exchange for payment of an amount equal to the consideration payable upon consummation of such transaction to a holder of the number of shares of common stock comprising such award (to the extent such stock grant is no longer subject to any forfeiture or repurchase rights then in effect or, at the discretion of our board of directors or an authorized committee, all forfeiture and repurchase rights being waived upon such transaction).

Amendment and Termination. The EIP may be amended by our stockholders. It may also be amended by our Compensation committee, provided that any amendment approved by our Compensation committee which is of a scope that requires stockholder approval as required by (i) the rules of The Nasdaq Stock Market, (ii) in order to ensure favorable federal income tax treatment for any incentive stock options under Code Section 422 or (iii) for any other reason, is subject to obtaining such stockholder approval. In addition, other than in connection with stock dividends, stock splits, recapitalizations or reorganizations, at any time when the exercise price of a stock option is above the fair market value of a share, the Compensation committee may not without stockholder approval reduce the exercise price or cancel any outstanding option in exchange for a replacement option having a lower exercise price, or for any other equity award or for cash. In addition, the Compensation committee may not take any other action that is considered a direct or indirect “repricing” for purposes of the stockholder approval rules of the applicable securities exchange or inter-dealer quotation system on which the Shares are listed, including any other action that is treated as a repricing under generally accepted accounting principles. However, no such action may adversely affect any rights under any outstanding award without the holder’s consent unless such amendment is required by applicable law or necessary to preserve the economic value of such award.

Duration of Plan. The EIP will expire by its terms on July 24, 2030.

Federal Income Tax Considerations

The material federal income tax consequences of the issuance and exercise of stock options and other awards under the EIP, based on the current provisions of the Code and regulations, are as follows. Changes to these laws could alter the tax consequences described below. This summary assumes that all awards granted under the EIP are exempt from or comply with, the rules under Section 409A of the Code related to nonqualified deferred compensation.

Incentive Stock Options:	Incentive stock options are intended to qualify for treatment under Section 422 of the Code. An incentive stock option does not result in taxable income to the optionee or deduction to us at the time it is granted or exercised, provided that no disposition is made by the optionee of the shares acquired pursuant to the option within two years after the date of grant of the option nor within one year after the date of issuance of shares to the optionee (referred to as the “ISO holding period”). However, the difference between the fair market value of the shares on the date of exercise and the option price will be an item of tax preference includible in “alternative minimum taxable income” of the optionee. Upon disposition of the shares after the expiration of the ISO holding period, the optionee will generally recognize long term capital gain or loss based on the difference between the disposition proceeds and the option price paid for the shares. If the shares are disposed of prior to the expiration of the ISO holding period, the optionee generally will recognize taxable compensation, and we will have a corresponding deduction, in the year of the disposition, equal to the excess of the fair market value of the shares on the date of exercise of the option over the option price. Any additional gain realized on the disposition will normally constitute capital gain. If the amount realized upon such a disqualifying disposition is less than fair market value of the shares on the date of exercise, the amount of compensation income will be limited to the excess of the amount realized over the optionee’s adjusted basis in the shares.

Non-Qualified Options:	Options otherwise qualifying as incentive stock options, to the extent the aggregate fair market value of shares with respect to which such options are first exercisable by an individual in any calendar year exceeds $100,000, and options designated as non-qualified options will be treated as options that are not incentive stock options.

A non-qualified option ordinarily will not result in income to the optionee or deduction to us at the time of grant. The optionee will recognize compensation income at the time of exercise of such non-qualified option in an amount equal to the excess of the then value of the shares over the option price per share. Such compensation income of optionees may be subject to withholding taxes, and a deduction may then be allowable to us in an amount equal to the optionee’s compensation income.

An optionee’s initial basis in shares so acquired will be the amount paid on exercise of the non-qualified option plus the amount of any corresponding compensation income. Any gain or loss as a result of a subsequent disposition of the shares so acquired will be capital gain or loss.

Stock Grants:	With respect to stock grants under the EIP that result in the issuance of shares that are either not restricted as to transferability or not subject to a substantial risk of forfeiture, the grantee must generally recognize ordinary income equal to the fair market value of shares received. Thus, deferral of the time of issuance will generally result in the deferral of the time the grantee will be liable for income taxes with respect to such issuance. We generally will be entitled to a deduction in an amount equal to the ordinary income recognized by the grantee.

With respect to stock grants involving the issuance of shares that are restricted as to transferability and subject to a substantial risk of forfeiture, the grantee must generally recognize ordinary income equal to the fair market value of the shares received at the first time the shares become transferable or are not subject to a substantial risk of forfeiture, whichever occurs earlier. A grantee may elect to be taxed at the time of receipt of shares rather than upon lapse of restrictions on transferability or substantial risk of forfeiture, but if the grantee subsequently forfeits such shares, the grantee would not be entitled to any tax deduction, including as a capital loss, for the value of the shares on which he previously paid tax. The grantee must file such election with the IRS within 30 days of the receipt of the shares. We generally will be entitled to a deduction in an amount equal to the ordinary income recognized by the grantee.

Stock Units:	The grantee recognizes no income until the issuance of the shares. At that time, the grantee must generally recognize ordinary income equal to the fair market value of the shares received. We generally will be entitled to a deduction in an amount equal to the ordinary income recognized by the grantee.

On July 23, the closing market price per share of our common stock was $2.52, as reported by The Nasdaq Stock Market.

The affirmative vote of a majority of the shares cast affirmatively or negatively at the annual meeting is required for the adoption of the EIP.

Recommendation of the Board

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT OUR STOCKHOLDERS
VOTE “FOR” THE APPROVAL OF THE EIP PROPOSAL.

THE GOLDEN PARACHUTE PROPOSAL

Overview

Section 14A of the Exchange Act and Rule 14a-21(c) under the Exchange Act requires that MICT seek a non-binding advisory vote from the holders of its common stock to approve the compensation that was paid to David Lucatz, the President and Chief Executive Officer of MICT in connection with the Merger. As required by these provisions, MICT is asking its stockholders to vote on the adoption of the following resolution.

“RESOLVED, that the compensation that paid to David Lucatz, the former President and Chief Executive Officer of MICT in connection with or subsequent to the Merger, as disclosed in this proxy statement and the agreements or understandings pursuant to which such compensation will be paid or may become payable, are hereby APPROVED and RATIFIED.”

As this vote is advisory, it will not be binding upon the MICT Board and the MICT Board will not be required to take any action as a result of the outcome of this vote. Approval of this proposal is not a condition to completion of the Merger. The vote with respect to this proposal is an advisory vote and will not be binding on MICT.

Vote Required for Approval

The affirmative vote of a majority of the voting power of the votes cast at the Special Meeting is required for the Golden Parachute Proposal. Abstentions and broker-non votes will have no effect on the outcome of the vote on this proposal.

Recommendation of the Board

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT OUR STOCKHOLDERS
VOTE “FOR” THE APPROVAL OF THE GOLDEN PARACHUTE PROPOSAL.

THE ADJOURNMENT PROPOSAL

The Adjournment Proposal, if adopted, will allow the MICT Board to adjourn the Special Meeting to a later date or dates. The Adjournment Proposal will only be presented to stockholders if MICT determines that there are not sufficient votes to approve one or more proposals presented at the Special Meeting. In no event will the MICT Board adjourn the Special Meeting beyond the date by which it may properly do so under its certificate of incorporation and Delaware law.

Consequences if the Adjournment Proposal is Not Approved

If the Adjournment Proposal is not approved by MICT’s Stockholders, the MICT Board may not be able to adjourn the Special Meeting to a later date, if MICT determines that there are not sufficient votes to approve one or more proposals presented at the Special Meeting.

Required Vote

The affirmative vote of a majority of the voting power of the votes cast at the Special Meeting is required for the Adjournment Proposal. Adoption of the Adjournment Proposal is not conditioned upon the adoption of any of the other proposals.

Recommendation of the Board

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT OUR STOCKHOLDERS
VOTE “FOR” THE APPROVAL OF THE ADJOURNMENT PROPOSAL.

DESCRIPTION OF THE BUSINESS

MICT’s Historical Business

MICT was formed as a Delaware corporation on January 31, 2002. On March 14, 2013, MICT changed its corporate name from Lapis Technologies, Inc. to Micronet Enertec Technologies, Inc. On July 13, 2018, following the sale of its former subsidiary Enertec Systems Ltd., MICT changed its name from Micronet Enertec Technologies, Inc. to MICT, Inc. MICT’s shares have been listed for trade on the Nasdaq Capital Market, or Nasdaq, since April 29, 2013.

Prior to completion of the Merger, MICT operated primarily thorugh its Israel-bsed subsidiary, Micronet.

Micronet, through both its Israeli and U.S. operational offices, designs, develops, manufactures and sells rugged mobile computing devices that provide fleet operators and field workforces with computing solutions in challenging work environments. Micronet’s vehicle portable tablets are designed to increase workforce productivity and enhance corporate efficiency by offering computing power and communication capabilities that provide fleet operators with visibility into vehicle location, fuel usage, speed and mileage. Furthermore, users are able to manage the drivers in various aspects, such as: driver behavior, driver identification, reporting hours worked, customer/organization working procedures and protocols, route management and navigation based on tasks and time schedule. End users may also receive real time messages for various services, such as pickup and delivery, repair and maintenance, status reports, alerts, notices relating to the start and ending of work, digital forms, issuing and printing of invoices and payments. Through its SmartHub product, Micronet provides its consumers with services such as driver recognition, identifying and preventing driver fatigue, recognizing driver behavior, preventive maintenance, fuel efficiency and an advanced driver assistance system. In addition, Micronet provides third party telematics service providers, or TSPs, a platform to offer services such as “Hours of Service.” Micronet previously commenced and continues to evaluate integration with other TSPs.

Micronet is currently entering the video analytics device market by developing an all in-one video telematics device known as Micronet SmartCam. Micronet SmartCam is based on the powerful and flexible Android platform, and is expected to be a ruggedized, integrated, and ready-to-go smart camera supporting complete telematics features designed for in-vehicle use. Coupled with vehicle-connected interfaces, state of the art diagnostic capabilities, and two cameras, it offers video analytics and telematics services addressing safety, vehicle health, and tracking needs of commercial fleets. We believe that Micronet SmartCam provides a versatile, advanced, and affordable mobile computing platform for a variety of fleet management and video analytics solutions. The powerful computing platform, coupled with the Android 9 operating system, allows our customers to run their applications or pick and choose a set of applications and services from the Micronet marketplace. Micronet’s customers consist primarily of application service providers, or ASPs, and solution providers specializing in the MRM market. These companies sell Micronet’s products as part of their MRM systems and solutions. Currently, Micronet does not sell directly to end users. Micronet customers are generally MRM solution and service providers, ASP providers in the transportation market, including long haul, local fleets’ student transportation (yellow busses) and fleet and field management systems for construction and heavy equipment. Micronet products are used by customers worldwide.

Sale of Enertec Systems 2001 Ltd.

On December 31, 2017, MICT, Enertec Systems 2001 Ltd., or Enertec, previously our wholly owned subsidiary, and Enertec Management Ltd., entered into a Share Purchase Agreement, or the Share Purchase Agreement, with Coolisys Technologies Inc., or Coolisys, a subsidiary of DPW Holdings, Inc., or DPW, pursuant to which we agreed to sell the entire share capital of Enertec to Coolisys. As consideration for the sale of Enertec’s entire share capital, Coolisys agreed to pay, at the closing of the transaction, a purchase price of $5,250,000 as well as assume up to $4,000,000 of Enertec debt. On May 22, 2018, MICT closed on the sale of all of the outstanding equity of Enertec pursuant to the Share Purchase Agreement.

At the closing, MICT received aggregate gross proceeds of approximately $4,700,000 of which 10% will be held in escrow for up to 14 months after the closing to satisfy certain potential indemnification claims. The final consideration amount was adjusted, pursuant to the terms of the Share Purchase Agreement, as a result of adjustments relating to certain Enertec debts at the closing. In addition, Coolisys also assumed approximately $4,000,000 of Enertec’s debt.

In conjunction with, and as a condition to, the closing, the Company, Enertec, Coolisys, DPW and Mr. David Lucatz, our former Chief Executive Officer, executed a consulting agreement, or the Consulting Agreement, whereby we, via Mr. Lucatz, will provide Enertec with certain consulting and transitional services over a 3 year period as necessary and requested by the Coolisys (but in no event to exceed 20% of Mr. Lucatz’s time). Coolisys (via Enertec) will pay us an annual consulting fee of $150,000 as well as issue us 150,000 restricted shares of DPW Class A common stock, or the DPW Equity, for such services, to be vested and released from restriction in three equal installments, with the initial installment vesting the day after the closing and the remaining installments vesting on each of the first 2 anniversaries of the closing. In the event of a change of control in the Company, or if Mr. Lucatz shall no longer be employed by us, the rights and obligations under the Consulting Agreement shall be assigned to Mr. Lucatz along with the DPW Equity.

Micronet

Micronet currently operates via its Israeli and U.S. facilities, the first located in Azur, Israel, near Tel Aviv, and the latter located in Salt Lake City, Utah, from which Micronet operates. Micronet operates in the MRM market as a global developer, manufacturer and provider of mobile computing platforms, designed for integration into fleet management and mobile workforce management solutions. The products and solutions designed, developed and manufactured by Micronet include rugged mobile computing devices (tablets and on-board-computers) that provide fleet operators and field workforces with computing solutions for challenging work environments, such as extreme temperatures, repeated vibrations or dirty and wet or dusty conditions.

Micronet’s connected tablets collect data from the vehicle’s environment, upload the data to the customer’s cloud and are designed to increase workforce productivity, enhance corporate efficiency and customer service by offering computing power and communication capabilities. Micronet products provide fleet operators with, among other things, data on vehicle location, fuel usage, speed and mileage and allow the installation of software applications and communication integration enabling the users to manage the drivers in various aspects such as: driver behavior (including through real-time video analytics), driver identification, hourly working reports, customer/organization working procedures and protocols, rout management, electronic logging and navigation based on tasks and time schedules and other insights into their mobile workforce, allowing customers to reduce operating and capital costs while increasing revenue. End users of Micronet’s products may now also receive real time messages for various services such as pickup and delivery, repair and maintenance, status reports, alerts, notices relating to start and ending of work, digital forms, issuing and printing of invoices and payments.

Micronet conducts its sales and support activities mainly through its U.S.-based facilities. Micronet’s customers include leading international MRM solution and service providers as well as Value Added Resellers, or VARs. Micronet maintains an in-house research and development staff and operates an ISO 9001-2008 certified manufacturing facility.

Micronet’s products are used in and/or targeted to a wide range of MRM industry sectors, including:

●	haulage and distribution, which includes short- and long- haul trucking and distribution servicing of urban retail and wholesale needs, such as delivery of packages, parts and similar items;

●	public transportation, which refers mainly to buses, para-transit, taxis and limousine services;

●	construction, which refers to vehicle fleets that are involved in the construction industry such as cement trucks and heavy equipment;

●	service industries, which include insurance companies, rental car companies and other companies operating large mobile service force of technicians, installers and similar personnel;

●	municipalities, which include waste management and field workers such as public works; and

●	public safety services, which includes fire departments, ambulances, police and forestry.

Micronet’s products are fully programmable and provide customers with the operational flexibility to customize such products for their ongoing needs via a comprehensive development tool kit package that enables them to develop independently and support their own industry-specific applications and solutions.

Micronet believes that awareness and demand for MRM solutions is significantly increasing, as customers seek to optimize workforce productivity and customer satisfaction. In addition, Micronet believes that the local fleet market is considered to be among the leading, largest and fastest growing segments of the MRM market

Micronet currently offers its customers optional third party software services based on Android platform devices, which enable customer management and control (configuration and updates) of the products, including updates for the operational system, distance diagnostics of the product and similar services. These services are based on Micronet’s business cooperation with third party software vendors, which are integrated into the Micronet offered solutions and include guardian system design, or GSD, a cloud based system. Such solutions offer customers and fleets the ability to manage, control and operate their equipment from a distance, perform malfunction diagnostics and improve their efficiency and provide a cost saving solution for the duration of the life of the installed products.

Micronet is also developing its own software which will enable the customers to receive reports related to specific data directly from the vehicle computers.

In early 2019, Micronet launched its new business and technological services which may include an MRM application store service for the MRM market, which is anticipated to include applications specifically designed for fleet management and workforce management purposes.

Micronet is also focusing on adding application layers to its open hardware platforms in order to provide a comprehensive solution for its customers by integrating and developing a dedicated MRM application store that will be open to Micronet’s customers, and will enable Micronet to capitalize on the software as a service component of its business model, increasing hardware sales and increasing demand for its services. To this end, Micronet focuses on creating technological and commercial collaborations with MRM applications and application providers to provide comprehensive solutions for its own hardware solutions.

We believe that these new products and solutions will further improve the performance and respond to additional specific MRM requirements, allowing Micronet’s customers to better achieve their desired results and performance.

Micronet’s key initiatives for future revenue growth include the following:

●	expanding sales activities in the North American and European markets, which will include establishing strong relationships with new customers and partners;

●	addressing the local fleet vertical of the MRM market with tablets that are specifically designed to support sales to local fleets through multiple value added resellers by offering advanced features at competitive prices;

●	supporting Android OS, to satisfy a wider customer base, enabling independent application programming and integration with various mission critical automotive system and enterprise-level software solutions;

●	upgrading and enhancing current products and engaging in new product development and launching based on input from clients and partners; and

●	partnering with major truck manufacturers to develop a built-in, telematics platform.

Developments in the communications market in recent years have enabled Micronet to integrate its products into new standard technologies, which have reduced communication costs and extended availability, thereby increasing the demand for Micronet’s products and solutions. Micronet has made significant investments in its facilities, infrastructure and manufacturing capabilities and has made product enhancements and strengthened functionality.

Market Opportunity

Micronet operates in the MRM market. Micronet’s customers are located around the world and are telematics service providers that provide fleet management solutions and services, including cloud services, with emphasis on specific vertical markets such as transportation and distribution (short and long distances), passenger transportation (buses, taxis, special transportation), various types of technical services (communications, maintenance), emergency services (police, firefighters, ambulances), etc. The range of replacement products for Micronet’s products in the MRM market includes retail products such as smartphones, tablets and navigation devices, through Original Equipment Manufacturers’, or OEMs, products that are manufactured according to specific specifications for the customer, at various price and performance levels, to products developed and manufactured by customers themselves in-house. On the basis of market data held by Micronet, the size of the global market relevant to Micronet, in terms of the number of vehicles with telematics systems for managing fleet fleets, was approximately 30 million units at the end of 2018. The United States and Europe are leading the market with 13 million and 7 million installed vehicles, respectively, with an average annual growth rate of 17% and 14.2%, respectively. Historically, the United States has been the largest market in which Micronet operates and sells its products. Based on the current information known to us as published by market analysis reports, 13 million GPS devices / mobile devices are used in service with MRM systems to monitor and track fleet of vehicles, carriers, equipment and employees. This number is expected to grow to more than 14 million units by the end of 2019 and to 16 million units at the end of 2020. In 2018, the global penetration rate of MRM systems for fleet management was 15%. In the United States alone, the rate of penetration is expected to increase from 30% at the end of 2018 to about 40% in the years 2019-2020.

Most of the products manufactured or marketed by Micronet are intended for sale abroad, in particular to North America, which is currently Micronet’s main geographical target market. The MRM market is a growing market and accordingly Micronet believes that it can grow in the coming years as a result thereof.

Products and Services

Micronet’s products are devices and services for the management of commercial vehicle fleets and the management of mobile resources, and are designed to make the work environment of commercial fleets accessible and convenient, while maintaining the full management and control capability of fleet managers and task managers. Micronet’s hardware product is a rugged computer / tablet designed for installation in the vehicle (i.e., a cab) as part of an advanced technological solution including fleet management. The company’s products include software development tools and various interfaces that support solutions for vertical markets for transportation, buses, service technicians and the like. The company’s products, design and development products are based on and support the Android operating system. The handsets enable connection to in-vehicle and out-of-the-box products via wireless communication (via Bluetooth, 3G, 3.5G, LTE, NFC, Wi-Fi) and landline connections such as USB, Serial Ports, Ethernet LAN and GPS.

In addition to selling its devices, Micronet now offers its customers with ancillary optional services for its Android-based devices, enabling the customer remote management and control, remote updating of the operating system, remote diagnostics of the device, etc. This service is based on a business cooperation between Micronet and third party specialized software manufacturers in the field of Over The Air service. These software manufacturers fully integrate their software products with Micronet’s Android-based product line, including the GSD cloud computing system that provides advanced software tools to manage and support Over The Air updates, thereby enabling remote equipment management and fault diagnosis. Micronet’s GSD solutions offer operational advantages and cost savings over the period of use of Micronet’s products.

An additional software service offered by Micronet on the basis of dedicated software developed by Micronet, enables its customers to receive reports of specific data they require from their computers. The software is installed on Micronet’s computers and regularly monitors the data that passes through the computer network, such as reports of technical problems in the engine, the status of the fuel tank, the mileage, and the speed of the vehicle.

Currently, Micronet offers products based on Android OS versions 4, 5.1 and 9 which are expected to be launched in the coming months. Micronet’s product line includes several product families including SmarTab, SmartHub, TREQ317 and the TREQ 317OBC. These products have similar characteristics, but are designed for different customer requirements and among other, are based on different price levels. In light of the existing trend of organizations and end users to expand and accelerate the use of the Android operating system, Micronet is focusing on establishing its products on this system, which is an open, flexible and powerful software system that enables innovation and creativity in application development in target markets. Micronet intends to cease supporting its older products which are Windows CE-based products under its end of life policy.

Micronet has begun, and intends to continue in 2019, to implement a business activity plan and new technologies, based on an MRM application store service, especially for fleet management and personnel management applications. Micronet is collaborating with several application providers in the market to create integrated solutions on the company’s hardware platforms based on the open operating system (Android) and offers a multi-layer solution that includes hardware, operating system and dedicated software that enables its customers to integrate it into the service system in a quick way, while significantly reducing the return on investment time and reducing development and support costs. By implementing this business model, Micronet is interested in expanding its customer base, turning to new marketing and distribution channels and adding a layer of recurring revenue from licensing and software services.

Micronet’s products are currently used by leading vehicle fleet service providers in the United States in the areas of vehicle tracking, navigation, task management, safety, driving improvement, fuel savings, support, etc. The company has products that support the new regulation that has entered into force, or the Electronic Logging Device, or ELD, mandate in relation to the duty of fleet operators to monitor the driving hours of drivers in their vehicles.

Strategy

Micronet’s strategy focuses on three major vertical markets: (1) traditional long haul, (2) local fleets and (3) heavy equipment. In each vertical market, Micronet implements the delivery of a comprehensive product offering that satisfies the particular needs of that market, and target potentially larger scale transactions that Micronet expects could result in higher revenue as well as increased gross margin and overall profitability. Micronet continuously analyzes the needs of the markets in which it operates in order to best serve its customers’ needs.

Micronet’s strategy is driven by, and focused on, both continued internal growth of its business through gaining a larger market share and the development of new potential markets, new technologies and innovative systems and products as well as through acquisitions. The key elements of Micronet’s strategy include:

●	continuing to invest efforts in its technology and product development, through collaborations with its partners, customers and potential customers;

●	focusing on offering innovative reliable solutions at a competitive price which will target the replacement of in house solutions of the service providers;

●	expanding the sales channels through telecom operators or carriers;

●	penetrating and developing the truck OEM market;

●	partnering with and/or acquiring complementary technology to broaden and deepen its offerings and customer base; and

●	integrating with third party application service providers in order to provide comprehensive solutions, which include hardware and advanced telematics services.

Micronet believes that one of its core competitive strengths is the breadth of its expertise in mobile data technologies, particularly in MRM technologies for the management of vehicle fleets and mobile workforces.

Micronet intends to enhance its existing products and develop new products by continuing to make investments in research and development. Micronet further intends to continue its strategy of internally developing products in order to enter new market segments, while continuing to leverage its market position in the United States and other global markets, to become a market leader for MRM products and services.

Sales and Marketing

Micronet’s customers consist primarily of TSPs and VARs specializing in the fleet and MRM markets. Currently, Micronet does not sell directly to the end users’ fleets. Micronet’s customers are generally leading TSPs and service providers of commercial solutions that integrate a wide range of positioning technologies and computing fleet communications in the MRM market.

Micronet products are used by customers worldwide. The United States currently constitutes Micronet’s largest market, representing approximately 89% of Micronet’s revenue for the year ended December 31, 2019 and 76% for the year ended December 31, 2018. In any given year, a single Micronet customer may account for a significant portion of Micronet’s revenues. For the year ended December 31, 2019, Micronet’s three largest customers represented approximately individually 46%, 35%, 16%, of Micronet’s revenues, respectively.

Research and Development

In order to keep up with the rapid technology evolution and the changing needs of the markets in which it operates, Micronet continues to focus on its innovation and the development of new products and technologies, by continuing to make the necessary investments in research and development.

Micronet upgrades and enhances its existing products on an on-going basis, including based on input from its clients and partners and from other sources. Enhancements include the addition of capabilities, improvement of product functionality and performance, and adding features to the existing hardware in order to offer customers a variety of solutions, while continuing to decrease costs to enhance its profit margins and create a competitive market pricing position.

In addition, Micronet seeks to design and manage product life cycles through a controlled and structured process. It involves customers and industry experts from its target markets in the definition and refinement of its product development. Product development emphasis is placed on meeting industry standards, ease of integration, cost reduction, design-for manufacturability, versatility and innovation, and quality and reliability.

During the fiscal years ended December 31, 2018 and 2017, Micronet spent NIS 7.1 million (approximately $2 million) and NIS 7 million (approximately $1.9 million), respectively, on research and development activities. Micronet uses its own resources to finances its research and development activities and none of the cost of such activities is borne by its customers.

To date, Micronet has received an aggregate of NIS 5.6 million (approximately $1.4 million) from the Israeli Innovation Authority, or IIA, under these three grants. Micronet is obligated to pay royalties to the IIA amounting to 3%-3.5% of the sales of the products and other related revenues generated from such projects linked to the dollar plus Libor interest rate.

Competition

Micronet operates in a highly competitive industry. Further, during the last few years, competition in the field of mobile computers has significantly increased with the mass entrance and introduction to the market of smart phones, tablets, and laptops, as well as various GPS-based hand-held devices featuring additional functionalities.

The direct competition in the field of dedicated laptops for the management of fleets is held primarily with OEMs, which provide products that enable application development and functional integration according to customer needs. To the best of Micronet’s knowledge, there are half a dozen such direct competitors operating in Micronet’s main geographical target market, North America. Most of the competitors are private companies or those who do not publish sales data specific to their products in this field, so the company does not have specific information to estimate its relative share in the market or to directly compare its size or position relative to a particular competitor.

Micronet believes that there are several products in the market that compete with its products including mobile devices, which differ among themselves in various parameters. Micronet estimates that its products are competitive in the market and offer customers a beneficial solution in view of the advanced technology implemented in such products. Micronet’s competitive position is also effected by its market positioning and the reputation it has acquired over the years through its dealings with a wide range of customers and products. Micronet estimates that its Android open operating platform based products provides for a technological edge in the market over a number of competitors, which still base their devices on their internal proprietary operating systems. These systems are closed systems and with the transformation of the world to the use of the Android system becoming the dominant operating system among customers, such vendors may be in an inferior position. Micronet’s products align with the trend of the increasing demand in the market for Android-based products, which enable each customer to develop its applications and functionalization according to its needs.

A large number of Micronet’s competitors are private companies or companies that do not disclose their sales or other financial information, making it difficult to estimate Micronet’s market share and position in the market. Micronet believes that its most significant competitors include the following: CalAmp Corp., Mobile Devices (France), TomTom (Holland), Garmin USA, Inc. and Samsung. In addition, some service providers consider the use of their in-house development capabilities for the supply of their internal needs for mobile devices.

This intensely competitive industry is characterized by rapidly changing technologies, evolving industry standards, frequent new product introductions and changes in customer requirements. In order to maintain its competitive strength, Micronet must continue to develop and introduce on a timely and cost-effective basis, new products and product features which are in line with the technological developments and emerging industry standards and address the increasingly sophisticated needs of its customers.

Micronet’s management believes its strongest competitive advantages are the durability of its products and reputation in the industry. Its competitive strengths include the following:

●	30 years of field-proven experience, including engineering and manufacturing know-how;

●	ability to deliver solutions and products to organizations and customers that are leaders in their respective industries;

●	ability to integrate advanced technological capabilities to develop new solutions and products with its own manufacturing infrastructures and facilities, as well as leverage overseas manufacturing partners, to have greater control over the end-to-end production process and cost-efficiencies;

●	professional and direct marketing methodology focused on main target customers;

●	reputation as a leading supplier in relevant markets;

●	lasting working relationships with customers;

●	an experienced, dedicated and competent management team;

●	ELD mandate compliant products; and

●	proprietary technology and know-how that allows rapid configuration and implementation of new solutions to meet the special customer needs.

Micronet currently operates via two facilities, the first located in Azur, Israel, near Tel Aviv, and the second located in Salt Lake City, Utah. These two operating facilities give Micronet additional manufacturing and marketing flexibility to serve the market’s needs, reduce its operational risk, improve its U.S. presence and provide management with additional tools to support the business.

Manufacturing

Micronet conducts its manufacturing activities mainly through third party subcontractors in Israel and outside of Israel and also using its own U.S. and Israel based facilities. Micronet operates an ISO 9001-2008 certified manufacturing facility.

During the past few years, with the exception of certain components purchased from subcontractors, Micronet has relied on itself to manufacture its products and solutions using its own facilities, capabilities and resources, which enable it to control and manage the manufacturing process.

However, Micronet has gradually begun utilizing overseas manufacturers and subcontractors for its new product offerings, in combination with its internal manufacturing facilities. As of December 31, 2018, as part of its strategy, Micronet is focused on its core competence, which includes research, development, marketing and support activities.

Accordingly with respect to its new product offerings, Micronet has shifted significant parts of its manufacturing activities from its Israeli manufacturing activity to trusted third party manufacturers and subcontractors in and outside of Israel, while increasing its operational flexibility and reducing its fixed costs attributed to the production lines. In addition, Micronet is utilizing overseas manufacturing in conjunction with its internal assembly test lines in Salt Lake City for final provisioning and shipping.

Following certain enhancements in its manufacturing and production capabilities, Micronet has manufacturing capacity and has the ability to meet current or foreseeable manufacturing needs without making any significant investments. Implemented enhancements include:

●	upgraded production and assembly line and purchased new machinery with significant higher component implementation scale;

●	increased factory facilities and upgraded various infrastructures;

●	entered into agreements with subcontractors in the field that operate additional manufacturing facilities, and have significant procurement and manufacturing capabilities and resources that are available to Micronet; and

●	certified subcontractors to perform manufacturing process to ensure flexible manufacturing infrastructures and deployment that can be used for disaster recovery scenarios or rapid increase in production needs.

If additional manufacturing resources are needed to meet increased demand for Micronet’s products, manufacturing capacity can be enhanced by adjusting the outsourcing manufacturing processes, recruiting and training additional employees, adding shifts to the labor cycles.

Intellectual Property

Proprietary rights are important to Micronet’s business because its ability to remain competitive in the market is dependent to a significant degree on its proprietary solutions and products and the technology on which they are based. To protect its proprietary rights, Micronet primarily relies on a combination of copyright and trade secret laws, internal know-how, and agreements with third parties, such as license agreements. In addition, Micronet employs internal controls such as the use of confidentiality and non-disclosure agreements. Micronet believes its proprietary technology incorporates processes, know-how, methods, algorithms, hardware and software that are the result of more than 20 years of experience and in-house expertise and thus are not easily copied. There is a significant amount of litigation with respect to intellectual property in the industry in which Micronet operates. Micronet has not, to date, been the subject of any claims or proceedings with regards to infringement of third party’s proprietary rights and it believes that its products, solutions and services do not violate or infringe any third party’s intellectual property rights. In light of the strong competition in the industry and the innovative solutions and technologies incorporated by Micronet into its recent products, Micronet has been exploring the use of patent applications and is in the process of filing certain patent applications related to its products in the United States, solutions and proprietary technologies. These patents, to the extent granted, are expected to assist Micronet to maintain its technological and competitive position in the market. Micronet’s management, together with its research and development team, monitor closely and continuously all technological developments in the market. Micronet considers and evaluates on an ad hoc basis whether technology and proprietary assets should be acquired through independent in-house development or through the purchase of patents or other technological licenses. Where the purchase of third party proprietary technology, solution or products is required and can be of advantage to its business, Micronet would purchase a license and pay appropriate royalties or license fees. Micronet currently has all third-party licenses or is in the process of acquiring licenses that it believes are necessary to maintain and develop its business.

Government Regulation

Micronet’s business is subject to certain international standards such as U.S. Federal Communications Commission, or FCC, Part 15B, FCC ID, European Conformity, or CE, and Restriction of Hazardous Substances, or RoHS, which define compatibility of interface and telecommunications standards to those implemented in Europe by the European Commission and in the United States by the FCC. Its solutions and products also comply with the E-Mark European standard, which is the standard that defines the compatibility of interface and telecommunications to all appliances installed in and around an automobile.

Employees

As of July 23, 2019, the Company had approximately six full-time employees. Our employees are not represented by any collective bargaining agreement, and we have never experienced a work stoppage. To the best of our knowledge, we have good and sustainable relations with our employees, respectively. Israeli labor laws and regulations apply to all employees based in Israel. The laws principally address matters such as paid vacation, paid sick days, length of the workday, payment for overtime and severance payments upon the retirement or death of an employee or termination of employment under specified circumstances. The severance payments may be funded, in whole or in part, through a managers’ insurance fund or a pension fund. The payments to the managers’ insurance fund or pension fund toward severance amount to 8.3% of wages. Furthermore, Israeli employees and employers are required to pay predetermined sums to the National Insurance Institute of Israel. Since January 1, 1995, these amounts also include payments for health insurance.

Description of Property

Micronet currently maintains two facilities in adjacent buildings in Azur, Israel. Both of these facilities are leased, one under a long-term lease, or the Long Term Lease, under which Micronet has purchased “like ownership” rights from the Israeli Land Administration. The facility subject to the Long Term Lease is used as Micronet’s headquarters and the other facility is an industrial building which houses its factory. Micronet’s executive offices occupy approximately 9,150 square feet and house the corporate functions, sales support, and marketing, finance, engineering and operating groups. The Long Term Lease expires in April 2028, subject to Micronet’s option to extend the term by another 49 years. Micronet does not pay rent with respect to this facility because it has purchased the lease rights. The factory facility occupies approximately 9,400 square feet at approximately $6,000 per month. The facility is used for the manufacturing and logistic support of the business, including warehouse. During 2017, Micronet paid $89,000 in connection with the Long Term Lease.  Micronet believes that its present facilities are suitable for its existing and projected operations for the near future.

MICT’s U.S. subsidiary, Micronet Inc., maintains leased offices in Salt Lake City, Utah. Micronet Inc.’s lease was extended on month to month basis in May 2016 until either party provides three months’ written notice to the other and the rent cost is approximately $252,000 per year. The factory facility in Salt Lake City occupies approximately 14,809 square feet and is used for the assembly and logistic support of the business, including warehouse.

Legal Proceedings

From time to time, MICT and/or Micronet may become subject to litigation incidental to its business.

In March 2017, MICT entered into an Investment Banking Agreement (the “Sunrise Agreement”) with Sunrise Securities LLC and Trump Securities LLC (collectively, “Sunrise”) through Sunrise’s principal, Amnon Mandelbaum, pursuant to which Sunrise agreed to assist MICT in identifying, analyzing, structuring, and negotiating suitable business opportunities, such as a sale of stock or assets, merger, tender offer, joint venture, financing arrangement, private placement, or any similar transaction or combination thereof.  The parties initially disagreed as to the amount of the fee that would be payable upon the closing of the transactions contemplated by the Merger Agreement. There are also questions about the applicability of the Sunrise Agreement to the Merger, and it is thus not clear whether or not Sunrise shall be owed any transaction fee upon the closing of the Merger.  There can be no assurance that a settlement will be reached with respect to this disagreement.

If Sunrise asserts a claim for fees and a settlement is not reached, it could result in litigation or other legal proceedings, which may cause MICT and/or GFH (which, pursuant to the Merger Agreement, shall be responsible for the settlement and payment of any claims brought under the Sunrise Agreement) to incur substantial costs defending such dispute, and which could delay the closing of the Merger or result in the termination of the Merger Agreement.

MICT’s Business Following Acquisition of Intermediate

Overview

In addition to the matters described in “Description of the Business – MICT’s Existing Business”, in connection with the closing of the transactions contemplated by the Merger Agreement, MICT’s business also includes the business of Intermediate, as described herein.

We believe that we are well positioned, through our acquisition of Intermediate, to establish ourselves as a financial technology company with a significant China marketplace and in other areas of the world. Intermediate has been in the process of building various platforms for business opportunities in various verticals and technology segments it can capitalize on, and we will continue to add the capabilities of such platforms through acquisition or license of technologies to support these efforts in the different market segments as more fully described below. By building secure, reliable and scalable platforms with the high volume processing capability, we believe that we, through our acquisition of Intermediate, are able to provide customized solutions that address the needs of a very diverse client base.

Intermediate’s management has over 15 years’ experience in dealing with the largest websites and portals on resale of products in China and deep connections with local governments. Taking advantage of their profound experience and deep connections, such management is seeking to secure material contracts in valuable market segments in China and have now developed good opportunities, which will allow us to access the following market segments:

●	Stock trading

●	Oil and gas trading

●	Insurance brokerage

●	Recyclable metal trading

Stock Trading Platform

Overview

Intermediate has been in the process of developing an advanced technology platform capable of transforming the investing experience by offering a fully digitized and app-enabled brokerage service covering several markets. Harnessing the security, reliability and volume capabilities of this platform and its management’s longstanding commercial relationships in China, we will aim to provide investing services, including stock trading and clearing, margin financing, market data and information, and interactive social features to retail investors through our proprietary one-stop digital platform. The development of the platform is very advanced and is expected to be completed by within the next few months. Through our acquisition of Intermediate, we are in the process of obtaining licenses and permits for operating the platform and expect to launch the online stock trading platform initially in China once all necessary licenses and permits have been obtained.

In connection with our acquisition of Intermediate, we intend to seek licenses issued by appropriate authorities, initially in China and later in other jurisdictions, such as Hong Kong, the US and UK, for dealing in securities, advising on securities, dealing in futures contracts, advising on futures contracts, providing automated trading services and for asset management. We hope to establish our platform as a successful financial technology platform by maintaining a compelling user experience, driving constant product innovation and introducing additional services that benefit clients.

The Platform

Technology will permeate every part of our stock trading business, allowing us, through our acquisition of Intermediate, to offer a redefined user experience built upon an agile, stable, scalable and secure platform. We aim to primarily serve the emerging affluent Chinese population, pursuing a massive opportunity to facilitate a once-in-a-generation shift in the wealth management industry and build a digital gateway into broader financial services. We, through our acquisition of Intermediate, intend to launch our stock trading business on the premise that no one should be precluded from investing on the basis of prohibitive transaction costs or financial industry inexperience. The platform is designed to provide an elegant user experience integrating clear and relevant market data, social collaboration and best-in-class trade execution. Over time, we intend to continuously enhance this technology and build a comprehensive, user-oriented and cloud-based platform that is fully-licensed to conduct securities brokerage business beginning in China and followed by other jurisdictions. We expect this to serve as a foundation from which we can execute growth strategies with an operating efficiency that will allow us to offer competitive commission rates that are more favourable than leading players in China.

In connection with our acquisition of Intermediate, we aim to provide investing services through a proprietary digital platform, which is being built to serve as a highly integrated application accessible through any mobile device, tablet or desktop. We intend to surround these trading and margin financing services and enhance user and client experience with market data and news, research, as well as powerful analytical tools, providing clients with a data rich foundation to simplify the investing decision-making process.

We also intend to take steps to broaden the platform’s reach and promote the exchange of information through social network services. In contrast to traditional investing platforms and other online brokers, we intend to embed social media tools to create a user-centered network and provide connectivity to users, investors, companies, analysts, media and key opinion leaders. We expect this to foster the free flow of information, reduce information asymmetry and support the investing decision-making process. For instance, users would be able to exchange market views, watch live broadcasts of corporate events, and participate in investment education courses offered through the platform. Importantly, we expect such social networking tools to serve as a powerful engagement tool. User activities would provide us with invaluable user data which informs its product development and monetization efforts.

Market Opportunity

China has relaxed conditions for access for foreign investors to trade in securities, while also allowing foreign parties to participate in the operation of securities businesses as major shareholders. The Chinese government is committed to supporting the finance sector as an important core area of competitiveness for the country. Recent launches of major two-way securities initiatives have included Shanghai-Hong Kong Stock Connect, Shenzhen-Hong Kong Stock Connect and Shanghai-London Stock Connect. In addition, the China Securities Depositary and Clearing Co., Ltd has liberalized one person-one account restrictions.

A-shares, which are shares of companies listed and traded in the China mainland stock markets, offer a far larger and more diverse opportunity for investors. There are more than 4,000 A–shares companies, with listings in either Shanghai or Shenzhen Stock Exchange. In market capitalization, or value terms, China A-shares market is one of the world’s largest markets with a total value of $10 trillion as of July 23, 2020.

The Chinese stock market, including A-share market, attracts investors to invest in new economy stocks.

2020
Information Technology	23.1%
Energy	2.01%
Consumer Staples	7.9%
Materials	3.4%
Source: MSCI

Taken as a whole, the domestic A-share market has many dynamic companies in the technology and consumer spaces. Alibaba and Tencent, whose shares are both listed in the U.S., have already become household names among many U.S. investors who have admired the fast growth of these internet and online shopping giants. Investors hope to find the next set of high-growth companies as they become available to foreign investors. Including A-shares, H-shares, Red chips, P-chips and N-chips, the Chinese stock universe has a market value in excess of $16 trillion as of June 30, 2020, according to a report by 21 Data News Laboratory.

According to data from China Securities Depositary and Clearing Co., Ltd, as of June 2020, the total number of A-share investors was 167,115,200, of which more than 99.78% were retail investors. According to a survey in the 2019 Investigation Report on Individual Investors issued by Shenzhen Stock Exchange, the average amount of stock account assets of the interviewees is RMB547,000, and the amount invested in stocks by the interviewees accounts for 27.3% of the total family current assets.

We, through our acquisition of Intermediate, are developing an online investment platform to serve ordinary retail investors, focusing on remote account opening, artificial intelligence stock selection and intelligent trading functions through proprietary financial technology. The platform is expected to provide customers access to financial information, market conditions data, investment consulting services, a knowledge-sharing trading community, intelligent analysis and stock trading.

It is envisaged that revenues will be generated from stock trading commission income, interest income from financing and securities lending/borrowing, charges for intelligent stock recommendations and intelligent trading functions, charges from investment consulting and charges from stock trading strategy functions.

With popularization of mobile technology and growing acceptance of online trading, we believe that the online securities market is characterized by the following trends:

●	traditional brokers are shifting online while purely offline brokers are increasingly at a disadvantage or, in some cases, exiting the market altogether;

●	internet giants continue to invest in online brokerage services, demonstrating the industry’s recognition of online brokerage services as an important component of a financial services business and potentially a gateway to broader opportunities;

●	technological barriers to entry remain high particularly relating to building a secure infrastructure that can transcend geographies and asset classes;

●	operational barriers to entry remain high particularly relating to regulatory and capital requirements;

●	user experience remains a key competitive strength as digitally born investors become a larger component of the addressable market; and

●	revenue models are evolving as competition intensifies, with ancillary and other value-added services underlying platform differentiation.

Challenges

Our ability to execute this business plan is subject to risks and uncertainties, including those relating to our ability to:

●	navigate a complex and evolving regulatory environment;

●	offer personalized and competitive online brokerage and other financial services;

●	increase the utilization of its services by existing and new users;

●	offer attractive commission fees while driving the growth and profitability of its stock trading business;

●	maintain and enhance its relationships with our stock trading business partners;

●	enhance its technology infrastructure to support the growth of its stock trading business and maintain the security of its system and the confidentiality of the information provided and utilized across its system;

●	improve its operational efficiency;

●	attract, retain and motivate talented employees to support the launch and growth of its stock trading business;

●	navigate economic condition and fluctuation; and

●	defend itself against legal and regulatory actions, such as actions involving intellectual property or privacy claims.

Services

We, through our acquisition of Intermediate, intend to provide users of the platform and clients a comprehensive set of services throughout their investing experience. Our core services will include trade execution and margin financing. We intend to surround such core offerings with a variety of value-added services, including margin financing and securities lending services, market data and information services, and user community and social interaction functions, many of which we plan to provide free of charge, to address the clients’ broader brokerage needs as well as increase general client engagement.

Users and Clients

Intermediate had licensed a database of millions of users to whom we intends to market our platform and services once launched. The targeted users are middle-class Chinese nationals who are generally aged from 25 to 45.

We, through our acquisition of Intermediate, intend to grow Intermediate’s client base mainly through online and offline marketing and promotional activities, including those through external marketing channels that we will cooperate with and directly pay for as well as promotions and marketing campaigns conducted on the platform, word-of-mouth referrals, and our corporate services.

Risk Management

We, through our acquisition of Intermediate, intend to establish a comprehensive and robust technology-driven risk management system to manage risks across our business and ensure compliance with relevant laws and regulations. We will establish a risk management committee which formulates key risk management policies and procedures and a risk management team having relevant experience to execute these policies and procedures.

Data Security and Protection

We, through our acquisition of Intermediate, intend to establish a comprehensive security system, to be supported by our network situational awareness and risk management system. The security system is designed with the capability to handle massive malicious attacks to safeguard the security of the platform and to protect the privacy of its users and clients.

We, through our acquisition of Intermediate, intend to establish a data security team of engineers and technicians dedicated to protecting the security of our data. We also plan to adopt a strict data protection policy and stringent internal protocols to ensure the security of our proprietary data. On the client side, we plan to develop a dual identification verification function to protect its clients’ account security.

Competition

The market for online brokerage services is emerging and rapidly evolving. As one of the first movers in online brokerage market, Intermediate had positioned itself as an online brokerage company based in China with strong background and abundant resources in China. After the launch of the platform, we, through our acquisition of Intermediate, expect to compete with three types of competitors in this markets including (i) pure-play online brokerage companies; (ii) hybrid brokerage companies featuring a combination of online and offline channels and (iii) brokerage business units within commercial banks.

We, through our acquisition of Intermediate, believe that the size of the licensed user database and the capacities of the platform being built make it well-positioned to effectively compete with other stock trading platforms. However, many current or future competitors may have longer operating histories, greater brand recognition, stronger infrastructure, larger client bases or greater financial, technical or marketing resources than we do.

Licenses

We, through our acquisition of Intermediate, intend to conduct business initially in China and are, therefore, subject to the relevant restrictions of the regulatory requirements of China.

Under existing PRC securities laws and regulations, entities operating securities brokerage business in the PRC shall obtain the securities brokerage license; entities operating securities investment consulting business shall be subject to the approval of the China Securities Regulatory Commission, or the CSRC and obtain the operation permit for securities investment consulting business; entities operating margin financing and securities lending business shall be subject to the approval of the CSRC and obtain the securities business operation permit.

Oil and Gas Trading Platform

We, through our acquisition of Intermediate, intend to partner with a significant Chinese organization to build an oil and gas trading technology platform supporting two major elements of China’s energy sector.

In 2015, the Shanghai Free Trade Zone was incorporated and approved by the Shanghai Municipal People’s Government for construction, becoming a national oil and gas spot trading platform. The Free Trade Zone aims ultimately to become an internationally influential oil and gas trading platform, information exchange and financial market in its own right.

Shanghai Petroleum and Natural Gas Exchange (the “PNG Exchange”) is a national energy trading platform established in the Shanghai Free Trade Zone with ten shareholders comprising the Xinhua News Agency, CNPC, Sinopec, CNOOC, Shenergy, Beijing Gas, ENN, China Gas, Towngas and China Huaneng.

In 2018, the PNG Exchange has 2,242 corporate members with active members exceeding 500 companies. By the end of 2019, the number of corporate members of PNG Exchange has increased to 2,571.

According to the China Central Administration of Customs China, crude oil imports reached RMB 1,669,697,209,337 in 2019. Natural gas imports were RMB 287,298,753,366. According to PNG Exchange, by the end of 2019, the PNG Exchange’s pipeline natural gas (“PNG”) turnover was 71.296 billion cubic meters, and liquefied natural gas (“LNG”) turnover was 63.323 million tons.

Separate from the Shanghai Free Trade Zone and representing an important element of the opportunity for GFH, the Ningbo Daxie Energy Industry Development Zone (the “Development Zone”) is located in the southern wing of the Yangtze River Delta, the most dynamic economic area in China. The Development Zone is the core area of the world’s largest port, Ningbo Zhoushan Port, closely adjacent to the international deep-water channel. The Development Zone is the first in Zhejiang Province with a revenue of more than RMB 10 billion yuan 2011. It is the transit storage and transportation site of East China Energy, with annual energy trade sales of more than RMB 200 billion.

In 2018, the total import and export volume of the Development Zone exceeded RMB 30 billion, accounting for 69% of the total import and export volume of the region, an increase of 17.5% as compared to 2017. By contrast, the Development Zone’s crude oil and LNG import accounted for 7% and 12% of that of the country, respectively, achieving energy trade sales of RMB 222.5 billion yuan in 2018.

The proposed business model comprises three elements:

●	The import of oil and natural gas from overseas, for sale to domestic large oil and natural gas enterprises and institutions, with us, through our acquisition of Intermediate, acting as purchaser and import agent

●	The purchase of oil and LNG from domestic large enterprises and the sale to domestic gas stations, city gas companies, chemical companies and others, with GFH acting as distributor

●	An intermediary trade service role, in partnership with a significant Chinese organization, to generate commission income on an annual basis.

Intermediate had secured a Domestic Class-A Member Service Charge contract with the PNG Exchange encompassing:

●	Providing trading, settlement and clearing services

●	Special trading for large users according to actual needs

●	The research and development of relevant new products

●	Intermediary services for the natural gas industry in the industrial park area and coordination with the local government relations

●	Providing intermediary and assistance services for obtaining preferential policies for the Shanghai Free Trade Zone

●	Establishing communication channels with industry competent departments and leading enterprises

●	Providing 10 China Natural Gas Information Terminals (E-GAS) login accounts, jointly developed with a leading Chinese organization, providing industry prices, data, indices and information

●	Providing a price index

●	Providing an annual research report on the petroleum and natural gas industry

●	Providing professional knowledge training in petroleum and natural gas spot and futures trading

●	Providing opportunities for participation in policy interpretation and industry analysis meetings attended by competent government departments or industry authorities

●	Communication services

●	Participation in prestigious industry forums, including the Lujiazui Energy and Finance Forum

●	Assisting in providing financing services via banks and other financial institutions for domestic Class-A members

Insurance Platform

The Chinese government has presented a policy-based opportunity for us, through our acquisition of Intermediate, to develop significant products for the insurance industry. This market has been opened to foreign investors, who are now allowed to have a majority ownership in insurance companies. Furthermore, foreign joint-venture companies may transact insurance business both online and offline. Major joint venture insurance companies in China include ICBC-AXA Life Insurance, CITIC Prudential and CMB-CIGNA.

GFH believes the addressable market in insurance to be very substantial in China. According to a report by the China Banking and Insurance Regulatory Commission, life insurance revenues totalled RMB 2.2 trillion in 2019, while health insurance revenues were RMB 706,600 million. These figures are believed to be relatively small for a population of 1.4 billion in China. Local insurance companies in China still lack the range of products and levels of service offered by global insurers based in the US and Europe.

The Chinese insurance market by sector and size, 2017-2019

	Property Insurance (Unit: RMB 100 Million)	Life Insurance (Unit: RMB 100 Million)	Health Insurance (Unit: RMB 100 Million)	Accident Insurance (Unit: RMB 100 Million)	Total (Unit: RMB 100 Million)
2017	9,834.66	21,455.57	4,389.46	901.32	36,581.01
2018	10,770.08	20,722.86	5,448.13	1,075.55	38,016.62
2019	11,649	22,754	7,066	1,175	42,645

Source: China Insurance Regulatory Commission

Our objective is to build a secure online insurance platform based on proprietary technology to support local insurance companies in China. This platform can be further developed through which additional services, such as medical advertising and financing, may be launched, to create additional revenue streams. We, through our acquisition of Intermediate, envision a revenue share model based on broker, agent or promotion fees.

Recyclable Metals Supply Chain Trading Ecosystem

Introduction

Intermediate has identified the opportunity to provide a secure, multifunctional online platform to support supply chain trading of recyclable metal in China, initially focusing on steel and later additional metals such as aluminium, iron, and copper. We, through our acquisition of Intermediate, aim to partner directly with metal mills as sellers and engage directly with banks to provide the appropriate short term finance. We believes that the metal trading industry is fragmented with thousands of brokers and no central platform. The platform aims to recognize cost benefits for its users and provide a one-stop trading experience.

Background on Recycled Steel

According to an October 3, 2019 article by S&P Global Platts, the industry continues to rely on these materials to reduce costs, improve steel mill margins and avoid input shortages. In addition, according to data from the China’s Ministry of Ecology and Environment, the Chinese government is encouraging companies to use recycled materials as it pursues a program of environmental protection. To this end, Chinese steelmakers have become more restricted in the coking, sintering and blast furnace production processes required to produce steel from iron ore. This has fueled an appetite for scrap from China’s blast oxygen furnace (BOF) operators.

At present there is no leading supply chain trading ecosystem in China focused on buying and selling waste metals for recycling. Recyclable metal trading is traditionally offline, and the online market is limited to a small number of independent websites trading small volumes of such materials. Accordingly, there is no formal process of quality control or inspection, nor any structure for trading invoices and associated tax payments. It is therefore difficult to manage a market of potentially thousands of individuals or small companies providing or trading metal waste materials.

Overview

We, through our acquisition of Intermediate, are in the process of developing an advanced technology platform capable of transforming supply chain management and finance for recyclable metals. Through its proprietary platform, we intend aims to offer a supply chain trading ecosystem for buyers and sellers designed to eliminate legacy transactional intermediaries and create a more direct and margin-expanding path platform participants. We, through our acquisition of Intermediate, are planning a three-pronged platform consisting of:

•  A SaaS Business Platform

The SaaS business platform is being developed as a dedicated ERP for the recyclable metals industry, designed to help metal recycling companies manage purchasing and sales business, production and processing, receivables and payables, customer information, contract orders, and logistics.

• Supply Chain Finance

Based on real-time data of the SaaS business platform, our supply chain finance services are aimed at facilitating bulk trading in the recyclable metal supply chain with a focus on convenient payment processing. We, through our acquisition of Intermediate, intend to improve capital use efficiency and information flow in the industry, and to work with leading banks in supply chain finance to platform participants.

• Trading Service Platform

The prospective supply chain trading service platform will aim to synchronize the purchase and sales information of upstream and downstream recyclable metal, conduct matching transactions, and provide supply chain services such as tripartite logistics, invoicing, and block chain deposit certification for recyclable transactions.

We, through our acquisition of Intermediate, expect to launch the online recycled metal trading platform initially in China as soon as it obtains all necessary licenses and permits. To prepare for the successful launch of the platform,

We, through our acquisition of Intermediate, plan to seek licenses issued by appropriate authorities, initially in China, for dealing in recyclable metal and potentially other commodities. We further intend to establish its platform as China’s leading supply chain trading ecosystems for recycled metal by maintaining a compelling user experience, driving constant product innovation and introducing additional services that benefit its clients.

The Platform

Technology will permeate every part of our recycled metal trading business, allowing it to offer a redefined user experience built upon an agile, stable, scalable and secure platform. The platform is designed to provide an elegant user experience integrating clear and relevant market data, social collaboration and best-in-class trade execution. We, through our acquisition of Intermediate, intend to continuously enhance its technology and build a comprehensive, user-oriented and cloud-based platform that is fully-licensed to conduct a recycled metal trading business beginning in China and followed by other jurisdictions. We further expect this to serve as a foundation from which we, through our acquisition of Intermediate, can execute its growth strategies with an operating efficiency that will allow it to offer competitive commission rates that are more favorable than other players in China.

Market Opportunity for Initial Focus on Steel

We believe the recyclable steel industry will enter a period of rapid development from today through the end of 2025. Our analysis of key indicators of the recyclable steel industry includes the following:

•	The proportion of China’s electric furnace steel is only 12%, which GFH believes indicates that a period of heavy use of recyclable steel is coming.

•	In 2019, China’s recyclable steel market scale is 210 million tons.

•	In 2019, China’s recyclable crude steel ratio reached 21.4%.

•	The total domestic iron and steel is expected to exceed 12 billion tons in 2025, providing a good foundation for the development of recyclable steel industry.

Horizontal Extension

We plan to implement order standardization that will allow platform participants to provide order-based efficient supply chain services, including third-party logistics services and supply chain financial services. In the future, once the SaaS platform solution is potentially mature and developed in the recyclable steel industries and other industries such as aluminum, iron and copper, GFH believes the business may be applied to other industries such as waste paper, waste plastics, etc., and play a greater role in the renewable resources market.

Challenges

Our ability to execute on this business plan is subject to risks and uncertainties, including those relating to our ability to:

●	navigate a complex and evolving regulatory environment;

●	offer personalized and competitive online supply chain finance services;

●	increase the utilization of its services by existing and new users;

●	offer attractive commission fees while driving the growth and profitability of its recycled metal trading business;

●	maintain and enhance its relationships with our recycled metal trading business partners;

●	enhance its technology infrastructure to support the growth of its recycled metal trading business and maintain the security of its system and the confidentiality of the information provided and utilized across its system;

●	improve its operational efficiency;

●	attract, retain and motivate talented employees to support the launch and growth of its recycled metal trading business;

●	navigate economic condition and fluctuation; and

●	defend itself against legal and regulatory actions, such as actions involving intellectual property or privacy claims.

Risk Management

We intend to establish a comprehensive and robust technology-driven risk management system to manage risks across its business and ensure compliance with relevant laws and regulations. We will establish a risk management committee which formulates key risk management policies and procedures and a risk management team having relevant experience to execute these policies and procedures.

Data Security and Protection

We, through our acquisition of Intermediate, intend to establish a comprehensive security system, to be supported by its network situational awareness and risk management system. The security system is designed with the capability to handle massive malicious attacks to safeguard the security of the platform and to protect the privacy of our users and clients.

We also intend to establish a data security team of engineers and technicians dedicated to protecting the security of our data, and to adopt a strict data protection policy and stringent internal protocols to ensure the security of its proprietary data. On the client side, we plan to develop a dual identification verification function to protect its clients’ account security.

Competition

The market for online supply chain trading services is emerging. As one of the first movers in online supply chain trading market for recycled metal, we expect to compete primarily with traditional offline brokers.

We, through our acquisition of Intermediate, believe that the capacities of the platform being built make it well-positioned to effectively compete with traditional offline brokers as well as current and potential online recycled metal trading platforms. However, many of our current or future competitors may have longer operating histories, greater brand recognition, stronger infrastructure, larger client bases or greater financial, technical or marketing resources than we do.

Licenses

We plan to conduct our business initially in China and are, therefore, subject to the relevant restrictions of the regulatory requirements of China.

Regulations

As we, through our acquisition of Intermediate, plan an initial launch of the platforms in China, we will be subject to the following laws and regulations that are specific to the industries in which it plans to conduct businesses, in addition to the PRC laws and regulations that are generally applicable to the contemplated businesses in China:

PRC Regulations Relating to Securities Brokerage Business

Under existing PRC securities laws and regulations, including the PRC Securities Law, which became effective on August 31, 2014, and has been amended and effective on March 1, 2020, operating securities business in the PRC, including among others, securities brokerage business, futures brokerage business, stock option brokerage business, and securities and futures investment consulting services, requires a securities brokerage license or certain other approvals from the CSRC. Failure to comply with such laws and regulations may result in penalties, including rectification requirements, confiscation of illegal proceeds, fines or even shutting down of business. According to the PRC Securities Law, securities companies shall meet the following requirements to engage in security brokerage business: (i) have articles of association that comply with the relevant laws and administrative regulations; (ii) the major shareholders and the actual controller of the company have good financial status and integrity records, and have committed no major violations of laws and regulations in the past three years; (iii) have the corporate registered capital that meets the requirements of the law (for securities brokerage business, such registered capital shall be no less than RMB50 million and shall be paid-in capital); (iv) the directors, supervisors, senior officers and practitioners meet the requirements stipulated in the law; (v) have sound risk management and internal control systems; (vi) have satisfactory business premises, operating facilities and information technology systems; and (vii) meet any other requirements prescribed in any law or administrative regulation or by the securities regulatory authority under the State Council that has been approved by the State Council. In addition, according to the Regulations on the Supervision and Administration of Securities Companies, which was promulgated by the State Council and came into effect on July 29, 2014, entities or individuals in any of the following circumstances cannot become shareholders or actual controllers holding more than 5% stock rights of a securities company: (i) have been sentenced punishment because of intentional crimes and served fully the penalty term, but with a discharge period of less than 3 years; (ii) net assets are less than 50% of the paid-up capital or the contingent debt reaches 50% of the net assets; (iii) are unable to repay due debts; or (iv) other circumstances as determined by the securities regulatory body under the State Council.

Regulations of Securities Brokerage

Securities brokerage business refers to business activities in securities trading, which are entrusted by investors to process trading orders and handle liquidation and settlement. According to the Regulations on Supervision and Management of Securities Companies and the Provisions on Strengthening the Management of the Securities Brokerage Business, which came into effect on May 1, 2010, the following conditions shall be met for a securities companies to engage in securities brokerage business: it shall establish sound management system for securities brokerage business, and implement centralized and standardized management for the securities brokerage business in order to prevent conflict of interests between the firm and its clients, and earnestly perform its anti-money laundering obligations to prevent any actions which would damage the legal rights of its clients; it shall objectively state its business qualification, service responsibility and scope etc.; it shall not provide false or misleading information; it shall not carry out its business by means of unfair competition; and it shall not induce any investors without investment intention or risk tolerance ability to participate in securities trading activities; it shall establish sound client management system and client service system for securities brokerage business, strengthen investor education and protect clients’ legal rights and interests; it shall establish sound staff management system and rational performance appraisal system for securities brokerage business to regulate staff’s behaviors; it shall establish sound management system for its securities business units to ensure a regulated, stable and safe operation of its securities business units; it shall establish and manage comprehensive information systems, with functions such as client account management, client deposits management, proxy trading, proxy clearing and settlement, securities depository and transaction risk monitoring, and various business data shall be stored centrally; if an employee or a practitioner at a securities company violates laws, administrative regulations, provisions stipulated by the regulatory agencies and other administrative departments, self-regulatory rules or regulations stipulated by securities companies for securities brokerage business, the securities company shall hold the employee or practitioner accountable. If a securities company or a securities business unit violates the above stipulations, the CSRC and its branches will take measures such as issuance of rectification order, regulatory interview, issuance of caution letter, temporarily suspension of handling for administrative license-related documents, punishment of related personnel, suspension of approval for new businesses, limiting business activities and other regulatory measures, as the case may be. Any violation of laws and regulations will be punished by laws. If a crime is committed, the securities company or the unit will be transferred to the proper judicial organization for prosecution.

A securities company that engage in securities brokerage business should examines whether the client accounts contain sufficient funds and securities. If the customer’s capital account contains insufficient funds, it shall not accept a purchase order; if the customer’s securities account contains insufficient securities, it shall not accept a sell order. For a securities company that engages in securities brokerage business, the trading settlement funds of its clients shall be deposited in a designated commercial bank and managed by a separated account opened in the name of each customer.

Regulations of Securities Investment Consulting Business

According to the Interim Measures for the Administration of Securities and Futures Investment Consulting, which came into effect on April 1, 1998, the securities investment consulting service means any analysis, prediction, recommendations or other directly or indirectly charged consulting services provided by securities investment consulting institutions and their investment consultants to securities investors or clients, including: (i) to accept any entrustment from any investor or client to provide securities or futures investment consulting services; (ii) to hold any consulting seminar, lecture or analysis related to securities or futures investment; (iii) to write any article, commentary or report on securities or futures investment consultancy in any newspaper or periodical, or to provide securities or futures investment consulting services through media such as radio or television; (iv) to provide securities or futures investment consulting services through telecommunications facilities such as telephone, fax, computer network; and (v) other forms recognized by the CSRC. In addition, all institutions shall obtain the operation permits issued by the CSRC and all person must obtain professional qualification as a securities investment consultant and joining a qualified securities investment consulting institution before engaged in securities investment consulting service. Institutions applying for securities investment consultancy qualifications shall meet the following conditions: (i) have more than five full-time staff members with qualifications for securities investment consultancy and at least one of their senior management personnel shall have the qualification for securities investment consultancy; (ii) the registered capital shall be more than RMB1 million; (iii) have fixed business venue and communications and other information transformation facilities suitable for the business shall be furnished; (iv) the articles of association shall be formulated; (v) the internal management system shall be complete and sound; and (vi) other conditions required by the CSRC shall be met. Securities investment consultants who apply for securities investment consultancy qualifications shall meet the following requirements: (i) have the Chinese citizenship; (ii) shall a full civil capacity; (iii) have a good moral character, integrity, honesty and a good professional ethic; (iv) have no record of criminal sanction or serious administrative penalty in connection with securities and futures business; (v) have a bachelor degree or higher; (vi) have over 2-year work experience in securities business; (vii) have passed the unified qualification examination for a securities practitioner as organized by the CSRC; and (viii) other requirements specified by the CSRC.

On October 11, 2001, the CSRC promulgated the Notice with Respect to Certain Issues on Regulating the Securities Investment Consulting Services Provided for the Public, which came into effect on the same day, stipulates that media which disseminate securities-related information shall not publish or broadcast any analysis, prediction or recommendation in respect of the trends of securities markets and securities products, as well as the feasibility of the securities investment made by any institution which does not obtain the operation permits for securities investment consulting services or any individual who does not obtain the professional qualification for securities investment advisors from CSRC. Any media in violation of the foregoing stipulation will be subject to reprimand or exposure by the CSRC, or be transferred to competent department or judicial organ for further handling.

According to the Interim Provisions on the Securities Investment Advisory Business which was promulgated on October 12, 2010 and amended on March 20, 2020, securities investment advisory business is a basic form of securities investment consulting business. Securities companies, securities investment consultancy agencies and their staff shall provide securities investment advisory services in good faith with earnest and prudence. When providing securities investment advisory service, a securities company and its investment advisors shall be loyal to clients’ interests and shall not jeopardize clients’ interests in favor of the company and its related parties, jeopardize clients’ interests in favor of the securities investment advisors and their stakeholders, or jeopardize certain clients’ interests in favor of some specific clients.

According to the Interim Provisions on the Release of Securities Research Report which was promulgated on October 12, 2010 and amended on March 20, 2020, the release of securities research report is a basic form of securities investment consulting business. The above provisions stipulate that the publishing of securities research reports by securities companies and securities investment advisory agencies shall abide by laws, administrative regulations and other relevant requirements, follow the principles of independence, objectiveness, fairness and prudence, effectively prevent conflicts of interest, and treat objects under issuance in a fair manner. They shall also be prohibited from disseminating false, untrue and misleading information, and from engaging in or participating in insider trading or securities market manipulation.

On December 5, 2012, the CSRC published the Interim Provisions on Strengthening the Regulation over Securities Investment Consulting Services by Using “Stock Recommendation Software” Products, or the Interim Provisions, which was amended on March 20, 2020. Pursuant to the Interim Provisions, “stock recommendation software” are defined as any software products, software tools or terminal devices with one or more of the following securities investment consulting services: (i) providing investment analysis on specific securities investment products or predicting the price trends of specific securities investment products; (ii) recommending the selection of specific securities investments products; (iii) recommending the timing for trading specific securities investments products; and/or (iv) providing other securities investment analysis, prediction or recommendations. Therefore, selling or providing “stock recommendation software” products to investors and directly or indirectly obtain economic benefits therefrom shall be considered as engaging in securities investment consulting business and the operation permits for securities investment consulting services from the CSRC shall be obtained.

Regulations of Margin Financing and Securities Lending Business

The Administrative Measures for Margin Financing and Securities Lending Business for Securities Companies which was amended and came into effect on July 1, 2015 has stipulated that conduct of margin financing and securities lending business by a securities company shall be subject to approval of the CSRC. Securities companies engaging in margin financing and securities lending business shall open accounts in their own name at securities registrars, including special securities lending account, guaranteed securities account for client margin trading, securities settlement account for margin trading and capital settlement account for margin trading. Such securities companies shall also open accounts in their own name at commercial banks, including special capital account for margin trading and guaranteed capital account for client margin trading. Securities companies shall enter into client margin custody agreement with their clients and commercial banks by keeping settlement funds for client transactions under third-party custody. Securities companies may only utilize funds in the special capital account for margin financing to provide financing for clients, and securities companies may only utilize the securities in the special securities account for securities lending to provide securities lending to clients. Securities companies shall not open credit accounts for clients who have not provided the relevant information as required, or have engaged in securities trading for less than six months, or are lack of risk tolerance, or whose daily average balance of securities assets in the last 20 trading days is less than RMB500,000, or have past record of material default, and shall also not open credit accounts for shareholders and connected persons of the company. The aggregate amount of margin financing and securities lending services provided by a securities company shall not be more than 4 times of its net capital.

According to the Guidelines of the Internal Control of Margin Financing and Securities Lending of Securities Companies, which was amended and came into effect on October 26, 2011, the Implementation Rules of Shanghai Stock Exchange on Margin Financing and Securities Lending, which was amended and came into effect on August 19, 2019, the Implementation Rules of Shenzhen Stock Exchange on Margin Financing and Securities Lending, which was amended and came into effect on August 19, 2019, securities companies engaging in margin financing and securities lending business shall keep clients’ assets secured, and strengthen risk control and business inspection. Besides, business procedure and target securities for margin financing and securities lending business are also defined under the above guidelines and rules.

Pursuant to the Provisional Measures on the Supervision and Administration of the Refinancing Business which was amended and came into effect on December 7, 2017, refinancing business refers to operating activities whereby a securities fiancé company lends out funds or securities which are owned or lawfully raised by it to other securities companies to facilitate their operations of margin financing and securities lending business. The above measures regulate the refinancing business in various aspects, including the business subject, the rules of refinancing business, sources of capital and securities, disposal of equity interest as well as supervision and management.

Regulations of Foreign Investment in Securities Companies

The Company Law of the PRC, which was promulgated by the Standing Committee of the National People’s Congress, or the SCNPC, on December 29, 1993, came into effect on July 1, 1994, and was most recently amended in 2018, provides that companies established in the PRC may either be limited liability companies or companies limited by shares. Each company has the status of a legal person and owns its own assets. Assets of a company may be used in full for the company’s liability. The Company Law applies to foreign-invested companies unless relevant laws provide otherwise.

The Foreign Investment Law of the PRC was formally adopted by the Second session of the 13th National People’s Congress on March 15, 2019, which came into effect on January 1, 2020 and, together with their implementation rules and ancillary regulations, replaced the trio of laws regulating foreign investment in China, namely, the Sino-foreign Equity Joint Venture Enterprise Law of the PRC, the Sino-foreign Cooperative Joint Venture Enterprise Law of PRC.

Investment activities in the PRC by foreign investors are governed by the Guidance Catalog of Industries for Foreign Investment, or the Guidance Catalog, which was promulgated and is amended from time to time by the Ministry of Commerce of the PRC, or the MOFCOM and the NDRC. The Guidance Catalog divides industries into three categories in terms of foreign investment, which are “encouraged,” “restricted” and “prohibited,” and any industries not listed under one of these categories are generally deemed to be permitted.

On June 28, 2018, the MOFCOM and NDRC further promulgated the Special Administrative Measures for Market Access of Foreign Investment (Negative List) (2018 Edition), or the 2018 Negative List, to amend the Guidance Catalogue. On June 30, 2019, the MOFCOM and NDRC issued the Special Administrative Measures for Market Access of Foreign Investment (Negative List) (2019 Edition), or the 2019 Negative List, replacing the 2018 Negative List. The 2019 Negative List provides that foreign investors shall hold no more than 51% of the equity interests in securities company, but such restriction will be lifted by the Special Administrative Measures for Market Access of Foreign Investment (Negative List) (2020 Edition), or the 2020 Negative List, which was jointly promulgated by the MOFCOM and NDRC on June 23, 2020 and will come into effect on July 23, 2020.

In addition, the Administrative measures for Foreign-invested Securities Companies promulgated by the CSRC on April 28, 2018 and amended on March 20, 2020, has special requirements for a foreign-invested securities company, including the following requirements on its overseas shareholder, business scope, methods of capital contribution:

●	the country or region of domicile of the overseas shareholder of the foreign-invested securities company shall have sound securities laws and regulatory systems, and relevant financial regulatory authorities shall have signed a memorandum of understanding on securities regulatory cooperation, and been maintaining effective regulatory partnership, with the CSRC or institutions recognized by the CSRC;

●	the overseas shareholder of the foreign-invested securities company shall be a financial institution duly established in its country or region of domicile whose financial indicators over the past three years meet the requirements of laws and regulatory authorities in its country or region of domicile;

●	the overseas shareholder of the foreign-invested securities company shall have been engaging in securities business for five or more consecutive years, and have neither been given any major punishment by regulatory authorities or administrative or judicial organs in its country or region of domicile over the past three years, nor been under ongoing investigation by relevant authorities due to suspected grave violations of laws and regulations;

●	the overseas shareholder of the foreign-invested securities company shall have a robust internal control system;

●	the overseas shareholder of the foreign-invested securities company shall enjoy a favorable international reputation and operating performance, rank among the top globally in terms of business size, revenue and profit over the past three years, and maintain long-term credit rating at a high level over the past three years;

●	the initial scope of business of the foreign-invested securities company shall match the experiences of its controlling shareholder or the largest shareholder in running securities business;

●	the overseas shareholder of the foreign-invested securities company shall make capital contribution in freely convertible currencies; and

●	other prudent conditions stipulated by the CSRC.

PRC Regulations Relating to Insurance Agencies, Insurance Brokers and Other Intermediaries

The insurance industry is heavily regulated in the PRC. The applicable laws and regulations governing insurance activities undertaken within the territories of the PRC consist principally of the PRC Insurance Law and rules and regulations promulgated under that law. China Banking and Insurance Regulatory Commission, or the CBIRC is the authority authorized by the PRC State Council to regulate and supervise the insurance industry in the PRC.

The PRC Insurance Law, which provided the initial framework for regulating the PRC insurance industry, was enacted in 1995, and significantly amended on January 1, 2003, October 1, 2009, August 31, 2014 and April 24, 2015 respectively. Among other things, the major provisions of the PRC Insurance Law include: (1) licensing of insurance companies and insurance intermediaries, such as agents and brokers; (2) separation of property and casualty business and life insurance business; (3) regulation of market conduct by participants; (4) substantive regulation of insurance products; (5) regulation of the financial condition and performance of insurance companies; and (6) supervisory and enforcement powers of the CBIRC.

Regulations of Insurance Agencies

The principal regulation governing insurance agencies in China is the Provisions on the Supervision and Administration of Professional Insurance Agencies, or the POSAPIA, promulgated by the China Insurance Regulatory Commission, or the CIRC (the predecessor of the CBIRC) on September 25, 2009 and effective on October 1, 2009, which has been amended on April 27, 2013, and October 19, 2015. According to the POSAPIA, the establishment of an insurance agency is subject to minimum registered capital requirement and other requirements and to the approval of the CIRC. The term “insurance agency” refers to an entity that meets the qualification requirements specified by the CIRC, has obtained the license to conduct an insurance agency business with the approval of the CIRC, engages in the insurance business by and within the authorization of, and which collects commissions from, insurance companies. An insurance agency may take any of the following forms: (i) a limited liability company; or (ii) a joint stock limited company. According to the CIRC’s Decision on Revising the Regulatory Provisions on Professional Insurance Agencies, or the Insurance Agency Decision, promulgated on April 27, 2013, unless otherwise stipulated by the CIRC, the minimum registered capital for establishing a new insurance agency is RMB50 million instead of RMB2 million for a regional insurance agency and RMB10 million for a nationwide insurance agency as previously required. An additional increase of registered capital is no longer required to establish a branch or sales office. Pursuant to the Notice of the CIRC on Further Clarifying Certain Issues Relating to the Access to the Professional Insurance Intermediary Market, a professional insurance agency that was established prior to the promulgation of the Insurance Agency Decision and has a registered capital of no more than RMB50 million may apply to establish branches only in the province in which it is registered. A professional insurance agency company that was established prior to the promulgation of the Insurance Agency Decision, has a registered capital of not more than RMB50 million and has already established branches in provinces other than its place of registration may apply to establish additional branches in those provinces. An insurance agency may engage in the following insurance agency businesses:

●	selling insurance products on behalf of the insurance companies;

●	collecting insurance premiums on behalf of the insurance companies;

●	conducting loss surveys and handling claims of insurance businesses on behalf of the insurer principal; and

●	other business activities approved by the CIRC.

The name of an insurance agency must contain the words “insurance agency” or “insurance sales.” The license of an insurance agency is valid for a period of three years. An insurance agency shall submit a written report to the CIRC within five days from the date of occurrence of any of the following matters:(i) change of name or a branch’s name;(ii) change of domicile or a branch’s business premises;(iii) change of names of sponsors or major shareholders;(iv) change of major shareholders; (v) change of registered capital;(vi) major changes to equity structure;(vii) amendment to the articles of association; (viii) divestment of a branch; (ix) establishment of a branch; (x) spin-off of or merger with an insurance agency or (xi) changes of organizational form. According to the Measures on the Supervision and Administration of Insurance Brokers and Insurance Claims Adjustors issued by the CIRC in January 2013, personnel of an insurance agency and its branches engaging in the sales of insurance products or relevant loss survey and claim settlement shall comply with the conditions prescribed by the CIRC. The senior managers of an insurance agency or its branches must meet specific qualification requirements set forth in the revised Regulatory Provisions on Professional Insurance Agencies. The appointment of the senior managers of an insurance agency or its branches is subject to review and approval of the CIRC.

All insurance agencies and agents are required to enter into agency agreements that specify the duration of the agency; the amount of the agency fee and the method of payment; the scope of the agency, including the insurance products to be marketed; and other relevant matters. Absent specific CBIRC approval, insurance agents are prohibited from signing insurance and annuity products on behalf of the insurance companies they represent.

Insurance agencies are required to open special accounts for the handling of funds that they hold or collect for the insurance companies they represent. They may not engage in the following activities: dealing with unauthorized insurers or insurance intermediaries, engaging in activities beyond their authorized business scope or geographical area, causing injury to the rights of the insurance companies they represent, spreading rumors or otherwise injuring the reputation of others in the insurance industry, misappropriating the funds of the insurance companies they represent, defrauding insurance customers through false or misleading representations or material omissions, using undue influence to induce insurance customers to purchase insurance, or defrauding the insurance companies they represent through collusion with the insured or the insurance beneficiary. In addition, dedicated insurance agencies are subject to various reporting requirements, including submission of annual financial reports, and are subject to supervision and examination by the CBIRC.

Regulations of Insurance Brokerages

The principal regulation governing insurance brokerages is the Provisions on the Supervision and Administration of Insurance Brokers, or the POSAIB, promulgated by the CIRC on February 1, 2018 and effective on May 1, 2018. The term of “insurance broker” refers to an entity which, representing the interests of insurance applicants, acts as an intermediary between insurance applicants and insurance companies for entering into insurance contracts, and collects commissions for the provision of such brokering services. To engage in insurance brokerage business within the territory of the PRC, an insurance brokerage shall satisfy the requirements prescribed by the CIRC and obtain an insurance brokerage business permit issued by the CIRC, after obtaining a business license. An insurance brokerage may take any of the following forms: (i) a limited liability company; or (ii) a joint stock limited company. The minimum registered capital of an insurance brokerage company whose business area is not limited to the province in which it is registered is RMB50 million while the minimum registered capital of an insurance brokerage company whose business area is limited to its place of registration is RMB10 million. The name of an insurance broker shall include the words “insurance brokerage.” An insurance brokerage may conduct the following insurance brokering businesses:

●	making insurance proposals, selecting insurance companies and handling the insurance application procedures for the insurance applicants;

●	assisting the insured or the beneficiary to claim compensation;

●	reinsurance brokering business;

●	providing consulting services to clients with respect to disaster and damage prevention, risk assessment and risk management; and

●	other business activities approved by the CIRC.

According to the POSAIB, to operate insurance brokerage business, an insurance brokerage company shall satisfy the following conditions: (i) its shareholders meet the requirements thereof, and make capital contribution with their self-owned, true and lawful funds instead of bank loans or non-self-owned funds in various forms; (ii) its registered capital meets the requirements above and is under the custody in accordance with the relevant provisions of the CIRC; (iii) its business scope recorded in the business license is in compliance with the relevant provisions; (iv) its articles of association are in conformity with the relevant provisions; (v) its company name is in conformity with the relevant provisions; (vi) its senior officers meet the qualification requirements thereof; (vii) it has established a governance structure and internal control system as stipulated by the CIRC, and a scientifically and reasonably feasible business mode; (viii) it has a fixed domicile in line with its scale of business; (ix) it has a business and financial information management system as stipulated by the CIRC; and (x) other conditions provided for in laws and administrative regulations and by the CIRC. In addition, any entities or individuals who are under any of the following circumstances may not be a shareholder of an insurance brokerage company: (i) have been punished or subject to major administrative penalties during the last five years; (ii) are being investigated by the relevant departments for suspected major offenses; (iii) have been identified as a subject of joint sanctions against discreditable conduct by relevant state authorities due to a serious discreditable conduct and shall be sanctioned accordingly in the insurance sector, or has had other bad records of serious discredits within the most recent five years; (iv) cannot invest in any enterprises in accordance with laws and administrative regulations; or (v) other circumstances where the CIRC deems the entity or individual inappropriate to be a shareholder of an insurance brokerage company in accordance with the principle of prudential supervision.

An insurance brokerage shall submit a written report to the CIRC and make public disclosure within five days from the date of occurrence of any of the following matters: (i) change of name, domicile or business premises; (ii) change of shareholders, registered capital or form of organization; (iii) change of names of shareholders or capital contributions; (iv) amendment to the articles of association; (v) equity investment, establishment of offshore insurance related entities or non-operational organizations; (vi) division, merger and dissolution or termination of insurance brokering business activities of its branches; (vii) change of the primary person in charge of its branches other than provincial branches; (viii) being a subject of administrative or criminal penalties, or under investigation for suspected involvement in any violation of law or a crime; and (x) other reportable events prescribed by the CIRC.

Insurance brokerage are not allowed to sell non-insurance financial products, except for those products approved by relevant financial regulatory institutions and the insurance brokerage shall obtain relevant qualification in order to sell non-insurance related financial products that meets regulatory requirements.

Personnel of an insurance brokerage and its branches who engage in any of the insurance brokering businesses described above must comply with the qualification requirements prescribed by the CIRC. The senior managers of an insurance brokerage must meet specific qualification requirements set forth in the POSAIB.

Regulation of Internet Insurance Businesses

The principal regulation governing the operation of internet insurance business is the Interim Measures for the Supervision of the Internet Insurance Business, or Interim Measures, promulgated by the CIRC on July 22, 2015 and effective on October 1, 2015. Under the Interim Measures, the term of “internet insurance business” refers to the business of concluding insurance contracts and providing insurance services by insurance institutions through self-operated internet platforms, third-party internet platforms or other methods using the internet and mobile communication and other technologies. Insurance institutions include insurance companies and professional insurance intermediary companies that are established and registered in accordance with applicable laws and regulations and with the approval of the CIRC. Professional insurance intermediaries refer to professional insurance agencies, insurance brokerage firms and insurance claims adjusting firms that can operate in the areas not limited to the provinces where they are registered. Third party internet platforms refer to internet platforms other than those self-operated by insurance institutions which provide auxiliary services related to internet technology support to insurance institutions for their internet insurance business activities. Any third party internet platform that intends to directly engage in the internet insurance business such as underwriting of insurance policies, settlement of claims, cancellation of insurance policies, handling customers’ complaints and providing other customer services shall apply and obtain relevant qualifications from the CIRC before engaging in internet insurance business.

Both self-operated internet platforms and third party internet platforms, through which insurance institutions conduct internet insurance business, shall meet certain requirements such as obtaining ICP licenses or making ICP filing and maintaining sound internet operation system and information security system.

Insurance institutions shall carefully evaluate their own risk management and control capacity and customer service capacity, and rationally determine and choose insurance products and the scope of sales activities suitable for internet operations. The Interim Measures permit insurance companies to sell certain type of products online in regions outside their registered business areas, which include: (i) personal accident insurance, term life insurance and general whole life insurance; (ii) individual homeowner insurance, liability insurance, credit insurance and guarantee insurance; (iii) property insurance business for which the whole service process services from sales and underwriting of insurance policies to the settlement of claims can be performed independently and completely through the internet; and (iv) other insurance products specified by the CBIRC. The Interim Measures also specifies requirements on disclosure of information regarding insurance products sold on the internet and provides guidelines for the operations of the insurance institutions that engage in internet insurance business.

Regulations of Foreign Investment in Insurance Intermediaries

Historically, PRC laws and regulations have restricted foreign investment in ownership of insurance intermediary companies. In recent years, some rules and regulations governing the insurance intermediary sector in China have begun to encourage foreign investment. For instance, On March 1, 2015, the MOFCOM and the NDRC jointly promulgated the Catalogue for the Guidance of Foreign Investment Industries (Revision 2015), or the 2015 Guidance Catalog, pursuant to which insurance brokerage are removed from the list of industries subject to foreign investment restriction. On April 27, 2018, the CBIRC further promulgated the Circular on Lifting Limits on the Business Scope of Foreign-invested Insurance Broker, which further lifts the restrictions on the business scope of foreign-invested insurance broker, and provides that foreign-invested insurance broker that has obtained the permit of in insurance brokerage business may conduct the following insurance brokerage business: (1) design insurance policy plans, select insurers and handle insurance formalities for policy holders; (2) assist the insured or beneficiaries with insurance claims; (3) reinsurance brokerage business; (4) provide principals with assessment to prevent from disasters, damage or risks, or risk management consulting services; and (5) other business approved by the CBIRC. For insurance agency business, the CBIRC promulgated the Circular on Permitting Foreign Investors to Engage in Insurance Agency Business in China on June 19, 2018, which provides that: (1) a professional insurance agent invested and established in China by an overseas insurance agent that has carried out the insurance agency business for over three years may apply for carrying out the insurance agency business in China, and the scope of specific allowable business and the market access criteria shall be subject to relevant provisions on professional insurance agents; or (2) a professional insurance agent established and invested in China by a China-based foreign-invested insurance company which has commenced its business for over three years may apply for carrying out the insurance agency business in China, and the scope of specific allowable business and the market access criteria shall be subject to relevant provisions on professional insurance agents.

Regulation on Oil and Natural Gas Market

The PRC government, though gradually liberalizing its regulations on entry into the petroleum and petrochemical industry, continues to exercise certain controls over the petroleum and petrochemical industry in China. These control mechanisms include granting the licenses to explore and produce crude oil and natural gas, granting the licenses to market and distribute crude oil and refined oil products, regulating the upper limit of the retail prices for gasoline and diesel; collecting special oil income levies, deciding import and export quotas and procedures, setting safety, environmental and quality standards, and formulating policies to save energy and reduce emission; meanwhile, there could be potential changes to macroeconomic and industry policies such as reforming of the oil and gas industry, further reforming and improvement of pricing mechanism of refined oil products and natural gas, and reforming in resource tax and environmental tax, which could impact the production and operations of the domestic petroleum and petrochemical industry. Such control mechanisms may have material effects on our operations and profitability.

Regulations of Oil and Natural Gas Price

Crude Oil

According to the Measures for Administration of Petroleum Products Price issued by the National Development and Reform Commission, or the NDRC on January 13, 2016, crude oil prices shall be determined by reference to the international market price.

Refined Products

The prices of gasoline and diesel products are subject to government regulation.

On December 18, 2008, the NDRC issued the Notice on Implementing Price and Tax Reform of Refined Oil, which improved the pricing mechanism for refined oil products. Under the improved mechanism, the domestic ex-factory prices of refined oil products are determined on the basis of the relevant international crude oil prices, by taking into consideration the average domestic processing cost, tax and a pre-determined profit margin. The prices of diesel and gasoline continue to follow the government guiding prices. The highest retail price set for gasoline and diesel is calculated by using the relevant ex-factory price and a determined profit margin for retailing activities.

On March 26, 2013, the NDRC issued the Notice on Further Improvement of Refined Oil Pricing Mechanism and the amended and restated Measures for Oil Prices Management (on trial). Under this new system, (i) the price adjustment period was shortened from 22 working days to 10 and the 4% limit on the price adjustment range was eliminated; (ii) the composition of the basket of crudes to which refined oil products prices are linked was adjusted in light of the composition of the imported crudes and changes in crudes trading on the international market; and (iii) the refined oil products pricing mechanism was further enhanced.

In order to promote the oil product quality upgrading, on September 16, 2013, the NDRC issued the Circular regarding Relevant Opinions on the Pricing Policy for Oil Product Quality Upgrading, pursuant to which the price increase standard for the auto-use gasoline and diesel upgraded to China IV Standard shall be set as RMB290 per ton and RMB370 per ton, respectively, and the price increase standard for the auto-use gasoline and diesel upgraded from China IV to China V Standard shall be set at RMB170 per ton and RMB160 per ton, respectively.

On January 12, 2015, the NDRC issued the Notice on Reducing Domestic Refined Oil Prices, pursuant to which, since January 13, 2015, the price for No. 98 gasoline is to be determined by the production and operation enterprises themselves.

On January 13, 2016, the NDRC issued the Notice on Issues Concerning Further Improving the Pricing Mechanism for Refined Oil and its exhibit Regulation on Oil Pricing, pursuant to which, starting from January 13, 2016, downward adjustment of the refined oil price is subject to a floor of US$40 per barrel. Accordingly, when the international crude oil price drops to US$40 per barrel or below, the refined oil price in China shall not be adjusted downwards and the unadjusted amount shall be allocated to the reserve fund to be used for energy saving, reduction of emission, improving the oil quality and securing a safe supply of refined oil. When the international crude oil price surges to US$130 per barrel or above, appropriate financial and taxation policies shall be adopted to ensure the production and supply of refined oil but the refined oil price shall in principle remain unadjusted or shall only be slightly adjusted upwards. This regulation also liberalized the ex-factory price of liquefied petroleum gas.

On December 15, 2016, the Ministry of Finance, or the MOF, and the NDRC issued Circulation on Collection of Risk Reserves for Oil Price Control, pursuant to which, effective on January 13, 2016, when the price of crude oil in international market drops below the lower limit set by the Chinese government, domestic enterprises which are engaged in production, commissioned processing and import and export of such refined oil products as gasoline and diesel shall make full payment of risk reserves according to sales volumes and the corresponding collection rates. “Sales volumes” refer to the actual sales volumes of such enterprises between the two adjacent window periods of price adjustment. Collection rates for risk reserves are determined with reference to the unadjusted prices of refined oil products. The NDRC and the MOF jointly determine the collection rates on a quarterly basis and notify the collection agencies in writing.

Natural Gas

On June 28, 2013, the NDRC announced the initiation of a program for the adjustment of natural gas prices from July 10, 2013. The program consists of (i) changing the pricing mechanism of natural gas from ex-factory price to citygate price, and no longer differentiating the prices payable by users in different provinces; (ii) establishing the mechanism linking the citygate price of natural gas to the price of alternative energy with a view to gradually shift to a market-driven pricing mechanism for natural gas; (iii) adopting differential pricing approaches towards the existing usage and the incremental usage so as to establish as soon as practicable a new pricing mechanism for natural gas while reducing the impact that the pricing reform will have on existing gas users.

On August 10, 2014, based on the natural gas price reform roadmap, the NDRC issued price adjustment programs for non-residential use stock natural gas, pursuant to which, effective September 1, 2014, (i) the natural gas citygate price for non-residential use was increased by RMB400 per thousand cubic meters; (ii) no adjustment will be made to the citygate price for natural gas consumed by residential users; and (iii) further action will be taken to implement the policy in connection with the liberalization of the sales price of imported liquefied natural gas and the ex-factory prices for shale gas, coal-seam gas and coal gas.

On February 26, 2015, the NDRC announced the unification of the prices of domestic natural gas of existing and incremental gas volume starting from April 1, 2015.

On November 18, 2015, the NDRC announced the reduction of the price of natural gas for non-residential use from November 20, 2015, whereby the citygate price ceiling for non-resident users was decreased by RMB700 per thousand cubic meters while the preferential policy and price for natural gas used by fertilizer makers remain unchanged. With a view to improve the market-driven pricing mechanism for natural gas, since November 20, 2016, suppliers and non-residential users can negotiate prices of natural gas up to 20% above the benchmark price for non-residential use.

On October 15, 2016, the NDRC issued Clarifying the Price Policy for Gas Storage Facilities, which announced that the prices for natural gas purchase and sale to be conducted by and the prices of gas storage services to be provided by the gas storage facilities shall be formed through the operation of market.

On November 5, 2016, the NDRC issued Notice on Enhancing Price Liberalization for Gas Used as Fertilizer Feedstock, pursuant to which, effective on November 10, 2016, prices for gas used as fertilizer feedstock were fully liberalized and subject to negotiations between the vendors and the purchasers. It encourages the trading of the natural gas used by fertilizer makers in the oil and gas exchange centers in order to achieve open and transparent pricing of gas as fertilizer feedstock.

On November 11, 2016, the NDRC issued Notice on Relevant Issues concerning the Price Policy for Natural Gas Citygate Price in Fujian Province, which expressly liberated the citygate natural gas price in Fujian Province and made Fujian the first province that would implement fully liberated citygate natural gas price.

On August 29, 2017, the NDRC issued Notice on Reduction of the Benchmark Citygate Price of Non-residential Natural Gas, which reduced the benchmark citygate price of non-residential natural gas by RMB100 per thousand cubic meters effective September 1, 2017.

On May 25, 2018, the NDRC issued Notice on Straightening Out the Citygate Price of Natural Gas for Residential Use, pursuant to which, effective on June 10, 2018, prices of natural gas for residential use will no longer be subject to the highest citygate price limit. Instead, the suppliers and users may negotiate prices up to 120% of the reference base rate, which is the same as the base rate for non-residential use. The citygate price of natural gas for residential use may not be increased until the first anniversary of the above notice. According to the above notice, where there is a significant difference between the price of natural gas for residential use and non-residential use, any increase in the citygate price for residential use may not exceed RMB350 per thousand cubic meters in the first year, with any remaining price difference to be rolled over into subsequent years. The policy also rolled out seasonal natural gas prices with a view to encourage market-oriented pricing.

On March 27, 2019, the NDRC issued the Notice of the NDRC on Adjusting the Citygate Benchmark Price of Natural Gas, pursuant to which, benchmark citygate price of natural gas in each province, autonomous region and municipality was adjusted from April 1, 2019 in light of the adjustment of natural gas value-added tax rate.

Regulations of Oil and Natural Gas Production and Marketing

Crude Oil

Each year, the NDRC publishes the projected target for the production of crude oil in China based on the domestic consumption estimates submitted by domestic producers, the production of these companies as well as the forecast of international crude oil prices. The actual production volumes are determined by the producers themselves and may vary from estimates. The MOFCOM, and its local branches are responsible for supervising and managing the crude oil market. Enterprises that meet certain operating conditions may apply for the permit for crude oil sales and warehousing business.

Refined Products

Previously, only certain designated companies had the right to conduct gasoline and diesel wholesale business. Other companies, including foreign invested companies, were not allowed to engage in wholesale of gasoline and diesel in China’s domestic market. In general, only domestic companies, including Sino-foreign joint venture companies, were permitted to engage in retail of gasoline and diesel. Since December 11, 2004, wholly foreign-owned enterprises are permitted to conduct refined oil retail business. Since January 1, 2007, when the Measures on the Administration of the Refined Products Market became effective, all entities meeting certain requirements are allowed to submit applications to the MOFCOM to conduct refined oil products wholesale, retail and storage businesses. On July 28, 2018, the PRC government removed the restriction that a Chinese partner must hold a majority share in the construction and operation of a retail oil station chain which has more than 30 outlets and sells refined products of different types and brands supplied through multiple channels. On August 27, 2019, the PRC State Council canceled government approval of qualifications for operation of refined oil wholesale warehousing and delegated the approval of refined oil retail qualifications to local municipal governments.

Natural Gas

The NDRC determines each year the annual national natural gas production target based on the natural gas production targets submitted by domestic natural gas producers. Domestic natural gas producers determine their annual natural gas production targets on the basis of consumption estimates. The actual production volume of each producer is determined by the producer itself, which may deviate from the production target submitted by it.

Import and Export

Since January 1, 2002, state-owned trading companies have been allowed to import crude oil under an automatic licensing system. Non-state-owned trading companies have been allowed to import crude oil and refined products subject to quotas. The export of crude oil and refined oil products by both state-owned trading companies and non-state-owned trading companies is subject to quota control.

Regulations of Online Trading of Bulk Commodity

Oil and natural gas are two kinds of bulk commodity, which are subject to relevant laws, regulations and industry standards in China. In terms of laws and regulations, the PRC State Council promulgated the Administrative Regulations on Futures Trading on March 1, 2007 (revised four times in 2012, 2013, 2016 and 2017 respectively) and the Decisions of the PRC State Council on Cleaning-up and Rectification of All Varieties of Trading Floors to Effectively Prevent Financial Risks on November 11, 2011. Also, the General Office of the PRC State Council issued the Implementing Opinions of the General Office of the PRC State Council on Cleaning-up and Rectification of All Types of Trading Floors which is effective on July 12, 2012, and the MOFCOM, the CSRC and the People’s Bank of China promulgated the Special Provisions on Commodity Spot Market Trading (for Trial Implementation) that is effective as of January 1, 2014. According to the aforementioned regulations, the bulk commodity trading market should be approved by the corresponding government agencies, and disguised futures trading is not allowed. If centralized trading is adopted, the daily debt-free clearing system and security deposit system shall be implemented. It is clearly stipulated that none entity, except for trading floors established upon approval of the PRC State Council or its futures regulatory authorities, may make standard contract transactions in such centralized forms as centralized bidding, electronic matching, anonymous trading, market maker, etc. Those trading floors illegally engaged in transactions of securities and futures shall be forbidden from expanding business scope in any form, from adding transaction objects, from adding investors and their activities of transaction shall be canceled or finished within a specified time limit.

In view of the current situation of illegal operation of futures business or financial business by local business operators, the Minutes of the Third Inter-ministerial Joint Meeting on Cleaning-up and Rectification of All Types of Trading Floors issued on January 25, 2017, and on March 16, 2017 the CSRC issued the Notice on Looking Back Relevant Work in the Early Stage on Cleaning-up and Rectification of All Types of Trading Floors, which require that the work of cleaning up and rectifying various trading floors be further carried out nationwide. As for bulk commodity trading floors, the above meeting minutes and the notice require governments at the provincial level to classify commodities according to their industry categories and integrate them in an orderly manner. In principle, only one trading place is reserved for each category to maintain the necessary scale and avoid disordered competition. The commodity trading places that are lack of industrial background and logistics supporting measures, whose online trading categories have nothing to do with local industries, and that have no spot basis and effective market demand shall be closed down.

In addition, China has issued a series of standards for electronic trading of bulk commodities. On April 12, 2011, the MOFCOM promulgated the Standards on the Third-party E-commerce Trading Platform Service, in order to standardize the business activities of the third-party e-commerce trading platform, to protect the legitimate rights and interests of enterprises and consumers, and to create a fair and honest e-commerce trading environment. In 2002, the former General Administration of Quality Supervision, Inspection and Quarantine of the PRC issued the Standards for Electronic Trading of Bulk Commodities (GB / T 18769-2002), and on July 8, 2003, the revised Standards for Electronic Trading of Bulk Commodities (GB/T18769-2003) was issued. The electronic trading market of bulk commodities in China started in 1997, which was approved by the former Ministry of Domestic Trade (now the MOFCOM). Through the platform built by the network and e-commerce, the spot or medium and long-term order trading market of corresponding goods can be carried out. At present, the main standard of such market is the Standards for Electronic Trading of Bulk Commodities (GB/T18769-2003) issued in July 2003.

According to GB/T18769-2003, the electronic trading platform provides trading, logistics, finance, information and other services related to electronic transactions for dealers, formulates and implements management systems, supervises the behaviors of other transaction participants, and ensures the safety, reliability and fairness of transactions. The dealers, delivery warehouses and settlement banks participating in electronic transactions are all qualified by the electronic trading platform and sign contracts with each other to clarify their relationship, rights and obligations. The electronic trading platform shall provide a reliable, safe and open electronic trading system platform, and maintain the electronic trading information management system. In addition, the electronic trading platform shall formulate the articles of association, transaction process documents and documents to ensure the effective operation and control of the process. It also shall manage and supervise the execution of the transaction, and take necessary risk control system to ensure the performance of the contract. The electronic trading platform shall provide the following trading services: a) formulating and implementing e-commerce business rules; b) arranging the listing and trading of commodities; c) managing and supervising the electronic trading, settlement and delivery process of bulk commodities; d) having risk prevention measures and ensuring the realization of the measures; e) supervising the performance of bulk commodity electronic transaction contract and take measures to ensure the performance of the contract; f) monitoring and recording the credit situation of dealers, and improving the credit degree of online trading through fair credit evaluation rating system, and guiding the standard and trustworthy trading style. In addition, GB/T18769-2003 states that the electronic trading platform shall publish the basic information of electronic trading participants through the Internet and other easily accessible ways, including name, enterprise profile, service scope and capacity, contact information, etc., the credit status of dealers, and the real-time market situation of electronic transactions, including commodity varieties, delivery time, transaction price, rise and fall, number of transaction orders, number of transactions and orders Volume, etc.

As oil and natural gas are bulk commodity, in order to operate an online trading platform for oil and gas, not only the aforesaid laws and regulations related to bulk commodity trading and relevant standards for electronic trading of bulk commodities shall be complied with, the below regulations related to telecommunications service and online trading also shall be adhered to.

Regulation Relating to Foreign Investment in Oil and Gas Industry

The NDRC and MOFCOM jointly promulgated the Catalogue of Industries for Encouraged Foreign Investment (2019 version) on June 30, 2019 and came into effect on July 30, 2019, or the 2019 Encouraged Catalogue, according to which, the following industries are encouraged industries: (i) exploration and exploitation of oil and natural gas, and utilization of mine gas; (ii) development and application of new technologies for oil exploration and exploitation in areas of geophysical prospecting, drilling, well logging, mud logging and down-hole operation; (iii) petroleum processing, coking and nuclear fuel processing. In addition, according to the 2019 Encouraged Catalogue and the 2019 Negative List, the wholesale, retail and transportation of gas and gasoline industry is a permitted industry.

Because online trading platform for oil and natural gas involves both oil and gas industry and telecommunications service and online trading, both the above-mentioned regulations relating to foreign investment in oil and gas industry and regulations on foreign investment in telecommunications service and online trading (the details were specified in Regulations Related to Telecommunications Service and Online Trading section below) shall be complied with.

Regulation Relating to Trading Recycled and Reusable Metal

Pursuant to Administrative Measures for the Recycling of Renewable Resources effective on May 1, 2007 and was amended in November 2019, to engage in renewable resources recovery business, an enterprise must meet the registration requirements of industrial and commercial administration. It can start business only after getting business licenses. Enterprises engaging in recovery of producing waste metals and operators of non-producing waste metals shall not only be filed with departments of commercial administration or authorized institutions thereof which shall be the same level with the departments of industrial and commercial administration where they are registered in line with the principal of dependency administration within 30 days after obtaining business license, but also be filed with public security organs of the people’s government of the county level within 15 days after obtaining business. In case of any alteration of registered items, operators of renewable resources shall go through alteration formalities both departments of commercial administration within 30 days as of the alteration (where an item falls within the industrial and commercial registration, it shall be dealt with within 30 days as of the alteration of industrial and commercial registration) and with public security organs of the people’s government of the county level within 15 days as of the alteration (where an item falls within the industrial and commercial registration, it shall be dealt with within 15 days as of the alteration of industrial and commercial registration). When reclaiming producing waste metals, an enterprise of renewable resources recovery shall according to the facts, conduct registration of the name, quantity, specifications as well as the aging degree.

In addition, there is tax preferences for industrial activities conductive in promoting circular economy, such as reducing, reusing and recycling activities conducted in the process of production, circulation and consumption. Pursuant to Law of the PRC on Promotion of Cleaner Production effective on July 1, 2012, enterprises manufacturing products out of wastes and raw materials out of recycled wastes, may enjoy preferential taxes in accordance with the relevant regulations.

Regulation Relating to Foreign Investment in Recycled and Reusable Metal Industry

According to the 2019 Encouraged Catalogue, comprehensive utilization of waste resources including recycling and treatment of waste metals fall within the “encouraged” category. In addition, the recycled and reusable metal industry is not included in the Negative list, which means trading recycled and reusable metal is a permitted industry for foreign investment.

Regulations Related to Telecommunications Service and Online Trading

The Measures on Telecommunications Business Operating Licenses (2017 Revision), or the Telecom License Measures, which was promulgated by the Ministry of Industry and Information Technology, or the MIIT on March 1, 2009 and last amended on July 3, 2017, requires that any approved telecommunications services provider shall conduct its business in accordance with the specifications in its license for value-added telecommunications services, or VATS License. The Administrative Measures on Internet Information Services (2011 Revision), which was promulgated on September 25, 2000 and amended on January 8, 2011 by the State Council, requires that commercial internet information services providers, which mean providers of information or services to internet users with charge, shall obtain a VATS License with the business scope of internet information services, namely the Internet Content Provider License or the ICP License, from competent government authorities before providing any commercial internet content services within the PRC. However, according to the 2019 Negative List/ the 2020 Negative List, the value-added telecommunications services carried on in PRC falls in the restricted category, and foreign investors cannot hold over 50% of equity interests in entities providing such services.

The Guiding Opinions of the Ministry of Commerce on Online Transactions (Provisional), which was promulgated and implemented on March 6, 2007, aims to regulate online transactions, assist and encourage participants to carry out online transactions, alert and prevent transaction risks, and provide guiding requirements on the basic principles for online transactions, the entering into of contracts by participants of online transactions, and the use of electronic signatures, online payments and advertising.

The Administrative Measures for On-line Trading, which was promulgated on February 17, 2014 and implemented with effect from March 15, 2014, further specifies the relevant measures for protecting on-line consumers’ rights, especially with regard to after-sale service, privacy protection and standard contract management, diversifies the types of unjust competitions conducted by an operator through network or certain media, and clarifies the regulatory and administrative responsibilities of the industry and commerce administration bureaus at different levels.

Pursuant to the E-Commerce Law of the PRC, which was promulgated by the SCNPC on August 31, 2018 and took effect on January 1, 2019, an e-commerce operator shall register itself as a market entity, fulfill its tax obligations pursuant to the relevant laws and obtain the administrative approvals necessary for its business operation, shall also display the information about its business license and the administrative approvals obtained for its business operation, or the links to the webpages with such information in the prominent position on its homepage, and shall expressly indicate the methods and procedures for querying, correcting and deleting its users’ information or deregistering their accounts and shall not set irrational conditions for such purposes.

In the area of online trading, GFH is subject to the above-mentioned regulations, because GFH plans to act as an operator of various online platforms for online transactions in relation to all of its business sectors.

Description of Property

Our Intermediate division leases an office of approximately 229.85 square meters in Shanghai, China for a monthly rent of RMB55,930 (approximately $7,995) under a three year lease expiring in May 2023.

Legal Proceedings

From time to time, we, through our acquisition of Intermediate, may become involved in litigation or other legal proceedings. We, through our acquisition of Intermediate, are not currently a party to any litigation or legal proceedings that, in the opinion of its management, are likely to have a material adverse effect on our business. Regardless of outcome, litigation can have an adverse impact because of defense and settlement costs, diversion of management resources and other factors.

Corporate Information

Our Intermediate division’s principal executive office is located at 28 West Grand Avenue, Suite 3, Montvale, New Jersey 07654, (201) 225-0190. Its registered office is located at Kingston Chambers, P.O. Box 173, Road Town, Tortola, British Virgin Islands.

DIRECTORS, EXECUTIVE OFFICERS, EXECUTIVE COMPENSATION AND CORPORATE GOVERNANCE OF MICT

Management and Board of Directors of MICT

MICT’s current directors and executive officers are as follows:

Name	Age	Position
Darren Mercer	56	Chief Executive Officer and Director
Moran Amran	40	Controller (Principal Financial Officer)
Jeffrey Bialos(1)	65	Director
John M. Scott(1)	73	Director
Chezy (Yehezkel) Ofir (1)	67	Director

(1)	A member of the Audit Committee, Compensation Committee and the Corporate Governance/Nominating Committee.

The following is a brief account of the business experience of each of MICT’s directors and executive officers during the past five years or more.

Darren Mercer. Mr. Mercer has served on our Board since November 2019 and was appointed as our Interim Chief Executive Officer in April 2020, and subsequently, our Chief Executive Officer. During the last five years, Mr. Mercer has served first as the Chief Executive Officer of BNN, and subsequently, as a director and Interim Chief Executive Officer of MICT. Mr. Mercer began his career as an investment banker in the 1980s, holding senior roles in institutional equity sales and corporate brokering at Henry Cooke Lumsden PLC and Albert E. Sharp LLC. In 2007, Mr. Mercer founded BNN and has served as its Chief Executive Officer since from its inception to October 2017. In February 2018, Mr. Darren accepted an invitation to serve as an executive director from the newly appointed board of directors of BNN led by Mark Hanson, former deputy CEO of the Hong Kong Stock Exchange. During his tenure, Mr. Mercer restructured BNN by disposing of various subsidiaries and seeking strategic business partners. Mr. Mercer founded Global Fintech and GFH in October 2018 and November 2019, respectively and has served as director of both companies since their inception, and as a Director of Strategic Partnerships and Business Development and Executive Director since 2017. Since Mr. Mercer joined the MICT Board, he helped MICT achieve substantial fund raising and introduced significant new business opportunities to MICT. Mr. Mercer holds an MSI (DIP) qualification a BASc in Economics from the University of Manchester. We believe that Mr. Mercer is well-qualified to serve on the MICT Board due to his extensive financial services, operational, management and investment experience.

Moran Amran. Mrs. Amran has been the Company’s Controller since 2011 and in January 2019 was appointed to serve as the Company’s principal financial officer. From 2010 until 2011, she served as Financial Controller of the Global Consortium on Security Transformation, a global homeland security organization. From 2006 until 2007, she served as an assistant accountant for Agan Chemicals Ltd. Mrs. Amran holds a B.A. in Accounting and Business Management from The College of Management Academic Studies in Rishon LeZion, Israel, obtained an MBA from The Ono Academic College in Kiryat Ono, Israel and is a certified public accountant in Israel.

Chezy (Yehezkel) Ofir. Professor Ofir has served on the Board of MICT since April 2013. He was appointed as a director of Micronet in September 2012. Professor Ofir has over 20 years of experience in business consulting and corporate management. During this period, Professor Ofir has served as a member of the boards of directors of a large number of companies in various sectors. Professor Ofir has been a director and Chairman of the Financial Reporting Committee of Makhteshim Agam, a leading manufacturer and distributor of crop protection products, has served as a director and member of all board committees of Optronics, and as a member of the board of directors, Chairman of the Audit Committee and member of all board committees of Shufersal, the largest food and non-food retail chain in Israel. He served as a member of the Executive Export Trade and Marketing Committee of the Industry and Trade Ministry where he evaluated company programs and formulated and recommended funding to the committee. Professor Ofir has been a faculty member at the Hebrew University for more than 20 years. Professor Ofir founded an Executive MBA program for CEOs, which is the first and only program of its kind in Israel. Additionally, Professor Ofir has been the Chairman of the Marketing Department at the Hebrew University Business School for fifteen years. Professor Ofir has been invited as a lecturer or research partner to many top universities, including Stanford University, University of California Berkeley, New York University and Georgetown University. Professor Ofir’s publications have been covered in media and leading international business magazines and papers, including The Financial Times, MIT Sloan Management Review and Stanford Business. Professor Ofir holds a B.Sc. and M.Sc. in Engineering and doctorate and master’s degrees in Business Administration from Columbia University.

Jeffrey P. Bialos. Mr. Bialos has served on the Board of MICT since April 2013. Mr. Bialos has over 30 years of experience in a broad range of domestic and international legal, governmental and public policy positions. He served as Deputy Under Secretary of Defense for Industrial Affairs from January 1999 through December 2001 and in senior positions at the State and Commerce Department during the Clinton Administration and served on the Defense Science Board task forces from June 1996 through June 1997. He also was appointed to the Secure Virginia Panel, Virginia’s homeland security board, by two Virginia Governors. Mr. Bialos spent considerable time in private legal practice in Washington, D.C. with two large national law firms (currently, Eversheds Sutherland where he has been a partner since 2002 and, previously, Weil, Gotshal & Manges from January 1990 through June 1996). He has represented a wide range of domestic and foreign firms (including large multinational corporations and leading defense and aerospace firms), foreign governments, development institutions such as the European Bank for Reconstruction and Development and the International Finance Corporation, private equity funds, public-private partnerships and other entities, in a diverse range of corporate and commercial, adjudicatory, regulatory, policy and interdisciplinary matters. He has considerable experience in Europe, the Middle East and Asia. Mr. Bialos holds a J.D. from the University of Chicago Law School, an M.P.P. from the Kennedy School of Government at Harvard University and an A.B. from Cornell University. He is a member of the New York Council on Foreign Relations.

John M. Scott. Mr. Scott has served on our Board since November 2019. Mr. Scott began his career as a stockbroker in October 1970 with Charlton Seal Dimmock & Co. He became a Partner at the same firm in 1982 and subsequently a Director of Wise Speke Limited following a merger in 1990. In August 1994, he joined Albert E. Sharp LLP as a Director, where he remained until June 2007. In 2007, he joined WH Ireland Group Plc, a financial services company offering private wealth management, wealth planning and corporate broking services, where he oversaw the firm’s private client business in Manchester, U.K. until his retirement from his role as an Executive Director from WH Ireland’s Board of Directors in 2013. Mr. Scott currently serves as a consultant to WH Ireland. Mr. Scott holds a BSc in Economics from the University of London.

David Lucatz. Mr. Lucatz was elected to the MICT Board and as a director of Micronet Ltd., in which MICT has a 37.79% voting interest, in September 2012. Mr. Lucatz served as the President and Chief Executive Officer of MICT from May 2010 until April 2020. Since May 2010 and until May 22 2018, Mr. Lucatz has served as the President of Enertec Systems 2001 Ltd., then MICT’s wholly-owned subsidiary. Since 2006, he has been the Chairman of the Board, President and Chief Executive Officer of DL Capital Ltd., a boutique investment holding company based in Israel specializing in investment banking, deal structuring, business development and public/private fund raising with a strong focus in the defense and homeland security markets. From 2001 until 2006, he was part of the controlling shareholder group and served as a Deputy President and Chief Financial Officer of I.T.L. Optronics Ltd. (“Optronics”), a publicly-traded company listed on the Tel Aviv Stock Exchange engaged in the development, production and marketing of advanced electronic systems and solutions for the defense and security industries. From 1998 to 2001, he was the Chief Executive Officer of Talipalast, a leading manufacturer of plastic products. Previously, Mr. Lucatz was an executive vice president of Securitas, a public finance investments group. Mr. Lucatz holds a B.Sc. in Agriculture Economics and Management from the Hebrew University of Jerusalem and a M.Sc. in Industrial and Systems Engineering from Ohio State University. We believe Mr. Lucatz is qualified to serve on the MICT Board as a result of his extensive tenure as Chief Executive Officer of MICT as well as his continued service as Chief Executive Officer of Micronet, Ltd.

Corporate Governance

Our board of directors is currently comprised of five directors. Mr. Mercer, our Chief Executive Officer and Mr. Lucatz, our former Chief Executive Officer are not independent as that term is defined under the Nasdaq Listing Rules. Each of our directors, other than Mr. Lucatz and Mr. Mercer, qualify as “independent” under the Nasdaq Listing Rules, and SEC rules with respect to members of boards of directors and our Audit Committee, Compensation Committee and Corporate Governance/Nominating Committee, and otherwise meet the Nasdaq corporate governance requirements.

Our board of directors has three standing committees: the Compensation Committee, the Audit Committee and the Corporate Governance/Nominating Committee.

Committees and Meetings of the MICT Board

The Board held 34 meetings during our fiscal year ended December 31, 2019 (“Fiscal 2019”). Throughout this period, each member of our Board who was a director in Fiscal 2019 attended or participated in at least 75% of the aggregate of the total number of meetings of our Board held during the period for which such person has served as a director, and the total number of meetings held by all committees of our Board on which each the director served during the periods such director served. Our Board has three standing committees: The Compensation Committee, the Audit Committee and the Corporate Governance/Nominating Committee.

Audit Committee

The members of our Audit Committee are Professor Ofir, Mr. Bialos and Mr. Scott. Professor Ofir is the Chairman of the Audit Committee, and our board of directors has determined that Professor Ofir is an “Audit Committee financial expert” and that all members of the Audit Committee are “independent” as defined by the rules of the SEC and the Nasdaq rules and regulations. The Audit Committee operates under a written charter that is posted on our website at www.mict-inc.com. The primary responsibilities of our Audit Committee include:

●	appointing, compensating and retaining our registered independent public accounting firm;

●	overseeing the work performed by any outside accounting firm;

●	assisting the board of directors in fulfilling its responsibilities by reviewing: (1) the financial reports provided by us to the SEC, our stockholders or to the general public and (2) our internal financial and accounting controls; and

●	recommending, establishing and monitoring procedures designed to improve the quality and reliability of the disclosure of our financial condition and results of operations.

Compensation Committee

The members of our Compensation Committee are Professor Ofir, Mr. Bialos and Mr. Scott. Professor Ofir is the Chairman of the Compensation Committee and our board of directors has determined that all of the members of the Compensation Committee are “independent” as defined by the rules of the SEC and Nasdaq rules and regulations. The Compensation Committee operates under a written charter that is posted on our website at www.mict-inc.com. The primary responsibilities of our Compensation Committee include:

●	reviewing and recommending to our board of directors of the annual base compensation, the annual incentive bonus, equity compensation, employment agreements and any other benefits of our executive officers;

●	administering our equity based compensation plans and exercising all rights, authority and functions of the board of directors under all of the Company’s equity compensation plans, including without limitation, the authority to interpret the terms thereof, to grant options thereunder and to make stock awards thereunder; and

●	annually reviewing and making recommendations to our board of directors with respect to the compensation policy for such other officers as directed by our board of directors.

The Compensation Committee meets, as often as it deems necessary, without the presence of any executive officer whose compensation it is then approving. Neither the Compensation Committee nor the Company engaged or received advice from any compensation consultant during 2019.

Corporate Governance/Nominating Committee

The members of our Corporate Governance/Nominating Committee are Professor Ofir, Mr. Bialos and Mr. Scott. Professor Ofir is the Chairman of the Corporate Governance/Nominating Committee and our board of directors has determined that all of the members of the Corporate Governance/Nominating Committee are “independent” as defined by Nasdaq rules and regulations. The Corporate Governance/Nominating Committee operates under a written charter that is posted on our website at www.mict-inc.com. The primary responsibilities of our Corporate governance and Nominating Committee include:

●	assisting the board of directors in, among other things, effecting board organization, membership and function including identifying qualified board nominees; effecting the organization, membership and function of board of directors committees including composition and recommendation of qualified candidates; establishment of and subsequent periodic evaluation of successor planning for the Chief Executive Officer and other executive officers; development and evaluation of criteria for board membership such as overall qualifications, term limits, age limits and independence; and oversight of compliance with applicable corporate governance guidelines; and

●	identifying and evaluating the qualifications of all candidates for nomination for election as directors.

Potential nominees will be identified by the board of directors based on the criteria, skills and qualifications that will be recognized by the Corporate Governance/Nominating Committee. In considering whether to recommend any particular candidate for inclusion in the board of directors’ slate of recommended director nominees, our Corporate Governance/Nominating Committee will apply criteria including the candidate’s integrity, business acumen, knowledge of our business and industry, age, experience, diligence, conflicts of interest and the ability to act in the interests of all stockholders. No particular criteria will be a prerequisite or will be assigned a specific weight, nor do we have a diversity policy. We believe that the backgrounds and qualifications of our directors, considered as a group, should provide a composite mix of experience, knowledge and abilities that will result in a well-rounded board of directors and allow the board of directors to fulfill its responsibilities.

There have not been any changes in our process for nominating directors.

Delinquent Section 16(a) Report

Section 16(a) of the Exchange Act requires our executive officers and directors, and persons who own more than 10% of our Common Stock, to file reports regarding ownership of, and transactions in, our securities with the SEC and to provide us with copies of those filings. Based solely on our review of the copies of such forms received by us, or written representations from certain reporting persons, except for (i) the Form 3 filed by Moran Amran on February 1, 2019, (ii) the Form 3 filed by John McMillan Scott on November 14, 2019, (iii) the Form 4 filed by Moran Amran on February 7, 2019, (iv) the Form 4 filed by Jeffrey Bialos on February 7, 2019 and (v) the Form 3 filed by Darren Mercer on November 14, 2019, we believe that during fiscal year ended December 31, 2019, all filing requirements applicable to our officers, directors and ten percent beneficial owners were complied with.

Code of Ethics

We have adopted a Code of Business Conduct and Ethics that applies to our directors, executive officers and all of our employees. The Code of Business Conduct and Ethics is available on our website at www.mict-inc.com and we will provide, at no charge, persons with a written copy upon written request made to us.

We intend to satisfy the disclosure requirement under Item 5.05 of Form 8-K regarding an amendment to, or waiver from, a provision of our Code of Business Conduct and Ethics by posting such information on the website address specified above.

Executive Compensation

The following information is furnished for the years ended December 31, 2019 and December 31, 2018 for the individuals listed on the table below, who we refer to as our named executive officers.

Name and Principal Position	Year	Salary (1)		Bonus (2)	Option Awards (3)	All Other Compensation (4)	Total
David Lucatz(5)	2019	$400,000	*	$36,250	$49,981	$21,666	$507,897
Former Chief Executive Officer and President	2018	$393,305		$300,000	$217,641	$5,438	$916,384

Moran Amran	2019	$122,521		$15,887	$20,062	$19,123	$177,593
Controller	2018	$-		$-	$-	$-	$-

(1)	Salary paid partly in NIS and partly in U.S. dollars. The amounts are converted according to the average foreign exchange rate U.S. dollar/NIS for 2019 and 2018, respectively.

(2)	Represents discretionary bonus in connection with the performance and achievements of MICT.

(3)	The fair value recognized for such option awards was determined as of the grant date in accordance with Accounting Standards Codification, or ASC, Topic 718. Assumptions used in the calculations for these amounts are included in Note 14 to the consolidated financial statements for the year ended December 31, 2019 included elsewhere in this Annual Report.

(4)	Includes the following: pay-out of unused vacation days, personal use of company car (including tax gross-up), personal use of company cell phone, contributions to manager’s insurance (retirement and severance components), contributions to advanced study fund, recreational allowance, premiums for disability insurance and contributions to pension plan.

(5)

Pursuant to an agreement between  Micronet and entities controlled by Mr. Lucatz, through July 6, 2017, Mr. Lucatz was entitled to receive management fees of NIS 65,000 (approximately $18,172) on a monthly basis (“the Micronet Management Fees”), and cover other monthly expenses (“the Micronet Agreement”). Effective July 6, 2017, the Micronet Management Fees were reduced to NIS 23,000 and as of October 31, 2018, the Micronet Management Fees were reduced to zero. Mr. Lucatz resigned his position as President and Chief Executive Officer in April 2020.

On November 26, 2012, DLC entered into a 36-month management and consulting services agreement with MICT, effective November 1, 2012, which provided that MICT (via any of its directly or indirectly fully owned subsidiaries) will pay the entities controlled by Mr. Lucatz: (1) management fees of $13,333 on a monthly basis, and cover other monthly expenses, (2) an annual bonus of 3% of the amount by which the annual earnings before interest, tax, depreciation and amortization, or EBITDA, for such year exceeds the average annual EBITDA for 2011 and 2010, and (3) a one-time bonus of 0.5% of the purchase price of any acquisition or capital or debt raising transaction, excluding only a specified 2013 public equity offering, completed by us during the term of the agreement. According to the agreement, the management and consulting services agreement between DLC and MICT automatically renewed for a successive one-year term on the same terms and conditions. On June 6, 2018, the Compensation Committee of MICT approved maintaining Mr. Lucatz’s annual base salary of $400,000.

In addition, on June 6, 2018, the Compensation Committee of MICT approved a discretionary cash bonus to Mr. Lucatz, MICT’s former Chief Executive Officer, in the aggregate amount of $300,000 as well the issuance of a stock option to purchase 300,000 shares of MICT’s Common Stock, with an exercise price of $1.32 per share, with 100,000 shares of Common Stock vesting immediately and 100,000 shares of Common Stock vesting on each of the first two anniversaries of the date of grant. The bonus and option were granted to Mr. Lucatz in light of his contributions to MICT’s successful sale of its then wholly owned subsidiary, Enertec Systems 2001 Ltd. and in August, 2019 an amount of $36,250 being a one-time bonus of 0.5% of the pipe raised as per the consultancy agreement.

Employment Agreements

None of our employees is subject to a collective bargaining agreement.

Outstanding Equity Awards at Fiscal Year End

During 2019, 30,000 options and 100,000 shares were issued to our directors, officers and employees under our 2012 Incentive Plan. The following table presents the outstanding equity awards held as of December 31, 2019, by our named executive officers:

	Option Awards
	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options unexercisable	Option exercise price ($)	Option expiration date
David Lucatz(1)	250,000	-	4.30	11/11/2024
	250,000	-	1.32	06/06/2028
	200,000	100,000	1.32	06/06/2028

Moran Amran	18,000	-	4.30	11/11/2024
	18,000	-	1.32	06/06/2028
	-	30,000	1.32	05/02/2029

(1)	Mr. Lucatz resigned his position as President and Chief Executive Officer in April 2020.

Compensation of Directors

Director Compensation Table for the Fiscal Year ended December 31, 2019

The following table provides information regarding compensation earned by, awarded or paid to each person for serving as a director who was not an executive officer during the fiscal year ended December 31, 2019:

Name(1)	Fees Earned or paid in cash ($) (4)	Option Awards ($)(2)(3)	Stock Awards ($) (5)	All Other Compensation ($)	Total ($)
Chezy (Yehezkel) Ofir	$12,500	$-	$-	-	$12,500
Jeffrey P. Bialos (6)	$12,500	$-	$100,000	-	$112,500
Miki Balin (5)	$11,067	$-	$-	-	$11,067
John McMillan Scott (5)	$2,000	$-	$-	-	$2,000
Darren Mercer (5)	$2,000	$-	$-	-	$2,000

(1)	Mr. Lucatz, who serves as our Chairman of the Board of Directors was the Chief Executive Officer and President until April 2020, and is not included in this table because he did not receive any compensation for his services as a director during the fiscal year ending December 31, 2019. The compensation received by Mr. Lucatz is as shown above in the “Summary Compensation Table.”

(2)	The fair value recognized for such option awards was determined as of the grant date in accordance with ASC Topic 718. Assumptions used in the calculations for these amounts are included in Note 16 to our consolidated financial statements for the year ended December 31, 2019 included elsewhere in this Annual Report.

(3)	As of December 31, 2019, Professor Chezy (Yehezkel) Ofir, Mr. Jeffrey P. Bialos and Mr. Miki Balin held options to purchase 35,000 shares, 5,000 of which were granted on April 29, 2013 and 5,000 of which were granted on November 11, 2014, each exercisable at an exercise price of $4.30 per share. Such options vested within three years following the date of grant. In addition, options to purchase 10,000 shares were granted to each director listed above on June 6, 2018 at an exercise price of $1.32 per share and options to purchase 15,000 shares were granted to each director listed above on August 13, 2018 at an exercise price of $1.4776 per share. All of the options have vested. As of December 31, 2019, our current (and former) directors held options to purchase 105,000 shares of Common Stock.

(4)	For the year ended December 31, 2019, we paid an aggregate amount of $40,067 to our directors as compensation for serving on our board of directors. Independent directors received $12,000 plus applicable taxes for the year of service as a director of the Company. Independent directors receive $200 (or $100 if the director participates via telephone or video conference) for each meeting in excess of three meetings in any month.

(5)	On November 3, 2019, Miki Balin resigned from our board of directors, and we subsequently appointed Darren Mercer and John McMillan Scott to serve on the board of directors. In April 2020, Mr. Mercer was appointed Interim Chief Executive Officer of MICT, and therefore is no longer receive any compensation for his services as a director so long as he remains an executive officer of MICT.

(6)	On February 7, 2019, we issued to Jeffrey P. Bialos, a director of MICT, 80,000 restricted shares as consideration for certain special efforts and services performed by Mr. Bialos in connection with negotiations for the Merger Agreement and the transactions.

Other than as described above, we have no present formal plan for compensating our directors for their service in their capacity as directors. Directors are entitled to reimbursement for reasonable travel and other out-of-pocket expenses incurred in connection with attendance at meetings of our board of directors. The board of directors may award special remuneration to any director undertaking any special services on our behalf other than services ordinarily required of a director. Other than indicated above, no director received and/or accrued any compensation for his or her services as a director, including committee participation and/or special assignments during 2019.

Summary of the 2012 MICT Stock Incentive Plan (the “2012 Incentive Plan”)

The material features of the 2012 Incentive Plan are described below. This summary does not purport to be a complete description of all of the provisions of the 2012 Incentive Plan, and is qualified in its entirety by reference to the full text of the 2012 Incentive Plan.

Purpose of the EIP

The 2012 Incentive Plan is intended as an incentive to retain directors, officers, employees, consultants and advisors to MICT, persons of training, experience and ability, to attract new employees, directors, consultants and advisors whose services are considered valuable, to encourage the sense of proprietorship and to stimulate the active interest of such persons in the development and financial success of MICT, by granting to such persons options to purchase shares of the MICT’s Common Stock (“2012 Options”), shares of MICT’s stock, with or without restrictions, or any other share-based award (“2012 Award(s)”).

2012 Awards granted under the 2012 Incentive Plan to Israeli residents shall be granted pursuant to the Israeli Income Tax Ordinance (New Version), 1961, as amended, including the Law Amending the Income Tax Ordinance (Number 132), 2002 and any regulations, rules or orders or procedures promulgated thereunder.

Administration of the EIP

MICT’s Compensation Committee is the administrator of the 2012 Incentive Plan and shall have full power and authority to designate recipients of 2012 Awards, to determine the terms and conditions of respective 2012 Award agreement (which need not be identical), including the vesting schedule of the 2012 Options or grants of Restricted Stock, which may be performance based, as described in the 2012 Incentive Plan, to interpret the provisions and supervise the administration of the 2012 Incentive Plan, to accelerate the right to exercise or vesting of, in whole or in part, any previously granted option, to grant new 2012 Awards in exchange for existing 2012 Awards, to determine whether an Award has been earned (if performance requirements must be satisfied) and to make technical amendments to the 2012 Incentive Plan.   MICT’s Compensation Committee may also amend the terms of any Award theretofore granted, prospectively or retroactively, but no such amendment shall impair the rights of any grantee without the grantee’s consent.

Subject to the provisions of the 2012 Incentive Plan, MICT’s Compensation Committee shall interpret the EIP and all 2012 Options and 2012 Awards granted thereunder, shall make such rules as it deems necessary for the proper administration of the 2012 Incentive Plan, shall make all other determinations necessary or advisable for the administration of the 2012 Incentive Plan and shall correct any defects or supply any omission or reconcile any inconsistency in the 2012 Incentive Plan or in any 2012 Awards granted thereunder in the manner and to the extent that MICT’s Compensation Committee deems desirable to carry into effect the 2012 Incentive Plan or any 2012 Awards. Subject to the provisions of the 2012 Incentive Plan, any action taken or determination made by MICT’s Compensation Committee shall be conclusive on all parties.

Scope of the EIP

The total number of shares of Common Stock reserved and available for grant and issuance pursuant to the 2012 Incentive Plan will be 5,000,000 from either authorized but unissued shares or treasury shares, all of which can be Incentive Stock Options, within the meaning of Section 422 of the Code, or any other 2012 Awards. In addition, if shares of stock are subject to a 2012 Award that terminates without such shares of stock being issued, then such shares of stock will again be available for grant and issuance under the 2012 Stock Incentive Plan.  Should any 2012 Option expire or be canceled prior to its exercise in full or should the number of shares of stock to be delivered upon the exercise in full of an 2012 Option be reduced for any reason, the shares of stock theretofore subject to such 2012 Option may be subject to future Awards under the 2012 Incentive Plan, except where such reissuance is inconsistent with the provisions of Section 162(m) of the Code.

In the event of any merger, reorganization, consolidation, recapitalization, stock  dividend, or other change in corporate structure affecting the stock, MICT’s Compensation Committee shall make an appropriate and equitable adjustment in the number and kind of shares reserved for issuance under the 2012 Incentive Plan and in the number of any 2012 Award (as applicable) and option price of shares subject to an outstanding 2012 Option granted thereunder, to the end that after such event each grantee’s proportionate interest shall be maintained as immediately before the occurrence of such event. The adjustments described above will be made only to the extent consistent with continued qualification of the 2012 Option under Section 422 of the Code (in the case of an Incentive Stock Option) and Section 409A of the Code (in the case of grantees potentially subject to Section 409A of the Code).

Eligibility

The persons eligible for participation in the 2012 Incentive Plan as recipients of 2012 Awards shall include employees, officers and directors of, and, subject to their meeting the eligibility requirements to participate in an “employee benefit plan” as defined in Rule 405 promulgated under the Securities Act of 1933, as amended, consultants and advisors to MICT.

In selecting grantees, and in determining the 2012 Awards granted to grantees, MICT’s Compensation Committee may consider any factors it deems relevant, including without limitation, the office or position held by the grantee or the grantee’s relationship to MICT, the grantee’s degree of responsibility for and contribution to the growth and success of MICT, the grantee’s length of service, promotions and potential.  A grantee who has been granted an option may be granted an additional 2012 Awards or Awards, if MICT’s Compensation Committee shall so determine.

Terms and Conditions of 2012 Options

Option Price

The exercise price of each share of stock purchasable under the 2012 Options shall be determined by MICT’s Compensation Committee at the time of grant, subject to the conditions set forth in the immediately following sentence.  The exercise price of each share of stock purchasable under an Incentive Stock Option shall not be less than 100% of the Fair Market Value (as defined below) of such share of stock on the trading day immediately preceding the date the Incentive Stock Option is granted; provided, however, that with respect to an optionee who, at the time such Incentive Stock Option is granted, owns (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of MICT, the exercise price per share of stock shall be at least 110% of the Fair Market Value per share of stock on the trading day immediately preceding the date of grant. The exercise price of each share of stock purchasable under any option other than an Incentive Stock Option shall not be less than 100% of the Fair Market Value of such share of stock on the trading day immediately preceding the date the option is granted; provided, however, and notwithstanding any future amendment to the minimum exercise price of a nonqualified stock option, that if an option granted to MICT’s principal executive officer or to any of MICT’s other three most highly compensated officers (other than the principal executive officer and the principal financial officer) was intended to qualify as performance-based compensation under Section 162(m) of the Code, the exercise price of such option shall not be less than 100% of the Fair Market Value of such share of stock on the trading day immediately preceding the date the option is granted. The exercise price for each option shall be subject to adjustment as provided in the 2012 Incentive Plan.  In no event shall the exercise price of a share of stock be less than the minimum price permitted under the applicable rules and policies of any national securities exchange on which the shares of stock are listed. Notwithstanding the foregoing, provisions of the 2012 Incentive Plan related to the performance-based compensation exception to the limitation on MICT’s tax deductions imposed by Section 162(m) of the Code shall not apply to awards made on or after the effective date of the amendment to the 2012 Incentive Plan, but may apply to prior awards.

“Fair Market Value” means the closing  price of publicly  traded  shares of stock on the principal securities exchange, including the Nasdaq Stock Market, on which shares of stock are listed (if the shares of stock are so listed), or, if not so listed, the mean between the closing bid and asked prices of publicly traded shares of stock in the over-the-counter market, or, if such bid and asked prices shall not be available, as reported by any nationally recognized quotation service selected by MICT, or as determined by MICT’s Compensation Committee in a manner consistent with the provisions of the Code.

Option Term

The term of each option shall be fixed by MICT’s Compensation Committee, but no Option shall be exercisable more than ten years after the date such option is granted and in the case of an Incentive Stock Option granted to an optionee who, at the time such Incentive Stock Option is granted, owns (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of MICT, no such Incentive Stock Option shall be exercisable more than five years after the date such Incentive Stock Option is granted.

Exercisability

2012 Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by MICT’s Compensation Committee at the time of grant and subject to all applicable laws and regulations.

Non-Transferability of 2012 Options

Unless determined otherwise by MICT’s Compensation Committee, 2012 Awards granted under the 2012 Incentive Plan generally are not transferable other than by will or by the laws of descent or distribution, and all rights with respect to a 2012 Award granted to a participant generally will be available during a participant’s lifetime only to the participant.

Change in Control

Upon the occurrence of a Change in Control (as defined in the 2012 Incentive Plan), MICT’s Compensation Committee may accelerate the vesting or exercisability of outstanding 2012 Award, in whole or in part, as determined by MICT’s Compensation Committee in its sole discretion.  In its sole discretion, MICT’s Compensation Committee may also determine that, upon the occurrence of a Change in Control, each outstanding 2012 Option shall terminate within a specified number of days after notice to the grantee thereunder, and each such grantee shall receive, with respect to each share of Company stock subject to such 2012 Option, an amount equal to the excess of the Fair Market Value of such shares upon such Change in Control over the exercise price per share of such 2012 Option;  such amount shall be payable in cash, in one or more kinds of property (including the property, if any, payable in the transaction) or a combination thereof, as MICT’s Compensation Committee shall determine in its sole discretion.

Upon the occurrence of a Change in Control other than a liquidation or dissolution of MICT, the repurchase and other rights of MICT with respect to outstanding Restricted Stock shall inure to the benefit of MICT’s successor and shall, unless MICT’s Compensation Committee determines otherwise, apply to the cash, securities or other property that the Common Stock was converted into or exchanged for pursuant to such Change in Control in the same manner and to the same extent as they applied to the Restricted Stock; provided, however, that MICT’s Compensation Committee may provide for termination or deemed satisfaction of repurchase or other rights under the agreement evidencing any Restricted Stock or any other agreement between a participant and MICT, either initially or by amendment. Upon the occurrence of a Change in Control involving the liquidation or dissolution of MICT, except to the extent specifically provided to the contrary in the instrument evidencing any Restricted Stock or any other agreement between a participant and MICT, all restrictions and conditions on all Restricted Stock then outstanding shall automatically be deemed terminated or satisfied.

Amendment, Suspensions and Termination of the EIP

The MICT Board may amend or terminate the 2012 Incentive Plan at any time, subject to any requirement of stockholder approval required by applicable law, rule or regulation, including, without limitation, Nasdaq rules and regulations. No amendment or termination of the 2012 Incentive Plan will impair the rights of any participant without the participant’s consent, unless required by applicable law, legislation, regulation or rule. Under Section 422(b)(2) of the Code, no Incentive Stock Option may be granted under the 2012 Incentive Plan more than ten years from the date the 2012 Incentive Plan was amended and restated or the date such amendment and restatement was approved by our stockholders, whichever is earlier.

Federal Tax Aspects

The following summarizes the U.S. federal income tax consequences that generally will arise with respect to 2012 Awards granted under the 2012 Incentive Plan. This summary is based on the tax laws in effect as of the date of this proxy statement. This summary assumes that all 2012 Awards granted under the 2012 Incentive Plan are exempt from, or comply with, the rules under Section 409A of the Code related to nonqualified deferred compensation. Changes to these laws could alter the tax consequences described below. This discussion is not intended to be a complete discussion of all of the federal income tax consequences of the 2012 Incentive Plan or of all of the requirements that must be met in order to qualify for the tax treatment described herein. In addition, because tax consequences may vary, and certain exceptions to the general rules discussed herein may be applicable, depending upon the personal circumstances of individual holders of securities, each participant should consider his personal situation and consult with his own tax advisor with respect to the specific tax consequences applicable to him. No information is provided as to state tax laws.

Incentive Stock Options. A participant will not have income upon the grant of an Incentive Stock Option. Also, except as described below, a participant will not have income upon exercise of an Incentive Stock Option if the participant has been employed by MICT at all times beginning with the option grant date and ending three months before the date the participant exercises the option. If the participant has not been so employed during that time, then the participant will be taxed as described below under “Nonstatutory Stock Options.” The exercise of an Incentive Stock Option may subject the participant to the alternative minimum tax.

A participant will have income upon the sale of the stock acquired under an Incentive Stock Option at a profit (if sales proceeds exceed the exercise price). The type of income will depend on when the participant sells the stock. If a participant sells the stock more than two years after the option was granted and more than one year after the option was exercised, then, if sold at a profit, all of the profit will be long-term capital gain or, if sold at a loss, all of the loss will be long-term capital loss. If a participant sells the stock prior to satisfying these waiting periods, then the participant will have engaged in a disqualifying disposition and the participant will have ordinary income equal to the difference between the exercise price and the fair market value of the underlying stock at the time the option was exercised. Depending on the circumstances of the disqualifying disposition, the participant may then be able to report any difference between the fair market value of the underlying stock at the time of exercise and the disposition price as gain or loss, as the case may be.

Nonstatutory Stock Options. A participant will not have income upon the grant of a nonstatutory stock option. A participant will have compensation income upon the exercise of a nonstatutory stock option equal to the value of the stock on the day the participant exercised the option less the exercise price. Upon sale of the stock, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day the option was exercised. This capital gain or loss will be long-term if the participant has held the stock for more than one year and otherwise will be short-term.

Restricted Stock. Generally, restricted stock is not taxable to a participant at the time of grant, but instead is included in ordinary income (at its then fair market value) and subject to withholding when the restrictions lapse. A participant may elect to recognize income at the time of grant, in which case the fair market value of the stock at the time of grant is included in ordinary income and subject to withholding and there is no further income recognition when the restrictions lapse.

Other Stock-Based Awards. The tax consequences associated with other 2012 stock-based Awards granted under the 2012 Incentive Plan will vary depending on the specific terms of such 2012 Award. Among the relevant factors are whether or not the 2012 Award has a readily ascertainable fair market value, whether or not the 2012 Award is subject to forfeiture provisions or restrictions on transfer, the nature of the property to be received by the participant under the 2012 Award and the participant’s holding period and tax basis for the 2012 Award or underlying stock.

Tax Consequences to MICT. There will be no tax consequences to MICT except that MICT will be entitled to a deduction when a participant has compensation income. Any such deduction will be subject to the limitations of Section 162(m) of the Code.

Summary of the 2014 MICT Stock Incentive Plan (the “2014 Incentive Plan”)

The material features of the 2014 Incentive Plan are described below. This summary does not purport to be a complete description of all of the provisions of the 2014 Incentive Plan, and is qualified in its entirety by reference to the full text of the 2014 Incentive Plan.

Purpose of the EIP

This 2014 Incentive Plan is intended to provide incentives (a) to the directors, officers and employees of MICT, by providing such directors, officers and employees with opportunities to purchase stock in MICT pursuant to options granted thereunder (“2014 Options”), (b) to directors, officers, employees, consultants and advisors of MICT by providing them with opportunities to receive awards of stock in MICT whether such stock awards are in the form of bonus shares, deferred stock awards, or performance share awards (“2014 Awards”); and (c) to directors, officers, employees, consultants and advisors of MICT by providing them with opportunities to make direct purchases of restricted stock in MICT (“Restricted Stock”).

Administration of the EIP

The 2014 Incentive Plan shall be administered by the Board. The Board may appoint a Compensation Committee (the “Compensation Committee”) of two or more of its members to administer the 2014 Incentive Plan and to grant stock incentives thereunder, provided such Compensation Committee is delegated such powers in accordance with applicable law.

Subject to the terms of the 2014 Incentive Plan, MICT’s Compensation Committee shall have the authority to: (i) determine the employees, officers and directors of MICT to whom stock incentives may be granted; (ii) determine the time or times at which 2014 Options, 2014 Awards or Restricted Stock may be granted or authorizations to make direct purchases of restricted stock in MICT (“Restricted Stock Purchases”) may be made; (iii) determine the exercise price of shares subject to each Option, and the purchase price of shares subject to each Restricted Stock purchase;  (iv) determine the time or times when or what conditions must be satisfied before each Option shall become exercisable and the duration of the exercise period; (v) determine whether restrictions such as transfer restrictions, repurchase 2014 Options and “drag along” rights and rights of first refusal are to be imposed on shares subject to 2014 Options, 2014 Awards and Restricted Stock Purchases and the nature of such restrictions, if any; (vi) impose such other terms and conditions with respect to capital stock issued pursuant to Stock Rights (as hereinafter defined) not inconsistent with the terms of the 2014 Incentive Plan as it deems necessary or desirable; and (viii) interpret the 2014 Incentive Plan and prescribe and rescind rules and regulations relating to it.

The interpretation and construction by MICT’s Compensation Committee of any provisions of the 2014 Incentive Plan or of any stock incentives granted under it shall be final unless otherwise determined by the Board.  MICT’s Compensation Committee may from time to time adopt such rules and regulations for carrying out the 2014 Incentive Plan as it may deem best. No member of the Board or MICT’s Compensation Committee shall be liable for any action or determination made in good faith with respect to the 2014 Incentive Plan or any stock incentives granted under it.

MICT’s Compensation Committee shall have authority to adopt special rules and sub-plans, and forms of agreements thereunder, for participants in foreign jurisdictions provided that those sub-plans and agreements do not contravene the provisions of the 2014 Incentive Plan.

Scope of the EIP

The total number of shares of stock reserved and available for grant and issuance pursuant to the 2014 Incentive Plan will be 202,775. In addition, if shares of stock are subject to a 2014 Award that terminates without such shares of stock being issued, then such shares of stock will again be available for grant and issuance under this plan.  Should any Option expire or be canceled prior to its exercise in full or should the number of shares of stock to be delivered upon the exercise in full of an Option be reduced for any reason, the shares of stock theretofore subject to such Option may be subject to future 2014 Options under the 2014 Incentive Plan, except where such reissuance is inconsistent with the provisions of Section 162(m) of the Code.

In the event of any merger, reorganization, consolidation, recapitalization, stock  dividend, or other change in corporate structure affecting our stock, MICT’s Compensation Committee shall make an appropriate and equitable adjustment in the number and kind of shares reserved for issuance under the 2014 Incentive Plan and in the number and exercise price of shares subject to outstanding 2014 Options granted thereunder, to the end that after such event each optionee’s proportionate interest shall be maintained as immediately before the occurrence of such event. The adjustments described above will be made only to the extent consistent with continued qualification of the Option under Section 422 of the Code (in the case of an Incentive Option, as defined below) and Section 409A of the Code (in the case of grantees potentially subject to Section 409A of the Code).

Eligibility

2014 Options, 2014 Awards and authorizations to make Restricted Stock Purchases, may be granted to any employee, officer or director (whether or not also an employee) of or consultant or advisor to MICT.  MICT’s Compensation Committee may take into consideration a recipient’s individual circumstances in determining whether to grant 2014 Options, 2014 Awards or Restricted Stock (2014 Options, 2014 Awards and Restricted Stock are referred to collectively, as “Stock Rights”). Granting a Stock Right to any individual or entity shall neither entitle that individual or entity to, nor disqualify him or her from, participation in any other grant of Stock Rights. MICT intends to file a registration statement on Form S-8 relating to the 2014 Incentive Plan, the shares issuable upon exercise of 2014 Options granted thereunder and the shares underlying any other 2014 Award or Restricted Stock thereunder.

Terms and Conditions of 2014 Options

Option Duration

Subject to earlier termination as provided under the 2014 Incentive Plan, each 2014 Option shall have such duration as may be specified by MICT’s Compensation Committee and set forth in the original stock option agreement granting such Option, but not more than ten years from the date of grant, but subject in any event to extension as determined by MICT’s Compensation Committee (in compliance with applicable tax rules, if any).

Exercise of 2014 Options

Subject to certain provisions of the 2014 Incentive Plan, each 2014 Option granted under the 2014 Incentive Plan shall be exercisable as follows: (a) Vesting: Subject to provisions of the 2014 Incentive Plan with respect to Incentive Options and as set forth under the paragraph titled “Administration of the EIP” above, MICT’s Compensation Committee shall determine the time or times when or what conditions must be satisfied before each Option shall become exercisable and the duration of the exercise period. MICT’s Compensation Committee may also specify such other conditions precedent as it deems appropriate to the exercise of a 2014 Option; (b) Full Vesting of Installments: Once an installment becomes exercisable it shall remain exercisable until expiration or termination of the Option, unless otherwise specified by MICT’s Compensation Committee; (c) Partial Exercise: Each Option or installment may be exercised at any time or from time to time, in whole or in part, for up to the total number of shares with respect to which it is then exercisable, provided that MICT’s Compensation Committee may specify a certain minimum number or percentage of the shares issuable upon exercise of any Option that must be purchased upon any exercise; and (d) Acceleration of Vesting: MICT’s Compensation Committee shall have the right to accelerate the date of exercise of any installment of any Option, regardless of whether such acceleration will create adverse tax consequences to the optionee.

Granting of Stock Rights

Stock Rights may be granted under the 2014 Incentive Plan at any time on or after September 30, 2014 and prior to September 30, 2024.  The date of grant of a Stock Right under the 2014 Incentive Plan will be the date specified by MICT’s Compensation Committee at the time it grants the Stock Right or such date that is specified in the instrument or agreement evidencing such Stock Right.

Assignability

Unless determined otherwise by MICT’s Compensation Committee, any Stock Right granted under the 2014 Incentive Plan generally is not transferable other than by will or by the laws of descent or distribution, and all rights with respect to an award granted to a participant generally will be available during a participant’s lifetime only to the participant.

Acquisitions and Change in Control

Upon the occurrence of an Acquisition (as defined in the 2014 Incentive Plan), MICT’s Compensation Committee or the Board shall (i) provide that the entity that survives the Acquisition or purchases or leases MICT’s assets in the Acquisition or any affiliate of such entity (the “Surviving Entity”) shall assume the 2014 Options granted pursuant to the 2014 Incentive Plan or substitute options to purchase securities of the Surviving Entity on an equitable basis (as further described in the 2014 Incentive Plan), (ii) upon written notice to the optionees, provide that all 2014 Options will become exercisable in full subject to the consummation of the Acquisition as of a specified time prior to the Acquisition and will terminate immediately prior to the consummation of such Acquisition or within a specified period of time after the Acquisition, and will not be exercisable after such termination, or (iii) in the event of an Acquisition under the terms of which holders of Common Stock will receive upon consummation thereof an amount of cash, securities and/or other property for each share of Common Stock surrendered pursuant to such Acquisition (the amount of cash plus the fair market value reasonably determined by MICT’s Compensation Committee of any securities and/or other property received by holders of Common Stock in exchange for each share of Common Stock shall be the “Acquisition Price”), provide that all outstanding 2014 Options shall terminate upon consummation of such Acquisition and that each optionee shall receive, in exchange for all vested shares of Common Stock under such Option on the date of the Acquisition, a payment in cash or in kind having a fair market value reasonably determined by MICT’s Compensation Committee or the board of directors of the Surviving Entity equal to the amount (if any) by which (A) the Acquisition Price multiplied by the number of such vested shares of Common Stock exceeds (B) the aggregate exercise price of such shares. If MICT’s Compensation Committee chooses under clause (iii) in the preceding sentence that all outstanding 2014 Options shall terminate upon consummation of an Acquisition and that each optionee shall receive a payment for the optionee’s vested shares, with respect to any optionee whose stock option agreement specifies that no shares are vested until the first anniversary of the commencement of the optionee’s employment, if the consummation of the Acquisition occurs prior to such first anniversary, then the number of vested shares under such Option shall be deemed to be equal to the product of (x) the number of shares of stock subject to the Option that otherwise would vest on the first anniversary and (y) the quotient obtained by dividing the number of days the optionee was employed by MICT, by 365.

If a Change in Control Event (as defined in the 2014 Incentive Plan) occurs, and either (a) does not also constitute an Acquisition or (b) does constitute an Acquisition and clause (i) of the preceding paragraph is elected, and the optionee’s employment with MICT, the related corporation or the Surviving Entity is terminated on or prior to the six month anniversary of the date of the consummation of such Change in Control Event either by the optionee for Good Reason (as defined in the 2014 Incentive Plan), or by MICT, the related corporation or the Surviving Entity for reason(s) other than Misconduct (as defined in the 2014 Incentive Plan), then all of the 2014 Options, or the equivalent to such 2014 Options in the form of assumed or substituted options granted in the Surviving Entity, that but for such termination and such Change in Control Event would vest on or prior to the next following annual anniversary of the grant date thereafter shall become immediately exercisable in full and any repurchase provisions applicable to Common Stock issued upon exercise thereof shall lapse; provided, however, that in particular stock option agreements issued pursuant to the 2014 Incentive Plan, the Board may provide that the 2014 Options or assumed or substituted options covered by such agreement shall become immediately exercisable upon the consummation of such Change in Control Event without regard to termination of employment, and that any repurchase provisions applicable to Common Stock issued upon exercise thereof shall lapse.

Amendment, Suspensions and Termination of the EIP

The Board may amend or terminate the 2014 Incentive Plan at any time, subject to any requirement of stockholder approval required by applicable law, rule or regulation, including, without limitation, Nasdaq rules and regulations. No amendment or termination of the 2014 Incentive Plan will impair the rights of any participant without the participant’s consent, unless required by applicable law, legislation, regulation or rule.

Material Differences between 2014 Incentive Plan and 2012 Incentive Plan

MICT currently maintains both the 2014 Incentive Plan and the 2012 Incentive Plan (as hereinafter defined). The 2014 Incentive Plan permits the issuance of 2014 Options, as well as stock (2014) Awards and the opportunity for directors, officers, employees, consultants and advisors of MICT to make direct purchases of Restricted Stock. Alternatively, the 2012 Incentive Plan does not currently permit the grant or purchase of Restricted Stock, though Proposal No. 4 seeks to amend the 2012 Incentive Plan to permit grants of Restricted Stock. In addition, the 2012 Incentive Plan also permits issuances of 2012 Awards (as hereinafter defined) pursuant to Section 102 of the Israeli Income Tax Ordinance, which the 2014 Incentive Plan does not. We intend to continue to issue awards under both the 2014 Incentive Plan (2014 Awards) and the 2012 Incentive Plan (2012 Awards, as hereinafter defined).

Federal Tax Aspects

The following summarizes the U.S. federal income tax consequences that generally will arise with respect to 2014 Awards granted under the 2014 Incentive Plan. This summary is based on the tax laws in effect as of the date of this proxy statement. This summary assumes that all 2014 Awards granted under the 2014 Incentive Plan are exempt from, or comply with, the rules under Section 409A of the Code related to nonqualified deferred compensation. Changes to these laws could alter the tax consequences described below. This discussion is not intended to be a complete discussion of all of the federal income tax consequences of the 2014 Incentive Plan or of all of the requirements that must be met in order to qualify for the tax treatment described herein. In addition, because tax consequences may vary, and certain exceptions to the general rules discussed herein may be applicable, depending upon the personal circumstances of individual holders of securities, each participant should consider his personal situation and consult with his own tax advisor with respect to the specific tax consequences applicable to him. No information is provided as to state tax laws.

Incentive Stock Options. A participant will not have income upon the grant of an incentive stock option (an “Incentive Option”). Also, except as described below, a participant will not have income upon exercise of an Incentive Option if the participant has been employed by MICT at all times beginning with the option grant date and ending three months before the date the participant exercises the option. If the participant has not been so employed during that time, then the participant will be taxed as described below under “Nonstatutory Stock Options.” The exercise of an Incentive Option may subject the participant to the alternative minimum tax. A participant will have income upon the sale of the stock acquired under an Incentive Option at a profit (if sales proceeds exceed the exercise price). The type of income will depend on when the participant sells the stock. If a participant sells the stock more than two years after the option was granted and more than one year after the option was exercised, then, if sold at a profit, all of the profit will be long-term capital gain or, if sold at a loss, all of the loss will be long-term capital loss. If a participant sells the stock prior to satisfying these waiting periods, then the participant will have engaged in a disqualifying disposition and the participant will have ordinary income equal to the difference between the exercise price and the fair market value of the underlying stock at the time the option was exercised. Depending on the circumstances of the disqualifying disposition, the participant may then be able to report any difference between the fair market value of the underlying stock at the time of exercise and the disposition price as gain or loss, as the case may be.

Nonstatutory Stock Options. A participant will not have income upon the grant of a nonstatutory stock option. A participant will have compensation income upon the exercise of a nonstatutory stock option equal to the value of the stock on the day the participant exercised the option less the exercise price. Upon sale of the stock, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day the option was exercised. This capital gain or loss will be long-term if the participant has held the stock for more than one year and otherwise will be short-term.

Restricted Stock. Generally, restricted stock is not taxable to a participant at the time of grant, but instead is included in ordinary income (at its then fair market value) and subject to withholding when the restrictions lapse. A participant may elect to recognize income at the time of grant, in which case the fair market value of the Common Stock at the time of grant is included in ordinary income and subject to withholding and there is no further income recognition when the restrictions lapse.

Other Stock-Based Awards. The tax consequences associated with other 2014 stock-based Awards granted under the 2014 Incentive Plan will vary depending on the specific terms of such Award. Among the relevant factors are whether or not the award has a readily ascertainable fair market value, whether or not the Award is subject to forfeiture provisions or restrictions on transfer, the nature of the property to be received by the participant under the Award and the participant’s holding period and tax basis for the award or underlying Common Stock.

Tax Consequences to MICT. There will be no tax consequences to MICT except that MICT will be entitled to a deduction when a participant has compensation income. Any such deduction will be subject to the limitations of Section 162(m) of the Code.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
RESULTS OF OPERATION OF MICT

The following discussion and analysis contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other Federal securities laws, and is subject to the safe-harbor created by such Act and laws.  In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential” or “continue,” the negative of such terms, or other variations thereon or comparable terminology.  The statements herein and their implications are merely predictions and therefore inherently subject to known and unknown risks, uncertainties, assumptions and other factors that may cause actual results, performance levels of activity, or our achievements, or industry results to be materially different from those contemplated by the forward-looking statements.  Such forward-looking statements include, but are not limited to, statements regarding the following: demand for MICT’s products as well as future growth, either through internal efforts, development of new products, potential segments and markets or through acquisitions; levels of research and development costs in the future; continuing control of at least a majority of MICT share capital; the organic and non-organic growth of our business; plans for new MICT products and services; our financing needs and our ability to continue to raise capital; MICT’s ability to implement its streamlining of its production activity and its ability to raise additional capital; financing strategies; use of proceeds from any future financing, if any; and the sufficiency of our capital resources.

MICT’s business and operations are subject to substantial risks, which increase the uncertainty inherent in the forward-looking statements contained or implied in this report. Except as required by law, MICT assume no obligation to update these forward-looking statements to reflect actual results or changes in factors or assumptions affecting such forward-looking statements. Further information on potential factors that could affect MICT’s business is described under the heading “Risk Factors” in Part I, Item 1A of MICT’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018. Readers are also urged to carefully review and consider the various disclosures MICT has made in that report. The following discussion and analysis should be read in conjunction with MICT’s Consolidated Financial Statements and related notes included elsewhere in this proxy statement.

All references to “MICT”, “we” “us” “our” or the “Company” mean MICT, Inc., and Delaware corporation.

Except as specifically described in the following discussion and analysis, this Management’s Discussion and Analysis of Financial Condition and Results of Operation of MICT pertains exclusively to MICT’s business and operations prior to the Closing and for the periods so stated.

Overview

During the periods described in this Management’s Discussion and Analysis of Financial Condition and Results of Operation of MICT, the Company’s business related to its ownership interest in its Israel-based subsidiary, Micronet Ltd., or Micronet. Micronet operates in the growing commercial Mobile Resource Management (“MRM”) market.

As of December 31, 2019, the Company held 30.48% of Micronet’s issued and outstanding shares, and together with an irrevocable proxy in our benefit from Mr. David Lucatz, the Company’s former President and Chief Executive Officer, it held 37.79% of the voting interest in Micronet as of such date. Micronet operates in the growing commercial MRM market and video analytics device market. Micronet, through both its Israeli and U.S. operational offices, designs, develops, manufactures and sells rugged mobile computing devices that provide fleet operators and field workforces with computing solutions in challenging work environments. Micronet’s vehicle portable tablets are designed to increase workforce productivity and enhance corporate efficiency by offering computing power and communication capabilities that provide fleet operators with visibility into vehicle location, fuel usage, speed and mileage. Furthermore, users are able to manage the drivers in various aspects, such as: driver behavior, driver identification, reporting hours worked, customer/organization working procedures and protocols, route management and navigation based on tasks and time schedule. End users may also receive real time messages for various services, such as pickup and delivery, repair and maintenance, status reports, alerts, notices relating to the start and ending of work, digital forms, issuing and printing of invoices and payments. Through its SmartHub product, Micronet provides its consumers with services such as driver recognition, identifying and preventing driver fatigue, recognizing driver behavior, preventive maintenance, fuel efficiency and an advanced driver assistance system. In addition, Micronet provides third party telematics service providers, or TSPs, a platform to offer services such as “Hours of Service.” Micronet previously commenced and continues to evaluate integration with other TSPs.

Micronet is currently entering the video analytics device market by developing an all in-one video telematics device known as Micronet SmartCam. Micronet SmartCam is based on the powerful and flexible Android platform, and is expected to be a ruggedized, integrated, and ready-to-go smart camera supporting complete telematics features designed for in-vehicle use. Coupled with vehicle-connected interfaces, state of the art diagnostic capabilities, and two cameras, it offers video analytics and telematics services addressing safety, vehicle health, and tracking needs of commercial fleets. We believe that Micronet SmartCam provides a versatile, advanced, and affordable mobile computing platform for a variety of fleet management and video analytics solutions. The powerful computing platform, coupled with the Android 9 operating system, allows our customers to run their applications or pick and choose a set of applications and services from the Micronet marketplace. Micronet’s customers consist primarily of application service providers, or ASPs, and solution providers specializing in the MRM market. These companies sell Micronet’s products as part of their MRM systems and solutions. Currently, Micronet does not sell directly to end users. Micronet customers are generally MRM solution and service providers, ASP providers in the transportation market, including long haul, local fleets’ student transportation (yellow busses) and fleet and field management systems for construction and heavy equipment. Micronet products are used by customers worldwide.

On December 18, 2018, the Company, GFH, GFH Merger Subsidiary, Inc., a Delaware corporation and a wholly-owned subsidiary of GFH (“BVI Merger Sub”), BNN, Brookfield Interactive (Hong Kong) Limited, a Hong Kong company and a subsidiary of BNN (“BI China”), ParagonEx, certain holders of ParagonEx’s outstanding ordinary shares and a trustee thereof, and Mark Gershinson, in the capacity as the representative of the ParagonEx sellers, entered into an Acquisition Agreement (the “Acquisition Agreement”), pursuant to which, among other things, subject to the satisfaction or waiver of the conditions set forth in the Acquisition Agreement, Merger Sub was contemplated to merge with and into the Company, as a result of which each outstanding share of the Company’s Common Stock and warrant to purchase the same was to be cancelled in exchange for the right of the holders thereof to receive 0.93 substantially equivalent securities of GFH, after which GFH was to acquire (i) all of the issued and outstanding securities of BI China in exchange for newly issued ordinary shares of BVI Pubco and (ii) all of the issued and outstanding ordinary shares of ParagonEx for a combination of cash in the amount equal to approximately $25 million (the majority of which was raised in a private placement by GFH), unsecured promissory notes and newly issued ordinary shares of GFH. On June 5, 2019, BNN announced that it had terminated its tender offer to purchase up to 1,953,423 shares of the Company’s Common Stock in accordance with the Acquisition Agreement.

On June 4, 2019, the Company entered into a securities purchase agreement, pursuant to which the Company agreed to sell 3,181,818 shares of newly designated Series A Convertible Preferred Stock with a stated value of $2.20 per share, or the Preferred Stock. The Preferred Stock, which shall be convertible into up to 6,363,636 shares of Common Stock of the Company, was sold together with certain Common Stock purchase warrants, or the Preferred Warrants, to purchase up to 4,772,727 shares of common stock, for aggregate gross proceeds of $7 million to the Company, or the Preferred Offering.

Concurrently with the Preferred Offering, the Company entered into a securities purchase agreement with BNN, pursuant to which BNN agreed to purchase from the Company $2 million of BNN Convertible Notes. The BNN Convertible Notes, which were initially convertible into 1,818,182 shares of Common Stock, were sold together with certain Common Stock purchase warrants to purchase 1,818,182 shares of Common Stock. The BNN Convertible Notes have since been converted into the Series B Preferred Shares, and the Series B Preferred shares and the Note Warrants have since been transferred to GFH.

Effective as of November 7, 2019, the Company, BNN, BI China and ParagonEx, entered into a mutual Termination Agreement (the “Termination Agreement”), pursuant to which the Parties agreed to terminate the Acquisition Agreement, effective immediately.

On November 7, 2019, the Company and GFH entered into the Merger Agreement, and Merger Sub was contemplated, upon execution of a joinder, to enter into the Merger Agreement, pursuant to which, among other things, subject to the satisfaction or waiver of the conditions set forth in the Merger Agreement, Merger Sub would merge with and into GFH, with GFH continuing as the surviving entity, and each outstanding share of GFH’s common stock would be cancelled in exchange for the right of the holders thereof to receive a substantially equivalent security of MICT. In connection therewith, GFH was contemplated receive an aggregate of 109,946,914 shares of Common Stock as merger consideration in the Merger. As described herein, the Merger Agreement was amended and restated on April 15, 2020.

Concurrent with the execution of the Merger Agreement, GFH entered into (i) a share exchange agreement with Beijing Brookfield, pursuant to which GFH wqas contemplated to acquire all of the issued and outstanding ordinary shares and other equity interest of Beijing Brookfield from the shareholders of Beijing Brookfield in exchange for 16,310,759 newly issued shares of GFH, and (ii) a share exchange agreement with the ParagonEx Sellers and Mark Gershinson, pursuant to which, the ParagonEx Sellers were contemplated to transfer to GFH all of the issued and outstanding securities of ParagonEx in exchange for GFH’s payment and delivery of $10.0 million in cash, to be paid upon the closing of the Merger, and 75,132,504 newly issued shares of GFH deliverable at the closing of the share exchange.

On November 7, 2019, the Company entered into a securities purchase agreement (the “Primary Purchase Agreement”) with certain investors identified therein (the “Primary Purchasers”) pursuant to which, among other things, the Primary Purchasers agreed, subject to the satisfaction or waiver of the conditions set forth in the Primary Purchase Agreement, to purchase from the Company 5% senior secured convertible debentures due 2020 (the “Primary Convertible Debentures”) with an aggregate principal amount of approximately $15.9 million (the “Primary Convertible Debenture Offering”). Concurrently with entry into the Primary Purchase Agreement, the Company entered into the Non-Primary Purchase Agreement with certain investors identified therein (the Non-Primary Purchasers and, together with the Primary Purchasers, the “Purchasers”) pursuant to which, among other things, the Non-Primary Purchasers agreed, subject to the satisfaction or waiver of the conditions set forth in the Non-Primary Purchase Agreement, to purchase from the Company the Non-Primary Convertible Debentures the Non-Primary Convertible Debentures and the Primary Convertible Debentures, are collectively hereinafter referred to as the “Convertible Debentures”) with an aggregate principal amount of $9.0 million (together with the Primary Convertible Debenture Offering, collectively, the “Convertible Debenture Offering”). The Convertible Debentures were convertible into shares of Common Stock of the Company at a conversion price of $1.41 per share. The Convertible Debentures were to come due upon the earlier of (i) six months from the date of issuance and (ii) the termination of the Merger Agreement. Under the terms of the Convertible Debentures, the Company was obligated to pay interest to the Purchasers on the outstanding principal amount at the rate of 5% per annum, payable quarterly, in cash or, at the Company’s option in certain instances, in shares of Common Stock. As described herein, the Convertible Debenture Offering has since been terminated.

On November 13, 2019, the Company and Micronet executed a convertible loan agreement pursuant to which the Company agreed to loan to Micronet $500,000 in the aggregate, of which $250,000 consists of a prior loan proved by the Company in September 2019. The loan bears interest at a rate of 3.95% calculated and paid on a quarterly basis. In addition, the loan, if not converted, shall be repaid in four equal installments, the first of such installment payable following the fifth quarter after the issuance of the loan, with the remaining three installments due on each subsequent quarter thereafter, such that the loan shall be repaid in full upon the lapse of 24 months from its grant. In addition, the outstanding principal balance of the loan, and all accrued and unpaid interest, is convertible at the Company’s option, at a conversion price equal to 0.38 NIS per Micronet share. Micronet also agreed to issue the Company an option to purchase up to one share of Micronet’s ordinary shares for each ordinary share that issued as a result of a conversion of the loan at an exercise price of 0.60 NIS per share, exercisable for a period of 15 months.

On March 13, 2020, MICT received a notice of exercise of remedies from the Primary Purchasers in connection with the Primary Convertible Debernture Offering. Such notice advised that certain triggering events had occurred under the Primary Convertible Debentures, and as a result of such notice, the Primary Purchasers declared the occurrence and continuance of an event of default, each of which accelerated the Company’s obligation to repay all outstanding balances under the Primary Convertible Debentures. On March 16, 2020, the outstanding principal under the Primary Convertible Debentures was transferred from the company to the Primary Purchasers.

Recent Developments

As described herein, the Merger Agreement was amended and restated on April 15, 2020.

On April 21, 2020, the Company entered into a series of securities purchase agreements with certain Purchasers in connection with the Convertible Note Offering pursuant to which, among other things, the Purchasers purchased or will purchase from the Company Convertible Notes with an aggregate principal amount of approximately $15 million. The Convertible Notes are convertible into Conversion Shares at a conversion price of $1.10. The Convertible Notes are generally due two years from the date of issuance, except that a certain convertible note is due five years from the date of issuance. The Company is obligated to pay interest to the Purchasers on the outstanding principal amount at the rate of 1.0% per annum, payable on each conversion date, in cash or, at the Company’s option, in shares of Common Stock. Subject to approval of the Nasdaq Proposal – Convertible Notes and the Charer Amendment Proposal to increase the authorized shares of Common Stock to allow for the full conversion of the Convertible Notes into Common Stock, the Convertible Note shall be automatically converted into an aggregate of 13,636,363 shares of Common Stock pursuant to the Forced Conversion feature.

On May 27, 2020, Micronet filed an immediate report with the Tel Aviv Stock Exchange, or TASE, announcing the commencement of a special tender offer by MICT Telematics Ltd., a wholly owned subsidiary of the Company, or MICT Telematics, under Israeli law, with respect to the purchase of Micronet’s ordinary shares through MICT Telematics. On June 4, 2020, Micronet filed an immediate report with the TASE, announcing an amendment to the tender offer. Pursuant to such amendment, the number of ordinary shares to be offered pursuant to the tender offer was for up to 6,000,000 ordinary shares, and the proposed purchase price was changed to NIS 0.30 per share (or approximately $0.09 per share), for aggregate gross proceeds of NIS 1,800,000 (or approximately $519,865). The tender offer was to remain open until June 11, 2020 at 2:00 PM Israel time.

On June 10, 2020, Micronet filed an immediate report with the TASE announcing that MICT Telematics Ltd. will own, assuming that all of the ordinary shares offered in the tender offer were purchased, 45.53% of Micronet’s issued and outstanding ordinary shares. Also on June 10, 2020, the Company further informed Micronet that, assuming the full subscription of such tender offer is accepted, the Company intends to, but shall not be required to, participate in a public offering of Micronet’s ordinary shares, pursuant to which the Company may purchase up to $900,000 of such shares. On June 11, 2020, Micronet filed an immediate report with the TASE reporting that the tender offer was fully subscribed.

Subsequently, on June 23, 2020, Micronet filed an immediate report with the TASE announcing that, as a result of (i) the completion of the tender offer, in which 5,999,996 of Micronet’s ordinary shares were purchased for aggregate proceeds of NIS 1,800,000 (or $515,000), and (ii) the closing of the public offering, in which the Company purchased 10,334,000 of Micronet’s ordinary shares for total consideration of NIS 3,100,200 (or $887,000), the Company currently owns 53.39% of Micronet’s outstanding ordinary shares.

On July 1, 2020, the transactions contemplated by the Merger Agreement were consummated, and the Consideration Note was issued to GFH.

Coolisys Dispute

As previously disclosed, on December 31, 2020, a Share Purchase Agreement was entered into by and between MICT, MICT Management Ltd. (collectively with MICT, the “Seller Parties”), Enertec Systems 2001 Ltd. (“Enertec”), and Coolisys Technologies Inc. (“Coolisys”), pursuant to which Coolisys purchased 251,000 Ordinary Shares of Enertec, representing 100% of the issued and outstanding share capital of Enertec (the “Enertec SPA”). Pursuant to the Enertec SPA, a sum equal to 10% of the purchase price (“Escrow Amount”) was deposited in escrow with a third party escrow agent (“Escrow Agent”) for a period of 14 months as of the closing of the transactions contemplated by the Enertec SPA (May 22, 2018) . The Escrow Amount and its release conditions are governed by an Escrow Agreement entered into between the Escrow Agent and the other parties thereto (“Escrow Agreement”).

As previously disclosed, Buyer and the Seller Parties are in dispute in connection with the transactions contemplated by the Enertec SPA. In connection with such dispute, and pursuant to an indemnification claim made by Coolisys alleging certain misrepresentations by the Seller Parties resulting in losses of at least $4 million, the Escrow Amount has not yet been released from the escrow account, as described in the paragraph below. On July 18, 2019, an Officer’s Certificate (as such term is defined in the Escrow Agreement) was submitted to the Escrow Agent pursuant to which Coolisys claimed indemnification for losses asserted against the Seller Parties under section 9 of the Enertec SPA (the “Indemnification Claim”). Pursuant to the Indemnification Claim, Coolisys notified the Company of its intention to file a formal claim to cover its losses. On August 13, 2019, the Seller Parties submitted their initial response to the Escrow Agent in the form of an objection notice, as supplemented with further detail on October 27, 2019. Accordingly, the Escrow Agent was instructed not to release, disburse or deliver any portion of the Escrow Amount.

On July 21, 2020, the Seller Parties received a statement of claim filed by Coolisys against the Seller Parties and the Board in the District Court of Tel Aviv in the amount of US$2.5M, asking, among other things, that the Court instruct the release of the Escrow Amount held by the Escrow Agent to Coolisys (the “Claim”). The Company believes that the Claim is meritless and intends to defend its position in court. An initial response is due to be filed on or before October 25th, 2020. In addition to filling the defense, the Company and the defendant directors are considering to file a motion to dismiss the Claim against the directors as well the filling of a counterclaim against Coolisys based on an alleged breach of the Enertec SPA and its failure to make the full payments due and payable to the Company pursuant thereto.  The Company and defendant directors have issued a notice of the Claim to the D&O insurance seeking for insurance coverage.

Impairment of Micronet Investment

On September 5, 2019, Micronet closed a public equity offering on the TASE. As a result, our ownership interest in Micronet was diluted from 33.88% to 30.48%, and our current voting interest in Micronet stands at 37.79% of the issued and outstanding shares of Micronet.

The Company recorded an impairment of its investment in Micronet and change in fair value in loan to Micronet as of December 31, 2019 in the total amount of $281. The method used for determining fair value of the investment in Micronet was based on a quoted market price on the TASE.

Based on the above, although we did not control Micronet during the periods herein described and thus did not consolidate Micronet’s financial statements according to U.S. GAAP, we also did not consider Micronet to be a discontinued operation since we did not view the dilution of our interest as a strategic shift that had or would have a major effect on our operations. While Micronet is a publicly traded company in Israel, its shareholder base is widely spread and as of the dates described herein, we continued to be Micronet’s largest shareholder. As such, we believe that we would have exerted a high level of influence over any voting matters. In that regard, to date, we have appointed a majority of the directors of Micronet’s board of directors.

The following is the composition from Micronet’s operation for the year ended December 31, 2019, respectively:

Year ended December 31,
2019
Revenues	$8,747

Gross profit	1,361
Loss from operations	(3,052)

Net Loss	$(3,268)

Net loss in equity method	(608)

Impairment of equity method investment	(187)
Gain from change of ownership interests	101

The following is the composition from Micronet’s operation for the three months ended March 31, 2020 and March 31, 2019, respectively (USD reflected in thousands):

	Three months ended March 31,
	2020	2019
Revenues	$617	$1,550

Gross loss	(330)	(6)
Loss from operations	(1,413)	(1,041)

Net loss	$(1,436)	(1,108)

Results of Operations

Three Months Ended March 31, 2020 Compared to Three Months Ended March 31, 2019

Revenues

Revenues for the three months ended March 31, 2020 were $0, compared to $477,000 for the three months ended March 31, 2019. This represents a decrease of $477,000, or 100%, for the three months ended March 31, 2020. The decrease in revenues for the three months ended March 31, 2020 is primarily due to the dilution in our ownership and voting interests in Micronet, causing us to cease consolidating Micronet’s operations in our financial statements commencing from February 24, 2019.

Gross Loss

Gross loss for the three months ended March 31, 2020 decreased by $369,000 to $0. This is in comparison to gross loss of $369,000, representing 77% of revenues for the three months ended March 31, 2019. The decrease in gross loss for the three months ended March 31, 2020 is mainly a result of the dilution in our ownership and voting interests in Micronet, causing us to cease consolidating Micronet’s operations in our financial statements commencing from February 24, 2019.

Selling and Marketing

Selling and marketing costs are part of operating expenses. Selling and marketing costs for the three months ended March 31, 2020 were $0, compared to $198,000 for the three months ended March 31, 2019. This represents a decrease of $198,000, or 100%, for the three months ended March 31, 2020. The decrease is mainly due to the dilution in our ownership and voting interests in Micronet, causing us to cease consolidating Micronet’s operations in our financial statements commencing from February 24, 2019 as well as a decrease in salary expenses due to the reduction of employees and subcontractors at Micronet.

General and Administrative

General and administrative costs are part of operating expenses. General and administrative costs for the three months ended March 31, 2020 were $770,000, compared to $990,000 for the three months ended March 31, 2019. This represents a decrease of $220,000, or 22%, for the three months ended March 31, 2020. The decrease is mainly the result of the dilution in our ownership and voting interests in Micronet, causing us to cease consolidating Micronet’s operations in our financial statements commencing from February 24, 2019.

Research and Development Costs

Research and development costs are part of operating expenses. Research and development costs, which mainly include wages, materials and sub-contractors, for the three months ended March 31, 2020 were $0, compared to $261,000 for the three months ended March 31, 2019. This represents a decrease of $261,000, or 100%, for the three months ended March 31, 2020. The decrease in research and development costs for the three months ended March 31, 2020 is primarily a result of the dilution in our ownership and voting interests in Micronet, causing us to cease consolidating Micronet’s operations in our financial statements commencing from February 24, 2019.

Loss from Operations

Our loss from operations for the three months ended March 31, 2020 was $770,000, compared to loss from operations of $1,838,000, for the three months ended March 31, 2019. The increase in loss from operations for the three months ended March 31, 2020 is mainly a result of the dilution in our ownership and voting interests in Micronet, causing us to cease consolidating Micronet’s operations in our financial statements commencing from February 24, 2019.

Financial Income (Expenses), Net

Financial expenses, net for the three months ended March 31, 2020 were $224,000, compared to financial income of $76,000 for the three months ended March 31, 2019. This represents a decrease in financial income of $300,000, for the three months ended March 31, 2020. The decrease in financial income, net for the three months ended March 31, 2020, is primarily due to changes in currency exchange rates, and impairment of $272,000 relating to the Initial Convertible Loan, dated November 13, 2019 pursuant to which we lent $500,000 to Micronet.

Year Ended December 31, 2019 Compared to Year Ended December 31, 2018

Revenues

Revenues for the year ended December 31, 2019 were $477,000, compared to $14,162,000 for the year ended December 31, 2018. This represents a decrease of $13,685,000, or 97%, for the year ended December 31, 2019. The decrease in revenues for the year ended December 31, 2019 is primarily due to the dilution in our ownership and voting interests in Micronet, causing us to cease consolidating Micronet’s operations in our financial statements beginning on February 24, 2019, as well as a decrease in customer orders, and their value, a trend that has continued from the year ended December 31, 2018.

Gross loss for the year ended December 31, 2019 decreased by $3,879,000 to $369,000, and represents 77% of the revenues. This is in comparison to gross profit of $3,510,000, or 25% of the revenues for the year ended December 31, 2018. The decrease in gross loss for the year ended December 31, 2019 is mainly a result of the deconsolidation of Micronet as well as the decrease in revenues and slow inventory reduction at Micronet for the two month period that Micronet was consolidated.

Selling and Marketing

Selling and marketing costs are part of operating expenses. Selling and marketing costs for the year ended December 31, 2019 were $198,000, compared to $1,582,000 for the year ended December 31, 2018. This represents a decrease of $1,384,000, or 87%, for the year ended December 31, 2019. The decrease is mainly due to the dilution in our ownership and voting interests in Micronet, causing us to cease consolidating Micronet’s operations in our financial statements commencing from February 24, 2019 as well as a decrease in salary expenses due to the reduction of employees and subcontractors at Micronet.

General and Administrative

General and administrative costs are part of operating expenses. General and administrative costs for the year ended December 31, 2019 were $3,027,000, compared to $6,345,000 for the year ended December 31, 2018. This represents a decrease of $3,318,000, or 52%, for the year ended December 31, 2019. The decrease is mainly the result of the dilution in our ownership and voting interests in Micronet, causing us to cease consolidating Micronet’s operations in our financial statements commencing from February 24, 2019 as well as decreases in wages and professional services at Micronet and partially offset by (1) an increase associated with the issuance of options and shares to directors, employees and consultants, and (2) a provision for doubtful debts (3) transactions fees.

Impairment of Goodwill

Previously the goodwill was recorded at Micronet. The goodwill impairment test was conducted in two steps. In the first step, Micronet determines the fair value of the reporting unit. If the net book value of the reporting unit exceeds the fair value, the Micronet would then perform the second step of the impairment test, which requires the allocation of the reporting unit’s fair value of all its assets and liabilities in a manner similar to acquisition cost allocation, with any residual fair value being allocated to goodwill. The implied fair value of the goodwill is then compared to the carrying value to determine impairment, if any.

Micronet has one operating segment and one operating unit related to its product offerings in the MRM market. As of December 31, 2018, Micronet’s market capitalization was significantly lower than the net book value of the reporting unit. In establishing the appropriate market capitalization, the Micronet looked at the date that the annual impairment test is performed (December 31, 2018). In order to calculate its market capitalization, Micronet used the price per share of NIS 0.46. Following the results of the step one test, Micronet continued to the second step, which was performed by allocating the reporting unit’s fair value to all of its assets and liabilities, with any residual fair value being allocated to goodwill. Micronet determined that the carrying value of goodwill should be impaired and therefore an impairment of $1.466 million was recorded.

Research and Development Costs

Research and development costs are part of operating expenses. Research and development costs, which mainly include wages, materials and sub-contractors, for the year ended December 31, 2019, were $255,000, compared to $1,906,000 for the year ended December 31, 2018. This represents a decrease of $1,651,000, or 87%, for the year ended December 31, 2019. The decrease in research and development costs for the year ended December 31, 2019 is primarily a result of the dilution in our ownership and voting interests in Micronet, causing us to cease consolidating Micronet’s operations in our financial statements commencing from February 24, 2019 as well as a decrease in salary expenses due to a decrease in the number of employees at Micronet.

Loss from Operations

Our loss from operations for the year ended December 31, 2019 was $3,869,000, compared to loss from operations of $9,087,000, for the year ended December 31, 2018. The decrease in loss from operations for the year ended December 31, 2019 is mainly a result of the dilution in our ownership and voting interests in Micronet, causing us to cease consolidating Micronet’s operations in our financial statements commencing from February 24, 2019.

Financial Expenses, net

Financial expenses, net for the year ended December 31, 2019 were $388,000, compared to expenses of $1,267,000 for the year ended December 31, 2018. This represents a decrease of $879,000, for the year ended December 31, 2019. The decrease in financial expenses for the year ended December 31, 2019 is primarily due to changes in currency exchange rates and the fact that we fully repaid our bank loan and debt that was outstanding to YA II PN, Ltd. (“YA”), in 2019.

Net Profit/Loss Attributed to MICT, Inc.

Our net loss attributed to MICT for the three months ended March 31, 2020 was $1,635,000, compared to a net loss of $910,000 for the three months ended March 31, 2019. This represents an increase in net loss of $725,000 for the three months ended March 31, 2020, as compared to the same period last year. The increase in net loss for the three months ended March 31, 2020 is primarily a result of investment losses of $640,000, as well as the dilution in our ownership and voting interests in Micronet, causing us to cease consolidating Micronet’s operations in our financial statements commencing from February 24, 2019.

Our net loss attributed to MICT, Inc. for the year ended December 31, 2019 was $4,217,000, compared to a net loss of $2,610,000 for the year ended December 31, 2018. This represents an increase in net loss of $1,607,000 for the year ended December 31, 2019, as compared to 2018. The increase in net loss is primarily attributable to the closing of the sale of all of Enertec’s outstanding equity to Coolisys pursuant to the terms of the Share Purchase Agreement and as a result of the dilution in our ownership and voting interests in Micronet, causing us to cease consolidating Micronet’s operations in our financial statements commencing from February 24, 2019.

Liquidity and Capital Resources

Liquidity and Capital Resources as of March 31, 2020

As of March 31, 2020, our total cash and cash equivalents balance was $2,826,000, as compared to $3,154,000 as of December 31, 2019. This reflects a decrease of $328,000 in cash and cash equivalents. The decrease in cash and cash equivalents is primarily a result of costs of the Acquisition and a certain loan that we provided to Micronet during May 2020 (see “Loans Provided by Us” below for additional information). As of the date of this Proxy Statement, COVID-19 and the resulting government actions enacted in Israel and elsewhere have not had a material adverse effect on our financial condition; however, there can be no assurance that our financial condition will not be affected in the future from COVID-19 or resulting government actions.

Our liquidity and capital resources during the period ended March 31, 2020 were also impacted by the following events. If the April Convertible Note transaction described below does not close or we do not receive the full proceeds provided for under these agreements, we may require additional financing. There can be no guarantee that we will be able to obtain additional financing, or if such additional financing will be available to us on favorable terms.

On March 13, 2020, we received a notice of exercise of remedies, or the Notice, from the purchasers, or the Primary Purchasers, that entered into the Primary Purchase Agreement with us in November 2019, who purchased from us $15.9 million, or the Outstanding Principal, 5% senior secured convertible debentures due during 2020, or the Primary Convertible Debentures. The Outstanding Principal was previously placed in a blocked bank account, pursuant to a deposit account control agreement. The Notice advised that two Triggering Events (as defined in the Primary Purchase Agreement) had occurred and are continuing as a result of the failure by the Company (a) to file with the U.S. Securities and Exchange Commission, or the SEC, a registration statement by January 30, 2020, as required by Section 2(a) of that certain registration rights agreement by and between the Primary Purchasers and us and clause (g) of the definition of “Triggering Event” in each Primary Convertible Debenture and (b) to respond to the SEC by February 21, 2020, with respect to the SEC’s comments on the Company’s preliminary proxy statement received on February 6, 2020, or the SEC Response, as required by clause (e) of the definition of “Triggering Event” in each Primary Convertible Debenture. The Notice also advises that the Company has failed to timely deliver to each Purchaser the trigger event notices with respect to such trigger events as required by Section 6(b) of each Primary Convertible Debenture, which failure due to the lapse of the applicable grace period resulted in two Events of Default under Section 8(a)(ii) of each Primary Convertible Debenture.

As a result of the Notice, the Primary Purchasers exercised their right to an optional redemption pursuant to Section 6(b) of each Convertible Debenture and declared the occurrence and continuance of an event of default, each of which accelerated the Company’s obligation to repay all outstanding balances under the Convertible Debentures, or the Optional Redemption. On March 16, 2020, the Outstanding Principal was transferred from the Company to the Purchasers and the Primary Purchase Agreement was terminated.

Liquidity and Capital Resources as of December 31, 2019

As of December 31, 2019, our total cash and cash equivalents balance was $3,154,000, as compared to $2,174,000 as of December 31, 2018. This reflects an increase of $980,000 in cash and cash equivalents for the reasons described below.

Sales of our Securities

Sale of our Securities as of March 31, 2020

In January 2020, we completed the second closing in a preferred offering, pursuant to which we sold 795,455 shares of the Company’s Series A Convertible Preferred Stock, or the Series A Preferred Stock, and 1,193,183 accompanying preferred warrants to purchase up to 1,084,712 shares of our common stock for aggregate gross proceeds of $1,750,000, of which, $1,200,000 was received on December 31, 2019 and $550,000 was received on January 17, 2020.

On March 16, 2020, as a result of the Notice, the Outstanding Principal under the Primary Purchase Agreement was transferred from us to the Purchasers and the Primary Purchase Agreement was terminated.

Concurrently with entry into the Primary Purchase Agreement, we entered into the Non-Primary Purchase Agreement with the non-primary purchasers, or the Non-Primary Purchasers, pursuant to which, among other things, the Non-Primary Purchasers agreed, subject to the satisfaction or waiver of the conditions set forth in the Non-Primary Purchase Agreement, to purchase from us convertible debentures, or the Non-Primary Convertible Debentures, with an aggregate principal amount of $9.0 million. The sale and issuance of the Non-Primary Convertible Debentures has not occurred.

On April 21, 2020, the Company entered into a series of securities purchase agreements with certain investors, or the Purchasers, pursuant to which, among other things, the Purchasers agreed, subject to the satisfaction or waiver of the conditions set forth in the securities purchase agreements, to purchase from us certain convertible notes, or the April Convertible Notes, with an aggregate principal amount of approximately $11.0 million, or the Convertible Notes Offering. The Convertible Notes shall be convertible into shares of common stock of the Company at a conversion price of $1.10 per share. Approximately $8.0 million of the April Convertible Notes will be due two years from the date of issuance, while approximately $3.0 million of the April Convertible Notes will be due five years from the date of issuance. We are obligated to pay interest to the Purchasers on the outstanding principal amount at the rate of 1.0% per annum, payable on each conversion date, in cash or, at our option, in shares of common stock.

Sale of our Securities as of December 31, 2019

On June 4, 2019, the Company entered into a securities purchase agreement pursuant to which the Company agreed to sell 3,181,818 shares of Series A Preferred Stock with a stated value of $2.20 per share. The Series A Preferred Stock, which shall be convertible into up to 6,363,636 shares of common stock of the Company, was sold together with the Preferred Warrants, to purchase up to 4,772,727 shares of common stock, for aggregate gross proceeds of $7 million to the Company.

Concurrently with the offering of the Series A Preferred Stock, the Company entered into a note purchase agreement with BNN, pursuant to which BNN agreed to purchase from the Company $2 million of BNN Convertible Notes, which subscription amount was subject to increase by up to an additional $1 million as determined by BNN and the Company, or collectively, the Convertible Notes. The Convertible Notes, which shall be convertible into up to 2,727,272 shares of common stock, were together with certain Note Warrants to purchase up to 2,727,272 shares of common stock. The Convertible Notes shall have a duration of two years.

On July 29, 2019, the Company completed the first closing of the offering of Series A Preferred Stock, pursuant to which the Company sold 2,386,363 shares of Series A Preferred Stock and accompanying Preferred Warrants to purchase up to 3,579,544 shares of common stock, for aggregate gross proceeds of $5,250,000. The Company paid an aggregate of $420,000 in fees in with respect to the offering of the Series A Preferred Stock. On December 31, 2019, the company received $1,200,000 in connection with the sale and issuance of additional shares of Series A Preferred Stock.

In addition, on November 7, 2019, the Company entered into the Primary Purchase Agreement with the Primary Purchasers, pursuant to which, among other things, the Primary Purchasers agreed, subject to the satisfaction or waiver of the conditions set forth in the Primary Purchase Agreement, to purchase from us the Primary Convertible Debentures with an aggregate principal amount of approximately $15.9 million. Concurrently with entry into the Primary Purchase Agreement, we entered into the Non-Primary Purchase Agreement with the Non-Primary Purchasers pursuant to which, among other things, the Non-Primary Purchasers agreed, subject to the satisfaction or waiver of the conditions set forth in the Non-Primary Purchase Agreement, to purchase from us the Non-Primary Convertible Debentures with an aggregate principal amount of $9.0 million. The Convertible Debentures shall be convertible into our shares of Common Stock at a conversion price of $1.41 per share. The Convertible Debentures will be due upon the earlier of (i) six months from the date of issuance and (ii) the termination of the Merger Agreement. We are obligated to pay interest to the Purchasers on the outstanding principal amount at the rate of 5% per annum, payable quarterly, in cash or, at our option in certain instances, in shares of Common Stock. We may not voluntarily prepay any portion of the principal amount of the Convertible Debentures without the prior written consent of the Purchasers.

Subject to stockholder approval of the Convertible Debenture Offering, the Convertible Debentures shall be convertible into Common Stock at the option of the Purchasers at any time and from time to time. Upon the closing of the Acquisition and written notice of the Company to the Purchasers, the Forced Conversion shall be effected. Upon the occurrence of certain events, including, among others, if the Company fails to file a preliminary proxy statement with respect to the Acquisition on or prior to November 18, 2019, if the Forced Conversion does not occur on or before January 24, 2020, or if there are certain breaches of the Primary Purchasers’ Registration Rights Agreement, the Primary Purchasers are permitted to require us to redeem the Primary Convertible Debentures, including any interest that has accrued thereunder, for cash.

The purchase agreements provided for customary registration rights, pursuant to the Registration Rights Agreement, which was to be entered into at the time of the closing of the Convertible Debenture Offering. Pursuant to the Registration Rights Agreement, the Company will be obligated to, among other things, (i) file a registration statement with the SEC within seven business days following the filing of an initial proxy statement with respect to the Acquisition, but no later than November 27, 2019, for purposes of registering the shares of Common Stock issuable upon the conversion of the Convertible Debentures and (ii) use its best efforts to cause the resale registration statement to be declared effective by the SEC as soon as practicable after filing, and in any event no later than January 24, 2020. The Registration Rights Agreement contains customary terms and conditions for a transaction of this type, including certain customary cash penalties on the Company for its failure to satisfy the specified filing and effectiveness time periods.

On November 12, 2019, the Company filed an Amended Certificate of Designation of the Preferences, Rights and Limitations with the Secretary of State of Delaware to remove the prohibition on forced conversions of the Preferred Stock, par value $0.001 per share, into shares of Common Stock in the event the Company’s stockholders approve the Acquisition after December 31, 2019.

The proceeds of the Convertible Debenture Offering, approximately $25 million, have been placed in a blocked bank account, pursuant to a deposit account control agreement, to be entered into. The Company shall not have access to such proceeds until the closing of the Acquisition and only upon the satisfaction of certain other requirements, including, among other things, effectiveness of the Resale Registration Statement.

In connection with the Convertible Debentures, on January 17, 2020, the Company, certain of its subsidiaries, the Primary Purchasers and the representative thereof, as collateral agent, entered into a security agreement, or the Primary Security Agreement. Pursuant to the Primary Security Agreement, the Company and certain of its subsidiaries granted to the Primary Purchasers a first priority security interest in, a lien upon and a right of set-off against all of their personal property (subject to certain exceptions) to secure the Primary Convertible Debentures. On January 17, 2020, the parties also entered into a registration rights agreement, or the Primary Registration Rights Agreement. Pursuant to the Primary Registration Rights Agreement, the Company has agreed to, among other things, (i) file a registration statement, or the Resale Registration Statement with SEC within seven business days following the filing of an initial proxy statement with respect to the contemplated merger by and among the Company, Intermediate, and Merger Sub, for purposes of registering the shares of Common Stock issuable upon conversion of the Primary Convertible Debentures, and (ii) use its best efforts to cause the Resale Registration Statement to be declared effective by the SEC as soon as practicable after filing, and in any event no later than the effectiveness of the Acquisition. The Primary Registration Rights Agreement contains customary terms and conditions for a transaction of this type, including certain customary cash penalties on the Company for its failure to satisfy the specified filing and effectiveness time periods.

In addition, on January 21, 2020, MICT entered into a Conversion Agreement with BNN, pursuant to which BNN agreed to convert the outstanding convertible note, issued on July 31, 2019, into 1,818,181 shares of the Company’s newly-designated Series B Preferred stock, par value $0.001 per share, with a stated value of $1.10 per share, or the Series B Preferred. The Series B Preferred was issued on February 3, 2020.

Loans Provided by MICT

On September 19, 2019, MICT Telematics Ltd. (“MICT Telematics”), a wholly owned subsidiary of the Company, entered into a loan agreement with Micronet, pursuant to which MICT Telematics loaned Micronet $250,000, on certain terms and conditions, or the First Loan.

In view of Micronet’s working capital needs, on November 18, 2019, we entered into an additional loan agreement with Micronet for the loan of $125,000, pursuant to terms and conditions identical to those governing the First Loan, including the repayment terms, or the Second Loan. Accordingly, prior to the approval of the Initial Convertible Loan by Micronet’s shareholders on January 1, 2020, we transferred to Micronet, pursuant to the First and Second Loan, a total sum of $375,000. On January 1, 2020, the Initial Convertible Loan agreement was approved at the general meeting of Micronet’s shareholders. At such time, the First Loan and Second Loan were repaid to us and the remaining amount due to be loaned under the Initial Convertible Loan, in the sum of $125,000, was loaned to Micronet.

The Company recognized a loss on financial assets derived from a measurement preformed to the Initial Convertible Loan. As of March 31, 2020, we recorded a financial expense on the Initial Convertible Loan of $272,000.

On November 13, 2019, the Company and Micronet executed a convertible loan agreement pursuant to which the Company agreed to loan to Micronet $500,000 in the aggregate, or the Initial Convertible Loan. The Initial Convertible Loan bears interest at a rate of 3.95% calculated and is paid on a quarterly basis. In addition, the Initial Convertible Loan, if not converted, shall be repaid in four equal installments, the first of such installment payable following the fifth quarter after the issuance of the Initial Convertible Loan, with the remaining three installments due on each subsequent quarter thereafter, such that the Initial Convertible Loan shall be repaid in full upon the lapse of 24 months from its grant. In addition, the outstanding principal balance of the Initial Convertible Loan, and all accrued and unpaid interest, is convertible at the Company’s option, at a conversion price equal to 0.38 NIS per Micronet share. Pursuant to the Initial Convertible Loan agreement, Micronet also agreed to issue the Company an option to purchase up to one of Micronet’s ordinary shares for each ordinary share that it issued as a result of a conversion of the Initial Convertible Loan, or the Convertible Loan Warrant, at an exercise price of 0.60 NIS per share, exercisable for a period of 15 months. On May 14, 2020, as further amended on May 27, 2020, we and Micronet entered into an amendment to the Initial Convertible Loan, or the Amended Convertible Loan, which is subject to the approval of the Micronet shareholders.

On May 14, 2020, as amended effective as of May 21, 2020, we entered into a loan agreement with Micronet, pursuant to which we agreed to loan Micronet $500,000 on certain terms and conditions, or the Second Convertible Loan. The Second Convertible Loan bears interest at a rate of interest of 3.95% per year, calculated and paid on a quarterly basis. The Second Convertible Loan is due and payable in four equal installments, on a quarterly basis, with the first such payment due within 10 days after the end of Micronet’s fiscal quarter ending March 31, 2021 (such that the first repayment would be made by April 10, 2021), and in any event shall be paid in full by the 24 month anniversary of the grant date of the Second Convertible Loan; provided, however, that the Company, at its discretion, may convert any or all of the Second Convertible Loan into ordinary shares of Micronet at a conversion price of 0.16 NIS (and in accordance with the U.S. dollar to NIS exchange rate in effect as of the closing date of the Loan), per ordinary share of Micronet. In addition, the Company shall receive a warrant, or the Second Convertible Loan Warrant, to purchase one ordinary share of Micronet for every ordinary share into which the Second Convertible Loan is converted. The Second Convertible Loan Warrants, if any, are exercisable for a term of 15 months from their date of grant at an exercise price of 0.16 NIS per Ordinary Share of Micronet.

Further, effective as of May 27, 2020, the Company and Micronet entered into the Amended Convertible Loan, to amend the terms of the Initial Convertible Loan and the Convertible Loan Warrant so that the Conversion Price for the Initial Convertible Loan and the exercise price for the Amended Convertible Loan Warrant would each be 0.16 NIS per ordinary share of Micronet. The Amended Convertible Loan is subject to the receipt of the approval of Micronet’s shareholders.

Debt Repayment

Debt Repayment as of March 31, 2020

As of March 31, 2020, our total debt was $0 as compared to $1,856,000 on December 31, 2019. The decrease in total debt is due to the conversion of the outstanding convertible note on January 21, 2020, previously issued on July 31, 2019, into 1,818,181 shares of the Company’s Series B Preferred Stock. The Series B Preferred was issued on February 3, 2020.

Debt Repayment as of December 31, 2019

On June 17, 2014, MICT Telematics entered into a loan agreement (the “Mercantile Loan Agreement”), with Mercantile Discount Bank Ltd., or Mercantile Bank, pursuant to which Mercantile Bank agreed to loan the Company approximately $3,631,000 on certain terms and conditions (the “Mercantile Loan”). The proceeds of the Mercantile Loan were used by the Company: (1) to refinance previous loans granted to the Company in the amount of approximately $1,333,000; (2) to complete the purchase by the Company, via Enertec, of 1.2 million shares of Micronet constituting 6.3% of the issued and outstanding shares of Micronet; and (3) for working capital and general corporate purposes. The Mercantile loan was fully repaid in July 2019.

On March 29, 2018, the Company and MICT Telematics executed and closed on a securities purchase agreement with YA, whereby the Company issued and sold to YA (1) certain Series A Convertible Debentures in the aggregate principal aggregate amount of $3.2 million, or the Series A Debentures, and (2) a Series B Convertible Debenture in the principal aggregate amount of $1.8 million, or the Series B Debenture. The Series A Debentures were issued in exchange for the cancellation and retirement of certain promissory notes issued by the Company to YA on October 28, 2016, December 22, 2016, June 8, 2017 and August 22, 2017, or collectively, the Prior Notes, with a total outstanding aggregate principal amount of $3.2 million. The Series B Debenture was issued and sold for aggregate gross cash proceeds of $1.8 million. At the closing of the transactions contemplated by the securities purchase agreement, the Company agreed to pay YA II, or its designee, a commitment fee of $90,000, an extension fee of $50,000 relating to the prior extension of the secured promissory note issued on August 22, 2017, and $126,786.74 representing the accrued and unpaid interest on the Prior Notes. The Series A Debentures and Series B Debenture were secured by a pledge of shares of Micronet owned by MICT Telematics. In conjunction with the issuance of the Series A Debentures and the Series B Debentures, a total of $273,787 in fees and expenses were deducted from the aggregate gross proceeds.

In addition, pursuant to the terms of the securities purchase agreement, the Company agreed to issue to YA a warrant to purchase up to 375,000 shares of the Company’s Common Stock at a purchase price of $2.00 per share, a warrant to purchase up to 200,000 shares of the Company’s Common Stock at a purchase price of $3.00 per share and a warrant to purchase up to 112,500 shares of the Company’s Common Stock at a purchase price of $4.00 per share.

On December 17, 2018, the Company entered into an agreement with YA, (the “YA Agreement”), with respect to (i) the Series A Debentures and the Series B Debenture, and (ii) the warrants to purchase an aggregate of 1,187,500 shares of the Company’s Common Stock held by YA, with exercise prices ranging from $1.50 to $4.00 and expiration dates ranging from June 30, 2021 to March 29, 2023, or collectively, the Warrants.

Pursuant to the YA Agreement, in connection with the transactions contemplated by the Acquisition Agreement and effective upon the consummation of the acquisition, the Warrants shall be replaced by certain new warrants, or the Replacement Warrants, exercisable at $2.00 per share for a number of ordinary shares of MICT equal to the number of shares underlying the Warrants immediately prior to the effectiveness of the acquisition (subject to adjustment as described therein). YA II also agreed that it would not convert the Series A Debentures and the Series B Debenture into more than one million shares of the Company’s Common Stock during the period between the execution of the YA Agreement and the earlier to occur of the effectiveness of the acquisition or the termination of the Acquisition Agreement.

The Company agreed to pay in cash the remaining outstanding principal amount and all accrued interest with respect to the Series A Debentures and the Series B Debenture as of the consummation of the Acquisitions, subject to any applicable redemption premiums.

During 2019, the Company repaid the entire outstanding principal balance of the Series B Debentures in the aggregate amount of $1,225,000, which was paid in shares of the Company’s Common Stock, and in October 31, 2019, the Company paid all of its outstanding principal balance, together with its accrued interest and a required 10% premium, of the Series A Debentures in the aggregate amount of $2,057,000.

As of December 31, 2019, our total debt, was $1,856,000 as compared to $5,810,000 on December 31, 2018. The decrease in total debt is primarily due to the (i) dilution in our ownership and voting interests in Micronet, causing us to cease consolidating Micronet’s operations in our financial statements commencing from February 24, 2019, (ii) the full repayment of the YA II loan and (iii) the full repayment of the Mercantile Loan.

Financing Needs

The Company will be required to support its own operational financial needs which include, among others, our general and administrative costs (such as for our various consultants in regulatory, tax, legal, accounting and other areas of business) and our financing costs related to the loans and funding instruments assumed by us.

Our operations have experienced disruptions due to the unprecedented conditions surrounding the spread of COVID-19 throughout North America, Israel and the world. In particular, COVID-19 and measures implemented to reduce the spread of the virus have limited access to our own offices and disrupted our normal interactions with our accounting personnel, legal advisors, auditors and others involved in the preparation of this Proxy Statement. At this time, as we continue to assess the ongoing and past effects of COVID-19 on us, we do not know if the spread of COVID-19 and the resulting government actions in Israel and the United States, or in other geographical areas in which we are operating or negotiating agreements with parties will cause us to require additional financing (see “Risk Factors” below for additional information).

The Company filed a Form S-3 registration statement (File No. 333-219596) under the Securities Act with the SEC using a “shelf” registration process, which was declared effective on July 31, 2017. Under this shelf registration process, we may, from time to time, sell common stock, warrants or units in one or more offerings up to a total dollar amount of $30,000,000, pursuant to which we have sold approximately $1,000,000 of our securities to date.

Pursuant to the Amended Tender Offer, we have materially increased our stake and holdings in Micronet. Micronet believes that its highly innovative products, integrating powerful computing power, enhanced user interface and complete telematics features may create a new value proposition to telematics customers and allow Micronet to expand its reach into the fast growing segment of the telematics market, while increasing its SaaS revenues through software services. As a result thereof, we may require additional financing in order to retain the same level of control over Micronet or in order to increase our control.

COVID-19 has resulted in a material adverse effect on Micronet’s business and operation, results of operations and financial condition, due to, among other things, a delay in receiving customers’ orders and the general negative economic climate that has resulted from COVID-19 (see “Risk Factors” below for additional information).

Based on our current business plan, and in view of our cash balance following the transactions described in this Item 2, we anticipate that our cash balances will be sufficient to permit us to conduct our operations and carry out our contemplated business plans for at least the next 12 months from the date of this Proxy Statement. However, we do not know if as a result of COVID-19, or as a result of MICT Telematics purchasing all ordinary shares under the Amended Tender Offer, we may utilize our cash at a faster rate than currently anticipated. We may also satisfy our liquidity through the sale of our securities, either in public or private transactions, or through the closing of the transactions contemplated by the Acquisition. We intend to use such funds in order to sustain or expand our operations.

Total Current Assets, Trade Accounts Receivable and Working Capital

As of December 31, 2019, our total current assets were $4,417,000, as compared to $7,868,000 on December 31, 2018. The decrease is mainly due to the dilution in our ownership and voting interests in Micronet, causing us to cease consolidating Micronet’s operations in our financial statements commencing from February 24, 2019.

Our trade accounts receivable at December 31, 2019, were $0 as compared to $1,010,000 at December 31, 2018. The decrease is mainly due to the dilution in our ownership and voting interests in Micronet, causing us to cease consolidating Micronet’s operations in our financial statements commencing from February 24, 2019.

As of December 31, 2019, our working capital was $4,127,000, as compared to a deficit of $684,000 at December 31, 2018. The increase is mainly due to the dilution in our ownership and voting interests in Micronet, causing us to cease consolidating Micronet’s operations in our financial statements commencing from February 24, 2019 and from the increase in cash and cash equivalents from the purchase agreements described above.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect that is material to investors on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

Critical Accounting Policies

Principles of consolidation. The consolidated financial statements include the Company’s and its subsidiaries’ financial statements. Control is the power to govern the financial and operating policies of an entity so as to obtain benefits from its operating activities. In assessing control legal and contractual rights are taken into account. The consolidated financial statements of subsidiaries are included in the consolidated financial statements from the date that control is achieved until the date that control ceases. Intercompany transactions and balances are eliminated upon consolidation.

Accounts receivable and allowances for doubtful accounts. Our trade receivables include amounts due from customers. We perform ongoing credit evaluations of our customers’ financial condition and we require collateral as deemed necessary. We maintain allowances for doubtful accounts for estimated losses resulting from the inability of our customers to make payments. In judging the adequacy of the allowance for doubtful accounts, we consider multiple factors including the aging of our receivables, historical bad debt experience and the general economic environment. Management applies considerable judgment in assessing the realization of receivables, including assessing the probability of collection and the current creditworthiness of each customer. If the financial condition of our customers were to deteriorate, resulting in an impairment of their ability to make payments, additional allowances may be required.

Long-lived assets and intangible assets. Intangible assets that are not considered to have an indefinite useful life are amortized using the straight-line basis over their estimated useful lives. The Company evaluates property and equipment and purchased intangible assets with finite lives for impairment whenever events or changes in circumstances indicate the carrying value of an asset may not be recoverable. The Company assesses the recoverability of the assets based on the undiscounted future cash flow and recognizes an impairment loss when the estimated undiscounted future cash flow expected to result from the use of the asset plus the net proceeds expected from disposition of the asset, if any, are less than the carrying value of the asset. When the Company identifies an impairment, it reduces the carrying amount of the asset to its estimated fair value based on a discounted cash flow approach or, when available and appropriate, to comparable market values. As of December 31, 2018 all intangible assets were fully amortized.

Goodwill. Micronet performed goodwill impairment tests until 2016. The goodwill impairment test is conducted in two steps. In the first step, Micronet determines the fair value of the reporting unit using expected future discounted cash flows and estimated terminal values. If the net book value of the reporting unit exceeds the fair value, the Micronet would then perform the second step of the impairment test, which requires allocation of the reporting unit’s fair value of all its assets and liabilities in a manner similar to acquisition cost allocation, with any residual fair value being allocated to goodwill. The implied fair value of the goodwill is then compared to the carrying value to determine impairment, if any.

Starting in 2017, the Micronet now determines the fair value of the reporting unit using the income approach, which utilizes a discounted cash flow model, as the Micronet believes that this approach best approximates the unit’s fair value at this time. Micronet has corroborated the fair values using the market approach. Judgments and assumptions related to revenue, gross profit (loss), operating expenses, future short-term and long-term growth rates, weighted average cost of capital, interest, capital expenditures, cash flows, and market conditions are inherent in developing the discounted cash flow model. Additionally, Micronet evaluated the reasonableness of the estimated fair value of its reporting unit by reconciling its market capitalization. This reconciliation allowed the Micronet to consider market expectations in corroborating the reasonableness of the fair value of the reporting unit. Following such reconciliation, Micronet found that there was a material difference (approximately 54%) between the fair value of the reporting unit and its market capitalization as of December 31, 2017.

Micronet has one operating segment and one operating unit related to its product offerings in the MRM market. Until 2017, step one of the assessment resulted in the carrying value of the MRM reporting unit exceeding its fair value. As described in the preceding paragraphs, the second step was performed by allocating the reporting unit’s fair value to all of its assets and liabilities, with any residual fair value being allocated to goodwill. There were no impairments recorded until 2017.

As of December 31, 2018, Micronet’s market capitalization was significantly lower than the net book value of the reporting unit. In establishing the appropriate market capitalization, the Micronet looked at the date that the annual impairment test is performed (December 31, 2018). In order to calculate its market capitalization, Micronet used the price per share of NIS 0.46. Following the results of the step one test, Micronet continued to the second step, which was performed by allocating the reporting unit’s fair value to all of its assets and liabilities, with any residual fair value being allocated to goodwill. Micronet determined that the carrying value of goodwill should be impaired and therefore an impairment of $1.466 million was recorded.

Revenue recognition. With respect to Micronet applicable revenue recognition U.S. GAAP requirements, Micronet implements a revenue recognition policy pursuant to which it recognizes its revenues at the amount to which it expects to be entitled when control of the products or services is transferred to its customers. Control is generally transferred when the Company has a present right to payment and title and the significant risks and rewards of ownership of products are transferred to its customers. There is limited discretion needed in identifying the point control passes: once physical delivery of the products to the agreed location has occurred, Micronet no longer has physical possession of the product and will be entitled at such time to receive payment while relieved from the significant risks and rewards of the goods delivered. For most of Micronet’s products sales, control transfers when products are shipped.

Income taxes. Deferred taxes are determined utilizing the “asset and liability” method, whereby deferred tax asset and liability account balances are determined based on differences between financial reporting and the tax basis of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. The Company provides a valuation allowance, when it’s more likely than not that deferred tax assets will not be realized in the foreseeable future.

The Company applied FASB ASC Topic 740-10-25, “Income Taxes,” which provides guidance for recognizing and measuring uncertain tax positions and prescribes a threshold condition that a tax position must meet for any of the benefits of the uncertain tax position to be recognized in the financial statements. It also provides accounting guidance on derecognizing, classification and disclosure of these uncertain tax positions. The Company’s policy on classification of all interest and penalties related to unrecognized income tax positions, if any, is to present them as a component of income tax expense.

Leases - In February 2016, the FASB issued ASU 2016-02, “Leases (Topic 842),” which establishes the principles to report transparent and economically neutral information about the assets and liabilities that arise from leases. This guidance results in a more faithful representation of the rights and obligations arising from operating and capital leases by requiring lessees to recognize the lease assets and lease liabilities that arise from leases in the statement of financial position and to disclose qualitative and quantitative information about lease transactions, such as information about variable lease payments and options to renew and terminate leases. This guidance is effective for interim and annual periods beginning after December 15, 2018. We used the modified retrospective transition approach in ASU No. 2018-11 and apply the new lease requirements through a cumulative-effect adjustment in the period of adoption. The new standard had no effect on our consolidated financial statements, as we have no right of use assets and, or lease liabilities. The new standard provides a number of optional practical expedients in transition. We elected the package of practical expedients, which permits us not to reassess, under the new standard, our prior conclusions about lease identification, lease classification and initial direct costs. We used the particle expedient under which, a lease that, at the commencement date, has a lease term of 12 months or less and does not include an option to purchase the underlying asset that the lessee is reasonably certain to exercise. We didn’t elect the use-of-hindsight or the practical expedient pertaining to land easements; the latter not being applicable to us. Further, this new accounting standard had no a material impact on our debt covenants. The implementation of this standard didn’t have a material impact on our results of operations.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
RESULTS OF OPERATION OF INTERMEDIATE

The following discussion and analysis of the results of operations and financial condition of Global Fintech Holdings Intermediate LTD as of March 31, 2020 and for the three months ended March 31, 2020 and as of December 31, 2019 and for the period ended November 4, 2019 (inception) to December 31, 2019 should be read in conjunction with our financial statements and the notes to those financial statements that are included elsewhere in this proxy statement under “Notes to Financial Statements”. References in this “Management’s Discussion and Analysis of Financial Condition and Results of Operations” to “us,” “we,” “our” and similar terms refer to Global Fintech Holdings Intermediate LTD. This Management’s Discussion and Analysis of Financial Condition and Results of Operations contains forward-looking statements as that term is defined in the federal securities laws. The events described in forward-looking statements contained in this Management’s Discussion and Analysis of Financial Condition and Results of Operations may not occur. Generally, these statements relate to business plans or strategies, projected or anticipated benefits or other consequences of our plans or strategies, projected or anticipated benefits from acquisitions to be made by us, or projections involving anticipated revenues, earnings or other aspects of our operating results. The words “estimate,” “project,” “believe,” “intend,” “anticipate,” “expect,” “target,” “plan,” “may” and their opposites and similar expressions, are intended to identify forward-looking statements. We caution you that these statements are not guarantees of future performance or events and are subject to a number of uncertainties, risks and other influences, many of which are beyond our control, which may influence the accuracy of the statements and the projections upon which the statements are based. Reference is made to “Risk Factors” of this proxy statement for a discussion of some of the uncertainties and risks associated with these statements.

The financial information and related discussion and analysis contained in this section are presented in U.S. dollars, rounded to the nearest thousand (’000) for convenience of presentation.

Overview

Global Fintech Holdings Intermediate Ltd. (“Intermediate”) was incorporated on November 4, 2019 under the laws of the British Virgin Islands. Our registered office is Maples Corporate Services (BVI) Limited, Kingston Chambers, PO Box 173, Road Town, Tortola, British Virgin Islands. We are engaging our resources in China for the creation of and connectivity of financial services and key industrial sectors and commodities markets via a robust fintech trading platform. We are developing an advanced technology platform capable of transforming the investing experience for business to consumer and business to business customers in China, by offering a fully digitized and app-enabled brokerage service covering several international and domestic markets. Additionally, through our strong Government relationships, we have secured the opportunity to develop and retail/wholesale insurance products and platforms for the Chinese market. Our initial focus is on launching a number of online insurance brokerage platforms for retail and commercial clients.

Recent Developments

COVID-19 Pandemic. In December 2019, a new strain of the coronavirus (“COVID-19”) was reported in Mainland China and during the first quarter of 2020 the virus had spread to over 150 countries, resulting in a global pandemic. This COVID-19 pandemic and the public health responses to contain it have resulted in global recessionary conditions, which did not exist at December 31, 2019. Among other effects, government-mandated closures, stay-at-home orders and other related measures have significantly impacted global economic activity and business investment in general.  A continuation or worsening of the levels of market disruption and volatility seen in the recent past could have an adverse effect on our ability to access capital, on our research and development, results of operations and financial condition. We have not been materially impacted by COVID-19 but the ultimate impact on the 2020 fiscal year and beyond will depend heavily on the duration of the COVID-19 pandemic and public health responses, including government-mandated closures, stay-at-home orders and social distancing mandates, as well as the substance and pace of macroeconomic recovery, all of which are uncertain and difficult to predict, considering the rapidly evolving landscape of the COVID-19 pandemic and the public health responses to contain it.

Business Merger. On July 1, 2020, MICT, Inc. (“MICT”) completed its acquisition (the “Acquisition”) of Intermediate, pursuant to the previously announced Agreement and Plan of Merger entered into on November 7, 2019 by and between MICT, Intermediate, Global Fintech Holding Ltd. (“GFH”), a British Virgin Islands company and the sole shareholder of us, and MICT Merger Subsidiary Inc., a British Virgin Islands company and a wholly owned subsidiary of MICT (“Merger Sub”), as amended and restated on April 15, 2020 (the “Restated Merger Agreement”). As described in the Restated Merger Agreement, upon consummation of the Acquisition, our outstanding share was cancelled in exchange for a convertible promissory note in the principal amount of $25,000,000 (the “Consideration Note”) issued to GFH, which Convertible Note shall be convertible into shares of common stock of MICT at a conversion price of $1.10 per share, subject to stockholder approval.

Intellectual Property License. On May 18, 2020, we entered into a worldwide license agreement with Beijing Brookfield Science and Technology Co Ltd (“BBI”) to license all the registered and unregistered intellectual property and related rights in BBI’s proprietary online platform used by itself and its associated businesses. The license provides for an initial 10-year term that is renewable for an additional 5-year period. As consideration for the license, we paid an initial license fee of $1,000,000 upon signing. If we shall exercise our renewal option, we will be subject to pay an additional $500,000. The license permits us to use the licensed intellectual property for uses other than online gambling in the People’s Republic of China.

Results of Operations for the Three Months Ended March 31, 2020

The following table presents selected captions from our statement of operations for the three months ended March 31, 2020:

For the Three Months Ended
March 31, 2020
Operating expenses:
General and administrative	$(688)
Net loss	$(688)

General and Administrative Expenses

For the three months ended March 31, 2020, we incurred $688 of general and administrative expenses, which primarily consisted of professional fees.

We expect that our general and administrative expenses will increase as we expand our staff, develop our infrastructure, and incur additional costs to support the growth of our business.

Results of Operations for the Period from November 4, 2019 (Inception) to December 31, 2019

The following table presents selected captions from our statement of operations for the period from November 4, 2019 (inception) through December 31, 2019:

For The Period From November 4, 2019 (Inception) Through December 31, 2019
Operating expenses:
General and administrative	$(2,307)
Net loss	$(2,307)

General and Administrative Expenses

For the period from November 4, 2019 (Inception) to December 31, 2019, we incurred $2,307 of general and administrative expenses, which consisted primarily of professional fees.

We expect that our general and administrative expenses will increase as we expand our staff, develop our infrastructure, and incur additional costs to support the growth of our business.

Liquidity and Capital Resources

As of March 31, 2020, we had no cash, a working capital deficit of $4,104 and an accumulated deficit of $3,013. For the three months ended March 31, 2020, we had a net loss of $688. These conditions raise substantial doubt about our ability to continue as a going concern within the next twelve months form the date of this filing. Our ability to continue our operations is dependent upon the continuing support of our creditors and our success in obtaining new financing for our ongoing operations, including the closing of the merger described below. Financing options available to us include equity financings and loans and if we are unable to obtain such additional financing timely, we may have to curtail our development, marketing and promotional activities, which would have a material adverse effect on our business, financial condition and results of operations, and could ultimately be forced to discontinue our operations and liquidate. These matters raise substantial doubt about our ability to continue as a going concern for a reasonable period of time.

Subsequent to March 31, 2020, MICT completed the Acquisition of GFH Intermediate Holdings Ltd. As described above in our Recent Developments, upon consummation of the Acquisition, each of our outstanding shares was cancelled in exchange for a convertible promissory note in the principal amount of $25,000,000 issued to GFH, which convertible note shall be convertible into shares of common stock of MICT at a conversion price of $1.10 per share, subject to stockholder approval.

Cash Flow Activities

The following sections discuss our cash flow activities:

For the Three Months Ended March 31, 2020

The following table presents selected captions from our statement of cash flows for three months ended March 31, 2020:

For The Three Month Ended
March 31, 2020
Net cash provided by operating activities:
Net loss	$(688)
Changes in operating assets and liabilities	1,779
Net cash provided by operating activities	1,091
Cash used in investing activities	(1,240)
Effect of exchange rate on cash	149
Net change in cash	$-

For the three months ended March 31, 2020, our sources and uses of cash were as follows:

Net Cash Provided By Operating Activities

Net cash flows provided by operating activities for the three months ended March 31, 2020 was $1,091. The net cash provided by operating activities was due to $1,779 of net cash provided by the changes in the levels of operating assets and liabilities, partially offset by cash used to fund a net loss of $688.

Cash Used In Investing Activities

Cash flows used in investing activities for the three months ended March 31, 2020 was $1,240, which was attributable to the purchase of an exclusive software license.

For the Period From November 4, 2019 (Inception) to December 31, 2019

The following table presents selected captions from our statement of cash flows for the period from November 4, 2019 (Inception) to December 31, 2019:

For The Period From
November 4, 2019 (Inception)
Through December 31, 2019
Net cash provided by operating activities:
Net loss	$(2,307)
Changes in operating assets and liabilities	2,325
Net cash provided by operating activities	18
Effect of exchange rate on cash	(18)
Net change in cash	$-

During the period from November 4, 2019 (Inception) to December 31, 2019, our sources and uses of cash were as follows:

Net Cash Provided by Operating Activities

Net cash flows provided by operating activities for the period from November 4, 2019 (Inception) to December 31, 2019 was $18. The net cash provided by operating activities was due to $2,325 of net cash provided by the changes in the levels of operating assets and liabilities, partially offset by cash used to fund a net loss of $2,307.

Critical Accounting Policies and Significant Accounting Estimates

Basis of Presentation

Our financial statements have been prepared in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”). The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates, judgments, and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses, together with amounts disclosed in the related notes to the financial statements. Our significant estimates used in these financial statements include, but are not limited to: the valuation of intangible assets, the useful lives of long-lived assets and the recovery of other assets. Certain of our estimates could be affected by external conditions, including those unique to us and general economic conditions. It is reasonably possible that these external factors could have an effect on our estimates and may cause actual results to differ from those estimates.

Fair Value of Financial Instruments

We measure the fair value of financial assets and liabilities based on the guidance of ASC 820 “Fair Value Measurements and Disclosures” (“ASC 820”), which defines fair value, establishes a framework for measuring fair value, and expands disclosures about fair value measurements.

ASC 820 defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820 also establishes a fair value hierarchy, which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 820 describes three levels of inputs that may be used to measure fair value:

Level 1 - Quoted prices in active markets for identical assets or liabilities;

Level 2 - Quoted prices for similar assets and liabilities in active markets or inputs that are observable; and

Level 3 - Inputs that are unobservable (for example, cash flow modelling inputs based on assumptions).

The carrying amounts of our financial instruments, consisting primarily of due to and due from related parties, approximate their fair values as presented in these consolidated financial statements due to the short-term nature of those instruments.

Intangible Assets

Intangible assets are comprised of a software license with an original estimated useful life of 10 years. Once placed into service, we amortize the cost of the intangible assets over their estimated useful lives on a straight-line basis.

Impairment of Long-Lived Assets

We review long-lived assets and certain identifiable assets for impairment whenever circumstances and situations change such that there is an indication that the carrying amounts may not be recovered. An impairment exists when the carrying value of the long-lived asset is not recoverable and exceeds its fair value. No impairment charges were recorded during the period from November 4, 2019 (inception) through December 31, 2019 or during the three months ended March 31, 2020.

Income Taxes

We account for income taxes under the provisions of the Financial Accounting Standards Board ASC Topic 740 “Income Taxes” (“ASC 740”).

We recognized deferred tax assets and liabilities for the expected future tax consequences of items that have been included or excluded in the financial statements or tax returns. Deferred tax assets and liabilities are determined on the basis of the difference between the tax basis of assets and liabilities and their respective financial reporting amounts (“temporary differences”) at enacted tax rates in effect for the years in which the temporary differences are expected to reverse.

We utilize a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. Management has evaluated and concluded that there were no material uncertain tax positions requiring recognition in our financial statements as of December 31, 2019. We do not expect any significant changes in its unrecognized tax benefits within twelve months of the reporting date.

Our policy is to classify assessments, if any, for tax related interest as interest expense and penalties as general and administrative expenses in the statements of operations and comprehensive loss. We did not record any such expenses during the period from November 4, 2019 (inception) to December 31, 2019 or the three months ended March 31, 2020.

Commitments and Contingencies

Liabilities for loss contingencies arising from claims, assessments, litigation, fines and penalties and other sources are recorded when it is probable that a liability has been incurred and the amount of the assessment can be reasonably estimated.

Subsequent Events

We have evaluated events that have occurred after the balance sheet date but before these financial statements were issued.

Recently Issued Accounting Pronouncements

In August 2018, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2018-13, “Fair Value Measurement (Topic 820): Disclosure Framework—Changes to the Disclosure Requirements for Fair Value Measurement (“ASU 2018-13”). The amendments in ASU 2018-13 modify the disclosure requirements associated with fair value measurements based on the concepts in the Concepts Statement, including the consideration of costs and benefits. The amendments on changes in unrealized gains and losses, the range and weighted average of significant unobservable inputs used to develop Level 3 fair value measurements, and the narrative description of measurement uncertainty should be applied prospectively for only the most recent interim or annual period presented in the initial fiscal year of adoption. All other amendments should be applied retrospectively to all periods presented upon their effective date. The amendments are effective for all entities for fiscal years beginning after December 15, 2019, and interim periods within those fiscal years. Early adoption is permitted, including adoption in an interim period. We adopted this guidance on January 1, 2020, and the adoption had no material impact on our financial statements.

In January 2019, we adopted Accounting Standards Update (“ASU”) 2016-15, “Statement of Cash Flows (Topic 230) Classification of Certain Cash Receipts and Cash Payments” (“ASU 2016-15”). The new standard makes changes to how cash receipts and cash payments are presented and classified in the statement of cash flows. The adoption of ASU 2016-15 did not have an impact on our financial statements.

In November 2019, the FASB issued ASU No. 2019-11, Codification Improvements to Topic 326, Financial Instruments – Credit Losses (“ASU 2019-11”). ASU 2019-11 is an accounting pronouncement that amends ASU 2016-13, “Financial Instruments – Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments.” The amendments update guidance on reporting credit losses for financial assets. These amendments affect loans, debt securities, trade receivables, net investments in leases, off balance sheet credit exposures, reinsurance receivables, and any other financial assets not excluded from the scope that have the contractual right to receive cash. The amendments in this ASU are effective, as revised by ASU 2019-10, for annual reporting periods beginning after December 15, 2022, as extended, including interim periods within those fiscal years. All entities may adopt the amendments through a cumulative-effect adjustment to retained earnings as of the beginning of the first reporting period in which the guidance is effective (that is, a modified-retrospective approach). We are currently evaluating ASU 2019-11 and its impact on our financial statements and financial statement disclosures.

In December 2019, the FASB issued ASU 2019-12, “Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes,” which is intended to simplify various aspects related to accounting for income taxes. ASU 2019-12 removes certain exceptions to the general principles in Topic 740 and also clarifies and amends existing guidance to improve consistent application. ASU 2019-12 is effective for us beginning in fiscal years after December 15, 2020 and interim periods within fiscal years beginning after December 15, 2021. We are currently assessing the impact that this pronouncement will have on our financial statements.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITIONS

AND RESULTS OF OPERATIONS OF MICRONET LTD

The following discussion and analysis of the results of operations and financial condition of Micronet Ltd. as of March 31, 2020 and for the three months ended March 31, 2020 and 2019, and as of December 31, 2019 and for the years ended December 31, 2019 and 2018 should be read in conjunction with our financial statements and the notes to those financial statements that are included elsewhere in this proxy statement under “Notes to Financial Statements”. References in this “Management’s Discussion and Analysis of Financial Condition and Results of Operations” to “us,” “we,” “our” and similar terms refer to Micronet Ltd. This Management’s Discussion and Analysis of Financial Condition and Results of Operations contains forward-looking statements as that term is defined in the federal securities laws. The events described in forward-looking statements contained in this Management’s Discussion and Analysis of Financial Condition and Results of Operations may not occur. Generally, these statements relate to business plans or strategies, projected or anticipated benefits or other consequences of our plans or strategies, projected or anticipated benefits from acquisitions to be made by us, or projections involving anticipated revenues, earnings or other aspects of our operating results. The words “estimate,” “project,” “believe,” “intend,” “anticipate,” “expect,” “target,” “plan,” “may” and their opposites and similar expressions, are intended to identify forward-looking statements. We caution you that these statements are not guarantees of future performance or events and are subject to a number of uncertainties, risks and other influences, many of which are beyond our control, which may influence the accuracy of the statements and the projections upon which the statements are based. Reference is made to “Risk Factors” of this proxy statement for a discussion of some of the uncertainties and risks associated with these statements.

The financial information was prepared in accordance with International Financial Reporting Standards (“IFRS”) and the related discussion and analysis contained in this section are presented in New Israeli Shekels, rounded to the nearest thousand (’000) for convenience of presentation

Overview

We were founded and incorporated in Israel on May 6, 1982. Our registered place of residence is Israel. Our address is 85 Medinat Hayehudim, Herzliya, Israel. We are currently and have been listed on the Tel Aviv Stock Exchange since November 21, 2006.

We are engaged in the development, production (through subcontractors) and marketing of mobile computing systems and mini-terminals for fleet and mobile workforce management in the field of MRM (Mobile Resource Management). We offer our customers solutions and services that maximize the efficiency of fleets and mobile workforce needed in order to provide services on the go, in a wide range of industries, such as: transportation and distribution services, repair and maintenance services - private and public, various modes of public transportation, municipal services, and security and emergency services.

Recent Developments

COVID-19 Pandemic. In December 2019, a new strain of the coronavirus (“COVID-19”) was reported in Mainland China and during the first quarter of 2020 the virus had spread to over 150 countries, resulting in a global pandemic. This COVID-19 pandemic and the public health responses to contain it have resulted in global recessionary conditions, which did not exist at December 31, 2019. Among other effects, government-mandated closures, stay-at-home orders and other related measures have significantly impacted global economic activity and business investment in general. A continuation or worsening of the levels of market disruption and volatility seen in the recent past could have an adverse effect on our ability to access capital, on our research and development, results of operations and financial condition.

We are monitoring the consequences of the event and the steps taken on our business activities in Israel and abroad, and we are assessing the risks and exposures stemming from these consequences. Accordingly, the launch of our new products shall be delayed.

Furthermore, due to the global economic slowdown and the plunge in business activity, we identified a material decline in demand for the type of products we sell; this trend among our customers caused orders to be stopped, delayed and deferred. Customers are being extra cautious due to the economic uncertainty, the increased risk levels and the slowdown in economic activity, and this is reflected in the stopping and/or delaying of our orders. We wish to clarify that we do have orders of material scope but expect the related revenue to be deferred.

Change of Control. On June 23, 2020, MICT Inc. (“MICT”) announced that as a result of the consummation of the special tender offer, or the “Tender Offer”, in which MICT has successfully purchased 5,999,996 of our shares, or the “Ordinary Shares”, in the aggregate amount of NIS 1,800,000 (or $515,000) offered in the Tender Offer, and the closing of the public offering, in which MICT purchased 10,334,000 of our Ordinary Shares in the aggregate amount of NIS 3,100,200 (or $887,000), MICT effectively owned 53.39% of our outstanding Ordinary Shares.

Federal Communication Commission (FCC) authorization. On April 17, 2020, the SmartTab8 product we developed received FCC authorization.

Loan Payable. On May 25, 2020, our Audit Committee and Board of Directors approved us entering into a loan agreement with the Company’s controlling shareholder, whereby we will receive a loan of NIS 193 (USD 55 thousand). The loan will not bear interest, no collaterals will be required in respect thereof, and there will be no fixed repayment date.

Results of Operations for the Three Months Ended March 31, 2020 Compared to the Three Months Ended March 31, 2019

The following table presents selected captions from our consolidated statements of operations for the three months ended March 31, 2020 as compared to the three months ended March 31, 2019:

	For the Three Months Ended March 31,
	2020		2019

Revenue	NIS	2,161	NIS	5,650
Cost of revenue		(3,323)		(5,672)
Gross loss		(1,162)		(22)
Operating expenses:
Selling and marketing		934		1,069
General and administrative		1,453		1,123
Research and development		1,416		1,500
Other revenues		(62)		-
Total operating expenses		3,741		3,692
Net operating loss		(4,903)		(3,714)
Other income/(expenses):
Finance income		248		3
Finance expense		(326)		(248)
Loss before income taxes		(4,981)		(3,959)
Taxes on income		(5)		(1)
Net loss	NIS	(4,986)	NIS	(3,960)

Revenue

Revenues for the three months ended March 31, 2020 were NIS 2,161, compared to NIS 5,650 for the three months ended March 31, 2019. This represents a decrease of NIS 3,489, or 62%, for the three months ended March 31, 2020. The decrease in revenues for the three months ended March 31, 2020 is primarily due to the downward trend in the volume of sales and revenues, as well as the pace of receiving new orders from customers. The reasons for the decrease in the volume of orders are, among other things, loss of customers, delays in the launch of new products, high inventory levels for the Group’s customers, increased competition in the Group’s products and uncertainty in the markets resulting from the impact of the Corona virus.

Cost of revenue

Cost of sales for the three months ended March 31, 2020 were NIS 3,323, compared to NIS 5,672, for the three months ended March 31, 2019. This represents a decrease of NIS 2,349, or 41%, for the three-month ended March 31, 2020. however, the rate of cost of sales of turnover increased by 54% in March 31, 2020 (154%) compared to March 31, 2019 (100%). The increase was due to a significant decline in sales, which did not cover fixed and variable costs in the first quarter of 2020, and continued reductions in the inventory of old-fashioned products when, in the company’s estimation, the likelihood of selling them decreased.

Gross Loss

Gross loss for the three months ended March 31, 2020 decreased by NIS 1,140, to NIS 1,162. This is in comparison to gross loss of NIS 22, representing 53% of revenues for the three months ended March 31, 2020. The increase in gross loss for the three months ended March 31, 2020 is mainly a result of the decrease in revenues and slow inventory reduction at Micronet.

Selling and Marketing

Selling and marketing costs are part of operating expenses. Selling and marketing costs for the three months ended March 31, 2020 were NIS 934, compared to NIS 1,069, for the three months ended March 31, 2019. This represents a decrease of NIS 135, or 13%, for the three months ended March 31, 2020. The decrease is mainly due to the decrease in marketing and exhibition costs.

General and Administrative

General and administrative costs are part of operating expenses. General and administrative costs for the three months ended March 31, 2020 were NIS 1,453, compared to NIS 1,123, for the three months ended March 31, 2019. This represents an increase of NIS 330, or 29%, for the three months ended March 31, 2020. The increase is mainly due to the following reasons: reduction of NIS 177, in salary expenses due to the retirement of the former CEO at the end of the third quarter of 2019, offsetting an increase of NIS 210, in the Professional Services section and an increase of approximately NIS 294, in a share-based payment item Due to forfeiture of advisory options in the first quarter of 2019.

Research and Development

Research and development costs are part of operating expenses. Research and development costs, which mainly include wages, materials and sub-contractors, for the three months ended March 31, 2020 were NIS 1,416, compared to NIS 1,500, for the three months ended March 31, 2019. This represents a decrease of NIS 84, or 6%, for the three months ended March 31, 2020. The decrease in research and development costs for the three months ended March 31, 2020 compared to the first quarter of 2019 was is primarily a result of a decrease in personnel costs, subcontractors and royalties due to the turnover of personnel and a slowdown in sales, overhead, depreciation and amortization, as a result of office rental in Herzliya and an increase in reductions of new product expenses, And conforming to European and American standards.

Loss from Operations

Our loss from operations for the three months ended March 31, 2020 was NIS 4,903, compared to loss from operations of NIS 3,714, for the three months ended March 31, 2019. The increase in loss from operations for the three months ended March 31, 2020 is mainly a result of the decrease in revenues as described above.

Financial Income (Expenses), Net

Financial expenses, net for the three months ended March 31, 2020 were NIS 78, compared to NIS 245, for the three months ended March 31, 2019. This represents a decrease in financial expenses of NIS 167, for the three months ended March 31, 2020. The change in financial income, net for the three months ended March 31, 2020, is primarily due to changes in currency exchange rates, and income, relating to revaluation the Convertible Loan at fair value sum up to NIS 245.

Net Loss Attributed to Micronet

Our net loss attributed to Micronet for the three months ended March 31, 2020 was NIS 4,986, compared to a net loss of NIS 3,960, for the three months ended March 31, 2019. This represents an increase in net loss of NIS 1,026, for the three months ended March 31, 2020, as compared to the same period last year. The increase in net loss for the three months ended March 31, 2020 is primarily a result of decrease in revenue as described above.

Results of Operations for the Year Ended December 31, 2019 Compared to the Year Ended December 31, 2018

The following table presents selected items in our consolidated statements of operations for the years ended December 31, 2019 and 2018, respectively:

	For Years Ended December 31,
	2019		2018

Revenue	NIS	31,177	NIS	50,608
Cost of revenue		(26,271)		(40,061)
Gross profit		4,906		10,547
Operating expenses:
Selling and marketing		4,557		5,536
General and administrative		5,118		15,297
Research and development		5,584		7,089
Other revenues		(42)		-
Impairment of goodwill		-		5,495
Total operating expense		15,217		33,417
Net operating loss		(10,311)		(22,870)
Other income/(expenses):
Finance income		114		932
Finance expense		(631)		(467)
Loss before income taxes		(10,828)		(22,405)
Taxes on income		(244)		(2,152)
Net loss	NIS	(11,072)	NIS	(24,557)

Revenue

Revenues for the year ended December 31, 2019 sum up to NIS 31,177, compared to NIS 50,608 for the year ended December 31, 2018. This represents a decrease of NIS 19,431, or 38%, for the year ended December 31, 2019. As from the beginning of 2018 through the beginning of the first half of 2019, the Group experienced a significant decline in the number and financial scope of new orders placed by customers compared with peak of orders received by the Group as of the end of 2017, which contributed to the high revenues during the first half of 2018. This decline in the volume of orders placed had a material adverse effect on revenues recorded in the second half of 2018 and first half of 2019. from the second half of 2019, the volume of revenues placed by existing customers increased, and new customers started placing small-scale orders. It should be noted that the Group is taking steps to increase sales to new customers. Furthermore, sales leads that were taken on 2018 have not yet come to fruition and their effect on the 2019 results was minor.

Cost of Revenue

Cost of sales for the year ended December 31, 2019 sum up to NIS 26,271, compared to NIS 40,061 for the year ended December 31, 2018. This represents a decrease of NIS 13,790, or 34%, for the year ended December 31, 2019. however, the rate of cost of sales of turnover increased by 5% in 2019 (84%) compared with 2018 (79%). The increase stemmed mainly from the “materials consumed” item due to several factors, including, among other things, sales at no profit of components inventory. In 2019, the Group sold, at cost prices, components valued at NIS 2,200, to a Chinese subcontractor, and sold in Israel slow-moving inventory valued at NIS 400, in consideration for NIS 20. The Group also recorded expenses of NIS 800, in respect of U.S. import tariffs imposed on products imported from China. This tax was collected from the customer commensurate with recording the expense. The Group also recorded slow-moving inventory amortization of NIS 1,800, in 2019 (9%) and NIS 3,500, in 2018 (7%). Most of the amount of slow-moving inventory amortization recorded in 2018 stemmed from inventory sold to a specific customer, in respect of which the Group recorded a provision for doubtful debts under general and administrative expenses and which it eventually recorded as a bad debt in 2019. The Group estimated that this inventory will not be sellable to other customers due to changes in market conditions with respect to this product. At the end of 2018, Micronet closed its production line in Israel and transferred it to an Israeli subcontractor; this change triggered a NIS 3,300, decrease in payroll expenses and a NIS 1,000, increase in subcontractor expenses. The remaining changes in cost of sales were caused by the adjustment of production costs to reflect the decrease in sales.

Gross Profit

Gross profit for the year ended December 31, 2019 decreased by NIS 5,641, to NIS 4,906 and represents 16% of the revenues. This is in comparison to gross profit of NIS 10,547, or 21% of the revenues for the year ended December 31, 2018. The decrease in gross loss for the year ended December 31, 2019 is mainly a result of the decrease in revenues and slow inventory reductions the group recorded.

Selling and Marketing

Selling and marketing costs are part of operating expenses. Selling and marketing costs for year ended December 31, 2019 sum up to NIS 4,557, compared to NIS 5,536 for the year ended December 31, 2018. This represents a decrease of NIS 979, or 18%, for the year ended December 31, 2019. The decrease is mainly due to a decrease in the subcontractor’s item as a result of termination of Micronet engagement with an American subcontractor in December 2018.

General and Administrative

General and administrative costs are part of operating expenses. General and administrative costs for the year ended December 31, 2019 sum up to NIS 5,118, compared to NIS 15,297 for the year ended December 31, 2018. This represents a decrease of NIS 10,179, or 66%, for the year ended December 31, 2019. The decrease mainly due to the following reasons: a NIS 4.9 million decrease in doubtful accounts expenses mainly due to the recording as a bad debt – in 2019 - of such a doubtful account recorded in 2018 in respect of a debt of a specific customer, a NIS 0.5 million decrease in vehicle and payroll expenses due to application of IFRS 16 and the retirement of Micronet CEO at the end of the third quarter of 2019, a NIS 1.2 million decrease in professional fees following the termination of the group engagement with several advisors, a NIS 2.3 million decrease in depreciation and amortization expenses and intangible asset impairment, mainly due to amortization in full of goodwill and of the customer relationships balance in 2018, a NIS 1 million decrease in share-based payments due to forfeiture of options awarded to the former Chairman of the Board of Directors and the former CEO upon termination of their tenure in 2019.

Research and Development

Research and development costs are part of operating expenses. Research and development costs, which mainly include wages, materials and sub-contractors, for the year ended December 31, 2019, sum up to NIS 5,584, compared to NIS 7,089 for the year ended December 31, 2018. This represents a decrease of NIS 1,505, or 21%, for the year ended December 31, 2019. The decrease in research and development costs for the year ended December 31, 2019 is primarily a result of NIS 0.7 million decrease in workforce costs, subcontractors and vehicles as a result of streamlining, a NIS 1.1 million decrease in royalties paid to the Chief Scientist Office (“CSO”) due to decline in sales and projected future sales of products, in the development of which the CSO participated; on the other hand, depreciation and amortization expenses increased by NIS 0.4 million, mainly due to an increase in new products’ standardization costs as well as costs incurred to rendering those products compliant with EU and US standards.

Impairment of Goodwill

Previously the goodwill was recorded at Micronet. The goodwill impairment test was conducted in two steps. In the first step, Micronet determined the fair value of the reporting unit. If the net book value of the reporting unit exceeds the fair value, Micronet would then perform the second step of the impairment test, which requires the allocation of the reporting unit’s fair value of all its assets and liabilities in a manner similar to acquisition cost allocation, with any residual fair value being allocated to goodwill. The implied fair value of the goodwill is then compared to the carrying value to determine impairment, if any.

Micronet has one operating segment and one operating unit related to its product offerings in the MRM market As of December 31, 2018, Micronet’s market capitalization was significantly lower than the net book value of the reporting unit. In establishing the appropriate market capitalization, Micronet looked at the date that the annual impairment test is performed (December 31, 2018). In order to calculate its market capitalization, Micronet used the price per share of NIS 0.46. Following the results of the step one test, Micronet continued to the second step, which was performed by allocating the reporting unit’s fair value to all of its assets and liabilities, with any residual fair value being allocated to goodwill. Micronet determined that the carrying value of goodwill should be impaired and therefore an impairment of NIS5,495, was recorded.

Loss from Operations

Our loss from operations for the year ended December 31, 2019 was NIS 10,311, compared to loss from operations of NIS 22,870 for the year ended December 31, 2018. This represents a decrease of NIS 12,559, or 55%, for the year ended December 31, 2019. The decrease in loss from operations for the year ended December 31, 2019 is mainly a result of the decrease in revenues as described above.

Financial Expenses, net

Financial expenses, net for the year ended December 31, 2019 were NIS 517, compared to income of NIS 465 for the year ended December 31, 2018. This represents a decrease of NIS 982, for the year ended December 31, 2019. The decrease in financial expenses for the year ended December 31, 2019 is primarily due to changes in currency exchange rates and fees and interest on loans and financing leases.

Income Tax Expenses

Income tax expenses, for the year ended December 31, 2019 were NIS 244, compared to income tax expenses of NIS 2,152 for the year ended December 31, 2018. This represents a decrease of NIS 1,908, for the year ended December 31, 2019. In 2019, NIS 125 thousand out of the tax expense stemmed from current taxes imposed on the U.S. subsidiary; the remaining NIS 119 thousand stemmed mainly from derecognition of a surplus expenses’ asset in Israel in respect of previous years.

Net Loss Attributed to Micronet, Ltd.

Our net loss attributed to Micronet, ltd. for the year ended December 31, 2019 was NIS 11,072, compared to a net loss of NIS 24,557 for the year ended December 31, 2018. This represents a decrease in net loss of NIS 13,485, for the year ended December 31, 2019, as compared to 2018. The decrease in net loss is primarily attributable from decrease in operating expenses and income tax expenses as described above.

Liquidity and Capital Resources

As of March 31, 2020, our total cash and cash equivalents balance was NIS 1,006, as compared to NIS 1,096 as of December 31, 2019. As of March 31, 2020, we had a working capital deficit of NIS 2,374 and an accumulated deficit of NIS 40,284. For the three months ended March 31, 2020 and year ended December 31, 2019 we had a net loss of NIS 4,986 and NIS 11,072, respectively.

Our liquidity and capital resources during the period ended March 31, 2020 were also impacted by the following events.

Loans Provided by MICT Telematics Ltd

On September 19, 2019, MICT Telematics Ltd., or MICT Telematics, a wholly owned subsidiary of MICT Inc., entered into a loan agreement with Micronet, pursuant to which MICT Telematics loaned Micronet $250, on certain terms and conditions, or the First Loan.

In view of Micronet’s working capital needs, on November 18, 2019, MICT entered into an additional loan agreement with Micronet for the loan of $125, pursuant to terms and conditions identical to those governing the First Loan, including the repayment terms, or the Second Loan. Accordingly, prior to the approval of the Initial Convertible Loan by Micronet’s shareholders on January 1, 2020, MICT transferred to Micronet, pursuant to the First and Second Loan, a total sum of $375. On January 1, 2020, the Initial Convertible Loan agreement was approved at the general meeting of Micronet’s shareholders. At such time, the First Loan and Second Loan were repaid and the remaining amount due to be loaned under the Initial Convertible Loan, in the sum of $125, was loaned to Micronet.

On November 13, 2019, Micronet and MICT executed a convertible loan agreement pursuant to which MICT agreed to loan to Micronet $500 in the aggregate, or the Initial Convertible Loan. The Initial Convertible Loan bears interest at a rate of 3.95% calculated and is paid on a quarterly basis. In addition, the Initial Convertible Loan, if not converted, shall be repaid in four equal installments, the first of such installment payable following the fifth quarter after the issuance of the Initial Convertible Loan, with the remaining three installments due on each subsequent quarter thereafter, such that the Initial Convertible Loan shall be repaid in full upon the lapse of 24 months from its grant. In addition, the outstanding principal balance of the Initial Convertible Loan, and all accrued and unpaid interest, is convertible at MICT option, at a conversion price equal to 0.38 NIS per Micronet share. Pursuant to the Initial Convertible Loan agreement, Micronet also agreed to issue MICT an option to purchase up to one of Micronet’s ordinary shares for each ordinary share that it issued as a result of a conversion of the Initial Convertible Loan, or the Convertible Loan Warrant, at an exercise price of 0.60 NIS per share, exercisable for a period of 15 months. On May 14, 2020, as further amended on May 27, 2020, MICT and Micronet entered into an amendment to the Initial Convertible Loan, or the Amended Convertible Loan, which is subject to the approval of the Micronet shareholders.

On May 14, 2020, as amended effective as of May 21, 2020, MICT entered into a loan agreement with Micronet, pursuant to which we agreed to loan Micronet $500 on certain terms and conditions, or the Second Convertible Loan. The Second Convertible Loan bears interest at a rate of interest of 3.95% per year, calculated and paid on a quarterly basis. The Second Convertible Loan is due and payable in four equal installments, on a quarterly basis, with the first such payment due within 10 days after the end of Micronet’s fiscal quarter ending March 31, 2021 (such that the first repayment would be made by April 10, 2021), and in any event shall be paid in full by the 24 month anniversary of the grant date of the Second Convertible Loan; provided, however, that MICT, at its discretion, may convert any or all of the Second Convertible Loan into ordinary shares of Micronet at a conversion price of 0.16 NIS (and in accordance with the U.S. dollar to NIS exchange rate in effect as of the closing date of the Loan), per ordinary share of Micronet. In addition, MICT shall receive a warrant, or the Second Convertible Loan Warrant, to purchase one ordinary share of Micronet for every ordinary share into which the Second Convertible Loan is converted. The Second Convertible Loan Warrants, if any, are exercisable for a term of 15 months from their date of grant at an exercise price of 0.16 NIS per Ordinary Share of Micronet.

Further, effective as of May 27, 2020, MICT and Micronet entered into the Amended Convertible Loan, to amend the terms of the Initial Convertible Loan and the Convertible Loan Warrant so that the Conversion Price for the Initial Convertible Loan and the exercise price for the Amended Convertible Loan Warrant would each be 0.16 NIS per ordinary share of Micronet. The Amended Convertible Loan is subject to the receipt of the approval of Micronet’s shareholders.

Bank Loans

On July 10, 2018, Micronet received a NIS 5 million loan from a banking corporation pursuant to a financing agreement dated March 25, 2018, signed between the Micronet and the banking corporation. The loan bears annual interest of prime + 2.5%. The loan is for a period of 36 months and will be repaid in 12 quarterly payments starting October 10, 2018 through July 11, 2021. As part of the loan, the banking corporation placed a pledge on the Micronet shekel deposit of NIS 2.5 million, a floating charge on all of Micronet assets and a specific lien on Micronet interests in a real estate property owned by Micronet, in which its offices are located.

Short Term Loan From Bank

In 2018, Micronet received a credit facility from a banking corporation for a period of 12 months in the amount of up to NIS 5,000. Pursuant to the financing agreement, the credit facility carried an annual interest rate of prime + 1.9% and was recently revised to prime + 2.5%. The credit facility can by cancelled by Micronet with a 14-day advance notice. In addition, Micronet undertook to meet the following loan covenants:

Total Current Assets, Trade Accounts Receivable, Pledged Deposit, Inventory and Working Capital

Our trade accounts receivable as of March 31, 2020, were NIS 1,004 as compared to NIS 7,758 as of December 31, 2019. The decrease in the trade receivables was due to a significant decrease in sales in the first quarter of 2020. As of the date the Company’s sales are declining.

Our Pledged deposit as of March 31, 2020, were NIS 2,518 as compared to NIS 2,515 at December 31, 2019. A NIS deposit pledged to the bank as collateral for credit and loans therefrom. after the balance sheet date, for cost savings and at the Company’s request, the deposit was released from the lien by the banking corporation and was used to repay bank credit received by the company from the banking corporation.

Our inventory, net as of March 31, 2020, were NIS 6,792 as compared to NIS 7,337 at December 31, 2019. The decrease in inventory was due to sales of components, amortization of slow-moving legacy inventory, closure of the local manufacturing plant and transition to manufacturing by Israel-based subcontractors.

 As of March 31, 2020, our total current assets were NIS 12,752, as compared to NIS 19,422 on December 31, 2019. The decrease is mainly due to the decrease in trade accounts receivable as described above.

As of March 31, 2020, our working capital deficit was NIS 2,374, compared to a positive working capital of NIS 993 as of December 31, 2019. The decrease is mainly due to the decrease in trade accounts receivable and revenues as describe above.

Non-Current Assets

Our right-of-use assets as of March 31, 2020, were NIS 3,177 as compared to NIS 3,477 as of December 31, 2019. The decrease is due to the ongoing reduction of leased assets.

Liabilities

Our accounts payables as of March 31, 2020, were NIS 2,978 as compared to NIS 4,059 at December 31, 2019. The decrease was mainly due to a decrease in the inventory of raw materials due to a slowdown in revenues and repayment of past debts to suppliers.

Our Other accounts payables as of March 31, 2020, were NIS 5,330 as compared to NIS 5,636 at December 31, 2019. This represents a decrease of NIS 306 in other account payables.

As of March 31, 2020, our total loans liabilities, was NIS 8,373 as compared to NIS 8,734 on December 31, 2019. The decrease in total debt is primarily due to current repayment of credit and loans received from a bank for financing its current operations.

Our non-current lease liability as of March 31, 2020, were NIS 1,954 as compared to NIS 2,233 at December 31, 2019. The decrease is due to current repayment of lease obligations.

Shareholders’ Equity

Our shareholders’ equity as of March 31, 2020, were NIS 1,616 as compared to NIS 6,527 as of December 31, 2019. The decrease in equity in the first quarter of 2020 resulted from a net loss of NIS 4,986 and offsetting an increase in other equity funds of NIS 75.

Cash Flow Activities

The following sections discuss our cash flow activities:

For the Three Months Ended March 31, 2020 and 2019

The following table presents selected captions from our statement of cash flows for three months ended March 31, 2020 and 2019:

	For The Three Month Ended
	March 31,
	2020		2019
Net cash provided by operating activities:
Net loss	NIS	(4,986)	NIS	(3,960)
Adjustment for non-cash expenses		843		438
Changes in operating assets and liabilities		5,162		(546)
Net cash provided by (used in) operating activities		1,019		(4,068)
Net cash used in investing activities		(415)		(407)
Net cash (used in) provided by financing activities		(516)		4,040
Effect of exchange rate on cash		(178)		(105)
Net decrease in cash	NIS	(90)	NIS	(540)

For the three months ended March 31, 2020 and 2019, our sources and uses of cash were as follows:

Net Cash Provided By (Used In) Operating Activities

Net cash flows provided by operating activities for the three months ended March 31, 2020 was NIS 1,019. The net cash provided by operating activities was due to NIS 5,162 of net cash provided by the changes in the levels of operating assets and liabilities adjusted for NIS 843 of non-cash expenses, partially offset by cash used to fund a net loss of NIS 4,986.

Net cash flows used in operating activities for the three months ended March 31, 2019 was NIS 4,068. The net cash used in operating activities was due to NIS 3,960 cash used to fund a net loss, NIS 546 of net cash used in the changes in the levels of operating assets and liabilities, partially offset by NIS 843 of non-cash expenses.

Net Cash Used In Investing Activities

Net cash flows used in investing activities for the three months ended March 31, 2020 was NIS 415, which was primarily attributable to the purchase of intangible assets and property, plant and equipment.

Net cash flows used in investing activities for the three months ended March 31, 2019 was NIS 407, which was primarily attributable to the purchase of intangible assets and property, plant and equipment.

Net Cash (Used In) Provided By Financing Activities

Net cash flows used in financing activities for the three months ended March 31, 2020 was NIS 4,516, which was primarily attributable to the repayment of loans of NIS 1,060 and our lease liability of NIS 333, partially offset by aggregate loan proceeds of NIS 477.

Net cash flows provided by financing activities for the three months ended March 31, 2019 was NIS 4,040, which was primarily attributable to NIS 4,663 of net proceeds in connection with sale of our common stock, partially offset by the repayment of loans of NIS 397 and our lease liability of NIS 226.

For the Years Ended December 31, 2019 and 2018

The following table presents selected captions from our statement of cash flows for the years ended December 31, 2019 and 2018:

	For The Years Ended
	December 31
	2019		2018
Net cash provided by operating activities:
Net loss	NIS	(11,072)	NIS	(24,557)
Adjustment for non-cash expenses		2,171		13,330
Changes in operating assets and liabilities		2,563		5,121
Net cash used in operating activities		(6,338)		(6,106)
Net cash used in investing activities		(1,997)		(3,494)
Net cash provided by financing activities		4,027		9,606
Effect of exchange rate on cash		(58)		(323)
Net decrease in cash	NIS	(4,366)	NIS	(317)

For the years ended December 31, 2019 and 2018, our sources and uses of cash were as follows:

Net Cash Used In Operating Activities

Net cash flows used in operating activities for the year ended December 31, 2019 was NIS 6,338. The net cash used in operating activities was due to NIS 11,072 cash used to fund a net loss, partially offset by NIS 2,563 of net cash provided by the changes in the levels of operating assets and liabilities, adjusted for NIS 2,171 of non-cash expenses.

Net cash flows used in operating activities for the year ended December 31, 2018 was NIS 6,106. The net cash used in operating activities was due to NIS 24,557 cash used to fund a net loss, partially offset by NIS 5,121 of net cash provided by the changes in the levels of operating assets and liabilities, adjusted for NIS 13,330 of non-cash expenses.

Net Cash Used In Investing Activities

Net cash flows used in investing activities for the year ended December 31, 2019 was NIS 1,997, which was primarily attributable to the purchase of intangible assets and property, plant and equipment.

Net cash flows used in investing activities for the year ended December 31, 2018 was NIS 3,494, which was primarily attributable to a deposit of NIS 2,500 and NIS 1,453 used for the purchase of intangible assets and property, plant and equipment, partially offset by proceeds of NIS 527 received in connection with the disposal of property, plant and equipment.

Net Cash Provided By Financing Activities

Net cash flows provided by financing activities for the year ended December 31, 2019 was NIS 4,027, which was attributable to NIS 5,747 of net proceeds received in connection with sale of our common stock, proceeds of NIS 3,812 received in connection with loans payable, partially offset by the repayment of loans of NIS 4,687 and our lease liability of NIS 845.

Net cash flows provided by financing activities for the year ended December 31, 2018 was NIS 9,606, which was attributable to NIS 11,600 of proceeds received in connection with loans payable, partially offset by the repayment of loans of NIS 1,994.

Critical Accounting Policies and Significant Accounting Estimates

Basis of Presentation of Financial Statements

Basis of Measurement

Our financial statements have been prepared on a cost basis, except for financial instruments at fair value through profit or loss, derivatives and liabilities in respect of employee benefits.

Preparation Format of the Financial Statements

The financial statements have been prepared in accordance with International Financial Reporting Standards (“IFRS”).

In addition, the financial statements comply with the intructions of the Israeli Securities Regulations (Annual Financial Statements), 2010.

Consistent Accounting Policies

The following accounting policies has been consistently applied in the financial statements for all periods presented, except as provided in Note 2(a)4 regarding the first-time application of new standards.

First-Time Application of New Standards

IFRS 16, Leases (hereinafter: “IFRS 16”):

Published in January 2016, IFRS 16 replaces IAS 17, Leases and the IFRICs thereunder. IFRS 16 alters the accounting treatment of leases by the lessee, while the accounting treatment by the lessor remains largely intact.

Once IFRS 16 entered into force, the lessee’s classification of leases into finance leases or operational leases was discontinued; instead, a lessee is to recognize in the statement of financial position a right-of-use asset and lease liability for all leases.

A contract constitutes a lease, or contains a lease component if – upon entering into the lease – the contract transfers the right to control the use of an identified asset for a given period in exchange for consideration. The Company reassesses the existence of a lease only when the terms of the contract have changed.

Since we reasonably expect that the effects on the financial statements of applying the accounting treatment to a lease portfolio would not differ materially from applying the accounting treatment to the individual leases within the portfolio, we opted to apply the accounting treatment to the entire portfolio while using estimates and assumptions that reflect the size and composition of the portfolio.

We opted, in its capacity as a lessee, to apply the practical expedient allowing entities not to separate non-lease components from lease components.

The right of use to the underlying asset constitutes a separate lease component if we can generate rewards from the use of the asset either on its own or together with other resources that are readily available to us; and the underlying asset is neither highly dependent on, nor highly interrelated with, the other underlying assets in the contract.

We set the lease term as the non-terminable period of the lease plus periods covered by an option to extend or terminate the lease term if we are reasonably certain to exercise or not to exercise the extension option.

In subsequent periods, we reassessed if it is reasonability certain to exercise or not exercise the extension option, if a significant event or change in circumstances occurs that is within the control of us and affects our original decision.

We measured, at the inception of the lease, a lease liability at the present value of the lease payments that are not paid at that date, discounted at the interest rate embodied in the lease, unless the rate is not easily determinable, in which case the liability was measured according to the lessee’s incremental borrowing rate of interest. Lease payments that are not paid upon commencement of the lease include fixed payments (including in-substance fixed payments), less any lease incentives receivable by us; variable lease payments that depend on an index or a rate, using the index or rate available on the lease commencement date; as well as payment of penalties for terminating the lease, if the lease term reflects the lessee exercising an option to terminate the lease.

The right-of-use asset is measured on the lease’s commencement date, at cost, which consists of the amount upon initial measurement of the lease liability, plus any lease payments made to the lessor at or before the lease’s commencement date, any initial direct costs incurred, and the estimated costs of dismantling and vacating the underlying asset, or restoring the site on which the underlying is located in accordance with the terms of the lease.

After the lease’s commencement date, the lease liability was measured by increasing the carrying amount in order to reflect interest payable for the lease liability, by reducing the carrying amount in order to reflect lease payments made to the lessor, adjustments due to remeasurement of the lease liability, lease modifications that are not accounted for as a separate lease, and adjustments to reflect revised in-substance fixed lease payments.

If changes occur in connection with the lease term or assessment as to the exercise of the option to purchase the underlying asset, we remeasured the liability based on the present value of the revised lease payments, using a revised discount rate as at the change date.

After the commencement date, the Company measured the right-of-use asset at cost, less any accumulated depreciation and impairment losses, adjusted for any remeasurement of the said lease liability.

As from the lease’s commencement date, we implemented the depreciation requirements applicable to property, plant and equipment when amortizing the right-of-use asset, subject to the following provisions. The amortizes the right-of-use asset over the shorter of the term of the lease and the useful life of the right-of-use asset, with the exception of leases where ownership of the underlying asset is transferred to us by the end of the lease term, or leases where the cost of the right-of-use asset reflects the exercise of the purchase option by us. In such cases, we amortized the right-of-use asset from the lease’s commencement date through the end of the underlying asset’s useful life.

In the statement of financial position, right-of-use assets were presented under property, plant & equipment, in which the underlying assets would have been presented were they owned by us. Furthermore, current lease liabilities were presented under accounts payable and accruals, and non-current lease liabilities were presented separately. In the income statement and other comprehensive income statement, we presented amortization costs of a right-of-use asset separately from interest expenses for the lease liability. In the statement of cash flows, payments for the principal portion of the lease liability were classified as financing activities and payments for the portion of the interest on the lease liability were classified as operating activities. Payments for short-term leases, payments for low-value leases and variable lease payments not included in the measurement of the lease liability were classified into operating activities.

We accounted for the modification of an operating lease as a new lease as from the modification’s commencement date, and any accrued or prepaid lease payments relating to the original lease are included in the payments for the new lease.

As from January 1 2019, we applied IFRS 16 to all leases in which it is the lessee. we opted to measure the right-of-use asset at an amount equal to the lease liability as at this time, adjusted for the amount of any lease payments paid in advance or accrued that are associated with this lease, recognized in the statement of financial position immediately prior to this date. Accordingly, the retained earnings balance was not impacted.

For the purpose of measuring the lease liabilities at the first-time application date, we discounted the outstanding lease payments as of that date, and opted to implement the practical expedient allowing the application – at the first-time application date - of a single discount rate to a portfolio of leases with reasonably similar characteristics. Furthermore, we opted to implement the practical expedient allowing it not to recognize leases whose term ends within 12 months of the first-time application date.

We opted to measure the right-of-use asset at an amount equal to the lease liabilities at the first-time application date, adjusted for the amount of any lease payments paid in advance or accrued that are associated with this lease, recognized in the statement of financial position immediately prior to this date. Accordingly, the first-time application of IFRS 16 had no effect on the retained earnings’ opening balance.

We opted for the transition relief, for all existing contracts at the first-time application date, of refraining from reviewing the contract to determine whether it constitutes a lease (or contains a lease component). As a result, we first applied the provisions of IFRS 16 only for contracts previously identified as leases.

Following is information regarding International Financial Reporting Standards, standard revisions and interpretations (IFRICs) first applied by the Company as of January 1, 2018.

1.	IFRS 9 - Financial Instruments (“IFRS 9”), published in July 2014, alters the accounting treatment of financial instruments in three main aspects: classification and measurement, impairment of financial assets, and hedge accounting (accounting treatment of recognition and derecognition has not changed). IFRS 9 supersedes IAS 39 - Financial Instruments: Recognition and Measurement and IFRIC 9 — Reassessment of Embedded Derivatives of the International Financial Reporting Interpretations Committee.

For a description of the accounting policies following the first-time application of IFRS 9, please see Section I. The application of the standard did not materially affect the Company’s financial statements.

Amendments to IFRS 9 - Financial Instruments - “Prepayment Features with Negative Compensation”) (“Amendments of IFRS 9”)

Pursuant to IFRS 9, one of the criteria for measuring a financial asset that is a debt instrument at amortized cost or at fair value through other comprehensive income is the criterion whereby the contractual terms of the financial asset give rise to cash flows, on specific dates, that are solely payments of principal and interest on the principal amount outstanding. A debt instrument with an early repayment option meets this criterion if the early repayment amount represents essentially unpaid principal and interest amounts, including reasonable compensation in respect of early termination of the contract.

The amendments to IFRS 9 published in October 2017 stipulate that this criterion also applies when the compensation in question is a reasonable “negative compensation”, notwithstanding the events or circumstances that triggered the termination of the contract (i.e., even in cases where the compensated party to a contract is the party that terminated it).

We applied the amendments to IFRS 9 retrospectively as from January 1 2019, in accordance with the transition provisions of IFRS 9, which, as a rule, allow retrospective application only for items that have not yet been derecognized as of the first-time application date, based on the facts and circumstances prevailing as of that date, with no restatement of previous periods’ figures.

2.	The application of the standards did not materially affect our financial statements.

IFRS 15 - Revenue from Contracts with Customers (“IFRS 15”):

Published in May 2014, IFRS 15 (including the clarifications to IFRS 15 published in April 2016) establishes a uniform model for the recognition, measurement, presentation and disclosure of revenue from contracts with customers, superseding IAS 18 - Revenue, IAS 11 - Construction Contracts and the IFRICs thereunder. Pursuant to the provisions of IFRS 15, revenue is to be recognized using a five-step model involving the following:

●	Step 1 - Identifying the contract with a customer.

●	Step 2 - Upon entering into a contract, identifying the individual performance obligations within the contract to deliver to the customer distinct goods or services.

●	Step 3 - Determining the transaction price according to the amount of the consideration that the company expects to be entitled to in return for the goods or services promised to the customer, excluding amounts collected for the benefit of third parties.

●	Step 4 - Allocate the transaction price for each performance obligations identified in the contract.

●	Step 5 - Recognizing revenue when (or as) the performance obligations are satisfies at a point of time (or over time) by transferring control over the goods or services promised to the customer.

In addition, IFRS 15 includes extensive presentation and disclosure requirements regarding the nature, amount, timing and uncertainty involved in revenue recognition. For a description of the accounting policy regarding recognition of revenue from contracts with customers in accordance with IFRS 15. The application of the standards has no effect on the financial statements

Significant Considerations, Estimates and Assumptions Used in the Preparation of the Financial Statements

Considerations

In applying the significant accounting policies to its financial statements, we considered the following issues, which have had the most significant effect on the amounts recognized in the financial statements:

Estimates and Assumptions

The preparation of the financial statements requires management to make judgments based on estimates, assessments and assumptions that affect the application of accounting policies and the reported amounts of assets, liabilities, revenues and expenses. The underlying estimates and assumptions are reviewed on an ongoing basis. Changes in accounting estimates are reported in the period of the change in estimate.

The following are the key assumptions made in the preparation of the financial statements concerning uncertainties at the balance sheet date and the critical estimates made by us. A material change in the estimates and assumptions may change the carrying amounts of assets and liabilities for the upcoming financial year:

Lawsuits

In evaluating the possible outcomes of lawsuits filed against it, we relied on the opinion of its legal counsel. The legal counsel’s assessments are based on their best professional judgment, given the stage of the proceedings, as well as the legal experience accumulated on various matters. Since the outcomes of the lawsuits shall be determined in court, they may be different than the assessments.

Warranty Provision

The assumptions used to calculate the warranty provision are based on our current sales levels and on current available information on repairs, based on the one-year warranties given on most of the products sold.

Pension and Other Post-Employment Benefits

The liability for post-employment defined benefit plans is determined using an actuarial valuation technique according to the projected unit credit method. The calculation of the liability involves making assumptions, inter alia, regarding discount rates, expected rates of return on assets, the rate of wage increase and employee turnover rates. Since they apply to long-term plans, there is significant uncertainty regarding these estimates.

Inventory

The net realizable value of the inventory is reviewed at the end of each reporting period. Factors which may affect selling prices include current market demand for our inventory, market competitor activity, market-leading technology, raw material prices and bankruptcy of customers and suppliers.

Impairment of Goodwill

Goodwill impairment is evaluated annually. The recoverable amount of a cash-generating unit is determined based on a fair value derived from a quoted market price.

Useful life of Property, Plant & Equipment and Intangible Assets with a Defined Life

The useful life is based on management’s assessments for the period in which the assets will generate revenue, which is periodically reviewed to assess the adequacy of these estimates. Changes in management’s assessments may lead to significant changes in depreciation expense stated in profit or loss.

Functional Currency, Presentation Currency and Foreign Currency

Functional Currency

Functional currency is the currency that best reflects the economic environment in which we operates and conducts its transactions and is used to measure its financial position and operating results. Our functional currency is the shekel. The subsidiary’s functional currency is the US dollar.

Foreign Operations

The financial statements of the foreign operations have been translated into the Company’s presentation currency using the following procedures:

1.	For each statement of financial position, assets and liabilities were translated according to the immediate exchange rate at the end of that reporting period;
2.	For each income statement and statement of other comprehensive income, income and expenses were translated according to average exchange rates for the period.
3.	Share capital, capital reserves and other capital movements were translated using the exchange rates in effect at the time they were incurred.
4.	The retained earnings are based on the opening balance as at the beginning of the reporting period plus transactions translated as outlined in Sections 2 and 3 above;
5.	Exchange rate differences created were recognized in other comprehensive income and accrued in equity.

Transactions, Assets and Liabilities in Foreign Currency

Transactions denominated in foreign currency (other than the functional currency) are carried upon initial recognition at the exchange rate as at the transaction date. Following initial recognition, monetary assets and liabilities denominated in foreign currency are translated at each reporting date into the functional currency at the exchange rate of that date. Exchange rate differences are charged to profit or loss. Non-monetary assets and liabilities measured at cost are translated according to the exchange rate as at the transaction date.

Non-monetary assets and liabilities denominated in foreign currency and measured at fair value are translated into the functional currency at the exchange rate as of the date on which the fair value is determined.

Cash Equivalents

We consider short-term highly liquid investments - including unrestricted short-term bank deposits with original maturities of three months or less but immediately withdrawable with no penalty - to be cash equivalents, forming part of our cash management.

Provision for Doubtful Debts

We measure credit losses according to the amount of expected lifetime credit losses of an instrument in respect of the trade receivables. Expected lifetime credit losses of an instrument is the expected credit losses arising from all possible default events during the instrument’s expected lifetime. We measure the expected lifetime credit losses of an instrument in respect of the trade receivables collectively. Our groups trade receivables according to the following common credit risk characteristics: geographic location, industry and delinquency period.

In addition, we perform a specific assessment of impairment for debts the collection of which our management believes is doubtful. Impaired trade receivables are derecognized on the date on which the debts were determined to be uncollectible.

Inventory

Inventory is measured at the lower of cost or net realizable value. The cost of inventory includes the cost of purchasing the inventory and bringing it to its current location and condition. Net realizable value is the estimated selling price in the ordinary course of business less estimated costs of completion and estimated selling costs.

The cost of inventory is determined as follows:

Raw materials and auxiliary materials	-	According to the cost of purchase on a FIFO basis.

Goods in process	-	On a FIFO basis, work costs and other direct and indirect production expenses.

Finished goods	-	On a FIFO basis, work costs and other direct and indirect production expenses.

We periodically review the state and age of its inventory, making necessary provisions for slow-moving inventory.

The Operating Cycle Period

Our ordinary operating cycle period is one year. As a result, current assets and liabilities include items intended and expected to materialize within one year. Items intended and expected to materialize over a period of more than one year are classified in the balance sheet under non-current assets and liabilities.

Financial Instruments

Financial Assets

Accounting treatment until December 31 2017:

Financial assets are recognized when we have become a party to the contractual provisions of the instrument. On the date of initial recognition, financial assets are classified to one of the classes, according to the purpose for which they were purchased.

Following initial recognition, the accounting treatment of investments in financial assets is based on their classification to one of the following classes:

1.	Financial assets measured at fair value through profit or loss

We have financial assets that are measured at fair value through profit or loss, which include held-for-trading financial assets and financial assets designated upon initial recognition to be presented at fair value with changes recognized in profit or loss.

Financial assets are classified as held for trading if they are purchased primarily for the purpose of sale or repurchase in the near future, if they form part of a portfolio of identified, jointly-managed financial instruments for short-term gain, or constitute derivatives that are not designated as hedging instruments. Gains or losses from held-for-trading investments are stated in profit or loss at the time they are incurred.

2.	Loans and receivables

We have loans and receivables that are (non-derivative) financial assets with fixed or determinable payments that are not traded in an active market. Following initial recognition, short-term credit (such as customer credit and other receivables) is presented according to its terms and conditions, usually at its nominal value. Gains and losses are recognized in profit or loss when the loans and receivables are derecognized or their impairment is recognized, as well as through the systematic amortization process.

The accounting treatment as of January 1 2018:

Financial assets were classified into one of the measurement classes below based on our financial assets business model and the contractual cash flow characteristics of the financial asset. Financial assets are classified in their entirety, without separating embedded derivatives.

1.	Debt Instruments at Amortized Cost

Debt instruments - held in accordance with a business model intended to collect contractual cash flows and whose contractual terms and conditions provide for fixed-term cash flows that are only principal and interest payments - were initially measured at fair value plus their directly attributed transaction costs, excluding customers who were initially measured at their transaction cost. Following initial recognition, these assets were measured at amortized cost. Interest income under the effective interest method was recognized according to the gross carrying amount of the financial asset (i.e. before making the impairment provision), except for impaired financial assets due to credit risk, for which interest income has been recognized at the amortized cost of the financial asset (i.e., after making the impairment provision).

2.	Financial Assets at Fair Value through Profit or Loss

All other financial assets, including debt instruments designated upon initial recognition for fair value measurement through profit or loss in order to eliminate or significantly reduce measurement or recognition inconsistencies, were initially measured at fair value, with subsequent changes in fair value recognized in profit or loss. Transaction costs directly attributable to these assets were recognized in profit or loss when incurred.

Following initial recognition, reclassification between measurement classes is impossible unless the Company changes its business model for financial asset management.

Financial Liabilities

Accounting treatment until December 31 2017:

1.	Financial Liabilities at Amortized Cost

Loans and other interest-bearing liabilities are initially recognized at fair value less any directly attributable transaction costs, if any (such as loan raising costs). Following initial measurement, loans and receivables are presented according to their terms and conditions, at amortized cost, using the effective interest method, which also takes into account directly attributable transaction costs. Short-term credit (such as supplier credit and other payables) is presented according to its terms and conditions, usually at its nominal value. Gains and losses are recognized in profit or loss when the financial liability is derecognized, as well as through the systematic amortization process.

2.	Fair Value

The fair value of financial instruments traded on an active market is determined by market prices at the reporting date. Fair value measurement of non-financial assets takes into consideration the ability of a market participant to derive economic benefits through the asset in its highest and best use or by selling it to another market participant to use the asset in highest and best use.

The Accounting Treatment as of January 1 2018:

1.	Financial Liabilities at Amortized Cost

Financial liabilities measured at amortized cost were initially measured at fair value less directly attributable transaction costs. Following initial recognition, these liabilities were measured at amortized cost using the effective interest method.

2.	Financial Liabilities at Fair Value through Profit or Loss

Held-for-trading financial liabilities were measured at fair value, with changes in fair value recognized in profit or loss. Transaction costs attributable to these liabilities were recognized in profit or loss when incurred. When derecognizing such a liability, we transferred the other comprehensive profit or loss in respect of that liability from the capital reserve to retained earnings.

Impairment of Financial Assets Measured at Amortized Cost

Accounting Treatment until December 31 2017:

We assessed, at each balance sheet date, whether objective evidence exists for impairment of financial assets measured at amortized cost: Such objective evidence exists for debt instruments, loans and receivables measured at amortized cost when at least one event has adversely affected the estimated future cash flows arising from the asset following its recognition date. Evidence for impairment includes indications that the debtor is experiencing financial difficulties, including liquidity difficulties and difficulties meeting principal or interest payments. The amount of the loss carried to profit or loss is measured as the difference between the asset’s carrying amount and the present value of estimated future cash flows (excluding future credit losses that have not yet been incurred) discounted at the financial asset’s original effective interest rate (i.e., the effective interest rate calculated upon initial recognition). The balance of the asset in the financial statements is reduced by recording a provision. In subsequent periods, impairment losses are cancelled when the recovery of the asset’s value can be objectively attributable to an event that has occurred following the recognition of the loss. Such cancellation is stated in profit and loss up to the amount of loss recognized.

The Accounting Treatment as of January 1 2018:

We evaluated the need for a provision for impairment of expected credit losses for debt instruments at amortized cost; expected credit losses are the weighted average of credit losses, weighted according to the risk of default.

Property, Plant and Equipment

Property, plant & equipment is initially recognized at cost, including costs that are directly attributable to the purchase of property, plant & equipment and to the bringing of the property, plant & equipment to the location and condition necessary for it to be capable of operating. The cost of a property, plant & equipment item is the equivalent of its cash value upon recognition.

In periods following initial recognition, property, plant and equipment items are measured at cost with the addition of direct costs of purchase, less accumulated depreciation, less accumulated impairment losses and excluding day-to-day servicing expenses. The cost includes spare parts and auxiliary equipment that can only be used in connection with property, plant and equipment line item.

Depreciation is calculated on a straight-line basis over the useful life of an asset, as follows:

	%	Mainly %

Buildings	4	4
Vehicles	15	15
Machinery and equipment	10-15	15
Computers and peripherals	33.3	33.3
Office furniture and equipment	6-15	6
Dies	16	16

Leasehold improvements presented under office furniture and equipment are amortized according to the straight-line method over the lease term (including our extension option term, which we intend to exercise) or in accordance with the estimated life of the improvement, whichever the shorter.

The useful life, depreciation method and residual value of each asset are reviewed at least at the end of each year and the changes are accounted for as a prospective change in an accounting estimate. Regarding assessment for impairment of property, plant & equipment.

Asset depreciation is discontinued on the earlier of the following: the date on which the asset is classified as held for sale and the date on which the asset is derecognized. An asset is derecognized from the financial statements on the sale date if no further economic benefits are expected from the use of the asset. Gain or loss from derecognition of an asset (calculated as the difference between the net proceeds of the derecognition and the amortized cost in the financial statements) is included in profit or loss in the period in which the asset was derecognized.

Intangible Assets

Intangible assets acquired separately are measured upon initial recognition at cost plus direct purchase costs. Following initial recognition, intangible assets are measured at cost less accumulated amortization and less accumulated impairment losses.

According to management’s assessment, the intangible assets have a defined useful life. The assets are amortized over their useful lives based on the straight-line method and assessed for impairment when there are indicators of impairment. The amortization period and method of amortization of an intangible asset with a defined useful life are reviewed at least at the end of each year. Changes in the useful life or expected consumption pattern of the economic benefits expected to arise from the asset are accounted for as a prospective change in accounting estimates. Amortization expenses for intangible assets with a defined useful life are stated in profit or loss.

The useful life of the intangible assets is as follows:

Years
Technology	5
Customer relationships	5
Computer software	3
Regulatory license	3

Gains or losses on derecognition of an intangible asset are measured according to the difference between the proceeds from the disposal, net and the cost of the asset and are stated in profit or loss.

Software

Our assets include computer systems consisting of hardware and software. Software forming an integral part of hardware, which cannot operate without the software installed on it, is classified as property, plant & equipment. On the other hand, licenses of standalone software that add functionality to hardware are classified under intangible assets.

Impairment

At the end of each reporting period, we examined whether there are any indications for impairment of assets that require testing for impairment.

Each year, regardless of whether there are indications of impairment, we assess for impairment goodwill acquired in business combinations. To assess impairment of an asset other than goodwill, we calculated the recoverable amount of the asset. When an asset’s recoverable amount is lower than its carrying amount, we recognized an impairment loss and reduces the asset’s carrying amount to its recoverable amount. We recognizes losses from immediate impairment in profit or loss. To be assessed for impairment, goodwill acquired in a business combination is allocated from the acquisition date to each of the cash-generating units that are expected to benefit from the business combination synergy. When We recognized an impairment loss of a cash-generating unit, we allocated the impairment loss to reduce the carrying amount of the unit’s assets, initially against goodwill allocated to the unit and subsequently to the remaining assets, pro rata, based on their carrying amounts (subject to their recoverable amount). At the end of each reporting period, we assessed whether there are indications that an impairment loss for an asset, other than goodwill, recognized in previous periods, is no longer present or was reduced. Where such indications exist, we calculated the recoverable amount of the asset. An impairment loss for an asset, other than goodwill, was reversed only if there have been changes in the estimates used to determine the asset’s recoverable amount since the date on which the impairment loss was last recognized. The carrying amount of an asset, other than goodwill, which was created as a result of an impairment loss reversal, shall not exceed the carrying amount that would have been determined (less depreciation or amortization) if no impairment loss had been recognized in prior reporting periods. Reversal of an asset’s impairment loss, other than goodwill, was recognized immediately in profit or loss, unless the asset is property, plant & equipment which was revalued in accordance with the reevaluation model, in which case the reversal is accounted for as appreciation. Reversal of an impairment loss of a cash-generating unit was allocated to the unit’s assets, other than goodwill, pro rata to the carrying amount of the assets.

As a result of the reversal, the carrying amount of an asset did not exceed the lower of its recoverable amount or its carrying amount which would have been determined as aforesaid had no impairment loss been recognized. Impairment loss of goodwill in subsequent periods. During the reported periods, we recognized impairment.

Chief Scientist Grants

A grant from the Chief Scientist for research and development activity, for which we had committed to pay royalties to the State of Israel contingent on future sales arising from the funding, was accounted for as a forgivable loan. The grant was recognized as a liability in the financial statements, unless there is reasonable assurance that we will meet the terms and conditions for forgiveness of the loan, in which case, it shall be recognized as a government grant. Where the commitment to the State does not bear market interest, the liability was recognized at its fair value in accordance with the market interest rate at the grant’s receipt date. The difference between the amount received and the liability recognized in the statement of financial position upon receipt of the grant was accounted for as a government grant and recognized as reimbursement of research expenses or as a reduction of the capitalized development costs, mutatis mutandis. The repayment of the liability to the State is reviewed each reporting period, with changes in the liability arising from a change in the royalty expectation recognized in profit or loss.

Income Taxes

Income taxes in profit or loss include current taxes and deferred taxes. The tax results in respect of current or deferred taxes are carried to profit or loss, unless they relate to items that are directly carried to other comprehensive income or equity. In these cases, the tax effect is also carried to the item relating to other comprehensive income or equity.

1.	Current Taxes

A current tax liability is measured according to the tax rates and tax laws that have been enacted or substantively enacted by the reporting date as well as adjustments required in connection with the tax liability payable for prior years.

2.	Deferred Taxes

We recognized current taxes in profit or loss, except if they resulted from a transaction or event recognized, during that period or another period, outside profit or loss or arising from a business combination.

We did not recognize deferred taxes since it does not expect that it would be possible to utilize the deductible temporary differences.

Share-Based Compensation Transactions

Employees and other service providers of us are entitled to benefits by way of share-based payment in exchange for services rendered.

Transactions Settled in Equity Instruments

These transactions include transactions with employees that will be settled in our equity instruments, such as shares or stock options. Regarding share-based payment transactions for employees settled in equity instruments, the value of the benefit is measured at the grant date, taking into account the fair value of the equity instruments granted. The value of the benefit of share-based payment transactions is recognized in profit or loss against a capital reserve over the vesting period, based on the best estimate of the number of equity instruments expected to vest. When changes are made to a share-based payment plan, we recognized the effects of changes which increase the total fair value of the plan during the remaining vesting period.

Liabilities for Employee Benefits

Post-Employment Benefits

Our liabilities for severance pay to our employees are accounted for as a defined benefit plan. The net liability (asset) in respect of the defined benefit presented in the statement of financial position is the present value of the obligation for the defined benefit as at the end of the reporting period, less the fair value at the end of the reporting period of the plan assets from which the obligation will be directly settled. adjusted for any effect of restricting the net asset in respect of the defined benefit for the asset ceiling. Using actuarial methods, the obligation for the benefit is measured by independent actuaries based on the projected unit credit method. The present value of the benefit obligation is determined by discounting the expected future cash flows (after taking into account the expected wage increase rate).

Current service cost, past service cost, profit or loss as a result of settlement and net interest on the net liability (asset) for a defined benefit are recognized in profit or loss. Remeasurements of the net liability (asset) for defined benefit recognized in other comprehensive income are not reclassified to profit or loss in the subsequent period.

The plan assets are funds that our deposits, on an ongoing basis, with certain entities in respect of its obligations for severance pay to some of its employees, such as pension funds and eligible insurance policies. When we have a surplus in the defined benefit plan (i.e., a net asset), it measures the net asset for the defined benefit, according to the lower of the surplus in the defined benefit plan and the asset ceiling.

Revenue Recognition

Accounting Treatment until December 31 2017:

Our revenues were recognized in profit or loss when they can be reliably measured, when it is expected that the economic benefits associated with the transaction will flow to us and when the costs incurred or to be incurred in respect of the transaction can be reliably measured. Revenue is measured at the fair value of the consideration received or the receivable consideration in the transaction net of trade discounts, quantity discounts and refunds.

Revenue from sales of goods is recognized when all the significant risks and rewards derived from the ownership of the goods have been transferred to the buyer and the seller no longer has ongoing managerial involvement. In most cases, the delivery date is the date on which the ownership was transferred.

The accounting Treatment as of January 1 2018:

We recognized income from contracts with customers on the date on which control over the goods or services is transferred to the customer and measures the revenue at an amount representing the value that we expect to be entitled to for these goods or services.

Pursuant to the provisions of IFRS 15, revenue is to be recognized using a five-step model involving the following:

●	Step 1 - Identifying the contract with a customer.

●	Step 2 - Upon entering into a contract, identifying the individual performance obligations within the contract to deliver to the customer distinct goods or services.

●	Step 3 - Determining the transaction price according to the amount of the consideration that the company expects to be entitled to in return for the goods or services promised to the customer, excluding amounts collected for the benefit of third parties.

●	Step 4 - Allocate the transaction price for each performance obligations identified in the contract.

●	Step 5 - Recognize revenue when (or as) the performance obligations are satisfied at a given point in time (or over time) by transferring control over the goods or services promised to the customer.

Selling of Products:

We sell products we produce to customers in Israel and abroad. our performance obligation is to sell products. We recognize revenue from the sale of the products at the point in time in which control of the product is transferred to the customer: For customers in Israel and abroad, this is ordinarily the date on which the product is shipped or delivered. Typical customer payments are in accordance with generally accepted credit terms in the industry. We provide customers with product warranty by law or in accordance with the accepted practice in the industry. This warranty does not provide for additional service to the customer, and is therefore not accounted for as a separate performance obligation, but rather as a provision.

The transition to application of IFRS 15 had no effect on the financial statements.

Finance Income (Expenses)

Finance income includes interest income, dividend income and changes in fair value of financial assets measured at fair value through profit or loss. Interest income is recognized as accrued.

Changes in fair value of financial assets measured at fair value through profit or loss include dividend income and interest.

Finance income includes interest expenses, changes in time value in respect of provisions and changes in fair value of financial assets measured at fair value through profit or loss.

Earnings and losses from exchange rate differences and linkage differences are reported net.

Earnings (Loss) per Share

Earnings (loss) per share are calculated by dividing the net income (loss) attributable to our shareholders by the weighted average number of ordinary shares outstanding during the period. The basic earnings (loss) per share includes only shares that existed in effect during the period. Potential ordinary shares (convertible securities, such as convertible bonds, option warrants and employee options) are only included in the calculation of diluted earnings per share if their effect dilutes earnings (loss) per share such that their conversion reduces the earnings per share or increases the loss per share. In addition, potential ordinary shares that have been converted during the period are included in the diluted earnings per share only until the Conversion Date and starting from that date - in basic earnings (loss) per share.

Provisions

We recognize provisions in its financial statements when we have an obligation (legal or constructive) as a result of past events, when it is expected that a negative flow of resources embodying economic benefits will be required in order to settle it be and a reliable estimate of the obligation amount can be made. The amount recognized as a provision is the best estimate of an expense needed to settle the existing obligation at the balance sheet date. When the effect of the time value is substantive, the provision amount will be measured according to the present value of the expenses required to settle the obligation.

In the context of the foregoing, we recognize a provision for repairs during the defects liability and warranty period, based on past experience. A reduced provision is recognized in profit or loss as a reduction of repair expenses incurred by us in effect or at the end of the warranty period, whichever the later.

Following are the types of provisions included in the financial statements:

Warranty

We recognized a provision for warranty for the sale of its products. The warranty is limited to technical malfunctions defined by us and does not include warranty for damages incurred by the customers.

Lawsuits

A provision for lawsuits is recognized when a company has a present legal obligation or implied obligation as a result of a past event and the company is more likely than not to be using its financial resources to settle the obligation and the obligation can be reliably estimated. When the effect of the time value is material, the provision is measured according to its present value.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

BENEFICIAL OWNERSHIP OF SECURITIES

The following table sets forth information regarding the beneficial ownership of Common Stock as of the date of this proxy statement and, immediately following the conversion or exercise of the Consideration Note, Convertible Notes, the Series A Preferred Stock, the Series A Warrants, the Series B Preferred Stock and the Note Warrants, for the following:

●	each person known by MICT to be the beneficial owner of more than 5% of Common Stock on the date of this proxy statement; and

●	each of MICT’s current officers and directors; and

●	all of MICT’s current officers and directors as a group;

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within sixty (60) days.

The beneficial ownership of shares of Common Stock as of the date of this proxy statement (pre-Transactions) is based on 11,818,714 shares outstanding on July 15, 2020.

The beneficial ownership of shares of Common Stock immediately following the conversion or exercise of the Consideration Note, Convertible Notes, the Series A Preferred Stock, the Series A Warrants, the Series B Preferred Stock and the Note Warrants is based on 62,985,076 shares to be outstanding.

Unless otherwise indicated, MICT believes that all persons named in the below table have sole voting and investment power with respect to all shares of Common Stock beneficially owned by them.

	Pre-Transactions		Post-Transactions
Name and Address of Beneficial Owner (1)(2)	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned	Number of Shares Beneficially Owned		Percentage of Shares Beneficially Owned
5% Stockholders
Global Fintech Holdings Ltd.	–	*	27,726,635	(3)	42.79%
China Strategic Investment Limited	–	*	12,653,161	(4)	18.92%
Entities affiliated with Hadron Master Fund	–	*	6,687,273	(5)	10.27%
Mark Anthony Crump Hanson	–	*	1,130,910	(6)	1.79%
D.L. Capital Ltd.(7)	1,634,200	13.83%	1,634,200		2.59%
Simon Erroll Prior-Palmer	2,353,960	19.92%	3,396,528	(8)	5.30%

Directors and Executive Officers
David Lucatz(9)	2,734,200	21.16%	2,734,200		4.27%
Moran Amran(10)	53,500	*	53,500		*
Jeffrey Bialos(11)	557,424	4.57%	557,424		*
John M. Scott(12)	200,000	1.67%	200,000		*
Chezy (Yehezkel) Ofir(13)	460,000	3.77%	460,000		*
Darren Mercer	–	*	27,726,635	(3)	42.79%
All Directors and Executive Officers as a Group (six persons)(14)	4,005,124	28.87%	31,731,591		47.46%

*	Less than one percent
(1)	Unless otherwise indicated, the address for each of the named parties above is 28 West Grand Ave., Suite 3, Montvale, NJ 07645.

(2)	Unless otherwise indicated, the address for each of the directors and executive officers after the Merger shall be 28 West Grand Avenue, Suite 3, Montvale, NJ 07645.
(3)	Consists of (i) 1,363,000 shares of Common Stock, (ii) 1,818,182 shares of Common Stock issuable upon conversion of 1,818,182 shares of Series B Preferred, (iii) 1,181,181 shares of Common Stock issuable upon exercise of 1,181,181 Series B Warrants and (iv) 22,727,272 shares of Common Stock issuable upon the conversion of the Consideration Note. Darren Mercer, Chief Executive Officer of the Company is the sole director and Chief Executive Officer of Global Fintech Holdings, Ltd.
(4)	Consists of (i) 3,454,545 shares of Common Stock issuable upon conversion of 1,727,272 shares of Series A Preferred, (ii) 2,590,909 shares of Common Stock issuable upon exercise of the Series A Warrants and (iii) 6,363,636 shares of Common Stock issuable upon conversion of the Convertible Notes held by China Strategic Investment Limited. China Strategic Investment Limited is the nominee for the entity’s 17 members. Benjamin White is the managing member of China Strategic Investment Limited with the power to vote and dispose of such shares. Mr. White disclaims beneficial ownership except to the extent of his pecuniary interest thereon. As described herein, the Company shall file a resale registration statement which, in part, shall register the pro rata distribution of the shares held by China Strategic Investment Limited to all of its members.
(5)	Consists of (i) 1,818,182 shares of Common Stock issuable upon conversion of 909,090 shares of Series A Preferred, (ii) 2,141,818 shares of Common Stock issuable upon exercise of the Series A Warrants and (iii) 2,727,273 shares of Common Stock issuable upon conversion of the Convertible Notes held by Hardon Master Fund, Hadron Master Fund II, and Hadron Alpha Select Fund. Marco D’Attanasio is the Managing Member of the Hadron funds and has the sole power to vote and dispose of the shares held by the Hadron funds.
(6)	Consists of (i) 1,090,908 shares of Common Stock issuable upon conversion of 545,454 shares of Series A Preferred, and (ii) 40,002 shares of Common Stock issuable upon exercise of the Series A Warrants.
(7)	Consists of 1,634,200 shares of shares of Common Stock held by D.L. Capital Ltd. (“DLC”) and. Mr. Lucatz is the controlling shareholder, Chief Executive Officer and Chairman of the Board of Directors of DLC and may be deemed to have beneficial ownership with respect to all shares held by DLC.
(8)	Consists of (i) 2,353,960 shares of Common Stock and (ii) 1,042,568 shares of Common Stock issuable upon conversion of the Convertible Notes held by the holder.
(9)	Consists of (i) 1,634,200 shares of Common Stock held by DLC, and(ii) 1,100,000 shares of Common Stock issuable upon the exercise of stock options that are exercisable or will become exercisable within 60 days of July 15, 2020.
(10)	Consists of 17,500 shares of Common Stock and 36,000 shares of Common Stock issuable upon the exercise of stock options that are exercisable or will become exercisable within 60 days of July 15, 2020.

(11)	Consists of 172,424 shares of Common Stock, 50,000 restricted shares of Common Stock that vest within 60 days of July 15, 2020 and 335,000 shares of Common Stock issuable upon the exercise of stock options that are exercisable or will become exercisable within 60 days of July 15, 2020.
(12)	Consists of 50,000 shares of Common Stock, 50,000 restricted shares of Common Stock that vest within 60 days of July 15, 2020 and 100,000 shares of Common Stock issuable upon the exercise of stock options that are exercisable or will become exercisable within 60 days of July 15, 2020.
(13)	Consists of 75,000 shares of Common Stock, 50,000 restricted shares of Common Stock that vest within 60 days of July 15, 2020 and 335,000 shares of Common Stock issuable upon the exercise of stock options that are exercisable or will become exercisable within 60 days of July 15, 2020.
(14)	See footnotes 3 and 9 to 13.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS OF MICT

Darren Mercer presently owns approximately one third of the issued and outstanding shares of GFH; and is the sole officer and one of the directors of GFH. In addition, prior to the closing of the Merger, Mr. Mercer was the sole officer and director of Global Fintech Holdings Intermediate.

MICT’s policy is to enter into transactions with related parties on terms that are on the whole no less favorable to it than those that would be available from unaffiliated parties at arm’s length. Based on its experience in the business sectors in which it operates and the terms of the transactions with unaffiliated third parties, MICT believes that all of the transactions described below met this policy standard at the time they occurred.

Other than as described below, there have not been, nor are there any currently proposed, transactions or series of similar transactions to which we have been or will be a party other than compensation arrangements, which are described where required under the “Directors, Executive Officers, Executive Compensation and Corporate Governance of MICT” section of this proxy statement.

On November 7, 2012, the board of directors and the audit committee of Micronet approved the entry into the Micronet Agreement which is a management and consulting services agreement with D.L. Capital Ltd., an entity controlled by Mr. Lucatz, MICT’s former Chief Executive Officer and significant shareholder, pursuant to which effective November 1, 2012, Mr. Lucatz agreed to devote 60% of his time to Micronet matters for the three year term of the agreement and Micronet agreed to pay the entities controlled by Mr. Lucatz the Micronet Management Fees, and cover other monthly expenses. Such agreement was further subject to the approval of Micronet’s stockholders, which was obtained at a special meeting held on January 30, 2013 for that purpose and went into effect following its execution on February 8, 2013. The Micronet Agreement was extended on November 1, 2015 for three years on the same terms and conditions and was approved by Micronet’s Board of Directors on October 11, 2015 and Micronet’s shareholders on November 16, 2015. Effective July 6th 2017, DLC has consented to reduce the Micronet Management Fees to NIS 23,000 and by its further consent, as of October 31, 2018 management and consulting services are rendered for no consideration.

On November 26, 2012, D.L. Capital Ltd. entered into a management and consulting services agreement with MICT, effective November 1, 2012, which provides that MICT would pay the entities controlled by Mr. Lucatz: (i) management fees of $13,000 on a monthly basis, and cover other monthly expenses, (ii) an annual bonus of 3% of the amount by which the annual EBITDA for such year exceeds the average annual EBITDA for 2011 and 2010, and (iii) a bonus of 0.5% of the purchase price of any acquisition or capital raising transaction, excluding the public offering contemplated at such time, completed by us during the term of the agreement.

On June 6, 2018, the Compensation Committee of MICT approved maintaining Mr. Lucatz’s annual base salary of $400,000. In addition, on June 6, 2018, the Compensation Committee of MICT approved a discretionary cash bonus to Mr. Lucatz, MICT’s former Chief Executive Officer, in the aggregate amount of $300,000 as well the issuance of a stock option to purchase 300,000 shares of the Common Stock, with an exercise price of $1.32 per share, with 100,000 shares of Common Stock vesting immediately and 100,000 shares of Common Stock vesting on each of the first two anniversaries of the date of grant. The bonus and option were granted to Mr. Lucatz in light of his contributions to MICT’s successful sale of its then wholly owned subsidiary, Enertec Systems 2001 Ltd.

On December 30, 2015, MICT entered into a loan pursuant to which Meydan agreed to loan MICT $750,000 on certain terms and conditions (the “Meydan Loan”). As of December 31, 2017, the balance of the loan was $326,000. The Meydan Loan was fully paid in March 2018.

MICT had previously issued to Jeffrey Bialos and Yehezkel (Chezy) Ofir, each a member of the MICT Board, David Lucatz, MICT’s former President and Chief Executive Officer and a member of the MICT Board, and former director Miki Balin, 300,000 options to purchase common stock of MICT (1,200,000 options in the aggregate), with an exercise price of $1.41, which vested upon the consummation of the Merger. Additionally, on July 1, 2020, John Scott, a member of the MICT Board was granted options to purchase 100,000 shares of common stock. Such options vested upon the Closing. Additionally, on July 1, 2020, non-executive directors Jeffrey Bialos, Chezy Ofir and John Scott each received an aggregate of 100,000 restricted shares of the Company’s common stock, 50,000 of which vested on the grant date, and 50,000 of which shall vest on January 1, 2021, so long as each respective individual continues to serve as a director of the Company on such date.

Pursuant to a severance agreement entered into by and between the Company and Mr. Lucatz on April 2, 2020, Mr. Lucatz was entitled to receive a one-time bonus equal to 0.5% of the purchase price paid upon Closing in connection with the transactions contemplated by the Merger Agreement. Mr. Lucatz agreed, directly or through his affiliates to receive this payment in shares of the Company’s common stock, and on July 1, 2020, Mr. Lucatz was granted 400,000 shares of the Company’s common stock. Furthermore, Mr. Lucatz shall retain his options to purchase shares of common stock of the Company with the expiration date of such options extended until the earlier of October 30, 2021 or the expiration of the original term of each such option.

In addition, Mr. Lucatz has certain holdings through his affiliates which constitute approximately 8.22% of MICT’s outstanding common stock, not including options and restricted stock set forth above (and 9.14% on a fully diluted basis, including the issuances described herein). Upon Mr. Lucatz’s resignation as Chief Executive Officer, the right and obligations under the Consulting Agreement entered into by and between MICT, Enertec, Coolisys, DPW Holdings, Inc. and Mr. Lucatz, pursuant to which MICT, via Mr. Lucatz, agreed to provide Enertec with certain consulting and transitional services over a three year period in exchange for an annual consulting fee of $150,000 plus certain issuances of restricted stock, was assigned to Mr. Lucatz, including the DPW Equity. In the event of a change of control in the Company, or if Mr. Lucatz shall not longer be employed by us, the rights and obligations under the Consulting Agreement shall be assigned to Mr. Lucatz along with the DPW Equity. Although Mr. Lucatz is no longer an employee of the Company because he currently serves as a director, we continue to expect Collisys (via Enertec) to be obligation to pay us for the Annual Consulting Fee.

On June 4, 2019, the Company entered into a note purchase agreement with BNN, a greater than 5% shareholder of MICT, which is affiliated with Darren Mercer, one of MICT’s directors, pursuant to which BNN agreed to purchase from the Company $2 million of BNN Convertible Notes, which subscription amount was subject to increase by up to an additional $1 million as determined by BNN and the Company. The BNN Convertible Notes, which were initially convertible into 1,818,182 shares of Common Stock (using the applicable conversion ratio of $1.10 per share), were accompanied by the Note Warrants to purchase 1,818,181 shares of Common Stock (representing 100% of the aggregate number of shares of Common Stock into which the BNN Convertible Notes were convertible). The BNN Convertible Notes have since been converted into the Series B Preferred Shares, and the Series B Preferred Shares and the Note Warrants have since been transferred to GFH, of which Mr. Mercer serves as THE Chief Executive Officer and sole director. Please see the section entitled “The Nasdaq Proposal – Preferred Stock and Warrants.”

Of the 16,000,000 new shares of our common stock that will be reserved for issuance under the EIP, 13,000,000 of such shares shall be reserved for awards to incentivize certain Company insiders to meet critical commercial milestones (collectively, the “Long Term Incentive Plan”, or the “LTIP”). Examples of such milestones include: negotiation and entrance by MICT into certain material agreements in the recycled metal industry, negotiation and entrance by MICT into certain material agreements in the oil and gas industry, negotiation and entrance by Micronet into certain transformative agreements or other arrangements, certain significant acquisitions of other businesses, and stock price and overall performance of the Company. Individuals contemplated to receive awards under the LTIP include Darren Mercer, the Chief Executive Officer, and certain individuals associated with Intermediate before the completion of the Merger and who are now employed by or consultants of the Company. Awards granted under the LTIP shall be subject to the satisfaction of certain performance vesting conditions.

It is currently contemplated that, subject to Board approval, Darren Mercer shall be eligible to receive grants of up to 6,000,000 restricted shares of common stock (which shall vest subject to satisfaction of applicable performance conditions), and certain individuals associated with Intermediate before the completion of the Merger and who are now employed by or consultants of the Company shall be eligible to receive grants of up to 7,000,000 restricted shares of common stock (which shall vest subject to satisfaction of applicable performance conditions).

Except as described above, no director, executive officer, principal stockholder holding at least 5% of Common Stock, or any family member thereof, had or will have any material interest, direct or indirect, in any transaction, or proposed transaction, during 2019, 2018 or 2017 in which the amount involved in the transaction exceeded or exceeds $120,000 or one percent of the average of the total assets of MICT at the year-end for the last two completed fiscal years.

DESCRIPTION OF MICT SECURITIES

General

MICT is authorized to issue 30,000,000 shares of capital stock consisting of 25,000,000 shares of Common Stock, par value $0.001 per share and 5,000,000 shares of preferred stock, par value $0.001 per share, of which 3,181,818 shares are designated as Series A Preferred Stock. As of December 31, 2019, 11,089,532 shares of Common Stock have been issued and are outstanding and 2,386,363 shares of Series A Preferred Stock outstanding. The Common Stock is held by 15 stockholders of record and the Series A Preferred Stock is held by four stockholders of record.

Common Stock

Holders of Common Stock are entitled to one vote per share. MICT’s certificate of incorporation, as amended, does not provide for cumulative voting. Holders of Common Stock are entitled to receive ratably such dividends, if any, as may be declared by the board of directors out of legally available funds. Upon liquidation, dissolution or winding-up, the holders of Common Stock are entitled to share ratably in all of MICT’s assets which are legally available for distribution, after payment of or provision for all liabilities and the liquidation preference of any outstanding preferred stock. The holders of common stock have no preemptive, subscription, redemption or conversion rights.

MICT will proceed with the Proposals, only if, among other conditions, a majority of the votes cast vote in favor of the Proposals. Pursuant to MICT’s bylaws, at least ten (10) days’ notice must be given for each general meeting. Stockholders may vote at meetings over the Internet or by proxy.

Preferred Stock

MICT is authorized to issue up to 5,000,000 shares of preferred stock, par value $0.001 per share. The shares of preferred stock may be issued in series, and each such series shall have such voting powers, full or limited, or no voting powers, and such designations, preferences and relative participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as shall be stated and expressed in the certificate of designation relating to such series, as approved by MICT’s board of directors and filed with the Delaware Secretary of State.

Prior to the issuance of any series of preferred stock, MICT will further amend its articles of incorporation by way of a certificate of designation designating such series and its terms. MICT will file a copy of the certificate of designation that contains the terms of each such series of preferred stock with the Delaware Secretary of State and the SEC each time MICT issues a new series of preferred stock. Each certificate of designation will establish the number of shares included in a designated series and fix the designation, powers, privileges, preferences and rights of the shares of each series as well as any applicable qualifications, limitations or restrictions, including, as applicable:

●	the designation, stated value and liquidation preference of the series;

●	the number of shares within the series;

●	the offering price;

●	the dividend rate or rates (or method of calculation), the date or dates from which dividends shall accrue, and whether such dividends shall be cumulative or noncumulative and, if cumulative, the dates from which dividends shall commence to cumulate;

●	any redemption or sinking fund provisions;

●	the amount that shares of the series shall be entitled to receive in the event of MICT’s liquidation, dissolution or winding-up;

●	the terms and conditions, if any, on which shares of the series shall be convertible or exchangeable for shares of MICT’s stock of any other class or classes, or other series of the same class;

●	the voting rights, if any, of shares of the series; the status as to reissuance or sale of shares of the series redeemed, purchased or otherwise reacquired, or surrendered to us on conversion or exchange;

●	the conditions and restrictions, if any, on the payment of dividends or on the making of other distributions on, or the purchase, redemption or other acquisition by MICT or any subsidiary, of the Common Stock or of any other class of MICT’s shares ranking junior to the shares of the series as to dividends or upon liquidation;

●	the conditions and restrictions, if any, on the creation of indebtedness by MICT or by any subsidiary, or on the issuance of any additional stock ranking on a parity with or prior to the shares of the series as to dividends or upon liquidation; and

●	any additional dividend, liquidation, redemption, sinking or retirement fund and other rights, preferences, privileges, limitations and restrictions of the series.

The issuance of any preferred stock could adversely affect the rights of the holders of Common Stock and, therefore, reduce the value of the Common Stock. The ability of MICT’s board of directors to issue preferred stock could discourage, delay or prevent a takeover or other corporate action.

Series A Convertible Preferred Stock

The following is a summary of the material terms of the Series A Convertible Preferred Stock (the “Series A Preferred Shares”). This summary is not complete. The following summary of the terms and provisions of the Series A Preferred Stock is qualified in its entirety by reference to the amended certificate of designation for the Series A Convertible Preferred Stock (the “Series A Certificate of Designation”), the form of which has been filed as an exhibit to MICT’s Current Report on Form 8-K filed with the SEC on January 2, 2020. Capitalized terms used and not otherwise defined herein shall have the meanings set forth for such terms in the Series A Certificate of Designation.

General

MICT’s board of directors has designated up to 3,181,818 shares of the 5,000,000 authorized shares of preferred stock as Series A Preferred Shares, par value $0.001 per share. When issued, the Series A Preferred Shares will be validly issued, fully paid and non-assessable. Each share of Series A Preferred Shares will have a stated value of $2.20 per share, subject to increase as further described in the Series A Certificate of Designation (the “Stated Value”).

Rank

The Series A Preferred Stock shall, with respect to dividends and liquidation rights, rank senior to the Junior Securities.

Conversion

Each Series A Preferred Share is initially convertible into shares of Common Stock (subject to adjustment as provided in the certificate of designation for the Series A Preferred Stock) at any time at the option of the holder at a conversion price equal to the Stated Value, divided by $1.10. Holders of Series A Preferred Shares will be prohibited from converting the Series A Preferred Shares into shares of Common Stock if, as a result of such conversion, the holder, together with its affiliates, would own more than 4.99% of the total number of shares of Common Stock then issued and outstanding. However, any holder may increase or decrease such percentage to any other percentage not in excess of 9.99% upon at least 61 days’ prior notice from the holder to MICT.

Liquidation Preference

In the event of MICT’s liquidation, dissolution or winding-up (a “Liquidation”), holders of Series A Preferred Shares will be entitled to receive an amount equal to the Stated Value, plus any accrued and unpaid dividends thereon and any other fees or liquidated damages then due and owing thereon under the Series A Certificate of Designation, for each share of preferred stock before any distribution or payment shall be made to the holders of any Junior Securities, and if the assets of MICT shall be insufficient to pay in full such amounts, then the entire assets to be distributed to the Holders will be ratably distributed among the Holders in accordance with the respective amounts that would be payable on such shares if all amounts payable thereon were paid in full.

Voting Rights

Holders of Series A Preferred Shares will vote together with the holders of the Common Stock as a single class on an as-converted basis on all matters presented to the holders of Common Stock and will vote as a separate class on all matters presented to the holders of preferred stock. In addition, without the approval of the Holders of Series A Preferred Shares of at least fifty percent (50%) of the outstanding preferred stock, MICT will not, among other things, (i) except with respect to the Merger, sell all or substantially all of its assets, merge or consolidate with another entity (other than a merger in which the stockholders of MICT continue to own at least fifty percent (50%) of the outstanding voting securities of the surviving corporation) or voluntarily liquidate or dissolve MICT, (ii) alter or change the rights, preferences or privileges of the preferred stock, (iii) authorize the issuance of securities having a preference over or on parity with the preferred stock, (iv) except with respect to the Merger, redeem any shares of capital stock of MICT (other than any redemption of securities from officers or employees of MICT pursuant to existing contractual arrangements with such officers or employees or in connection with the termination of their employment). Nothing therein shall prevent MICT from taking all action necessary to give effect to the treatment of the MICT Options (as defined in the Merger Agreement) pursuant to Section 2.6 of the Merger Agreement. Any new offerings of any equity securities of MICT (including without limitation, Common Stock Equivalents) will require the approval of a majority of the board of directors following the Board Change (as defined in the applicable note purchase agreement) and will require the affirmative vote of the Preferred Director (as defined in the applicable note purchase agreement) except with respect to an exempt issuance.

Dividends

The holders of Series A Preferred Shares have waived any and all dividends currently due and payable or that may become due and payable in the future, in their entirety.

Redemption

MICT is not obligated to redeem or repurchase any Series A Preferred Shares. Series A Preferred Shares are not otherwise entitled to any redemption rights or mandatory sinking fund or analogous fund provisions.

Exchange Listing

MICT does not plan on making an application to list the Series A Preferred Shares on any national securities exchange or other nationally recognized trading system.

Series B Convertible Preferred Stock

The following is a summary of the material terms of the Series B Preferred Shares. This summary is not complete. The following summary of the terms and provisions of the Series B Preferred Shares is qualified in its entirety by reference to the certificate of designation for the Series B Preferred Shares (the “Series B Certificate of Designation”), the form of which has been attached herewith as Annex F. Capitalized terms used and not otherwise defined herein shall have the meanings set forth for such terms in the Series B Certificate of Designation.

General

MICT’s board of directors has designated up to 1,818,182 shares of the 5,000,000 authorized shares of preferred stock as Series B Preferred Shares, par value $0.001 per share. When issued, the Series B Preferred Shares will be validly issued, fully paid and non-assessable. Each share of Series B Preferred Stock will have a stated value of $2.20 per share, subject to adjustment as further described in the Series BCertificate of Designation (the “Stated Value”).

Rank

The Series B Preferred Shares shall, with respect to dividends and liquidation rights, rank senior to the Junior Securities.

Conversion

Upon the terms and subject to the limitations on conversion and the conditions thereinafter set forth, at any time after MICT shall have received shareholder approval until no Series B Preferred Shares remain outstanding, each Series B Preferred Share is initially convertible into shares of Common Stock (subject to adjustment as provided in the certificate of designation for the Series B Preferred Shares) at any time at the option of the holder at a conversion price equal to the Stated Value, divided by $1.10. Holders of Series B Preferred Shares will be prohibited from converting the Series B Preferred Shares into shares of Common Stock if, as a result of such conversion, the holder, together with its affiliates, would own more than 19.99% of the total number of shares of Common Stock then issued and outstanding.

Liquidation Preference

In the event of MICT’s Liquidation, holders of Series B Preferred Shares will be entitled to receive an amount equal to the Stated Value, plus any accrued and unpaid dividends thereon and any other fees or liquidated damages then due and owing thereon under the Series B Certificate of Designation, for each share of Series B Preferred Stock before any distribution or payment shall be made to the holders of any Junior Securities, and if the assets of MICT shall be insufficient to pay in full such amounts, then the entire assets to be distributed to the Holders will be ratably distributed among the Holders in accordance with the respective amounts that would be payable on such shares if all amounts payable thereon were paid in full. The Business Combination will not be deemed a Liquidation.

Voting Rights

The Series B Preferred Shares are non-voting.

Dividends

So long as any Series B Preferred Shares shall remain outstanding, neither MICT nor any Subsidiary thereof shall redeem, purchase or otherwise acquire directly or indirectly any Junior Securities. So long as any Preferred Stock shall remain outstanding, neither the Corporation nor any Subsidiary thereof shall directly or indirectly pay or declare any dividend or make any distribution upon (other than a dividend or distribution described in Section 7 of the Certificate of Designations or dividends due and paid in the ordinary course on preferred stock of MICT at such times when MICT is in compliance with its payment and other obligations hereunder), nor shall any distribution be made in respect of, any Junior Securities as long as any dividends due on the preferred stock remain unpaid, nor shall any monies be set aside for or applied to the purchase or redemption (through a sinking fund or otherwise) of any Junior Securities or shares pari passu with the preferred stock.

Redemption

MICT is not obligated to redeem or repurchase any Series B Preferred Shares. Series B Preferred Shares are not otherwise entitled to any redemption rights or mandatory sinking fund or analogous fund provisions.

Exchange Listing

MICT does not plan on making an application to list the Series B Preferred Shares on any national securities exchange or other nationally recognized trading system.

Transfer Agent and Registrar for Common Stock

The current transfer agent and registrar for MICT is Worldwide Stock Transfer, LLC, located at One University Plaza, Suite 505, Hackensack, NJ 07601.

Listing

Common Stock is listed on the Nasdaq Capital Market under the symbol “MICT”.

Anti-Takeover Provisions

Delaware Law

MICT is subject to the DGCL, and pursuant to Section 203 of the DGCL, MICT is generally prohibited from engaging in any business combination with any interested stockholder for a period of three years following the date the stockholder became an interested stockholder, unless:

●	prior to such date, the board of directors approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

●	upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding those shares owned by persons who are directors and also officers and by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

●	on or subsequent to such date, the business combination is approved by the board of directors and authorized at an annual meeting or special meeting of stockholders and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

Section 203 defines a business combination to include:

●	any merger or consolidation involving the corporation and the interested stockholder;

●	any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

●	subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

●	any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or

●	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 defines an “interested stockholder” as any entity or person beneficially owning 15% or more of the outstanding voting stock of a corporation, or an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of a corporation at any time within three years prior to the time of determination of interested stockholder status; and any entity or person affiliated with or controlling or controlled by such entity or person.

The provisions of Section 203 may encourage persons interested in acquiring MICT to negotiate in advance with the MICT Board, since the stockholder approval requirement would be avoided if a majority of the directors then in office approves either the business combination or the transaction which results in any such person becoming an interested stockholder. Such provisions also may have the effect of preventing changes in management.

Since MICT has not elected to be exempt from the restrictions imposed under Section 203, it is subject to Section 203 because MICT shares of Common Stock are listed on a national securities exchange as of listing on Nasdaq on April 29, 2013.  Unless an amendment to MICT’s certificate of incorporation is adopted by action of MICT stockholders expressly electing not to be governed by Section 203, MICT is generally subject to Section 203, except that the restrictions contained in Section 203 would not apply if the business combination is with an interested stockholder who became an interested stockholder before the time that MICT listed on Nasdaq.

Section 214 of the DGCL provides that stockholders are denied the right to cumulate votes in the election of directors unless the certificate of incorporation provides otherwise. The certificate of incorporation of MICT, as amended, does not provide for cumulative voting. These statutory provisions could delay or frustrate the removal of incumbent directors or a change in control of MICT. They could also discourage, impede, or prevent a merger, tender offer, or proxy contest, even if such event would be favorable to the interests of stockholders.

Warrants

MICT currently has warrants to purchase 7,778,407 shares of Common Stock outstanding.

Units

MICT currently has no outstanding units.

Notes

On June 4, 2019, MICT entered into a note purchase agreement with BNN, a greater than 5% shareholder of MICT, which is affiliated with Darren Mercer, one of MICT’s directors, pursuant to which BNN agreed to purchase from the Company $2 million of BNN Convertible Notes, which subscription amount was subject to increase by up to an additional $1 million as determined by BNN and the Company. The BNN Convertible Notes, which were initially convertible into 1,818,182 shares of Common Stock (using the applicable conversion ratio of $1.10 per share), were accompanied by the Note Warrants to purchase 1,818,181 shares of Common Stock (representing 100% of the aggregate number of shares of Common Stock into which the Convertible Notes were convertible). Please see the section entitled “The Nasdaq Proposal – Preferred Stock and Warrants.”

Pursuant to that certain conversion agreement by and between the Company and BNN, BNN converted the BNN Convertible Notes into 1,818,182 shares of newly designated Series B Preferred Shares. Subject to stockholder approval of the BNN Convertible Note Offering, the Series B Preferred Shares shall be initially convertible into 1,818,182 shares of Common Stock (subject to adjustment as provided in the certificate of designation for the Series B Preferred Shares). In connection with the issuance of BNN Convertible Notes, Darren Mercer, former Chief Executive Officer of BNN (and current Chief Executive Officer of MICT), was appointed to the Company’s board of directors. The securities purchase agreement provides for customary registration rights.

The Note Warrants have an exercise price of $1.01 (subject to customary adjustment in the event of future stock dividends, splits and the like), and shall be exercisable immediately upon receipt of stockholder approval of the Convertible Note Offering, until the earlier of (i) two years from the date of issuance or (ii) the later of (a) 180 days after the closing by the Company of a change of control transaction, or (b) the Company’s next debt or equity financing of at least $20 million.

The Series B Preferred Shares and the Note Warrants have since been transferred to GFH, of which Darren Mercer serves as the sole director and Chief Executive Officer.

Dividends

MICT has not paid any cash dividends on its Common Stock to date and is prohibited from paying dividends prior to the Closing. The payment of cash dividends in the future, including after the Merger, will be dependent upon GFH’s revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of the Merger. The payment of any dividends subsequent to the Merger will be within the discretion of GFH’s then board of directors, as appropriate.

MICT’s Amended and Restated Certificate of Incorporation and Bylaws

Certificate of Incorporation and Amended and Restated Bylaw Provisions

The certificate of incorporation, as amended, and amended and restated bylaws, as applicable, among other things:

●	provide the MICT Board with the ability to issue up to 25,000,000 shares of Common Stock and up to 15,000,000 shares of undesignated preferred stock and to determine the rights, preferences and privileges of such shares, without stockholder approval;

●	provide the board of directors with the ability, in certain circumstances, to alter MICT’s bylaws without stockholder approval;

●	provide the board of directors with the exclusive authority to fix the number of directors constituting the whole board; and

●	provide that vacancies on the board of directors may be filled by a majority of directors in office, although less than a quorum.

These provisions are intended to enhance the likelihood of continuity and stability in the composition of the board of directors and in its policies, and to discourage some types of transactions that may involve an actual or threatened change in control of MICT. These provisions are designed to reduce vulnerability to an unsolicited acquisition proposal and to discourage some tactics that may be used in proxy fights. MICT believes that the benefits of increased protection of potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure MICT outweigh the disadvantages of discouraging such proposals because, among other things, negotiation of such proposals could result in an improvement of their terms.

OTHER STOCKHOLDER COMMUNICATIONS

Stockholders and interested parties may communicate with the MICT Board, any committee chairperson or the non-management directors as a group by writing to the Board or committee chairperson in care of MICT at 28 West Grand Avenue, Suite 3, Montvale, NJ 07645. Each communication will be forwarded, depending on the subject matter, to the Board, the appropriate committee chairperson or all non-management directors.

DELIVERY OF DOCUMENTS TO STOCKHOLDERS

Pursuant to the rules of the SEC, MICT and the services that it employs to deliver communications to its stockholders are permitted to deliver to two or more stockholders sharing the same address a single copy of each of MICT’s annual report to stockholders and MICT’s proxy statement. Upon request, MICT will deliver a separate copy of the annual report to stockholder and/or proxy statement to any stockholder at a shared address to which a single copy of each document was delivered and who wishes to receive separate copies of such documents. Stockholders receiving multiple copies of such documents may likewise request that MICT deliver single copies of such documents in the future. Stockholders may notify MICT of their requests by calling or writing MICT at 28 West Grand Avenue, Suite 3, Montvale, NJ 07645.

TRANSFER AGENT AND REGISTRAR

The transfer agent for MICT’s Common Stock is Worldwide Stock Transfer, LLC, located at One University Plaza, Suite 505, Hackensack, NJ 07601.

SUBMISSION OF PROPOSALS TO MICT STOCKHOLDERS

The MICT Board is aware of no other matter that may be brought before the Special Meeting. If any matter other than the Proposals or related matters should properly come before the Special Meeting, however, the persons named in the enclosed proxies will vote proxies in accordance with their judgment on those matters.

FUTURE STOCKHOLDER PROPOSALS

If we hold a 2020 annual meeting of stockholders, we will provide notice of or otherwise publicly disclose the date on which the 2020 annual meeting will be held. If the 2020 annual meeting of stockholders is held, stockholder proposals will be eligible for consideration by the directors for inclusion in the proxy statement for our 2020 annual meeting of stockholders in accordance with Rule 14a-8 under the Exchange Act.

WHERE YOU CAN FIND MORE INFORMATION

MICT files reports, proxy statements and other information with the SEC as required by the Exchange Act. You may access information regarding MICT at the SEC web site, which contains reports, proxy statements and other information, at: http://www.sec.gov.

Information and statements contained in this proxy statement or any annex to this proxy statement are qualified in all respects by reference to the copy of the relevant contract or other annex filed as an exhibit to this proxy statement.

All information contained in this document relating to MICT has been supplied by MICT. Information provided by MICT does not constitute any representation, estimate or projection of the other.

If you would like additional copies of this document or if you have questions about the matters to be considered at the Special Meeting, you should contact in writing:

Darren Mercer

MICT, Inc.

28 West Grand Avenue, Suite 3

Montvale, NJ 07645

MICT, INC.

CONSOLIDATED FINANCIAL STATEMENTS

The amounts are stated in U.S. dollars ($).

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To The Board of Directors and Stockholders of MICT, Inc.

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated balance sheets of MICT, Inc. and subsidiaries (the Company) as of December 31, 2019 and 2018, the related consolidated statements of comprehensive loss, changes in equity, and cash flows for each of the years in the two-year period ended December 31, 2019, and the related notes (collectively, the consolidated financial statements). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2019 and 2018, and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2019, in conformity with U.S. generally accepted accounting principles.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

We have served as the Company’s auditor since 2012.

Tel Aviv, Israel

February 18, 2020

/s/ Ziv Haft
Ziv Haft Certified Public Accountants (Isr.) BDO Member Firm

MICT, INC.

CONSOLIDATED BALANCE SHEETS

(In Thousands, except Share and Par Value data)

	December 31, 2019	December 31, 2018
ASSETS
Current assets:
Cash and cash equivalents	$3,154	$2,174
Restricted cash	45	-
Trade accounts receivable, net	-	1,010
Short-term loan to Related party Micronet Ltd, net	281	-
Inventories	-	4,345
Other accounts receivable	937	339
Total current assets	4,417	7,868

Property and equipment, net	29	661
Intangible assets, net and others	-	434
Long-term deposit and prepaid expenses	-	703
Restricted cash escrow	477	477
Micronet Ltd. Equity method investment, net	994	-
Total long-term assets	1,500	2,275

Total assets	$5,917	$10,143

MICT, INC.

CONSOLIDATED BALANCE SHEETS

(In Thousands, except Share and Par Value data)

	December 31, 2019	December 31, 2018
LIABILITIES AND EQUITY

Short term bank credit and current portion of long term bank loans	$-	$2,806
Short term credit from others and current portion of long term loans from others	-	3,004
Trade accounts payable	-	1,531
Other accounts payable	290	1,211
Total current liabilities	290	8,552

Long term loans from others	1,856	-
Long term escrow	477	477
Accrued severance pay, net	50	110
Total long term liabilities	2,383	587

Stockholders’ Equity:
Convertible Preferred stock; $0.001 par value, 2,386,363 and 0 shares authorized, issued and outstanding as of December 31, 2019 and December 31, 2018, respectively	2	-
Common stock; $0.001 par value, 25,000,000 shares authorized, 11,089,532 and 9,342,088 shares issued and outstanding as of December 31, 2019 and December 31, 2018, respectively	11	9
Additional paid in capital	14,107	11,905
Additional paid in capital - preferred stock	6,028	-
Accumulated other comprehensive (loss)	70	(117)
Accumulated loss	(16,974)	(12,757)
MICT, Inc. stockholders’ equity	3,244	(960)

Non-controlling interests	-	1,964

Total equity	3,244	1,004

Total liabilities and equity	$5,917	$10,143

MICT, INC.

CONSOLIDATED STATEMENTS OF INCOME

(In Thousands, Except Share and Loss Per Share data)

	Year ended December 31,
	2019	2018
Revenues	$477	$14,162
Cost of revenues	846	10,652
Gross profit (loss)	(369)	3,510
Operating expenses:
Research and development	255	1,906
Selling and marketing	198	1,582
General and administrative	3,027	6,345
Impairment of goodwill		1,466
Amortization of intangible assets	20	1,298
Total operating expenses	3,500	12,597
Loss from operations	(3,869)	(9,087)

Share in investee losses	795	-
Net profit from loss of control	(299)	-
Finance expense, net	388	1,267
Loss before provision for income taxes	(4,753)	(10,354)
Taxes on income (benefit)	17	606
Net loss from continued operation	(4,770)	(10,960)
Net income from discontinued operation	-	4,894
Total Net Loss	(4,770)	(6,066)
Net loss attributable to non-controlling interests	553	3,456
Net loss attributable to MICT	$(4,217)	$(2,610)
Loss per share attributable to MICT:
Basic and diluted loss per share from continued operation	$(0.39)	$(0.81)
Basic and diluted loss per share from discontinued operation	$-	$(0.53)
Weighted average common shares outstanding:
Basic and diluted	10,697,329	9,166,443

MICT, INC.

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

(In Thousands)

	Year ended December 31,
	2019	2018
Net loss	$(4,770)	$(6,066)
Other comprehensive loss, net of tax:
Comprehensive income attribute to investment in Micronet. LTD	(70)	-
Currency translation adjustment	(117)	(135)

Total comprehensive loss	(4,957)	(6,201)

Comprehensive loss attributable to the non-controlling interests	(463)	(3,631)

Comprehensive loss attributable to MICT	$(4,494)	$(2,570)

MICT, INC.

STATEMENTS OF CHANGES IN EQUITY

(In Thousands, Except Numbers of Shares)

	Series A Preffered Stock		Common Stock		Additional Paid-in	Additional Paid-in	Retained	Accumulated Other Comprehensive	Non- controlling	Total Stockholders’
	Shares	Amount	Shares	Amount	Capital	Capital	Earnings	Income	Interest	Equity
Balance, December 31, 2017	-	-	8,645,656	8	10,881	-	(10,147)	(363)	5,595	5,974
Shares issued to service providers and employees			123,500		170		-	-	-	170
Stock based compensation			-		377		-	-	-	377
Issuance of warrants			-		74		-	-	-	74
Comprehensive loss			-		-		(2,610)	246	(3,837)	(6,201)
Stock based compensation in subsidiary			-		(206)		-	-	206	0
Issuance of shares, net			572,959	1	609		-	-	-	610
Balance, December 31, 2018	-	-	9,342,115	9	11,905	-	(12,757)	(117)	1,964	1,004
Shares issued to service providers and employees			500,600	-	603	-	-	-	-	603
Stock based compensation			-	-	61	-	-	-	-	61
Comprehensive loss			-	-	-	-	(4,217)	(236)	(393)	(4,846)
Stock based compensation in subsidiary			-	-	70	-	-	-	(70)	-
Loss of control of subsidiary			-	-	-	-	-	423	(1,501)	(1,078)
Issuance of shares, net			1,246,817	2	1,346	-	-	-	-	1,348
Issuance of shares, net- Series A Preferred Stock and warrants	2,386,363	2	-	-	122	6,028	-	-	-	6,152
									-
Balance, December 31, 2019	2,386,363	2	11,089,532	11	14,107	6,028	(16,974)	70	0	3,244

MICT, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In Thousands)

	Year ended December 31,
	2019	2018
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss from continued operation	$(4,770)	$(4,116)

Adjustments to reconcile net loss to net cash used in operating activities:
Capital gain from disposal	(299)	(6,844)
Share in investee losses	608	-
Impairment of equity method investment in Micronet LTD	187	-
Impairment of loan to Micronet	94	-
Depreciation and amortization	88	1,418
Goodwill impairment	-	1,466
Gain from sale of property and equipment, net	-	72
Change in fair value of derivatives, net	-	(11)
Change in deferred taxes, net	-	522
Extinguishment of loan costs and commissions	-	334
Accrued interest and exchange rate differences on bank loans	109	26
Accrued interest and exchange rate differences on loans from others	-	664
Accrued interest and exchange rate differences on loans from others-YII	122	548
Stock-based compensation for employees and consultants	594
Changes in operating assets and liabilities:
Decrease in trade accounts receivable	672	4,049
Decrease in inventories	348	534
Decrease in accrued severance pay, net	(6)	(14)
Decrease (increase) in other accounts receivable and long term other receivables	(1,119)	32
Decrease in trade accounts payable	(394)	(2,234)
Decrease in other accounts payable	(31)	(1,761)
Net cash used in operating activities	$(3,797)	$(5,315)

CASH FLOWS FROM INVESTING ACTIVITIES:
Consideration from disposal of discontinued operation	-	4,295
Purchase of property and equipment	(57)	(44)
Loan to Related party Micronet Ltd.	(375)	-
Deconsolidation of Micronet Ltd. (Appendix A)	(608)	-
Net cash provided by (used in) investing activities	$(1,040)	$4,251

CASH FLOWS FROM FINANCING ACTIVITIES:
Extinguishment of loan costs	-	(334)
Short term bank loans	-	1,399
Receipt of loans from others, net	1,856	4,826
Repayment of loans from others	(1,778)	(5,450)
Repayment of bank loans, net	(352)
Issuance of convertible preferred shares and warrants net	6,030	-
Issuance of warrants	122	74
Issuance of shares, net	-	479
Net cash provided by financing activities	$5,878	$994

NET CASH DECREASE IN CASH, CASH EQUIVALENTS AND RESTRICTED CASH	1,041	(70)

Cash, Cash Equivalents and restricted cash at the beginning of the period	2,174	2,398
TRANSLATION ADJUSTMENT OF CASH, CASH EQUIVALENTS AND RESTRICTED CASH	(16)	(154)
Cash, Cash Equivalents and restricted cash at end of the period	$3,199	$2,174

Supplemental disclosure of cash flow information:
Amount paid during the period for:

Interest	$387	$841
Taxes	$21	$46

Appendix A: Micronet Ltd.

February 24, 2019
Working capital other than cash	(2,301)
Finance lease	359
Accrued severance pay, net	60
Translation reserve	(423)
Micronet Ltd investment in fair value	1,711
Non-controlling interests	1,501
Net profit from loss of control	(299)
Cash	608

Appendix B: Non Cash Transaction

	Year ended December 31, 2019	Year ended December 31, 2018
	$ in thousands

Conversion into shares of YA convertible loan	1,250	130

MICT, INC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(In Thousands)

NOTE 1 — DESCRIPTION OF BUSINESS

Overview

MICT Inc., we, or the Company, was formed as a Delaware corporation on January 31, 2002. On March 14, 2013, the Company changed its corporate name from Lapis Technologies, Inc. to Micronet Enertec Technologies, Inc. On July 13, 2018, following the sale of its former subsidiary Enertec Systems Ltd., the Company changed the Company name from Micronet Enertec Technologies, Inc. to MICT, Inc. Our shares have been listed for trade on the Nasdaq Capital Market, or Nasdaq, since April 29, 2013.

The Company’s business relates to its ownership interest in its Israel-based, a former subsidiary, Micronet Ltd., or Micronet, in which the Company previously held a majority ownership interest that has since been diluted to a minority ownership interest. Micronet operates in the growing commercial Mobile Resource Management, or MRM, market. Micronet through both its Israeli and U.S. operational offices designs, develops, manufactures and sells rugged mobile computing devices that provide fleet operators and field workforces with computing solutions in challenging work environments.

As of December 31, 2018, the Company held 49.89% of Micronet’s issued and outstanding shares, and together with an irrevocable proxy in our benefit from Mr. David Lucatz, the Company’s former President and Chief Executive Officer, we held 50.07% of the voting interest in Micronet as of such date. On February 24, 2019, Micronet closed a public equity offering on the Tel Aviv Stock Exchange, or the TASE. As a result of Micronet’s offering, our ownership interest in Micronet was diluted from 49.89% to 33.88%. On February 24, 2019, Mr. David Lucatz, our former President and Chief Executive Officer, executed an irrevocable proxy assigning his voting power over 1,980,000 shares of Micronet for our benefit. As a result, voting interest in Micronet stood at 39.53% of the issued and outstanding shares of Micronet. The decrease in the Company’s voting interest in Micronet resulted in the deconsolidation of Micronet’s operating results from our financial statements as of February 24, 2019. Therefore, commencing from February 24, 2019, the Company account for the investment in Micronet in accordance with the equity method. As a result of the deconsolidation, the Company recognized a net profit of $299 in February 2019.

On September 5, 2019, Micronet closed a public equity offering on the TASE. As a result, our ownership interest in Micronet was diluted from 33.88% to 30.48%, and our current voting interest in Micronet stands at 37.79% of the issued and outstanding shares of Micronet.

NOTE 1 — DESCRIPTION OF BUSINESS (CONT.)

Micronet operates in the growing commercial Mobile Resource Management, or MRM, market and video analytics device market. Micronet through both its Israeli and U.S. operational offices, designs, develops, manufactures and sells rugged mobile computing devices that provide fleet operators and field workforces with computing solutions in challenging work environments. Micronet’s vehicle portable tablets increase workforce productivity and enhance corporate efficiency by offering computing power and communication capabilities that provide fleet operators with visibility into vehicle location, fuel usage, speed and mileage. Furthermore, users are able to manage the drivers in various aspects, such as: driver behavior, driver identification, reporting hours worked, customer/organization working procedures and protocols, route management and navigation based on tasks and time schedule. End users may also receive real time messages for various services such as pickup and delivery, repair and maintenance, status reports, alerts, notices relating to the start and ending of work, digital forms, issuing and printing of invoices and payments. Through its SmartHub product, Micronet provides its consumers with services such as driver recognition, identifying and preventing driver fatigue, recognizing driver behavior, preventive maintenance, fuel efficiency and an advanced driver assistance system. In addition, Micronet provides third party telematics service providers, or TSPs, a platform to offer services such as “Hours of Service.” Micronet previously commenced and continues to evaluate integration with other TSPs.

Micronet is currently entering the video analytics device market by developing an all in-one video telematics device known as Micronet SmartCam. Micronet SmartCam technologically, based on the powerful flexible android platform, is expected to be a ruggedized, integrated, and ready-to-go smart camera supporting complete telematics features designed for in-vehicle use. Coupled with vehicle-connected interfaces, state of the art diagnostic capabilities, and two cameras, it offers video analytics and telematics services, addressing safety, vehicle health, and tracking needs of commercial fleets. We believe that Micronet SmartCam provides a versatile, advanced, and affordable mobile computing platform for a variety of fleet management and video analytics solutions. The powerful computing platform, coupled with the Android 9 operating system, allows the company customers to run their applications or pick and choose a set of applications and services from Micronet marketplace. Micronet’s customers consist primarily of application service providers, or ASPs, and solution providers specializing in the MRM market. These companies sell Micronet’s products as part of their MRM systems and solutions. Currently, Micronet does not sell directly to end users. Micronet customers are generally MRM solution and service providers, ASP providers in the transportation market, including long haul, local fleets’ student transportation (yellow busses) and fleet and field management systems for construction and heavy equipment. Micronet products are used by customers worldwide.

Micronet operates and conducts its business in the U.S. market through Micronet Inc., a wholly owned subsidiary located in Utah. The Micronet U.S.-based business, operations and facilities include a logistics warehouse and distribution center, and technical service and support infrastructure as well as sales and marketing capabilities which allow Micronet to continue expansion into the U.S. market while support its existing U.S.-based customers with further accessibility and presence to local fleets and local MRM service providers.

Acquisition Agreement with BNN Technology PLC

On December 18, 2018, we, Global Fintech Holdings Ltd., a British Virgin Islands corporation, or GFH, GFH Merger Subsidiary, Inc., a Delaware corporation and a wholly-owned subsidiary of GFH, or Merger Sub, BNN, Brookfield Interactive (Hong Kong) Limited, a Hong Kong company and a subsidiary of BNN, or BI China, ParagonEx LTD, a British Virgin Islands company, or ParagonEx, certain holders of ParagonEx’s outstanding ordinary shares and a trustee thereof, and Mark Gershinson, in the capacity as the representative of the ParagonEx sellers, entered into an Acquisition Agreement, or the Acquisition Agreement, pursuant to which, among other things, subject to the satisfaction or waiver of the conditions set forth in the Acquisition Agreement, Merger Sub would merge with and into the Company, as a result of which each outstanding share of the Company’s Common Stock and warrant to purchase the same would be cancelled in exchange for the right of the holders thereof to receive 0.93 substantially equivalent securities of GFH, after which GFH would acquire (i) all of the issued and outstanding securities of BI China in exchange for newly issued ordinary shares of GFH and (ii) all of the issued and outstanding ordinary shares of ParagonEx for a combination of cash in the amount equal to approximately $25 million (the majority of which was raised in a private placement by GFH), unsecured promissory notes and newly issued ordinary shares of GFH, or collectively, the Transactions.

NOTE 1 — DESCRIPTION OF BUSINESS (CONT.)

Acquisition Agreement with BNN Technology PLC (Cont.)

In furtherance of the Transactions, and upon the terms and subject to the conditions described in the Acquisition Agreement, BNN agreed to commence a tender offer, or the Offer, as promptly as practicable and no event later than 15 business days after the execution of the Acquisition Agreement, to purchase up to approximately 20% of the outstanding shares of the Company’s Common Stock at a price per share of $1.65, net to the sellers in cash, without interest, or the Offer Price. On March 13, 2019. the deadline for the Offer was extended to April 8, 2019. Additionally, following the Transactions, it was contemplated that the certain of the company’s operating business assets, including company’s interest in Micronet, would be spun off to company’s stockholders who continue to retain shares of company’s Common Stock after the Offer. Subject to the terms and conditions of the Acquisition Agreement, and assuming that none of the shares of company’s Common Stock are purchased by BNN in connection with the Offer, company’s stockholders would own approximately 5.27% of GFH after giving effect to the transactions contemplated by the Acquisition Agreement.

On May 31, 2019, we terminated the spin-off of Micronet and in June 2019, the Offer was terminated. Effective November 7, 2019, we, BNN, BI China and ParagonEx (the “Parties”) entered into a mutual Termination Agreement (the “Termination Agreement”), pursuant to which the parties agreed to terminate the 2018 Acquisition Agreement, effective immediately.

Merger Agreement with GFH

On November 7, 2019, company’s, GFH Intermediate Holdings Ltd., a British Virgin Islands company (“Intermediate”) that is wholly owned by GFH entered into, and MICT Merger Subsidiary Inc., a to-be-formed British Virgin Islands company and a wholly owned subsidiary of MICT (“Merger Sub”), shall upon execution of a joinder enter into, an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which, among other things, subject to the satisfaction or waiver of the conditions set forth in the Merger Agreement, Merger Sub will merge with and into Intermediate, with Intermediate continuing as the surviving entity, and each outstanding share of Intermediate’s Common Stock shall be cancelled in exchange for the right of the holders thereof to receive a substantially equivalent security of MICT (collectively, the “Acquisition”). GFH will receive an aggregate of 109,946,914 shares of Common Stock as merger consideration in the Acquisition.

Concurrent with the execution of the Merger Agreement, Intermediate entered into (i) a share exchange agreement with Beijing Brookfield Interactive Science & Technology Co. Ltd., an enterprise formed under the laws of the Peoples Republic of China (“Beijing Brookfield”), pursuant to which Intermediate will acquire all of the issued and outstanding ordinary shares and other equity interest of Beijing Brookfield from the shareholders of Beijing Brookfield in exchange for 16,310,759 newly issued shares of GFH and (ii) a share exchange agreement with ParagonEx, shareholders of ParagoneEx specified therein (the “ParagonEx Sellers”) and Mark Gershinson, pursuant to which, the ParagonEx Sellers will transfer to Intermediate all of the issued and outstanding securities of ParagonEx in exchange for Intermediate’s payment and delivery of $10.0 million in cash, which is to be paid upon the closing of the Acquisition, and 75,132,504 newly issued shares of GFH deliverable at the closing of the share exchange.

After giving effect to the Acquisition, the conversion of the Convertible Debentures (as defined below) and the conversion or exercise of the securities issued by MICT pursuant to the Offering of Series A Convertible Preferred Stock and Warrants and the Offering of Convertible Note and Warrants, each as further below, it is expected that MICT will have approximately $15.0 million of cash as well as ownership of ParagonEx and Beijing Brookfield and that MICT’s current stockholders will own approximately 11,089,532 shares, or 7.64%, of the 145,130,577 shares of Common Stock outstanding.

NOTE 1 — DESCRIPTION OF BUSINESS (CONT.)

Merger Agreement with GFH (Cont.)

Consummation of the transactions contemplated by the Merger Agreement is subject to certain closing conditions, including, among other things, approval by the stockholders of MICT and receipt of a fairness opinion indicating that the transactions contemplated by the Merger Agreement are fair to the stockholders of MICT. The Merger Agreement contains certain termination rights for the Company and Intermediate. The Merger Agreement also contains customary representations, warranties and covenants made by, among others, MICT, Intermediate and Merger Sub, including as to the conduct of their respective businesses (as applicable) between the date of signing the Merger Agreement and the closing of the transactions contemplated thereby.

The Merger Agreement provides that all options to purchase shares of the Company’s Common Stock that are outstanding and unexercised shall be accelerated in full effective as of immediately prior to the effective time of the Acquisition. The options shall survive the closing of the Acquisition for a period of 15 months from the date of the closing of the Acquisition and all equity incentive plans of the Company shall remain in effect.

Consummation of the Merger Agreement is subject to various conditions, including the following mutual conditions of the parties unless waived: (i) the approval of the Merger Agreement by the requisite vote of MICT’s stockholders; (ii) expiration of the applicable waiting period under any antitrust laws, including the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended; (iii) receipt of requisite regulatory approval, (iv) receipt of required consents and provision of required notices to third parties, (v) no law or order preventing or prohibiting the Merger or the other transactions contemplated by the Merger Agreement or the Closing; (vi) no restraining order or injunction preventing the Merger or the other transactions contemplated by the Merger Agreement; (vii) appointment or election of the members of the post-Closing MICT board of directors as agreed, and (viii) the filing of the definitive proxy statement with the SEC.

In addition, prior to the consummation of the Merger, if the Merger Agreement is terminated after the closing of the Beijing Brookfield Acquisition or the ParagonEx Acquisition, as the case may be, or if the Merger does not close by the outside date set forth in the Merger Agreement, the transactions contemplated by the Beijing Brookfield Share Exchange Agreement and the ParagonEx Share Exchange Agreement, may be unwound. In the event of an unwinding of such acquisitions, GFH will return the Beijing Brookfield shares to BI Interactive and the ParagonEx shares to the Paragon Ex Sellers and in turn BI Interactive and the ParagonEx Sellers will return the shares of Global Fintech received in the applicable share exchange.

Offering of Series A Convertible Preferred Stock and Warrants

On June 4, 2019, we entered into a securities purchase agreement with the purchasers named therein, pursuant to which we agreed to sell 3,181,818 shares of newly designated Series A Convertible Preferred Stock with a stated value of $2.20 per share (the “Series A Preferred Stock”). The Series A Preferred Stock, which shall be convertible into up to 6,363,636 shares of the company’s Common Stock, par value $0.001 per share (the “Common Stock”), shall be sold together with certain Common Stock purchase warrants (the “Preferred Warrants”) to purchase up to 4,772,727 shares of Common Stock (representing 75% of the aggregate number of shares of Common Stock into which the Preferred Stock shall be convertible), for aggregate gross proceeds of $7 million to us (the “Series A Preferred Offering”).

NOTE 1 — DESCRIPTION OF BUSINESS (CONT.)

Offering of Series A Convertible Preferred Stock and Warrants (Cont.)

The Series A Preferred Stock shall be convertible into Common Stock at the option of each holder of Series A Preferred Stock at any time and from time to time, and shall also convert automatically upon the occurrence of certain events, including the completion by us of a fundamental transaction. Commencing on March 31, 2020, cumulative cash dividends shall become payable on the Series A Preferred Stock at the rate per share of 7% per annum, which rate shall increase to 14% per annum on June 30, 2020. We shall also have the option to redeem some or all of the Series A Preferred Stock, at any time and from time to time, beginning on December 31, 2019. The holders of Series A Preferred Stock shall vote together with the holders of Common Stock as a single class on as-converted basis, and the holders of Series A Preferred Stock holding a majority-in-interest of the Series A Preferred Stock shall be entitled to appoint an independent director to the company’s board of directors (the “Preferred Director”). The purchase agreement provides for customary registration rights.

The Preferred Warrants shall have an exercise price of $1.01 (subject to customary adjustment in the event of future stock dividends, splits and the like), which is above the average price of the Common Stock during the preceding five trading days of entry into the Preferred Securities Purchase Agreement, and shall be exercisable immediately, until the earlier of (i) two years from the date of issuance or (ii) the later of (a) 180 days after the closing by the Company of a change of control transaction, or (b) the company’s next debt or equity financing of at least $20 million.

Offering of Convertible Note and Warrants

On June 4, 2019, we entered into a note purchase agreement with BNN, pursuant to which BNN agreed to purchase from us $2 million of BNN Convertible Notes. The BNN Convertible Notes, which were initially convertible into up to 1,818,182 shares of Common Stock (using the applicable conversion ratio of $1.10 per share), were sold together with certain Note Warrants to purchase up to 1,181,182 shares of Common Stock (representing 100% of the aggregate number of shares of Common Stock into which the BNN Convertible Notes were initially convertible) (the “BNN Convertible Note Offering”). The BNN Convertible Notes have since been converted into the Series B Preferred Shares.

Subject to stockholder approval of the BNN Convertible Note Offering, the Series B Preferred Shares shall be convertible into Common Stock at any time and from time to time, and upon the initial issuance of one or more BNN Convertible Notes. Darren Mercer, the then-Chief Executive Officer of BNN (and current Chief Executive Officer of MICT), was appointed to the Company’s board of directors. The note purchase agreement provides for customary registration rights.

The Note Warrants shall have an exercise price of $1.01 (subject to customary adjustment in the event of future stock dividends, splits and the like), and shall be exercisable immediately upon receipt of stockholder approval of the Convertible Note Offering, until the earlier of (i) two years from the date of issuance or (ii) the later of (a) 180 days after the closing by the Company of a change of control transaction, or (b) the company’s next debt or equity financing of at least $20 million.

On January 21, 2020, we entered into a Conversion Agreement with  BNN, pursuant to which BNN agreed to convert the outstanding BNN Convertible Note, issued on July 31, 2019, into 1,818,181 shares of the Company’s newly-designated Series B Preferred Stock, par value $0.001 per share, with a stated value of $1.10 per share (the “Series B Preferred”) (collectively, the “Conversion”). In accordance with the Conversion, the Company filed a Certificate of Designation of Preferences, Rights and Limitations of Series B Preferred with the Secretary of State of the State of Delaware on January 21, 2020 to designate the rights and preferences of up to 1,818,181 shares of Series B Preferred.

NOTE 1 — DESCRIPTION OF BUSINESS (CONT.)

Offering of Secured Convertible Debentures

On November 7, 2019, we entered into a Securities Purchase Agreement (the “Primary Purchase Agreement”) with certain investors identified therein (the “Primary Purchasers”) pursuant to which, among other things, the Primary Purchasers agreed, subject to the satisfaction or waiver of the conditions set forth in the Primary Purchase Agreement, to purchase from us 5% senior secured convertible debentures due 2020 (the “Primary Convertible Debentures”) with an aggregate principal amount of approximately $15.9 million (the “Primary Convertible Debenture Offering”). The proceeds of $15.9 million from the sale of the Primary Convertible Debentures were funded on January 21, 2020. Concurrently with entry into the Primary Purchase Agreement, we entered into a separate Securities Purchase Agreement (the “Non-Primary Purchase Agreement” and, together with the Primary Purchase Agreement, the “Purchase Agreements”) with certain investors identified therein (the “Non-Primary Purchasers” and, together with the Primary Purchasers, the “Purchasers”) pursuant to which, among other things, the Non-Primary Purchasers agreed, subject to the satisfaction or waiver of the conditions set forth in the Non-Primary Purchase Agreement, to purchase from us 5% senior secured convertible debentures due 2020 (the “Non-Primary Convertible Debentures” and, together with the Primary Convertible Debentures, the “Convertible Debentures”) with an aggregate principal amount of $9.0 million (together with the Primary Convertible Debenture Offering, collectively, the “Convertible Debenture Offering”). The Convertible Debentures shall be convertible into our shares of Common Stock at a conversion price of $1.41 per share. The Convertible Debentures will be due upon the earlier of (i) six months from the date of issuance and (ii) the termination of the Merger Agreement. We are obligated to pay interest to the Purchasers on the outstanding principal amount at the rate of 5% per annum, payable quarterly, in cash or, at our option in certain instances, in shares of Common Stock. We may not voluntarily prepay any portion of the principal amount of the Convertible Debentures without the prior written consent of the Purchasers.

Subject to stockholder approval of an increase in the shares of Common Stock to allow for the full conversion of the Convertible Debentures into Common Stock, the Convertible Debentures shall be convertible into Common Stock at the option of the Purchasers at any time and from time to time. Upon the closing of the Acquisition and written notice from us to the Purchasers, the Purchasers shall be forced to convert the Convertible Debentures into our shares of Common Stock (the “Forced Conversion”). Upon the occurrence of certain events, including, among others, if we fail to file a preliminary proxy statement with respect to the Acquisition on or prior to November 18, 2019, if the Forced Conversion does not occur on or before January 24, 2020, or certain breaches of the Primary Purchasers’ Registration Rights Agreement (as defined below), the Primary Purchasers are permitted to require us to redeem the Primary Convertible Debentures, including any interest that has accrued thereunder, for cash.

The Proceeds of $15.9 million from the sale of the Primary Convertible Debentures were funded on January 21, 2020 and placed in a separate blocked account that shall remain subject to a deposit account control agreement until the closing of the Merger. We shall not have access to such proceeds until the closing of the Acquisition and only upon the satisfaction of certain other requirements, including, among other things, effectiveness of the Resale Registration Statement (as defined below).

The Purchase Agreements provide for customary registration rights, pursuant to their respective registration rights agreement to be entered into at the time of the closing of the Convertible Debenture Offering (each, a “Registration Rights Agreement”). Pursuant to the Registration Rights Agreements, the we are obligated to, among other things, (i) file a registration statement (the “Resale Registration Statement”) with the SEC for purposes of registering the shares of Common Stock issuable upon the conversion of the Convertible Debentures and (ii) use its best efforts to cause the Resale Registration Statement to be declared effective by the SEC as soon as practicable after filing, and in any event no later than the effectiveness of the Acquisition. The Registration Rights Agreements contains customary terms and conditions for a transaction of this type, including certain customary cash penalties on us for our failure to satisfy the specified filing and effectiveness time periods.

NOTE 1 — DESCRIPTION OF BUSINESS (CONT.)

Offering of Secured Convertible Debentures (Cont.)

On November 12, 2019, the Company filed an Amended Certificate of Designation of the Preferences, Rights and Limitations with the Secretary of State of Delaware to remove the prohibition on forced conversions of the Company’s Series A Preferred Stock, par value $0.001 per share, into shares of common stock in the event the Company’s stockholders approve the Acquisition after December 31, 2019.

The proceeds of the Convertible Debenture Offering, approximately $25 million, have been placed in a blocked bank account, pursuant to a deposit account control agreement, to be entered into. The Company shall not have access to such proceeds until the closing of the Acquisition and only upon the satisfaction of certain other requirements, including, among other things, effectiveness of the Resale Registration Statement.

In connection with the Stadium Convertible Debentures, on January 17, 2020, the Company, certain of its subsidiaries, the Primary Purchasers and the representative thereof, as collateral agent, entered into a security agreement, or the Primary Security Agreement. Pursuant to the Primary Security Agreement, the Company and certain of its subsidiaries granted to the Primary Purchasers a first priority security interest in, a lien upon and a right of set-off against all of their personal property (subject to certain exceptions) to secure the Primary Convertible Debentures. On January 17, 2020, the parties also entered into a registration rights agreement, or the Primary Registration Rights Agreement. Pursuant to the Primary Registration Rights Agreement, the Company has agreed to, among other things, (i) file a registration statement, or the Resale Registration Statement with SEC within seven business days following the filing of an initial proxy statement with respect to the contemplated merger by and among the Company, Intermediate, and Merger Sub, for purposes of registering the shares of Common Stock issuable upon conversion of the Primary Convertible Debentures, and (ii) use its best efforts to cause the Resale Registration Statement to be declared effective by the SEC as soon as practicable after filing, and in any event no later than the effectiveness of the Acquisition. The Primary Registration Rights Agreement contains customary terms and conditions for a transaction of this type, including certain customary cash penalties on the Company for its failure to satisfy the specified filing and effectiveness time periods.

In July 2019, the Company paid all of its outstanding bank loans in the amount of $251. During 2019, the Company repaid the entire outstanding principal balance of the Series B Convertible Debentures to YA II in the aggregate amount of $1,225, which was paid in shares of the Company’s Common Stock, and in October 31, 2019, the Company paid all of its outstanding principal balance, together with its accrued interest and a required 10% premium, of the Series A Convertible Debentures issued to YA II in the aggregate amount of $2,057.

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying consolidated financial statements are prepared in accordance with generally accepted accounting principles in the United States of America (U.S. GAAP).

Principle of Consolidation

The consolidated financial statements include the financial statements of the Company and its subsidiaries. All significant inter-company transactions and balances among the Company and its subsidiaries are eliminated upon consolidation.

Functional Currency

The functional currency of MICT is the U.S. dollar. The functional currency of certain subsidiaries is their local currency. The financial statements of those companies are included in consolidation, based on translation into U.S. dollars. Assets and liabilities are translated at year-end-exchange rates, while revenues and expenses are translated at monthly average exchange rates during the year. Differences resulting from translation are presented in the consolidated statements of comprehensive income.

Use of Estimates

The preparation of the financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenue and expenses during the reporting periods. Actual results could differ from those estimates.

Cash and Cash Equivalents

Cash equivalents are considered by the Company to be highly-liquid investments, including inter-alia, short-term deposits with banks, which do not exceed maturities of three months at the time of deposit and which are not restricted.

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONT.)

Allowance for Doubtful Accounts

The Company establishes an allowance for doubtful accounts to ensure trade and receivables are not overstated due to uncollectability. The allowance for doubtful accounts was based on specific receivables, which their collection, in the opinion of Company’s management, is in doubt. Trade receivables are charged off in the period in which they are deemed to be uncollectible. As of December 31, 2019, and 2018, the allowance for doubtful accounts amounted to $116 and $1,330, respectively.

Inventories

Inventories of raw materials are stated at the lower of cost (first-in, first-out basis) or realizable value. Cost of work in process is comprised of direct materials, direct production costs and an allocation of production overheads based on normal operating capacity.

Property and Equipment

Property and equipment are stated at cost, net of accumulated depreciation. Depreciation is calculated by the straight-line method over their estimated useful lives. Annual rates of depreciation are as follows:

Leasehold improvements	Over the shorter of the lease term or the life of the assets
Machinery and equipment	7-14 years
Furniture and fixtures	10-14 years
Transportation equipment	7 years
Computer equipment	3 years

Stock Based Compensation

The Company accounts for stock based compensation under the fair market value method under which compensation cost is measured at the grant date based on the value of the award and is recognized over the service period, which is usually the vesting period. For stock options, fair value is determined using an option-pricing model that takes into account the stock price at the grant date, the exercise price, the expected life of the option, the volatility of the underlying stock, the expected dividends on it, and the risk-free interest rate over the expected life of the option.

Research and Development Costs

Research and development costs are charged to statements of income as incurred net of grants from the Israel Innovation Authority (formerly known as the Israel Office of the Chief Scientist of the Ministry of Economy), or IIA.

Earnings (Loss) per Share

Net loss per share is computed by dividing the net loss by the weighted average number of common shares outstanding. The calculation of the basic and diluted earnings per share is the same for all periods presented, as the effect of the potential common shares equivalents is anti-dilutive due to the Company’s net loss position for all periods presented.

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONT.)

Long-Lived Assets and Intangible Assets

Intangible assets that are not considered to have an indefinite useful life are amortized using the straight-line basis over their estimated useful lives. The company evaluates property and equipment and purchased intangible assets with finite lives for impairment whenever events or changes in circumstances indicate the carrying value of an asset may not be recoverable. The Company assesses the recoverability of the assets based on the undiscounted future cash flow and recognizes an impairment loss when the estimated undiscounted future cash flow expected to result from the use of the asset plus the net proceeds expected from disposition of the asset, if any, are less than the carrying value of the asset. When the Company identifies an impairment, it reduces the carrying amount of the asset to its estimated fair value based on a discounted cash flow approach or, when available and appropriate, to comparable market values. As of December 31, 2017, no indicators of impairment have been identified. As of December 31, 2018 all intangible assets were fully amortized.

Goodwill

Micronet performed goodwill impairment tests until 2016. The goodwill impairment test is conducted in two steps. In the first step, Micronet determines the fair value of the reporting unit using expected future discounted cash flows and estimated terminal values. If the net book value of the reporting unit exceeds the fair value, the Micronet would then perform the second step of the impairment test, which requires allocation of the reporting unit’s fair value of all its assets and liabilities in a manner similar to acquisition cost allocation, with any residual fair value being allocated to goodwill. The implied fair value of the goodwill is then compared to the carrying value to determine impairment, if any.

Starting in 2017, the Micronet now determines the fair value of the reporting unit using the income approach, which utilizes a discounted cash flow model, as the Micronet believes that this approach best approximates the unit’s fair value at this time. Micronet has corroborated the fair values using the market approach. Judgments and assumptions related to revenue, gross profit, operating expenses, future short-term and long-term growth rates, weighted average cost of capital, interest, capital expenditures, cash flows, and market conditions are inherent in developing the discounted cash flow model. Additionally, Micronet evaluated the reasonableness of the estimated fair value of its reporting unit by reconciling its market capitalization. This reconciliation allowed the Micronet to consider market expectations in corroborating the reasonableness of the fair value of the reporting unit. Following such reconciliation, Micronet found that there was a material difference (approximately 54%) between the fair value of the reporting unit and its market Capitalization as of December 31, 2017.

Micronet has one operating segment and one operating unit related to its product offerings in the MRM market. Until 2017, step one of the assessment resulted in the carrying value of the MRM reporting unit exceeding its fair value. As described in the preceding paragraphs, the second step was performed by allocating the reporting unit’s fair value to all of its assets and liabilities, with any residual fair value being allocated to goodwill. There were no impairments recorded until 2017.

As of December 31, 2018, Micronet’s market capitalization was significantly lower than the net book value of the reporting unit. In establishing the appropriate market capitalization, the Micronet looked at the date that the annual impairment test is performed (December 31, 2018). In order to calculate its market capitalization, Micronet used the price per share of NIS 0.46. Following the results of the step one test, Micronet continued to the second step, which was performed by allocating the reporting unit’s fair value to all of its assets and liabilities, with any residual fair value being allocated to goodwill. Micronet determined that the carrying value of goodwill should be impaired and therefore an impairment of $1.466 million was recorded.

Revenue Recognition

With respect to Micronet applicable revenue recognition GAAP requirements, Micronet implements a revenue recognition policy pursuant to which it recognizes its revenues at the amount to which it expects to be entitled when control of the products or services is transferred to its customers. Control is generally transferred when the Company has a present right to payment and title and the significant risks and rewards of ownership of products are transferred to its customers. There is limited discretion needed in identifying the point control passes: once physical delivery of the products to the agreed location has occurred, Micronet no longer has physical possession of the product and will be entitled at such time to receive payment while relieved from the significant risks and rewards of the goods delivered. For most of Micronet’s products sales, control transfers when products are shipped.

Comprehensive Income (Loss)

FASB ASC Topic 220-10, “Reporting Comprehensive Income,” requires the Company to report in its consolidated financial statements, in addition to its net income, comprehensive income (loss), which includes all changes in equity during a period from non-owner sources including, as applicable, foreign currency items, and other items.

The Company’s other comprehensive income for all periods presented is related to the translation from functional currency to the presentation currency.

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONT.)

Income Taxes

With respect to the Micronet business, deferred taxes are determined utilizing the “asset and liability” method, whereby deferred tax asset and liability account balances are determined based on differences between financial reporting and the tax basis of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. Micronet provides a valuation allowance, when it’s more likely than not that deferred tax assets will not be realized in the foreseeable future.

The Company applied FASB ASC Topic 740-10-25, “Income Taxes,” which provides guidance for recognizing and measuring uncertain tax positions and prescribes a threshold condition that a tax position must meet for any of the benefits of the uncertain tax position to be recognized in the financial statements. It also provides accounting guidance on derecognizing, classification and disclosure of these uncertain tax positions. The Company’s policy on classification of all interest and penalties related to unrecognized income tax positions, if any, is to present them as a component of income tax expense.

Financial Instruments

1.	Concentration of credit risks:

Financial instruments that have the potential to expose the Company to credit risks are mainly cash and cash equivalents, bank deposit accounts, marketable securities and trade receivables.

The Company holds cash and cash equivalents, securities and deposit accounts at large banks in Israel, thereby substantially reducing the risk of loss.

The Company performs ongoing credit evaluations of its loans to related parties for the purpose of determining the appropriate allowance impairment and has a convection feature as a collateral. An appropriate allowance for impairment is included in the accounts.

2.	Fair value measurement:

The Company measures fair value and discloses fair value measurements for financial and non-financial assets and liabilities. Fair value is based on the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.

The accounting standard establishes a fair value hierarchy that prioritizes observable and unobservable inputs used to measure fair value into three broad levels, which are described below:

Level 1:	Quoted prices (unadjusted) in active markets that are accessible at the measurement date for assets or liabilities. The fair value hierarchy gives the highest priority to Level 1 inputs.

Level 2:	Observable prices that are based on inputs not quoted on active markets, but corroborated by market data.

Level 3:	Unobservable inputs are used when little or no market data is available. The fair value hierarchy gives the lowest priority to Level 3 inputs.

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONT.)

Financial Instruments (Cont.)

In determining fair value, the Company utilizes valuation techniques that maximize the use of observable inputs and minimize the use of unobservable inputs to the extent possible and considers counterparty credit risk in its assessment of fair value.

Recent Accounting Pronouncements

In February 2016, the FASB issued ASU 2016-02, “Leases (Topic 842),” which establishes the principles to report transparent and economically neutral information about the assets and liabilities that arise from leases. This guidance results in a more faithful representation of the rights and obligations arising from operating and capital leases by requiring lessees to recognize the lease assets and lease liabilities that arise from leases in the statement of financial position and to disclose qualitative and quantitative information about lease transactions, such as information about variable lease payments and options to renew and terminate leases. This guidance is effective for interim and annual periods beginning after December 15, 2018. We used the modified retrospective transition approach in ASU No. 2018-11 and apply the new lease requirements through a cumulative-effect adjustment in the period of adoption. The new standard had no effect on our consolidated financial statements, as we have no right of use assets and, or lease liabilities. The new standard provides a number of optional practical expedients in transition. We elected the package of practical expedients, which permits us not to reassess, under the new standard, our prior conclusions about lease identification, lease classification and initial direct costs. We used the particle expedient under which, a lease that, at the commencement date, has a lease term of 12 months or less and does not include an option to purchase the underlying asset that the lessee is reasonably certain to exercise. We didn’t elect the use-of-hindsight or the practical expedient pertaining to land easements; the latter not being applicable to us. Further, this new accounting standard had no a material impact on our debt covenants. The implementation of this standard didn’t have a material impact on our results of operations.

NOTE 3 — FAIR VALUE MEASUREMENTS

Items carried at fair value as of December 31, 2019 and 2018 are classified in the table below in one of the three categories described in Note 2.

	Fair value measurements using input type
	December 31, 2018
	Level 1	Level 2	Level 3	Total
Cash and cash equivalents	$2,174	-	-	2,174
Total	$2,174	-	-	2,174

	Fair value measurements using input type
	December 31, 2019
	Level 1	Level 2	Level 3	Total
Cash and cash equivalents	$3,154	-	-	3,154
Restricted cash	45	-	-	45
Short-term loan to Related party Micronet Ltd, net	-	281	-	281
Total	3,199	281	-	3,480

NOTE 4 — INVENTORIES

Inventories are stated at the lower of cost or market, computed using the first-in, first-out method. Inventories consist of the following:

	December 31,
	2019	2018
Raw materials	$-	$3,800
Work in process and finished product	-	545
	$-	$4,345

NOTE 5 — PROPERTY AND EQUIPMENT, NET

Property and equipment consists of the following as of December 31, 2019 and 2018:

	December 31,
	2019	2018
Building	$-	$1,851
Computer equipment	15	790
Dies		553
Furniture and fixtures	23	313
Machinery and equipment	7	299
Transportation equipment	68	62
	113	3,868
Less accumulated depreciation	(84)	(3,207)
	$29	$661

Depreciation expenses totaled $88 and $312, for the years ended December 31, 2019 and 2018, respectively.

NOTE 6 — INTANGIBLE ASSETS AND OTHERS, NET

Composition:

	Useful life	December 31,
	years	2019	2018
Original amount:
Technology	5	$-	$2,010
Customer related intangible assets	3-5	-	3,470
		$-	$5,480
Accumulated amortization:
Technology	5	$-	$2,010
Customer related intangible assets	3-5	-	3,470
	5	$-	$5,480

Net Amount:		$-	$-
Prepaid lease expenses and capitalization of license		-	434
		$-	$434

NOTE 7 — SHORT-TERM BANK LOANS:

Composition:

	Interest rate as of December 31,		Total short-term liabilities
	2018	Linkage	December 31,
	%	basis	2019	2018
Due to banks	Prime plus 2.45% Prime plus 2.5%	NIS	$-	$2,330
Current portion			-	476
			$-	$2,806

As of December 31, 2018, the Company had short-term bank credit of $2,806 comprised as follows: $476 current portion of long-term loans of Micronet and $1,566 of short-term bank loans that bear interest of prime plus 2.45% through prime plus 2.5% paid either on a monthly or weekly basis and long term loans of $764 that were classified to the short term loans due to the fact Micronet does not meet its covenants.

In July 2019, the Company paid all of its outstanding bank loans in the amount of $251.

As of December 31, 2019, the Company had no short-term bank credit.

NOTE 8 — LOANS FROM OTHERS

On March 29, 2018, the Company and MICT Telematics Ltd. (formerly known as Enertec Electronics Ltd.), or MICT Telematics, a subsidiary of the Company, executed and closed on a securities purchase agreement with YA II whereby the Company issued and sold to YA II (1) certain Series A Convertible Debentures in the aggregate principal aggregate amount of $3,200, or the Series A Debentures, and (2) a Series B Convertible Debenture in the principal aggregate amount of $1,800, or the Series B Debenture. The Series A Debentures were issued in exchange for the cancellation and retirement of certain promissory notes issued by the Company to YA II on October 28, 2016, December 22, 2016, June 8, 2017 and August 22, 2017, with a total outstanding aggregate principal amount of $3,200. The Series B Debenture was issued and sold for aggregate gross cash proceeds of $1,800.

In addition, pursuant to the terms of the securities purchase agreement, the Company agreed to issue to YA II a warrant to purchase up to 375,000 shares of the Company’s Common Stock at an exercise price of $2.00 per share, a warrant to purchase up to 200,000 shares of the Company’s Common Stock at an exercise price of $3.00 per share and a warrant to purchase up to 112,500 shares of the Company’s Common Stock at an exercise price of $4.00 per share.

In conjunction with the issuance of the Series A Debentures and the Series B Debentures, a total of $273 in fees and expenses were deducted from the aggregate gross proceeds and paid to YA II.

On December 17, 2018, the Company entered into an agreement with YA with respect to the warrants to purchase an aggregate of 1,187,500 shares of the Company’s Common Stock held by YA, with exercise prices ranging from $1.5 to $4.00 and expiration dates ranging from June 30, 2021 to March 29, 2023.

Pursuant to the YA Agreement, in connection with the transactions contemplated by the Acquisition Agreement and effective upon the consummation of the acquisition, the Warrants shall be replaced by certain new warrants, or the Replacement Warrants, exercisable at $2.00 per share for a number of ordinary shares of MICT equal to the number of shares underlying the Warrants immediately prior to the effectiveness of the acquisition (subject to adjustment as described therein). YA II also agreed that it would not convert the Series A Debentures and the Series B Debenture into more than one million shares of the Company’s Common Stock during the period between the execution of the YA Agreement and the earlier to occur of the effectiveness of the acquisition or the termination of the Acquisition Agreement.

As of February 21, 2019, the Company issued to YA II 250,000 shares of its Common Stock as part of a conversion of $250 of the Series A Debenture at a conversion price of $1.00 per share.

On March 13, 2019, the Company issued an additional 996,817 shares of its Common Stock as part of a conversion of $1,000 of the Series A Debenture at a conversion price of $1.10 per share.

On October 31, 2019, the Company paid all of its outstanding principal balance together with its accrued interest and required 10% premium of the Series A Debentures in the aggregate amount of $2,057.

On June 4, 2019, the Company entered into a note purchase agreement with BNN, pursuant to which BNN agreed to purchase from us $2 million of BNN Convertible Notes. The BNN Convertible Notes, which were initially convertible into up to 1,818,182 shares of Common Stock (using the applicable conversion ratio of $1.10 per share), were sold together with certain Common Stock purchase warrants (the “Note Warrants”) to purchase up to 1,818,182 shares of Common Stock (representing 100% of the aggregate number of shares of Common Stock into which the BNN Convertible Notes were convertible) (the “BNN Convertible Note Offering”). The BNN Convertible Notes have since been converted into the Series B Preferred Shares.

Subject to stockholder approval, the Series B Preferred Shares shall be convertible into Common Stock at the option of the holder at any time and from time to time, and upon the issuance of one or more BNN Convertible Notes, Darren Mercer, the then-Chief Executive Officer of BNN (and the current Chief Executive Officer of MICT), was appointed to the Company’s board of directors.

On January 21, 2020, the Company entered into a conversion agreement with BNN see note 18.

NOTE 9 — LOSS OF CONTROL OF SUBSIDIARY

As of December 31, 2018, we held 49.89% of Micronet’s issued and outstanding shares, and together with an irrevocable proxy in our benefit from Mr. David Lucatz, our former President and Chief Executive Officer, we held 50.07% of the voting interest in Micronet as of such date. On February 24, 2019, Micronet closed a public equity offering on the TASE. As a result of Micronet’s offering, our ownership interest in Micronet was diluted from 49.89% to 33.88%. On February 24, 2019, Mr. David Lucatz, our former President and Chief Executive Officer, executed an irrevocable proxy assigning his voting power over 1,980,000 shares of Micronet for our benefit. As a result, the voting interest in Micronet stood at 39.53% of the issued and outstanding shares of Micronet. The decrease in the Company’s voting interest in Micronet resulted in the loss of control of Micronet. As a result, effective as of February 24, 2019, we no longer include Micronet’s operating results in our financial statements. Therefore, commencing from February 24, 2019, the Company began to account for the investment in Micronet in accordance with the equity method.

On September 5, 2019, Micronet closed a public equity offering on the TASE. As a result, our ownership interest in Micronet was diluted from 33.88% to 30.48%, and our current voting interest in Micronet stands at 37.79% of the issued and outstanding shares of Micronet.

The Company recorded an impairment of its investment in Micronet and change in fair value in loan to Micronet as of December 31, 2019 in the total amount of $281.

The method used for determining fair value of the investment in Micronet was based on a quoted market price on the TASE.

While Micronet is a publicly traded company in Israel, its shareholder base is widely spread and we continue to be Micronet’s largest shareholder, as of September 5, 2019 maintaining a voting interest of 37.79% of its issued and outstanding shares as of September 5, 2019. We believe that since most items that may require shareholder approval required majority consent, we exert a high level of influence over such voting matters which may include the appointment and removal of directors. In that regard, to date, we have appointed a majority of the directors of Micronet’s board of directors.

Based on the above, although we are unable to consolidate Micronet’s financial statements according to U.S. GAAP we also do not consider Micronet to be a discontinued operation since we consider ourselves in effective control of Micronet and the raising of equity by Micronet that diluted our interests was done in order to continue its operations.

The following is the composition from Micronet’s operation for the year ended December 31, 2019, respectively:

Year ended December 31,
2019
Revenues	$8,747

Gross profit	1,361
Loss from operations	(3,052)

Net Loss	$(3,268)

Net loss in equity method	(608)

Impairment of equity method investment	(187)
Gain from change of ownership interests	101

NOTE 10 — Loan to MICRONET LTD.

On September 19, 2019, MICT Telematics Ltd., or MICT Telematics, a wholly owned subsidiary of MICT, Inc., or the Company, entered into a loan agreement with Micronet, or Micronet, pursuant to which MICT Telematics loaned Micronet $250 (“First Loan”) on certain terms and conditions, or the Loan. The proceeds from the Loan were designed for Micronet working capital and general corporate needs. The First Loan did not bear any interest and was due and payable upon the earlier of (i) December 31, 2019; or (ii) at such time Micronet receives an investment of at least $250 from non-related parties.

In view of Micronet’s working capital needs, On November 18, 2020 the Company entered into an additional loan agreement with Micronet for the loan of $125, pursuant to terms and conditions identical to those governing the First Loan including in connection with repayment terms (“Second Loan”), Accordingly prior to the approval of the Convertible Loan by Micronet shareholders ss of December 31 2019, the company transferred to Micronet pursuant to the First and Second Loan, a total sum of $375.

On January 1st 2020 the Convertible Loan agreement which the company agreed to loan Micronet $500 in the aggregate (the “Convertible Loan”) was approved by Micronet’s shareholders meeting and at such time the First and Second Loan were repaid and the reminder amounts due to be loaned under of the Convertible Loan in the sum of $125 was loaned to the Company ($500 in the aggregate). Accordingly prior to the approval of the Convertible Loan by Micronet shareholders as of December 31 2019, the company transferred to Micronet pursuant to the First and Second Loan, a total sum of $375.

The Convertible Loan bears interest at a rate of 3.95% calculated and is paid on a quarterly basis. In addition, the Convertible Loan, if not converted, shall be repaid in four equal installments, the first of such installment payable following the fifth quarter after the issuance of the Convertible Loan, Loan, with the remaining three installments due on each subsequent quarter thereafter, such that the Convertible Loan shall be repaid in full upon the lapse of 24 months from its grant. In addition, the outstanding principal balance of the Convertible Loan, Loan, and all accrued and unpaid interest, Interest is convertible at the Company’s option, at a conversion price equal to 0.38 NIS per Micronet share. Pursuant to the Convertible Loan agreement, Micronet also agreed to issue the Company an option to purchase up to one share of Micronet’s ordinary shares for each ordinary share that issued as a result of a conversion of the Convertible Loan at an exercise price of 0.60 NIS per share, exercisable for a period of 15 months.

The company recognized an impairment other than temporary loss on financial assets derived from a measurement preformed to the loan compering to quote Micronet’s fair value at Tel-Aviv stock exchange. As of December 31, 2019 the company recorded a financial expenses on the loan amounted to $94 in 2019.

NOTE 11 — ACCRUED SEVERANCE PAY, NET

A.	Accrued Liability:

The Company is liable for severance pay to its employees pursuant to the applicable local laws prevailing in the respective countries of employment and employment agreements. For Israeli employees, the liability is partially covered by individual managers’ insurance policies under the name of the employee, for which the Company makes monthly payments. The Company may make withdrawals from the managers’ insurance policies only for the purpose of paying severance pay.

The amounts accrued and the amounts funded with managers’ insurance policies are as follows:

	December 31,
	2019	2018
Accrued severance pay	$50	$208
Less - amount funded		(98)
	$50	$110

NOTE 12 — PROVISION FOR INCOME TAXES

A.

Basis of Taxation

United States:

The U.S. corporate tax rate was 21% in 2019 and 21% in 2018, respectively.

On December 22, 2017, the U.S. Tax Cuts and Jobs Act, or the Act, was enacted, which significantly changed U.S. tax laws. The Act lowered the tax rate of the Company. The statutory federal income tax rate was 21% in 2018 and in 2019.

Israel:

The Company’s Israeli subsidiaries and associated are governed by the tax laws of the state of Israel which had a general tax rate of 23% in 2019 and 23% in 2018. The Company is entitled to various tax benefits in Israel by virtue of being granted the status of an “Approved Enterprise Industrial Company” as defined by the tax regulations. The benefits include, among other things, a reduced tax rate.

In December 2010, legislation amending the Law for Encouragement of Capital Investments of 1959, or the Investment Law, was adopted. This new legislation became effective as of January 1, 2011 and applies to preferred income produced or generated by a preferred company from the effective date. Under this legislation, a uniform corporate tax rate applies to all qualifying income of certain Industrial Companies, or Preferred Enterprise (as defined under the Investment Law), as opposed to the previous law’s incentives, which were limited to income from Approved Enterprises and Privileged Enterprises during their benefits period. Under the legislation, the uniform tax rates are as follows: 2011 and 2012 - 15% (10% in preferred area), 2013 and 2014 - 12.5% (7% in preferred area) and in 2015 - 12% (6% in preferred area).

Effective beginning in 2014, the regular Israeli tax rate was 26.5% for Regular Entities and 16% or 9% for Preferred Enterprises (depending on the location of industry). Micronet is eligible for the tax rate for Preferred Enterprises. In 2018 and 2019, Micronet was taxed at the 16% rate.

In December 2016, the Israeli government published the Economic Efficiency Law (2016) (legislative amendments to accomplish budget goals for the years 2019 and 2018). According to such law, in 2017 the general tax rate was decreased by 1% and starting in 2018 was decreased by 2%; so that the tax rate was 23% in 2019 and was 23% in 2018 and onwards. In addition, the tax rate that applies to Preferred Enterprises in preferred areas was be decreased by 1.5% to 7.5% starting January 1, 2017.

B.	Provision for Taxes

	Year ended December 31,
	2019	2018
Current:
Domestic	$-	$(7)
Foreign (Israel)	(17)	(62)
	(17)	(69)

Taxes related to prior years	-	(15)

Deferred:
Deferred taxes, net	-	(522)
Total provision for income taxes	$(17)	$(606)

NOTE 12 — PROVISION FOR INCOME TAXES (CONT.)

C.	The reconciliation of income tax at the U.S. statutory rate to the Company’s effective tax rate as follows:

	2019	2018
U.S. federal statutory rate	21%	21%
Tax rate difference between U.S. and Israel	2%	2)%
Effect of Israeli tax rate benefit	-%	(7)%
Effect of previous years	-%	-%
Change in valuation allowance	(16)%	(9)%
Others	(7)%	(7)%
Effective tax rate	0.0%	0.0%

D.	Deferred Tax Assets and Liabilities

Deferred tax reflects the net tax effects of temporary differences between the carrying amounts of assets or liabilities for financial reporting purposes and the amounts used for income tax purposes. As of December 31, 2019 and 2018, the Company’s deferred taxes were in respect of the following:

	December 31,
	2019	2018
Net operating loss carry forward	$1,799	$1,509
Provisions for employee rights and other temporary differences	20	278
Deferred tax assets before valuation allowance	1,819	1,787
Valuation allowance	(1,819)	(1,787)
Deferred tax assets	-	-
Deferred tax liability	-	-
Deferred tax assets, net	$-	$-

E.

Tax losses

As of December 31, 2019, the Company has a net operating loss carry forward of approximately $6,580, according to the tax report of 2018, which may be utilized to offset future taxable income for United States federal tax purposes. This net operating loss carry forward begins to expire in 2022.  Since it is more likely than not that the Company will not realize a benefit from this net operating loss carry forward, a 100% valuation allowance has been recorded to reduce the deferred tax asset to its net realizable value.

F.

Tax Assessments

The Company received final tax assessments in the United States through tax year 2012, and with regard to the Israeli subsidiaries received final tax assessments up until tax year 2012.

G.	Uncertain Tax Position The Company did not record any liability for income taxes associated with unrecognized tax benefits during 2018 and 2019.

NOTE 13 — RELATED PARTIES

MICT’s policy is to enter into transactions with related parties on terms that are on the whole no less favorable to it than those that would be available from unaffiliated parties at arm’s length. Based on its experience in the business sectors in which it operates and the terms of the transactions with unaffiliated third parties, MICT believes that all of the transactions described below met this policy standard at the time they occurred.

On November 7, 2012, the board of directors and the audit committee of Micronet approved the entry into the Micronet Agreement which is a management and consulting services agreement with DLC, an entity controlled by Mr. Lucatz, MICT’s former Chief Executive Officer and significant shareholder, pursuant to which effective November 1, 2012, Mr. Lucatz agreed to devote 60% of his time to Micronet matters for the three year term of the agreement and Micronet agreed to pay the Micronet Management Fees to the entities controlled by Mr. Lucatz, and cover other monthly expenses. Such agreement was further subject to the approval of Micronet’s stockholders, which was obtained at a special meeting held on January 30, 2013 for that purpose and went into effect following its execution on February 8, 2013. The Micronet Agreement was extended on November 1, 2015 for three years on the same terms and conditions and was approved by Micronet’s board of directors on October 11, 2015 and Micronet’s shareholders on November 16, 2015. Effective July 6, 2017, DLC has consented to reduce the Micronet Management Fees to NIS 23,000 and by its further consent, as of October 31, 2018 management and consulting services are rendered for no consideration.

On November 26, 2012, DLC entered into a management and consulting services agreement with MICT, effective November 1, 2012, which provides that MICT would pay the entities controlled by Mr. Lucatz: (i) management fees of $13,333 on a monthly basis, and cover other monthly expenses, (ii) an annual bonus of 3% of the amount by which the annual EBITDA for such year exceeds the average annual EBITDA for 2011 and 2010, and (iii) a bonus of 0.5% of the purchase price of any acquisition or capital raising transaction, excluding the public offering contemplated at such time, completed by us during the term of the agreement.

On June 6, 2018, the Compensation Committee of MICT approved maintaining Mr. Lucatz’s annual base salary of $400,000. In addition, on June 6, 2018, the Compensation Committee of MICT approved a discretionary cash bonus to Mr. Lucatz, MICT’s former Chief Executive Officer, in the aggregate amount of $300,000 as well the issuance of a stock option to purchase 300,000 shares of MICT’s Common Stock, with an exercise price of $1.32 per share, with 100,000 shares of Common Stock vesting immediately and 100,000 shares of Common Stock vesting on each of the first two anniversaries of the date of grant. The bonus and option were granted to Mr. Lucatz in light of his contributions to MICT’s successful sale of its then wholly owned subsidiary, Enertec Systems 2001 Ltd.

On November 19, 2018, the Company and DLC, a company owned by our President and Chief Executive Officer, each provided, separately and jointly, to Micronet, a commitment to provide Micronet with an aggregate amount of $400,000, subject to the Company being the sole investor in a transaction between the Company and Micronet, of a minimum investment of $250,000, whereby DLC would provide up to an additional $150,000. As of December 15, 2018, this commitment is no longer in effect.

On February 24, 2019, Mr. David Lucatz, our Chairman of the Board of Directors, and former President and Chief Executive Officer, participated in Micronet’s public equity offering on the TASE. Mr. Lucatz purchased 1,980 units, with each unit consisting of 1,000 ordinary shares of Micronet and options to purchase 400 ordinary shares of Micronet, at a price per unit of NIS 435 (approximately $123), for an aggregate investment of NIS 435,000 (approximately $123,000) by Mr. Lucatz. As a result of this offering, the Company’s ownership and voting interests in Micronet were each diluted. Mr. Lucatz subsequently executed the Micronet Proxy.

Subject to, and upon closing of, the Acquisitions, MICT will agreed to issue to certain of its current and former directors, including its Chief Executive Officer,/officers the following awards (i) our former director, Miki Balin, and two of our current directors, Chezy (Yehezkel) Ofir and Jeffrey P. Bialos, including our Chief Executive Officer, Mr. David Lucatz, 300,000 options to purchase Common Stock (1,200,000 options in the aggregate) with an exercise price equal to the purchase price per share of Merger Sub stock which shall be granted as success bonuses under MICT’s existing 2012 and 2014 Incentive Plans or under the Merger Sub equity plan (including the Merger Sub Israeli sub-plan) and which shall be, converted into replacement options of MICT Replacement Options (as described in Section 2.6(b) of the Acquisition Merger Agreement) and which, for the, avoidance of doubt, and notwithstanding the termination of the employment or directorship of the, option holder, shall expire on the 15 month anniversary of the closing date); and (ii) up to an additional, 300,000 restricted shares of Common Stock, to be issued to officers and service providers of MICT.

Transactions with related parties

	Year ended December 31,
	2019	2018
Consulting fee paid to controlling shareholder	$400	$400
Bonus paid to controlling shareholder	36	300
Others	22
Stock based compensation granted to controlling shareholder	50	218
Total	508	918

NOTE 14 — SHAREHOLDER’S EQUITY

A.	Common stock:

Common stock confers upon its holders the rights to receive notice to participate and vote in general meetings of the Company, and the right to receive dividends if declared.

B.	Stock Option Plan:

Pursuant to our 2012 Stock Incentive Plan as amended and approved at the Company’s Annual Meeting of Shareholders in December 2018, the board of directors is authorized to award stock options to purchase shares of Common Stock to our officers, directors, employees and certain others, up to a total of 5,000,000 shares of Common Stock, subject to adjustments in the event of a stock split, stock dividend, recapitalization or similar capital change. Stock based compensation amounted to $61 and $377 for the years ended December 31, 2019 and 2018, respectively.

The exercise price of the options granted under the 2012 Stock Incentive Plan is set by the board of directors and will not be less than the closing sale price on Nasdaq Capital Market at the grant date. As of December 31, 2019, 3,652,400 shares of Common Stock remain available for future awards under the 2012 Stock Incentive Plan. Under the 2012 Stock Incentive Plan, unless determined otherwise by the board, options generally vest over a two or three year period from the date of grant and expire 10 years after the grant date. Unvested options are forfeited 90 days following the termination of employment. Any options that are forfeited before expiration become available for future grants.

On July 17, 2014 the Company adopted the 2014 Incentive Plan pursuant to which the board of directors is authorized to issue stock options, restricted stock and other awards to officers, directors, employees, consultants and other service providers. The board of directors initially reserved 100,000 shares of the Company’s Common Stock for issuance pursuant to awards that may be made pursuant to the 2014 Incentive Plan. The 2014 Incentive Plan was amended in December 2018 and the number of shares of the Company’s Common Stock reserved for issuance under the plan was increased to 600,000 shares. The 2014 Incentive Plan was approved by the stockholders on September 30, 2014 and the amendment to the 2014 Incentive Plan was approved by the stockholders on December 26, 2018. As of December 31, 2019, 76,775 shares of Common Stock remain available for future awards under the 2014 Incentive Plan.

The following table summarizes information about stock options outstanding and exercisable as of December 31, 2019:

Options Outstanding		Options Exercisable
Number Outstanding on December 31, 2019	Weighted Average Remaining Contractual Life	Number Exercisable on December 31, 2019	Exercise Price
	Years		$
15,000	3.5	15,000	4.30
341,000	5	341,000	4.30
686,000	8.5	556,000	1.32
125,000	8.75	125,000	1.4776
1,167,000		1,037,000

NOTE 14 — SHAREHOLDER’S EQUITY (CONT.)

B.	Stock Option Plan - (cont.):

	2019		2018
	Number of Options	Weighted Average Exercise Price	Number of Options	Weighted Average Exercise Price
		$		$
Options outstanding at the beginning of year:	1,297,000	2.34	536,000	4.30
Changes during the year:
Granted	30,000	1.32	861,000	1.34
Exercised	-	-	-	-
Forfeited	(160,000)	2.81	(100,000)	4.30

Options outstanding at end of year	1,167,000	2.24	1,297,000	2.34
Options exercisable at year-end	1,037,000	2.36	1,097,000	1.35

Subject to, and upon closing of the Acquisition Agreement, the securities issued upon the exercise or conversion of outstanding options will be in accordance with the terms on which they were granted initially.

The fair value of each option granted is estimated on the date of grant, using the Black-Scholes option-pricing model with the following weighted average assumptions: dividend yield of 0% for all years; expected volatility: 2018 – 37.30% 2019-48.61%; risk-free interest rate: 2018 – 2.81% 2019-2.6%; and expected life: 2018- 6 years 2019-6.5 years.

The Company is required to assume a dividend yield as an input in the Black-Scholes model. The dividend yield assumption is based on the Company’s historical experience and expectation of future dividends payouts and may be subject to change in the future.

The Company uses historical volatility in accordance with FASB ASC Topic 718, “Compensation - stock compensation”. The computation of volatility uses historical volatility derived from the Company’s exchange-traded shares.

The risk-free interest assumption is the implied yield currently available on U.S. Treasury zero-coupon bonds, issued with a remaining term equal to the expected life term of the Company’s options.

Pre-vesting rates forfeitures were zero based on pre-vesting forfeiture experience.

The Company uses the simplified method to compute the expected option term for options granted.

During 2019, the board of the directors approved the grant of 30,000 options with exercise prices of NIS 1.32, out of which 0 options expire during the year.

NOTE 14 — SHAREHOLDER’S EQUITY (CONT.)

B.	Stock Option Plan - (cont.):

On February, 2019, and on April, 2019 and on December, 2019, the Company issued 145,300, 275,300 and 80,000, respectively, shares of its Common Stock to its lawyers, directors, employees and consultants. The Company recognized total expenses of $603 in the year ended on December 31, 2019.

On June 4, 2019, we entered into a securities purchase agreement with the purchasers named therein (the “Preferred Purchasers”), pursuant to which we agreed to sell 3,181,818 shares of newly designated Series A Convertible Preferred Stock with a stated value of $2.20 per share (the “Preferred Stock”). The Preferred Stock, which shall be convertible into up to 6,363,636 shares of our Common Stock, par value $0.001 per share (the “Common Stock”), shall be sold together with certain Common Stock purchase warrants (the “Preferred Warrants”) to purchase up to 4,772,727 shares of Common Stock (representing 75% of the aggregate number of shares of Common Stock into which the Preferred Stock shall be convertible), for aggregate gross proceeds of $7 million to us (the “Preferred Offering”).

The Preferred Stock shall be convertible into Common Stock at the option of each holder of Preferred Stock at any time and from time to time, and shall also convert automatically upon the occurrence of certain events, including the completion by us of a fundamental transaction. Commencing on March 31, 2020, cumulative cash dividends shall become payable on the Preferred Stock at the rate per share of 7% per annum, which rate shall increase to 14% per annum on June 30, 2020. We shall also have the option to redeem some or all of the Preferred Stock, at any time and from time to time, beginning on December 31, 2019. The holders of Preferred Stock shall vote together with the holders of Common Stock as a single class on as-converted basis, and the holders of Preferred Stock holding a majority-in-interest of the Preferred Stock shall be entitled to appoint an independent director to our board of directors (the “Preferred Director”). The securities purchase agreement provides for customary registration rights.

The Preferred Warrants shall have an exercise price of $1.01 (subject to customary adjustment in the event of future stock dividends, splits and the like), which is above the average price of the Common Stock during the preceding five trading days of entry into the applicable securities purchase agreement, and shall be exercisable immediately, until the earlier of (i) two years from the date of issuance or (ii) the later of (a) 180 days after the closing by the Company of a change of control transaction, or (b) the company’s next debt or equity financing of at least $20 million.

On July 29, 2019, the Company completed the first closing in the Preferred Offering, pursuant to which it sold 2,386,363 shares of Preferred Stock and 3,579,544 accompanying Preferred Warrants for aggregate gross proceeds of $5,250. The Company paid an aggregate of $420 in fees in with respect to the Preferred Offering.

In December 31, 2019 the company received additional amount of $1,200, During January 2020 the company received additional amount of $550, see also note 18.

Offering of Convertible Note and Warrants

On June 4, 2019, we entered into a note purchase agreement with BNN, pursuant to which BNN agreed to purchase from us $2 million of BNN Convertible Notes. The BNN Convertible Notes, which shall be convertible into up to 1,818,182 shares of Common Stock (using the applicable conversion ratio of $1.10 per share), were sold together with certain Common Stock purchase warrants (the “Note Warrants”) to purchase up to 1,818,182 shares of Common Stock (representing 100% of the aggregate number of shares of Common Stock into which the Convertible Notes are convertible) (the “BNN Convertible Note Offering”). The BNN Convertible Notes have since been converted into the Series B Preferred Shares.

Subject to stockholder approval of the BNN Convertible Note Offering, the Series B Preferred Shares shall be convertible into Common Stock at the option of the holder thereof at any time and from time to time, and upon the initial issuance of one or more BNN Convertible Notes. Darren Mercer, the then-Chief Executive Officer of BNN (and current Chief Executive Officer of MICT), was appointed to the Company’s board of directors.

The Note Warrants shall have an exercise price of $1.01 (subject to customary adjustment in the event of future stock dividends, splits and the like), and shall be exercisable immediately upon receipt of stockholder approval of the Convertible Note Offering, until the earlier of (i) two years from the date of issuance or (ii) the later of (a) 180 days after the closing by the Company of a change of control transaction, or (b) the company’s next debt or equity financing of at least $20 million.

On January 21, 2020, we entered into a Conversion Agreement with BNN, pursuant to which BNN agreed to convert the outstanding convertible note, issued on July 31, 2019, into 1,818,181 shares of the Company’s newly-designated Series B Preferred Stock, par value $0.001 per share, with a stated value of $1.10 per share (the “Series B Preferred”) (collectively, the “Conversion”). In accordance with the Conversion, the Company filed a Certificate of Designation of Preferences, Rights and Limitations of Series B Preferred with the Secretary of State of the State of Delaware on January 21, 2020 to designate the rights and preferences of up to 1,818,181 shares of Series B Preferred., see also note 18.

NOTE 15 — SEGMENT REPORTING

The Company accounts for its segment information in accordance with the provisions of FASB ASC Topic 280-10, “Segment Reporting,” or ASC 280-10. ASC 280-10 establishes annual and interim reporting standards for operating segments of a company. ASC 280-10 requires disclosures of selected segment-related financial information about products, major customers, and geographic areas based on the Company’s internal accounting methods.

Following Enertec’ sale, the Company has one segment reporting only.

1.	Geographic Areas Information:

Sales: Classified by Geographic Areas:

The following presents total revenue for the years ended December 31, 2019 and 2018 by geographic area:

	Year ended December 31,
	2019	2018
United States	$327	$10,834
Israel	14	119
Other	136	3,209
Total	$477	$14,162

2.	Principal Customers:

There were two customers that represented 38% and 17% of the Company’s total revenue in 2018. There were two customers that represented 23% and 21% of the Company’s total revenue in 2019.

NOTE 16 — SUPPLEMENTARY FINANCIAL STATEMENTS INFORMATION

A.	Other accounts receivable:

	December 31,
	2019	2018
Prepaid expenses	$926	$164
Government departments and agencies	11	129
Others	-	46
	$937	$339

B.	Other Accounts Payable:

	December 31,
	2019	2018
Employees and wage-related liabilities	$29	$442
Deferred revenues and credit card	-	88
Accrued expenses	254	442
Other current liabilities	7	239
	$290	$1,211

C.	Earnings (loss) per Share:

Net loss per share is computed by dividing the net loss by the weighted average number of common shares outstanding. The calculation of the basic and diluted earnings per share is the same for all periods presented, as the effect of the potential common shares equivalents is anti-dilutive due to the Company’s net loss position for all periods presented.

The following table sets forth the computation of basic and diluted net earnings (losses) per share attributable to MICT Inc:

	Year ended December 31,
	2019	2018
Numerator:
Amount for basic earnings per share	$(4,217)	$(2,610)
Effect of dilutive instruments		-

Amount for diluted earnings per share	(4,217)	(2,610)

Denominator:
Denominator for basic earnings per share - weighted average of shares	10,697,329	9,166,443
Loss per share attributable to MICT Inc.:
Basic and diluted continued operation	$(0.39)	$(0.81)
Basic and diluted discontinued operation	$-	$0.56
Anti-Dilutive Potentially dilutive securities	26,360,501	10,529,588

NOTE 17 — DISCONTINUED OPERATION

On December 31, 2017, the Company, Enertec Systems 2001 Ltd., or Enertec, previously our wholly-owned subsidiary, and Enertec Management Ltd., entered into a Share Purchase Agreement, or the Share Purchase Agreement, with Coolisys Technologies Inc., or Coolisys, a subsidiary of DPW Holdings, Inc., or DPW, pursuant to which the Company agreed to sell the entire share capital of Enertec to Coolisys. As consideration for the sale of Enertec’s entire share capital, Coolisys agreed to pay, at the closing of the transaction, a purchase price of $5,250 as well as assume up to $4,000 of Enertec debt. Enertec met the definition of a component as defined by Accounting Standards Codification, or ASC, Topic 205. The Company believes the sale represented a strategic shift in its business. Accordingly, its assets and liabilities were classified as held for sale and the results of operations in the statement of operations and prior periods’ results have been reclassified as a discontinued operation. On May 22, 2018, the Company closed on the sale, or the Closing, of all of the outstanding equity of Enertec pursuant to the Share Purchase Agreement.

At the Closing, the Company received aggregate gross proceeds of approximately $4,700, of which 10% was held in escrow for up to 14 months after the Closing to satisfy certain potential indemnification claims (see Note 7). Therefore, the Company has recorded such escrowed amount on its balance sheet as restricted cash and a liability. The final consideration amount was adjusted, pursuant to the terms of the Share Purchase Agreement, as a result of adjustments relating to certain Enertec debts at the Closing. In addition, Coolisys also assumed approximately $4,000 of Enertec’s debt. The Company’s capital gain from the sale of Enertec, based on the Company’s balance sheet at the closing date was approximately $6,800. Such escrow amount remains in escrow as a result of an indemnification claim by Coolsys alleging certain misrepresentations in the Share Purchase Agreement, alleged by Coolsys to be at least $4,000,000. There is no ongong litigation in connection therewith, and it is MICT’s position that such allegations are meritless. MICT is currently preparing a response.

In conjunction with, and as a condition to, the closing of the Share Purchase Agreement, the Company, Enertec, Coolisys, DPW and Mr. David Lucatz, the Company’s former Chief Executive Officer, agreed to execute a consulting agreement, or the Consulting Agreement, whereby the Company, via Mr. Lucatz, will provide Enertec with certain consulting and transitional services over a 3 year period as necessary and requested by the Coolisys (but in no event to exceed 20% of Mr. Lucatz’s time). Coolisys (via Enertec) will pay the Company an annual consulting fee of $150,000 as well as issue the Company 150,000 restricted shares of DPW Class A common stock, or the DPW Equity, for such services, to be vested and released from restriction in three equal installments, with the initial installment vesting the day after the closing and the remaining installments vesting on each of the first 2 anniversaries of the closing. In the event of a change of control in the Company, or if Mr. Lucatz shall no longer be employed by the Company, the rights and obligations under the Consulting Agreement shall be assigned to Mr. Lucatz along with the DPW Equity.

On July 21, 2020, the Seller Parties received a statement of claim filed by Coolisys against the Seller Parties and the Board in the District Court of Tel Aviv in the amount of US$2.5M, asking, among other things, that the Court instruct the release of the Escrow Amount held by the Escrow Agent to Coolisys (the “Claim”). The Company believes that the Claim is meritless and intends to defend its position in court. An initial response is due to be filed on or before October 25th, 2020. In addition to filling the defense, the Company and the defendant directors are considering to file a motion to dismiss the Claim against the directors as well the filling of a counterclaim against Coolisys based on an alleged breach of the Enertec SPA and its failure to make the full payments due and payable to the Company pursuant thereto. The Company and defendant directors have issued a notice of the Claim to the D&O insurance seeking for insurance coverage.

NOTE 17 — DISCONTINUED OPERATION  (CONT.)

The following is the composition from discontinued operation through December 31, 2019 and December 31, 2018:

	For the Period between
	January 1, 2018 to May 22, 2018	January 1, 2019 to December 31, 2019

Revenues	$1,512	$-
Cost of revenues	2,655	-
Gross (loss)	(1,143)	-
Operating expenses:
Research and development	120	-
Selling and marketing	204	-
General and administrative	376	-
Total operating expenses	700	-
Loss from operations	(1,843)	-
Capital gain	6,844	-
Finance expense, net	(102)	-
Profit before provision for income taxes	4,899	-
Taxes on income	5	-
Net profit	$4,894	$-

	For the Period between
	January 1, 2018 to May 22, 2018	January 1, 2019 to December 31, 2019

Net cash provided by (used in) operating activities	$131	$-
Net cash used in investing activities	(39)	-
Net cash provided by (used in) financing activities	(63)	-

NET CASH INCREASE IN CASH, CASH EQUIVALENTS AND RESTRICTED CASH	29	-

CASH, CASH EQUIVALENTS AND RESTRICTED CASH AT BEGINNING OF THE PERIOD	4,503	-

TRANSLATION ADJUSTMENT OF CASH AND CASH EQUIVALENTS	(147)	-

CASH, CASH EQUIVALENTS AND RESTRICTED CASH AT END OF THE PERIOD	$4,385	$-

NOTE 18 — SUBSEQUENT EVENTS

On January 21, 2020, we entered into a Conversion Agreement with BNN, pursuant to which BNN agreed to convert the outstanding convertible note, issued on July 31, 2019, into 1,818,181 shares of the Company’s newly-designated Series B Preferred Stock, par value $0.001 per share, with a stated value of $1.10 per share (the “Series B Preferred”) (collectively, the “Conversion”). In accordance with the Conversion, the Company filed a Certificate of Designation of Preferences, Rights and Limitations of Series B Preferred with the Secretary of State of the State of Delaware on January 21, 2020 to designate the rights and preferences of up to 1,818,181 shares of Series B Preferred.

The Series B Preferred shall be convertible into shares of the Company’s Common Stock, par value $0.001 per share, at any time after the Company shall have received shareholder approval, and shall also convert automatically upon the occurrence of certain events, including the completion by the Company of a fundamental transaction. The Series B Preferred shall be non-voting and non-redeemable.

As a result of (i) the Conversion and (ii) the recent receipt of $1,750,000 in connection with the sale and issuance of additional shares of Series A Preferred Stock, par value $0.001 per share, pursuant to that certain securities purchase agreement entered into by and among the Company and certain purchasers

In connection with that certain previously disclosed Securities Purchase Agreement (the “Primary Purchase Agreement”) entered into on November 7, 2019 by and among MICT, Inc., a Delaware corporation (the “Company”) and certain investors identified therein (the “Primary Purchasers”), pursuant to which, among other things, the Primary Purchasers agreed, subject to satisfaction or waiver of the conditions set forth in the Primary Purchase Agreement, to purchase from the Company certain 5% senior secured convertible debentures due 2020 (the “Primary Convertible Debentures”) with an aggregate principal amount of approximately $15.9 million, the Company has entered into the following additional material definitive agreements. The Proceeds from the sale of the Primary Convertible Debentures were funded on January 21, 2020 and placed in a separate blocked account that shall remain subject to a deposit account control agreement until the closing of the Merger:

Primary Security Agreement

On January 17, 2020, the Company, certain of its subsidiaries, the Primary Purchasers and the representative thereof, as collateral agent, entered into a security agreement (the “Primary Security Agreement”). Pursuant to the Security Agreement, the Company and certain of its subsidiaries granted to the Primary Purchasers a first priority security interest in, a lien upon and a right of set-off against all of their personal property (subject to certain exceptions) to secure the Primary Convertible Debentures.

Primary Registration Rights Agreement

On January 17, 2020, the Company and each of the Primary Purchasers entered into a registration rights agreement (the “Primary Registration Rights Agreement”). Pursuant to the Primary Registration Rights Agreement, the Company has agreed to, among other things, (i) file a registration statement (the “Resale Registration Statement”) with the Securities and Exchange Commission (the “SEC”) within seven business days following the filing of an initial proxy statement with respect to the contemplated merger by and among the Company, GFH Intermediate Holdings Ltd., a British Virgin Islands company, and MICT Merger Subsidiary Inc., a to-be-formed British Virgin Islands company and a wholly-owned subsidiary of MICT (the “Merger”), for purposes of registering the shares of Common Stock issuable upon conversion of the Primary Convertible Debentures, and (ii) use its best efforts to cause the Resale Registration Statement to be declared effective by the SEC as soon as practicable after filing, and in any event no later than the effectiveness of the Merger. The Primary Registration Rights Agreement contains customary terms and conditions for a transaction of this type, including certain customary cash penalties on the Company for its failure to satisfy the specified filing and effectiveness time periods.

CONDENSED CONSOLIDATED BALANCE SHEETS

(USD In Thousands, Except Share and Par Value Data)

(unaudited)

	March 31, 2020	December 31, 2019
ASSETS
Current assets:
Cash and cash equivalents	$2,826	$3,154
Restricted cash	45	45
Trade accounts receivable, net	-	-
Short-term loan to related party Micronet Ltd., net	-	281
Inventories	-	-
Other current assets	1,132	937
Total current assets	4,003	4,417

Property and equipment, net	26	29
Long-term loan to related party Micronet Ltd., net	134	-
Restricted cash escrow	477	477
Micronet Ltd. equity method investment	354	994
Total long-term assets	991	1,500

Total assets	$4,994	$5,917

CONDENSED CONSOLIDATED BALANCE SHEETS

(USD In Thousands, Except Share and Par Value Data)

(unaudited)

	March 31, 2020	December 31, 2019
LIABILITIES AND EQUITY

Short term bank credit and current portion of long term bank loans	$-	$-
Short term credit from others and current portion of long term loans from others	-	-
Trade accounts payable	-	-
Other current liabilities	540	290
Total current liabilities	540	290

Long term loans from others	-	1,856
Long term escrow	477	477
Accrued severance pay	50	50
Total long term liabilities	527	2,383

Stockholders’ Equity:
Series A Convertible Preferred Stock; $0.001 par value, 3,181,818 and 2,386,363 shares authorized, issued and outstanding as of March 31, 2020 and December 31, 2019, respectively	3	2
Series B Convertible Preferred Stock; $0.001 par value, 1,818,182 and 0 shares authorized, issued and outstanding as of March 31, 2020 and December 31, 2019, respectively	2	0
Common stock; $0.001 par value, 25,000,000 shares authorized, 11,089,532 shares issued and outstanding as of March 31, 2020 and December 31, 2019, respectively	11	11
Additional paid in capital	14,169	14,107
Additional paid in capital – Series A Convertible Preferred Stock	6,437	6,028
Additional paid in capital – Series B Convertible Preferred Stock	1,914
Accumulated other comprehensive (loss)	-	70
Accumulated loss	(18,609)	(16,974)
MICT, Inc. stockholders’ equity	3,927	3,244

Non-controlling interests	-	-

Total equity	3,927	3,244

Total liabilities and equity	$4,994	$5,917

MICT, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(USD In Thousands, Except Share and Earnings Per Share Data)

(Unaudited)

	Three months ended March 31,
	2020	2019

Revenues	$-	$477
Cost of revenues	-	846
Gross profit	-	(369)
Operating expenses:
Research and development	-	261
Selling and marketing	-	198
General and administrative	770	990
Amortization of intangible assets	-	20
Total operating expenses	770	1,469

Loss from operations	(770)	(1,838)
Share in investee losses	(640)	-
Net profit from loss of control	-	299
Financial (expenses) income, net	(224)	76
Loss before provision for income taxes	(1,634)	(1,463)
Taxes on income	1	3

Net loss from continued operation	(1,635)	(1,466)
Net profit (loss) from discontinued operation	-	-
Total net loss	(1,635)	(1,466)
Net loss attributable to non-controlling interests	-	(556)
Net loss attributable to MICT, Inc.	(1,635)	(910)

Basic and diluted loss per share from continued operation	(0.15)	(0.09)
Basic and diluted loss per share from discontinued operation	$-	$-

Weighted average common shares outstanding:
Basic	11,089,532	9,707,831

MICT, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

(USD In Thousands)

(Unaudited)

	Three months ended March 31,
	2020	2019

Net loss	$(1,635)	$(1,466)
Other comprehensive loss, net of tax:
Currency translation adjustment	(70)	(144
Total comprehensive loss	(1,705)	(1,610)
Comprehensive loss attributable to non-controlling interests	-	(465)
Comprehensive loss attributable to MICT, Inc.	$(1,705)	$(1,145)

MICT, INC.

STATEMENTS OF CHANGES IN EQUITY

(USD In Thousands, Except Numbers of Shares)

(Unaudited)

	Series B Convertible Preferred Stock		Series A Convertible Preferred Stock		Common Stock		Additional Paid-in	Additional Paid-in	Additional Paid-in	Retained	Accumulated Other Comprehensive	Non- controlling	Total Stockholders’
	Amount	Shares	Amount	Shares	Amount	Shares	Capital	Capital	Capital	Earnings	Income	Interest	Equity
Balance, December 31, 2019	-	-	2	2,386,363	11	11,089,532	-	6,028	14,107	(16,974)	70	0	3,244
Stock based compensation									62				62
Issuance of warrants
Comprehensive loss										(1,635)	(70)		(1,705)
Issuance of shares, net- Series A Convertible Preferred Stock			1	795,455				409					410
Issuance of shares, net- Series B Convertible Preferred Stock	2	1,818,182					1,914						1,916
Balance, March 31, 2020	2	1,818,182	3	3,181,818	11	11,089,532	1,914	6,437	14,169	(18,609)	0	0	3,927

	Common Stock		Additional Paid-in	Retained	Accumulated Other Comprehensive	Non- controlling	Total Stockholders’
	Shares	Amount	Capital	Earnings	Income	Interest	Equity
Balance, December 31, 2018	9,342,115	9	11,905	(12,757)	(117)	1,964	1,004
Shares issued to service providers and employees	145,300	-	175	-	-	-	175
Stock based compensation	-	-	22	-	-	-	22
Comprehensive loss	-	-	-	(910)	(306)	(393)	(1,609)
Stock based compensation in subsidiary	-	-	70	-	-	(70)	0
Loss of control of subsidiary	-	-	-	-	423	(1,501)	(1,078)
Issuance of shares, net	1,246,817	2	1,346	-	-	-	1,348
Balance, March 31, 2019	10,734,232	11	13,518	(13,667)	0	0	(138)

MICT, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(USD In Thousands)

(Unaudited)

	Three months ended March 31,
	2020	2019
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss from continued operations	$(1,635)	$(1,466)

Adjustments to reconcile net income to net cash provided by operating activities:
Profit from loss of control		(299)
Impairment of loan to Micronet Ltd.	272
Impairment of equity method investment in Micronet Ltd.	640
Depreciation and amortization	3	85
Accrued interest and exchange rate differences on bank loans	-	(102)
Extinguishment of loan costs and commissions	-	-
Accrued interest and exchange rate differences on loans from others	(62)	76
Stock-based compensation for employees and consultants	62	127
Decrease in trade accounts receivable, net	-	672
Decrease in inventories	-	348
Decrease in accrued severance pay, net	-	(8)
Decrease in other accounts receivable	(195)	(294)
Decrease in trade accounts payable	-	(394)
Decrease (increase) in other accounts payable	303	(22)
Net cash used in operating activities	$(612)	$(1,073)

MICT, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(USD In Thousands)

(Unaudited)

	Three months ended March 31,
	2020	2019
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	-	(57)
Loan to related party (Micronet Ltd.)	(125)
Deconsolidation of Micronet Ltd.	-	(608)
Net cash used in investing activities	$(125)	$(665)

CASH FLOWS FROM FINANCING ACTIVITIES:
Short term bank credit	$-	$(101)
Repayment on account of redemption	(15,900)
Payments on account of shares	15,900
Issuance of convertible preferred shares net	409	-
Net cash provided by (used in) financing activities	$409	$(101)

NET DECREASE IN CASH AND CASH EQUIVALENTS	(328)	(1,839)

Cash, Cash Equivalents and restricted cash at beginning of the period	3,154	2,174

TRANSLATION ADJUSTMENT ON CASH AND CASH EQUIVALENTS	-	12
Cash, Cash Equivalents and restricted cash at end of the period	$2,826	$347

Supplemental disclosure of cash flow information:
Amount paid during the period for:

Interest	$15	$116
Taxes	$1	$46

Appendix A: Micronet Ltd.

February 24, 2019
Working capital other than cash	(2,301)
Finance lease	359
Accrued severance pay, net	56
Translation reserve	(417)
Micronet Ltd investment in fair value	1,711
Non controlling interests	1,499
Net profit from loss of control	(299)
Cash	608

Appendix B: Non-cash Transaction

As of February 21, 2019, the Company issued to YA II PN Ltd., a Cayman Island exempt limited partnership and affiliate of Yorkville Advisors Global, LLC 250,000 shares of its common stock as part of a conversion of $250 of the Series A Debenture at a conversion price of $1.00 per share.

On March 13, 2019, the Company issued an additional 996,817 shares of its common stock as part of a conversion of $1,000 of the previously issued Series A Debenture at a conversion price of $1.10 per share. The Series A Debenture was repaid in full as of October 31, 2019.

On January 21, 2020, the Company entered into a Conversion Agreement, or the Conversion Agreement, with BNN Technology PLC, or BNN, pursuant to which BNN agreed to convert the outstanding Convertible Note in the amount of $2,000 into 1,818,181 shares of the Company’s newly-designated Series B Convertible Preferred Stock, par value $0.001 per share, with a stated value of $1.10 per share, or the Series B Preferred Stock.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(USD in thousands, except per share data)

NOTE 1 — DESCRIPTION OF BUSINESS

Overview

MICT Inc., or we, or the Company, was formed as a Delaware corporation on January 31, 2002. On March 14, 2013, the Company changed its corporate name from Lapis Technologies, Inc. to Micronet Enertec Technologies, Inc. On July 13, 2018, following the sale of its former subsidiary Enertec Systems Ltd., the Company changed the Company name from Micronet Enertec Technologies, Inc. to MICT, Inc. Our shares of common stock have been listed for trade on the Nasdaq Capital Market, or Nasdaq, since April 29, 2013.

The Company’s business relates to its ownership interest in its Israel-based, former subsidiary, Micronet Ltd., or Micronet, in which the Company previously held a majority ownership interest that has since been diluted to a minority ownership interest. Micronet operates in the growing commercial Mobile Resource Management, or MRM, market. Micronet through both its Israeli and U.S. operational offices designs, develops, manufactures and sells rugged mobile computing devices that provide fleet operators and field workforces with computing solutions in challenging work environments.

As of December 31, 2018, the Company held 49.89% of Micronet’s issued and outstanding shares, and together with an irrevocable proxy in our benefit from Mr. David Lucatz, the Company’s former President and Chief Executive Officer, we held 50.07% of the voting interest in Micronet as of such date. On February 24, 2019, Micronet closed a public equity offering on the Tel Aviv Stock Exchange, or the TASE. As a result of Micronet’s offering, our ownership interest in Micronet was diluted from 49.89% to 33.88%. On September 5, 2019, Micronet closed a public equity offering on the TASE. As a result, our ownership interest in Micronet was further diluted from 33.88% to 30.48%. We currently hold and control 30.48% of Micronet’s issued and outstanding shares. The initial decrease in the Company’s voting interest in Micronet resulted in the deconsolidation of Micronet’s operating results from our financial statements as of February 24, 2019. Therefore, commencing from February 24, 2019, the Company accounts for the investment in Micronet in accordance with the equity method. As a result of the deconsolidation, the Company recognized a net gain of $299 in February 2019.

On May 19, 2020, the Company, via MICT Telematics Ltd., a wholly owned subsidiary of the Company, or MICT Telematics, initiated under Israeli law, a partial tender offer pursuant to which it has tendered to purchase up to 8,000,000 ordinary shares, par value 0.1 NIS, of Micronet, at a proposed purchase price of NIS 0.16 per share (or approximately $0.05), or the Tender Offer.

On June 4, 2020, Micronet filed an immediate report with the TASE, announcing an amendment to MICT Telematics’ Tender Offer, or the Amended Tender Offer. Pursuant to the Amended Tender Offer, the number of ordinary shares to be offered to be purchased by MICT Telematics pursuant to the Amended Tender Offer will be up to 6,000,000 ordinary shares, and the proposed purchase price was changed to NIS 0.30 per share (or approximately $0.09 per share), for aggregate gross proceeds to Micronet of NIS 1,800,000 (or approximately $520). The Amended Tender Offer will remain open until June 11, 2020 at 2:00 PM Israel time The Amended Tender Offer has been accepted, however, it is subject to certain conditions. On June 11, 2020, Micronet filed an immediate report with the TASE reporting that the Amended Tender Offer has been fully accepted. Subject to fulfillment of the closing conditions the Company will own 45.53% of the issued and outstanding ordinary shares of Micronet following the completion of the Amended Tender Offer.

On June 10, 2020, the Company further informed Micronet that, assuming the full subscription of such Amended Tender Offer is accepted, the Company intends to, but shall not be required to, participate in a public offering of Micronet’s ordinary shares, or the 2020 Micronet Offering, pursuant to which the Company may purchase up to $900 of Micronet’s ordinary shares.

NOTE 1 — DESCRIPTION OF BUSINESS (Cont.)

On November 7, 2019, the Company and GFH Intermediate Holdings Ltd., a British Virgin Islands company, or Intermediate, entered into, and MICT Merger Subsidiary Inc., a to-be-formed British Virgin Islands company and a wholly owned subsidiary of the Company, or Merger Sub, was to enter into, upon execution of a joinder agreement, or the Joinder Agreement, an Agreement and Plan of Merger, or the Original Agreement.

On April 15, 2020, the Company, Intermediate, and Global Fintech Holding Ltd., a British Virgin Islands company and the sole shareholder of Intermediate, or GFH, entered into, and Merger Sub shall, upon execution of the Joinder Agreement, enter into, an Amended and Restated Agreement and Plan of Merger, or the Restated Merger Agreement, pursuant to which, among other things, subject to the satisfaction or waiver of the conditions set forth in the Restated Merger Agreement, Merger Sub shall merge with and into Intermediate, with Intermediate continuing as the surviving entity, and each outstanding share of Intermediate shall be cancelled in exchange for the right of the holder thereof to receive a convertible promissory note in the principal amount of approximately $25,000, or the Consideration Note, which shall be convertible into shares of our common stock, or collectively, the Acquisition. The Consideration Note shall be issued at the closing of the Acquisition and shall be, under certain circumstances, automatically convertible into shares of our common stock, at a conversion price of $1.10 per share. The Restated Merger Agreement amended and restated the Original Agreement in its entirety.

On November 7, 2019, the Company entered into a Securities Purchase Agreement, or the Primary Purchase Agreement, with certain investors, or the Primary Purchasers, pursuant to which, among other things, the Primary Purchasers agreed, subject to the satisfaction or waiver of the conditions set forth in the Primary Purchase Agreement, to purchase from us 5% senior secured convertible debentures due during 2020, or the Primary Convertible Debentures, with an aggregate principal amount of approximately $15,900, or the Primary Convertible Debenture Offering. The proceeds of $15,900 from the sale of the Primary Convertible Debentures were funded on January 21, 2020. Concurrently with entry into the Primary Purchase Agreement, the Company entered into a separate Securities Purchase Agreement, or the Non-Primary Purchase Agreement and, together with the Primary Purchase Agreement, the Purchase Agreements, with certain investors, or the Non-Primary Purchasers and, together with the Primary Purchasers, the Purchasers, pursuant to which, among other things, the Non-Primary Purchasers agreed, subject to the satisfaction or waiver of the conditions set forth in the Non-Primary Purchase Agreement, to purchase from us 5% senior secured convertible debentures due during 2020, or the Non-Primary Convertible Debentures, and, together with the Primary Convertible Debentures, the Convertible Debentures, with an aggregate principal amount of $9,000, together with the Primary Convertible Debenture Offering, the Convertible Debenture Offering. The Convertible Debentures were convertible into our shares of our common stock at a conversion price of $1.41 per share. The Convertible Debentures were to be due upon the earlier of (i) six months from the date of issuance and (ii) the termination of the Original Agreement. On March 13, 2020, the Company received a notice of exercise of remedies, or the Notice, from the Primary Purchasers pursuant to the Primary Purchase Agreement and the Primary Convertible Debentures with an aggregate principal amount of approximately $15,900, or the Outstanding Principal, issued to the Primary Purchasers pursuant to the Primary Purchase Agreement on January 17, 2020. The Notice advised that two Triggering Events (as defined in the Primary Purchase Agreement) had occurred and are continuing as a result of the failure by the Company (a) to file with the U.S. Securities and Exchange Commission, or the SEC, a registration statement by January 30, 2020, as required by Section 2(a) of that certain registration rights agreement by and between the Primary Purchasers and the Company and clause (g) of the definition of “Triggering Event” in each Primary Convertible Debenture and (b) to respond to the SEC by February 21, 2020, with respect to the SEC’s comments on the Company’s preliminary proxy statement received on February 6, 2020, or the SEC Response, as required by clause (e) of the definition of “Triggering Event” in each Primary Convertible Debenture. The Notice also advises that the Company has failed to timely deliver to each Purchaser the trigger event notices with respect to such trigger events as required by Section 6(b) of each Primary Convertible Debenture, which failure due to the lapse of the applicable grace period resulted in two Events of Default under Section 8(a)(ii) of each Primary Convertible Debenture.

As a result of the Notice, the Primary Purchasers exercised their right to an optional redemption pursuant to Section 6(b) of each Primary Convertible Debenture and declared the occurrence and continuance of an event of default, each of which accelerated the Company’s obligation to repay all outstanding balances under the Primary Convertible Debentures, or the Optional Redemption. On March 16, 2020, the Outstanding Principle was transferred from the Company to the Purchasers. As a result, the Primary Purchase Agreement was terminated.

NOTE 1 — DESCRIPTION OF BUSINESS (Cont.)

On April 21, 2020, the Company entered into a series of Note Purchase Agreements, or the April Purchase Agreements, with certain investors, or the PIPE Purchasers, pursuant to which, among other things, the PIPE Purchasers agreed, subject to the satisfaction or waiver of the conditions set forth in the April Purchase Agreement, to purchase from the Company certain convertible notes, or the April Convertible Notes, with an aggregate principal amount of approximately $11.0 million, or the April Convertible Notes Offering. The April Convertible Notes shall be convertible into shares of common stock of the Company at a conversion price of $1.10 per share, or the April Conversion Shares. Approximately $8.0 million of the April Convertible Notes will be due two years from the date of issuance, while approximately $3.0 million of the April Convertible Notes will be due five years from the date of issuance. The Company is obligated to pay interest to the PIPE Purchasers on the outstanding principal amount at the rate of 1.0% per annum, payable on each conversion date, in cash or, at the Company’s option, in shares of its common stock. In April and May 2020, the Company issued April Convertible Notes with an aggregate principal amount of approximately $5.9 million, which will be due two years from the date of issuance. The sale and issuance of the entire $11.0 million of April Convertible Notes has not occurred as of the date of the quarterly report on Form 10-Q in which these financial statements are included and there can be no assurance that we and the PIPE Purchasers ever close on the issuance of the remaining $5.1 million of April Convertible Notes.

In June 2019, the Company entered into a Securities Purchase Agreement, or the Note Purchase Agreement, with BNN, pursuant to which BNN agreed to purchase from the Company $2,000 of convertible notes, which subscription amount shall be subject to increase by up to an additional $1,000 as determined by BNN and the Company, or collectively, the Convertible Notes. Convertible Notes in the amount of $2,000 were issued on July 31, 2019. The Convertible Notes, convertible into up to 2,727,272 shares of common stock, were sold together with certain common stock purchase warrants to purchase up to 2,727,272 shares of common stock. The Convertible Notes have a duration of two years.

On January 21, 2020, the Company entered into a Conversion Agreement, or the Conversion Agreement, with BNN, pursuant to which BNN agreed to convert outstanding Convertible Notes in the amount of $2,000 into 1,818,181 shares of the Company’s newly-designated Series B Convertible Preferred Stock, par value $0.001 per share, with a stated value of $1.10 per share, or the Series B Preferred Stock.

On June 4, 2019, the Company commenced an offering, or the Preferred Offering, of its Series A Preferred Stock, or the Series A Preferred Stock, by entering into a securities purchase agreement, or the Preferred Securities Purchase Agreement, pursuant to which the Company agreed to sell 3,181,818 shares of Series A Preferred Stock. The Series A Preferred Stock, convertible into up to 6,363,636 shares of common stock of the Company, was issued together with preferred warrants, or the Series A Preferred Warrants, to purchase up to 4,772,727 shares of common stock, for aggregate gross proceeds of $7,000 to the Company.

During January 2020, the Company completed a second closing of the sale of Series A Convertible Preferred Stock, pursuant to which it sold 795,455 additional shares of Series A Preferred Stock and 1,193,183 accompanying Preferred Warrants to purchase up to 1,084,712 shares of the Company’s common stock, for aggregate gross proceeds of $1,750. The Company paid an aggregate of $140 in fees in with respect to this closing of the Preferred Offering.

The Company filed a Form S-3 registration statement (File No. 333-219596) under the Securities Act of 1933, as amended, with the SEC using a “shelf” registration process, which was declared effective on July 31, 2017. Under this shelf registration process, the Company may, from time to time, sell common stock, warrants or units in one or more offerings up to a total dollar amount of $30,000, subject to certain limitations as set forth in General Instruction I.B.6. of Form S-3, pursuant to which the Company has sold approximately $1,000 of its securities to date.

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying condensed unaudited consolidated financial statements and condensed footnotes have been prepared in accordance with the applicable rules and regulations of the SEC, regarding interim financial reporting. Accordingly, they do not include all of the information and footnotes required by the accounting principles generally accepted in the United States of America, or U.S. GAAP, for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring items) considered necessary for fair statement of results for the interim periods presented have been included. The results of operations for the three months ended March 31, 2020 are not necessarily indicative of the results to be expected for the full year 2020 or for other interim periods or for future years. The consolidated balance sheet as of March 31, 2020 is derived from unaudited financial statements as of that date; and, it does not include all of the information and footnotes required by U.S. GAAP for complete financial statements. These consolidated financial statements should be read in conjunction with the audited consolidated financial statements and related notes included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019.

Furthermore, from February 24, 2019 the Company began to account for the investment in Micronet in accordance with the equity method, and therefore, the results of operations for the three months ended March 31, 2020 are not necessarily indicative of the results to be expected for the full year 2020 or for other interim periods or for future years.

The Company’s operations and business have experienced disruptions due to the unprecedented conditions surrounding the spread of COVID-19 throughout North America, Israel and the world. In particular, COVID-19 and measures implemented to reduce the spread of the virus have limited access to the Company’s offices and disrupted its normal interactions with its accounting personnel, legal advisors, auditors and others involved in the preparation of the quarterly report on Form 10-Q in which these financial statements are included.

Principles of Consolidation

The accompanying financial statements are prepared in accordance with U.S. GAAP.

Note 3 — Loans from others

On January 21, 2020, the Company entered into the Conversion Agreement with BNN pursuant to which BNN agreed to convert the outstanding Convertible Note in the amount of $2,000 into 1,818,181 shares of the Company’s newly-designated Series B Preferred Stock.

Note 4 — Stockholders’ Equity

On June 4, 2019, the Company commenced the Preferred Offering pursuant to which the Company agreed to sell 3,181,818 shares of Series A Preferred Stock. The Series A Preferred Stock, convertible into up to 6,363,636 shares of common stock of the Company, were issued together with Series A Preferred Warrants to purchase up to 4,772,727 shares of common stock, for aggregate gross proceeds of $7,000 to the Company.

The Series A Preferred Stock is convertible into common stock at the option of each holder of Series A Preferred Stock at any time and from time to time, and shall also convert automatically upon the occurrence of certain events, including the completion by the Company of a fundamental transaction. Commencing on March 31, 2020, cumulative cash dividends shall become payable on the Preferred Stock at the rate per share of 7% per annum, which rate shall increase to 14% per annum on June 30, 2020. The Company shall also have the option to redeem some or all of the Series A Preferred Stock, at any time and from time to time, beginning on December 31, 2019. The holders of Series A Preferred Stock vote together with the holders of common stock as a single class on as-converted basis, and the holders of Series A Preferred Stock holding a majority-in-interest of the Series A Preferred Stock are be entitled to appoint an independent director to the Company’s board of directors. The Preferred Securities Purchase Agreement provides for customary registration rights. Such registration rights remain outstanding and to date no securities have been registered pursuant to the Series A Preferred Stock.

The Series A Preferred Warrants have an exercise price of $1.01 (subject to customary adjustment in the event of future stock dividends, splits and the like) and are exercisable immediately, until the earlier of (i) two years from the date of issuance or (ii) the later of (a) 180 days after the closing by the Company of a change of control transaction, or (b) the company’s next debt or equity financing of at least $20,000.

On July 29, 2019, the Company completed the first closing in the Preferred Offering, pursuant to which it sold 2,386,363 shares of Series A Preferred Stock and 3,579,544 accompanying Series A Preferred Warrants for aggregate gross proceeds of $5,250. The Company paid an aggregate of $420 in fees in with respect to this closing of the Preferred Offering.

In January 2020, the Company completed the second closing in the Preferred Offering, pursuant to which it sold 795,455 shares of Series A Preferred Stock and 1,193,183 accompanying Series A Preferred Warrants for aggregate gross proceeds of $1,750. The Company paid an aggregate of $140 in fees in with respect to this closing of the Preferred Offering.

NOTE 5 — LOSS OF CONTROL OF SUBSIDIARY

As of December 31, 2018, we held 49.89% of Micronet’s issued and outstanding shares, and together with an irrevocable proxy in our benefit from Mr. David Lucatz, our former President and Chief Executive Officer, we held 50.07% of the voting interest in Micronet as of such date. On February 24, 2019, Micronet closed a public equity offering on the TASE. As a result of Micronet’s offering, our ownership interest in Micronet was diluted from 49.89% to 33.88%. On September 5, 2019, Micronet closed a public equity offering on the TASE. As a result, our ownership interest in Micronet was diluted from 33.88% to 30.48%. We currently hold and control 30.48% of Micronet’s issued and outstanding shares. The decrease in the Company’s voting interest in Micronet resulted in the loss of control of Micronet. As a result, effective as of February 24, 2019, we no longer include Micronet’s operating results in our financial statements. Therefore, commencing from February 24, 2019, the Company began to account for the investment in Micronet in accordance with the equity method. As set forth in Note 1, in the event the Amended Tender Offer launched by MICT Telematics, the Company’s subsidiary, shall be fully accepted by Micronet shareholders, the Company will own over 45% of the issued and outstanding shares of Micronet as a result thereof. However at this stage there is no assurance or certainty as to the number of Micronet shares to be purchased, if any, pursuant to the Amended Tender Offer. Furthermore, Amended Tender Offer closes and we purchase the full amount of Micronet ordinary shares available in the Amended Tender Offer, and if the Company converts certain outstanding loans issued to Micronet by it or its subsidiaries (see Note 6) into ordinary shares of Micronet, the Company would own more than 50% of Micronet’s issued and outstanding shares.

The Company recorded an impairment of its investment in Micronet and change in fair value in loan to Micronet as of March 31, 2020 in the total amount of $640.

The method used for determining fair value of the investment in Micronet was based on a quoted market price on the TASE.

While Micronet is a publicly traded company in Israel, its shareholder base is widely spread and we continue to be Micronet’s largest shareholder, maintaining an ownership interest of 30.48% of its issued and outstanding shares as of March 31, 2020. We believe that since most items that may require shareholder approval required majority consent, we exert significant influence over such voting matters which may include the appointment and removal of directors. In that regard, to date, we have appointed a majority of the directors of Micronet’s board of directors. See Note 1 and Note 7 regarding the Amended Tender Offer. Assuming the Amended Tender Offer closes and the Company (i) converts outstanding loans to Micronet into ordinary shares of Micronet or (ii) the Company participates in the 2020 Micronet Offering, we may regain control of Micronet (by holding in excess of 50% of its outstanding share capital). There can be no assurance that the Company will close on the full amount of ordinary shares included in the Amended Tender Offer or that it will convert the outstanding loans into shares or participates in the 2020 Micronet Offering.

Based on the above, although we do not control Micronet and thus do not consolidate Micronet’s financial statements according to U.S. GAAP. We also do not consider Micronet to be a discontinued operation since we did not view the dilution of our interest as a strategic shift that had or will have a major effect on our operations. See Note 1 regarding the Amended Tender Offer.

The following is the composition from Micronet’s operations for the three months ended March 31, 2020 and March 31, 2019, respectively:

	Three months ended March 31,
	2020	2019
Revenues	$617	$1,550

Gross loss	(330)	(6)
Loss from operations	(1,413)	(1,041)

Net loss	$(1,436)	(1,108)

NOTE 6 — LOAN TO MICRONET LTD.

On September 19, 2019, MICT Telematics entered into a loan agreement with Micronet, pursuant to which MICT Telematics loaned Micronet $250, or the First Loan, on certain terms and conditions. The proceeds from the First Loan were designated, per the terms of the First Loan, for Micronet’s working capital and general corporate needs. The First Loan did not bear any interest and was due and payable upon the earlier of (i) December 31, 2019; or (ii) at such time Micronet receives an investment of at least $250 from non-related parties.

On November 13, 2019, the Company and Micronet executed a convertible loan agreement pursuant to which the Company agreed to loan to Micronet $500 in the aggregate, or the Initial Convertible Loan. The Initial Convertible Loan bears interest at a rate of 3.95% calculated and is paid on a quarterly basis. In addition, the Initial Convertible Loan, if not converted, shall be repaid in four equal installments, the first of such installment payable following the fifth quarter after the issuance of the Initial Convertible Loan, with the remaining three installments due on each subsequent quarter thereafter, such that the Initial Convertible Loan shall be repaid in full upon the lapse of 24 months from its grant. In addition, the outstanding principal balance of the Initial Convertible Loan, and all accrued and unpaid interest, is convertible at the Company’s option, at a conversion price equal to 0.38 NIS per Micronet share. Pursuant to the Initial Convertible Loan agreement, Micronet also agreed to issue the Company an option to purchase up to one of Micronet’s ordinary shares for each ordinary share that it issued as a result of a conversion of the Initial Convertible Loan, or the Convertible Loan Warrant, at an exercise price of 0.60 NIS per share, exercisable for a period of 15 months. On January 1, 2020, the Initial Convertible Loan transaction was approved at a general meeting of the Micronet shareholders and as a result thereof, Convertible Loan and the transactions contemplated thereby went into effect. As further amended on May 14, 2020 and on May 27, 2020, Micronet and the Company entered into amendments to the Initial Convertible Loan, or the Amended Convertible Loan, to amend the conversion price and exercise price, as the case may be, to 0.14 NIS and subsequently to 0.16 NIS, which, is subject to the approval of the Micronet shareholders (for further details see note 7 below).

In view of Micronet’s working capital needs, on November 18, 2019, the Company entered into an additional loan agreement with Micronet for the loan of $125, pursuant to terms and conditions identical to those governing the First Loan, including the repayment terms, or the Second Loan. Accordingly, prior to the approval of the Convertible Loan by Micronet’s shareholders on January 1, 2020, the Company transferred to Micronet, pursuant to the First Loan and Second Loan, a total sum of $375. On January 1, 2020, the Convertible Loan agreement was approved at the general meeting of Micronet’s shareholders. At such time, the First Loan and Second Loan were repaid to us and the remaining amount due to be loaned under the Convertible Loan, in the sum of $125, was loaned to Micronet.

The Company recognized an impairment loss on financial assets derived from the measurement performed by comparing the quoted market price of Micronet’s shares on the TASE at its carrying value. As of March 31, 2020, the Company recorded a financial expense on the Convertible Loan in the amount of $272.

NOTE 7 — SUBSEQUENT EVENTS

Effective April 2, 2020, David Lucatz resigned as our President and Chief Executive Officer. Mr. Lucatz will continue to serve on the Company’s Board of Directors. Mr. Lucatz’s resignation was not a result of a disagreement with the Company on any matters related to its operations, policies or practices. In connection with his resignation, on April 2, 2020 the Company and Mr. Lucatz entered into a separation agreement, or the Separation Agreement, which provides that Mr. Lucatz will receive $25,000 per month for a period of 16 months. Additionally, Mr. Lucatz is entitled to receive a one-time bonus equal to 0.5% of the cash purchase price paid on the closing date in connection with the transactions described in the Original Agreement by and among the Company, Merger Sub and Intermediate, dated as of November 7, 2019, or any similar transaction. Furthermore, Mr. Lucatz shall retain his options to purchase shares of common stock of the Company with the expiration date of such options extended until the earlier of October 30, 2021 or the expiration of the original term of each such option.

Concurrently with Mr. Lucatz’s departure on April 2, 2020, Darren Mercer, current board member of the Company, was appointed the interim Chief Executive Officer of the Company and is entitled to a salary of $25,000 per month for his services to the Company.

On April 15, 2020, the Company, Intermediate, and GFH, entered into, and Merger Sub shall, upon execution of the Joinder Agreement enter into, the Restated Merger Agreement pursuant to which, among other things, subject to the satisfaction or waiver of the conditions set forth in the Restated Merger Agreement, Merger Sub shall merge with and into Intermediate, with Intermediate continuing as the surviving entity, and each outstanding share of Intermediate shall be cancelled in exchange for the right of the holder thereof to receive the Consideration Note, which shall be convertible into shares of our common stock. The Consideration Note shall be issued at the closing of the Acquisition and shall be, under certain circumstances, automatically convertible into shares of our common stock, at a conversion price of $1.10 per share. The Restated Merger Agreement amends and restates the Original Agreement in its entirety.

On April 21, 2020, the Company entered into the April Purchase Agreements with the PIPE Purchasers to consummate the April Convertible Notes Offering. In April and May 2020, the Company closed on an aggregate of $5,900 of the April Convertible Notes Offering which will be due in two years from the date of issuance.

Subject to approval of the Company’s stockholders of an increase in the number of the Company’s authorized shares of common stock to allow for the conversion of the April Convertible Notes into our common stock, the April Convertible Notes shall be convertible into common stock at the option of the PIPE Purchasers at any time and from time to time. Upon the occurrence of certain events, including, among others, if the Acquisition is not consummated by May 20, 2020, if approval from our shareholders with respect to the issuance of shares of common stock underlying the April Convertible Notes, as required by the applicable rules and regulations of Nasdaq, is not obtained by June 30, 2020, or if we have failed to amend our certificate of incorporation to increase the number of shares authorized for issuance to cover the April Conversion Shares by June 30, 2020, the PIPE Purchasers are permitted to require the Company to redeem the April Convertible Notes, including any interest that has accrued thereunder, for cash.

On May 14, 2020 and on May 27, 2020, Micronet and the Company entered into amendments to the Initial Convertible Loan, or the Amended Convertible Loan, to amend the conversion price and exercise price, as the case may be, to 0.14 NIS and subsequently to 0.16 NIS, which, is subject to the approval of the Micronet shareholders.

On May 19, 2020, Micronet filed an immediate report with the TASE announcing the commencement of the Tender Offer by MICT Telematics. On June 4, 2020, Micronet filed an immediate report with the TASE, announcing the Amended Tender Offer. The Amended Tender Offer remained open until June 11, 2020 at 2:00 PM Israel time. The Amended Tender Offer has been accepted; however, it is subject to certain conditions. On June 11, 2020, Micronet filed an immediate report with the TASE reporting that the Amended Tender Offer has been fully accepted. Subject to fulfillment of the closing conditions, the Company will own 45.53% of the issued and outstanding ordinary shares of Micronet upon the completion of the Amended Tender Offer.

On June 10, 2020, the Company informed Micronet that, assuming the closing of the Amended Tender Offer, the Company intends to participate in the 2020 Micronet Offering, pursuant to which the Company plans to purchase 50% of Micronet’s ordinary shares offered in such public offering, in an amount up $900 in the aggregate.

MICRONET LIMITED

FINANCIAL STATEMENTS

The amounts are stated in U.S. dollars ($).

Independent Auditor’s Report

Board of Directors

Micronet Ltd.

We have audited the accompanying consolidated financial statements of Micronet Ltd.and its subsidiaries (the “Company”), which comprise the consolidated balance sheets as of December 31 2019 and 2018, and the related consolidated statements of operations, changes in shareholders’ equity, and cash flows for the three years in the period ended December 31, 2019, and the related notes to the consolidated financial statements.

Management’s Responsibility for the Financial Statement

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board (“IASB”). This includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audits .We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain a reasonable of assurance about whether the financial statements are free of material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Micronet Ltd. and its subsidiaries as of December 31 2019 and 2018 and its results of their operations, changes in shareholders’ equity and cash flows for each of the three years in the period ended 31 December 2019, in accordance with IFRS as issued by the IASB.

Emphasis of Matter Regarding Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As described in Note 1B to the consolidated financial statements, the Company incurred losses totaling NIS 11,072 thousand, NIS 24,557 thousand and NIS 12,947 thousand in 2019, 2018 and 2017, respectively, and has a negative cash flow from operating activities totaling NIS 6,338 thousand, NIS 6,106 thousand and NIS 5,351 thousand in 2019, 2018 and 2017, respectively. Furthermore, the current global crisis has had an adverse impact on Company’s business. These factors, together with other factors described in the above-mentioned note raises substantial doubts as to the Company’s ability to continue as a going concern. Management’s plans in connection with these matters are detailed in that note. No adjustments have been made to the consolidated financial statements for the values of assets and liabilities and their classification, which may be required if the Company is unable to continue as a going concern. Our opinion is not modified with respect to this matter.

Ziv Haft
March 30 2020	Certified Public Accountants Tel Aviv, Israel

Consolidated Statements of Financial Position

		As at December 31
		2019	2018
	Note	NIS thousands

Current assets

Cash and cash equivalents	3	1,096	5,462
Trade receivables, net	4	7,758	3,518
Pledged deposit	13A	2,515	2,504
Receivables and debit balances	5	716	811
Inventory, net	6	7,337	16,286

		19,422	28,581

Non-current assets

Right-of-use assets	8	3,477	-
Property, plant and equipment, net	7	3,318	3,100
Receivables and prepaid expenses		96	131
Intangible assets	9	1,389	916

		8,280	4,147

		27,702	32,728

The accompanying notes are an integral part of the financial statements.

Consolidated Statements of Financial Position

		As at December 31
		2019	2018
	Note	NIS thousands

Current liabilities

Loan from controlling shareholder	22	1,296	-
Trade payables	10	4,059	5,735
Account payables	11	5,636	4,276
Short-term loan and loans from banks	13	7,438	9,652

		18,429	19,663

Non-current liabilities

Lease liability	8	2,233	-
Liability in respect of Chief Scientist grants	16	95	351
Liabilities for employee benefits, net	14	418	360

		2,746	711
Equity	17

Capital reserve for translation differences		1,638	1,971
Capital reserve for remeasurements of defined benefit plan		(732)	(858)
Share capital		4,230	2,679
Share premium		36,462	31,511
Reserve for share-based compensation transactions		227	1,277
Retained losses		(35,298)	(24,226)

Total equity		6,527	12,354

		27,702	32,728

The accompanying notes are an integral part of the financial statements.

March 30 2020
Date of approval of the financial statements	Adiv Baruch Chairman of the Board	David Lucatz Director	Amit Harari Chief Financial Officer

Consolidated Statements of Profit or Loss and Other Comprehensive Income

		For the year ended December 31
		2019	2018	2017
	Note	NIS thousands (excluding net loss per share data)

Total revenue		31,177	50,608	66,156

Total cost of revenue and services	19A	26,271	40,061	51,981

Gross profit		4,906	10,547	14,175

Selling and marketing expenses	19B	4,557	5,536	6,839
General and administrative expenses	19C	5,118	15,297	11,474
Research and development expenses	19D	5,584	7,089	6,913
Other revenues		(42)	-	-
Impairment of goodwill		-	5,495	-

Total operating expenses, net		15,217	33,417	25,226

Operating loss		(10,311)	(22,870)	(11,051)

Finance income	19E	114	932	1,025
Finance expenses	19F	(631)	(467)	(2,970)

Loss before income taxes		(10,828)	(22,405)	(12,996)
Income (expenses) taxes on income	15	(244)	(2,152)	49

Net loss		(11,072)	(24,557)	(12,947)

Other comprehensive income (loss) (after tax effect):
Items that shall not be subsequently reclassified to profit or loss:
Transfer to capital reserve for remeasurements of defined benefit plan		126	166	(136)
Items that may be subsequently reclassified to profit or loss:
Adjustments arising from translation of financial statements of foreign operations		(333)	907	(769)

Total comprehensive loss		(11,279)	(23,484)	(13,852)

Net loss per share (in NIS)	20

Basic diluted net loss		(0.31)	(1.01)	(0.55)

The accompanying notes are an integral part of the financial statements.

Consolidated Statements of Changes in Equity

	Share capital	Share premium	Reserve for share-based compen-sation trans-actions	Retained earnings(losses)	Adjustments arising from translation of financial statements of foreign operations	Capital reserve for remeasurements of defined benefit plan	Total equity
	NIS thousands

Balance as of January 1 2017	2,132	22,750	55	13,278	1,833	(888)	39,160

Issuance of shares	547	8,706	-	-	-	-	9,253
Share-based compensation	-	-	538	-	-	-	538
Expiration of options	-	55	(55)	-	-	-	-

Net loss	-	-	-	(12,947)	-	-	(12,947)
Other comprehensive loss	-	-	-	-	(769)	(136)	(905)
Total comprehensive loss	-	-	-	(12,947)	(769)	(136)	(13,852)

Balance as of December 31 2017	2,679	31,511	538	331	1,064	(1,024)	35,099

Share-based compensation	-	-	739	-	-	-	739

Net loss	-	-	-	(24,557)	-	-	(24,557)
Other comprehensive income	-	-	-	-	907	166	1,073
Total comprehensive loss	-	-	-	(24,557)	907	166	(23,484)

Balance as of December 31 2018	2,679	31,511	1,277	(24,226)	1,971	(858)	12,354

Proceeds from issue of shares and options	1,551	4,196	-	-	-	-	5,747
Share-based compensation	-	-	(295)	-	-	-	(295)
Expiration of options	-	755	(755)	-	-	-	-

Net loss	-	-	-	(11,072)	-	-	(11,072)
Other comprehensive loss	-	-	-	-	(333)	126	(207)
Total comprehensive loss	-	-	-	(11,072)	(333)	126	(11,279)

Balance as of December 31 2019	4,230	36,462	227	(35,298)	1,638	(732)	6,527

The accompanying notes are an integral part of the financial statements.

Consolidated Cash Flow Statements

	For the year ended December 31
	2019	2018	2017
	NIS thousands
Cash flows from operating activities

Net loss	(11,072)	(24,557)	(12,947)

Adjustments to reconcile net income to net cash provided by operating activities:

Adjustments to profit and loss line items:
Depreciation and amortization	2,147	4,431	4,570
Impairment of intangible assets	-	6,817	-
Net finance expenses (income)	517	(465)	1,945
Share-based compensation	(295)	739	538
Change in liabilities for investment grants	(630)	108	(355)
Loss (profit) from disposal of property plant & equipment	3	(259)	1
Taxes on income	244	2,152	(49)
Change in liabilities for employee benefits, net	185	(193)	261

	2,171	13,330	6,911
Changes in asset and liability line items:
Decrease (increase) in trade receivables, net	(4,546)	15,643	(7,425)
Decrease (increase) in receivables and debit balances	(9)	2,955	(2,924)
Decrease (increase) in inventory	8,838	1,423	(1,635)
Increase (decrease) in trade payables	(1,554)	(7,311)	5,469
Increase (decrease) in other accounts payable	628	(7,003)	6,782

	3,357	5,707	267
Cash paid and received during the year for:

Interest paid	(660)	(422)	(545)
Interest received	-	-	1,042
Taxes paid	(134)	(164)	(79)

	(794)	(586)	418

Net cash used in operating activities	(6,338)	(6,106)	(5,351)

Cash flows from investing activities

Increase in right-of-use asset	(36)	-	-
Deposit to pledged deposit	-	(2,500)	-
Purchase of property, plant and equipment	(1,009)	(642)	(608)
Purchase of intangible assets	(997)	(811)	(189)
Proceeds from disposal of property, plant and equipment	16	527	1
Sale of securities measured at fair value through profit or loss, net	-	-	11,373
Decrease (increase) in receivables and long-term prepaid expenses	29	(91)	(5)
Repayment (grant) of employee loans, net	-	23	328

Net cash generated by (used for) investing activities	(1,997)	(3,494)	10,900

The accompanying notes are an integral part of the financial statements.

Consolidated Cash Flow Statements

	For the year ended December 31
	2019	2018	2017
	NIS thousands

Cash flows from financing activities

Loan received from controlling shareholder	1,312	-	-
Repayment of loan from banks	(4,687)	(1,994)	(23,654)
Loan received from banks	2,500	11,600	13,737
Repayment of liability for finance lease	-	-	(86)
Proceeds from issuance of shares, net	5,747	-	9,253
Repayment of lease liabilities	(845)	-	-

Net cash generated by (used for) financing activities	4,027	9,606	(750)

Exchange rate differences on cash and cash equivalent balances	(58)	(323)	(732)

Increase (decrease) in cash and cash equivalents	(4,366)	(317)	4,067

Balance of cash and cash equivalents at beginning of period	5,462	5,779	1,712

Balance of cash and cash equivalents at end of period	1,096	5,462	5,779

The accompanying notes are an integral part of the financial statements.

Note 1: General

A.	Micronet Ltd. (hereinafter - the “Company”) was founded and incorporated in Israel on May 6, 1982.

The Company’s registered place of residence is Israel.

The Company’s address is 85 Medinat Hayehudim, Herzliya, Israel.

The next most senior parent company publishing financial statements is MICT INC.

The Company is listed on the Tel Aviv Stock Exchange as of November 21 2006.

The Company is engaged in the development, production (through subcontractors) and marketing of mobile computing systems and mini-terminals for fleet and mobile workforce management in the field of MRM (Mobile Resource Management). The Company offers its customers solutions and services that maximize the efficiency of fleets and mobile workforce needed in order to provide services on the go, in a wide range of industries, such as: transportation and distribution services, repair and maintenance services - private and public, various modes of public transportation, municipal services, and security and emergency services.

B.	As of December 31 2019, the Company’s accumulated losses totaled approximately NIS 35 million.

For 2019, 2018 and 2017, the Company reported losses of NIS 11.1 million, NIS 24.6 million and NIS 12.9 million each, respectively.

In the opinion of Company’s management, these and other factors, such as the adverse material impact of the currently unfolding global crisis on the Company’s business (for more information, please see Note 23.3, “Subsequent Events”) may present cash flow difficulties to the Company. Therefore, management has taken several steps, the principal of which are: (a) Implementing a comprehensive streamlining plan to significantly cut the Company’s fixed expenses; (b)Improving financing conditions and increasing credit line from banks. (c) Taking steps to raise capital, either privately or publicly, including asking the controlling shareholder for a convertible loan (d) Considering entering into a business merger or other activities; (e) Selling the Company’s real estate asset. As of the financial statements approval date, the said steps have not resulted in binding engagements, and therefore there is no certainty that they will be completed. These factors raise significant doubts as to the Company’s ability to continue as a going concern.

The financial statements do not include all the adjustments for the values of assets and liabilities and their classification, which may be required if the Company is unable to continue as a going concern.

Note 2: Significant Accounting Policies

A.	Basis of presentation of financial statements

1.	Basis of measurement

The Company’s financial statements have been prepared on a cost basis, except for financial instruments at fair value through profit or loss, derivatives and liabilities in respect of employee benefits.

2.	Preparation format of the financial statements

The financial statements have been prepared in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board (hereinafter - “IFRS”).

In addition, the financial statements comply with the intructions of the Israeli Securities Regulations (Annual Financial Statements), 2010.

3.	Consistent Accounting Policies

The following accounting policies has been consistently applied in the financial statements for all periods presented, except as provided in Note 2(a)4 regarding the first-time application of new standards.

4.	First-Time Application of New Standards

B.	IFRS 16, Leases (hereinafter: “IFRS 16”):

Published in January 2016, IFRS 16 replaces IAS 17, Leases and the IFRICs thereunder. IFRS 16 alters the accounting treatment of leases by the lessee, while the accounting treatment by the lessor remains largely intact.

Once IFRS 16 entered into force, the lessee’s classification of leases into finance leases or operational leases was discontinued; instead, a lessee is to recognize in the statement of financial position a right-of-use asset and lease liability for all leases.

A contract constitutes a lease, or contains a lease component if – upon entering into the lease – the contract transfers the right to control the use of an identified asset for a given period in exchange for consideration. The Company reassesses the existence of a lease only when the terms of the contract have changed.

Note 2: Significant Accounting Policies (cont.)

B.	IFRS 16, Leases (hereinafter: “IFRS 16”): (cont.)

Since the Company reasonably expects that the effects on the financial statements of applying the accounting treatment to a lease portfolio would not differ materially from applying the accounting treatment to the individual leases within the portfolio, the Company opted to apply the accounting treatment to the entire portfolio while using estimates and assumptions that reflect the size and composition of the portfolio.

The Company opted, in its capacity as a lessee, to apply the practical expedient allowing entities not to separate non-lease components from lease components.

The right of use to the underlying asset constitutes a separate lease component if the Company can generate rewards from the use of the asset either on its own or together with other resources that are readily available to the Company; and the underlying asset is neither highly dependent on, nor highly interrelated with, the other underlying assets in the contract.

The Company set the lease term as the non-terminable period of the lease plus periods covered by an option to extend or terminate the lease term if the Company is reasonably certain to exercise or not to exercise the extension option.

In subsequent periods, the Company reassesses if it is reasonability certain to exercise or not exercise the extension option, if a significant event or change in circumstances occurs that is within the control of the Company and affects the Company’s original decision.

The Company measured, at the inception of the lease, a lease liability at the present value of the lease payments that are not paid at that date, discounted at the interest rate embodied in the lease, unless the rate is not easily determinable, in which case the liability was measured according to the lessee’s incremental borrowing rate of interest. Lease payments that are not paid upon commencement of the lease include fixed payments (including in-substance fixed payments), less any lease incentives receivable by the Company; variable lease payments that depend on an index or a rate, using the index or rate available on the lease commencement date; as well as payment of penalties for terminating the lease, if the lease term reflects the lessee exercising an option to terminate the lease.

Note 2: Significant Accounting Policies (cont.)

B.	IFRS 16, Leases (hereinafter: “IFRS 16”): (cont.)

The right-of-use asset is measured on the lease’s commencement date, at cost, which consists of the amount upon initial measurement of the lease liability, plus any lease payments made to the lessor at or before the lease’s commencement date, any initial direct costs incurred, and the estimated costs of dismantling and vacating the underlying asset, or restoring the site on which the underlying is located in accordance with the terms of the lease.

After the lease’s commencement date, the lease liability was measured by increasing the carrying amount in order to reflect interest payable for the lease liability, by reducing the carrying amount in order to reflect lease payments made to the lessor, adjustments due to remeasurement of the lease liability, lease modifications that are not accounted for as a separate lease, and adjustments to reflect revised in-substance fixed lease payments.

If changes occur in connection with the lease term or assessment as to the exercise of the option to purchase the underlying asset, the Company remeasures the liability based on the present value of the revised lease payments, using a revised discount rate as at the change date.

After the commencement date, the Company measured the right-of-use asset at cost, less any accumulated depreciation and impairment losses, adjusted for any remeasurement of the said lease liability.

As from the lease’s commencement date, the Company implemented the depreciation requirements applicable to property, plant and equipment when amortizing the right-of-use asset, subject to the following provisions. The amortizes the right-of-use asset over the shorter of the term of the lease and the useful life of the right-of-use asset, with the exception of leases where ownership of the underlying asset is transferred to the Company by the end of the lease term, or leases where the cost of the right-of-use asset reflects the exercise of the purchase option by the Company. In such cases, the Company amortizes the right-of-use asset from the lease’s commencement date through the end of the underlying asset’s useful life.

Note 2: Significant Accounting Policies (cont.)

B.	IFRS 16, Leases (hereinafter: “IFRS 16”): (cont.)

In the statement of financial position, right-of-use assets were presented under property, plant & equipment, in which the underlying assets would have been presented were they owned by the Company. Furthermore, current lease liabilities were presented under accounts payable and accruals, and non-current lease liabilities were presented separately. In the income statement and other comprehensive income statement, the Company presented amortization costs of a right-of-use asset separately from interest expenses for the lease liability. In the statement of cash flows, payments for the principal portion of the lease liability were classified as financing activities and payments for the portion of the interest on the lease liability were classified as operating activities. Payments for short-term leases, payments for low-value leases and variable lease payments not included in the measurement of the lease liability were classified into operating activities.

The Company accounted for the modification of an operating lease as a new lease as from the modification’s commencement date, and any accrued or prepaid lease payments relating to the original lease are included in the payments for the new lease.

As from January 1 2019, the Company applied IFRS 16 to all leases in which it is the lessee. The Company opted to measure the right-of-use asset at an amount equal to the lease liability as at this time, adjusted for the amount of any lease payments paid in advance or accrued that are associated with this lease, recognized in the statement of financial position immediately prior to this date. Accordingly, the retained earnings balance was not impacted.

First-Time Application of IFRS 16

Following is the effect of the application of IFRS 16 on relevant line items in the statement of financial position as at January 1 2019:

	Balance as at January 1 2019
	Balance prior to application of IFRS 16	Effects of IFRS 16 application	Balance after the application effect
	NIS thousands
Right-of-use asset	-	2,386	2,386

Lease liabilities	-	2,386	2,386

Note 2: Significant Accounting Policies (cont.)

B.	IFRS 16, Leases (hereinafter: “IFRS 16”): (cont.)

For the purpose of measuring the lease liabilities at the first-time application date, the Company discounted the outstanding lease payments as of that date, and opted to implement the practical expedient allowing the application – at the first-time application date - of a single discount rate to a portfolio of leases with reasonably similar characteristics. Furthermore, the Company opted to implement the practical expedient allowing it not to recognize leases whose term ends within 12 months of the first-time application date.

The Company opted to measure the right-of-use asset at an amount equal to the lease liabilities at the first-time application date, adjusted for the amount of any lease payments paid in advance or accrued that are associated with this lease, recognized in the statement of financial position immediately prior to this date. Accordingly, the first-time application of IFRS 16 had no effect on the retained earnings’ opening balance.

The Company opted for the transition relief, for all existing contracts at the first-time application date, of refraining from reviewing the contract to determine whether it constitutes a lease (or contains a lease component). As a result, the Company first applied the provisions of IFRS 16 only for contracts previously identified as leases.

1.	Following is information regarding International Financial Reporting Standards, standard revisions and interpretations (IFRICs) first applied by the Company as of January 1 2018.

IFRS 9 - Financial Instruments (hereinafter - “IFRS 9”), published in July 2014, alters the accounting treatment of financial instruments in three main aspects: classification and measurement, impairment of financial assets, and hedge accounting (accounting treatment of recognition and derecognition has not changed). IFRS 9 supersedes IAS 39 - Financial Instruments: Recognition and Measurement and IFRIC 9 — Reassessment of Embedded Derivatives of the International Financial Reporting Interpretations Committee.

For a description of the accounting policies following the first-time application of IFRS 9, please see Section I. The application of the standard did not materially affect the Company’s financial statements.

Note 2: Significant Accounting Policies (cont.)

B.	IFRS 16, Leases (hereinafter: “IFRS 16”): (cont.)

Amendments to IFRS 9 - Financial Instruments - “Prepayment Features with Negative Compensation”) (hereinafter: the “Amendments of IFRS 9”)

Pursuant to IFRS 9, one of the criteria for measuring a financial asset that is a debt instrument at amortized cost or at fair value through other comprehensive income is the criterion whereby the contractual terms of the financial asset give rise to cash flows, on specific dates, that are solely payments of principal and interest on the principal amount outstanding. A debt instrument with an early repayment option meets this criterion if the early repayment amount represents essentially unpaid principal and interest amounts, including reasonable compensation in respect of early termination of the contract.

The amendments to IFRS 9 published in October 2017 stipulate that this criterion also applies when the compensation in question is a reasonable “negative compensation”, notwithstanding the events or circumstances that triggered the termination of the contract (i.e., even in cases where the compensated party to a contract is the party that terminated it).

The Company applied the amendments to IFRS 9 retrospectively as from January 1 2019, in accordance with the transition provisions of IFRS 9, which, as a rule, allow retrospective application only for items that have not yet been derecognized as of the first-time application date, based on the facts and circumstances prevailing as of that date, with no restatement of previous periods’ figures.

The application of the standards did not materially affect the Company’s financial statements.

2.	IFRS 15 - Revenue from Contracts with Customers (hereinafter - “IFRS 15”):

Published in May 2014, IFRS 15 (including the clarifications to IFRS 15 published in April 2016) establishes a uniform model for the recognition, measurement, presentation and disclosure of revenue from contracts with customers, superseding IAS 18 - Revenue, IAS 11 - Construction Contracts and the IFRICs thereunder. Pursuant to the provisions of IFRS 15, revenue is to be recognized using a five-step model involving the following:

Step 1 - Identifying the contract with a customer.

Step 2 - Upon entering into a contract, identifying the individual performance obligations within the contract to deliver to the customer distinct goods or services.

Step 3 - Determining the transaction price according to the amount of the consideration that the company expects to be entitled to in return for the goods or services promised to the customer, excluding amounts collected for the benefit of third parties.

Step 4 - Allocate the transaction price for each performance obligations identified in the contract.

Note 2: Significant Accounting Policies (cont.)

B.	IFRS 16, Leases (hereinafter: “IFRS 16”): (cont.)

Step 5 - Recognizing revenue when (or as) the performance obligations are satisfies at a point of time (or over time) by transferring control over the goods or services promised to the customer.

In addition, IFRS 15 includes extensive presentation and disclosure requirements regarding the nature, amount, timing and uncertainty involved in revenue recognition.For a description of the accounting policy regarding recognition of revenue from contracts with customers in accordance with IFRS 15, please see Section Q. The application of the standards has no effect on the financial statements

b.	Significant considerations, estimates and assumptions used in the preparation of the financial statements

Considerations

In applying the significant accounting policies to its financial statements, the Group considered the following issues, which have had the most significant effect on the amounts recognized in the financial statements:

-	Estimates and assumptions

The preparation of the financial statements requires management to make judgments based on estimates, assessments and assumptions that affect the application of accounting policies and the reported amounts of assets, liabilities, revenues and expenses. The underlying estimates and assumptions are reviewed on an ongoing basis. Changes in accounting estimates are reported in the period of the change in estimate.

The following are the key assumptions made in the preparation of the financial statements concerning uncertainties at the balance sheet date and the critical estimates made by the Company. A material change in the estimates and assumptions may change the carrying amounts of assets and liabilities for the upcoming financial year:

-	Lawsuits

In evaluating the possible outcomes of lawsuits filed against it, the Company relied on the opinion of its legal counsel. The legal counsel’s assessments are based on their best professional judgment, given the stage of the proceedings, as well as the legal experience accumulated on various matters. Since the outcomes of the lawsuits shall be determined in court, they may be different than the assessments.

Note 2: Significant Accounting Policies (cont.)

b.	Significant considerations, estimates and assumptions used in the preparation of the financial statements (cont.)

-	Warranty provision

The assumptions used to calculate the warranty provision are based on the Company’s current sales levels and on current available information on repairs, based on the one-year warranties given on most of the products sold.

-	Pension and other post-employment benefits

The liability for post-employment defined benefit plans is determined using an actuarial valuation technique according to the projected unit credit method. The calculation of the liability involves making assumptions, inter alia, regarding discount rates, expected rates of return on assets, the rate of wage increase and employee turnover rates. Since they apply to long-term plans, there is significant uncertainty regarding these estimates. For more information, please see Section R.

-	Inventory

The net realizable value of the inventory is reviewed at the end of each reporting period. Factors which may affect selling prices include current market demand for the Company’s inventory, market competitor activity, market-leading technology, raw material prices and bankruptcy of customers and suppliers.

-	Impairment of Goodwill

Goodwill impairment is evaluated annually. The recoverable amount of a cash-generating unit is determined based on a fair value derived from a quoted market price. For more information, please see Note 9 and Section l.

-	Useful life of Property, Plant & Equipment and Intangible Assets with a Defined Life

The useful life is based on management’s assessments for the period in which the assets will generate revenue, which is periodically reviewed to assess the adequacy of these estimates. Changes in management’s assessments may lead to significant changes in depreciation expense stated in profit or loss.

Note 2: Significant Accounting Policies (cont.)

c.	Functional Currency, Presentation Currency and Foreign Currency

Functional Currency

Functional currency is the currency that best reflects the economic environment in which the Company operates and conducts its transactions and is used to measure its financial position and operating results. The Company’s functional currency is the shekel. The subsidiary’s functional currency is the US dollar.

Foreign Operations

The financial statements of the foreign operations have been translated into the Company’s presentation currency using the following procedures:

1.	For each statement of financial position, assets and liabilities were translated according to the immediate exchange rate at the end of that reporting period;

2.	For each income statement and statement of other comprehensive income, income and expenses were translated according to average exchange rates for the period.

3.	Share capital, capital reserves and other capital movements were translated using the exchange rates in effect at the time they were incurred.

4.	The retained earnings are based on the opening balance as at the beginning of the reporting period plus transactions translated as outlined in Sections 2 and 3 above;

5.	Exchange rate differences created were recognized in other comprehensive income and accrued in equity.

d.	Transactions, assets and liabilities in foreign currency

Transactions denominated in foreign currency (other than the functional currency) are carried upon initial recognition at the exchange rate as at the transaction date. Following initial recognition, monetary assets and liabilities denominated in foreign currency are translated at each reporting date into the functional currency at the exchange rate of that date. Exchange rate differences are charged to profit or loss. Non-monetary assets and liabilities measured at cost are translated according to the exchange rate as at the transaction date.

Note 2: Significant Accounting Policies (cont.)

d.	Transactions, assets and liabilities in foreign currency (cont.)

Non-monetary assets and liabilities denominated in foreign currency and measured at fair value are translated into the functional currency at the exchange rate as of the date on which the fair value is determined.

c.	Cash equivalents

The Company considers short-term highly liquid investments - including unrestricted short-term bank deposits with original maturities of three months or less but immediately withdrawable with no penalty - to be cash equivalents, forming part of the Company’s cash management.

f.	Provision for doubtful debts

The Company measures credit losses according to the amount of expected lifetime credit losses of an instrument in respect of the trade receivables. Expected lifetime credit losses of an instrument is the expected credit losses arising from all possible default events during the instrument’s expected lifetime. The Company measures the expected lifetime credit losses of an instrument in respect of the trade receivables collectively. The Company groups trade receivables according to the following common credit risk characteristics: geographic location, industry and delinquency period.

In addition, the Company performs a specific assessment of impairment for debts the collection of which the Company’s management believes is doubtful. Impaired trade receivables are derecognized on the date on which the debts were determined to be uncollectible.

g.	Inventory

Inventory is measured at the lower of cost or net realizable value. The cost of inventory includes the cost of purchasing the inventory and bringing it to its current location and condition. Net realizable value is the estimated selling price in the ordinary course of business less estimated costs of completion and estimated selling costs.

Note 2: Significant Accounting Policies (cont.)

g.	Inventory (cont.)

The cost of inventory is determined as follows:

Raw materials and auxiliary materials	-	According to the cost of purchase on a FIFO basis.

Goods in process	-	On a FIFO basis, work costs and other direct and indirect production expenses.

Finished goods	-	On a FIFO basis, work costs and other direct and indirect production expenses.

The Company periodically reviews the state and age of its inventory, making necessary provisions for slow-moving inventory.

h.	The operating cycle period

The Company’s ordinary operating cycle period is one year. As a result, current assets and liabilities include items intended and expected to materialize within one year. Items intended and expected to materialize over a period of more than one year are classified in the balance sheet under non-current assets and liabilities.

i.	Financial Instruments

Financial Assets

Accounting treatment until December 31 2017:

Financial assets are recognized when the Company has become a party to the contractual provisions of the instrument. On the date of initial recognition, financial assets are classified to one of the classes, according to the purpose for which they were purchased.

Following initial recognition, the accounting treatment of investments in financial assets is based on their classification to one of the following classes:

1.	Financial assets measured at fair value through profit or loss

The Group has financial assets that are measured at fair value through profit or loss, which include held-for-trading financial assets and financial assets designated upon initial recognition to be presented at fair value with changes recognized in profit or loss.

Note 2: Significant Accounting Policies (cont.)

i.	Financial Instruments (cont.)

Financial assets are classified as held for trading if they are purchased primarily for the purpose of sale or repurchase in the near future, if they form part of a portfolio of identified, jointly-managed financial instruments for short-term gain, or constitute derivatives that are not designated as hedging instruments. Gains or losses from held-for-trading investments are stated in profit or loss at the time they are incurred.

2.	Loans and receivables

The Company has loans and receivables that are (non-derivative) financial assets with fixed or determinable payments that are not traded in an active market. Following initial recognition, short-term credit (such as customer credit and other receivables) is presented according to its terms and conditions, usually at its nominal value. Gains and losses are recognized in profit or loss when the loans and receivables are derecognized or their impairment is recognized, as well as through the systematic amortization process.

The accounting treatment as of January 1 2018:

Financial assets were classified into one of the measurement classes below based on the Company’s financial assets business model and the contractual cash flow characteristics of the financial asset. Financial assets are classified in their entirety, without separating embedded derivatives.

1.	Debt Instruments at Amortized Cost

Debt instruments - held in accordance with a business model intended to collect contractual cash flows and whose contractual terms and conditions provide for fixed-term cash flows that are only principal and interest payments - were initially measured at fair value plus their directly attributed transaction costs, excluding customers who were initially measured at their transaction cost. Following initial recognition, these assets were measured at amortized cost. Interest income under the effective interest method was recognized according to the gross carrying amount of the financial asset (i.e. before making the impairment provision), except for impaired financial assets due to credit risk, for which interest income has been recognized at the amortized cost of the financial asset (i.e., after making the impairment provision).

Note 2: Significant Accounting Policies (cont.)

i.	Financial Instruments (cont.)

2.	Financial Assets at Fair Value through Profit or Loss

All other financial assets, including debt instruments designated upon initial recognition for fair value measurement through profit or loss in order to eliminate or significantly reduce measurement or recognition inconsistencies, were initially measured at fair value, with subsequent changes in fair value recognized in profit or loss. Transaction costs directly attributable to these assets were recognized in profit or loss when incurred.

Following initial recognition, reclassification between measurement classes is impossible unless the Company changes its business model for financial asset management.

Financial Liabilities

Accounting treatment until December 31 2017:

1.	Financial Liabilities at Amortized Cost

Loans and other interest-bearing liabilities are initially recognized at fair value less any directly attributable transaction costs, if any (such as loan raising costs). Following initial measurement, loans and receivables are presented according to their terms and conditions, at amortized cost, using the effective interest method, which also takes into account directly attributable transaction costs. Short-term credit (such as supplier credit and other payables) is presented according to its terms and conditions, usually at its nominal value. Gains and losses are recognized in profit or loss when the financial liability is derecognized, as well as through the systematic amortization process.

2.	Fair Value

The fair value of financial instruments traded on an active market is determined by market prices at the reporting date. Fair value measurement of non-financial assets takes into consideration the ability of a market participant to derive economic benefits through the asset in its highest and best use or by selling it to another market participant to use the asset in highest and best use.

Note 2: Significant Accounting Policies (cont.)

l.	Impairment (cont.)

The Accounting Treatment as of January 1 2018:

3.	Financial Liabilities at Amortized Cost

Financial liabilities measured at amortized cost were initially measured at fair value less directly attributable transaction costs. Following initial recognition, these liabilities were measured at amortized cost using the effective interest method.

4.	Financial Liabilities at Fair Value through Profit or Loss

Held-for-trading financial liabilities were measured at fair value, with changes in fair value recognized in profit or loss. Transaction costs attributable to these liabilities were recognized in profit or loss when incurred. When derecognizing such a liability, the Company transfers the other comprehensive profit or loss in respect of that liability from the capital reserve to retained earnings.

Impairment of Financial Assets Measured at Amortized Cost

Accounting Treatment until December 31 2017:

The Company assesses, at each balance sheet date, whether objective evidence exists for impairment of financial assets measured at amortized cost: Such objective evidence exists for debt instruments, loans and receivables measured at amortized cost when at least one event has adversely affected the estimated future cash flows arising from the asset following its recognition date. Evidence for impairment includes indications that the debtor is experiencing financial difficulties, including liquidity difficulties and difficulties meeting principal or interest payments. The amount of the loss carried to profit or loss is measured as the difference between the asset’s carrying amount and the present value of estimated future cash flows (excluding future credit losses that have not yet been incurred) discounted at the financial asset’s original effective interest rate (i.e., the effective interest rate calculated upon initial recognition). The balance of the asset in the financial statements is reduced by recording a provision. In subsequent periods, impairment losses are cancelled when the recovery of the asset’s value can be objectively attributable to an event that has occurred following the recognition of the loss. Such cancellation is stated in profit and loss up to the amount of loss recognized.

The Accounting Treatment as of January 1 2018:

The Company evaluates the need for a provision for impairment of expected credit losses for debt instruments at amortized cost; expected credit losses are the weighted average of credit losses, weighted according to the risk of default.

Note 2: Significant Accounting Policies (cont.)

j.	Property, Plant and Equipment

Property, plant & equipment is initially recognized at cost, including costs that are directly attributable to the purchase of property, plant & equipment and to the bringing of the property, plant & equipment to the location and condition necessary for it to be capable of operating. The cost of a property, plant & equipment item is the equivalent of its cash value upon recognition.

In periods following initial recognition, property, plant and equipment items are measured at cost with the addition of direct costs of purchase, less accumulated depreciation, less accumulated impairment losses and excluding day-to-day servicing expenses. The cost includes spare parts and auxiliary equipment that can only be used in connection with property, plant and equipment line item.

Depreciation is calculated on a straight-line basis over the useful life of an asset, as follows:

	%	Mainly %

Buildings	4	4
Vehicles	15	15
Machinery and equipment	10-15	15
Computers and peripherals	33.3	33.3
Office furniture and equipment	6-15	6
Dies	16	16

Leasehold improvements presented under office furniture and equipment are amortized according to the straight-line method over the lease term (including the Company’s extension option term, which the Company intends to exercise) or in accordance with the estimated life of the improvement, whichever the shorter.

The useful life, depreciation method and residual value of each asset are reviewed at least at the end of each year and the changes are accounted for as a prospective change in an accounting estimate. Regarding assessment for impairment of property, plant & equipment, please see Section l below.

Asset depreciation is discontinued on the earlier of the following: the date on which the asset is classified as held for sale and the date on which the asset is derecognized. An asset is derecognized from the financial statements on the sale date if no further economic benefits are expected from the use of the asset. Gain or loss from derecognition of an asset (calculated as the difference between the net proceeds of the derecognition and the amortized cost in the financial statements) is included in profit or loss in the period in which the asset was derecognized.

Note 2: Significant Accounting Policies (cont.)

k.	Intangible Assets

Intangible assets acquired separately are measured upon initial recognition at cost plus direct purchase costs. Following initial recognition, intangible assets are measured at cost less accumulated amortization and less accumulated impairment losses.

According to management’s assessment, the intangible assets have a defined useful life. The assets are amortized over their useful lives based on the straight-line method and assessed for impairment when there are indicators of impairment. The amortization period and method of amortization of an intangible asset with a defined useful life are reviewed at least at the end of each year. Changes in the useful life or expected consumption pattern of the economic benefits expected to arise from the asset are accounted for as a prospective change in accounting estimates. Amortization expenses for intangible assets with a defined useful life are stated in profit or loss.

The useful life of the intangible assets is as follows:

Years
Technology	5
Customer relationships	5
Computer software	3
Regulatory license	3

Gains or losses on derecognition of an intangible asset are measured according to the difference between the proceeds from the disposal, net and the cost of the asset and are stated in profit or loss.

Software

The Company’s assets include computer systems consisting of hardware and software. Software forming an integral part of hardware, which cannot operate without the software installed on it, is classified as property, plant & equipment. On the other hand, licenses of standalone software that add functionality to hardware are classified under intangible assets.

l.	Impairment

At the end of each reporting period, the Company examines whether there are any indications for impairment of assets that require testing for impairment.

Note 2: Significant Accounting Policies (cont.)

l.	Impairment (cont.)

Each year, regardless of whether there are indications of impairment, the Company assesses for impairment goodwill acquired in business combinations. To assess impairment of an asset other than goodwill, the Company calculated the recoverable amount of the asset. When an asset’s recoverable amount is lower than its carrying amount, the Company recognizes an impairment loss and reduces the asset’s carrying amount to its recoverable amount. The Company recognizes losses from immediate impairment in profit or loss. To be assessed for impairment, goodwill acquired in a business combination is allocated from the acquisition date to each of the cash-generating units that are expected to benefit from the business combination synergy. When the Company recognizes an impairment loss of a cash-generating unit, the Company allocates the impairment loss to reduce the carrying amount of the unit’s assets, initially against goodwill allocated to the unit and subsequently to the remaining assets, pro rata, based on their carrying amounts (subject to their recoverable amount). At the end of each reporting period, the Company assesses whether there are indications that an impairment loss for an asset, other than goodwill, recognized in previous periods, is no longer present or was reduced. Where such indications exist, the Company calculates the recoverable amount of the asset. An impairment loss for an asset, other than goodwill, was reversed only if there have been changes in the estimates used to determine the asset’s recoverable amount since the date on which the impairment loss was last recognized. The carrying amount of an asset, other than goodwill, which was created as a result of an impairment loss reversal, shall not exceed the carrying amount that would have been determined (less depreciation or amortization) if no impairment loss had been recognized in prior reporting periods. Reversal of an asset’s impairment loss, other than goodwill, was recognized immediately in profit or loss, unless the asset is property, plant & equipment which was revalued in accordance with the reevaluation model, in which case the reversal is accounted for as appreciation. Reversal of an impairment loss of a cash-generating unit was allocated to the unit’s assets, other than goodwill, pro rata to the carrying amount of the assets.

As a result of the reversal, the carrying amount of an asset did not exceed the lower of its recoverable amount or its carrying amount which would have been determined as aforesaid had no impairment loss been recognized. Impairment loss of goodwill in subsequent periods. During the reported periods, the Company recognized impairment. Please see also Note 9B3.

Note 2: Significant Accounting Policies (cont.)

m.	Chief Scientist grants

A grant from the Chief Scientist for research and development activity, for which the Company has committed to pay royalties to the State of Israel contingent on future sales arising from the funding, was accounted for as a forgivable loan. The grant was recognized as a liability in the financial statements, unless there is reasonable assurance that the Company will meet the terms and conditions for forgiveness of the loan, in which case, it shall be recognized as a government grant. Where the commitment to the State does not bear market interest, the liability was recognized at its fair value in accordance with the market interest rate at the grant’s receipt date. The difference between the amount received and the liability recognized in the statement of financial position upon receipt of the grant was accounted for as a government grant and recognized as reimbursement of research expenses or as a reduction of the capitalized development costs, mutatis mutandis. The repayment of the liability to the State is reviewed each reporting period, with changes in the liability arising from a change in the royalty expectation recognized in profit or loss.

n.	Income Taxes

Income taxes in profit or loss include current taxes and deferred taxes. The tax results in respect of current or deferred taxes are carried to profit or loss, unless they relate to items that are directly carried to other comprehensive income or equity. In these cases, the tax effect is also carried to the item relating to other comprehensive income or equity.

1.	Current Taxes

A current tax liability is measured according to the tax rates and tax laws that have been enacted or substantively enacted by the reporting date as well as adjustments required in connection with the tax liability payable for prior years.

2.	Deferred Taxes

The Company recognized current taxes in profit or loss, except if they resulted from a transaction or event recognized, during that period or another period, outside profit or loss or arising from a business combination.

The Company did not recognize deferred taxes since it does not expect that it would be possible to utilize the deductible temporary differences.

o.	Share-Based Compensation Transactions

Employees and other service providers of the Company are entitled to benefits by way of share-based payment in exchange for services rendered.

Note 2: Significant Accounting Policies (cont.)

o.	Share-Based Compensation Transactions (cont.)

Transactions Settled in Equity Instruments

These transactions include transactions with employees that will be settled in the Company’s equity instruments, such as shares or stock options. Regarding share-based payment transactions for employees settled in equity instruments, the value of the benefit is measured at the grant date, taking into account the fair value of the equity instruments granted. The value of the benefit of share-based payment transactions is recognized in profit or loss against a capital reserve over the vesting period, based on the best estimate of the number of equity instruments expected to vest. When changes are made to a share-based payment plan, the Company recognizes the effects of changes which increase the total fair value of the plan during the remaining vesting period. For more information, please see Note 18.

p.	Liabilities for Employee Benefits

Post-Employment Benefits

The Company’s liabilities for severance pay to the Company’s employees are accounted for as a defined benefit plan. The net liability (asset) in respect of the defined benefit presented in the statement of financial position is the present value of the obligation for the defined benefit as at the end of the reporting period, less the fair value at the end of the reporting period of the plan assets from which the obligation will be directly settled. adjusted for any effect of restricting the net asset in respect of the defined benefit for the asset ceiling. Using actuarial methods, the obligation for the benefit is measured by independent actuaries based on the projected unit credit method. The present value of the benefit obligation is determined by discounting the expected future cash flows (after taking into account the expected wage increase rate).

Current service cost, past service cost, profit or loss as a result of settlement and net interest on the net liability (asset) for a defined benefit are recognized in profit or loss. Remeasurements of the net liability (asset) for defined benefit recognized in other comprehensive income are not reclassified to profit or loss in the subsequent period.

The plan assets are funds that the Company deposits, on an ongoing basis, with certain entities in respect of its obligations for severance pay to some of its employees, such as pension funds and eligible insurance policies. When the Company has a surplus in the defined benefit plan (i.e., a net asset), it measures the net asset for the defined benefit, according to the lower of the surplus in the defined benefit plan and the asset ceiling.

Note 2: Significant Accounting Policies (cont.)

q.	Revenue Recognition

Accounting Treatment until December 31 2017:

The Company’s revenues were recognized in profit or loss when they can be reliably measured, when it is expected that the economic benefits associated with the transaction will flow to the Company and when the costs incurred or to be incurred in respect of the transaction can be reliably measured. Revenue is measured at the fair value of the consideration received or the receivable consideration in the transaction net of trade discounts, quantity discounts and refunds.

Revenue from sales of goods is recognized when all the significant risks and rewards derived from the ownership of the goods have been transferred to the buyer and the seller no longer has ongoing managerial involvement. In most cases, the delivery date is the date on which the ownership was transferred.

The accounting treatment as of January 1 2018:

The company recognizes income from contracts with customers on the date on which control over the goods or services is transferred to the customer and measures the revenue at an amount representing the value that the Company expects to be entitled to for these goods or services.

Pursuant to the provisions of IFRS 15, revenue is to be recognized using a five-step model involving the following:

Step 1 - Identifying the contract with a customer.

Step 2 - Upon entering into a contract, identifying the individual performance obligations within the contract to deliver to the customer distinct goods or services.

Step 3 - Determining the transaction price according to the amount of the consideration that the company expects to be entitled to in return for the goods or services promised to the customer, excluding amounts collected for the benefit of third parties.

Step 4 - Allocate the transaction price for each performance obligations identified in the contract.

Step 5 - Recognize revenue when (or as) the performance obligations are satisfied at a given point in time (or over time) by transferring control over the goods or services promised to the customer.

Note 2: Significant Accounting Policies (cont.)

q.	Revenue Recognition (cont.)

Selling of products:

The Company sells products it produces to customers in Israel and abroad. The Company’s performance obligation is to sell products. The Company recognizes revenue from the sale of the products at the point in time in which control of the product is transferred to the customer: For customers in Israel and abroad, this is ordinarily the date on which the product is shipped or delivered. Typical customer payments are in accordance with generally accepted credit terms in the industry. The Company provides customers with product warranty by law or in accordance with the accepted practice in the industry. This warranty does not provide for additional service to the customer, and is therefore not accounted for as a separate performance obligation, but rather as a provision.

The transition to application of IFRS 15 had no effect on the financial statements.

r.	Finance Income (Expenses)

Finance income includes interest income, dividend income and changes in fair value of financial assets measured at fair value through profit or loss. Interest income is recognized as accrued.

Changes in fair value of financial assets measured at fair value through profit or loss include dividend income and interest.

Finance income includes interest expenses, changes in time value in respect of provisions and changes in fair value of financial assets measured at fair value through profit or loss.

Earnings and losses from exchange rate differences and linkage differences are reported net.

Note 2: Significant Accounting Policies (cont.)

s.	Earnings (Loss) per Share

Earnings (loss) per share are calculated by dividing the net income (loss) attributable to the Company’s shareholders by the weighted average number of ordinary shares outstanding during the period. The basic earnings (loss) per share includes only shares that existed in effect during the period. Potential ordinary shares (convertible securities, such as convertible bonds, option warrants and employee options) are only included in the calculation of diluted earnings per share if their effect dilutes earnings (loss) per share such that their conversion reduces the earnings per share or increases the loss per share. In addition, potential ordinary shares that have been converted during the period are included in the diluted earnings per share only until the Conversion Date and starting from that date - in basic earnings (loss) per share.

t.	Provisions

The Company recognizes provisions in its financial statements when the Company has an obligation (legal or constructive) as a result of past events, when it is expected that a negative flow of resources embodying economic benefits will be required in order to settle it be and a reliable estimate of the obligation amount can be made. The amount recognized as a provision is the best estimate of an expense needed to settle the existing obligation at the balance sheet date. When the effect of the time value is substantive, the provision amount will be measured according to the present value of the expenses required to settle the obligation.

In the context of the foregoing, the Company recognizes a provision for repairs during the defects liability and warranty period, based on past experience. A reduced provision is recognized in profit or loss as a reduction of repair expenses incurred by the Company in effect or at the end of the warranty period, whichever the later.

Following are the types of provisions included in the financial statements:

Warranty

The Company recognizes a provision for warranty for the sale of its products. The warranty is limited to technical malfunctions defined by the Company and does not include warranty for damages incurred by the customers.

Lawsuits

A provision for lawsuits is recognized when a company has a present legal obligation or implied obligation as a result of a past event and the company is more likely than not to be using its financial resources to settle the obligation and the obligation can be reliably estimated. When the effect of the time value is material, the provision is measured according to its present value.

Note 3: Cash and Cash Equivalents

	December 31
	2019	2018
	NIS thousands
In NIS:
In banks	456	775
In foreign currency:

In banks	640	4,687
Total	1,096	5,462

Note 4: Trade Receivables

	December 31
	2019	2018
	NIS thousands

Unpaid debts	7,304	8,605
Income receivable	438	-
Income receivable from controlling shareholder	42	-
Checks for collection	42	18

	7,826	8,623
Less provision for doubtful debts	(68)	(5,105)

Trade receivables, net	7,758	3,518

The Company included in its financial statements as at December 31 2018 a provision for doubtful debt for a specific customer totaling NIS 4,983 thousand and in 2019, the debt became a bad debt.

Following is an aging analysis of past due unimpaired accounts receivable as at the end of the reporting period, according to the collections arrears period relative to the reporting date:

	Trade receivables not yet overdue	Past due accounts payable whose collection is
	(no delinquent collection)	Up to 30 days	30-60 days	60-90 days	Over 90 days	Total

December 31 2019	4,382	3,426	11	-	7	7,826

December 31 2018	1,474	989	-	179	5,981	8,623

Note 5: Receivables and Debit Balances

	December 31
	2019	2018
	NIS thousands

Prepaid expenses	494	460
Government authorities	119	334
Other	103	17

	716	811

Note 6: Inventory

	December 31
	2019	2018
	NIS thousands

Inventory on consignment	522	-
Raw materials and auxiliary materials	5,712	14,240
Goods in process and finished goods	1,103	2,046

	7,337	16,286

The Company included in its financial statements as at December 31 2019 and 2018 a provision for slow-moving inventory totaling NIS 5,051 thousand and NIS 3,691 thousand, respectively.

Note 7: Property, Plant and Equipment

Composition:

2019

	Land and buildings	Machi-nery and equip-ment	Compu-ters and periphe-rals	Leasehold improve-ments and office furniture and equipment	Dies	Total

Cost

Balance as of January 1 2019	7,702	1,112	1,750	1,094	2,071	13,729
Additions during the year	-	-	83	70	855	1,008
Capital reserve from translation differences	-	(16)	(36)	(28)	-	(80)
Derecognitions during the year	-	(53)	(285)	-	(703)	(1,040)

Balance as of December 31 2019	7,702	1,043	1,512	1,136	2,223	13,617

Accumulated depreciation

Balance as of January 1 2019	6,126	873	1,467	807	1,356	10,629
Additions during the year	203	47	126	85	277	738
Capital reserve from translation differences	-	(14)	(25)	(8)	-	(47)
Derecognitions during the year	-	(46)	(272)	-	(703)	(1,021)

Balance as of December 31 2019	6,329	860	1,296	884	930	10,299

Balance of amortized cost as of December 31 2019	1,373	183	216	252	1,294	3,318

Note 7: Property, Plant and Equipment (cont.)

2018

	Land and buildings	Machi-nery and equipment	Compu-ters and periphe-rals	Office furniture and equip-ment	Dies	Total

Cost

Balance as of January 1 2018	7,702	5,082	1,885	1,043	1,962	17,674
Additions during the year	-	122	92	319	109	642
Capital reserve from translation differences	-	14	48	14	-	76
Derecognitions during the year	-	(4,106)	(275)	(282)	-	(4,663)

Balance as of December 31 2018	7,702	1,112	1,750	1,094	2,071	13,729

Accumulated depreciation

Balance as of January 1 2018	5,923	4,330	1,570	981	1,127	13,931
Additions during the year	203	393	132	81	229	1,038
Capital reserve from translation differences	-	7	35	13	-	55
Derecognitions during the year	-	(3,857)	(270)	(268)	-	(4,395)

Balance as of December 31 2018	6,126	873	1,467	807	1,356	10,629

Balance of amortized cost as of December 31 2018	1,576	239	283	287	715	3,100

Note 8: Trade Receivables

The Company and subsidiary – Micronet Inc. – are parties to lease agreements in respect of buildings and vehicles they use as part of their operating activities.

The lease agreements for the buildings are for a period of 4 years. While the lease agreements for the vehicles are for a period of 3 years.

The lease agreements for the buildings into which the Company has entered include extension options.

1.	Details regarding lease transactions

For the year ended December 31 2019
NIS thousands
Interest expense in respect of lease liabilities	121

2.	Extension and termination options

The Company has lease contracts that include extension options. These options provide the Company with flexibility in managing lease transactions and adapting them to its business needs.

The Company exercises significant discretion when examining whether it is reasonably certain that the extension options will be exercised.

The Company and subsidiary did not include in the lease term any extension options as per said agreements, since they do not expect to exercise the option at the end of the 4-year period.

The lease agreements for the vehicles do not include any extension options.

Note 8: Trade Receivables (cont.)

3.	Disclosures regarding right-of-use assets

	Real estate	Vehicles	Total
Cost
Balance as of January 1 2019	1,699	687	2,386
Additions during the year:
Additions to right-of-use assets for new leases during the period	2,105	73	2,178
Adjustments arising from translation of financial statements of foreign operations	(132)	-	(132)

Derecognitions during the year:
Derecognitions from right-of-use assets for leases terminated during the period	-	(108)	(108)
Balance as of December 31 2019	3,672	652	4,324

Accumulated depreciation
Balance as of January 1 2019	-	-	-
Additions during the year:
Depreciation and amortization	582	301	883
Adjustments arising from translation of financial statements of foreign operations	(16)	-	(16)
Derecognitions during the year:
Derecognitions from right-of-use assets for leases terminated during the period	-	(20)	(20)
Balance as of December 31 2019	566	281	847

Balance of amortized cost as of December 31 2019	3,105	370	3,477

Note 9: Intangible Assets and Goodwill

A.	Composition and Movement during the Period:

	2019
	Regulatory license	Computer software	Customer relationships assets	Technology	Goodwill	Total
Cost

Balance as of January 1 2019	1,188	1,172	9,486	6,244	5,495	23,585
Changes during the year:
Acquisitions	979	18	-	-	-	997

Derecognitions	-	(72)	-	-	-	(72)

Adjustments from translation of financial statements of foreign operations	-	-	-	-	-	-

Balance as of December 31 2019	2,167	1,118	9,486	6,244	5,495	24,510

Accumulated amortization

Balance as of January 1 2019	326	1,118	9,486	6,244	5,495	22,669
Additions during the year:
Amortization	488	37	-	-	-	525

Impairment	-	-	-	-	-	-

Derecognitions	-	73	-	-	-	73

Adjustments from translation of financial statements of foreign operations	-	-	-	-	-	-

Balance as of December 31 2019	814	1,082	9,486	6,244	5,495	23,121

Amortized cost as of December 31 2019	1,353	36	-	-	-	1,389

Amortization rates for the period (%)	33.33	33.33	20	20

Note 9: Intangible Assets and Goodwill (cont.)

	2018
	Regulatory license	Computer software	Customer relation-ships assets	Technology	Goodwill	Total
Cost

Balance as of January 1 2018	397	1,270	8,769	5,772	5,083	21,291
Changes during the year:
Acquisitions	791	20	-	-	-	811

Derecognitions	-	(118)	-	-	-	(118)

Adjustments from translation of financial statements of foreign operations	-	-	717	472	412	1,601

Balance as of December 31 2018	1,188	1,172	9,486	6,244	5,495	23,585

Accumulated amortization

Balance as of January 1 2018	152	1,189	6,262	4,122	-	11,725
Additions during the year:
Amortization	174	47	1,913	1,259	-	3,393

Impairment	-	-	797	525	5,495	6,817

Derecognitions	-	(118)	-	-	-	(118)

Adjustments from translation of financial statements of foreign operations	-	-	514	338	-	852

Balance as of December 31 2018	326	1,118	9,486	6,244	5,495	22,669

Amortized cost as of December 31 2018	862	54	-	-	-	916

Amortization rates for the period (%)	33.33	33.33	20	20

Note 9: Intangible Assets and Goodwill (cont.)

a.	Additional Information:

1.	The amortization method used by the Company to amortize its intangible assets is: the straight-line method.

2.	The amortization expenses of a regulatory license were charged to the R&D expenses item in profit or loss. The amortization expenses of a computer software were charged to the cost of goods sold item in profit or loss. The amortization expenses of a customer relationships were charged to administrative and general costs in profit or loss. The amortization expenses of a technological assets were charged to the cost of goods sold item in profit and loss.

3.	Until 2016, the Company included two cash-generating units. Following the merging of the two units, the integration of the acquired operation and a transition to managing the units as a single unit, as of 2017, the Company constitutes a single cash generating unit.

In accordance to the above mentioned, for the purpose of goodwill impairment testing as of December 31 2018, the Company estimated the fair value of the reporting unit using the market capitalization method, whereby the value of a unit is measured according to the number of shares multiplied by the share price as at December 31 2018. It was found that the Company’s market capitalization was significantly lower than the carrying amount of the Company’s net assets and therefore the Company recognized a goodwill impairment of NIS 5,495 thousand and an impairment of its customer relationships and technology in the amount of NIS 1,322 thousand.

Note 10: Trade Payables

	December 31
	2019	2018
	NIS thousands
Open debts	3,623	4,220
Repayable checks	436	1,515
	4,059	5,735

Note 11: Account Payables

	December 31
	2019	2018
	NIS thousands
Employees and government authorities in respect of salaries	1,451	1,578
Accrued expenses	1,690	1,034
Lease liability	1,244	-
Warranty provision	157	606
Liability in respect of investment grants	134	508
Controlling shareholder	163	-
Accrued income and advances from customers	522	228
Tax payables	205	218
Other	70	104
	5,636	4,276

Note 12: Financial Instruments

A.	Classification of Financial Assets and Financial Liabilities

Following is a classification of the financial assets and financial liabilities in the balance sheet to financial instrument classes:

	December 31
	2019	2018
	NIS thousands
Financial assets

Financial assets measured at fair value through profit or loss	-	-

Trade Receivables	10,273	6,022

	10,273	6,022
Financial liabilities

Financial liabilities at amortized cost:	19,874	18,962

	19,874	18,962

B.	Financial risk factors:

The Company’s activities expose it to various financial risks, such as market risks (foreign exchange rate risk, ICPI risk, interest risk and price risk), credit risk and liquidity risk. Decisions regarding the Company’s overall risk management focus on actions to mitigate possible adverse effects on the Company’s financial performance.

Risk management is performed by the Company’s management, which identifies and assesses the Company’s financial risks. Decisions regarding management of said market risks and liquid investments are made regularly by the Company’s management and are periodically brought for discussion and resolution before the board of directors.

The board of directors provides written principles for the specific policy regarding liquid investments and the handling of issues relating to risk management presented to it.

Note 12: Financial Instruments (cont.)

Market Risks

a)	Foreign exchange rate risk

The Company is globally deployed and is therefore exposed to foreign exchange rate risk resulting from exposure to different currencies, primarily the US dollar and euro. Foreign exchange rate risk arises from recognized assets and liabilities denominated in a currency other than the functional currency and from the fact that some of the Company’s revenues are denominated in US dollars or a currency linked thereto.

Currency exposure was managed by converting foreign currency into NIS shorty after receipt of the proceeds, and in 2017-2018 by purchasing short-term put and call options on USD at predetermined dates and exchange rates.

b)	Interest rate risk

The Company is also exposed to risk arising from loans that the Company has received which are linked to the prime interest rate; an interest rate increase will increase the Company’s liabilities.

2.	Credit Risks

The Group has a credit risk arising from the provision of unsecured credit to its customers in Israel and abroad. The Company’s management specifically approves credit provision to selected customers abroad or to selected export transactions. Characteristics that may give rise credit risk concentration include the nature of the debtors’ activities, such as the industry in which they operate, their geographical area, and their level of financial robustness.

Most of the credit granted by the Company to its customers ranges between “current” plus 30 days and “current” plus 60 days. The company does not demand collateral to ensure debts. The Company makes provision for doubtful debts, based on factors affecting the credit risk of certain customers, past experience and other information.

Note 12: Financial Instruments (cont.)

3.	Liquidity Risk

Liquidity risks arise from management of the Group’s working capital as well as from finance expenses and principal repayments of the Group’s debt instruments. Liquidity risk is the risk that the Group will struggle to meet obligations related to financial liabilities that will be settled by cash or another financial asset.

The following table presents the repayment schedule of the Company’s financial liabilities according to the contractual terms and conditions in non-capitalized amounts (including interest payments):

As at December 31 2019

	Up to one year	Year 2	Year 3	Total
Loan from controlling shareholder	1,296	-	-	1,296
Interest bearing loans and current credit	5,188	2,240	226	7,654
Lease liability	1,348	621	557	2,526
Trade payables	4,059	-	-	4,059
Accounts payables	4,986	-	-	4,986
Liability in respect of investment grants	-	114	26	140

	16,877	2,975	809	20,661

As at December 31 2018

	Up to one year	Year 2	Year 3	Total
Interest bearing loans and current credit	6,995	1,784	1,338	10,117
Trade payables	5,735	-	-	5,735
Account payables	3,200	-	-	3,200
Liability in respect of investment grants	-	459	46	505

	15,930	2,243	1,384	19,557

c.	Classification of financial instruments according to the fair value hierarchy

The financial instruments measured in the balance sheet at fair value are classified, according to classes with similar characteristics, to the following fair value hierarchy according to the source of the data used to determine the fair value:

Note 12: Financial Instruments (cont.)

c.	Classification of financial instruments according to the fair value hierarchy (cont.)

Level 1:	Quoted prices (unadjusted) for identical assets and liabilities in an active market.
Level 2:	Inputs other than quoted prices included in Level 1 which are observable either directly or indirectly.
Level 3:	Inputs not based on unobservable market information (valuation techniques without the use of observable market inputs).

During 2019 and 2018, there were no transfers in respect of fair value measurement of any financial instrument between Level 1 and Level 2, nor were there transfers into or out of Level 3 in respect of fair value measurement of any financial instrument.

d.	Derivatives

The Company makes periodical transactions in financial derivatives to reduce exposure to foreign exchange rates. These transactions are not defined as accounting hedges and the change in their value is recognized in profit and loss. As of December 31 2019, no foreign currency derivative assets remained, and as at December 31 2018, foreign currency derivatives totaled an asset amounting to less than NIS 1 thousand.

The results of the transactions in 2019 totaled a loss of approx. NIS 1 thousand, in 2018 - a loss of NIS 170 thousand, and in 2017 - a profit of NIS 1,001 thousand.

Note 12: Financial Instruments (cont.)

e.	Sensitivity tests to changes in market factors

	December 31
	2019	2018
	NIS thousands
Sensitivity test to changes in the prime interest rate

Gain (loss) from change:

2% interest rate increase	(149)	(193)
2% interest rate decrease	149	193

Sensitivity test to changes in the interest rates

Gain (loss) from change:

2% interest rate increase	59	65
2% interest rate decrease	(59)	(65)

Sensitivity test to changes in the US dollar exchange rate

Gain (loss) from change:

Exchange rate increase of 10%	250	448
Exchange rate decrease of 10%	(250)	(448)

Sensitivity test to changes in the euro exchange rate

Gain (loss) from change:

10% exchange rate increase	2	2
10% exchange rate decrease	(2)	(2)

Sensitivity test to changes in the Israeli CPI

Gain (loss) from change:

2% increase in CPI	(47)	-
2% decrease in CPI	47	-

Note 12: Financial Instruments (cont.)

f.	Sensitivity tests and principal work assumptions

The selected changes in the relevant risk variables were determined based on management’s estimate as to reasonable possible changes in these risk variables.

The Company has performed sensitivity tests of principal market risk factors that are liable to affect its reported financial performance or financial position. The sensitivity tests present the profit or loss for each financial instrument for the relevant risk variable chosen for that instrument as of each reporting date. The assessment of risk factors was made based on the materiality of the exposure of the financial performance or financial position to each risk factor assuming that all other variables remain fixed.

Sensitivity test for changes in the prime interest rates was carried out on outstanding loans and liabilities to banks. Sensitivity test for changes in the prime interest rates was carried out on cash and cash equivalent balances. A sensitivity analysis for the impact of changes in the USD exchange rate was applied to cash balances, trade and other receivables, payables and lease liabilities, which are linked to the USD; a sensitivity analysis for the impact of changes in the consumer price index was applied to lease liabilities.

Under company policy, the Company does not hedge most of its currency exposures, therefore, the main currency exposures presented in the sensitivity tables are in respect of excess assets over liabilities linked to foreign currency.

g.	Additional information regarding material investments in financial assets

1.	Details of the material investments in the financial asset classes:

	December 31
	2019	2018
	NIS thousands

Financial assets at fair value through profit or loss:

Trade receivables, loans and other receivables	10,273	6,022

	10,273	6,022

The expected disposal dates of the material investments as at December 31 2019 and 2018 are for a period of up to one year.

Note 12: Financial Instruments (cont.)

g.	Additional information regarding material investments in financial assets (cont.)

2.	Linkage terms of financial assets by financial instrument class:

	In foreign currency or linked thereto		Unlinked
	USD	EUR	--	Total
	NIS thousands

December 31 2019

Trade receivable	7,663	-	2,610	10,273

	In foreign currency or linked thereto		Unlinked
	USD	EUR	--	Total
	NIS thousands

December 31 2018

Trade Receivable	3,480	14	2,528	6,022

3.	Linkage terms of financial liabilities by financial instrument class:

	Consumer Price Index	Foreign currency, linked to USD	Unlinked	Linked to prime interest rate	Total
	NIS thousands
December 31 2019

Financial liabilities at amortized cost:	2,332	5,791	4,313	7,438	19,874

	Foreign currency, linked to USD	Unlinked	Linked to prime interest rate	Total
	NIS thousands
December 31 2018

Financial liabilities at amortized cost:	4,026	5,284	9,652	18,962

Note 13: Financing Activities

a.	Bank Loans:

Bank loan

On July 10 2018, the Company received a NIS 5 million loan from a banking corporation pursuant to a financing agreement dated March 25 2018, signed between the Company and the banking corporation. The loan bears annual interest of prime + 2.5%. The loan is for a period of 36 months and will be repaid in 12 quarterly payments starting October 10 2018 through July 11 2021. As part of the loan, the banking corporation placed a pledge on the Company’s shekel deposit of NIS 2.5 million, a floating charge on all of the Company’s assets and a specific lien on the Company’s interests in a real estate property owned by the Company, in which its offices are located.

In addition, the Company undertook to meet the following loan covenants:

(a) The adjusted annual EBITDA shall be no less than USD 750 thousand.

(b) The ratio between the trade receivables and financial debt shall be no less than 1 based on the Company’s quarterly financial statements.

(c) The ratio between the inventory and financial debt shall be no less than 1 based on the Company’s half-year financial statements.

(d) The tangible common equity shall be no less than NIS 15 million and no less than 35% of the total assets based on the Company’s half-year financial statements.

As at December 31 2019, the Company does not meet the foregoing loan covenants. The loan is presented as a current liability.

Due to the coronavirus crisis, the bank agreed to defer the repayment of the loan (principal and interest) totaling NIS 418 thousand by a few months.

It should be noted that the bank may require immediate repayment of the loan.

Credit facility from a bank

In 2018, the Company received a credit facility from a banking corporation for a period of 12 months in the amount of up to NIS 5 million. Pursuant to the financing agreement, the credit facility carried an annual interest rate of prime + 1.9% and was recently revised to prime + 2.5%. The credit facility can by cancelled by Company with a 14-day advance notice. In addition, the Company undertook to meet the following loan covenants:

Note 13: Financing Activities (cont.)

Credit facility from a bank (cont.)

(a) The adjusted annual EBITDA shall be no less than USD 750 thousand.

(b) The ratio between the trade receivables and financial debt shall be no less than 1 based on the Company’s quarterly financial statements.

(c) The ratio between the inventory and financial debt shall be no less than 1 based on the Company’s half-year financial statements.

(d) The tangible common equity shall be no less than NIS 15 million and no less than 35% of the total assets based on the Company’s half-year financial statements.

In April 2019, the Company repaid half of the NIS 2.5 million credit line. Thereafter, the credit line was renewed on a quarterly basis, totaling NIS 2.5 million; the interest payable in respect of the credit line is prime + 3.5% (total of 4.25% as of December 31 2019), plus a net credit service charge of 0.1% of the revalued credit balance. The credit line expired on December 31 2019. After the financial statements’ issue date, the credit line was extended through February 28 2020.

The Company does not comply with the financial covenants described above, and the bank may demand the immediate repayment of the credit given under the credit line.

Monthly bank loan

On April 1 2019, the Company received a bank loan totaling NIS 2.5 million in exchange for half of the amount of the credit line repaid by the Company. The loan bears annual interest of prime plus 3.5% for a 36-month period as from April 21 2019 through February 20 2022. As of December 31 2019, the Company does not comply with the financial covenants described above. The loan is presented as a current liability.

It should be noted that the bank may require immediate repayment of the loan.

Results of the loan covenants based on the financial statements

According to the consolidated financial statements as at December 31 2019, the Company did not meet the loan covenants.

a.	Annual adjusted EBITDA is a negative amount of NIS 8,460 thousand.

b.	The ratio between the trade receivables and financial debt totaled 1.04.

c.	The ratio between the inventory and financial debt was 0.99.

d.	The tangible common equity was NIS 5,137 thousand.

e.	Ratio of tangible common equity to net tangible assets - 20%.

As at December 31 2019, the entire credit facility has been utilized.

Note 14: Liabilities for Employee Benefits, Net:

Employee benefits include post-employment benefits.

a.	Post-Employment Benefits

Labor laws and the Severance Pay Law in Israel require the Company to pay severance pay to an employee upon dismissal or retirement or to make ongoing contributions to defined contribution plans under Section 14 of the Severance Pay Law as described below. The Company’s associated liability is treated as a post-employment benefit. The Company’s liability for employee benefits is calculated in accordance with the employment agreement in effect and is based on the employee’s salary and term of employment which give rise to the severance pay benefit.

Employee post-employment benefits are usually funded by contributions classified as a defined benefit plan, as detailed below.

b.	Defined Benefit Plan

The portion of severance pay that is not covered by the contributions to the defined contribution plans, as stated above, is treated by the Company as a defined benefit plan whereby a liability is recognized for employee benefits and in respect of which the Company makes contributions to central severance pay funds and respective insurance policies.

The liability is measured at the market yield rate on government bonds at the end of the reporting period. Changes in the rates of return and fair value of the plan assets may expose the Company to future changes in the net liability amount.

	December 31 2019	December 31 2018
	NIS thousands
Composition of plan:
1. Present value of defined benefit obligation	3,240	3,468
Fair value of plan assets	(2,822)	(3,108)

	418	360

2. Classification in the statement of financial position:
Liabilities for employee benefits, net	418	360

Note 14: Liabilities for Employee Benefits, Net (cont.)

c.	Movement in present value of the defined benefit obligation:

	December 31 2019	December 31 2018
	NIS thousands

Balance as at beginning of year	3,468	5,780

Current service cost	197	186
Interest expense	123	152
Remeasurements - Actuarial (gains) losses arising from:
Changes in financial assumptions	28	(95)
From the differences between the previous actuarial assumptions and what actually occurred	(96)	(86)
Paid benefits:
On an ongoing basis	(480)	(2,469)

Balance at end of year	3,240	3,468

d.	Movement in fair value of plan assets:

	December 31 2019	December 31 2018
	NIS thousands

Balance as at beginning of year	3,108	5,228
Remeasurements - return on plan assets excluding interest income	110	138
Transfer to pension	(10)	(61)
Plan contributions:
By the Company	144	286
Paid benefits:
On an ongoing basis	(589)	(2,469)
Re-measurements - actuarial profit (loss) on assets - past experience	59	(14)
Changes in financial assumptions

Balance at end of year	2,822	3,108

Note 14: Liabilities for Employee Benefits, Net (cont.)

e.	Main significant actuarial assumptions used to determine the present value of the defined benefit obligation:

	December 31 2019	December 31 2018
	%	%

Discount rate on obligation for a plan	2.3%	3.8%
Expected rate of increase in wages	3.23%	4.58%
Employee turnover rate based on employee’s age	5%-20%	20%-5%
Rate of interest income on plan assets as of January 1	3.8%	3.34%

f.	Amount, timing and uncertainty of future cash flows:

1. Sensitivity analysis for any significant actuarial assumption (disclosed in Section e) at the end of the reporting period:

		Effect on the defined benefit obligation
	Cha-nge in assum-ption	Increase in assumption		Decrease in assumption
	%	December 31 2019	December 31 2018	December 31 2019	December 31 2018

Expected rate of increase (decrease) in wages	10%	31.36	54.41	(26.99)	(47.24)
Departure rate	10%	(1.76)	(0.64)	1.53	0.48
Resignation rate	10%	(0.24)	(0.37)	0.34	0.34

The calculation method used in the sensitivity analysis is based on the projected unit credit method in the same way as the defined benefit obligation was calculated for the purpose of recognition in the statement of financial position. The calculation shows the financial effect on the defined benefit obligation assuming that all other variables remain constant. In reality, this assumption often does not exist and the assumptions may be correlated.

2. The weighted average life of the defined benefit obligation is 8.37 years.

Note 14: Liabilities for Employee Benefits, Net (cont.)

g.	Expenses during the period for defined contribution plans:

	For the year ended
	December 31 2019	December 31 2018	December 31 2017

Deductible amount in respect of defined contribution plans	220	260	417

Note 15: Income Taxes

a.	Tax Laws Applicable to the Company

Approved enterprise

On July 29 2013, the Knesset passed the Law for the Change of National Priorities (Legislative Amendments to Achieve Budget Targets for 2013 and 2014), 2013 (hereinafter: the “Law”).

Among other provisions, the law raised the corporate tax rate by 1.5%, beginning in 2014, so that it currently stands at 26.5% in lieu of 25%. In addition, the corporate tax rate for approved enterprises was raised as of January 1 2014, such that the tax rate in Development Area A was raised to 9% (in lieu 6%) and in other areas - 16% (instead of 12%).

The effect of the law was to increase the Company’s tax rate to 16% as of the 2014 tax year.

Industry (Taxes) Encouragement Law, 1969

The company has the status of an industrial company as defined by the Law. Pursuant to this status and by virtue of regulations promulgated under the Law, the Company is entitled to seek higher depreciation deduction rates for equipment used for industrial activity, as provided in the regulations under the Coordination Law. In addition, the Company is entitled to claim issuance expenses incurred when issuing shares over a period of 3 years.

Note 15: Income Taxes (cont.)

b.	Tax Rates Applicable to the Company

The corporate tax rate applicable to the Company in 2019, 2018 and 2017 was 16%. These rates apply to all of the Company’s income. Pursuant to the Industry (Taxes) Encouragement Law, 1969.

The weighted tax rates applicable to the US-based subsidiary are 23.5%, 23.5%, and 21% in 2019, 2018, and 2017, respectively.

In January 2016, Amendment No. 216 to the Income Tax Ordinance was published. According to the Amendment, as of 2016, the corporate tax rate will be reduced by 1.5%, from 26.5% to 25%. In December 2016, the Economic Efficiency Law (Legislative Amendments for Implementing the Economic Policy for the 2017 and 2018 Budget Year), 2016 was published. The Law stipulated that the corporate tax rate in 2017 be reduced by 1% and, as of 2018 - by 2%, reaching 24% in 2017 and 23% from 2018.

c.	Tax Assessments

The Company has final tax assessments up to and including the 2014 tax year.

d.	Tax loss carryforward

As of December 31 2019, the Company has NIS 60.8 million in taxable accumulated business losses. The Company did not create deferred taxes in respect of the carry-forward losses as it is not probable that they will be utilized in the foreseeable future.

e.	Income Taxes Included in Profit or Loss

	For the year ended December 31
	2019	2018	2017
	NIS thousands

Current tax expenses	125	218	79
Deferred tax expenses	-	1,879	-
Tax expenses (income) for previous years	119	55	(128)

	244	2,152	(49)

Note 15: Income Taxes (cont.)

g.	Theoretical Tax

Following is a reconciliation of the tax amount which would have been applicable if all income and expenses, gains and losses had been taxable at the statutory tax rate, and the amount of income tax stated in profit or loss:

	For the year ended December 31
	2019	2018	2017
	NIS thousands

Loss before income taxes	(10,829)	(22,405)	(12,996)

Statutory tax rate	23%	23%	24%

Tax benefit calculated according to the statutory tax rate	(2,491)	(5,153)	(3,119)

Decrease in income taxes resulting from the following factors:
Deductible expenses	-	-	-

Non-deductible expenses (income)	(945)	1,887	602
Tax expenses (income) for previous years	119	55	(128)
Approved enterprise tax benefit	1,064	1,072	713
Tax differentials for a foreign subsidiary	59	80	181
Expenses for which no deferred taxes were recorded	2,438	4,211	1,702

Income tax	244	2,152	(49)

Average effective tax rate	2.25%	9.6%	(0.38%)

Note 16: Contingent Liabilities and Commitments:

a.	Lease agreement

In June 2005, the Company signed a lease for a building used as its manufacturing plant. Over the years, several modifications have been introduced to the lease including additional space ranging from 1,225 m² to 875 m². The monthly rent averaged approximately NIS 33 thousand in 2018, with the monthly maintenance fees averaging about NIS 9 thousand. The monthly rent and maintenance fees are linked to the Consumer Price Index.

The Company put up NIS 143 thousand in bank guarantees to the landlord.

As of December 31 2018, the Company’s leases - covering 875 m² - will expire on June 30 2019. The Company has an option to extend the lease by June 30 2020, for a monthly rent of approximately NIS 34 thousand and monthly maintenance fees of approximately NIS 10 thousand.

Note 16: Contingent Liabilities and Commitments (cont.)

a.	Lease agreement (cont.)

On September 30 2019, the lease expired.

On October 31 2019, the Company entered into a lease agreement for offices located at 85 Medinat Hayehudim Street, Herzliya, for a 12-month period from December 1 2019 through November 30 2020, with an option to extend the term of the lease by three additional periods of one year each (i.e., by up to 48 months in total). The leased area is appox. 406 m², gross. The monthly rent is NIS 38 thousand, and the monthly management fees are estimated at NIS 11 thousand. All amounts are linked to the Consumer Price Index.

If the option to extend the lease term is exercised, the rent for the offices and parking spaces shall increase by 5% at the beginning of each additional lease term over the rent for the offices and parking spaces as of the end of the previous lease term.

On December 1 2019, the Company entered into a sub-lease agreement with a related company – MICT Telematics Ltd. – for the sublease of 25% of the Company’s leased offices in Herzliya, on a “back-to-back” basis under the terms of the main lease agreement. For more information, please see also Note 22, Section 11.

In June 2014, subsidiary Micronet Inc, signed a three-year lease for a building, including maintenance fees, for a total of USD 20 thousand per year. In June 2016, the lease was extended for an unlimited time. The Company has the option of withdrawing from an lease with a three-month notice. On December 7 2017, the Company notified the landlord that it would terminate the lease on March 7 2018, but will continue to pay maintenance fees of USD 3 thousand per month. On December 15 2017, the subsidiary signed a 47-month lease, including maintenance fees, of USD 14 thousand per month. The subsidiary paid the lessor a security deposit of USD 21 thousand.

b.	The Company’s vehicles were leased under operating leases, which expire on different dates.

As of December 31 2019, the Company’s minimum liability for the buildings and vehicle leases is as follows:

	2020	2021	2022	Total
	In NIS thousands

Buildings	1,114	595	-	1,709
Vehicle	256	120	20	396

	1,370	715	20	2,105

Note 16: Contingent Liabilities and Commitments (cont.)

c.	Guarantees

The Company provided a NIS 143 thousand guarantee to the owner of the asset it leased for the purpose of using it as its manufacturing facility. In July 2019, upon the end of the term of the contract, the guarantee was cancelled.

Pursuant to the lease agreement in respect of the Herzliya offices, the Company was required to provide a bank guarantee of NIS 152 thousand. This guarantee was eventually provided by a related company - MICT Telematics Ltd. To secure the said guarantee, the bank placed a charge on a specific dollar-denominated deposit of Telematics, including on the earnings thereon.

d.	Chief Scientist

On September 2 2013, the Company received approval for the Chief Scientist’s participation in a product development project with a budget of up to NIS 5.5 million, with the Chief Scientist assuming up to 30 percent of the total budget for one year (from April 1 2013 to March 31 2014). During 2014, the Company received further approval for the Chief Scientist’s participation in research and development expenses for the project until March 31 2015, with a budget of NIS 5,500 thousand, with the Chief Scientist assuming 40% of the costs. During 2015, the Company received a third approval for the Chief Scientist’s continued participation in the funding of development projects from previous years with a budget of NIS 5,100 thousand, with the Chief Scientist assuming 40% of the costs. In return, the Company committed to pay royalties on revenue generated from the knowledge developed in the three projects funded by the Chief Scientist at a rate of 3%, linked to the USD and prime interest rate. As of December 31 2019, the Company received a total of NIS 5,675 thousand from the Chief Scientist. The Company recorded a liability and accrued expenses in respect of royalties for the Chief Scientist grants in the amount of NIS 561 thousand. The Company’s projected royalty payments was based on its assessment as at the end of the reporting period. The discount rate applied by the Company to create the liability is 22%. The royalties rate payable by the Company is 3% of the proceeds from the sale of products in whose development the Chief Scientist participated, up to the amount of these grants linked to the USD + prime interest rate.

Note 17: Equity

a.	Share capital

Composition of nominal share capital:

	December 31 2019				December 31 2018
	Authorized		Issued and paid up		Authorized		Issued and paid up
	No. of shares	NIS	No. of shares	NIS	No. of shares	NIS	No. of shares	NIS
Ordinary shares of NIS 0.1 par value each	200,000,000	20,000,000	39,853,811	3,985,381	200,000,000	20,000,000	24,346,811	2,434,681

b.	Reconciliation between the number of outstanding shares at the beginning of the year and the number of outstanding shares at the end of the year:

	2019		2018
	Ordinary shares of NIS 0.1 p.v.	NIS p.v.	Ordinary shares of NIS 0.1 p.v.	NIS p.v.

Balance on January 1	24,346,811	2,434,681	24,346,811	2,434,681

Issuance of shares on February 21 2019	11,500,000	1,150,000	-	-
Issuance of shares on September 9 2019	4,007,000	400,700	-

Balance as at December 31	39,853,811	3,985,381	24,346,811	2,434,681

c.	Share Rights

1.	Voting rights in the general meeting, right to dividend, rights upon liquidation and the right to appoint the Company’s directors.

2.	Traded on the Tel Aviv Stock Exchange.

d.	Issuance of Shares

1.	On February 26 2017, the Company issued to the public - in consideration for a total amount of NIS 9,844 thousand less issuance expenses of NIS 591 thousand - 5,468,900 ordinary shares of NIS 0.1 par value each, pursuant to a shelf offering report published by the Company on February 22 2017.

Note 17: Equity (cont.)

d.	Issuance of Shares (cont.)

2.	On February 21 2019, the Company published a shelf offering pursuant to a shelf prospectus issued by the Company on July 18, 2018. Following the results of the offering, the Company allocated 11,500,000 registered ordinary shares of NIS 0.1 p.v. each, in addition to up to 4,600,000 option warrants. Each warrant is exercisable into one ordinary share of NIS 0.1 par value plus exercise of NIS 0.591, to be exercised until August 25, 2020 (inclusive). The immediate gross proceeds to the Company totaled NIS 5,002,500.

3.	On September 9 2019, under a Shelf Offering Report published by the Company, 4,007,000 ordinary shares of NIS 0.1 p.v. each were issued. The gross consideration amounted to NIS 1,202,100.

Note 18: Share-Based Compensation Transactions

a.	On May 23 2017, the Company’s Board of Directors resolved to grant Mr. Shlomo Shalev (director) 1,250,000 non-marketable options exercisable into 1,250,000 ordinary shares of NIS 0.1 par value each.

The exercise price of each option is NIS 1.73, which was determined according to the average closing price of the Company’s share on the Tel Aviv Stock Exchange in the thirty trading days preceding the engagement date. A 3-year vesting period for the option - one-third will vest within one year of the engagement date and the remaining amount - over 8 consecutive quarters. The contractual option term is 6 years. The fair value of the options was measured using the Black & Scholes option pricing model. The value is based on the following averages: Risk-free interest of 1.33%; standard deviation of 37.32%; expected dividend yield of 0%; and expected term of the option - 6 years. The standard deviation was calculated based on the closing price of the Company’s share during the three years prior to award date. On January 31 2019, Mr. Shalev ended his service as a Company director, and on February 1 2019, 625,001 options, which have not vested until Mr. Shalev’s retirement, have been forfeited. On May 1 2019, the remaining 624,999 options awarded to Mr. Shalev expired.

Note 18: Share-Based Compensation Transactions (cont.)

b.	On May 23 2017, the Company’s Board of Directors resolved to grant Mr. Amit Harari (CFO) 280,000 non-marketable options exercisable into 280,000 ordinary shares of NIS 0.1 par value each. The exercise price of each option is NIS 1.67, which was determined according to the average closing price of the Company’s share on the Tel Aviv Stock Exchange in the thirty trading days preceding the resolution. The option’s vesting period is 3 years, as follows: 100,000 options will vest on the resolution date, 90,000 will vest on May 23 2018 and 90,000 will vest on May 23 2019. The contractual option term is 5 years. The fair value of the options was measured using the Black & Scholes option pricing model. The value is based on the following averages: Risk-free interest of 1.33%; standard deviation of 37.32%; expected dividend yield of 0%; and expected term of the option - 6 years. The standard deviation was calculated based on the closing price of the Company’s share during the three years prior to award date.

c.	On July 6 2017 and November 14 2017, the Company’s Board of Directors resolved to grant Mr. David Marcus (CEO) 600,000 non-marketable options exercisable into 600,000 ordinary shares of NIS 0.1 par value each. The exercise price of each option is NIS 2.11, which was determined according to the average closing price of the Company’s share on the Tel Aviv Stock Exchange in the thirty trading days preceding November 14 2017.

The option vesting period is 3 years from the commencement of the CEO’s tenure (i.e., September 3 2017), as follows: One third of the options will vest on September 3 2018; at the end of each quarter, 50,000 options will vest until September 3 2020. The contractual option term is 6 years. The fair value of the options was measured using the Black & Scholes option pricing model. The value is based on the following averages: Risk-free interest of 0.99%; standard deviation of 35.65%; expected dividend yield of 0%; and expected term of the option - 6 years. The standard deviation was calculated based on the closing price of the Company’s share during the three years prior to award date. On September 30 2019, Mr. Marcus resigned from the Company, and on that date, 200,000 options which have not vested as of his resignation were forfeited. On December 30 2019, the remaining 400,000 options awarded to Mr. Marcus expired.

Note 18: Share-Based Compensation Transactions (cont.)

d.	On March 27 2018, the Company’s Board of Directors resolved to grant three of the Company’s employees 70,000 non-marketable options exercisable into 70,000 ordinary shares of NIS 0.1 par value each. The exercise price of each option is NIS 2.308, which was determined according to the average closing price of the Company’s share on the Tel Aviv Stock Exchange in the 30 trading days preceding March 27 2018. The option vesting period is 3 years, as follows: The first tranche of 23,333 options will vest on March 27 2019, followed by 5,833 options in each quarter. The contractual option term is 3 years from the vesting of the last tranche. The fair value of the options was measured using the Black & Scholes option pricing model. The value is based on the following averages: Risk-free interest of 1.13%; standard deviation of 32.76%; expected dividend yield of 0%; and expected term of the option - 6 years. The standard deviation was calculated based on the closing price of the Company’s share during the three years prior to award date. During 2018, one of the employees resigned and 30,000 options were forfeited. During 2019, another employee resigned and 20,000 of the options awarded to him were forfeited.

e.	In April 2019, the Company’s Board of Directors approved the allocation – at no consideration - of 384,000 options to two directors. Each option is exercisable into one ordinary share of NIS 0.1 p.v. each at an exercise price of NIS 0.4277. The fair value of the options at the allocation date was NIS 102,574. The fair value of the option warrants was measured using the Black & Scholes option pricing model, using the following averages: Risk-free interest of 2.32%; standard deviation of 62.99%; expected dividend yield of 0%; and expected term of the option - 6 years. The standard deviation was calculated based on the closing price of the Company’s share during the three years prior to award date.

The options will vest in five tranches over a three-year period in accordance with the following principles: The first tranche, comprising two thirds of the options (256,000 options) shall be exercisable as from 24 months after the award date; thereafter - 25% of the remaining options will vest every quarter (32,000 options per quarter). The options shall be exercisable until three years have elapsed since the vesting of the last option tranche. Options which will not be exercised until that date will expire. In the event that the engagement between the Company and the directors is terminated, all options that were awarded will expire immediately.

Note 18: Share-Based Compensation Transactions (cont.)

f.	In February 2019, the Company’s Board of Directors approved the allocation – at no consideration – of 180,000 option warrants to its senior employees. Each option is exercisable into one ordinary share of NIS 0.1 par value each at an exercise price of NIS 0.502. The total fair value of the option warrants at the allocation date was NIS 55,714. The fair value of the option warrants was measured using the Black & Scholes option pricing model, using the following averages: Risk-free interest of 1.13%; standard deviation of 53.53%; expected dividend yield of 0%; and expected term of the option - 6 years. The standard deviation was calculated based on the closing price of the Company’s share during the three years prior to award date.

The options will vest in five tranches over a three-year period in accordance with the following principles: The first tranche, comprising one third of the options (60,000 options) shall be exercisable as from 12 months after the award date; thereafter - 8.33% of the remaining options (15,000 options) will vest at the end of each quarter. The options shall be exercisable until three years have elapsed since the vesting of the last option tranche. Option warrants which will not be exercised until that date will expire.

In the event of termination of employer-employee relationship, all options awarded to the offeree which have not vested as of the resignation date, shall be immediately forfeited. Options that have vested and will not be exercised within 90 days of the resignation date will expire at the end of the 90 days.

On December 10 2019, 150,000 of the options granted were forfeited due to the retirement of one of the officers.

e.	Expense recognized in the financial statements

Following is the expense recognized in the financial statements for share -based payment:

	For the year ended December 31
	2019	2018	2017
	NIS thousands
Total recognized expense(income) from equity-settled share-based payment transaction	(295)	739	538

During 2019, 2018, and 2017, no changes or cancellations were made to the said employee and consultants benefit plans, except as detailed in Sections a, c, d, e and f above.

Note 18: Share-Based Compensation Transactions (cont.)

f.	The taxation arrangement applicable to granting stock options to employee and officers is in accordance with the capital gain track, within the meaning of Section 102(b) of the Income Tax Ordinance (New Version), 1961 and the provisions of the Ordinance and the Income Tax Regulations (Tax Relief in the Allocation of Shares to Employees), 2003.

g.	Movement during the year

The following table presents the number of stock options, the weighted average of their exercise price, and changes made to employee stock option plans during the current year:

	2019		2018		2017
	No. of options	Weighted average of the exercise price	No. of options	Weighted average of the exercise price	No. of options	Weighted average of the exercise price
		NIS		NIS		NIS
Stock optionsas at the beginning of the year	2,170,000	1.84	2,130,000	1.83	40,000	2.5
Stock options granted during the year	564,000	0.45	70,000	2.31	2,130,000	1.83
Stock options exercised during the year	-	-	-	-	-	-
Stock options which expired or were forfeited during the year	2,020,000	(1.76)	(30,000)	(2.31)	(40,000)	(2.5)
Stock options as at the beginning of the year	714,000	0.97	2,170,000	1.84	2,130,000	1.83
Stock options exercisable as at the end of the year	291,668	1.69	1,064,999	1.81	100,000	1.67

The weighted average of the expected remaining life of the share options as at December 31 2019, 2018 and 2017 is 3.97 years, 4.37 years and 5.35 years, respectively.

Note 19: Additional Details regarding Profit or Loss Items

		For the year ended December 31
		2019	2018	2017
		NIS thousands
a.	Cost of sales and services

	Purchase of materials and changes in the raw materials inventory	20,329	24,662	43,328
	Payroll	2,509	5,838	6,378
	Depreciation and amortization	761	1,975	2,177
	Plant maintenance and production expenses	482	1,435	1,517
	Export and transport expenses	396	754	818
	Impairment of intangible asset	-	525	-
	Sub-contractors	1,318	333	683
	Vehicle maintenance	79	231	183
	Other expenses and increase (decrease) in provision for warranty	(559)	63	475
	Other	75	81	111

		25,390	35,897	55,670
	Decrease (increase) in inventory of finished goods and in-process inventory	881	4,164	(3,689)

		26,271	40,061	51,981
b.	Selling and marketing expenses

	Depreciation	47	-	-
	Salaries and related expenses	3,968	4,089	4,898
	Sub-contractors	36	1,056	1,378
	Travel abroad	234	204	410
	Marketing and promotion	249	162	32
	Other	23	25	121

		4,557	5,536	6,839

Note 19: Additional Details regarding Profit or Loss Items (cont.)

		For the year ended December 31
		2019	2018	2017
		NIS thousands
c.	General and administrative expenses

	Doubtful debts	(46)	4,897	-
	Payroll	2,536	2,858	3,692
	Professional services	1,437	2,612	3,209
	Depreciation and amortization	615	2,138	2,295
	Office supplies and maintenance	428	857	970
	Impairment of intangible asset	-	797	-
	Share-based compensation	(298)	721	538
	Travel abroad	108	203	258
	Insurance policies	194	197	208
	Vehicle maintenance	14	174	120
	Other	127	102	184
	Capital gain (loss) from disposal of property, plant & equipment	3	(259)	-

		5,118	15,297	11,474
d.	Research and development expenses

	Payroll	4,183	4,487	4,619
	Participation in research and development expenses, net	(307)	776	721
	Sub-contractors	545	744	602
	Depreciation and amortization	723	318	106
	Overhead	274	222	236
	Vehicle maintenance	23	220	239
	Materials	48	130	215
	Other	95	192	175

		5,584	7,089	6,913

e.	Finance income

	Income from exchange rate differences	103	928	-
	Income from marketable securities, net	-	-	24
	Income from forward transactions	-	-	1,001
	Interest on deposits and income tax and other	11	4	-
		114	932	1,025
f.	Finance expenses

	Fees and interest on loans and finance lease	630	297	895
	Expenses on foreign exchange differences	-	-	2,075
	Expenses on financial derivatives	1	170	-
		631	467	2,970

Note 20: Net Loss per Share

Details pertaining to the number of shares and loss used to calculate the net loss per share:

	For the year ended December 31
	2019		2018		2017
	Weighted average of the number of ordinary shares	Net loss attributed to the Company’s share-holders	Weighted average of the number of ordinary shares	Net loss attributed to the Company’s share-holders	Weighted average of the number of ordinary shares	Net loss attributed to the Company’s share-holders
	In thousands	NIS thousands	In thousands	NIS thousands	In thousands	NIS thousands
No. of shares and gain for the calculation of basic loss from continuing operations	35,479,479	(11,072)	24,347	(24,557)	23,492	(12,947)

In 2019, 2018 and 2017 - the effect of potential instruments was anti-dilutive.

Note 21: Operating Segments

a.	General

The operating segments were determined based on information reviewed by the Chief Operating Decision Maker (CODM) for the purpose of decision making regarding resource allocation and performance reviews. The data is reviewed on a consolidated basis; the Company is only engaged in hardware and therefore constitutes a single operating segment.

b.	Additional information regarding income

	For the year ended December 31
	2019	2018	2017
	NIS thousands
Revenue from main customers, each of whom is responsible for 10% or more of the total income reported in the financial statements:

Customer A	11,330	19,226	19,943
Customer B	8,729	3,824	18
Customer C	3,919	3,943	4,449
Customer D	32	1,531	4,655
Customer E	-	990	13,235
Customer F	252	8,957	7,879

	24,626	38,471	50,179

c.	Geographic information

Following is a classification of the Company’s income by geographical markets, based on the customers’ location:

	For the year ended December 31
	2019		2018		2017
	% of the sales	NIS thousands	% of the sales	NIS thousands	% of the sales	NIS thousands

US	89	27,743	75.8	38,379	77.6	51,315
Europe	1.2	389	4.7	2,396	3.4	2,219
Africa	-	-	17	8,628	12	7,938
Israel	0.9	279	0.2	96	1.3	885
Canada	1.3	407	1.4	704	4.4	2,899
Other	7.6	2,359	0.9	405	1.3	900

		31,177		50,608		66,156

Note 21: Operating Segments (cont.)

c.	Geographic information (cont.)

Balances of fixed assets (property, plant & equipment, right-of-use asset, and intangible assets) in the financial statements by country of residence (Israel) and outside Israel - based on the asset’s location:

	December 31
	2019	2018
	In NIS thousands

US	1,427	460
Israel	5,405	3,556

Note 22: Balances and Transactions with Interested Parties and Related Parties

a.	Balances with interested parties and related parties

Composition:

As of December 31 2019

	Controlling shareholder	Directors, CEO and key management personnel	Other directors
		NIS thousands

Receivables and debit balances	42	-	20
Trade and Account payables	(163)	(676)	(47)
Loan from controlling shareholder	(1,296)	-	-
Total	(1,417)	(676)	(27)

As of December 31 2018

	Directors, CEO and key management personnel	Other directors
	NIS thousands

Receivables and debit balances	-	12

Account payable	218	48

Note 22: Balances and Transactions with Interested Parties and Related Parties (cont.)

b.	Benefits to key management personnel (including directors) employed by the Company

In addition to wages, the Company’s directors and senior executives are entitled to non-cash benefits (such as a vehicle, mobile phone, etc.).

Senior executives also take part in the Company’s stock options plan (please see Note 17).

Benefits for employment and obtaining services from key management personnel (including directors) who are not employed by the Company or render it services:

	For the year ended December 31
	2019		2018		2017
		Amount		Amount		Amount
	No. of persons	NIS thousands	No. of persons	NIS thousands	No. of persons	NIS thousands

Short-term employee benefits	5	2,559	3	2,253	7	3,908
Other long-term benefits	3	(324)	1	966	1	693

		2,235		3,219		4,601

Benefits for key management personnel (including directors) who are not employed by the Company:

	For the year ended December 31
	2019		2018		2017
		Amount		Amount		Amount
	No. of persons	NIS thousands	No. of persons	NIS thousands	No. of persons	NIS thousands

Total benefits for director who is not an employee of the Company	4	200	4	173	4	192

Note 22: Balances and Transactions with Interested Parties and Related Parties (cont.)

c.	Transactions with interested parties and related parties

For the year ended December 31 2019

	Parent company, directors, CEO and key management personnel	Other directors
	NIS thousands

Other income	42	-
General and administrative expenses	2,235	200

For the year ended December 31 2018

	Parent company, directors, CEO and key management personnel	Other directors
	NIS thousands

General and administrative expenses	3,219	173

For the year ended December 31 2017

	Directors, CEO and key management personnel	Other directors
	NIS thousands

General and administrative expenses	4,562	192

d.	Income and expenses from related parties and interested parties

Transactions with other related parties

1.	On January 30 2013, the general meeting of shareholders of the Company approved a management agreement with Mr. David Lucatz (the controlling shareholder) and a private company owned by him for a period of three years, beginning on November 1 2012. The position is part-time (60% monthly) in exchange for a total monthly amount of NIS 65,000 linked to the CPI plus the statutory VAT. Mr. Lucatz will also be entitled to have his expenses reimbursed by the Company for actual expenses incurred by him in connection with rendering management services, based on invoices, including travel expenses (flight, accommodation, and living expenses), car maintenance (Level 6) and accommodation expenses up to an annual total of NIS 60,000. On November 16 2015, the Company’s shareholders general meeting approved the extension of the Company’s agreement to receive management services from Mr. David Lucatz for an additional 3-year term until October 31 2018 under the same terms and conditions.

Note 22: Balances and Transactions with Interested Parties and Related Parties (cont.)

d.	Income and expenses from related parties and interested parties (cont.)

2.	On July 6 2017, Mr. David Lucatz and the private company he owns notified that his part time position would be scaled down. As a result, he will be entitled to a total monthly amount of NIS 23,000 (before VAT) as management fees. The change is effective from July 6 2017 until another decision has been made by the management company, at its discretion. The management agreement expired on October 31 2018.

3.	On August 20 2017, the general shareholders’ meeting approved the terms of office of Mr. Shlomo Shalev, a director in the Company, under part of a service agreement. The service agreement is for a period of three years beginning on June 1 2017 and involves a part-time position (60%). In return for services rendered by Mr. Shalev to the Company, he is entitled to a monthly management fee of NIS 42,000 (before VAT) and is entitled to have his expenses reimbursed by the Company, as is the practice of the Company, as well as to car maintenance expenses. In addition to the management fees, Mr. Shalev will be entitled to an annual bonus totaling 2% of the Company’s net income according to its consolidated annual financial statements, provided that the net income calculated after the payment of the bonus reflect a return on equity of the Company that is not lower than 5%. Mr. Shalev will be entitled to equity compensation as detailed in Note 18.

4.	On November 19 2018, the Company reached an agreement with Mr. Shalev on the postponement of the payment of management fees owed to him from January 1 2019 to 2020. On January 31 2019, Mr. Shalev notified of his resignation as director in the Company. In 2019, the Company paid Mr. Shalev all management fees to which he was entitled.

Note 22: Balances and Transactions with Interested Parties and Related Parties (cont.)

d.	Income and expenses from related parties and interested parties (cont.)

5.	In 2019, the general shareholders’ meeting approved the terms of office of Mr. David Marcus, the Company’s CEO, as of the commencement of his term on September 3 2017. Mr. Marcus will be employed full-time for an indefinite period, subject to each party being entitled to terminate the agreement by giving a 90-day advance notice. Mr. Marcus will be entitled to a monthly salary of NIS 47 thousand and after 12 months in office, his salary would be raised to NIS 50 thousand. The monthly salary will be updated to NIS 52 thousand shortly after the date on which, according to the Company’s financial statements, its EBITDA will be positive. Mr. Marcus will also be entitled to additional benefits, including a company car, mobile phone, full reimbursement thereof, social benefits, paid vacation leave, recreation pay, sick leave, etc. Mr. Marcus will be entitled to an annual bonus subject to meeting certain targets; the bonus will not exceed NIS 350 thousand per year. As for 2017, Mr. Marcus was entitled to a bonus of NIS 70 thousand. Mr. Marcus is also entitled to equity compensation as detailed in Note 17. Pursuant to the EBITDA expenses according to the unaudited reports as at June 30 2018, the Company’s CEO salary was updated to NIS 52,000 per month beginning in September 2018. On June 24 2019, Mr. Marcus resigned from his position as the Company’s CEO on September 30 2019, ending the employee-employer relations between the Company and Mr. Marcus.

6.	On June 24 2019, Mr. David Lucatz, who serves as director with the Company and is a related party by virtue of his holdings in the Company, was appointed Deputy CEO.

7.	On August 18 2014, the general meeting of the Company’s shareholders approved the terms of office of the Company’s CEO, Mr. Shai Lustgarten (hereinafter: the “CEO”), whereby the CEO shall be employed full time for a predetermined period of 3 years starting on July 1 2014. The CEO shall be entitled to a monthly salary of NIS 48 thousands and after 6 months in office, his salary would be raised to NIS 50 thousand. The CEO will also be entitled to additional benefits, including a private vehicle, mobile phone, full reimbursement of company car and phone expenses, social benefits, paid vacation leave, recreation pay, sick leave, etc. The CEO will be entitled to an annual bonus subject to meeting certain targets. The maximum annual bonus amount was NIS 600 thousand. Following the CEO’s relocation to the headquarters of the subsidiary, Micronet Inc., in Utah, USA, on March 19 2015, the general meeting of shareholders approved a revision of the CEO’s terms of office, such that the cost of his monthly salary following the revision was NIS 93 thousand. The general meeting also approved the extension of the advance notice period to 12 month, effective April 1 2015. On September 19 2016, the CEO announced his resignation on September 19 2017. The Company agreed with the CEO that, as of January 10 2017, he will cease to serve as CEO but will remain available until the end of his term in office. On March 9 2017, the Company informed Mr. Lustgarten that the employer-employee relationship between the parties had ended.

Note 22: Balances and Transactions with Interested Parties and Related Parties (cont.)

d.	Income and expenses from related parties and interested parties (cont.)

8.	On October 1 2016, Mr. Kenneth Wiesner was appointed CEO of subsidiary Micronet Inc. His annual salary will be USD 240 thousand and he will also receive additional benefits such as medical insurance and paid vacation leave. He is also entitled to advance notice ranging from 3 to 8 months according to his actual seniority. Mr. Wiesner is eligible for an annual bonus of up to USD 120 thousand according to a target plan. As for 2016, Mr. Wiesner was entitled to a bonus of NIS 60 thousand. On September 30 2017, Mr. Ken Wiesner’s employment as CEO of the subsidiary ended.

9.	Directors’ and officers’ liability insurance - On November 1 2018, the Company purchased a directors’ and officers’ liability insurance policy with Phoenix Insurance Company Inc. for a period of one year from November 1 2018 to October 31 2019. The coverage of the policy will have coverage of no less than USD 10 million. The annual premium amount will range from USD 10 thousand to USD 15 thousand. The insurance policy with Phoenix Insurance Company Ltd. was extended from November 1 2019 until January 15 2020.

10.	On July 1 2019, Mr. Monte Dalton was appointed CEO of subsidiary Micronet Inc. His annual salary will be USD 230 thousand and he will also receive additional benefits such as medical insurance, a company car, paid vacation leave, etc. In addition, Mr. Dalton is eligible for a signing bonus of USD 50 thousand and an annual bonus of up to USD 500 thousands subject to meeting the target plan. Mr. Dalton is also entitled to advance notice period ranging from 6 to 12 months according to his actual seniority. Subject to the approval of the Company’s organs, Mr. Dalton will also be entitled to equity compensation in the future.

Note 22: Balances and Transactions with Interested Parties and Related Parties (cont.)

d.	Income and expenses from related parties and interested parties (cont.)

11.	In December 1 2019, the Company entered into a sub-lease agreement with a related company – MICT Telematics Ltd. – for the sublease of 25% of the Company’s leased offices in Herzliya, on a “back to back” basis with the terms of the main lease agreement as described in Note 16. The monthly lease and maintenance fees will total NIS 12 thousand (linked to the consumer price index).

The lessee was given the option to terminate the lease agreement by giving a 90-day notice. Furthermore, subject to Micronet’s exercising the lease options under the main lease agreement, the lessee was given 3 additional options to extend the lease term by 12 months, with the rent increasing by 5% at each term.

12.	In February 2019, Mr. Adiv Baruch began serving as the Chairman of the Company’s Board of Directors. In its 2019 financial statements, the Company recognized a total of NIS 40 thousand per month in respect of Mr. Baruch’s service – a total of NIS 411 thousand for the entire year. Since Mr. Adiv Baruch’s compensation has not yet been approved by the Company’s organs as required under the provisions of the law, the Company made, for the sake of caution, a provision in respect of the said compensation as recognized in the financial statements, since it expects that the Company’s organs will approve the compensation once Mr. Baruch’s employment agreement is brought before them for approval.

13.	On September 22 2019, the Company and its controlling shareholder – MICT Inc. (hereinafter – “MICT”) – entered into a loan agreement whereunder MICT will give the Company a loan of USD 250 thousand. The loan will not bear interest, will not be linked, and no collateral were required in respect thereof. It will be repaid at the earlier of December 31 2019 or the date on which a convertible loan will be granted.

Note 22: Balances and Transactions with Interested Parties and Related Parties (cont.)

d.	Income and expenses from related parties and interested parties (cont.)

On November 13 2019, the Company’s Board of Directors approved an agreement whereunder MICT Inc. – the Company’s controlling shareholder - will give the Company a convertible loan into shares at the total amount of USD 500 thousand (hereinafter – the “Loan”). The Loan bears interest at the rate of 3.95%; the interest will be calculated on a quarterly basis. To the extent that the Loan is not converted, it will be repaid by the Company in four equal installments; the first installment will be paid at the end of the fifth quarter after the date on which the Loan was granted. The remaining three installments will be paid on each subsequent quarter, such that the loan will be repaid in full 24 months after the date on which it was extended. Furthermore, the outstanding balance of the Loan’s principal (in NIS, based on the USD exchange rate on the date on which the loan was granted) and all accrued and unpaid interest shall be convertible into ordinary shares of the Company – according to MICT Inc. decision – at a conversion price of NIS 0.38 per Company share. In addition, as part of the said transaction, MICT Inc. shall have the right to purchase an additional ordinary Company share in respect of each share that will be allocated to MICT Inc. by the Company (a 1:1 ratio) for an exercise price of NIS 0.6 per share. The option is exercisable for a period of up to 15 months. The Loan shall be used, among other things, to repay a previous USD 250 thousand loan received from MICT Inc. in September 2019. As to the approval of the convertible loan by the general meeting of the Company’s shareholders, please see Note 23, Section 2.

On November 17 2019, the Company received another loan of USD 125 thousand under terms identical to those of the September 22 2019 loan.

Note 23: Subsequent Events

1.	The Company and a London-based broker – Guest Krieger Ltd. – entered into an agreement to renew a directors’ liability insurance policy for the period from January 15 2020 through January 14 2021 for an overall premium of USD 29 thousand. The liability limit under the said policy is USD 10 million.

2.	On January 1 2020, a Special General Meeting of the Company’s shareholders approved the Company’s engagement in a convertible loan agreement with its controlling shareholder – MICT Inc.; under the said agreement, MICT Inc. will extend to the Company a USD 500 thousand loan that will include an option benefit. The said loan was used to repay the loans as set out in Note 1B.Following are the main details of the convertible loan agreement between the Company and MICT:

Pursuant to the loan agreement, close to its approval by the general meeting and on January 1 2020 at the earliest, MICT will extend to the Company a convertible loan of USD 500 thousand (NIS 1,764 thousand) (hereinafter – the “Completion Date”).

Note 23: Subsequent Events (cont.):

The loan shall bear annual interest of 3.95% to be calculated and paid at the end of each quarter as from Completion Date. Furthermore, the Company did not provide any collateral and/or guarantees in respect of the loan, and the loan’s principal and the interest payable thereon are not linked to any linkage basis. The loan’s principal shall be repaid in four (4) equal installments, such that the first installment will be paid 10 days after the end of the first quarter of 2021, and thereafter the three remaining installments shall be paid 10 days after the end of each quarter, such that the loan will be repaid in full 10 days after twenty four (24) months have elapsed since Completion Date (hereinafter – the “Loan Repayment Date”). Subject to the Company’s request, MICT may decide to change the repayment dates (in writing), including to defer the Loan Repayment Date. It should be noted that if the parties agree to change the repayment dates, the Company shall assess the need for approval of such changes in accordance with the provisions of the law as of the relevant date. Furthermore, in accordance with the terms of the loan agreement, MICT shall have the right to partially or fully convert the outstanding principal and interest into (1) Ordinary Company shares of NIS 0.1 p.v. each (hereinafter – “Ordinary Shares”) based on a conversion price of NIS 0.38 per share, in exchange for repayment of the loan principal and interest as aforesaid (hereinafter – the “Conversion Shares”) using the NIS/USD exchange rate prevailing at the Completion Date, and (2) MICT shall be entitled, for each Ordinary Share purchased for said conversion, to receive 1 (non-marketable) option exercisable into one Ordinary Share of the Company at an exercise price of NIS 0.60 (hereinafter – the “Exercise Shares”) at the discretion of MICT, by giving advance notice to the Company – all as part of an allocation report of a private offering to the controlling shareholder as published, and to the extent that MICT exercises the conversion right as aforesaid.

3.	The global spread of the coronavirus (COVID-19) during the first quarter of 2020 has thrown the world into a developing global event with macroeconomic consequences.

Many countries, Israel included, take significant measures in an attempt to stop the spread of the virus, such as restrictions on movement of civilians, gatherings, border closure, etc. The Company is monitoring the consequences of the event and the steps taken on its business activities in Israel and abroad, and is assessing the risks and exposures stemming from these consequences. Accordingly, as of the publication date of those financial statements, the Company is working under the assumption that the launch of its new products shall be delayed and that those products will not be completed before the end of second quarter of 2020.

Note 23: Subsequent Events (cont.):

Furthermore, due to the global economic slowdown and the plunge in business activity, the Company identified a material decline in demand for products of the type sold by the Company; this trend among Company’s customers caused orders to be stopped, delayed and deferred.

As of the publication date of these financial statements, the said trend continues and is reflected in cancellation and delay of orders which the Company had planned and expected to receive and supply in the months subsequent to the publication date of these financial statements.

Customers are being extra cautious due to the economic uncertainty, the increased risk levels and the slowdown in economic activity, and this is reflected in the stopping and/or delaying of orders.

The Company wishes to clarify that as of the publication date of these financial statements it does have orders of material scope; the Company expects that its revenues in the first quarter of 2020 will not be significant.

4.	On March 24 2020, Mr. Eliyahu Avivi, who serves as VP Products & Strategy of the Company, was appointed Deputy CEO.

5.	On March 30 2020, the Company’s Board of Directors authorized Mr. David Lucatz – a Company director - to sign the financial statements instead of the acting CEO, Mr. Eliyahu Avivi; this decision by the Board of Directors was made in view of Mr. David Lucatz’ service as acting CEO during the reporting period and until shortly before the financial statements’ approval date.

===============

Condensed Consolidated Statements of Financial Position

	As of March 31			As of December 31
	2020	2019		2019
	Unaudited
	NIS thousands

Current assets

Cash and cash equivalents	1,006	4,922		1,096
Trade receivables, net	1,004	3,702		7,758
Pledged deposit	2,518	2,507		2,515
Receivables and debit balances	1,432	1,811		716
Inventories	6,792	12,982		7,337

	12,752	25,924		19,422

Non-current assets

Right-of-use assets	3,177	2,117	*	3,477
Receivables and prepaid expenses	90	48		96
Property plant & equipment	3,241	3,203	*	3,318
Intangible assets	1,512	988		1,389

	8,020	6,356		8,280

	20,772	32,280		27,702

*	Reclassified

The accompanying notes are an integral part of the interim financial statements.

Condensed Consolidated Statements of Financial Position

	As of March 31		As of December 31
	2020	2019	2019
	Unaudited
	NIS thousands

Current liabilities

Loan from controlling shareholder	-	-	1,296
Trade payables	2,978	3,629	4,059
Account payables	5,330	4,775	5,636
Short-term loan and borrowings from banks	6,818	9,253	7,438

	15,126	17,657	18,429
Non-current liabilities

Debt instrument measured at fair value	1,555	-	-
Lease liabilities	1,954	1,240	2,233
Liabilities in respect of Chief Scientist grants	103	357	95
Liabilities for employee benefits, net	418	264	418

	4,030	1,861	2,746
Equity

Capital reserve for translation differences	1,699	1,920	1,638
Capital reserve for remeasurements of defined benefit plan	(732)	(858)	(732)
Share capital	4,230	3,829	4,230
Share premium	36,462	35,434	36,462
Reserve for share-based compensation transactions	241	623	227
Retained earnings	(40,284)	(28,186)	(35,298)

Total equity	1,616	12,762	6,527

	20,772	32,280	27,702

The accompanying notes are an integral part of the interim financial statements.

June 9 2020
Date of approval of the financial statements	Adiv Baruch Chairman of the Board	Eliyahu Avivi Deputy CEO	Amit Harari Chief Financial Officer

Condensed Consolidated Statements of Income and Other Comprehensive Income

	For the three-month period ended March 31		For the year ended December 31
	2020	2019	2019
	Unaudited
	NIS thousands (excluding net loss per share data)

Total revenue	2,161	5,650	31,177

Total cost of sales and services	3,323	5,672	26,271

Gross profit (loss)	(1,162)	(22)	4,906

Sales and marketing expenses	934	1,069	4,557
General and administrative expenses	1,453	1,123	5,118
Research and development expenses	1,416	1,500	5,584
Other income	(62)	-	(42)

Total operating expenses, net	3,741	3,692	15,217

Operating loss	(4,903)	(3,714)	(10,311)

Finance income	248	3	114
Finance expenses	(326)	(248)	(631)

Loss before income taxes	(4,981)	(3,959)	(10,828)
Income tax expenses	(5)	(1)	(244)

Net loss	(4,986)	(3,960)	(11,072)

Other comprehensive income (loss) (after tax effect):
Items that shall not be subsequently reclassified to profit or loss:
Transfer to capital reserve for remeasurements of defined benefit plan	-	-	126
Items that may be subsequently reclassified to profit or loss:
Adjustments arising from translation of financial statements of foreign operations	61	(51)	(333)

Total comprehensive loss	(4,925)	(4,011)	(11,279)

Net loss per share (in NIS)

Basic diluted net loss	(0.125)	(0.135)	(0.31)

The accompanying notes are an integral part of the interim financial statements.

Condensed Consolidated Statements of Changes in Equity

For the three-month period ended March 31 2020	Share capital	Share premium	Reserve for share-based compensation transactions	Retained earnings	Adjustments from translation of financial statements of foreign operations	Capital reserve for remeasurements of defined benefit plan	Total equity
	Unaudited
	NIS thousands

Balance as of January 1 2020 (audited)	4,230	36,462	227	(35,298)	1,638	(732)	6,527
Share-based compensation	-	-	14	-	-	-	14
Other comprehensive income	-	-	-	-	61	-	61
Net loss	-	-	-	(4,986)	-	-	(4,986)
Total comprehensive loss	-	-	-	(4,986)	61	-	(4,925)
Balance as of March 31 2020	4,230	36,462	241	(40,284)	1,699	(732)	1,616

For the three-month period ended March 31 2019	Share capital	Share premium	Reserve for share-based compensation transactions	Retained earnings	Adjustments from translation of financial statements of foreign operations	Capital reserve for remeasurements of defined benefit plan	Total equity
	Unaudited
	NIS thousands

Balance as of January 1 2019 (audited)	2,679	31,511	1,277	(24,226)	1,971	(858)	12,354
Proceeds from issue of shares and options	1,150	3,513	-	-	-	-	4,663
Expiration of options	-	410	(410)	-	-	-	-
Share-based compensation	-	-	(244)	-	-	-	(244)
Other comprehensive loss	-	-	-	-	(51)	-	(51)
Net loss	-	-	-	(3,960)	-	-	(3,960)
Total comprehensive loss	-	-	-	(3,960)	(51)	-	(4,011)
Balance as of March 31 2019	3,829	35,434	623	(28,186)	1,920	(858)	12,762

The accompanying notes are an integral part of the interim financial statements.

Condensed Consolidated Statements of Changes in Equity

	Share capital	Share premium	Reserve for share-based compensation transactions	Retained earnings	Adjustments from translation of financial statements of foreign operations	Capital reserve for remeasurements of defined benefit plan	Total equity
	NIS thousands

Balance as of January 1 2019	2,679	31,511	1,277	(24,226)	1,971	(858)	12,354
Proceeds from issue of shares and options	1,551	4,196	-	-	-	-	5,747
Share-based compensation	-	-	(295)	-	-	-	(295)
Expiration of options	-	755	(755)	-	-	-	-
Net loss	-	-	-	(11,072)	-	-	(11,072)
Other comprehensive loss	-	-	-	-	(333)	126	(207)
Total comprehensive loss	-	-	-	(11,072)	(333)	126	(11,279)
Balance as at December 31 2019	4,230	36,462	227	(35,298)	1,638	(732)	6,527

The accompanying notes are an integral part of the interim financial statements.

Condensed Consolidated Cash Flow Statements

	For the three-month period ended March 31		For the year ended December 31
	2020	2019	2019
	Unaudited
	NIS thousands
Cash flows from operating activities

Net loss	(4,986)	(3,960)	(11,072)

Adjustments to reconcile net income to net cash flows from operating activities:

Adjustments to profit and loss line items:
Depreciation and amortization	724	519	2,147
Finance expenses, net	78	245	517
Share-based compensation	14	(244)	(295)
Change in liabilities for investment grants	19	15	(630)
Loss (profit) from disposal of property plant & equipment	3	(2)	3
Income taxes in profit or loss	5	1	244
Change in liabilities for employee benefits, net	-	(96)	185

	843	438	2,171
Changes in asset and liability line items:
Decrease (increase) in trade receivables	6,961	(254)	(4,546)
Increase in accounts receivable	(715)	(984)	(9)
Decrease in inventories	572	3,259	8,838
Decrease in trade payables	(1,134)	(2,063)	(1,554)
Increase (decrease) in accounts payable	(348)	(353)	628

	5,336	(395)	3,357
Cash paid and received during the year for:

Interest paid	(153)	(135)	(660)
Interest received	-	-	-
Taxes paid	(22)	(16)	(134)

	(175)	(151)	(794)

Net cash generated by (used for) operating activities	1,019	(4,068)	(6,338)

Cash flows from investing activities

Increase in right-of-use asset	-	-	(36)
Purchase of intangible assets	(298)	(196)	(997)
Purchase of property, plant and equipment	(126)	(308)	(1,009)
Proceeds from disposal of property, plant and equipment	-	14	16
Decrease in long-term receivables and prepaid expenses	9	83	29

Net cash used in investing activities	(415)	(407)	(1,997)

The accompanying notes are an integral part of the interim financial statements.

Condensed Consolidated Cash Flow Statements

	For the three-month period ended March 31		For the year ended December 31
	2020	2019	2019
	Unaudited
	NIS thousands

Cash flows from financing activities

Loan received from controlling shareholder	432	-	1,312
Proceeds from issuance of shares, net	-	4,663	5,747
Repayment of loan from banks	(1,060)	(397)	(4,687)
Loan received from banks	445	-	2,500
Repayment of lease liability	(333)	(226)	(845)

Net cash generated by (used for) financing activities	(516)	4,040	4027

Exchange rate differentials on cash and cash equivalent balances	(178)	(105)	(58)

Decrease in cash and cash equivalents	(90)	(540)	(4,366)

Balance of cash and cash equivalents at beginning of period	1,096	5,462	5,462

Balance of cash and cash equivalents at end of period	1,006	4,922	1,096

The accompanying notes are an integral part of the interim financial statements.

Note 1:	General

C.	Micronet Ltd. (hereinafter - the “Company”) was founded and incorporated in Israel on May 6 1982.

The Company’s registered place of residence is Israel.

The Company’s address is 85 Medinat Hayehudim, Herzliya, Israel.

The next most senior parent company publishing financial statements is MICT INC.

The Company is listed on the Tel Aviv Stock Exchange as of November 21 2006.

The Company is engaged in the development, production (through subcontractors) and marketing of mobile computing systems and mini-terminals for fleet and mobile workforce management in the field of MRM (Mobile Resource Management). The Company offers its customers solutions and services that maximize the efficiency of fleets and mobile workforce needed in order to provide services on the go, in a wide range of industries, such as: transportation and distribution services, repair and maintenance services - private and public, various modes of public transportation, municipal services, and security and emergency services.

D.	These financial statements were prepared in condensed format as of March 31 2020 and for the three-month period then ended (hereinafter - the “Interim Financial Statements”). These financial statements should be read in conjunction with the Company’s annual financial statements as of December 31 2019 and for the year then ended and the accompanying notes (hereinafter - the “Annual Financial Statements”). Therefore, the Condensed Interim Financial Statements did not include notes regarding relatively insignificant updates to information already reported in the notes to the Company’s most recent Annual Financial Statements.

E.	As of March 31 2020, the Company’s accumulated losses totaled approximately NIS 40.3 million. The Company’s results for the three-month period ended March 31 2020 and 2019, and for the year ended December 31 2019 amounted to a loss of NIS 5 million, NIS 4 million and NIS 11 million, respectively.

These and other factors, such as the adverse material impact of the currently unfolding global crisis on the Company’s business, as detailed below, present cash flow difficulties to the Company. Therefore, management has taken several steps, the principal of which the mainly are: (a) A comprehensive streamlining human resource plan was implemented at the end of the quarter to significantly cut the Company’s fixed expenses; (b) Taking steps to raise capital, either privately or publicly, including asking the controlling shareholder for a convertible loan (for more information, please see Note 4); (c)Considering entering into a business merger or other activities; (d) Selling the Company’s real estate asset. As of these financial statements’ approval date, the said steps have not resulted in binding engagements, and therefore there is no certainty that they will be completed. Those factors raise significant doubts as to the Company’s ability to continue as a going concern.

The financial statements do not include all the adjustments for the values of assets and liabilities and their classification, which may be required if the Company is unable to continue as a “going concern”.

Note 1: General (cont.)

The global spread of the coronavirus (COVID-19) virus, which began during the first quarter of 2020, has thrown the world into a developing global event with macroeconomic consequences.

F.	Many countries, Israel included, take significant measures in an attempt to stop the spread of the virus, such as restrictions on movement of civilians, gatherings, border closure, etc. The Company is monitoring the consequences of the event and the steps taken on its business activities in Israel and abroad, and is assessing the risks and exposures stemming from these consequences. Accordingly, as of the publication date of the current financial statements, the Company is updating that there has been another delay in the launch of its full line of new products to the market, which will not be completed before the end of third quarter of 2020.

Furthermore, due to the global economic slowdown and the plunge in business activity, the Company identified a material decline in demand for products of the type sold by the Company; this trend among Company’s customers caused orders to be stopped, delayed and deferred.

e.	Information regarding foreign exchange rates and the Consumer Price Index:

	March 31 2020	March 31 2019	December 31 2019

Consumer Price Index (in points)
According to in lieu index	100.7	100.7	100.8
According to known index	100.3	100.2	100.8
USD (in NIS per USD 1)	3.565	3.632	3.456

	For the three-month period ended		For the year ended
	March 31 2020	March 31 2019	December 31 2019
	%	%	%

Consumer Price Index
According to in lieu index	(0.1)	0.50	0.6
According to known index	(0.5)	(0.30)	0.3
USD	3.15	(3.09)	(7.79)

Note 2:	Significant Accounting Policies

a.	Preparation format of the financial statements

The Interim Financial Statements have been prepared in accordance with generally accepted accounting principles for the preparation of interim financial statements as prescribed in IAS 34, Interim Financial Reporting, as well as in accordance with the disclosure guidance provided in Chapter D to the Securities (Periodic and Immediate Reports) Regulations, 1970. The significant accounting policies and methods of calculation used in the preparation of the Interim Financial Statements are consistent with those applied in the preparation of the Annual Financial Statements, except for the first-time application of new standards .

Note 3:	Share-Based Compensation

In February 2019, the Company’s Board of Directors approved to allocate, without consideration, 180,000 warrants to its senior employees. Each warrant is exercisable into one Ordinary Share of NIS 0.1 p.v. each at an exercise price of NIS 0.502. The total fair value of the warrants at the grant date was NIS 55,714. The fair value of the warrants was measured using the Black & Scholes model and is based on the following averages: Risk-free interest of 1.13%; standard deviation of 53.53%; and expected term of the warrant - 6 years.

The warrants will vest in five tranches over a three-year period in accordance with the following principles: The first tranche, comprising one third of the options shall be exercisable as from 12 months after the award date; thereafter - 8.33% of the remaining options will vest at the end of each quarter. The options shall be exercisable until three years have elapsed since the vesting of the last option tranche. Warrants which will not be exercised until that date will expire.

In the event of termination of employer-employee relationship, all warrants awarded to the offeree shall expire immediately.

Note 4:	Debt Instrument Measured at Fair Value:

On January 1 2020, the general meeting of the Company’s shareholders approved the Company’s entry into a convertible loan agreement with its controlling shareholder – MICT Inc.; under said agreement, MICT Inc. will extend to the Company a USD 500 thousand loan that will include an option benefit. The said loan was used to repay 2 loans totaling NIS 375 thousand granted to the Company in the second half of 2019.

Following are the main details of the convertible loan agreement between the Company and MICT:

Pursuant to the loan agreement, shortly following its approval by the general meeting and on January 1 2020 and January 3 2020, MICT extended to the Company a convertible loan of USD 500 thousand (approx. NIS 1,764 thousand) (hereinafter – the “Completion Date”).

Note 4:	Debt Instrument Measured at Fair Value (cont.):

The loan bears an annual interest at the rate of 3.95% to be calculated and paid at the end of each quarter as from the Completion Date. In addition, the loan is not secured by any collateral and/or guarantees by the Company, and the loan principal and interest are not linked to any linkage base.The loan’s principal shall be repaid in four (4) equal installments, such that the first installment will be paid 10 days after the end of the first quarter of 2021, and thereafter the three remaining installments shall be paid 10 days after the end of each quarter, such that the loan will be repaid in full 10 days after twenty four (24) months have elapsed since Completion Date (hereinafter – the “Loan Repayment Date”). Subject to the Company’s request, MICT may decide to change the repayment dates (in writing), including to defer the Loan Repayment Date. It should be noted that if the parties agree to change the repayment dates, the Company shall assess the need for approval of such changes in accordance with the provisions of the law as of the relevant date. Furthermore, in accordance with the terms of the loan agreement, MICT shall have the right to partially or fully convert the outstanding principal and interest into (1) Ordinary Company shares of NIS 0.1 p.v. each (hereinafter – “Ordinary Shares”) based on a conversion price of NIS 0.38 per share, in exchange for repayment of the loan principal and interest as aforesaid (hereinafter – the “Conversion Shares”) using the NIS/USD exchange rate prevailing at the Completion Date, and (2) MICT shall be entitled, for each Ordinary Share purchased for said conversion, to receive 1 (non-marketable) option exercisable into one Ordinary Share of the Company at an exercise price of NIS 0.60 (hereinafter – the “Exercise Shares”) at the discretion of MICT, by giving advance notice to the Company – all as part of an allocation report of a private offering to the controlling shareholder as published, and to the extent that MICT exercises the conversion right as aforesaid.

Financial instruments measured at fair value on a timely basis recognized in the statement of financial position:

Level 2
NIS thousands
March 31 2020

Financial liability at fair value through profit or loss:
Loan from controlling shareholder	1,555

Note 5:	Related Party Transactions

6.	On January 1 2020, the general meeting of the Company’s shareholders approved the Company’s entry into a convertible loan agreement with its controlling shareholder – MICT Inc.; under said agreement, MICT Inc. will extend to the Company a USD 500 thousand loan that will include an option benefit. The said loan was used to repay the crediting loans totaling NIS 375 thousand granted to the Company in the second half of 2019. For more information, please see Note 4 above.

Note 5:	Related Party Transactions (cont.)

7.	On March 24 2020, Mr. Eliyahu Avivi, who serves as VP Products & Strategy of the Company, was appointed Deputy CEO.

Note 6:	Subsequent Events

1.	On May 21 2020, the Company issued a summons for a general meeting to be held on June 25 2020. The following decisions will be brought for the meeting’s approval: (a) Approval of a stock consolidation, reducing the par value of the Company shares, increasing the authorized share capital, and revision of the Company’s Articles of Association. (b) Amendment of the previous convertible loan agreement as described in Note 4 above; and (c) Approval of entry into a new convertible loan agreement between the Company and MICT Inc. (hereinafter – “MICT”) – the Company’s controlling shareholder; (d) Approval of an extraordinary private allocation to MICT by way of converting into share capital the first convertible loan and the Company’s outstanding debt to the controlling shareholde to share capitalr; and (e) Providing an indemnity obligation to Mr. David Lucatz – a Company director. The principal amendments to the previous loan agreement (as described in Note 4), which are brought for approval are: (1) Changing the loan’s conversion price from NIS 0.38 per Company share to NIS 0.16 per Company share. (2) Changing the option price from NIS 0.60 per Ordinary Share to NIS 0.16 per ordinary share. Principal points of the new loan agreement brought for approval by the general meeting: Subject to the general meeting’s approval, the Stock Exchange’s approval and the satisfaction of other conditions precedent (hereinafter – the “Completion Date”), MICT will extend a USD 500 thousand convertible loan to the Company within 2 business days from the Completion Date. The second convertible loan shall bear annual interest at the rate of 3.95% to be calculated and paid within ten (10) days from the end of each quarter from the signing date. In addition, the loan is not secured by any collateral and/or guarantees by the Company, and the loan principal and interest are not linked to any linkage base.The loan’s principal shall be repaid in four (4) equal installments, such that the first installment will be paid 10 days after the end of the first quarter of 2021, and thereafter the three (3) remaining installments shall be paid 10 days after the end of each subsequent quarter after the first quarter of 2021, such that the loan will be repaid in full no later than December 31 2021 (hereinafter – the “Loan Repayment Date”). Subject to the Company’s request, MICT may decide to change the repayment dates (in writing); MICT may also decide to defer the Loan Repayment Date. Furthermore, in accordance with the terms of the second convertible loan agreement, MICT shall have the right to partially or fully convert the outstanding principal and interest into (1) Ordinary Company shares of NIS 0.1 p.v. each (hereinafter – “Ordinary Shares”) based on a conversion price of NIS 0.16 per share, in exchange for repayment of the loan principal and interest as aforesaid (hereinafter – the “Conversion Shares”) using the NIS/USD exchange rate prevailing at the Completion Date, and (2) MICT shall be entitled, for each Ordinary Share purchased for said conversion, to receive 1 (non-marketable) option exercisable into one Ordinary Share of the Company at an exercise price of NIS 0.16 (hereinafter – the “Exercise Shares”) at the discretion of MICT, by giving advance notice to the Company – all as part of an allocation report of a private offering to the controlling shareholder as published, and to the extent that MICT exercises the conversion right as

Note 6:	Subsequent Events (cont.)

aforesaid (the “Allocated Options”, the Conversion Shares and allocated options - jointly, hereinafter: the “Offered Securities”).The principal points of the private allocation brought for approval by the general meeting: Pursuant to the terms of the second convertible loan, MICT wishes to convert the outstanding balance of the Company’s debt to a wholly-owned subsidiary of MICT – amounting to NIS 320,879 as of May 21 2020 – to the terms of the second convertible loan with the exception of the allocated options component (hereinafter – the “Outstanding Debt Balance”). I.e., the Outstanding Debt Balance shall be converted together with, and/or separately from, the second convertible loan into the Company’s Ordinary Shares, with the exception of the component relating to the options allocated in respect of the Conversion Shares as aforesaid. As of the date of the financial statements, MICT wishes to convert the said Outstanding Debt Balance under the terms of the second convertible loan together with the first convertible loan.

2.	On May 19 2020, MICT Telematics Ltd. (hereinafter – the “Offeror”) – a wholly-owned private company of MICT Inc. (formerly – Micronet Enertec Technologies Inc.), a publicly-traded American company incorporated under the laws of Delaware, whose shares are traded on the NASDAQ - which is the Company’s controlling shareholder and a holder of Company’s shares, published a special tender offer document for the purchase of up to 8,000,000 ordinary shares of the Company of NIS 0.1 par value each (hereinafter – the “Tender Offer Document”) at a price of NIS 0.16 per share, and for a total consideration of NIS 1,280,000 – all in accordance with the terms and conditions of the Tender Offer Document. The final acceptance time pursuant to the Tender Offer Document is June 9 2020 at 02:00 PM. On June 3 2020, the Offeror announced the publication of an amended Tender Offer Document (hereinafter – the “Amended Document”) for the purchase of 6,000,000 Ordinary Shares of the Company (instead of 8,000,000 shares) of NIS 0.1 p.v. each (instead of NIS 0.16 per share), and for a total consideration of NIS 1,800,000; the Offeror also announced the deferral of the final acceptance date of the Tender Offer and the times derived therefrom to June 11 2020 (instead of June 9 2020).

3.	On April 19 2020, the Company reported that on April 17 2020 the SmartTab8 product developed by the Company received Federal Communication Commission (FCC) authorization.

4.	On May 25 2020, the Company’s Audit Committee and Board of Directors approved the Company’s entering into a loan agreement with the Company’s controlling shareholder, whereby the Company will receive a loan of NIS 193 thousand (USD 55 thousand). The loan does not bear interest, is not be linked, no collaterals will be required in respect thereof, and it has no fixed repayment date.

Global Fintech Holdings Intermediate LTD

(A wholly owned subsidiary)

FINANCIAL STATEMENTS

The amounts are stated in U.S. dollars ($).

Independent Auditors’ Report

To those charged with governance of
Global FinTech Holdings Intermediate LTD

We have audited the accompanying financial statements of Global FinTech Holdings Intermediate LTD (A Wholly Owned Subsidiary) incorporated on November 4, 2019 under the laws of the British Virgin Islands (the “Company”), which comprise of the balance sheet as of December 31, 2019, and the related statements of operations, accumulated other comprehensive loss, changes in stockholders’ deficit and cash flows for period from inception (November 4, 2019 through December 31, 2019, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statement

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2019, and the results of its operations and its cash flows for the period then ended in accordance with accounting principles generally accepted in the United States of America.

Substantial Doubt about the Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company’s significant operating loss and working capital deficit raise substantial doubt about its ability to continue as a going concern. Management’s evaluation of the events and conditions and management’s plans regarding those matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our opinion is not modified with respect to that matter.

New York, NY

July 24, 2020

Global FinTech Holdings Intermediate LTD

(A wholly owned subsidiary)

Balance Sheet

(in thousand of US dollars)

December 31,
2019

Assets
Current assets:
Prepaid expenses	$656
Total Assets	$656

Liabilities and Stockholders’ Deficit

Current liabilities:
Accrued expenses - related party	$2,981
Total Liabilities	$2,981
Stockholders’ Deficit:
Share capital
Accumulated deficit	$(2,307)
Accumulated other comprehensive income	(18)
Total Stockholder’s Deficit	$(2,325)
Total Liabilities and Stockholder’s Deficit	$656

See accompanying Notes to these Financial Statements

Global FinTech Holdings Intermediate LTD

(A wholly owned subsidiary)

Statement of Operations

(in thousands of US dollars)

For The Period From November 4, 2019 (Inception) through December 31, 2019
GFH
$
Operating Expenses
General and administrative	(2,307)
Net operating Loss	(2,307)
Loss before income tax	(2,307)
Net Loss from continuing operations	(2,307)

See accompanying Notes to these Financial Statements

Global FinTech Holdings Intermediate LTD

(A wholly owned subsidiary)

Accumulated other comprehensive net loss

For The Period From November 4, 2019 (Inception) through December 31, 2019

(in thousands of US dollars)

2019
$
Net Loss for the year	(2,307)
Items that may be reclassified subsequently to profit or loss:
Exchange differences on translation of foreign operations	(18)
Total comprehensive loss for the year	(2,325)

See accompanying Notes to these Financial Statements

Global FinTech Holdings Intermediate LTD
(A wholly owned subsidiary)

Statement of Changes in Stockholder’s Deficit

For The Period From November 4, 2019 (Inception) through December 31, 2019

(in thousands of US dollars)

				Accumulated Other	Total
			Accumulated	comprehensive	Stockholder’s
	Shares	Share Capital	Deficit	income	Deficit
Balance - November 4, 2019 (Inception)	-	$-	$-	$-	$-

Share issuance to Parent	1	-	-	-	-

Net loss	-	-	(2,307)	(18)	(2,325)

Balance - December 31, 2019	1	$-	$(2,307)	$(18)	$(2,325)

See accompanying Notes to these Financial Statements

Global FinTech Holdings Intermediate LTD
(A wholly owned subsidiary)

Statement of Cash Flows

For The Period From November 4, 2019 (Inception) through December 31, 2019

Cash Flows From Operating Activities
Net loss	$(2,307)
Changes in operating assets and liabilities:
Prepaid expenses	(656)
Accrued expenses - related party	2,981

Net Cash Provided by Operating Activities	18

Effect of FX on Net cash	(18)

Net Change In Cash	-

Cash - Beginning of Period (Inception)	-

Cash - End of Period	-

See accompanying Notes to these Financial Statements

Note 1. Business Organization and Nature of Operations

Global FinTech Holdings Intermediate LTD was incorporated on November 4, 2019 under the laws of the British Virgin Islands. The Company’s registered office is Maples Corporate Services (BVI) Limited, Kingston Chambers, PO Box 173, Road Town, Tortola, British Virgin Islands.Global FinTech Holdings Intermediate LTD is a subsidiary of Global FinTech Holdings . Global FinTech Holdings was incorporated on October 2, 2018 under the laws of the British Virgin Islands. The Company’s registered office is Maples Corporate Services (BVI) Limited, Kingston Chambers, PO Box 173, Road Town, Tortola, British Virgin Islandsand its subsidiary are referred to collectively as “Intermediate” or the “Company.

GFHI is engaging its resources in China for the creation of and connectivity of financial services and key industrial sectors and commodities markets via a robust fintech trading platform. The Company is developing an advanced technology platform capable of transforming the investing experience for business to consumer and business to business customers in China, by offering a fully digitized and app-enabled brokerage service covering several international and domestic markets. Additionally, through its strong Government relationships, GFH has secured the opportunity to develop and retail/wholesale insurance products and platforms for the Chinese market. The Company’s initial focus is on launching a number of online insurance brokerage platforms for retail and commercial clients.

Note 2. Going Concern and Management’s Plans

As of December 31, 2019, the Company had no cash, a working capital deficit of $2,325 and a stockholder’s deficiency of $2,325. For the period from November 4, 2019 (Inception) through December 31, 2019, the Company incurred a net loss of $2,307. These conditions indicate the existence of material uncertainties that raise substantial doubt about the Company’s ability to continue as a going concern within one year after the financial statement issuance date.

These financial statements have been prepared under the assumption of a going concern, which assumes that the Company will be able to realize its assets and discharge its liabilities in the normal course of business. The Company’s ability to continue its operations is dependent upon the continuing support of its creditors and its success in obtaining new financing for its ongoing operations, including closing on the merger described below. Financing options available to the Company include equity financings and loans and if the Company is unable to obtain such additional financing timely, the Company may have to curtail its development, marketing and promotional activities, which would have a material adverse effect on its business, financial condition and results of operations, and could ultimately be forced to discontinue its operations and liquidate. These matters raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time, which is defined as within one year after the date that the audited financial statements are issued. Realization of the Company’s assets may be substantially different from the carrying amounts presented in these audited financial statements and the accompanying audited financial statements do not include any adjustments that may become necessary, should the Company be unable to continue as a going concern.

Subsequent to December 31, 2019, MICT, Inc. (“MICT”), Intermediate, and Global Fintech Holding Ltd., a British Virgin Islands company and the sole shareholder of GFHI (“GFH”), entered into an Amended and Restated Agreement and Plan of Merger (the “Restated Merger Agreement”) pursuant to which, among other things, each outstanding share of Intermediate shall be cancelled in exchange for the right of the holder thereof to receive a convertible promissory note in the principal amount of approximately $25,000,000, which shall be convertible into shares of common stock of MICT as described therein. See Note - 9 Subsequent Events for additional details.

Note 3. Summary of Significant Accounting Policies

Basis of Presentation

These financial statements have been prepared in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”). The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates, judgments, and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses, together with amounts disclosed in the related notes to the audited financial statements. The Company’s significant estimates used in these financial statements include, but are not limited to: the valuation of intangible assets in acquisition accounting, the useful lives of long-lived assets and the recovery of other assets. Certain of the Company’s estimates could be affected by external conditions, including those unique to the Company and general economic conditions. It is reasonably possible that these external factors could have an effect on the Company’s estimates and may cause actual results to differ from those estimates.

Fair Value of Financial Instruments

The Company measures the fair value of financial assets and liabilities based on the guidance of ASC 820 “Fair Value Measurements and Disclosures” (“ASC 820”), which defines fair value, establishes a framework for measuring fair value, and expands disclosures about fair value measurements.

ASC 820 defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820 also establishes a fair value hierarchy, which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 820 describes three levels of inputs that may be used to measure fair value:

Level 1 - Quoted prices in active markets for identical assets or liabilities;

Level 2 - Quoted prices for similar assets and liabilities in active markets or inputs that are observable; and

Level 3 - Inputs that are unobservable (for example, cash flow modelling inputs based on assumptions).

The carrying amounts of the Company’s financial instruments, consisting primarily of notes receivable, loans payable and convertible notes payable, approximate their fair values as presented in these financial statements due to the short-term nature of those instruments.

Commitments and Contingencies

Liabilities for loss contingencies arising from claims, assessments, litigation, fines and penalties and other sources are recorded when it is probable that a liability has been incurred and the amount of the assessment can be reasonably estimated.

Income taxes

The Company accounts for income taxes under the provisions of the Financial Accounting Standards Board ASC Topic 740 “Income Taxes” (“ASC 740”).

The Company recognized deferred tax assets and liabilities for the expected future tax consequences of items that have been included or excluded in the financial statements or tax returns. Deferred tax assets and liabilities are determined on the basis of the difference between the tax basis of assets and liabilities and their respective financial reporting amounts (“temporary differences”) at enacted tax rates in effect for the years in which the temporary differences are expected to reverse.

The Company utilizes a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. Management has evaluated and concluded that there were no material uncertain tax positions requiring recognition in the Company’s financial statements as of December 31, 2019. The Company does not expect any significant changes in its unrecognized tax benefits within twelve months of the reporting date.

The Company’s policy is to classify assessments, if any, for tax related interest as interest expense and penalties as general and administrative expenses in the statements of operations and comprehensive loss. The Company did not record any such expenses during December 31, 2019.

Subsequent Events

The Company has evaluated events that have occurred after the balance sheet date but before these financial statements were issued. Based upon that evaluation, the Company did not identify any recognized or non-recognized subsequent events that would have required adjustment or disclosure in the financial statements, except as disclosed in Note 8 - Subsequent Events.

Recently Issued Accounting Pronouncements

In August 2018, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2018-13, “Fair Value Measurement (Topic 820): Disclosure Framework—Changes to the Disclosure Requirements for Fair Value Measurement (“ASU 2018-13”). The amendments in ASU 2018-13 modify the disclosure requirements associated with fair value measurements based on the concepts in the Concepts Statement, including the consideration of costs and benefits. The amendments on changes in unrealized gains and losses, the range and weighted average of significant unobservable inputs used to develop Level 3 fair value measurements, and the narrative description of measurement uncertainty should be applied prospectively for only the most recent interim or annual period presented in the initial fiscal year of adoption. All other amendments should be applied retrospectively to all periods presented upon their effective date. The amendments are effective for all entities for fiscal years beginning after December 15, 2019, and interim periods within those fiscal years. Early adoption is permitted, including adoption in an interim period. The Company does not expect the adoption of ASU 2018-13 to have a material impact on its financial statements.

In January 2019, the Company adopted Accounting Standards Update (“ASU”) 2016-15, “Statement of Cash Flows (Topic 230) Classification of Certain Cash Receipts and Cash Payments” (“ASU 2016-15”). The new standard makes changes to how cash receipts and cash payments are presented and classified in the statement of cash flows. The adoption of ASU 2016-15 did not have an impact on the Company’s financial statements.

In November 2019, the FASB issued ASU No. 2019-11, Codification Improvements to Topic 326, Financial Instruments – Credit Losses (“ASU 2019-11”). ASU 2019-11 is an accounting pronouncement that amends ASU 2016-13, “Financial Instruments – Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments.” The amendments update guidance on reporting credit losses for financial assets. These amendments affect loans, debt securities, trade receivables, net investments in leases, off balance sheet credit exposures, reinsurance receivables, and any other financial assets not excluded from the scope that have the contractual right to receive cash. The amendments in this ASU are effective, as revised by ASU 2019-10, for annual reporting periods beginning after December 15, 2022, as extended, including interim periods within those fiscal years. All entities may adopt the amendments through a cumulative-effect adjustment to retained earnings as of the beginning of the first reporting period in which the guidance is effective (that is, a modified-retrospective approach). The Company is currently evaluating ASU 2019-11 and its impact on its financial statements and financial statement disclosures.

In December 2019, the FASB issued ASU 2019-12, “Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes,” which is intended to simplify various aspects related to accounting for income taxes. ASU 2019-12 removes certain exceptions to the general principles in Topic 740 and also clarifies and amends existing guidance to improve consistent application. ASU 2019-12 is effective for the Company beginning in fiscal years after December 15, 2020 and interim periods within fiscal years beginning after December 15, 2021. The Company is currently assessing the impact that this pronouncement will have on its financial statements.

Note 4. Prepaid Expenses

2019
$’000
Current Asset
Prepayments	656
656

As of December 31, 2019, the company has prepaid $655,901 to BEIJING BROOKFIELD INTERACTIVE SCIENCE & TECHNOLOGY CO. LTD as a licence fee.

GFH INTERMEDIATE HOLDINGS LIMITED, has signed a licence agreement with BEIJING BROOKFIELD INTERACTIVE SCIENCE & TECHNOLOGY CO. LTD in January 2020 to have exclusive rights of using Software developed by BNN for 10 years.

This agreement also facilitates the transfer of technology between BNN and Intermediate.

Software which is licenced by GHFI is B2b technology platform which have following capabilities:

●	It is authorised by government of China to perform know your customer (“KYC”) checks on consumer. This technology platforms will help Intermediate to satisfy its regulatory requirements to perform KYC on its customers.

●	Software is designed to handle large volume of data.

●	Software is approved by large Chinese technologies groups as trusted partner and can be connected with other technology companies to cross sell products and benefit from each other technology and services.

●	It is highly secured, scalable and robust.

Note 5. Shareholder’s Deficiency

As of December 31, 2019, the Company was authorized to issue an unlimited number of ordinary shares, $0.001 par value. The holders of the Company’s ordinary shares are entitled to one vote per share. On November 4, 2019, one ordinary share were issued to the founders of the Company, Global FinTech Holding LTD.

Note 6. Related Party Transactions

As of December 31, 2019, the Company’s related party transactions consisted of the following:

2019
$’000
Loan payable to related parties (included in Accrued expenses-related party)
Global FinTech Holding LTD	(2,981)

Note 7. Income Taxes

During the period from November 4, 2019 (Inception) to December 31, 2019, the Company operated in and was subject to the tax regime of the British Virgin Islands (“BVI”), a British overseas territory. As the BVI does not impose corporate income taxes, the Company recorded no income tax benefit during that period.

There are no tax effects of temporary differences that give rise to deferred tax assets as of December 31, 2019.

The Company has incurred a loss of $2,307 from November 4, 2019 (Inception) to December 31, 2019. However, as the BVI does not impose corporate income taxes, the Company will not realize any income tax benefit in the future related to that loss.

The Company does not have any uncertain tax positions or events leading to uncertainties regarding any income tax positions.

Note 8. Commitments and Contingencies

On November 7, 2019, MICT, Intermediate entered into, and MICT Merger Subsidiary Inc., a to-be-formed British Virgin Islands company and a wholly owned subsidiary of MICT (“MICT Merger Sub”), shall upon execution of a joinder enter into, an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which, among other things, subject to the satisfaction or waiver of the conditions set forth in the Merger Agreement, Merger Sub will merge with and into Intermediate, with Intermediate continuing as the surviving entity, and each outstanding share of Intermediate’s common stock shall be cancelled in exchange for the right of the holders thereof to receive a substantially equivalent security of MICT (collectively, the “Acquisition”). GFH will receive an aggregate of 109,946,914 shares of Common Stock as merger consideration in the Acquisition. In April 2020, the Merger Agreement was amended and reinstated in its entirety. See Note 9 – Subsequent Events for details.

Note 9. Subsequent Events

Intermediate Financial statements were available to be issued on July 24th 2020 .

On April 15, 2020, the MICT, Intermediate, and GFH, entered into, and MICT Merger Subsidiary Inc. (“MICT Merger Sub”) shall, upon execution of a joinder agreement enter into, the Restated Merger Agreement pursuant to which, among other things, subject to the satisfaction or waiver of the conditions set forth in the Restated Merger Agreement, Merger Sub shall merge with and into Intermediate, with Intermediate continuing as the surviving entity, and each outstanding share of Intermediate shall be cancelled in exchange for the right of the holder thereof to receive a convertible promissory note in the principal amount of approximately $25,000,000 (the “Consideration Note”), which shall be convertible into shares of common stock of MICT as described therein (collectively, the “Acquisition”). The Consideration Note shall be issued at the closing of the Acquisition and shall be, under certain circumstances, automatically convertible into approximately $25,000,000 of shares of common stock of MICT, at a conversion price of $1.10 per share. The Restated Merger Agreement amends and restates the Merger Agreement in its entirety.

Consummation of the Acquisition is subject to certain closing conditions and termination rights, as described in the Restated Merger Agreement. The Restated Merger Agreement also contains customary representations, warranties and covenants made by, among others, MICT, Intermediate and MICT Merger Sub, including as to the conduct of their respective businesses (as applicable) between the date of signing the Restated Merger Agreement and the closing of the transactions contemplated thereby.

On 18 May 2020 the Company entered into a worldwide licence agreement with Beijing Brookfield Science and Technology Co Ltd (BBI) to licence all the registered and unregistered intellectual property and related rights in BBI’s proprietary online platform used by itself and its associated businesses. The licence was for an initial 10 year term renewable for further periods of 5 years and GFH Intermediate paid an initial licence fee of $1,000,000 on signing with further fees of $500,000 payable on each renewal. The licence permitted GFH Intermediate Holdings to use the licensed intellectual property for uses other than online gambling in PRC.

GFH Intermediary acquired ordinary shares of BI Interactive (Hong Kong) Limited representing 95% of the issued ordinary shares of BI Interactive (Hong Kong) Limited in consideration of the payment of £1.

Global FinTech Holdings Intermediate LTD

(A wholly owned subsidiary)

Unaudited Balance Sheet

(in thousands of US dollars)

March 31,
2020

Assets
Current assets:
Prepayment	$-
Total current Assets	$-
Non Current assets:
Intangible Assets	$1,240
Total Assets	$1,240

Liabilities and Stockholder’s Deficit
Current liabilities:
Accrued expenses - related party	$4,104
Total Liabilities	$4,104
Stockholder’s Deficit:
Share capital
Accumulated deficit	$(3,013)
Accumulated other comprehensive income	$149
Total Stockholder’s Deficit	$(2,864)
Total Liabilities and Stockholder’s Deficit	$1,240

See accompanying footnotes to unaudited financial statements

Global FinTech Holdings Intermediate LTD

(A wholly owned subsidiary)

Unaudited Statement of Operations

 (in thousands of US dollars)

March 31, 2020
GFH
$
General and administrative	(688)
Net operating Loss	(688)

Loss before income tax	(688)
Net Loss from continuing operations	$(688)

See accompanying footnotes to unaudited financial statements

Global FinTech Holdings Intermediate LTD

 (A wholly owned subsidiary)

Unaudited Accumulated other comprehensive income

For The Period From November 4, 2019 (Inception) through March 31, 2020

(in thousands of US dollars)

2020
$
Loss for the year	(688)
Items that may be reclassified subsequently to profit or loss:
Exchange differences on translation of foreign operations	149
Total comprehensive loss for the year	(539)

See accompanying footnotes to unaudited financial statements

Global FinTech Holdings Intermediate LTD

(A wholly owned subsidiary)

Unaudited Statement of Changes in Stockholder’s Deficit

For The Period From November 4, 2019 (Inception) through March 31, 2020

(in thousands of US dollars)

					Total
		Share	Accumulated	Forex	Stockholder’s
	Shares	Capital	Deficit	Reserve	Deficit
Balance - January 1, 2020	1	-	(2,307)	(18)	(2,325)

Net loss	-	-	(688)	149	(539)
Balance - March 31, 2020	1	$-	$(2,995)	$131	$(2,864)

See accompanying footnotes to unaudited financial statements

Global FinTech Holdings Intermediate LTD

(A wholly owned subsidiary)

Unaudited Statement of Cash Flows

March 31, 2020
Cash Flows From Operating Activities
Net loss	$(688)
Adjustments to reconcile net loss to net cash used in operating activities:
Changes in operating assets and liabilities:
General Prepayment	656
Accrued expenses - related party	1,123

Net Cash Used In Operating Activities	1,091

Intangiable assets	(1,240)
Net Cash Used In Investing Activities
Net Cash Used In Financing Activities	(1,240)

Effect of FX on Net cash	149
Net Change In Cash	-

Cash - Beginning of Period (Inception)	-
Cash - End of Period	$-

See accompanying footnotes to unaudited financial statements

FOOTNOTES TO UNAUDITED CONDENSED INTERIM FINANCIAL STATEMENTS

1. Nature of Operations and Going Concern

Global FinTech Holdings Intermediate LTD was incorporated on November 4, 2019 under the laws of the British Virgin Islands. The Company’s registered office is Maples Corporate Services (BVI) Limited, Kingston Chambers, PO Box 173, Road Town, Tortola, British Virgin Islands. GFH has one wholly-owned subsidiary, GFH Merger Subsidiary, Inc., a Delaware corporation (“Merger Sub”). Global FinTech Holdings Intermediate LTD and its subsidiary are referred to collectively as “GFH” or the “Company”.

Intermediate is engaging its resources in China for the creation of and connectivity of financial services and key industrial sectors and commodities markets via a robust fintech trading platform. The Company is developing an advanced technology platform capable of transforming the investing experience for business to consumer and business to business customers in China, by offering a fully digitized and app-enabled brokerage service covering several international and domestic markets. Additionally, through its strong Government relationships, GFH has secured the opportunity to develop and retail/wholesale insurance products and platforms for the Chinese market. The Company’s initial focus is on launching a number of online insurance brokerage platforms for retail and commercial clients.

Going concern and management’s plans

These financial statements were prepared on a going concern basis, which contemplates the realization of assets and the discharge of liabilities in the normal course of business for the foreseeable future. As of December 31, 2019, the Company had no unrestricted funds. For the period from January, 1 2020 through March 31, 2020 (unaudited), the Company had a net loss of $688K and an accumulated deficit of $2.8 Million as of March 31, 2020. These conditions indicate the existence of material uncertainties that raise substantial doubt about the Company’s ability to continue as a going concern. The Company’s primary source of operating funds since inception has been equity financings. The Company intends to continue to raise additional capital through debt and equity financings. There is no assurance that these funds will be sufficient to enable the Company to fully complete its development activities or attain profitable operations. If the Company is unable to obtain such additional financing on a timely basis, the Company may have to curtail its development, marketing and promotional activities, which would have a material adverse effect on the Company’s business, financial condition and results of operations, and ultimately the Company could be forced to discontinue its operations and liquidate.

2. Summary of Significant Accounting Policies

Basis of presentation

The accompanying unaudited interim consolidated financial statements have been prepared in accordance with generally accepted accounting principles for financial information and with the instructions to Form DEF-14A. They do not include all information and footnotes required by United States generally accepted accounting principles for complete financial statements. However, except as disclosed herein, there has been no material changes in the information disclosed in the notes to the financial statements for the year ended December 31, 2019 included in the Company’s Form DEF-14A filed with the Securities and Exchange Commission. The unaudited interim financial statements should be read in conjunction with those financial statements included in the Form 10-K. In the opinion of Management, all adjustments considered necessary for a fair presentation, consisting solely of normal recurring adjustments, have been made. Operating results for the three months ended March 31, 2020 are not necessarily indicative of the results that may be expected for the year ending December 31, 2020.

These financial statements have been prepared in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”). The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.

Use of estimates

The financial statements have been prepared under the historic cost convention (subject to adjustments in respect of revaluation of financial assets at fair value through profit or loss) and in accordance with US GAAP as issued by the generally accepted in the United States board. The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

Fair value measurement

Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date, regardless of whether that price is directly observable or estimated using another valuation technique. In estimating the fair value of an asset or a liability, the Group takes into account the characteristics of the asset or liability if market participants would take those characteristics into account when pricing the asset or liability at the measurement date. Fair value for measurement and/or disclosure purposes in these financial statements is determined on such a basis, except for share-based payment transactions that are within the scope of IFRS 2, leasing transactions that are within the scope of IAS 17, and measurements that have some similarities to fair value but are not fair value, such as net realisable value in IAS 2 or value in use in IAS 36.

In addition, for financial reporting purposes, fair value measurements are categorised into Level 1, 2 or 3 based on the degree to which the inputs to the fair value measurements are observable and the significance of the inputs to the fair value measurement in its entirety, which are described as follows:

●	Level 1 inputs are quoted prices (unadjusted) in active markets for identical assets or liabilities that the entity can access at the measurement date;

●	Level 2 inputs are inputs, other than quoted prices included within Level 1, that are observable for the asset or liability, either directly or indirectly; and

●	Level 3 inputs are unobservable inputs for the asset or liability.

The principal accounting policies adopted are set out below.

Property, plant and equipment and software intangible assets

Property, plant and equipment are stated at cost less accumulated depreciation and any recognised impairment loss. Similarly, software intangible assets are stated at cost less accumulated amortisation and any recognised impairment loss.

Depreciation or amortisation is recognised so as to write off the cost of assets less their residual values over their useful lives, using the straight-line method, on the following bases:

Leasehold improvements	33%

Fixtures and equipment	20%-33%

Motor vehicles	33%

Software	20%

Assets held under finance leases are depreciated over their expected useful lives on the same basis as owned assets or, where shorter, over the term of the relevant lease.

The gain or loss arising on the disposal or scrappage of an asset is determined as the difference between the sales proceeds and the carrying amount of the asset and is recognised in income.

Internally generated intangible assets (development costs)

Expenditure on internally developed products is capitalised if it can be demonstrated that:

●	it is technically feasible to develop the product for it to be sold

●	adequate resources are available to complete the development

●	there is an intention to complete and sell the product

●	the Group is able to sell the product

●	sale of the product will generate future economic benefits, and

●	expenditure on the project can be measured reliably.

Capitalised development costs are amortised over the periods the Group expects to benefit from selling the products developed.

Impairment of tangible and intangible assets excluding goodwill

At each balance sheet date, the Group reviews the carrying amounts of its tangible and intangible assets to determine whether there is any indication that those assets have suffered an impairment loss. If any such indication exists, the recoverable amount of the asset is estimated to determine the extent of the impairment loss (if any). Where the asset does not generate cash flows that are independent from other assets, the Group estimates the recoverable amount of the cash-generating unit to which the asset belongs.

An intangible asset with an indefinite useful life is tested for impairment at least annually and whenever there is an indication that the asset may be impaired.

Recoverable amount is the higher of fair value less costs to sell and value in use. In assessing value in use, the estimated future cash flows are discounted to their present value using a pre-tax discount rate that reflects current market assessments of the time value of money and the risks specific to the asset for which the estimates of future cash flows have not been adjusted.

If the recoverable amount of an asset (or cash-generating unit) is estimated to be less than its carrying amount, the carrying amount of the asset (or cash-generating unit) is reduced to its recoverable amount. An impairment loss is recognised immediately in profit or loss, unless the relevant asset is carried at a revalued amount, in which case the impairment loss is treated as a revaluation decrease.

Where an impairment loss subsequently reverses, the carrying amount of the asset (or cash-generating unit) is increased to the revised estimate of its recoverable amount, but so that the increased carrying amount does not exceed the carrying amount that would have been determined had no impairment loss been recognised for the asset (or cash-generating unit) in prior years. A reversal of an impairment loss is recognised immediately in profit or loss, unless the relevant asset is carried at a revalued amount, in which case the reversal of the impairment loss is treated as a revaluation increase.

Cash and cash equivalents

The Company have nil cash as 31 March 2020.

Financial instruments

Financial assets and liabilities are recognized when the Company becomes a party to the contractual provisions of the instrument. Financial assets are derecognized when the rights to receive cash flows from the assets have expired or have been transferred and the Company has transferred substantially all risks and rewards of ownership. Financial assets and liabilities are offset and the net amount is reported in the balance sheet when there is a legally enforceable right to offset the recognized amounts and there is an intention to settle on a net basis, or realize the asset and settle the liability simultaneously.

At initial recognition, the Company classifies its financial instruments in the following categories depending on the purpose for which the instruments were acquired:

a)	Financial assets and liabilities at fair value through profit or loss: A financial asset or liability is classified in this category if acquired principally for the purpose of selling or repurchasing in the short term. Cash is included in this category. Financial instruments in this category are recognized initially and subsequently at fair value. Transaction costs are expensed in the statement of operations. Gains and losses arising from changes in fair value are presented in the statement of operations in the month in which they arise.

b)	Available-for-sale investments: Available-for-sale investments are non-derivatives that are either designated in this category or not classified in any of the other categories. The Company does not have any instruments classified in this category.

c)	Loans and receivables: Loans and receivables are non-derivative financial assets with fixed or determinable payments that are not quoted in an active market. The Company’s loans and receivables comprise of trade and other receivables. Loans and receivables are initially recognized at the amount expected to be received, less, when material, a discount to reduce the loans and receivables to fair value.

d)	Financial liabilities at amortized cost: Financial liabilities at amortized cost include payables and accruals. Financial liabilities are initially recognized at the amount required to be paid, less, when material, a discount to reduce the payables to fair value.

Income taxes

The Company uses the asset and liability method of accounting for income taxes. Under the asset and liability method, deferred income tax assets and liabilities are recognized for the deferred tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases (“temporary differences”) and loss carry forwards. Deferred tax assets and liabilities are measured using enacted or substantively enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is generally recognized in income in the year that includes the date of enactment or substantive enactment. Deferred income tax assets are recognized at each reporting date only to the extent that it is probable that the related tax benefit will be realized.

Commitments and contingencies

Liabilities for loss contingencies arising from claims, assessments, litigation, fines and penalties and other sources are recorded when it is probable that a liability has been incurred and the amount of the assessment can be reasonably estimated.

3. Intangible Assets

As of March 31, 2020, the net carrying value of the finite-lived intangible assets is comprised of licences valuing $1.2 million.

GFH INTERMEDIATE HOLDINGS LIMITED, has signed a licence agreement with BEIJING BROOKFIELD INTERACTIVE SCIENCE & TECHNOLOGY CO. LTD in January 2020 to have exclusive rights of using Software developed by BNN for 10 years.

This agreement also facilitates the transfer of technology between BNN and GFH.

Software which is licenced by GHF is B2b technology platform which have following capabilities:

●	It is authorised by government of China to perform know your customer (“KYC”) checks on consumer. This technology platforms will help GFH to satisfy its regulatory requirements to perform KYC on its customers.

●	Software is designed to handle large volume of data.

●	Software is approved by large Chinese technologies groups as trusted partner and can be connected with other technology companies to cross sell products and benefit from each other technology and services.

●	It is highly secured, scalable and robust.

The reason GFH is amortising the licence for 10 years in the agreement between two parties start from January 2020 and ending on 31st December 2029.

The estimated amortization expense for each of the ten succeeding fiscal years and thereafter related to the Company’s finite-lived intangible assets is as follows:

Amortisation schedule	USD

2020	124
2021	124
2022	124
2023	124
2024	124
2025	124
2026	124
2027	124
2028	124
2029	124
Total Amortisation	1,240

Note 4. Prepaid Expenses

	2020	2019
	$’000	$’000
Current Assets
Prepayments	-	656
	-	656

As of March 31, 2020, the company has prepaid Nil (2019: $655,901) to BEIJING BROOKFIELD INTERACTIVE SCIENCE & TECHNOLOGY CO. LTD as a licence fee.

GFH INTERMEDIATE HOLDINGS LIMITED, has signed a licence agreement with BEIJING BROOKFIELD INTERACTIVE SCIENCE & TECHNOLOGY CO. LTD in January 2020 to have exclusive rights of using Software developed by BNN for 10 years.

This agreement also facilitates the transfer of technology between BNN and Intermediate.

Software which is licenced by Intermediate is B2b technology platform which have following capabilities:

●	It is authorised by government of China to perform KYC checks on consumer. This technology platforms will help Intermediate to satisfy its regulatory requirements to perform KYC on its customers.

●	Software is designed to handle large volume of data.

●	Software is approved by large Chinese technologies groups as trusted partner and can be connected with other technology companies to cross sell products and benefit from each other technology and services.

●	It is highly secured, scalable and robust.

4. Share Capital

As of March 31, 2020, the Company was authorized to issue an unlimited number of ordinary shares, $0.001 par value. The holders of the Company’s ordinary shares are entitled to one vote per share. On November 4, 2019, one ordinary shares were issued to the founders of the Company.

5. Related Party Transactions

	2020	2019
	$’000	$’000
Loan payable to related parties (included in Accrued expenses-related party)
Global Fin Tech Holding LTD	(4,104)	(2,981)

6. Income Taxes

During the period from January 1, 2020 to March 31, 2020, the Company operated in and was subject to the tax regime of the British Virgin Islands (“BVI”), a British overseas territory. As the BVI does not impose corporate income taxes, the Company recorded no income tax benefit during that period.

There are no tax effects of temporary differences that give rise to deferred tax assets as of March 31, 2020.

The Company has incurred a loss of $688K from January 1, 2020 to March 31, 2020. However, as the BVI does not impose corporate income taxes, the Company will not realize any income tax benefit in the future related to that loss.

The Company does not have any uncertain tax positions or events leading to uncertainties regarding any income tax positions.

7. Commitments and Contingencies

The company does not have any commitments and contingencies

8. Subsequent Events

Intermediate unaudited quarterly Financial statements were available to be issued on July 24th 2020 .

On April 15, 2020, the MICT, Intermediate, and GFH, entered into, and MICT Merger Subsidiary Inc. (“MICT Merger Sub”) shall, upon execution of a joinder agreement enter into, the Restated Merger Agreement pursuant to which, among other things, subject to the satisfaction or waiver of the conditions set forth in the Restated Merger Agreement, Merger Sub shall merge with and into Intermediate, with Intermediate continuing as the surviving entity, and each outstanding share of Intermediate shall be cancelled in exchange for the right of the holder thereof to receive a convertible promissory note in the principal amount of approximately $25,000,000 (the “Consideration Note”), which shall be convertible into shares of common stock of MICT as described therein (collectively, the “Acquisition”). The Consideration Note shall be issued at the closing of the Acquisition and shall be, under certain circumstances, automatically convertible into approximately $25,000,000 of shares of common stock of MICT, at a conversion price of $1.10 per share. The Restated Merger Agreement amends and restates the Merger Agreement in its entirety.

Consummation of the Acquisition is subject to certain closing conditions and termination rights, as described in the Restated Merger Agreement. The Restated Merger Agreement also contains customary representations, warranties and covenants made by, among others, MICT, Intermediate and MICT Merger Sub, including as to the conduct of their respective businesses (as applicable) between the date of signing the Restated Merger Agreement and the closing of the transactions contemplated thereby.

On 18 May 2020 the Company entered into a worldwide licence agreement with Beijing Brookfield Science and Technology Co Ltd (BBI) to licence all the registered and unregistered intellectual property and related rights in BBI’s proprietary online platform used by itself and its associated businesses. The licence was for an initial 10 year term renewable for further periods of 5 years and GFH Intermediate paid an initial licence fee of $1,000,000 on signing with further fees of $500,000 payable on each renewal. The licence permitted GFH Intermediate Holdings to use the licensed intellectual property for uses other than online gambling in PRC.

GFH Intermediary acquired ordinary shares of BI Interactive (Hong Kong) Limited representing 95% of the issued ordinary shares of BI Interactive (Hong Kong) Limited in consideration of the payment of £1.

Annex A

Execution Version

AMENDED AND RESTATED

AGREEMENT AND PLAN OF MERGER

by and among

MICT, INC.
as MICT,

MICT MERGER SUBSIDIARY INC.,
as Merger Sub,

GFH INTERMEDIATE HOLDINGS LTD.,
as Intermediate,

and

GLOBAL FINTECH HOLDINGS LTD.

as Intermediate Shareholder

Dated as of April 15, 2020

Annex A

Annex A-i

Annex A-ii

INDEX OF EXHIBITS

Exhibit	Description

Exhibit A	Form of Consideration Note
Exhibit B	Form of Joinder Agreement

Annex A-iii

AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER

This AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER (this “Agreement”) is made and entered into as of April 15, 2020, by and among (i) MICT, Inc., a Delaware corporation (together with its successors, “MICT”), (ii) MICT Merger Subsidiary Inc., upon execution of a joinder hereto, a to-be-formed British Virgin Islands company and a wholly-owned subsidiary of MICT (“Merger Sub”), (iii) GFH Intermediate Holdings Ltd., a British Virgin Islands company (“Intermediate”) and (iv) solely for the limited purposes of Sections 1.4, 5.3, 5.17, 5.20, 5.21 and 5.22 hereof, Global Fintech Holdings Ltd., a British Virgin Islands business company and the sole shareholder of Intermediate (“Intermediate Shareholder”). MICT, Merger Sub (upon execution of a joinder hereto), Intermediate and solely for the limited purposes of Sections 1.4, 5.3, 5.17, 5.20, 5.21 and 5.22 hereof, Intermediate Shareholder, are sometimes referred to herein individually as a “Party” and, collectively, as the “Parties”.

RECITALS:

WHEREAS, MICT, indirectly through its subsidiaries, is a developer, manufacturer and provider of mobile computing platforms for the mobile logistics management market in the United States, Europe and Israel;

WHEREAS, Intermediate is a British Virgin Islands business company engaged in the business of providing software-based services for the Fintech industry through a robust platform that can transact massive volumes of transactions simultaneously with differing products (collectively, the “Business”);

WHEREAS, the Parties desire and intend to effect a business combination transaction whereby Merger Sub will merge with and into Intermediate, with Intermediate continuing as the surviving entity, as a result of which each share of Intermediate that is issued and outstanding immediately prior to the Effective Time (as defined below) shall no longer be outstanding and shall automatically be cancelled, in exchange for the right of the holder thereof to receive a convertible promissory note which shall be convertible into shares of common stock of MICT (the “Merger”, and together with the other transactions contemplated by this Agreement, the “Transactions”), all upon the terms and subject to the conditions set forth in this Agreement and in accordance with the applicable provisions of the Delaware Act (as defined herein) and the BVI Act (as defined herein), as applicable;

WHEREAS, MICT has entered into and/or shall enter into on or before the Closing securities purchase agreements with certain investors (the “PIPE Investors”) pursuant to which such PIPE Investors will make investments in MICT in a private placement transaction in the aggregate amount of up to Fifteen Million U.S. Dollars ($15,000,000) in consideration for the issuance of senior secured convertible notes of MICT (such transactions, the “PIPE Investment”);

WHEREAS, the Parties hereto other than Intermediate Shareholder entered into that certain Agreement and Plan of Merger on November 7, 2019 (the “Original Agreement”). The Parties desire to amend and restate the Original Agreement in its entirety to read as set forth herein;

WHEREAS, the boards of directors of MICT and Intermediate have each, and the board of Merger Sub shall have, following its formation and prior to execution of a joinder to this Agreement, (i) determined that the Transactions are fair, advisable and in the best interests of their respective companies and security holders, and (ii) approved this Agreement and the Transactions, upon the terms and subject to the conditions set forth herein (including but not limited to those described in Article VI); and

WHEREAS, certain capitalized terms used herein are defined in Article IX hereof.

Annex A-1

NOW, THEREFORE, in consideration of the premises set forth above, which are incorporated in this Agreement as if fully set forth below, and the representations, warranties, covenants and agreements contained in this Agreement, and intending to be legally bound hereby, the Parties hereto agree as follows:

Article I
MERGER

1.1 Merger. At the Effective Time, and subject to and upon the terms and conditions of this Agreement and the plan of merger and the articles of merger to be prepared by the Parties (the “Plan of Merger” and the “Articles of Merger” respectively), and in accordance with the applicable provisions the BVI Act, Intermediate, as a constituent party for the purpose of the BVI Act, and Merger Sub, as a constituent party for the purpose of the BVI Act, shall consummate the Merger, pursuant to which Merger Sub shall be merged with and into Intermediate, with Intermediate as the surviving entity for the purpose of the BVI Act, following which the separate corporate existence of Merger Sub shall cease and Intermediate shall continue as the surviving company. Intermediate, as the surviving company after the Merger, is hereinafter sometimes referred to as the “Surviving Company” (provided, that references to Intermediate for periods after the Effective Time shall include the Surviving Company).

1.2 Effective Time. Intermediate and Merger Sub shall cause the Merger to be consummated by filing the Articles of Merger and any other documents required to be filed pursuant to the BVI Act with the British Virgin Islands Registrar of Corporate Affairs (the “BVI Registrar”), in accordance with the relevant provisions of the BVI Act (the time at which such filing is registered by the BVI Registrar, or such later time as may be specified in the Articles of Merger, being the “Effective Time”).

1.3 Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in this Agreement, the Articles of Merger and the applicable provisions of the BVI Act. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time:

(a) assets of every description, including choses in action and the business of each of Intermediate and Merger Sub, immediately vests in Intermediate; and

(b) Intermediate is liable for all claims, debts, liabilities and obligations of each of Intermediate and Merger Sub.

1.4 Merger Consideration. As consideration for the Merger, MICT shall deliver to the Intermediate Shareholder, a convertible promissory note in the principal amount of Twenty Five Million U.S. Dollars ($25,000,000), substantially in the form attached hereto as Exhibit A (the “Consideration Note”), which Consideration Note shall be (i) under certain circumstances, automatically convertible into 22,727,273 shares of MICT Common Stock (the “Conversion Shares”) at a conversion price of $1.10 per share, and (ii) if not converted, repaid by returning the Intermediate Shareholder Transferred Assets. For the avoidance of doubt, no cash payment shall be required in the event of any repayment of the Consideration Note. In addition, the delivery of the Consideration Note shall not be deemed to be in consideration for any share capital or other equity interest in or debt of Intermediate Shareholder.

1.5 Organizational Documents of Surviving Company. At the Effective Time, the Memorandum and Articles of Association of Intermediate, as in effect immediately prior to the Effective Time, shall become the Memorandum and Articles of Association of the Surviving Company.

Annex A-2

1.6 Effect of Merger on Issued Securities of Intermediate. At the Effective Time, by virtue of the Merger and without any action on the part of any Party or the holders of securities of MICT, Intermediate or Merger Sub:

(a) Intermediate Shares. All Intermediate Shares issued and outstanding immediately prior to the Effective Time will automatically be cancelled and cease to exist in exchange for the right to receive the Consideration Note, with the Intermediate Shareholder being entitled to receive the Consideration Note, without interest, upon delivery of the Transmittal Documents in accordance with Section 1.8. As of the Effective Time, the holders of certificates previously evidencing Intermediate Shares outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such shares except as provided herein or by Law.

(b) Transfers of Ownership. If any certificate for securities of the Surviving Company is to be issued in a name other than that in which the certificate surrendered in exchange therefor is registered, it will be a condition of the issuance thereof that the certificate so surrendered will be properly endorsed (or accompanied by an appropriate instrument of transfer) and otherwise in proper form for transfer and that the person requesting such exchange will have paid to the Surviving Company or any agent designated by it any transfer or other Taxes required by reason of the issuance of a certificate for securities of the Surviving Company in any name other than that of the registered holder of the certificate surrendered, or established to the satisfaction of the Surviving Company or any agent designated by it that such tax has been paid or is not payable.

(c) No Liability. Notwithstanding anything to the contrary in this Section 1.6, none of the Surviving Company, MICT or any other Party hereto shall be liable to any Person for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

1.7 Effect of Merger on Merger Sub Shares. At the Effective Time, by virtue of the Merger, all of the shares of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into an equal number of shares of the Surviving Company, with the same rights, powers and privileges as the shares so converted and shall constitute the only outstanding shares of capital stock of the Surviving Company.

1.8 Surrender of Intermediate Securities.

(a) The Consideration Notes issued to Intermediate Shareholder upon the surrender of the Intermediate Shares in accordance with the terms hereof shall be deemed to have been issued in full satisfaction of all rights pertaining to such securities.

(b) The Intermediate Shareholder shall be entitled to receive the Consideration Note as consideration for the cancellation of the Intermediate Shares represented by the Intermediate Certificate(s), as soon as reasonably practicable after the Effective Time, but subject to the delivery to MICT of the following items (collectively, the “Transmittal Documents”): the Intermediate Certificate(s) for its Intermediate Shares (if any), and such other documents as may be reasonably requested by MICT in respect of the Intermediate Shares it shall hold at the Effective Time.

Annex A-3

1.9 Lost, Stolen or Destroyed MICT Certificates. In the event any certificates shall have been lost, stolen or destroyed, MICT shall issue in exchange for such lost, stolen or destroyed certificates or securities, as the case may be, upon the making of an affidavit of that fact by the holder thereof (“Lost Certificate Affidavit”), such securities, as may be required by MICT; provided, however, that MICT may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificates to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against the Surviving Company with respect to the certificates alleged to have been lost, stolen or destroyed.

1.10 Taking of Necessary Action; Further Action. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Company with full right, title and possession to all assets, property, rights, privileges, powers and franchises of Merger Sub as required by the BVI Act, the officers and directors of MICT and Merger Sub are fully authorized in the name of their respective entities to take, and will take, all such lawful and necessary action, so long as such action is not inconsistent with this Agreement.

1.11 Sunrise Agreement . The Parties acknowledge that after the Closing, the board of MICT shall take all necessary action to increase the number of shares of MICT Common Stock to such number of shares as the board reasonably determines will be sufficient for it to, if necessary, issue a number of shares equivalent in value to any potential claim for compensation under the letter agreement between MICT, Sunrise Securities LLC (“Sunrise Securities”) and Trump Securities (“Trump Securities”), dated March 13, 2017 (the “Sunrise Agreement”) that is brought by Sunrise Securities, Trump Securities or their respective Affiliates against any of MICT, Intermediate Shareholder or their respective Subsidiaries. In the event any such claim is finally adjudicated by a court of competent jurisdiction in favor of Trump Securities, Sunrise Securities or any of their Affiliates, MICT shall issue such shares of MICT Common Stock to Intermediate Shareholder. Notwithstanding the foregoing, in no event shall the number of shares of MICT Common Stock issued to Intermediate Shareholder exceed seven percent (7%) of the issued and outstanding shares of MICT Common Stock immediately following the issuance of (i) any compensation shares adjudicated in favor of Sunrise Securities, Trump Securities or their Affiliates, and (ii) the compensation shares to Intermediate Shareholder as contemplated herein above.

1.12 Effect of Merger on MICT Options. In connection with the Merger, the MICT board of directors shall have adopted appropriate resolutions and taken all other actions necessary and appropriate to provide that the vesting of each unexpired and unexercised MICT option (the “MICT Options”) shall be accelerated in full effective as of immediately prior to the Effective Time, consistent with the provisions of this Section 1.12. At the Effective Time, all MICT Options that are outstanding and unexercised immediately prior to the Effective Time shall survive the Closing, and for a period of at least fifteen months from the Closing Date (as defined below), any and all equity incentive plans of MICT, including but not limited to the 2012 Stock Incentive Plan and the 2014 Stock Incentive Plan, as in effect on the date of this Agreement, and any registration statement(s) on Form S-8 or otherwise relating to the shares underlying the MICT Options issuable thereunder, shall remain in effect. At the Effective time, any restriction on the exercise of any MICT Option shall continue in full force and effect and the term, exercisability and other provisions of such MICT Options shall otherwise remain unchanged; provided, however, that the vesting of all such options shall be fully accelerated, and they will become fully exercisable as of the Effective Time; and provided further that notwithstanding the termination of the employment or directorship of any optionholder, each MICT Option shall expire on the 15-month anniversary of the Closing Date, and to the extent provided under the terms of any MICT Option, such MICT Option shall, in accordance with its terms, be subject to further adjustment as appropriate to reflect any stock split, dividend or subdivision of shares, stock dividend, reverse stock split, consolidation of shares, reclassification, recapitalization or other similar transaction.

Annex A-4

Article II
CLOSING

2.1 Closing. Unless this Agreement is earlier terminated pursuant to the provisions of Article VII and subject to the satisfaction or waiver of the conditions set forth in Article VI, the consummation of the transactions contemplated by this Agreement (the “Closing”) shall take place at the offices of Ellenoff Grossman & Schole, LLP (“EGS”), located at 1345 Avenue of the Americas, New York, NY, 11th Floor, on the second (2nd) Business Day after all the Closing conditions to this Agreement have been satisfied or waived at 10:00 a.m. local time, or at such other date, time or place as MICT and Intermediate may agree (the date and time at which the Closing is actually held being the “Closing Date”).

Article III
REPRESENTATIONS AND WARRANTIES OF MICT AND MERGER SUB

Except as set forth in (i) the disclosure schedules delivered by MICT and Merger Sub to Intermediate pursuant to Section 5.18 hereof, which shall include all schedules, annexes and attachments required to be delivered by MICT pursuant to the terms of this Agreement (the “MICT Disclosure Schedules”), the Section numbers of which correspond to the Section numbers of this Agreement to which they refer, or (ii) the SEC Reports that are available on the SEC’s website through EDGAR, MICT represents and warrants to Intermediate as of the date hereof and as of the Closing Date and Merger Sub represents to Intermediate as of the date Merger Sub executes a joinder to this Agreement in the form of Exhibit B hereto and as of the Closing Date, as follows:

3.1 Organization and Standing. MICT and Merger Sub are each corporations or companies duly incorporated, validly existing and in good standing under the Laws of the State of Delaware and the British Virgin Islands, respectively. Each of MICT and Merger Sub has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted and as proposed to be conducted. Each of MICT and Merger Sub is duly qualified or licensed and in good standing to do business in each jurisdiction in which the character of the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary except where the failure to be so qualified or in good standing, individually or in the aggregate with any such other failures, would not reasonably be expected to have a Material Adverse Effect with respect to MICT and its Subsidiaries taken as a whole. MICT and Merger Sub have heretofore made available to Intermediate accurate and complete copies of the Organizational Documents of MICT and Merger Sub as currently in effect. As of the date hereof and as of the Effective Time neither MICT nor Merger Sub is in violation of any provision of its Organizational Documents or any agreements with its shareholders, except where any such violations, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect with respect to MICT and its Subsidiaries, taken as a whole. Merger Sub was formed for the sole purpose of effecting the Merger and the other transactions contemplated by this Agreement and any Ancillary Document. Accordingly, prior to the Effective Time, Merger Sub had no material business, operations, property, assets or Liabilities.

Annex A-5

3.2 Authorization; Binding Agreement. Each of MICT and Merger Sub has all requisite corporate power and authority to execute and deliver this Agreement and each Ancillary Document to which it is a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and each Ancillary Document to which it is a party and the consummation of the transactions contemplated hereby and thereby (a) have been duly and validly authorized by the board of directors of MICT and Merger Sub and (b) no corporate proceedings, other than as set forth elsewhere in this Agreement, on the part of MICT or Merger Sub are necessary to authorize the execution and delivery of this Agreement and each Ancillary Document to which such Party is a party or to consummate the transactions contemplated hereby and thereby. This Agreement has been, and each Ancillary Document to which each of MICT and Merger Sub is a party has been or shall be when delivered, duly and validly executed and delivered by MICT and, assuming the due authorization, execution and delivery of this Agreement and such Ancillary Documents by the other parties hereto and thereto, constitutes, or when delivered shall constitute, the valid and binding obligation of MICT and Merger Sub, enforceable against such Party in accordance with its terms, except to the extent that enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization and moratorium laws and other laws of general application affecting the enforcement of creditors’ rights generally or by any applicable statute of limitation or by any valid defense of set-off or counterclaim, and the fact that equitable remedies or relief (including the remedy of specific performance) are subject to the discretion of the court from which such relief may be sought (collectively, the “Enforceability Exceptions”).

3.3 Governmental Approvals. No Consent of or with any Governmental Authority, on the part of MICT or Merger Sub is required to be obtained or made in connection with the execution, delivery or performance by MICT or Merger Sub of this Agreement and each Ancillary Document to which it is a party or the consummation by MICT and Merger Sub of the transactions contemplated hereby and thereby, other than (a) pursuant to Antitrust Laws, (b) such filings as contemplated by this Agreement, (c) any filings required with Nasdaq or the SEC with respect to the transactions contemplated by this Agreement (including the PIPE Investment), (d) applicable requirements, if any, of the Securities Act, the Exchange Act, and/ or any other U.S. federal securities laws and rules and regulations of the SEC promulgated thereunder or otherwise (the “Federal Securities Laws”), and (e) where the failure to obtain or make such Consents or to make such filings or notifications, would not reasonably be expected to have a Material Adverse Effect on MICT.

3.4 Non-Contravention. Except as otherwise described in Schedule 3.4, the execution and delivery by MICT and Merger Sub of this Agreement and each Ancillary Document to which it is a party, the consummation by MICT and Merger Sub of the transactions contemplated hereby and thereby, and compliance by such Party with any of the provisions hereof and thereof, will not (a) conflict with or violate any provision of such Party’s Organizational Documents, (b) subject to obtaining the Consents from Governmental Authorities referred to in Section 3.3 hereof, and the waiting periods referred to therein having expired, and any condition precedent to such Consent or waiver having been satisfied, conflict with or violate any Law, Order or Consent applicable to such Party or any of its properties or assets, or (c) (i) violate, conflict with or result in a breach of, (ii) constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, (iii) result in the termination, withdrawal, suspension, cancellation or modification of, (iv) accelerate the performance required by such Party under, (v) result in a right of termination or acceleration under, (vi) give rise to any obligation to make payments or provide compensation under, (vii) result in the creation of any Lien upon any of the properties or assets of such Party under, (viii) give rise to any obligation to obtain any third party Consent or provide any notice to any Person or (ix) give any Person the right to declare a default, exercise any remedy, claim a rebate, chargeback, penalty or change in delivery schedule, accelerate the maturity or performance, cancel, terminate or modify any right, benefit, obligation or other term under, any of the terms, conditions or provisions of any MICT Material Contract except for any deviations from any of the foregoing clauses (a), (b) or (c) that would not reasonably be expected to have a Material Adverse Effect on MICT or materially impair the ability of MICT on a timely basis to consummate the transactions contemplated by this Agreement or the Ancillary Documents to which it is a party or bound or to perform its obligations hereunder or thereunder.

Annex A-6

3.5 Capitalization.

(a) MICT is authorized to issue 25,000,000 shares of MICT Common Stock, and 5,000,000 shares of preferred Stock, par value $0.001 per share. The issued and outstanding MICT Securities on a fully diluted basis as of the date of this Agreement (including all MICT Warrants, whether or not ‘in the money’) are set forth on Schedule 3.5(a). All outstanding MICT Securities are duly authorized, validly issued, fully paid and non-assessable and not subject to or issued in violation of any purchase option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the Delaware Act, MICT’s Charter or any Contract to which MICT is a party. None of the outstanding MICT Securities has been issued in violation of any applicable securities Laws. Except for Merger Sub and as otherwise as set forth on EDGAR, MICT does not have any Subsidiaries or own any equity interests in any other Person.

(b) Except as set forth on Schedule 3.5(a) and the notes thereto, there are no options, warrants or other rights to subscribe for or purchase any shares or other equity interests of MICT or securities convertible into or exchangeable for, or that otherwise confer on the holder any right to acquire any shares or other equity interests in or of MICT, or the right to share in the equity, profits, earnings, losses or gains of MICT, or preemptive rights or rights of first refusal or first offer, nor are there any Contracts, commitments, arrangements or restrictions to which MICT or, to the Knowledge of MICT, any of its stockholders are a party or bound relating to any equity securities of MICT, whether or not outstanding. There are no outstanding or authorized equity appreciation, phantom equity or similar rights with respect to MICT. Other than as expressly set forth in this Agreement, there are no outstanding obligations of MICT to repurchase, redeem or otherwise acquire any shares of MICT or to provide funds to make any investment (in the form of a loan, capital contribution or otherwise) in any Person. Except as set forth in Schedule 3.5(b), there are no shareholders agreements, voting trusts or other agreements or understandings to which MICT is a party with respect to the voting of any shares of MICT.

(c) other than Indebtedness set forth on Schedule 3.5(c), MICT has no Indebtedness as of the date of this Agreement.

(d) Since January 1, 2020 and except as contemplated by this Agreement, MICT has not declared or paid any distribution or dividend in respect of its shares and it has not repurchased, redeemed or otherwise acquired any of its shares, and MICT’s board of directors has not authorized any of the foregoing. Any distributions or dividend declared or paid prior to January 1, 2020 by MICT or any of its Subsidiaries were lawfully distributed.

Annex A-7

3.6 SEC Filings and MICT Financials.

(a) Since the date of its formation, MICT, has filed all forms, pro formas, reports, schedules, statements, registration statements, prospectuses, proxies and other documents required to be filed or furnished by MICT with the SEC under the Securities Act and/or the Exchange Act, together with any amendments, restatements or supplements thereto, and will file all such forms, pro formas, reports, schedules, statements and other documents required to be filed subsequent to the date of this Agreement, except where any such failures, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect with respect to MICT and its Subsidiaries, taken as a whole. Except to the extent available on the SEC’s web site through EDGAR, MICT has delivered to Intermediate copies in the form filed with the SEC of all of the following: (i) MICT’s annual reports on Form 10-K for each fiscal year of MICT beginning with the first year MICT was required to file such a form, (ii) MICT’s quarterly reports on Form 10-Q for each fiscal quarter that MICT filed such reports to disclose its quarterly financial results in each of the fiscal years of MICT referred to in clause (i) above, (iii) all other forms, pro formas, reports, registration statements, prospectuses, proxies and other documents (other than preliminary materials) filed by MICT with the SEC since the beginning of the first fiscal year referred to in clause (i) above (the forms, reports, registration statements, prospectuses and other documents referred to in clauses (i), (ii) and (iii) above, whether or not available through EDGAR, are, collectively, the “SEC Reports”) and (iv) all certifications and statements required by (A) Rules 13a-14 or 15d-14 under the Exchange Act, and (B) 18 U.S.C. §1350 (Section 906 of SOX) with respect to any report referred to in clause (i) above (collectively, the “Public Certifications”). The SEC Reports (x) were prepared in all material respects in accordance with the requirements of the Securities Act and the Exchange Act, as the case may be, and the rules and regulations thereunder and (y) did not, as of their respective effective dates (in the case of SEC Reports that are registration statements filed pursuant to the requirements of the Securities Act) and at the time they were filed with the SEC (in the case of all other SEC Reports) and, if amended prior to the date hereof, as of the date of such amendment, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. The Public Certifications are each true as of their respective dates of filing. As used in this Section 3.6, the term “file” shall be broadly construed to include any manner permitted by SEC rules and regulations in which a document or information is furnished, supplied or otherwise made available to the SEC. As of the date of this Agreement, (A) MICT’s Common Stock is listed on Nasdaq, (B) other than as set forth in Schedule 3.6, MICT has not received any written deficiency notice from Nasdaq relating to the continued listing requirements of such MICT Securities, (C) there are no Actions pending or, to the Knowledge of MICT, threatened against MICT by the Financial Industry Regulatory Authority with respect to any intention by such entity to suspend, prohibit or terminate the quoting of such MICT Securities on Nasdaq and (D) such MICT Securities are in material compliance with all of the applicable listing and corporate governance rules of Nasdaq.

(b) The financial statements and notes of MICT contained or incorporated by reference in the SEC Reports (the “MICT Financials”), were complete and correct in all material respects as of their respective dates and fairly present in all material respects the consolidated financial position and the results of operations, changes in shareholders’ equity, and cash flows of MICT at the respective dates of and for the periods referred to in such financial statements, to the extent as may be permitted by the rules of the SEC and subject to normal year-end audit adjustments that will not be material in amount or effect, all in accordance with (i) GAAP methodologies applied on a consistent basis throughout the periods involved and (ii) Regulation S-X or Regulation S-K, as applicable (except as may be indicated in the notes thereto and for the omission of notes and audit adjustments in the case of unaudited quarterly financial statements to the extent permitted by Regulation S-X or Regulation S-K, as applicable).

(c) Except as set forth in Schedule 3.6 and except as and to the extent reflected or reserved against in the MICT Financials, MICT has not incurred any Liabilities or obligations of the type required to be reflected on a balance sheet in accordance with GAAP that is not adequately reflected or reserved on or provided for in the MICT Financials, other than (i) Liabilities of the type required to be reflected on a balance sheet in accordance with GAAP that have been incurred since the date of the last audited balance sheet in the MICT Financials in the ordinary course of business and which are not material in amount, (ii) normal and recurring current Liabilities that have been incurred by MICT since the date of MICT’s audited consolidated balance sheet at December 31, 2019 in the ordinary course of business and that are not material in amount, (iii) Liabilities for performance of obligations of MICT under Contracts (other than for breach thereof), (iv) Liabilities described in Schedule 3.6, and (v) Liabilities incurred in connection with the Transactions.

(d) The accounts receivable of MICT as reflected on the MICT Financials arose in the ordinary course of business consistent with past practice and represent bona fide claims against debtors for sales and other charges, and none of the Accounts Receivable is subject to any claim of offset, recoupment, set-off or counter-claim and, to the Knowledge of MICT, there are no facts or circumstances (whether asserted or unasserted) that could give rise to any such claim.

Annex A-8

3.7 Absence of Certain Changes. Except as set forth on Schedule 3.7 or as disclosed on EDGAR, or for actions expressly contemplated by this Agreement, since December 31, 2019, MICT has (a) conducted its business only in the ordinary course of business consistent with past practice and (b) not been, subject to a Material Adverse Effect and (c) has not taken any action or committed or agreed to take any action that would be prohibited by Section 5.2(b) (without giving effect to Schedule 5.2) if such action were taken on or after the date hereof without the consent of Intermediate.

3.8 Compliance with Laws. MICT has since January 1, 2016, been, in compliance with all Laws applicable to it and the conduct of its business except for such noncompliance which would not reasonably be expected to have a Material Adverse Effect on MICT, and MICT has not received written notice alleging any violation of applicable Law in any material respect by which MICT or any of its properties, assets, employees, business or operation are or were bound or affected. Without limiting the foregoing, MICT’s business does not involve the use or development of, or engagement in, encryption technology, or, to MICT’s Knowledge, other technology whose development, commercialization or export is restricted under applicable Law, and to MICT’s Knowledge their respective business does not require MICT or any of its Subsidiaries to obtain a license from any Governmental Authority in the United States or elsewhere.

3.9 Actions; Orders; Permits. In the past five (5) years, there is no pending or, to the Knowledge of MICT, threatened Action to which MICT is subject which would reasonably be expected to have a Material Adverse Effect on MICT, nor, to the Knowledge of MICT, is there any reasonable basis for any such Action to be made. There is no Action that MICT has pending against any other Person. Neither MICT, nor, to the Knowledge of MICT, any of its directors or officers, are subject to any Orders of any Governmental Authority, nor are any such Orders pending. As of the date of this Agreement, none of the directors or officers of MICT have in the past five (5) years been charged with, indicted for, arrested for, or convicted of any felony or any crime involving fraud. MICT holds and has at all times held in all material respects all Permits necessary to lawfully conduct its business as presently conducted, and to own, lease and operate its assets and properties, all of which are in full force and effect, except where the failure to hold such Permit or for such Permit to be in full force and effect would not reasonably be expected to have a Material Adverse Effect on MICT.

3.10 Taxes and Returns.

(a) MICT has or will have timely filed, or caused to be timely filed, all Tax Returns required to be filed by it (taking into account all available extensions), which Tax Returns are true, accurate, correct and complete in all material respects, and has timely paid, collected or withheld, or caused to be timely paid, collected or withheld (whether or not shown on any Tax Return), all Taxes required to be paid, collected or withheld, other than such Taxes for which adequate reserves in MICT Financials have been established in accordance with GAAP and has no Liability for Taxes in excess of the amounts so paid. The MICT Financials reflect all material Liabilities for unpaid Taxes of MICT for the periods (or portions of periods) covered by the MICT Financials. MICT has no material Liability for unpaid Taxes accruing after the MICT Financials date, except for Taxes arising in the ordinary course of business consistent with past practice. There are no audits, examinations, investigations or other proceedings pending against MICT in respect of any Tax, and MICT has not been notified in writing of any proposed Tax claims or assessments against MICT (other than, in each case, claims or assessments for which adequate reserves in MICT Financials have been established in accordance with GAAP or are immaterial in amount). There are no Liens with respect to any Taxes upon any of MICT’s assets, other than Permitted Liens. MICT has no outstanding waivers or extensions of any applicable statute of limitations to assess any material amount of Taxes. There are no outstanding requests by MICT for any extension of time within which to file any Tax Return or within which to pay any Taxes shown to be due on any Tax Return.

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(b) Since January 1, 2020, MICT has not (i) changed any Tax accounting methods, policies or procedures except as required by a change in Law, (ii) made, revoked, or amended any material Tax election, (iii) filed any amended Tax Returns or claim for refund or (iv) entered into any closing agreement affecting or otherwise settled or compromised any material Tax Liability or refund.

(c) To the Knowledge of MICT, and based on advice of counsel: (a) there are no jurisdictions in which MICT is legally required to file a Tax Return other than the jurisdictions in which MICT has filed Tax Returns; (b) MICT is not subject to Tax in any jurisdiction other than its country of incorporation, organization or formation by virtue of having employees, a permanent establishment or any other place of business in such jurisdiction; and (c) MICT is and has always been a tax resident solely in the U.S.

(d) MICT does not participate nor has it ever participated in or engaged in any transaction involving Tax planning that requires reporting under applicable Tax Law, including with respect to U.S. federal, state or local value added Taxes or similar services or sales Taxes (“VAT”), if any.

(e) There are no applicable Tax holidays or incentives. MICT is in compliance in all material respects with the requirements for any applicable Tax holidays or incentives and none of the Tax holidays or incentives will be jeopardized in any material respect by the transactions contemplated by this Agreement and any Ancillary Document.

(f) MICT is in compliance in all material respects with all applicable transfer pricing laws and regulations, including, if applicable, the execution and maintenance of contemporaneous documentation substantiating the transfer pricing practices and methodology of MICT. The prices for any property or services (or for the use of any property) provided by or to MICT or any of its Subsidiaries are arm’s length prices for purposes of all applicable transfer pricing laws.

(g) Each of the MICT Subsidiaries is duly registered for the purposes of VAT and has complied in all material respects with all requirements concerning VAT.

3.11 Employees and Employee Benefit Plans. Other than as set forth in Schedule 3.11 MICT does not (a) have any paid employees or (b) maintain, sponsor, contribute to or otherwise have any Liability under, any Benefit Plans.

3.12 Real Property. Schedule 3.12 contains a complete and accurate list of all premises currently leased or subleased or otherwise used or occupied by MICT and its Subsidiaries for the operation of the business of MICT and its Subsidiaries, and of all current leases, lease guarantees, agreements and documents related thereto, including all amendments, terminations and modifications thereof or waivers thereto (collectively, the “MICT Real Property Leases”), as well as the current annual rent and term under each MICT Real Property Lease. MICT has provided to Intermediate a true and complete copy of each MICT Real Property Lease. The MICT Real Property Leases are valid, binding and enforceable in accordance with their terms and are in full force and effect. To the Knowledge of MICT, no event has occurred which (whether with or without notice, lapse of time or both or the happening or occurrence of any other event) would constitute a default on the part of MICT or any of its Subsidiaries or any other party under any of MICT Real Property Leases, and neither MICT nor any of its Subsidiaries has received notice of any such condition or any intention of lessor to change any terms of the MICT Real Property Leases. With respect to each of the MICT Real Property Leases, MICT’s possession and quiet enjoyment of the MICT Real Property Leases has not been disturbed, and to the Knowledge of MICT, there are no disputes with respect to such MICT Real Property Leases.

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3.13 Personal Property. Each item of Personal Property which is currently owned, used or leased by MICT with a book value or fair market value of greater than Seventy-Five Thousand U.S. Dollars ($75,000) is set forth on Schedule 3.13, along with, to the extent applicable, a list of lease agreements, lease guarantees, security agreements and other agreements related thereto, including all amendments, terminations and modifications thereof or waivers thereto (“MICT Personal Property Leases”). Except as set forth in Schedule 3.13, all such items of MICT Personal Property are in good operating condition and repair (reasonable wear and tear excepted consistent with the age of such items), and are suitable for their intended use in the business of MICT. The operation of MICT’s business as it is now conducted or presently proposed to be conducted is not dependent upon the right to use the Personal Property of Persons other than a MICT Subsidiary, except for such Personal Property that is owned, leased or licensed by, or otherwise contracted to, a MICT Subsidiary, MICT has provided to Intermediate a true and complete copy of each of MICT Personal Property Leases, and in the case of any oral MICT Personal Property Lease, a written summary of the material terms of such MICT Personal Property Lease. MICT Personal Property Leases are valid, binding and enforceable in accordance with their terms and are in full force and effect. To the Knowledge of MICT, no event has occurred which (whether with or without notice, lapse of time or both or the happening or occurrence of any other event) would constitute a default on the part of a MICT or any other party under any of MICT Personal Property Leases, and MICT has not received notice of any such condition.

3.14 Title to and Sufficiency of Assets. MICT has good and marketable title to, or a valid leasehold interest in or right to use, all of its assets (real and personal) that are used in or necessary for the conduct of MICT’s business as it is now conducted or presently proposed to be conducted, free and clear of all Liens other than (a) Permitted Liens, (b) the rights of lessors under leasehold interests and (iii) Liens specifically identified on the MICT Financials. The assets and properties (including Intellectual Property rights and contractual rights) currently owned, leased or licensed by MICT and its Subsidiaries constitute all of the assets, rights and properties that are necessary for the operation of the businesses of MICT as it is now conducted or that are used or held by MICT and its Subsidiaries for use in the operation of the businesses of MICT and its Subsidiaries, and taken together, are adequate and sufficient for the operation of the businesses of MICT and its Subsidiaries as currently conducted. MICT does not own, license or otherwise have any right, title or interest in any material Intellectual Property.

3.15 Material Contracts.

(a) Except as set forth on Schedule 3.15(a), other than this Agreement and the Ancillary Documents, there are no Contracts to which MICT is a party or by which any of its properties or assets may be bound, subject or affected, which (i) create or impose a Liability greater than One Hundred Thousand U.S. Dollars ($100,000), (ii) may not be cancelled by MICT on less than ninety (90) days’ prior notice without payment of a material penalty or termination fee or (iii) prohibits, prevents, restricts or impairs in any material respect any business practice of MICT as its business is currently conducted, any acquisition of material property by MICT, or restricts in any material respect the ability of MICT from engaging in business as currently conducted by it or from competing with any other Person (each, a “MICT Material Contract”). All MICT Material Contracts have been made available to Intermediate other than those that are exhibits to the SEC Reports.

(b) With respect to each MICT Material Contract: (i) the MICT Material Contract is legal, valid, binding and enforceable in all material respects against MICT and, to the Knowledge of MICT, the other parties thereto, and is in full force and effect (except, in each case, as such enforcement may be limited by the Enforceability Exceptions); (ii) MICT is not in breach or default in any material respect, and no event has occurred that with the passage of time or giving of notice or both would constitute such a breach or default in any material respect by MICT, or permit termination or acceleration by the other party, under such MICT Material Contract; and (iii) to the Knowledge of MICT, no other party to any MICT Material Contract is in breach or default in any material respect, and no event has occurred that with the passage of time or giving of notice or both would constitute such a breach or default by such other party, or permit termination or acceleration by MICT under any MICT Material Contract.

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3.16 Transactions with Affiliates. Schedule 3.16 sets forth a true, correct and complete list of the Contracts and arrangements that are in existence as of the date of this Agreement under which there are any existing or future Liabilities or obligations between MICT and any (a) present or former director, officer or employee or Affiliate of MICT, or any immediate family member of any of the foregoing, or (b) record or beneficial owner of more than five percent (5%) of MICT’s outstanding capital stock as of the date hereof.

3.17 Investment Company Act. MICT is not an “investment company” or a Person directly or indirectly “controlled” by or acting on behalf of an “investment company”, in each case within the meaning of the Investment Company Act of 1940, as amended.

3.18 Finders and Brokers. Except as set forth on Schedule 3.18, no broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission from MICT, Intermediate or any of their respective Affiliates in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of MICT.

3.19 Certain Business Practices.

(a) Neither MICT, its Subsidiaries nor any of their respective Representatives acting on their behalf, has since the inception of MICT or the applicable Subsidiary, directly or indirectly, (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (ii) unlawfully offered, made, promised or authorized the giving of any payment or anything of value to foreign or domestic government officials or employees, to foreign or domestic political parties or campaigns or violated any provision of the Foreign Corrupt Practices Act of 1977 or the U.K. Bribery Act of 2010, (iii) made any other unlawful payment or (iv) in the past five (5) years, directly or indirectly, given or agreed to give any unlawful gift or similar benefit in any material amount to any customer, supplier, governmental employee or other Person who is or may be in a position to help or hinder MICT or assist it in connection with any actual or proposed transaction.

(b) The operations of MICT are and have been conducted at all times in compliance with money laundering statutes in all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Authority, and no Action involving MICT with respect to the any of the foregoing is pending or, to the Knowledge of MICT, threatened.

(c) None of MICT or any of its directors or officers, or, to the Knowledge of MICT, any other Representative acting on behalf of MICT is currently identified on the specially designated nationals or other blocked person list or otherwise currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”), and MICT has not, directly or indirectly, used any funds, or loaned, contributed or otherwise made available such funds to any Subsidiary, joint venture partner or other Person, in connection with any sales or operations in any other country sanctioned by OFAC or for the purpose of financing the activities of any Person currently subject to, or otherwise in violation of, any U.S. sanctions administered by OFAC in the last five (5) fiscal years.

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(d) MICT (i) has maintained in all material respects complete and accurate books and records, including records of payments to any agents, consultants, representatives, third parties and government officials, (ii) has not knowingly made any false or fictitious entries in its books and records relating to any unlawful offer, payment, promise to pay or authorization of the payment of any money, or unlawful offer, gift, promise to give, or authorization of the giving of anything of value, including any bribe, kickback or other illegal or improper payment and (iii) has not established or maintained a secret or unrecorded fund or account.

3.20 Insurance. Schedule 3.20 lists all insurance policies (by policy number, insurer, coverage period, coverage amount, annual premium and type of policy) held by MICT relating to MICT or its business, properties, assets, directors, officers and employees, copies of which have been provided to Intermediate. All premiums due and payable under all such insurance policies have been timely paid and MICT is otherwise in material compliance with the terms of such insurance policies. All such insurance policies are in full force and effect, and to the Knowledge of MICT, since January 1, 2016, there is no threatened termination of, or material premium increase with respect to, any such insurance policies. Since January 1, 2016, there have been no insurance claims made by MICT. MICT has reported to its insurers all claims and pending circumstances that would reasonably be expected to result in a claim, except where such failure to report such a claim would not be reasonably likely to have a Material Adverse Effect on MICT.

3.21 Subsidiaries. The name of each Subsidiary of MICT is set forth in MICT’s most recent Form 10-K filed with the SEC. All of the outstanding equity securities of each Subsidiary of MICT are duly authorized and validly issued, fully paid and non-assessable (if applicable), and were offered, sold and delivered in compliance with all applicable Laws, and the Organizational Documents of the issuing Subsidiary and are owned by MICT free and clear of all Liens (other than those, if any, imposed by such Subsidiary’s Organizational Documents). There are no Contracts to which MICT or any of its Affiliates is a party or bound with respect to the voting (including voting trusts or proxies) of the equity interests of any Subsidiary of MICT other than the Organizational Documents of any such Subsidiary. There are no outstanding or authorized options, warrants, rights, agreements, subscriptions, convertible securities or commitments to which any Subsidiary of MICT is a party or which are binding upon any Subsidiary of MICT providing for the issuance or redemption of any shares or other equity interests of any Subsidiary of MICT. There are no outstanding equity appreciation, phantom equity, profit participation or similar rights granted by any Subsidiary of MICT. No Subsidiary of MICT has any limitation on its ability to make any distributions or dividends to its equity holders, whether by Contract, Order or applicable Law. None of MICT or any of its Subsidiaries is a participant in any joint venture, partnership or similar arrangement. MICT has no outstanding or anticipated obligations, guarantees or Liabilities with respect to any current or former direct or indirect Subsidiary, including Micronet, other than with respect to the obligations set forth in (i) that certain Share Purchase Agreement, dated as of December 31, 2017, by and among MICT, Enertec Management Ltd., Enertec Systems 2001 Ltd. and Coolisys Technologies Inc. (the “Enertec Share Purchase Agreement”) including certain indemnification obligations related thereto, and (ii) that certain Escrow Agreement with I.B.I Trust Management (the “Enertec Escrow Agreement”) entered into in connection with the consummation of the transactions contemplated by the Enertec Share Purchase Agreement. In addition, all such indemnification obligations are limited to the amount set aside to satisfy indemnification claims pursuant to the Enertec Escrow Agreement.

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3.22 Information Supplied. The representations or warranties of MICT in this Article III are true, complete and correct as of the date hereof and as of the Closing Date. None of the information supplied or to be supplied by MICT, including without limitation the MICT Financials, expressly for inclusion or incorporation by reference: (a) in any Current Report on Form 8-K, and any exhibits thereto or any other report, form, registration or other filing made with any Governmental Authority (including the SEC) with respect to the transactions contemplated by this Agreement or any Ancillary Documents; (b) in the Proxy Statement; or (c) in the mailings or other distributions to Intermediate and/or prospective investors with respect to the consummation of the transactions contemplated by this Agreement or in any amendment to any of documents identified in (a) through (c), will, when filed, made available, mailed or distributed, as the case may be, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. None of the information supplied or to be supplied by MICT expressly for inclusion or incorporation by reference in any of the Signing Press Release, the Signing Filing, the Closing Press Release or the Closing Filing will, when filed or distributed, as applicable, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. Notwithstanding the foregoing, MICT makes no representation, warranty or covenant with respect to any information supplied by or on behalf of Intermediate, or its Affiliates.

3.23 Merger Sub Activities. Since its formation, Merger Sub has not engaged in any business activities other than as otherwise contemplated by this Agreement, and it does not own directly or indirectly any ownership, equity, profits or voting interest in any Person and it has no assets or Liabilities except those incurred in connection with this Agreement and the Ancillary Documents to which it is a party and the Merger and the other transactions contemplated by this Agreement, and, other than this Agreement and the Ancillary Documents to which it is a party, Merger Sub is not a party to or bound by any Contract.

3.24 Disclosure. No representations or warranties by MICT in this Agreement (as modified by the MICT Disclosure Schedules) or the Ancillary Documents, (a) contains or will contain any untrue statement of a material fact, or (b) omits or will omit to state, when read in conjunction with all of the information contained in this Agreement, the MICT Disclosure Schedules and the Ancillary Documents, any fact necessary to make the statements or facts contained therein not materially misleading. There is no fact that MICT has not disclosed to Intermediate in writing and of which MICT or any of its Subsidiaries is aware that is likely to have a Material Adverse Effect. No due diligence, investigation or analysis made or carried out by or on behalf of Intermediate shall in any manner affect, restrict the benefit of Intermediate or limit any of MICT’s warranties and representations or any other obligations of MICT.

Article IV
REPRESENTATIONS AND WARRANTIES OF Intermediate

Except as set forth in the disclosure schedules delivered by Intermediate to MICT pursuant to Section 5.18 hereof, which shall include all schedules, annexes and attachments required to be delivered by Intermediate pursuant to the terms of this Agreement (including but not limited to Schedule 4.15) (the “Intermediate Disclosure Schedules”), the Section numbers of which correspond to the Section numbers of this Agreement to which they refer, Intermediate hereby represents and warrants to MICT and Merger Sub, as of the date hereof and as of the Closing, as described below. All representations and warranties made by Intermediate with respect to its assets, business and operations on the date hereof and as of the Closing shall also be made with respect to, and shall include, the Intermediate Shareholder Transferred Assets.

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4.1 Organization and Standing. Intermediate is a British Virgin Islands business company duly formed, validly existing and in good standing under the Laws of the British Virgin Islands. Intermediate has all requisite corporate power and authority to own, lease and operate its properties and to carry on (i) its business as now being conducted and (ii) the Business. Intermediate is duly qualified or licensed and in good standing to do business in each jurisdiction in which the character of the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary. Intermediate has heretofore made available to MICT, accurate and complete copies of the Organizational Documents of Intermediate as currently in effect. As of the date hereof and as of the Effective Time, Intermediate is not in violation of any provision of its Organizational Documents.

4.2 Authorization; Binding Agreement. Intermediate has all requisite corporate power and authority to execute and deliver this Agreement and each Ancillary Document to which it is a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and each Ancillary Document to which it is a party and the consummation of the transactions contemplated hereby and thereby (a) have been duly and validly authorized by the board of directors of Intermediate and by the Intermediate Shareholder and (b) no other corporate proceedings, other than as set forth elsewhere in the Agreement, on the part of Intermediate is necessary to authorize the execution and delivery of this Agreement and each Ancillary Document to which it is a party or to consummate the transactions contemplated hereby and thereby. This Agreement has been, and each Ancillary Document to which Intermediate is a party has been or shall be when delivered, duly and validly executed and delivered by Intermediate and, assuming the due authorization, execution and delivery of this Agreement and such Ancillary Documents by the other parties hereto and thereto, constitutes, or when delivered by such Party shall constitute, the valid and binding obligation of such Party, enforceable against such Party in accordance with its terms, except to the extent that enforceability thereof may be limited by the Enforceability Exceptions.

4.3 Governmental Approvals. No Consent of or with any Governmental Authority, on the part of Intermediate is required to be obtained or made in connection with the execution, delivery or performance by Intermediate of this Agreement and each Ancillary Document to which it is a party or the consummation by such Party of the transactions contemplated hereby and thereby, other than (a) pursuant to Antitrust Laws, (b) such filings as contemplated by this Agreement, (c) any filings required with Nasdaq or the SEC with respect to the transactions contemplated by this Agreement, (d) applicable requirements, if any, of the Securities Act, the Exchange Act, and/ or any state “blue sky” securities Laws, and the rules and regulations thereunder, and (e) where the failure to obtain or make such Consents or to make such filings or notifications, would not reasonably be expected to have a Material Adverse Effect on Intermediate.

4.4 Non-Contravention. The execution and delivery by Intermediate of this Agreement and each Ancillary Document to which it is a party, the consummation by Intermediate of the transactions contemplated hereby and thereby, and compliance by Intermediate with any of the provisions hereof and thereof, will not (a) conflict with or violate any provision of Intermediate’s Organizational Documents or the Organizational Documents of Intermediate Shareholder, (b) subject to obtaining the Consents from Governmental Authorities referred to in Section 4.3 hereof, and the waiting periods referred to therein having expired, and any condition precedent to such Consent or waiver having been satisfied, conflict with or violate any Law, Order or Consent applicable to Intermediate or Intermediate Shareholder or any of its properties or assets, or (c) (i) violate, conflict with or result in a breach of, (ii) constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, (iii) result in the termination, withdrawal, suspension, cancellation or modification of, (iv) accelerate the performance required by Intermediate under, (v) result in a right of termination or acceleration under, (vi) give rise to any obligation to make payments or provide compensation under, (vii) result in the creation of any Lien upon any of the properties or assets of such Intermediate under, (viii) give rise to any obligation to obtain any third party Consent or provide any notice to any Person or (ix) give any Person the right to declare a default, exercise any remedy, claim a rebate, chargeback, penalty or change in delivery schedule, accelerate the maturity or performance, cancel, terminate or modify any right, benefit, obligation or other term under, any of the terms, conditions or provisions of, any Material Contract of Intermediate (including the Intermediate Shareholder Transferred Assets), except for any deviations from any of the foregoing clauses (a), (b) or (c) that would materially impair the ability of (y) Intermediate on a timely basis to consummate the transactions contemplated by this Agreement or the Ancillary Documents to which it is a party or bound or to perform its obligations hereunder or thereunder or (z) Intermediate Shareholder to transfer all of the Intermediate Shareholder Transferred Assets.

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4.5 Capitalization.

(a) Intermediate is authorized to issue 50,000 shares of $0.001 par value per share. As of the date of this Agreement, there is one (1) share of Intermediate issued and outstanding, which is owned by Intermediate Shareholder. The outstanding share of Intermediate is duly authorized, validly issued, fully paid and non-assessable and is not subject to or issued in violation of any purchase option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the BVI Act, the Intermediate Charter or any Contract to which Intermediate is a party. The outstanding Intermediate share has not been issued in violation of any applicable securities Laws. Prior to giving effect to the transactions contemplated by this Agreement, Intermediate does not have any Subsidiaries or own any equity interests in any other Person.

(b) There are no options, warrants or other rights to subscribe for or purchase any shares or other equity interests of Intermediate or securities convertible into or exchangeable for, or that otherwise confer on the holder any right to acquire any shares or other equity interests in or of Intermediate, or preemptive rights or rights of first refusal or first offer, nor are there any Contracts, commitments, arrangements or restrictions to which Intermediate or, to the Knowledge of Intermediate, any of its shareholders are a party or bound relating to any equity securities of Intermediate, whether or not outstanding. There are no outstanding or authorized equity appreciation, phantom equity or similar rights with respect to Intermediate. Other than as expressly set forth in this Agreement, there are no outstanding obligations of Intermediate to repurchase, redeem or otherwise acquire any shares of Intermediate or to provide funds to make any investment (in the form of a loan, capital contribution or otherwise) in any Person. There are no shareholders agreements, voting trusts or other agreements or understandings to which Intermediate is a party with respect to the voting of any shares of Intermediate.

(c) Since its formation and except as contemplated by this Agreement, Intermediate has not declared or paid any distribution or dividend in respect of its shares and has not repurchased, redeemed or otherwise acquired any of its shares, and Intermediate’s board of directors has not authorized any of the foregoing.

4.6 Financial Statements.

(a) As used herein, the term “Intermediate Financials” means the unaudited financial statements of Intermediate and Intermediate Shareholder (including, in each case, any related notes thereto), consisting of the balance sheets of Intermediate and Intermediate Shareholder as of December 31, 2019 (the “Balance Sheet Date”), and the related unaudited income statement, changes in shareholder equity and statements of cash flows for the year then ended. True and correct copies of the Intermediate Financials shall be provided to MICT prior to the Closing. The Intermediate Financials (i) accurately reflect the books and records of Intermediate and Intermediate Shareholder as of the times and for the periods referred to therein, (ii) were prepared in accordance with IFRS, consistently applied throughout and among the periods involved (except that the unaudited statements exclude the footnote disclosures and other presentation items required for IFRS and exclude year-end adjustments which will not be material in amount), and (iii) fairly present in all material respects the financial position of Intermediate and Intermediate Shareholder as of the respective dates thereof and the consolidated results of the operations and cash flows of Intermediate and Intermediate Shareholder for the periods indicated. Intermediate has never been subject to the reporting requirements of Sections 13(a) and 15(d) of the Exchange Act.

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(b) All of the financial books and records of Intermediate and Intermediate Shareholder are complete and accurate in all material respects and have been maintained in the ordinary course consistent with past practice and in accordance with applicable Laws. Intermediate and Intermediate Shareholder are not and have not been subject to or involved in any fraud, including such that involves management or other employees. Except as set forth on Schedule 4.6(b), since its formation, none of Intermediate, Intermediate Shareholder or its Representatives has received any written complaint, allegation, assertion or claim regarding the accounting or auditing practices, procedures, methodologies or methods of any Intermediate or its internal accounting controls, including any written complaint, allegation, assertion or claim that any Intermediate has engaged in questionable accounting or auditing practices.

(c) Intermediate does not have any Indebtedness as of the date of this Agreement.

(d) Except as set forth on Schedule 4.6(d), Intermediate is not subject to any Liabilities or obligations (whether or not required to be reflected on a balance sheet prepared in accordance with IFRS), except for those that are either (i) adequately reflected or reserved on or provided for in the consolidated balance sheet of Intermediate as of the Balance Sheet Date contained in Intermediate Financials or (ii) not material and that were incurred after the Balance Sheet Date in the ordinary course of business consistent with past practice (other than Liabilities for breach of any Contract or violation of any Law).

4.7 Absence of Certain Changes. Except as set forth on Schedule 4.6 or for actions expressly contemplated by this Agreement, since December 31, 2019, Intermediate and Intermediate Shareholder have (a) conducted their businesses (including but not limited to the Business) only in the ordinary course of business consistent with past practice and (b) not been, subject to a Material Adverse Effect and (c) not taken any action or committed or agreed to take any action that would be prohibited by Section 5.3 if such action were taken on or after the date hereof without the consent of MICT.

4.8 Compliance with Laws. Intermediate and Intermediate Shareholder have since their formation, been, in compliance with all Laws applicable to them and the conduct of their business (including but not limited to the Business) except for such noncompliance which would not reasonably be expected to have a Material Adverse Effect, and neither Intermediate nor Intermediate Shareholder have received written notice alleging any violation of applicable Law in any material respect by which Intermediate or Intermediate or any of their properties, assets, employees, business or operation (including the Intermediate Shareholder Transferred Assets) are or were bound or affected. Without limiting the foregoing, Intermediate’s and Intermediate Shareholder’s business (including the Business), as currently conducted and as contemplated to be conducted in connection with the Intermediate Shareholder Transferred Assets, does not involve the use or development of, or engagement in, encryption technology, or, to Intermediate’s Knowledge, other technology whose development, commercialization or export is restricted under applicable Law, and to Intermediate’s Knowledge their respective business does not require Intermediate or Intermediate Shareholder to obtain a license from any Governmental Authority in the United States or elsewhere.

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4.9 Actions; Orders; Permits. Since their formation, there is no pending or, to the Knowledge of Intermediate, threatened Action to which Intermediate or Intermediate Shareholder is subject which would reasonably be expected to have a Material Adverse Effect on Intermediate or the Intermediate Shareholder Transferred Assets, nor, to the Knowledge of Intermediate, is there any reasonable basis for any such Action to be made. There is no Action that Intermediate or Intermediate Shareholder has pending against any other Person. Neither Intermediate, nor, to the Knowledge of Intermediate, any of its directors or officers, are subject to any Orders of any Governmental Authority, nor are any such Orders pending. As of the date of this Agreement, none of the directors or officers of Intermediate or Intermediate Shareholder have in the past five (5) years been charged with, indicted for, arrested for, or convicted of any felony or any crime involving fraud. Intermediate and Intermediate Shareholder hold and have at all times held all Permits necessary to lawfully conduct their business (including the Business) as presently conducted, and to own, lease and operate its assets and properties (including the Intermediate Shareholder Transferred Assets), all of which are in full force and effect, except where the failure to hold such Permit or for such Permit to be in full force and effect would not reasonably be expected to have a Material Adverse Effect on Intermediate.

4.10 Taxes and Returns.

(a) Intermediate has or will have timely filed, or caused to be timely filed, all Tax Returns required to be filed by it (taking into account all available extensions), which Tax Returns are true, accurate, correct and complete in all material respects, and has timely paid, collected or withheld, or caused to be timely paid, collected or withheld (whether or not shown on any Tax Return), all Taxes required to be paid, collected or withheld, other than such Taxes for which adequate reserves in Intermediate Financials have been established in accordance with IFRS and has no Liability for Taxes in excess of the amounts so paid. The Intermediate Financials reflect all material Liabilities for unpaid Taxes of Intermediate for the periods (or portions of periods) covered by the Intermediate Financials. Intermediate has no material Liability for unpaid Taxes accruing after the Intermediate Financials date, except for Taxes arising in the ordinary course of business consistent with past practice. There are no audits, examinations, investigations or other proceedings pending against Intermediate in respect of any Tax, and Intermediate has not been notified in writing of any proposed Tax claims or assessments against Intermediate (other than, in each case, claims or assessments for which adequate reserves in Intermediate Financials have been established in accordance with IFRS or are immaterial in amount). There are no Liens with respect to any Taxes upon any of Intermediate’s assets, other than Permitted Liens. Intermediate has no outstanding waivers or extensions of any applicable statute of limitations to assess any material amount of Taxes. There are no outstanding requests by Intermediate for any extension of time within which to file any Tax Return or within which to pay any Taxes shown to be due on any Tax Return.

(b) Since January 1, 2020, Intermediate has not (i) changed any Tax accounting methods, policies or procedures except as required by a change in Law, (ii) made, revoked, or amended any material Tax election, (iii) filed any amended Tax Returns or claim for refund or (iv) entered into any closing agreement affecting or otherwise settled or compromised any material Tax Liability or refund.

(c) To the Knowledge of Intermediate, and based on advice of counsel: (a) there are no jurisdictions in which Intermediate is legally required to file a Tax Return other than the jurisdictions in which Intermediate has filed Tax Returns and (b) Intermediate is not subject to Tax in any jurisdiction other than its country of incorporation, organization or formation by virtue of having employees, a permanent establishment or any other place of business in such jurisdiction.

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4.11 Intellectual Property.

(a) Schedule 4.11(a) sets forth: (i) all Patents and Patent applications, Trademarks and service mark registrations and applications, copyright registrations and applications and registered Internet Assets and applications owned or licensed by Intermediate (including all of the Intermediate Shareholder Transferred Assets) or otherwise used or held for use by Intermediate in which Intermediate is the owner, applicant, registrant or assignee (“Registered IP”), specifying as to each item, as applicable: (A) the nature of the item, including the title, (B) the owner of the item, (C) the jurisdictions in which the item is issued or registered or in which an application for issuance or registration has been filed and (D) the issuance, registration or application numbers and dates; and (ii) all material unregistered Intellectual Property owned or purported to be owned by Intermediate or reasonably necessary for the performance of the Business. Each item of Registered IP is valid (or in the case of applications, applied for) and, to the Knowledge of Intermediate, subsisting and enforceable, all registration, maintenance and renewal fees currently due in connection with such Registered IP have been paid and all documents, recordations and certificates in connection with such Registered IP currently required to be filed have been filed with the relevant patent, copyright, trademark or other authorities in the applicable jurisdictions, for the purposes of prosecuting, maintaining and perfecting such Registered IP and recording Intermediate has’s ownership interests therein. Schedule 4.11(a)(ii) sets forth all Intellectual Property licenses, sublicenses and other agreements or permissions (“IP Licenses”) (other than “shrink wrap,” “click wrap,” and “off the shelf” software agreements and other agreements for Software commercially available on reasonable terms to the public generally with license, maintenance, support and other fees of less than Fifty Thousand U.S. Dollars ($10,000) per year (collectively, “Off-the-Shelf Software”), which are not required to be listed, although such licenses are “IP Licenses” as that term is used herein), under which Intermediate is a licensee or otherwise is authorized to use or practice any Intellectual Property, and describes (A) the applicable Intellectual Property licensed, sublicensed or used and (B) any royalties, license fees or other compensation due from Intermediate, if any. Intermediate owns, free and clear of all Liens (other than Permitted Liens), has valid and enforceable rights in, and has the unrestricted right to use, sell, license, transfer or assign, all Intellectual Property currently used, licensed or held for use by Intermediate, and previously used or licensed by Intermediate, except for the Intellectual Property that is the subject of IP Licenses. No item of Registered IP that consists of a pending Patent application fails to identify all pertinent inventors, and for each Patent and Patent application in Registered IP, Intermediate have obtained valid assignments of inventions from each inventor. Intermediate has (or will have, with respect to the Intermediate Shareholder Transferred Assets) full title and exclusive ownership of, or is duly licensed under or otherwise authorized to use, all Intellectual Property necessary to enable it to carry on the Business and make available the Intermediate product or service, free and clear of any Liens, other than restrictions under the IP Licenses, the Off-the-Shelf Software or Open Source software. Except as set forth on Schedule 4.11(a), all Registered IP is owned exclusively by Intermediate without, any obligation to pay royalties, licensing fees or other fees, or otherwise account to any third party with respect to such Registered IP.

(b) Intermediate has a valid and enforceable license to use all Intellectual Property that is the subject of IP Licenses applicable to Intermediate (including that which pertains to the Intermediate Shareholder Transferred Assets). IP Licenses include all of the licenses, sublicenses and other agreements or permissions necessary to operate Intermediate (including following the transfer of the Intermediate Shareholder Transferred Assets) as presently conducted other than “shrink wrap”, “click wrap”, and “off the shelf” software agreements and other agreements for Software commercially available on reasonable terms to the public. Intermediate (or Intermediate Shareholder, with respect to the Intermediate Shareholder Transferred Assets) has performed all material obligations imposed on it in IP Licenses, has made all payments required to date, and Intermediate (or Intermediate Shareholder, with respect to the Intermediate Shareholder Transferred Assets) is not, nor, to the Knowledge of Intermediate, is any other party thereto, in breach or default thereunder, nor has any event occurred that with notice or lapse of time or both would constitute a default thereunder. The continued use by Intermediate of the Intellectual Property that is the subject of IP Licenses in substantially the same manner that it is currently being used is not restricted by any applicable license of Intermediate. All registrations for Copyrights, Patents, Trademarks and Internet Assets that are owned by or exclusively licensed to Intermediate (or Intermediate Shareholder, with respect to the Intermediate Shareholder Transferred Assets) are valid and in force, and all applications to register any Copyrights, Patents and Trademarks are pending and in good standing, all without challenge of any kind. Intermediate (or Intermediate Shareholder, with respect to the Intermediate Shareholder Transferred Assets) is not a party to any Contract that requires the assignment to any Person all of its rights in any Intellectual Property developed by Intermediate under such Contract.

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(c) Schedule 4.11(c) sets forth all licenses, sublicenses and other agreements or permissions under which Intermediate is, or shall be upon the completion of the transfer to it of the Intermediate Shareholder Transferred Assets, the licensor (each, a “Outbound IP License”), and for each such Outbound IP License, describes (i) the applicable Intellectual Property licensed, (ii) the licensee under such Outbound IP License, and (iii) any royalties, license fees or other compensation due to Intermediate, if any. Intermediate has performed all material obligations imposed on it in the Outbound IP Licenses, and Intermediate is not, nor, to the Knowledge of Intermediate, is any other party thereto, in breach or default thereunder, nor has any event occurred that with notice or lapse of time or both would constitute a material default thereunder.

(d) No Action is pending or, to the Knowledge of Intermediate, threatened against Intermediate (or, with respect to the Intermediate Shareholder Transferred Assets, Intermediate Shareholder) that challenges the validity, enforceability, ownership, or right to use, sell, license or sublicense any Intellectual Property currently owned, licensed, used or held for use by Intermediate in any material respect. Neither Intermediate nor Intermediate Shareholder has received any written or, to the Knowledge of Intermediate, oral notice or claim asserting or suggesting that any infringement, misappropriation, violation, dilution or unauthorized use of the Intellectual Property of any other Person is or may be occurring or has or may have occurred, as a consequence of the business activities of Intermediate. There are no Orders to which Intermediate or Intermediate Shareholder is a party or is otherwise bound that (i) restrict the rights of Intermediate to use, transfer, license or enforce any Intellectual Property owned by Intermediate, (ii) restrict the conduct of the business of Intermediate in order to accommodate a third Person’s Intellectual Property, or (iii) other than the Outbound IP Licenses, grant any third Person any right with respect to any Intellectual Property owned by Intermediate. To the Knowledge of Intermediate, neither Intermediate nor Intermediate Shareholder is currently infringing, or has, in the past, infringed, misappropriated or violated any Intellectual Property of any other Person in any material respect in connection with the ownership, use or license of any Intellectual Property owned or purported to be owned by Intermediate or, to the Knowledge of Intermediate, otherwise in connection with the conduct of the business of Intermediate (including the Business). To the Knowledge of Intermediate, no third party is infringing upon, has misappropriated or is otherwise violating any Intellectual Property owned, licensed by, licensed to, or otherwise used or held for use by Intermediate (or, with respect to the Intermediate Shareholder Transferred Assets, Intermediate Shareholder) in any material respect.

4.12 Employees and Employee Benefit Plans. Other than as set forth in Schedule 4.12, Intermediate does not (a) have any paid employees or (b) maintain, sponsor, contribute to or otherwise have any Liability under, any Benefit Plans.

4.13 Real Property. Schedule 4.13 contains a complete and accurate list of all premises currently leased or subleased or otherwise used or occupied by Intermediate (or which shall be upon the completion of the transfer to it of the Intermediate Shareholder Transferred Assets) for the operation of the Business, and of all current leases, lease guarantees, agreements and documents related thereto, including all amendments, terminations and modifications thereof or waivers thereto (collectively, the “Intermediate Real Property Leases”), as well as the current annual rent and term under any Intermediate Real Property Lease. Intermediate has provided to MICT a true and complete copy of each Intermediate Real Property Lease. The Intermediate Real Property Leases are valid, binding and enforceable in accordance with their terms and are in full force and effect. To the Knowledge of Intermediate, no event has occurred which (whether with or without notice, lapse of time or both or the happening or occurrence of any other event) would constitute a default on the part of Intermediate or any other party under any of Intermediate Real Property Leases, and Intermediate has not received notice of any such condition or any intention of lessor to change any terms of the Intermediate Real Property Leases. With respect to each of the Intermediate Real Property Leases, Intermediate’s possession and quiet enjoyment of the Intermediate Real Property Leases has not been disturbed, and to the Knowledge of Intermediate, there are no disputes with respect to such Intermediate Real Property Leases.

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4.14 Personal Property. Each item of Personal Property which is currently owned, used or leased by Intermediate (or which shall be owned, used or leased by Intermediate upon the completion of the transfer of the Intermediate Shareholder Transferred Assets) with a book value or fair market value of greater than Seventy-Five Thousand U.S. Dollars ($75,000) is set forth on Schedule 4.14 along with, to the extent applicable, a list of lease agreements, lease guarantees, security agreements and other agreements related thereto, including all amendments, terminations and modifications thereof or waivers thereto (“Intermediate Personal Property Leases”). Except as set forth in Schedule 4.14, all such items of Intermediate Personal Property are in good operating condition and repair (reasonable wear and tear excepted consistent with the age of such items), and are suitable for their intended use in the business of Intermediate. The operation of Intermediate’s business as it is now conducted or presently proposed to be conducted is not dependent upon the right to use the Personal Property of Persons other than an Affiliate of Intermediate, except for such Personal Property that is owned, leased or licensed by, or otherwise contracted to, an Affiliate of Intermediate, Intermediate has provided to MICT a true and complete copy of each of Intermediate Personal Property Leases, and in the case of any oral Intermediate Personal Property Lease, a written summary of the material terms of such Intermediate Personal Property Lease. Intermediate Personal Property Leases are valid, binding and enforceable in accordance with their terms and are in full force and effect. To the Knowledge of Intermediate, no event has occurred which (whether with or without notice, lapse of time or both or the happening or occurrence of any other event) would constitute a default on the part of a Intermediate or any other party under any of Intermediate Personal Property Leases, and Intermediate has not received notice of any such condition.

4.15 Title to and Sufficiency of Assets. Intermediate has (or shall have upon the completion of the transfer of the Intermediate Shareholder Transferred Assets) good and marketable title to, or a valid leasehold interest in or right to use, all of its assets (real and personal) that are used in or necessary for the conduct of Intermediate’s business as it is now conducted or presently proposed to be conducted, free and clear of all Liens other than (a) Permitted Liens, (b) the rights of lessors under leasehold interests and (iii) Liens specifically identified on the Intermediate Financials. The assets and properties (including Intellectual Property rights and contractual rights) currently owned, leased or licensed by Intermediate (including the Intermediate Shareholder Transferred Assets) constitute all of the assets, rights and properties that are necessary for the operation of the Business as it is now conducted or that are used or held by Intermediate for use in the operation of the Business, and taken together, are adequate and sufficient for the operation of the Business. Intermediate does not own, license or otherwise have any right, title or interest in any material Intellectual Property. The Intermediate Shareholder Transferred Assets, including any descriptions that are reasonably required to understand the applicability of the Intermediate Shareholder Transferred Assets to the Business, are set forth on Schedule 4.15.

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4.16 Material Contracts.

(a) Except as set forth on Schedule 4.16, other than this Agreement and the Ancillary Documents, there are no Contracts to which Intermediate is a party (or which it shall become a party upon the completion of the transfer of the Intermediate Shareholder Transferred Assets) or by which any of its properties or assets may be bound, subject or affected, which (i) create or impose a Liability greater than Twenty Five Thousand U.S. Dollars ($25,000), (ii) may not be cancelled by Intermediate on less than ninety (90) days’ prior notice without payment of a material penalty or termination fee or (iii) prohibits, prevents, restricts or impairs in any material respect any business practice of Intermediate as its business is currently conducted, any acquisition of material property by Intermediate, or restricts in any material respect the ability of Intermediate from engaging in business as currently conducted by it or from competing with any other Person (each, an “Intermediate Material Contract”). All Intermediate Material Contracts have been or shall be made available to MICT.

(b) With respect to each Intermediate Material Contract: (i) the Intermediate Material Contract is legal, valid, binding and enforceable in all material respects against Intermediate and, to the Knowledge of Intermediate, the other parties thereto, and is in full force and effect (except, in each case, as such enforcement may be limited by the Enforceability Exceptions); (ii) Intermediate or Intermediate Shareholder are not in breach or default in any material respect, and no event has occurred that with the passage of time or giving of notice or both would constitute such a breach or default in any material respect by Intermediate, or permit termination or acceleration by the other party, under such Intermediate Material Contract; and (iii) to the Knowledge of Intermediate, no other party to any Intermediate Material Contract is in breach or default in any material respect, and no event has occurred that with the passage of time or giving of notice or both would constitute such a breach or default by such other party, or permit termination or acceleration by Intermediate under any Intermediate Material Contract.

4.17 Transactions with Affiliates. Schedule 4.17 sets forth a true, correct and complete list of the Contracts and arrangements that are in existence as of the date of this Agreement under which there are any existing or future Liabilities or obligations between Intermediate and any (a) present or former director, officer or employee or Affiliate of Intermediate, or any immediate family member of any of the foregoing, or (b) record or beneficial owner of more than five percent (5%) of Intermediate’s outstanding capital stock as of the date hereof.

4.18 Finders and Brokers. Except as set forth on Schedule 4.18, no broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission from MICT, Intermediate or any of their respective Affiliates in connection with the transactions contemplated hereby (including the PIPE Investment) based upon arrangements made by or on behalf of Intermediate, Intermediate Shareholder or any of their respective Affiliates.

4.19 Rule 506(d) Representation. Intermediate represents that it is not a person of the type described in Section 506(d) of Regulation D under the Securities Act that would disqualify MICT from engaging in a transaction pursuant to Section 506 of Regulation D under the Securities Act.

4.20 Regulation S. Intermediate certifies that neither it nor the Intermediate Shareholder is a “U.S. Person” as defined in Rule 902(k) of Regulation S of the Securities Act (“Regulation S”) (each a “Non-U.S. Shareholder”) and Intermediate Shareholder is not acquiring the Consideration Note for the account or benefit of any U.S. person, and understands that the Conversion Shares underlying the Consideration Note are not registered under the Securities Act. Each Non-U.S. Shareholder has no intention of becoming a U.S. Person and certifies that such Non-U.S Shareholder will only transfer the Conversion Shares in accordance with Regulation S, pursuant to registration under the Securities Act, or pursuant to an available exemption from registration.

4.21 The Business. All of the material assets, intellectual property, technology, contracts and other instruments, including but not limited to the Intermediate Shareholder Transferred Assets, which relate to the Business, have been, or prior to the Closing shall be, transferred by Intermediate Shareholder to Intermediate.

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Article V
COVENANTS

5.1 Access and Information.

(a) Subject to Section 5.13(a), during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement in accordance with Section 7.1 or the Closing (the “Interim Period”), MICT shall give, and shall cause its Representatives to give, Intermediate and their respective Representatives, at reasonable times during normal business hours and upon reasonable intervals and notice, reasonable access to all offices and other facilities and to all employees, properties, Contracts, agreements, commitments, books and records, financial and operating data and other information (including Tax Returns, internal working papers, client files, client Contracts and director service agreements), of or pertaining to MICT or its Subsidiaries, as Intermediate or its Representatives may reasonably request regarding MICT, its Subsidiaries and their respective businesses, assets, Liabilities, financial condition, prospects, operations, management, employees and other aspects (including unaudited quarterly financial statements, including a consolidated quarterly balance sheet and income statement, a copy of each material report, schedule and other document filed with or received by a Governmental Authority pursuant to the requirements of applicable securities Laws, and independent public accountants’ work papers (subject to the consent or any other conditions required by such accountants, if any) and cause each of its Representatives to reasonably cooperate with Intermediate and its Representatives in their investigation; provided, however, that Intermediate and its Representatives shall conduct any such activities in such a manner as not to unreasonably interfere with the business or operations of MICT, any of its Subsidiaries.

(b) Subject to Section 5.13(b), during the Interim Period, Intermediate shall give, and shall cause its Representatives to give, MICT and its respective Representatives, at reasonable times during normal business hours and upon reasonable intervals and notice, reasonable access to all offices and other facilities and to all employees, properties, Contracts, agreements, commitments, books and records, financial and operating data and other information (including Tax Returns, internal working papers, client files, client Contracts and director service agreements), of or pertaining to Intermediate, as MICT or its Representatives may reasonably request regarding Intermediate and is respective businesses, assets, Liabilities, financial condition, prospects, operations, management, employees and other aspects (including unaudited quarterly financial statements, including a consolidated quarterly balance sheet and income statement, a copy of each material report, schedule and other document filed with or received by a Governmental Authority pursuant to the requirements of applicable securities Laws, and independent public accountants’ work papers (subject to the consent or any other conditions required by such accountants, if any) and cause each of their Representatives to reasonably cooperate with MICT and its Representatives in their investigation; provided, however, that MICT shall conduct any such activities in such a manner as not to unreasonably interfere with the business or operations of Intermediate.

5.2 Conduct of Business of MICT.

(a) Unless Intermediate shall otherwise consent in writing (such consent not to be unreasonably withheld, conditioned or delayed), during the Interim Period, except as expressly contemplated by this Agreement or as set forth on Schedule 5.2, MICT shall, and shall cause its Subsidiaries to, (i) conduct their respective businesses, in all material respects, in the ordinary course of business consistent with past practice, (ii) comply with all Laws applicable to such Party and its Subsidiaries and their respective businesses, assets and employees, and (iii) take all commercially reasonable measures necessary or appropriate to preserve intact, in all material respects, their respective business organizations, to keep available the services of their respective managers, directors, officers, employees and consultants, and to preserve the possession, control and condition of their respective material assets, all as consistent with past practice.

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(b) Without limiting the generality of Section 5.2(a) and except as contemplated by (i) the terms of this Agreement (including as contemplated by any PIPE Investment), (ii) the terms of those certain securities purchase agreements for the sale of preferred stock, convertible notes and warrants entered into by and among MICT and the counterparties thereto on June 4, 2019, or (iii)) as set forth on Schedule 5.2, during the Interim Period, without the prior written consent of Intermediate, MICT shall not, and shall cause its Subsidiaries to not:

(i) amend, waive or otherwise change, in any respect, its Organizational Documents, except as required by applicable law;

(ii) authorize for issuance, issue, grant, sell, pledge, dispose of or propose to issue, grant, sell, pledge or dispose of any of its equity securities or any options, warrants, commitments, subscriptions or rights of any kind to acquire or sell any of its equity securities, or other securities, including any securities convertible into or exchangeable for any of its equity securities or other security interests of any class and any other equity-based awards, or engage in any hedging transaction with a third Person with respect to such securities, except for the issuances of equity securities set forth on Schedule 5.2;

(iii) split, combine, recapitalize or reclassify any of its shares or other equity interests or issue any other securities in respect thereof (other than a reverse stock split in connection with satisfying Nasdaq’s listing standards, if applicable) or pay or set aside any dividend or other distribution (whether in cash, equity or property or any combination thereof) in respect of its shares or other equity interests, or directly or indirectly redeem, purchase or otherwise acquire or offer to acquire any of its securities;

(iv) incur, create, assume, or otherwise become liable for any Indebtedness (directly, contingently or otherwise) such that its total Indebtedness would exceed Three Million Three Hundred Fifty Thousand U.S. Dollars ($3,350,000) (individually or in the aggregate), make a loan or advance to or investment in any third party, (other than advancement of expenses to employees in the ordinary course of business) or guarantee or endorse any Indebtedness, Liability or obligation of any Person in excess of Fifty Thousand U.S. Dollars ($50,000) individually or One Hundred Thousand U.S. Dollars ($100,000) in the aggregate;

(v) increase the wages, salaries or compensation of its employees other than in the ordinary course of business, consistent with past practice, and in any event not in the aggregate by more than five percent (5%), or make or commit to make any bonus payment (whether in cash, property or securities) to any employee, or materially increase other benefits of employees generally;

(vi) make or rescind any material election relating to Taxes, settle any claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to Taxes, file any amended Tax Return or claim for refund, or make any material change in its accounting or Tax policies or procedures, in each case except as required by applicable Law or in compliance with GAAP;

(vii) terminate, waive or assign any material right under any material agreement to which it is a party;

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(viii) fail to maintain its books, accounts and records in all material respects in the ordinary course of business consistent with past practice;

(ix) establish any Subsidiary or enter into any new line of business;

(x) fail to use commercially reasonable efforts to keep in force insurance policies or replacement or revised policies providing insurance coverage with respect to its assets, operations and activities in such amount and scope of coverage as are currently in effect;

(xi) revalue any of its material assets or make any change in accounting methods, principles or practices, except to the extent required to comply with GAAP and after consulting MICT’s outside auditors;

(xii) waive, release, assign, settle or compromise any claim, action or proceeding (including any suit, action, claim, proceeding or investigation relating to this Agreement or the transactions contemplated hereby), other than waivers, releases, assignments, settlements or compromises that involve only the payment of monetary damages (and not the imposition of equitable relief on, or the admission of wrongdoing by, such Party or its Subsidiary) not in excess of One Hundred Thousand U.S. Dollars ($100,000) (individually or in the aggregate), or otherwise pay, discharge or satisfy any Actions, Liabilities or obligations, unless such amount has been reserved in MICT Financials;

(xiii) acquire, including by merger, consolidation, acquisition of stock or assets, or any other form of business combination, any corporation, partnership, limited liability company, other business organization or any division thereof, or any material amount of assets outside the ordinary course of business;

(xiv) make capital expenditures in excess of One Hundred Thousand U.S. Dollars ($100,000) individually for any project (or set of related projects) or Two Hundred Fifty Thousand U.S. Dollars ($250,000) in the aggregate (excluding for the avoidance of doubt, incurring any Expenses);

(xv) voluntarily incur any Liability or obligation (whether absolute, accrued, contingent or otherwise) in excess of One Hundred Thousand U.S. Dollars ($100,000) individually or Two Hundred Fifty Thousand U.S. Dollars ($250,000) in the aggregate (excluding the incurrence of any Expenses) other than pursuant to the terms of a Contract in existence as of the date of this Agreement or entered into in the ordinary course of business or in accordance with the terms of this Section 5.2 during the Interim Period;

(xvi) adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization (other than with respect to the Merger);

(xvii) sell, lease, license, transfer, exchange or swap, mortgage or otherwise pledge or encumber (including securitizations), or otherwise dispose of any material portion of its properties, assets or rights;

(xviii) enter into any agreement, understanding or arrangement with respect to the voting of its equity securities;

(xix) take any action that would reasonably be expected to significantly delay or impair the obtaining of any Consents of any Governmental Authority to be obtained in connection with this Agreement; or

(xx) authorize or agree to do any of the foregoing actions.

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5.3 Conduct of Business of Intermediate and Intermediate Shareholder. Unless MICT shall otherwise consent in writing (such consent not to be unreasonably withheld, conditioned or delayed), during the Interim Period, except as expressly contemplated by this Agreement or as set forth on Schedule 5.3, Intermediate and Intermediate Shareholder shall (i) conduct their respective business, in all material respects, in the ordinary course of business consistent with past practice, (ii) comply with all Laws applicable to such Party and their respective businesses, assets and employees, and (iii) take all commercially reasonable measures necessary or appropriate to preserve intact, in all material respects, such Party’s business organization, to keep available the services of their respective managers, directors, officers, employees and consultants, and to preserve the possession, control and condition of their respective material assets, all as consistent with past practice.

5.4 Audited Financial Statements. On or prior to May 20, 2020, MICT shall use its commercially reasonable efforts to complete, and both MICT and Intermediate shall use commercially reasonable efforts to cause their Subsidiaries to complete (if applicable), their respective (i) audited consolidated financial statements for the fiscal years ended December 31, 2019 and 2018 and (ii) unaudited consolidated interim financial statements for the three-month period ended March 31, 2019, for their respective Subsidiaries for inclusion in the Proxy Statement and/any Current Report on Form 8-K.

5.5 MICT Public Filings. During the Interim Period, MICT will use reasonable best efforts to keep current and timely file all of its public filings with the SEC and otherwise comply in all material respects with applicable securities Laws and shall use its commercially reasonable efforts to maintain the listing of the MICT Common Stock on Nasdaq.

5.6 No Solicitation.

(a) For purposes of this Agreement, (i) an “Acquisition Proposal” means any inquiry, proposal or offer, or any indication of interest in making an offer or proposal, from any Person or group at any time relating to an Alternative Transaction, and (ii) an “Alternative Transaction” means (A) with respect to Intermediate and its Affiliates, a transaction (other than the transactions contemplated by this Agreement) concerning the sale of (x) all or 15% or more of the business or assets of Intermediate (other than in the ordinary course of business consistent with past practice) or (y) 15% or more of the shares or other equity interests or profits of Intermediate, in any case, whether such transaction takes the form of a sale of shares or other equity interests, assets, merger, consolidation, issuance of debt securities, management Contract, joint venture or partnership, or otherwise and (B) with respect to MICT and its Affiliates, a transaction for the acquisition of 15% or more of any business, company, assets or 15% or more of the equity interests of the direct or indirect owners of such business, company or assets (other than the transactions contemplated by this Agreement).

(b) During the Interim Period, in order to induce the other Parties to continue to commit to expend management time and financial resources in furtherance of the transactions contemplated hereby, each Party shall not, and shall cause its Representatives not to, without the prior written consent of Intermediate, on the one hand and MICT on the other hand, directly or indirectly, (i) solicit, assist, initiate or facilitate the making, submission or announcement of, or intentionally encourage, any Acquisition Proposal, (ii) furnish any non-public information regarding such Party or its Affiliates or their respective businesses, operations, assets, Liabilities, financial condition, prospects or employees to any Person or group (other than a Party to this Agreement or their respective Representatives) in connection with or in response to an Acquisition Proposal, (iii) engage or participate in discussions or negotiations with any Person or group with respect to, or that could be expected to lead to, an Acquisition Proposal, (iv) approve, endorse or recommend, or publicly propose to approve, endorse or recommend, any Acquisition Proposal, (v) negotiate or enter into any letter of intent, agreement in principle, acquisition agreement or other similar agreement related to any Acquisition Proposal, or (vi) release any third Person from, or waive any provision of, any confidentiality agreement to which such Party is a party.

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(c) Notwithstanding the foregoing provisions of Section 5.6(b), prior to obtaining the Closing, MICT’s board of directors may, directly or indirectly, with respect to any third party (and its Representatives) that has made an Acquisition Proposal after the date of this Agreement that was not solicited in violation of Section 5.6(b) and that MICT’s board of directors determines in good faith (after consultation with its financial advisor and its outside legal counsel) either constitutes or is reasonably expected to lead to a Superior Proposal, (x) engage or participate in discussions or negotiations with such third party (and its Representatives), and/or (y) furnish any non-public information relating to MICT or any of its Subsidiaries to such third party (and its Representatives and actual and potential debt financing sources), provided that, in the case of any action taken pursuant to the foregoing (x) or (y): (i) MICT’s board of directors has determined in good faith (after consultation with its financial advisor and its outside legal counsel) that the failure to take such action would reasonably be expected to be inconsistent with its fiduciary duties; (ii) either MICT is already a party to a confidentiality agreement with such third party or MICT enters into a confidentiality agreement with such third party; (iii) MICT notifies Intermediate of the identity of such Person and provides Intermediate with the material terms of such Acquisition Proposal; and (iv) contemporaneously with furnishing any non-public information to such third party (and/or its Representatives), MICT furnishes such non-public information to Intermediate (and/or its Representatives) (to the extent such information has not been previously furnished to Intermediate).

(d) Each Party shall notify the others as promptly as practicable (and in any event within 48 hours) orally and in writing of the receipt by such Party or any of its Representatives of (i) any bona fide inquiries, proposals or offers, requests for information or requests for discussions or negotiations regarding or constituting any Acquisition Proposal or any bona fide inquiries, proposals or offers, requests for information or requests for discussions or negotiations that could be expected to result in an Acquisition Proposal, and (ii) any request for non-public information relating to such Party or its Affiliates, specifying in each case, the material terms and conditions thereof (including a copy thereof if in writing or a written summary thereof if oral) and the identity of the party making such inquiry, proposal, offer or request for information. Each Party shall keep the others promptly informed of the status of any such inquiries, proposals, offers or requests for information. During the Interim Period, each Party shall, and shall cause its Representatives to, immediately cease and cause to be terminated any solicitations, discussions or negotiations with any Person with respect to any Acquisition Proposal and shall, and shall direct its Representatives to, cease and terminate any such solicitations, discussions or negotiations.

5.7 No Trading. Intermediate acknowledges and agrees that it is aware, and that its Affiliates are aware (and each of its Representatives is aware or, upon receipt of any material nonpublic information of MICT, will be advised) of the restrictions imposed by Federal Securities Laws and other applicable foreign and domestic Laws on a Person possessing material nonpublic information about a publicly traded company. Intermediate hereby agrees that, while it is in possession of such material nonpublic information, it shall not purchase or sell any securities of MICT, communicate such information to any third party, take any other action with respect to MICT in violation of such Laws, or cause or encourage any third party to do any of the foregoing, including, without limitation, Regulation M of such Federal Securities Laws.

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5.8 Notification of Certain Matters. During the Interim Period, each of the Parties shall give prompt notice to the other Parties if such Party or its Affiliates (including, with respect to Intermediate: (a) fails to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it or its Affiliates hereunder in any material respect; (b) receives any notice or other communication in writing from any third party (including any Governmental Authority) alleging (i) that the Consent of such third party is or may be required in connection with the transactions contemplated by this Agreement or (ii) any non-compliance with any Law by such Party or its Affiliates; (c) receives any notice or other communication from any Governmental Authority in connection with the transactions contemplated by this Agreement; (d) discovers any fact or circumstance that, or becomes aware of the occurrence or non-occurrence of any event the occurrence or non-occurrence of which, would reasonably be expected to cause or result in any of the conditions to set forth in Article VI not being satisfied or the satisfaction of those conditions being materially delayed; (e) becomes aware of any inaccuracy in any representation or warranty made by such Party in this Agreement; or (f) becomes aware of the commencement or threat, in writing, of any Action against such Party or any of its Affiliates, or any of their respective properties or assets, or, to the Knowledge of such Party, any officer, director, partner, member or manager, in his, her or its capacity as such, of such Party or of its Affiliates with respect to the consummation of the transactions contemplated by this Agreement. No such notice shall constitute an acknowledgement or admission by the Party providing the notice regarding whether or not any of the conditions to the Closing have been satisfied or in determining whether or not any of the representations, warranties or covenants contained in this Agreement have been breached. No notification given to a Party pursuant to this Section 5.8 shall change, limit or otherwise affect any of the representations, warranties, covenants or obligations of such Party providing such notification or any of such Party’s Subsidiaries contained in this Agreement, any accompanying schedules or exhibits, or any certificates contemplated by this Agreement.

5.9 Efforts.

(a) Subject to the terms and conditions of this Agreement, each Party shall use its commercially reasonable efforts, and shall cooperate fully with the other Parties, to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable Laws and regulations to consummate the transactions contemplated by this Agreement (including the receipt of all applicable Consents of Governmental Authorities) and to comply as promptly as practicable with all requirements of Governmental Authorities applicable to the transactions contemplated by this Agreement.

(b) In furtherance and not in limitation of Section 5.9(a), to the extent required under any Laws that are designed to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade (“Antitrust Laws”), each Party hereto agrees to make any required filing or application under Antitrust Laws, as applicable, at such Party’s sole cost and expense, with respect to the transactions contemplated hereby as promptly as practicable, to supply as promptly as reasonably practicable any additional information and documentary material that may be requested pursuant to Antitrust Laws and to take all other actions necessary, proper or advisable to cause the expiration or termination of the applicable waiting periods under Antitrust Laws as soon as practicable, including by requesting early termination of the waiting period provided for under the Antitrust Laws. Each Party shall, in connection with its efforts to obtain all requisite approvals and authorizations for the transactions contemplated by this Agreement under any Antitrust Law, use its commercially reasonable efforts to: (i) cooperate in all respects with each other Party or its Affiliates in connection with any filing or submission and in connection with any investigation or other inquiry, including any proceeding initiated by a private Person; (ii) keep the other Parties reasonably informed of any communication received by such Party or its Representatives from, or given by such Party or its Representatives to, any Governmental Authority and of any communication received or given in connection with any proceeding by a private Person, in each case regarding any of the transactions contemplated by this Agreement; (iii) permit a Representative of the other Parties and their respective outside counsel to review any communication given by it to, and consult with each other in advance of any meeting or conference with, any Governmental Authority or, in connection with any proceeding by a private Person, with any other Person, and to the extent permitted by such Governmental Authority or other Person, give a Representative or Representatives of the other Parties the opportunity to attend and participate in such meetings and conferences; (iv) in the event a Party’s Representative is prohibited from participating in or attending any meetings or conferences, the other Parties shall keep such Party promptly and reasonably apprised with respect thereto; and (v) use commercially reasonable efforts to cooperate in the filing of any memoranda, white papers, filings, correspondence or other written communications explaining or defending the transactions contemplated hereby, articulating any regulatory or competitive argument, and/or responding to requests or objections made by any Governmental Authority. Intermediate shall request early termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvement Act of 1976, as amended, with respect to the transactions contemplated in this Agreement.

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(c) As soon as reasonably practicable following the date of this Agreement, the Parties shall cooperate in all respects with each other and use (and shall cause their respective Affiliates to use) their respective commercially reasonable efforts to prepare and file with Governmental Authorities requests for approval of the transactions contemplated by this Agreement and shall use all commercially reasonable efforts to have such Governmental Authorities approve the transactions contemplated by this Agreement. Each Party shall give prompt written notice to the other Parties if such Party or its Representatives receives any notice from such Governmental Authorities in connection with the transactions contemplated by this Agreement, and shall promptly furnish the other Parties with a copy of such Governmental Authority notice. If any Governmental Authority requires that a hearing or meeting be held in connection with its approval of the transactions contemplated hereby, whether prior to the Closing or after the Closing, each Party shall arrange for Representatives of such Party to be present for such hearing or meeting. If any objections are asserted with respect to the transactions contemplated by this Agreement under any applicable Law or if any Action is instituted (or threatened to be instituted) by any applicable Governmental Authority or any private Person challenging any of the transactions contemplated by this Agreement or any Ancillary Document as violative of any applicable Law or which would otherwise prevent, materially impede or materially delay the consummation of the transactions contemplated hereby or thereby, the Parties shall use their commercially reasonable efforts to resolve any such objections or Actions so as to timely permit consummation of the transactions contemplated by this Agreement and the Ancillary Documents, including in order to resolve such objections or Actions which, in any case if not resolved, could reasonably be expected to prevent, materially impede or materially delay the consummation of the transactions contemplated hereby or thereby. In the event any Action is instituted (or threatened to be instituted) by a Governmental Authority or private Person challenging the transactions contemplated by this Agreement, or any Ancillary Document, the Parties shall, and shall cause their respective Representatives to, cooperate in all respects with each other and use their respective commercially reasonable efforts to contest and resist any such Action and to have vacated, lifted, reversed or overturned any Order, whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents or restricts consummation of the transactions contemplated by this Agreement or the Ancillary Documents.

(d) Prior to the Closing, each Party shall use its commercially reasonable efforts to obtain any Consents of Governmental Authorities or other third Persons as may be necessary for the consummation by such Party or its Affiliates of the transactions contemplated by this Agreement or required as a result of the execution or performance of, or consummation of the transactions contemplated by, this Agreement by such Party or its Affiliates, and the other Parties shall provide reasonable cooperation in connection with such efforts.

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5.10 Further Assurances. The Parties hereto shall further cooperate with each other and use their respective commercially reasonable efforts to take or cause to be taken all actions, and do or cause to be done all things, necessary, proper or advisable on their part under this Agreement and applicable Laws to consummate the transactions contemplated by this Agreement as soon as reasonably practicable, including (a) preparing and filing as soon as practicable all documentation to effect all necessary notices, reports and other filings, (b) obtaining each Consent (if any) reasonably required to be obtained (pursuant to any applicable Law or any Contract, or otherwise) by such Party in connection with the transactions contemplated by this Agreement or for such Contract to remain in full force and effect; (c) lifting any injunction prohibiting, or any other legal bar to, the transactions contemplated by this Agreement; and (d) satisfying the conditions precedent to the consummation of this Agreement.

5.11 Proxy Statement.

(a) As promptly as practicable after the date hereof, MICT shall prepare with the reasonable assistance of Intermediate, and file with the SEC a proxy statement of MICT (as amended, the “Proxy Statement”) for the purpose of soliciting proxies from MICT stockholders for the matters to be acted upon at a special meeting of MICT stockholders ( the “Special Meeting”) to be called and held for the purpose of soliciting proxies from MICT stockholders to vote, in favor of resolutions approving (i) the issuance of shares of MICT Common Stock (or securities convertible or exercisable for MICT Common Stock) representing greater than twenty percent (20%) of MICT’s Common Stock or voting power, at a price less than the greater of book or market value, as required by Nasdaq’s rules and regulations, (ii) the amendment of the MICT Charter to (A) increase the authorized shares of MICT in an amount sufficient to provide for the full conversion of the Conversion Shares underlying the Consideration Note and the shares of MICT Common Stock underlying the MICT Series A Preferred Stock, MICT Series B Preferred Stock and any other convertible MICT Securities and (B) if necessary, to effect a reverse stock split of the MICT Common Stock, solely in order to comply with Nasdaq continued listing requirements, (iii) such other matters as Intermediate and MICT shall hereafter mutually determine to be necessary or appropriate in order to effect the Transactions (the approvals described in foregoing clauses (i)-(iii), collectively, the “MICT Stockholder Approval Matters”), and (iv) the adjournment of the Special Meeting, if necessary or desirable in the reasonable determination of MICT. MICT agrees to use commercially reasonable efforts to include the following items in the Proxy Statement to be filed promptly after the execution of this Agreement: the adoption and approval of a new Equity Incentive Plan for MICT, in the form to be mutually agreed by the Parties (collectively, the “MICT Equity Plan”), which plan will provide that the aggregate awards under such plan shall be for a number of shares of MICT Common Stock equal to ten percent (10%) of the aggregate number of shares of MICT Common Stock issued and outstanding immediately after the Closing. For the avoidance of doubt, the proposal set forth in the preceding sentence shall not be deemed to be a MICT Stockholder Approval Matter. If as of the close of business on the date for which the Special Meeting is scheduled, MICT has not received proxies representing a sufficient number of shares to approve the MICT Stockholder Approval Matters, whether or not a quorum is present, MICT may make one or more successive postponements or adjournments of the Special Meeting. In connection with the Proxy Statement, MICT will file with the SEC all financial and other information about the transactions contemplated by this Agreement in accordance with applicable Law and applicable proxy solicitation rules set forth in MICT’s Organizational Documents, the Delaware Act and the rules and regulations of the SEC and Nasdaq. MICT shall cooperate and provide Intermediate (and its respective counsel) with a reasonable opportunity to review and comment on the Proxy Statement and any amendment or supplement thereto prior to filing the same with the SEC. Intermediate shall provide MICT with such information concerning Intermediate and Intermediate’s shareholders, officers, directors, employees, assets, Liabilities, condition (financial or otherwise), business and operations that may be required or appropriate for inclusion in the Proxy Statement, or in any amendments or supplements thereto, which information provided by Intermediate, as applicable, shall be true and correct and not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not materially misleading. Notwithstanding the foregoing, MICT makes no covenant, representation or warranty with respect to statements made in the Proxy Statement (and the letter to stockholders, notice of meeting included therewith), if any, based on information provided by Intermediate or any of its Representatives for inclusion therein.

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(b) MICT, with the assistance of Intermediate as described in Section 5.11(a), shall use commercially reasonable efforts to satisfy the requirements of the Securities Act, the Exchange Act and other applicable Laws in connection with the Proxy Statement and the Special Meeting. Intermediate shall use commercially reasonable efforts to make its directors, officers and employees, upon reasonable advance notice, available to MICT and its Representatives in connection with the drafting of the public filings with respect to the transactions contemplated by this Agreement, including the Proxy Statement, and responding in a timely manner to comments from the SEC. Each Party shall promptly correct any information provided by it for use in the Proxy Statement (and other related materials) if and to the extent that such information is determined to have become false or misleading in any material respect or as otherwise required by applicable Laws. MICT shall amend or supplement the Proxy Statement and cause the Proxy Statement, as so amended or supplemented, to be filed with the SEC and to be disseminated to MICT’s stockholders, in each case as and to the extent required by applicable Laws and subject to the terms and conditions of this Agreement and MICT’s Organizational Documents.

(c) MICT, with the assistance of the other Parties, shall promptly respond to any SEC comments on the Proxy Statement and shall otherwise use its commercially reasonable efforts to cause the Proxy Statement to “clear” comments from the SEC and thereafter file the definitive Proxy Statement. MICT shall provide Intermediate with copies of any written comments, and shall inform Intermediate of any material oral comments, that MICT, or its respective Representatives receive from the SEC or its staff with respect to the Proxy Statement and the Special Meeting promptly after the receipt of such comments and shall give Intermediate a reasonable opportunity under the circumstances to review and comment on any proposed written or material oral responses to such comments.

(d) As soon as practicable following the Proxy Statement “clearing” comments from the SEC, MICT shall distribute the Proxy Statement to MICT’s stockholders and, pursuant thereto, shall call the Special Meeting in accordance with the Delaware Act for a date no later than sixty (60) days following the filing of the definitive Proxy Statement.

(e) MICT shall comply with all applicable Laws, any applicable rules and regulations of Nasdaq, MICT’s Organizational Documents and this Agreement in the preparation, filing and distribution of the Proxy Statement, any solicitation of proxies thereunder and the calling and holding of the Special Meeting.

(f) In the event the Stockholder Approval Matters are not approved by the stockholders of MICT, the Parties shall use their best efforts to promptly return the Intermediate Shareholder Transferred Assets to Intermediate Shareholder pursuant to the terms of the Consideration Note. Upon the return of the Intermediate Shareholder Transferred Assets to Intermediate Shareholder, the Consideration Note shall be cancelled. For the avoidance of doubt, no cash payment shall be required in the event of any repayment of the Consideration Note.

5.12 Public Announcements.

(a) The Parties agree that no public release, filing or announcement concerning this Agreement or the Ancillary Documents or the transactions contemplated hereby or thereby shall be issued by any Party or any of their Affiliates without the prior written consent (not be unreasonably withheld, conditioned or delayed) of MICT and Intermediate, except as such release or announcement may be required by applicable Law or the rules or regulations of any securities exchange, in which case the applicable Party shall use commercially reasonable efforts to allow the other Parties reasonable time to comment on, and arrange for any required filing with respect to, such release or announcement in advance of such issuance.

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(b) The Parties shall mutually agree upon and, as promptly as practicable after the execution of this Agreement (but in any event within four (4) Business Days thereafter), issue a press release announcing the execution of this Agreement (the “Signing Press Release”). Promptly after the issuance of the Signing Press Release, MICT shall file a Current Report on Form 8-K (the “Signing Filing”) with the Signing Press Release and a description of this Agreement as required by Federal Securities Laws, which Intermediate shall review, comment upon and approve (which approval shall not be unreasonably withheld, conditioned or delayed) prior to filing (with Intermediate reviewing, commenting upon and approving such Signing Filing in any event no later than the third (3rd) Business Day after the execution of this Agreement). The Parties shall mutually agree upon and, as promptly as practicable after the Closing (but in any event within four (4) Business Days thereafter), issue a press release announcing the consummation of the transactions contemplated by this Agreement (the “Closing Press Release”). Promptly after the issuance of the Closing Press Release, MICT shall file a Current Report on Form 8-K (the “Closing Filing”) with the Closing Press Release and a description of the Closing as required by Federal Securities Laws which Intermediate and MICT shall review, comment upon and approve (which approval shall not be unreasonably withheld, conditioned or delayed) prior to filing (with Intermediate and MICT each reviewing, commenting upon and approving such Closing Filing in any event no later than the third (3rd) Business Day after the Closing). In connection with the preparation of the Signing Filing, the Signing Press Release, the Closing Filing, the Closing Press Release, or any other report, statement, filing notice or application made by or on behalf of a Party to any Governmental Authority or other third party in connection with the transactions contemplated hereby, each Party shall, upon request by any other Party, furnish the Parties with all information concerning themselves, their respective directors, officers and equity holders, and such other matters as may be reasonably necessary or advisable in connection with the transactions contemplated hereby, or any other report, statement, filing, notice or application made by or on behalf of a Party to any third party and/ or any Governmental Authority in connection with the transactions contemplated hereby.

5.13 Confidential Information.

(a) Intermediate hereby agrees that during the Interim Period and, in the event that this Agreement is terminated in accordance with Article VII, for a period of two (2) years after such termination, it shall, and shall cause its Representatives to: (i) treat and hold in strict confidence any MICT Confidential Information, and will not use for any purpose (except in connection with the consummation of the transactions contemplated by this Agreement or the Ancillary Documents, performing their obligations hereunder or thereunder or enforcing their rights hereunder or thereunder), nor directly or indirectly disclose, distribute, publish, disseminate or otherwise make available to any third party any of MICT Confidential Information without MICT’s prior written consent; and (ii) in the event that Intermediate or any of its Representatives, during the Interim Period or, in the event that this Agreement is terminated in accordance with Article VII, for a period of two (2) years after such termination, becomes legally compelled to disclose any MICT Confidential Information, (A) provide MICT to the extent legally permitted with prompt written notice of such requirement so that MICT or an Affiliate thereof may seek, at MICT’s cost, a protective Order or other remedy or waive compliance with this Section 5.13(a), and (B) in the event that such protective Order or other remedy is not obtained, or MICT waives compliance with this Section 5.13(a), furnish only that portion of such MICT Confidential Information which is legally required to be provided as advised by outside counsel and to exercise its commercially reasonable efforts to obtain assurances that confidential treatment will be accorded such MICT Confidential Information. In the event that this Agreement is terminated and the transactions contemplated hereby are not consummated, Intermediate shall, and shall cause its Representatives to, promptly deliver to MICT or destroy (at Intermediate’s election) any and all copies (in whatever form or medium) of MICT Confidential Information and destroy all notes, memoranda, summaries, analyses, compilations and other writings related thereto or based thereon.

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(b) MICT hereby agrees that during the Interim Period and, in the event that this Agreement is terminated in accordance with Article VII, for a period of two (2) years after such termination, it shall, and shall cause its Representatives to: (i) treat and hold in strict confidence any Intermediate Confidential Information, and will not use for any purpose (except in connection with the consummation of the transactions contemplated by this Agreement or the Ancillary Documents, performing its obligations hereunder or thereunder or enforcing its rights hereunder or thereunder), nor directly or indirectly disclose, distribute, publish, disseminate or otherwise make available to any third party any of Intermediate Confidential Information without Intermediate’s prior written consent; and (ii) in the event that MICT or any of its Representatives, during the Interim Period or, in the event that this Agreement is terminated in accordance with Article VII, for a period of two (2) years after such termination, becomes legally compelled to disclose any Intermediate Confidential Information, (A) provide Intermediate, to the extent legally permitted with prompt written notice of such requirement so that Intermediate may seek, at such its sole expense, a protective Order or other remedy or waive compliance with this Section 5.13(b) and (B) in the event that such protective Order or other remedy is not obtained, Intermediate waives compliance with this Section 5.13(b) furnish only that portion of such Intermediate Confidential Information which is legally required to be provided as advised by outside counsel and to exercise its commercially reasonable efforts to obtain assurances that confidential treatment will be accorded such Intermediate Confidential Information. In the event that this Agreement is terminated and the transactions contemplated hereby are not consummated, MICT shall, and shall cause its Representatives to, promptly deliver to Intermediate or destroy (at MICT’s election) any and all copies (in whatever form or medium) of Intermediate Confidential Information and destroy all notes, memoranda, summaries, analyses, compilations and other writings related thereto or based thereon. Notwithstanding the foregoing, MICT and its Representatives shall be permitted to disclose any and all Intermediate Confidential Information to the extent required by the Federal Securities Laws.

5.14 Documents and Information. After the Closing Date, MICT and Intermediate shall, and shall cause their respective Subsidiaries to, until the seventh (7th) anniversary of the Closing Date, retain all books, records and other documents pertaining to the business of MICT and Intermediate and their respective Subsidiaries and Affiliates in existence on the Closing Date.

5.15 Indemnification of Directors and Officers; Tail Insurance.

(a) From the Closing Date through the sixth anniversary of the Closing Date, MICT shall indemnify and hold harmless each person who is now, or has been at any time prior to the date hereof, or who becomes prior to the Closing Date, a director or officer of MICT (the “D&O Indemnified Parties”), against all claims, losses, liabilities, damages, judgments, fines and reasonable fees, costs and expenses, including attorneys’ fees and disbursements, incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to the fact that the D&O Indemnified Party is or was a director or officer of MICT, whether asserted or claimed prior to, at or after the Effective Time, in each case, to the fullest extent permitted under the Delaware Act for directors or officers of Delaware corporations. Each D&O Indemnified Party will be entitled to advancement of expenses incurred in the defense of any such claim, action, suit, proceeding or investigation from the Surviving Company upon receipt from the D&O Indemnified Party of a request therefor; provided that any such person to whom expenses are advanced provides an undertaking to MICT to the extent then required by the Delaware Act, to repay such advances if it is ultimately determined that such person is not entitled to indemnification.

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(b) Subject to applicable Laws of the State of Delaware, the Organizational Documents of MICT after the Closing shall contain provisions no less favorable with respect to indemnification, advancement of expenses and exculpation of present and former directors and officers as those presently set forth in the Organizational Documents of MICT.

(c) From and after the Effective Time, MICT shall fulfill and honor in all respects the obligations of MICT to each of the D&O Indemnified Parties as of immediately prior to the Closing pursuant to any indemnification provisions under MICT’s Organizational Documents and pursuant to any indemnification agreements between MICT and such D&O Indemnified Parties, with respect to claims arising out of matters occurring at or prior to the Effective Time.

(d) For the benefit of MICT’s and the Surviving Company’s directors and officers, MICT shall prior to the Effective Time obtain and fully pay the premium for a “tail” insurance policy that provides coverage for up to a six-year period from and after the Effective Time for events occurring prior to the Effective Time (the “D&O Tail Insurance”) that is substantially equivalent to and in any event not less favorable in the aggregate than MICT’s existing policy or, if substantially equivalent insurance coverage is unavailable, the best available coverage. If obtained, MICT shall maintain the D&O Tail Insurance in full force and effect, and continue to honor the obligations thereunder, and MICT shall timely pay all premiums with respect to the D&O Tail Insurance.

(e) From and after the Effective Time, MICT shall pay and be responsible for, all expenses, including reasonable attorneys’ fees, that are incurred by the persons referred to in this Section 5.15 in connection with their enforcement of the rights provided to such persons in this Section 5.15.

(f) The provisions of this Section 5.15 are intended to be in addition to the rights otherwise available to the current and former officers and directors of MICT by law, charter, statute, bylaw or agreement, and shall operate for the benefit of, and shall be enforceable by, each of the D&O Indemnified Parties, their heirs and their representatives.

(g) In the event MICT or any of its respective successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving company or entity of such consolidation or merger, or (ii) transfers all or substantially all of its properties and assets to any Person, then, and in each such case, proper provision shall be made so that the successors and assigns of MICT, shall succeed to the obligations set forth in this Section 5.15.

5.16 Legends. MICT shall be entitled to place the following legend on the book entries and/or certificates evidencing any Conversion Shares to be issued upon conversion of the Consideration Note:

[NEITHER] THIS SECURITY [NOR THE SECURITIES INTO WHICH THIS SECURITY IS [EXERCISABLE] [CONVERTIBLE]] HAS [NOT] BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. THIS SECURITY [AND THE SECURITIES ISSUABLE UPON [EXERCISE] [CONVERSION] OF THIS SECURITY] MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT WITH A REGISTERED BROKER-DEALER OR OTHER LOAN WITH A FINANCIAL INSTITUTION THAT IS AN “ACCREDITED INVESTOR” AS DEFINED IN RULE 501(a) UNDER THE SECURITIES ACT OR OTHER LOAN SECURED BY SUCH SECURITIES.

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5.17 Registration Rights.

(a) MICT agrees that, within 180 calendar days after the Closing Date, MICT (or its successor) will file with the SEC (at MICT’s sole cost and expense) the Registration Statement and MICT shall use its commercially reasonable efforts to have the Registration Statement declared effective as soon as practicable after the filing thereof. Immediately upon the effectiveness of the Registration Statement, MICT shall cause MICT’s transfer agent to issue the Underlying Shares in book entry form without restrictive legends on MICT’s books and records. MICT agrees that MICT will cause such Registration Statement or another registration statement to remain continuously effective for a period of twelve (12) months. MICT’s obligations to include the Underlying Shares in the Registration Statement are contingent upon Intermediate Shareholder furnishing in writing to MICT such information regarding Intermediate Shareholder, the securities of MICT held by Intermediate Shareholder and the intended method of disposition of the Underlying Shares as shall be reasonably requested by MICT to effect the registration of the Underlying Shares, and shall execute such documents in connection with such registration as MICT may reasonably request that are customary of a selling shareholder in similar situations. MICT may suspend the use of any such registration statement if it determines in the opinion of counsel for MICT that in order for the registration statement to not contain a material misstatement or omission, an amendment thereto would be needed to include information that would at that time not otherwise be required in a current, quarterly, or annual report under the Exchange Act, as amended; provided, that, MICT shall use commercially reasonable efforts to make such registration statement available for the sale by Intermediate Shareholder of such securities as soon as practicable thereafter. MICT shall use its commercially reasonably efforts to register or qualify the Underlying Shares covered by the Registration Statement under the securities or “blue sky” laws of such jurisdictions as subscriber shall reasonably request in writing provided, however, that MICT shall not for any such purpose be required to qualify generally to transact business as a foreign corporation in any jurisdiction where it is not so qualified or to consent to general service of process in any such jurisdiction. MICT agrees that it will comply, and continue to comply during the effectiveness period, with the provisions of the Securities Act and the Exchange Act with respect to the disposition of all of the Underlying Shares covered by the Registration Statement in accordance with Intermediate Shareholder’s intended method of disposition set forth in the Registration Statement for such period.

(b) After the filing of a Registration Statement, MICT shall promptly, and in no event more than two (2) business days after such filing, notify Intermediate Shareholder of such filing, and shall further notify Intermediate Shareholder promptly and confirm such advice in writing in all events within two (2) business days of the occurrence of any of the following: (i) when such Registration Statement becomes effective; (ii) when any post-effective amendment to such Registration Statement becomes effective; (iii) the issuance or threatened issuance by the SEC of any stop order (and MICT shall take all actions required to prevent the entry of such stop order or to remove it if entered); and (iv) any request by the SEC for any amendment or supplement to such Registration Statement or any prospectus relating thereto or for additional information or of the occurrence of an event requiring the preparation of a supplement or amendment to such prospectus so that, as thereafter delivered to Intermediate Shareholder of the securities covered by such Registration Statement, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and promptly make available to the holders of Underlying Shares included in such Registration Statement any such supplement or amendment.

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(c) In connection with such registration, MICT will indemnify and hold harmless Intermediate Shareholder, against any losses, claims, damages or liabilities, joint or several, to which Intermediate Shareholder may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement under which the Underlying Shares were registered under the Securities Act, any or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse Intermediate Shareholder for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that MICT will not be liable in any such case if and to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by Intermediate Shareholder in writing specifically for use in such registration statement or prospectus.

5.18 Disclosure Schedules . On or prior to April 21, 2020 (or such later date prior to the Closing as mutually agreed by MICT and Intermediate), MICT shall deliver the fully completed MICT Disclosure Schedules to Intermediate and Intermediate shall deliver the fully completed Intermediate Disclosure Schedules to MICT. Each of MICT and Intermediate shall have ten (10) Business Days to review the other Party’s Disclosure Schedules after its receipt thereof, and each of MICT and Intermediate, as applicable, shall, and shall cause its Representatives to, reasonably cooperate with the other Party and its Representatives in their review of the MICT Disclosure Schedules or Intermediate Disclosure Schedules, as applicable, including providing any access and information as required by Section 5.1(a) or Section 5.1(b), as applicable.

5.19 MICT Due Diligence. In connection with MICT’s ongoing due diligence review, Intermediate shall use commercially reasonable efforts to respond to any written requests for information, documentary or otherwise, as soon as is reasonably practicable following the receipt of any such request.

5.20 Intermediate Shareholder Transferred Assets. On or before the Closing, Intermediate and Intermediate Shareholder shall take all steps necessary to complete the irrevocable transfer from Intermediate Shareholder to Intermediate of all of the Intermediate Shareholder Transferred Assets.

5.21 Post-Closing Board of Directors. The Parties (including Intermediate Shareholder) hereby agree that, subject to the agreement of such individuals to so serve, all of the Special Committee Directors shall continue to serve as members of the board of directors of MICT after the Merger for the shorter of (i) 180 days from the Closing Date or (ii) the date that the Consideration Note is no longer outstanding.

5.22 Intermediate Shareholder’s Activities. For a period commencing on the date hereof and ending on the earlier of (x) the five-year anniversary of the Closing Date and (y) the date the Consideration Note is called for redemption in the event the MICT Stockholder Approval Matters are not approved by MICT’s stockholders, Intermediate Shareholder shall not, and shall cause each of its Affiliates not to, directly or indirectly, (i) engage in or assist others in engaging in any activities that are competitive with the Business, (ii) have an interest in any entity that engages in activities that are competitive with the Business, or (iii) interfere with the business relationships (whether formed prior to or after the date of this Agreement) between MICT, Intermediate and, with respect to the Intermediate Shareholder Transferred Assets, Intermediate Shareholder, on the one hand, and any customers or suppliers or other business relations that are necessary or relevant to the Business, on the other hand.

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5.23 LTIP. The Parties hereby agree and covenant, on or before Closing, to prepare and issue to Intermediate Shareholder, in the form of a promissory note or otherwise, as an earn out or otherwise, an amount equal to an additional 13,000,000 shares of MICT Common Stock for the purposes of compensating Intermediate Shareholder if certain stockholder accretive metrics as set forth on Schedule 5.23 hereto are met. The Parties hereby further agree and covenant that such issuance to Intermediate Shareholder may be allocated by Intermediate Shareholder to certain current and/or future executive officers, directors and/or employees of MICT.

Article VI

CLOSING CONDITIONS

6.1 Conditions to Each Party’s Obligations. The obligations of each Party to consummate the Transactions shall be subject to the satisfaction or written waiver (where permissible) by Intermediate, MICT and Merger Sub of the following conditions.

(a) Antitrust Laws. Any waiting period (and any extension thereof) applicable to the consummation of this Agreement under any Antitrust Laws shall have expired or been terminated.

(b) Requisite Regulatory Approvals. All Consents required to be obtained from or made with any Governmental Authority in order to consummate the transactions contemplated by this Agreement shall have been obtained or made and no Governmental Authority or self-regulatory organization which regulate securities markets (including, for the avoidance of doubt, Nasdaq) shall have objected in writing to the consummation of the transactions contemplated by this Agreement.

(c) Requisite Consents. The Consents or notices required to be obtained from or provided to any third Person (other than a Governmental Authority) by any Party to this Agreement in order to consummate the transactions contemplated by this Agreement that are set forth in Schedule 6.1(c) shall have each been obtained or made.

(d) No Law or Order. No Governmental Authority shall have enacted, issued, promulgated, enforced or entered any Law (whether temporary, preliminary or permanent) or Order that is then in effect and which has the effect of making the transactions or agreements contemplated by this Agreement illegal or which otherwise prevents or prohibits consummation of the transactions contemplated by this Agreement.

(e) No Litigation. No temporary restraining order, preliminary or permanent injunction or other Order preventing the consummation of the transactions contemplated by this Agreement shall have been issued by any court of competent jurisdiction or other Governmental Authority and remain in effect, and there shall not be any Law which has the effect of making the consummation of the Merger or any of the other Transactions illegal.

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6.2 Conditions to Obligations of Intermediate. In addition to the conditions specified in Section 6.1, the obligations of Intermediate to consummate the Transactions are subject to the satisfaction or written waiver (by Intermediate) of the following conditions:

(a) Representations and Warranties. All of the representations and warranties of MICT and Merger Sub set forth in this Agreement and in any certificate delivered by MICT and Merger Sub pursuant hereto shall be true and correct on and as of the date of this Agreement (or with respect to Merger Sub, as of the date of its joinder to this Agreement) and on and as of the Closing Date as if made on the Closing Date, except for (i) those representations and warranties that address matters only as of a particular date (which representations and warranties shall have been accurate as of such date), and (ii) any failures to be true and correct that (without giving effect to any qualifications or limitations as to materiality or Material Adverse Effect), individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect on, or with respect to, MICT and Merger Sub.

(b) Agreements and Covenants. MICT shall have performed in all material respects all of its obligations and complied in all material respects with all of its agreements and covenants under this Agreement to be performed or complied with by it on or prior to the Closing Date.

(c) No Material Adverse Effect. No Material Adverse Effect shall have occurred with respect to MICT and Merger Sub since the date of this Agreement which is continuing and uncured.

(d) Closing Deliveries.

(i) Officer Certificates. Intermediate shall have received a certificate from MICT dated the Closing Date, signed by an executive officer of MICT in such capacity, certifying as to the satisfaction of the conditions specified in Sections 6.2(a), 6.2(b) and 6.2(c).

(ii) Secretary Certificates. MICT shall have delivered to Intermediate a certificate from its secretary or other executive officer certifying as to, and attaching, (A) copies of MICT’s Organizational Documents as in effect as of the Closing Date (immediately prior to the Effective Time), (B) the resolutions of MICT’s board of directors authorizing and approving the execution, delivery and performance of this Agreement and each of the Ancillary Documents to which it is a party or by which it is bound, and the consummation of the transactions contemplated hereby and thereby, and (C) the incumbency of officers authorized to execute this Agreement or any Ancillary Document to which MICT or Merger Sub is or is required to be a party or otherwise bound. Merger Sub shall have delivered to Intermediate a certificate from its secretary or other executive officer certifying as to, and attaching, (A) copies of Merger Sub’s Organizational Documents as in effect as of the Closing Date (immediately prior to the Effective Time), (B) the resolutions of Merger Sub’s board of directors and shareholders authorizing and approving the execution, delivery and performance of this Agreement, the Plan of Merger, the Articles of Merger and each of the Ancillary Documents to which it is a party or by which it is bound, and the consummation of the transactions contemplated hereby and thereby, and (C) the incumbency of officers authorized to execute this Agreement or any Ancillary Document to which Merger Sub is or is required to be a party or otherwise bound.

(iii) Good Standing. MICT shall have delivered to Intermediate a good standing certificate (or similar documents applicable for such jurisdictions) for each of MICT and Merger Sub certified as of a date no later than sixty (60) days (thirty (30) days in the case of Merger Sub) prior to the Closing Date from the proper Governmental Authority of MICT’s and Merger Sub’s jurisdiction of organization and from each other jurisdiction in which MICT or Merger Sub is qualified to do business as a foreign entity as of the Closing, in each case to the extent that good standing certificates or similar documents are generally available in such jurisdictions.

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(e) MICT Schedules. On or prior to the Closing, MICT shall have completed and delivered to Intermediate the MICT Disclosure Schedules as required by Section 5.18, and such MICT Disclosure Schedules shall be reasonably acceptable to Intermediate in its sole discretion.

6.3 Conditions to Obligations of MICT and Merger Sub. In addition to the conditions specified in Section 6.1, the obligations of MICT to consummate the Transactions are subject to the satisfaction or written waiver (by MICT) of the following conditions:

(a) Representations and Warranties. All of the representations and warranties of Intermediate set forth in this Agreement and in any certificate delivered by Intermediate pursuant hereto shall be true and correct on and as of the date of this Agreement and on and as of the Closing Date as if made on the Closing Date, except for (i) those representations and warranties that address matters only as of a particular date (which representations and warranties shall have been accurate as of such date), and (ii) any failures to be true and correct that (without giving effect to any qualifications or limitations as to materiality or Material Adverse Effect), individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect on, or with respect to, Intermediate.

(b) Agreements and Covenants. Intermediate shall have performed in all material respects all of its obligations and complied in all material respects with all of its respective agreements and covenants under this Agreement to be performed or complied with by it on or prior to the Closing Date.

(c) No Material Adverse Effect. No Material Adverse Effect shall have occurred with respect to Intermediate since the date of this Agreement which is continuing and uncured.

(d) Closing Deliveries.

(i) Officer Certificate. MICT shall have received a certificate from Intermediate, dated as the Closing Date, signed by an executive officer of Intermediate in such capacity, certifying as to the satisfaction of the conditions specified in Sections 6.3(a), 6.3(b) and 6.3(c).

(ii) Secretary Certificate. Intermediate shall have delivered to MICT a certificate from its secretary certifying as to the validity and effectiveness of, and attaching, (A) copies of its Organizational Documents as in effect as of the Closing Date, (B) the resolutions of its board of directors and the Intermediate Shareholder authorizing and approving the execution, delivery and performance of this Agreement and each Ancillary Document to which it is a party or bound, and the consummation of the Merger and the other transactions contemplated hereby and thereby, and (C) the incumbency of its officers authorized to execute this Agreement or any Ancillary Document to which it is or is required to be a party or otherwise bound.

(iii) Good Standing. Intermediate shall have delivered to MICT a good standing certificate (or similar documents applicable for such jurisdiction) certified as of a date no later than sixty (60) days prior to the Closing Date from the proper Governmental Authority of Intermediate’s and its Subsidiaries’ jurisdiction of organization and from each other jurisdiction in which Intermediate and its Subsidiaries are qualified to do business as a foreign corporation or other entity as of the Closing, in each case to the extent that good standing certificates or similar documents are generally available in such jurisdictions.

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(iv) Certified Charters. Intermediate shall have delivered to MICT a copy of the Intermediate Charter, as in effect as of the Closing, certified by the appropriate Governmental Authority of British Virgin Islands as of a date no more than ten (10) Business Days prior to the Closing Date.

(v) Share Certificates and Transaction Instruments. MICT shall have received from Intermediate, the Intermediate Certificates and other instruments or documents representing the Intermediate Securities (or Lost Certificate Affidavits), if applicable, together with executed instruments of transfer in respect of the Intermediate Securities in favor of MICT (or its nominee) and in form reasonably acceptable for transfer on the books of Intermediate.

(e) Fairness Opinion. As of the Closing Date, MICT shall have received a fairness opinion indicating that the transactions contemplated by this Agreement are fair to the stockholders of MICT. Pursuant to this Section 6.3(e), Intermediate agrees to promptly provide to the provider of such fairness opinion, which is currently contemplated to be CoView Capital, all information and assistance as is reasonably requested in connection therewith.

(f) Due Diligence Review. On or prior to the Closing, MICT have completed its due diligence investigation of Intermediate and the Intermediate Shareholder Transferred Assets, including all of the financial and legal documents, materials, properties, books and records in connection therewith, all of which shall be reasonably acceptable to MICT in its sole discretion.

(g) Intermediate Schedules. On or prior to the Closing, Intermediate shall have completed and delivered to MICT the Intermediate Disclosure Schedules (including Schedule 4.15) required by Section 5.18, and such Intermediate Disclosure Schedules (including Schedule 4.15) shall be reasonably acceptable to MICT in its sole discretion.

(h) Intermediate Shareholder Transfer. On or prior to the Closing, Intermediate Shareholder shall have irrevocably transferred to Intermediate all of the Intermediate Shareholder Transferred Assets, and shall have provided to MICT written evidence of such transfer(s), which evidence shall be reasonably acceptable to MICT in its sole discretion.

6.4 Frustration of Conditions. Notwithstanding anything contained herein to the contrary, no Party may rely on the failure of any condition set forth in this Article VI to be satisfied if such failure was caused by the failure of such Party or it’s Affiliates to comply with or perform any of its covenants or obligations set forth in this Agreement.

Article VII
TERMINATION AND EXPENSES

7.1 Termination. This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the Closing as follows:

(a) by mutual written consent of MICT and Intermediate;

(b) by written notice by either MICT or Intermediate if any of the conditions to the Closing set forth in Article VI have not been satisfied or waived by May 20, 2020 (the “Outside Date”); provided, however, that the right to terminate this Agreement under this Section 7.1(b) shall not be available to a Party if the breach or violation by such Party or its Affiliates of any representation, warranty, covenant or obligation under this Agreement was the cause of, or resulted in, the failure of the Closing to occur on or before the Outside Date.

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(c) by written notice by any of MICT or Intermediate if a Governmental Authority of competent jurisdiction or self-regulatory organization which regulate securities markets (including, for the avoidance of doubt, Nasdaq) shall have issued an Order or taken any other action permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement, and such Order or other action has become final and non-appealable; provided, however, that the right to terminate this Agreement pursuant to this Section 7.1(c) shall not be available to a Party if the failure by such Party or its Affiliates to comply with any provision of this Agreement has been a substantial cause of, or substantially resulted in, such action by such Governmental Authority;

(d) by written notice by Intermediate, if (i) there has been a material breach by MICT or its representations, warranties, covenants or agreements contained in this Agreement, or if any representation or warranty of MICT shall have become materially untrue or materially inaccurate, in any case, which would result in a failure of a condition set forth in Section 6.2(a) or Section 6.2(b) to be satisfied (treating the Closing Date for such purposes as the date of this Agreement or, if later, the date of such breach), and (ii) the breach or inaccuracy is incapable of being cured or is not cured within the earlier of (A) twenty (20) days after written notice of such breach or inaccuracy is provided by Intermediate or (B) the Outside Date; provided that Intermediate shall not have the right to terminate this Agreement pursuant to this Section 7.1(d) if at such time Intermediate is in material uncured breach of this Agreement;

(e) by written notice by MICT, if (i) there has been a breach by Intermediate of any of its representations, warranties, covenants or agreements contained in this Agreement, or if any representation or warranty of such Parties shall have become untrue or inaccurate, in any case, which would result in a failure of a condition set forth in Section 6.3(a) or Section 6.3(b) to be satisfied (treating the Closing Date for such purposes as the date of this Agreement or, if later, the date of such breach), and (ii) the breach or inaccuracy is incapable of being cured or is not cured within the earlier of (A) twenty (20) days after written notice of such breach or inaccuracy is provided by MICT or (B) the Outside Date; provided that MICT shall not have the right to terminate this Agreement pursuant to this Section 7.1(e) if at such time MICT is in material uncured breach of this Agreement;

(f) by written notice by Intermediate, at any time in the event that MICT has entered into binding agreement concerning a transaction that constitutes a Superior Proposal;

(g) by written notice by MICT, at any time in the event that Intermediate has entered into binding agreement concerning a transaction that constitutes a Superior Proposal;

(h) by written notice by MICT, if there shall have been a Material Adverse Effect with respect to Intermediate, following the date of this Agreement which is uncured and continuing;

(i) by written notice by Intermediate if there shall have been a Material Adverse Effect with respect to MICT following the date of this Agreement which is uncured and continuing;

(j) by written notice by Intermediate, in the event that Sunrise Securities LLC or any affiliate thereof seeks and obtains from a court of competent jurisdiction or other Governmental Authority a permanent injunction or other Order that has become final and non-appealable preventing the consummation of the transactions contemplated by this Agreement.

7.2 Reserved.

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7.3 Effect of Termination. This Agreement may only be terminated in the circumstances described in Section 7.1 and pursuant to a written notice delivered by the applicable Party to the other applicable Parties, which sets forth the basis for such termination, including the provision of Section 7.1 under which such termination is made. In the event of the valid termination of this Agreement pursuant to Section 7.1, this Agreement shall forthwith become void, and there shall be no Liability on the part of any Party or any of their respective Representatives, and all rights and obligations of each Party shall cease, except: (i) Sections 5.12, 5.13, 7.4, Article VIII and this Section 7.3 shall survive the termination of this Agreement, and (ii) nothing herein shall relieve any Party from Liability for any willful breach of any representation, warranty, covenant or obligation under this Agreement or any Fraud Claim against such Party, in either case, prior to termination of this Agreement. Without limiting the foregoing, and except as provided in Sections 7.4 and this Section 7.3 (but subject to the right to seek injunctions, specific performance or other equitable relief in accordance with Section 8.6), the Parties’ sole right prior to the Closing with respect to any breach of any representation, warranty, covenant or other agreement contained in this Agreement by another Party or with respect to the transactions contemplated by this Agreement shall be the right, if applicable, to terminate this Agreement pursuant to Section 7.1.

7.4 Fees and Expenses. All Expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the Party incurring such expenses. As used in this Agreement, “Expenses” shall include all out-of-pocket expenses (including all fees and expenses of counsel, accountants, investment bankers, financial advisors, financing sources, experts and consultants to a Party hereto or any of its Affiliates) incurred by a Party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution or performance of this Agreement or any Ancillary Document related hereto and all other matters related to the consummation of this Agreement.

Article VIII
MISCELLANEOUS

8.1 Notices. All notices, consents, waivers and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered (i) in person, (ii) by facsimile or other electronic means, with affirmative confirmation of receipt, (iii) one Business Day after being sent, if sent by reputable, nationally recognized overnight courier service or (iv) three (3) Business Days after being mailed, if sent by registered or certified mail, pre-paid and return receipt requested, in each case to the applicable Party at the following addresses (or at such other address for a Party as shall be specified by like notice):

If to MICT at or prior to the Closing, to:

MICT, Inc.
28 West Grand Avenue, Suite 3
Montvale, New Jersey 07645
Attn: David Lucatz, Chief Executive Officer
Telephone No.: (201) 225-0190
Email: david@micronet-enertec.com	with a copy (which will not constitute notice) to:

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.
666 Third Avenue
New York, New York 10017
Attn: Kenneth Koch, Esq.
Facsimile No.:     (212)-983-3115
Telephone No.:  (212)-692-6768
E-mail: KRKoch@mintz.com

If to Merger Sub at or prior to the Closing, to: The address set forth in Merger Sub’s joinder to this Agreement.

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If to Intermediate at or prior to the Closing, to:

Global Fintech Holdings Ltd.
c/o Gateley PLC
98 King Street
Manchester, M2 4WU
United Kingdom
Attn: Darren C. Mercer, Executive Director
Telephone No.: 44 (0) 161 836 7816
Facsimile No.:   +44 (0) 161 836 7701
Email: Darren.Mercer@bnntechnology.com	with a copy (which will not constitute notice) to:

Ellenoff Grossman & Schole LLP
1345 Avenue of the Americas, 11th Floor
New York, New York  10105, USA
Attn: Richard I. Anslow, Esq.
           Jonathan H. Deblinger, Esq.
Facsimile No.:     (212) 370-7889
Telephone No.:  (212) 370-1300
Email:  ranslow@egsllp.com
jdeblinger@egsllp.com

If to Intermediate and MICT after the Closing, to:

Global Fintech Holdings Ltd.
c/o Gateley PLC
98 King Street
Manchester, M2 4WU
United Kingdom
Attn: Darren C. Mercer, Executive Director
Telephone No.: 44 (0) 161 836 7816
Facsimile No.:   +44 (0) 161 836 7701
Email: Darren.Mercer@bnntechnology.com	with a copy (which will not constitute notice) to:

Ellenoff Grossman & Schole LLP
1345 Avenue of the Americas, 11th Floor
New York, New York  10105, USA
Attn: Richard I. Anslow, Esq.
           Jonathan H. Deblinger, Esq.
Facsimile No.:     (212) 370-7889
Telephone No.:  (212) 370-1300
Email:  ranslow@egsllp.com
jdeblinger@egsllp.com

8.2 Binding Effect; Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and permitted assigns. This Agreement shall not be assigned by operation of Law or otherwise without the prior written consent of MICT and Intermediate and any assignment without such consent shall be null and void; provided that no such assignment shall relieve the assigning Party of its obligations hereunder.

8.3 Third Parties. Nothing contained in this Agreement or in any instrument or document executed by any party in connection with the transactions contemplated hereby shall create any rights in, or be deemed to have been executed for the benefit of, any Person that is not a Party hereto or thereto or a successor or permitted assign of such a Party.

8.4 Governing Law; Jurisdiction. This Agreement shall be governed by, construed and enforced in accordance with the Laws of the State of Delaware without regard to the conflict of laws principles thereof. All Actions arising out of or relating to this Agreement shall be heard and determined exclusively in any state or federal court located in New York, New York (or in any appellate court thereof) (the “Specified Courts”). Each Party hereto hereby (a) submits to the exclusive jurisdiction of any Specified Court for the purpose of any Action arising out of or relating to this Agreement brought by any Party hereto and (b) irrevocably waives, and agrees not to assert by way of motion, defense or otherwise, in any such Action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the Action is brought in an inconvenient forum, that the venue of the Action is improper, or that this Agreement or the transactions contemplated hereby may not be enforced in or by any Specified Court. Each Party agrees that a final judgment in any Action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Each Party irrevocably consents to the service of the summons and complaint and any other process in any other Action relating to the transactions contemplated by this Agreement, on behalf of itself, or its property, by personal delivery of copies of such process to such Party at the applicable address set forth in Section 8.1. Nothing in this Section 8.4 shall affect the right of any Party to serve legal process in any other manner permitted by Law.

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8.5 WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY ACTION, SEEK TO ENFORCE THAT FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8.5.

8.6 Specific Performance. Each Party acknowledges that the rights of each Party to consummate the transactions contemplated hereby are unique, recognizes and affirms that in the event of a breach of this Agreement by any Party, money damages may be inadequate and the non-breaching Parties may have not adequate remedy at law, and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed by an applicable Party in accordance with their specific terms or were otherwise breached. Accordingly, each Party shall be entitled to seek an injunction or restraining order to prevent breaches of this Agreement and to seek to enforce specifically the terms and provisions hereof, without the requirement to post any bond or other security or to prove that money damages would be inadequate, this being in addition to any other right or remedy to which such Party may be entitled under this Agreement, at law or in equity.

8.7 Severability. In case any provision in this Agreement shall be held invalid, illegal or unenforceable in a jurisdiction, such provision shall be modified or deleted, as to the jurisdiction involved, only to the extent necessary to render the same valid, legal and enforceable, and the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby nor shall the validity, legality or enforceability of such provision be affected thereby in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties will substitute for any invalid, illegal or unenforceable provision a suitable and equitable provision that carries out, so far as may be valid, legal and enforceable, the intent and purpose of such invalid, illegal or unenforceable provision.

8.8 Amendment. This Agreement may be amended, supplemented or modified only by execution of a written instrument signed by MICT and Intermediate.

8.9 Waiver. Each of MICT, Merger Sub, and Intermediate, may in its sole discretion (i) extend the time for the performance of any obligation or other act of any other non-Affiliated Party hereto, (ii) waive any inaccuracy in the representations and warranties by such other non-Affiliated Party contained herein or in any document delivered pursuant hereto and (iii) waive compliance by such other non-Affiliated Party with any covenant or condition contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the Party or Parties to be bound thereby (including by MICT or Intermediate in lieu of such Party to the extent provided in this Agreement). Notwithstanding the foregoing, no failure or delay by a Party in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise of any other right hereunder. Notwithstanding the foregoing, any waiver of any provision of this Agreement after the Closing shall also require the prior written consent of MICT.

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8.10 Entire Agreement. This Agreement and the documents or instruments referred to herein, including any exhibits, annexes and schedules attached hereto, which exhibits, annexes and schedules are incorporated herein by reference, together with the Ancillary Documents, embody the entire agreement and understanding of the Parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, representations, warranties, covenants or undertakings, other than those expressly set forth or referred to herein or the documents or instruments referred to herein, which collectively supersede all prior agreements and the understandings among the Parties with respect to the subject matter contained herein, including, without limitation, the Original Agreement.

8.11 Interpretation. The table of contents and the Article and Section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the Parties and shall not in any way affect the meaning or interpretation of this Agreement. In this Agreement, unless the context otherwise requires: (a) any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and words in the singular, including any defined terms, include the plural and vice versa; (b) reference to any Person includes such Person’s successors and assigns but, if applicable, only if such successors and assigns are permitted by this Agreement, and reference to a Person in a particular capacity excludes such Person in any other capacity; (c) any accounting term used and not otherwise defined in this Agreement or any Ancillary Document has the meaning assigned to such term in accordance the Applicable Accounting Principles or with respect to MICT, GAAP; (d) “including” (and with correlative meaning “include”) means including without limiting the generality of any description preceding or succeeding such term and shall be deemed in each case to be followed by the words “without limitation”; (e) the words “herein,” “hereto,” and “hereby” and other words of similar import in this Agreement shall be deemed in each case to refer to this Agreement as a whole and not to any particular Section or other subdivision of this Agreement; (f) the word “if” and other words of similar import when used herein shall be deemed in each case to be followed by the phrase “and only if”; (g) the term “or” means “and/or”; (h) any reference to the term “ordinary course” or “ordinary course of business” shall be deemed in each case to be followed by the words “consistent with past practice”; (i) any agreement, instrument, insurance policy, Law or Order defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument, insurance policy, Law or Order as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes, regulations, rules or orders) by succession of comparable successor statutes, regulations, rules or orders and references to all attachments thereto and instruments incorporated therein; (j) except as otherwise indicated, all references in this Agreement to the words “Section,” “Article”, “Schedule”, “Annex” and “Exhibit” are intended to refer to Sections, Articles, Schedules, Annexes and Exhibits to this Agreement; and (k) the term “Dollars” or “$” means United States dollars. Any reference in this Agreement to a Person’s directors shall including any member of such Person’s governing body and any reference in this Agreement to a Person’s officers shall including any Person filling a substantially similar position for such Person. Any reference in this Agreement or any Ancillary Document to a Person’s shareholders or stockholders shall include any applicable owners of the equity interests of such Person, in whatever form. The Parties have participated jointly in the negotiation and drafting of this Agreement. Consequently, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

Annex A-45

8.12 Counterparts. This Agreement may be executed and delivered (including by facsimile or other electronic transmission) in one or more counterparts, and by the different Parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

8.13 Non-Survival of Representations, Warranties, Covenants and Agreements. Except as provided in this Section 8.13, none of the representations, warranties, covenants and agreements in this Agreement shall survive the Effective Time, except for (a) those covenants and agreements contained herein that by their terms apply or are to be performed in whole or in part after the Effective Time and (b) those covenants and agreements set forth in this Article VIII, and provided that notwithstanding anything in this Agreement to the contrary, the Parties acknowledge and agree that after the Closing a Party shall not be prevented from bringing a valid Fraud Claim against the other Parties hereto with respect to the negotiation and execution of this Agreement and the Ancillary Documents

Article IX
DEFINITIONS

9.1 Certain Definitions. For purpose of this Agreement, the following capitalized terms have the following meanings:

“Accounting Principles” means in accordance with IFRS as in effect at the date of the financial statement to which it refers or if there is no such financial statement, then as of the Closing Date, using and applying the same accounting principles, practices, procedures, policies and methods (with consistent classifications, judgments, elections, inclusions, exclusions and valuation and estimation methodologies) used and applied by Intermediate, in the preparation of the latest audited Financial Statements. In any event, the Accounting Principles (i) shall not include any purchase accounting or other adjustment arising out of the consummation of the transactions contemplated by this Agreement, (ii) shall be based on facts and circumstances as they exist at or prior to the Closing and shall exclude the effect of any act, decision or event occurring after the Closing and (iii) shall follow the defined terms contained in this Agreement.

“Action” means any notice of noncompliance or violation, or any claim, demand, charge, action, suit, litigation, audit, settlement, complaint, stipulation, assessment or arbitration, or any request (including any request for information), inquiry, hearing, proceeding or investigation, by or before any Governmental Authority.

“Affiliate” means, with respect to any Person, any other Person directly or indirectly Controlling, Controlled by, or under common Control with such Person.

“Ancillary Documents” means each agreement, instrument or document attached hereto as an Exhibit, including the Consideration Note and the other agreements, certificates and instruments to be executed or delivered by any of the Parties hereto in connection with or pursuant to this Agreement.

“Benefit Plans” of any Person means any and all deferred compensation, executive compensation, incentive compensation, equity purchase or other equity-based compensation plan, employment or consulting, severance or termination pay, holiday, vacation or other bonus plan or practice, hospitalization or other medical, life or other insurance, supplemental unemployment benefits, profit sharing, pension, or retirement plan, program, agreement, commitment or arrangement, and each other employee benefit plan, program, agreement or arrangement, including each “employee benefit plan” as such term is defined under Section 3(3) of ERISA or its equivalent in any foreign jurisdictions, maintained or contributed to or required to be contributed to by a Person for the benefit of any employee or terminated employee of such Person, or with respect to which such Person has any Liability, whether direct or indirect, actual or contingent, whether formal or informal, and whether legally binding or not.

Annex A-46

“Business Day” means any day other than a Saturday, Sunday or a legal holiday on which commercial banking institutions in New York, New York are authorized to close for business.

“BVI Act” means the British Virgin Islands Business Companies Act, as amended.

“Code” means the Internal Revenue Code of 1986, as amended, and any successor statute thereto, as amended. Reference to a specific section of the Code shall include such section and any valid treasury regulation promulgated thereunder.

“Consent” means any consent, approval, waiver, authorization or Permit of, or notice to or registration, declaration or filing with any Governmental Authority or any other Person.

“Contracts” means all contracts, agreements, binding arrangements, bonds, notes, indentures, mortgages, debt instruments, purchase order, licenses (and all other contracts, agreements or binding arrangements concerning Intellectual Property), franchises, leases and other instruments or obligations of any kind, written or oral (including any amendments and other modifications thereto).

“Control” of a Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract, or otherwise. “Controlled”, “Controlling” and “under common Control with” have correlative meanings. Without limiting the foregoing a Person (the “Controlled Person”) shall be deemed Controlled by (a) any other Person (i) owning beneficially, as meant in Rule 13d-3 under the Exchange Act, securities entitling such Person to cast ten percent (10%) or more of the votes for election of directors or equivalent governing authority of the Controlled Person or (ii) entitled to be allocated or receive ten percent (10%) or more of the profits, losses, or distributions of the Controlled Person; (b) an officer, director, general partner, partner (other than a limited partner), manager, or member (other than a member having no management authority that is not a Person described in clause (a) above) of the Controlled Person; or (c) a spouse, parent, lineal descendant, sibling, aunt, uncle, niece, nephew, mother-in-law, father-in-law, sister-in-law, or brother-in-law of an Affiliate of the Controlled Person or a trust for the benefit of an Affiliate of the Controlled Person or of which an Affiliate of the Controlled Person is a trustee.

“Copyrights” means any works of authorship, mask works and all copyrights therein, including all renewals and extensions, copyright registrations and applications for registration and renewal, and non-registered copyrights.

“Delaware Act” means the Delaware General Corporation Law, as amended.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fraud Claim” means any claim based in whole or in part upon fraud, willful misconduct or intentional misrepresentation.

“GAAP” means generally accepted accounting principles as in effect in the United States of America.

Annex A-47

“Governmental Authority” means any federal, state, local, foreign or other governmental, quasi-governmental or administrative body, instrumentality, department or agency or any court, tribunal, administrative hearing body, arbitration panel, commission, or other similar dispute-resolving panel or body.

“IFRS” means international financial reporting standards, as adopted by the International Accounting Standards Board.

“Indebtedness” of any Person means, without duplication, (a) all indebtedness of such Person for borrowed money (including the outstanding principal and accrued but unpaid interest), (b) all obligations for the deferred purchase price of property or services (other than trade payables incurred in the ordinary course of business), (c) any other indebtedness of such Person that is evidenced by a note, bond, debenture, credit agreement or similar instrument, (d) all obligations of such Person under leases that should be classified as capital leases in accordance with GAAP or IFRS, as applicable, (e) all obligations of such Person for the reimbursement of any obligor on any line or letter of credit, banker’s acceptance, guarantee or similar credit transaction, in each case, that has been drawn or claimed against, (f) all obligations of such Person in respect of acceptances issued or created, (g) all interest rate and currency swaps, caps, collars and similar agreements or hedging devices under which payments are obligated to be made by such Person, whether periodically or upon the happening of a contingency, (h) all obligations secured by an Lien on any property of such Person, (i) any premiums, prepayment fees or other penalties, fees, costs or expenses associated with payment of any Indebtedness of such Person and (j) all obligation described in clauses (a) through (i) above of any other Person which is directly or indirectly guaranteed by such Person or which such Person has agreed (contingently or otherwise) to purchase or otherwise acquire or in respect of which it has otherwise assured a creditor against loss.

“Intellectual Property” means all of the following as they exist in any jurisdiction throughout the world: Patents, Trademarks, Copyrights, Trade Secrets, Internet Assets, Software, design rights (whether registered or unregistered and other intellectual property, and all licenses, sublicenses and other agreements or permissions related to the preceding property.

“Intermediate Charter” means the memorandum and articles of association of Intermediate, as amended and in effect under the BVI Act.

“Intermediate Confidential Information” means all confidential or proprietary documents and information concerning Intermediate or any of its Representatives, furnished in connection with this Agreement or the transactions contemplated hereby; provided, however, that Intermediate Confidential Information shall not include any information which, (i) at the time of disclosure by MICT or its Representatives, is generally available publicly and was not disclosed in breach of this Agreement or (ii) at the time of the disclosure by Intermediate to MICT or its Representatives was previously known by such receiving party without violation of Law or any confidentiality obligation by the Person receiving such Intermediate Confidential Information.

“Intermediate Securities” means, collectively, the Intermediate Shares, and any other securities of Intermediate.

“Intermediate Shares” means shares with a par value of $0.001 per share, of Intermediate.

“Intermediate Shareholder Transferred Assets” means the material Contracts, licenses, Intellectual Property and other material assets necessary for the conduct of the Business and set forth on Schedule 4.15, which assets have been or will be transferred to Intermediate on or prior to the Closing.

Annex A-48

“Internet Assets” means any all domain name registrations, web sites and web addresses and related rights, items and documentation related thereto.

“Knowledge” means, with respect to (i) Intermediate, the actual knowledge of the executive officers or directors of Intermediate, after reasonable inquiry, or (ii) any other Party, the actual knowledge of its directors and executive officers, after reasonable inquiry.

“Law” means any federal, state, local, municipal, foreign or other law, statute, legislation, principle of common law, ordinance, code, edict, decree, proclamation, treaty, convention, rule, regulation, directive, requirement, writ, injunction, settlement, Order or Consent that is or has been issued, enacted, adopted, passed, approved, promulgated, made, implemented or otherwise put into effect by or under the authority of any Governmental Authority.

“Liabilities” means any and all liabilities, Indebtedness, Actions or obligations of any nature (whether absolute, accrued, contingent or otherwise, whether known or unknown, whether direct or indirect, whether matured or unmatured, whether due or to become due and whether or not required to be recorded or reflected on a balance sheet under GAAP, IFRS or other applicable accounting standards), including Tax liabilities due or to become due.

“Lien” means any mortgage, pledge, security interest, attachment, right of first refusal, option, proxy, voting trust, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof), restriction (whether on voting, sale, transfer, disposition or otherwise), any subordination arrangement in favor of another Person, or any filing or agreement to file a financing statement as debtor under the Uniform Commercial Code or any similar Law.

“Material Adverse Effect” means, with respect to any specified Person, any fact, event, occurrence, change or effect that has had, or would reasonably be expected to have, individually or in the aggregate, a material adverse effect upon (a) the business, assets, Liabilities, results of operations, prospects or condition (financial or otherwise) of such Person and its Subsidiaries, taken as a whole, or (b) the ability of such Person or any of its Subsidiaries on a timely basis to consummate the transactions contemplated by this Agreement or the Ancillary Documents to which it is a party or bound or to perform its obligations hereunder or thereunder; provided, however, that for purposes of clause (a) above, any changes or effects directly or indirectly attributable to, resulting from, relating to or arising out of the following (by themselves or when aggregated with any other, changes or effects) shall not be deemed to be, constitute, or be taken into account when determining whether there has or may, would or could have occurred a Material Adverse Effect: (i) general changes in the financial or securities markets or general economic or political conditions in the country or region in which such Person or any of its Subsidiaries do business; (ii) changes, conditions or effects that generally affect the industries in which such Person or any of its Subsidiaries principally operate; (iii) changes in IFRS, GAAP or other applicable accounting principles or mandatory changes in the regulatory accounting requirements applicable to any industry in which such Person and its Subsidiaries principally operate; (iv) conditions caused by acts of God, terrorism, war (whether or not declared) or natural disaster; and (v) any failure in and of itself by such Person and its Subsidiaries to meet any internal or published budgets, projections, forecasts or predictions of financial performance for any period (provided that the underlying cause of any such failure may be considered in determining whether a Material Adverse Effect has occurred or would reasonably be expected to occur to the extent not excluded by another exception herein); provided further, however, that any event, occurrence, fact, condition, or change referred to in clauses (i) - (iv) immediately above shall be taken into account in determining whether a Material Adverse Effect has occurred or could reasonably be expected to occur to the extent that such event, occurrence, fact, condition, or change has a disproportionate effect on such Person or any of its Subsidiaries compared to other participants in the industries in which such Person or any of its Subsidiaries primarily conducts its businesses.

Annex A-49

“MICT Charter” means the certificate of incorporation of MICT, as amended and in effect under the Delaware Act.

“MICT Common Stock” means shares of common stock, par value $0.001 per share, of MICT.

“MICT Confidential Information” means all confidential or proprietary documents and information concerning MICT, or any of its respective Representatives; provided, however, that MICT Confidential Information shall not include any information which, (i) at the time of disclosure by Intermediate or its Representatives, is generally available publicly and was not disclosed in breach of this Agreement or (ii) at the time of the disclosure by MICT or its Representatives to Intermediate was previously known by such receiving party without violation of Law or any confidentiality obligation by the Person receiving such MICT Confidential Information. For the avoidance of doubt, from and after the Closing, MICT Confidential Information will include the confidential or proprietary information of the Intermediate.

“MICT Series A Preferred Stock” means shares of Series A Convertible Preferred Stock, par value $0.001 per share, of MICT.

“MICT Series B Preferred Stock” means shares of Series B Convertible Preferred Stock, par value $0.001 per share, of MICT.

“MICT Warrant” or “MICT Warrants” means warrants entitling the holders thereof to purchase an aggregate of 8,687,499 shares of MICT’s Common Stock, consisting of (i) 158,000 shares at a purchase price of $1.50 per share, (ii) 717,000 shares at a purchase price of $2.00 per share, (iii) 200,000 shares a purchase price of $3.00 per share, (iv) 112,500 shares at a purchase price of $4.00 per share, (v) 4,772,727 shares at a purchase price of $1.01 per share and (vi) 2,727,272 shares at a purchase price of $1.01 per share.

“MICT Securities” means the MICT Common Stock, MICT Series A Preferred Stock, MICT Series B Preferred Stock and MICT Warrants, collectively.

“Nasdaq” means the Nasdaq Capital Market.

“Order” means any order, decree, ruling, judgment, injunction, writ, determination, binding decision, verdict, judicial award or other action that is or has been made, entered, rendered, or otherwise put into effect by or under the authority of any Governmental Authority.

“Organizational Documents” means, with respect to any Person, its certificate of incorporation and bylaws, memorandum and articles of association or similar organizational documents, in each case, as amended.

“Patents” means any patents, patent applications and the inventions, designs and improvements described and claimed therein, patentable inventions, and other patent rights (including any divisionals, provisionals, continuations, continuations-in-part, substitutions, or reissues thereof, whether or not patents are issued on any such applications and whether or not any such applications are amended, modified, withdrawn, or refiled).

“Permits” means all federal, state, local or foreign or other third-party permits, grants, easements, consents, approvals, authorizations, exemptions, licenses, franchises, concessions, ratifications, permissions, clearances, confirmations, endorsements, waivers, certifications, designations, ratings, registrations, qualifications or orders of any Governmental Authority or any other Person.

Annex A-50

“Permitted Liens” means (a) Liens for Taxes or assessments and similar governmental charges or levies, which either are (i) not delinquent or (ii) being contested in good faith and by appropriate proceedings, and adequate reserves have been established with respect thereto, (b) other Liens imposed by operation of Law arising in the ordinary course of business for amounts which are not due and payable and as would not in the aggregate materially adversely affect the value of, or materially adversely interfere with the use of, the property subject thereto, (c) Liens incurred or deposits made in the ordinary course of business in connection with social security, (d) Liens on goods in transit incurred pursuant to documentary letters of credit, in each case arising in the ordinary course of business, or (v) Liens arising under this Agreement or any Ancillary Document.

“Person” means an individual, corporation, partnership (including a general partnership, limited partnership or limited liability partnership), limited liability company, association, trust or other entity or organization, including a government, domestic or foreign, or political subdivision thereof, or an agency or instrumentality thereof.

“Personal Property” means any machinery, equipment, tools, vehicles, furniture, leasehold improvements, office equipment, plant, parts and other tangible personal property.

“Registration Statement” means a registration statement on Form S-3 or otherwise meeting the requirements set forth in Section 5.17 of this Agreement and covering the resale of the Underlying Shares as provided for in Section 5.17 of this Agreement.

“Representatives” means, as to any Person, such Person’s Affiliates and the respective managers, directors, officers, employees, independent contractors, consultants, advisors (including financial advisors, counsel and accountants), agents and other legal representatives of such Person or its Affiliates.

“SEC” means the U.S. Securities and Exchange Commission (or any successor Governmental Authority).

“Securities Act” means the Securities Act of 1933, as amended.

“Software” means any computer software programs, including all source code, object code, software implementations of algorithms, models and methodologies and documentation related thereto and all software modules, tools and databases.

“SOX” means the Sarbanes-Oxley Act of 2002, as amended.

“Special Committee Directors” means Jeffery P. Bialos, Chezy Ofir, and John M. Scott.

“Subsidiary” means, with respect to any Person, any corporation, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a partnership, association or other business entity, a majority of the partnership or other similar ownership interests thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons will be deemed to have a majority ownership interest in a partnership, association or other business entity if such Person or Persons will be allocated a majority of partnership, association or other business entity gains or losses or will be or control the managing director, managing member, general partner or other managing Person of such partnership, association or other business entity. A Subsidiary of a Person will also include any variable interest entity which is consolidated with such Person under applicable accounting rules. For the avoidance of doubt, the Parties acknowledge and agree that Micronet Ltd. (“Micronet”) is not a Subsidiary for purposes of this Agreement.

Annex A-51

“Superior Proposal” means any Acquisition Proposal made by a third party after the date of this Agreement that (i) was not solicited in violation of Section 5.6 and (ii) the applicable party’s board of directors in good faith (after consultation with its financial advisor and its outside legal counsel, and after taking into account the terms and conditions of such Acquisition Proposal, including the financial, legal, regulatory and other aspects of such Acquisition Proposal and is more favorable to MICT’s stockholders than the transactions contemplated by this Agreement and is reasonably expected to be consummated in accordance with its terms. For purposes of the reference to an “Acquisition Proposal” in this definition, all references to “fifteen percent (15%)” in the definition of “Acquisition Transaction” will be deemed to be references to “50%.

“Tax Return” means any return, declaration, report, claim for refund, information return or other documents (including any related or supporting schedules, statements or information) filed or required to be filed in connection with the determination, assessment or collection of any Taxes or the administration of any Laws or administrative requirements relating to any Taxes.

“Taxes” means (a) all direct or indirect federal, state, local, foreign and other net income, gross income, gross receipts, sales, use, value-added, ad valorem, transfer, franchise, profits, license, lease, service, service use, withholding, payroll, employment, social security and related contributions due in relation to the payment of compensation to employees, excise, severance, stamp, occupation, premium, property, windfall profits, alternative minimum, estimated, customs, duties or other taxes, fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts with respect thereto, (b) any Liability for payment of amounts described in clause (a) whether as a result of being a member of an affiliated, consolidated, combined or unitary group for any period or otherwise through operation of law and (c) any Liability for the payment of amounts described in clauses (a) or (b) as a result of any tax sharing, tax group, tax indemnity or tax allocation agreement with, or any other express or implied agreement to indemnify, any other Person.

“Trade Secrets” means any trade secrets, confidential business information, concepts, ideas, designs, research or development information, processes, procedures, techniques, technical information, specifications, operating and maintenance manuals, engineering drawings, methods, know-how, data, mask works, discoveries, inventions, modifications, extensions, improvements, and other proprietary rights (whether or not patentable or subject to copyright, trademark, or trade secret protection).

“Trademarks” means any trademarks, service marks, trade dress, trade names, brand names, internet domain names, designs, logos, or corporate names (including, in each case, the goodwill associated therewith), whether registered or unregistered, and all registrations and applications for registration and renewal thereof.

“Trading Day” means any day on which shares of MICT Common Stock are actually traded on the principal securities exchange or securities market on which the shares of MICT Common Stock are then traded.

Annex A-52

“Underlying Shares” means the Conversion Shares, including without limitation, shares of MICT Common Stock issued and issuable upon conversion of the Consideration Note, issued and issuable in lieu of the cash payment of interest on the Consideration Note in accordance with the terms of the Consideration Note (assuming all permissible interest payments are made in shares of MICT Common Stock), any additional shares of MICT Common Stock issued and issuable in connection with any anti-dilution provisions in the Consideration Note (without giving effect to any limitations on conversion set forth in the Consideration Note), and any securities issued or then issuable upon any stock split, dividend or other distribution, recapitalization or similar event with respect to the foregoing.

9.2 Section References. The following capitalized terms, as used in this Agreement, have the respective meanings given to them in the Section as set forth below adjacent to such terms:

Term	Section	Term	Section
Acquisition Proposal	5.6(a)	Enertec Share Purchase Agreement 3.21	3.21
Agreement	Preamble	Enforceability Exceptions	3.2
Alternative Transaction	5.6(a)	Expenses	7.4
Antitrust Laws	5.9(b)	Federal Securities Laws	3.3
Articles of Merger	1.1	File	3.6(a)
Balance Sheet Date	4.6(a)	Interim Period	5.1(a)
Business	Recitals	Intermediate	Preamble
BVI Registrar	1.2	Intermediate Disclosure Schedules	Article IV
Closing	2.1	Intermediate Financials	4.6(a)
Closing Date	2.1	Intermediate Material Contract	4.16(a)
Closing Filing	5.12(b)	Intermediate Personal Property Leases	4.14
Closing Press Release	5.12(b)	Intermediate Real Property Leases	4.13
Consideration Note	1.4	Intermediate Shareholder	Preamble
Conversion Shares	1.4	IP Licenses	4.11(a)
D&O Indemnified Parties	5.15(a)	Lost Certificate Affidavit	1.9
D&O Tail Insurance	5.15(d)	Merger	Recitals
Effective Time	1.2	Merger Sub	Preamble
EGS	2.1
Enertec Escrow Agreement	3.21

Annex A-53

Term	Section	Term	Section
MICT	Preamble	Proxy Statement	5.11(a)
MICT Disclosure Schedules	Article III	Public Certifications	3.6(a)
MICT Equity Plan	5.11(a)	Registered IP	4.11(a)
MICT Financials	3.6(b)	Registration Statement	5.17(a)
MICT Material Contract	3.15(a)	Regulation S	4.20
MICT Options	1.12	SEC Reports	3.6(a)
MICT Personal Property Leases	3.13	Signing Filing	5.12(b)
MICT Real Property Leases	3.12	Signing Press Release	5.12(b)
MICT Stockholder Approval Matters	5.11(a)	Special Meeting	5.11(a)
Non-U.S. Shareholder	4.20	Specified Courts	8.4
OFAC	3.19(c)	Sunrise Agreement	1.11
Off-the Shelf Software	4.11(a)	Sunrise Securities	1.11
Outbound IP License	4.11(c)	Surviving Company	1.1
Outside Date	7.1(b)	Transactions	Recitals
Original Agreement	Recitals	Transmittal Documents	1.8(b)
Party(ies)	Preamble	Trump Securities	1.11
PIPE Investment	Recitals	Underlying Shares	5.17(a)
PIPE Investors	Recitals	VAT	3.10(d)
Plan of Merger	1.1

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Annex A-54

IN WITNESS WHEREOF, each Party hereto has caused this Agreement to be signed and delivered by its respective duly authorized individual as of the date first written above.

MICT:

MICT, INC.

By:	/s/ David Lucatz
	Name:	David Lucatz
	Title:	Director

Intermediate:

GFH INTERMEDIATE HOLDINGS LTD.

By:	/s/ Darren Mercer
	Name:	Darren Mercer
	Title:	Director

Intermediate Shareholder:

Solely for the limited purposes of Sections described on Page 1 hereof

GLOBAL FINTECH HOLDINGS LTD.

By:	/s/ Darren Mercer
	Name:	Darren Mercer
	Title:	Director

Annex A-55

Annex B

CERTIFICATE OF AMENDMENT

OF THE

CERTIFICATE OF INCORPORATION

OF

MICT, INC.

 MICT, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “DGCL”) does hereby certify:

FIRST: The name of the corporation is MICT, Inc. (hereinafter called the “Corporation”).

SECOND: The Corporation’s original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on January 31, 2002 (the “Original Certificate of Incorporation”). Certificates of Amendment to the Original Certificate of Incorporation were filed on April 23, 2002, October 17, 2002, March 14, 2013, October 1, 2014 and July 13, 2018 with the Secretary of State of Delaware (the “Certificate of Incorporation”). The Corporation’s Certificate of Certificate of Designation of Preferences, Rights and Limitations of Series A Convertible Preferred Stock was filed with the Secretary of State of the State of Delaware on July 29, 2019. The Corporation’s Certificate of Certificate of Designation of Preferences, Rights and Limitations of Series B Convertible Preferred Stock was filed with the Secretary of State of the State of Delaware on January 21, 2020.

THIRD: That Article IV of the Certificate of Incorporation of the Corporation is hereby amended by deleting the first paragraph of Article IV in its entirety and inserting the following in lieu thereof:

The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is 265,000,000, of which 250,000,000 shares shall be Common Stock of the par value of $0.001 per share and 15,000,000 shares shall be Preferred Stock of the par value of $0.001 per share of which up to 3,181,818 shares shall be Series A Convertible Preferred Stock and up to 1,818,182 shall be Series B Convertible Preferred Stock. The rights, preferences and limitations of the Series A Convertible Preferred Stock and Series B Convertible Preferred Stock are set forth on Exhibit A and B annexed hereto, respectively and incorporated by reference herein.

FOURTH: That Article IV of the Certificate of Incorporation of the Corporation, is hereby further amended by deleting the second and third paragraphs of Article IV in their entirety.

FIFTH: The aforesaid amendment was duly adopted in accordance with the provisions of Sections 228 and 242 of the DGCL.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be duly executed by the undersigned this [___] day of July, 2020.

MICT, INC.

/s/
Name:
Title:

Annex B-1

Annex C

MICT, INC.

2020 EQUITY INCENTIVE PLAN

1.	DEFINITIONS.

Unless otherwise specified or unless the context otherwise requires, the following terms, as used in this MICT, Inc. 2020 Equity Incentive Plan, have the following meanings:

Administrator means the Board of Directors, unless it has delegated power to act on its behalf to the Committee, in which case the term “Administrator” means the Committee.

Affiliate means a corporation or other entity, which, for purposes of Section 424 of the Code, is a parent or subsidiary of the Company, direct or indirect.

Agreement means a written or electronic document setting forth the terms of a Stock Right delivered pursuant to the Plan, in such form as the Administrator shall approve.

Board of Directors means the Board of Directors of the Company.

Cause means, with respect to a Participant (a) dishonesty with respect to the Company or any Affiliate, (b) insubordination, substantial malfeasance or non-feasance of duty, (c) unauthorized disclosure of confidential information, (d) breach by a Participant of any provision of any employment, consulting, advisory, nondisclosure, non-competition or similar agreement between the Participant and the Company or any Affiliate, and (e) conduct substantially prejudicial to the business of the Company or any Affiliate; provided, however, that any provision in an agreement between a Participant and the Company or an Affiliate, which contains a conflicting definition of Cause for termination and which is in effect at the time of such termination, shall supersede this definition with respect to that Participant. The determination of the Administrator as to the existence of Cause will be conclusive on the Participant and the Company.

Code means the United States Internal Revenue Code of 1986, as amended including any successor statute, regulation and guidance thereto.

Committee means the committee of the Board of Directors, if any, to which the Board of Directors has delegated power to act under or pursuant to the provisions of the Plan.

Common Stock means shares of the Company’s common stock, $0.001 par value per share.

Company means MICT, Inc., a Delaware corporation.

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Consultant means any natural person who is an advisor or consultant who provides bona fide services to the Company or its Affiliates, provided that such services are not in connection with the offer or sale of securities in a capital raising transaction, and do not directly or indirectly promote or maintain a market for the Company’s or its Affiliates’ securities.

Corporate Transaction means a merger, consolidation, or sale of all or substantially all of the Company’s assets or the acquisition of all of the outstanding voting stock of the Company in a single transaction or a series of related transactions by a single entity other than a transaction to merely change the state of incorporation.

Disability or Disabled means permanent and total disability as defined in Section 22(e)(3) of the Code.

Employee means any employee of the Company or of an Affiliate (including, without limitation, an employee who is also serving as an officer or director of the Company or of an Affiliate), designated by the Administrator to be eligible to be granted one or more Stock Rights under the Plan.

Exchange Act means the United States Securities Exchange Act of 1934, as amended.

Fair Market Value of a Share of Common Stock means:

If the Common Stock is listed on a national securities exchange or traded in the over-the-counter market and sales prices are regularly reported for the Common Stock, the closing or, if not applicable, the last price of the Common Stock on the composite tape or other comparable reporting system for the trading day on the applicable date and if such applicable date is not a trading day, the last market trading day prior to such date;

If the Common Stock is not traded on a national securities exchange but is traded on the over-the-counter market, if sales prices are not regularly reported for the Common Stock for the trading day referred to in clause (1), and if bid and asked prices for the Common Stock are regularly reported, the mean between the bid and the asked price for the Common Stock at the close of trading in the over-the-counter market for the most recent trading day on which Common Stock was traded on the applicable date and if such applicable date is not a trading day, the last market trading day prior to such date; and

If the Common Stock is neither listed on a national securities exchange nor traded in the over-the-counter market, such value as the Administrator, in good faith, shall determine in compliance with applicable laws.

ISO means a stock option intended to qualify as an incentive stock option under Section 422 of the Code.

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Non-Qualified Option means a stock option which is not intended to qualify as an ISO.

Option means an ISO or Non-Qualified Option granted under the Plan.

Participant means an Employee, director or Consultant of the Company or an Affiliate to whom one or more Stock Rights are granted under the Plan. As used herein, “Participant” shall include “Participant’s Survivors” where the context requires.

Performance-Based Award means a Stock Grant or Stock-Based Award which vests based on the attainment of written Performance Goals as set forth in Paragraph 9 hereof.

Performance Goals means performance goals determined by the Committee in its sole discretion and set forth in an Agreement. The satisfaction of Performance Goals shall be subject to certification by the Committee. The Committee has the authority to take appropriate action with respect to the Performance Goals (including, without limitation, making adjustments to the Performance Goals or determining the satisfaction of the Performance Goals in connection with a Corporate Transaction) provided that any such action does not otherwise violate the terms of the Plan.

Plan means this MICT, Inc. 2020 Equity Incentive Plan.

Securities Act means the United States Securities Act of 1933, as amended.

Shares means shares of the Common Stock as to which Stock Rights have been or may be granted under the Plan or any shares of capital stock into which the Shares are changed or for which they are exchanged within the provisions of Paragraph 3 of the Plan. The Shares issued under the Plan may be authorized and unissued shares or shares held by the Company in its treasury, or both.

Stock-Based Award means a grant by the Company under the Plan of an equity award or an equity based award, which is not an Option or a Stock Grant.

Stock Grant means a grant by the Company of Shares under the Plan.

Stock Right means a right to Shares or the value of Shares of the Company granted pursuant to the Plan -- an ISO, a Non-Qualified Option, a Stock Grant or a Stock-Based Award.

Survivor means a deceased Participant’s legal representatives and/or any person or persons who acquired the Participant’s rights to a Stock Right by will or by the laws of descent and distribution.

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2.	PURPOSES OF THE PLAN.

The Plan is intended to encourage ownership of Shares by Employees and directors of and certain Consultants to the Company and its Affiliates in order to attract and retain such people, to induce them to work for the benefit of the Company or of an Affiliate and to provide additional incentive for them to promote the success of the Company or of an Affiliate. The Plan provides for the granting of ISOs, Non-Qualified Options, Stock Grants and Stock-Based Awards.

3.	SHARES SUBJECT TO THE PLAN.

(a) The number of Shares which may be issued from time to time pursuant to this Plan shall be [__________], or the equivalent of such number of Shares after the Administrator, in its sole discretion, has interpreted the effect of any stock split, stock dividend, combination, recapitalization or similar transaction in accordance with Paragraph 25 of the Plan, all of which Shares are eligible to be issued as ISOs.

(b) If an Option ceases to be “outstanding”, in whole or in part (other than by exercise), or if the Company shall reacquire (at not more than its original issuance price) any Shares issued pursuant to a Stock Grant or Stock-Based Award, or if any Stock Right expires or is forfeited, cancelled, or otherwise terminated or results in any Shares not being issued, the unissued or reacquired Shares which were subject to such Stock Right shall again be available for issuance from time to time pursuant to this Plan. Notwithstanding the foregoing, if a Stock Right is exercised, in whole or in part, by tender or withholding of Shares or if the Company or an Affiliate’s tax withholding obligation is satisfied by the tender or withholding of Shares, the number of Shares deemed to have been issued under the Plan for purposes of the limitation set forth in Paragraph 3(a) above shall be the number of Shares that were subject to the Stock Right or portion thereof, and not the net number of Shares actually issued. In addition, Shares repurchased by the Company with the proceeds of the option exercise price may not be reissued under the Plan. However, in the case of ISOs, the foregoing provisions shall be subject to any limitations under the Code.

4.	ADMINISTRATION OF THE PLAN.

The Administrator of the Plan will be the Board of Directors, except to the extent the Board of Directors delegates its authority to the Committee, in which case the Committee shall be the Administrator. Subject to the provisions of the Plan, the Administrator is authorized to:

(a) Interpret the provisions of the Plan and all Stock Rights and to make all rules and determinations which it deems necessary or advisable for the administration of the Plan;

(b) Determine which Employees, directors and Consultants shall be granted Stock Rights;

(c) Determine the number of Shares for which a Stock Right or Stock Rights shall be granted;

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(d) Specify the terms and conditions upon which a Stock Right or Stock Rights may be granted, provided that no dividends or dividend equivalents shall be paid on any Stock Right prior to the vesting of the underlying Shares;

(e) Amend any term or condition of any outstanding Stock Right, other than reducing the exercise price or purchase price or extending the expiration date of an Option, provided that (i) such term or condition as amended is not prohibited by the Plan; (ii) any such amendment shall not impair the rights of a Participant under any Stock Right previously granted without such Participant’s consent or in the event of death of the Participant the Participant’s Survivors; and (iii) any such amendment shall be made only after the Administrator determines whether such amendment would cause any adverse tax consequences to the Participant, including, but not limited to, the annual vesting limitation contained in Section 422(d) of the Code and described in Paragraph 6(b)(iv) below with respect to ISOs and pursuant to Section 409A of the Code;

(f) Determine and make any adjustments in the Performance Goals included in any Performance-Based Awards in compliance with (d) above; and

(g) Adopt any sub-plans applicable to residents of any specified jurisdiction as it deems necessary or appropriate in order to comply with or take advantage of any tax or other laws applicable to the Company, any Affiliate or to Participants or to otherwise facilitate the administration of the Plan, which sub-plans may include additional restrictions or conditions applicable to Stock Rights or Shares issuable pursuant to a Stock Right;

provided, however, that all such interpretations, rules, determinations, terms and conditions shall be made and prescribed in the context of potential tax consequences under Section 409A of the Code and preserving the tax status under Section 422 of the Code of those Options which are designated as ISOs. Subject to the foregoing, the interpretation and construction by the Administrator of any provisions of the Plan or of any Stock Right granted under it shall be final, unless otherwise determined by the Board of Directors, if the Administrator is the Committee. In addition, if the Administrator is the Committee, the Board of Directors may take any action under the Plan that would otherwise be the responsibility of the Committee.

To the extent permitted under applicable law, the Board of Directors or the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any portion of its responsibilities and powers to any other person selected by it. The Board of Directors or the Committee may revoke any such allocation or delegation at any time. Notwithstanding the foregoing, only the Board of Directors or the Committee shall be authorized to grant a Stock Right to any director of the Company or to any “officer” of the Company as defined by Rule 16a-1 under the Exchange Act.

5.	ELIGIBILITY FOR PARTICIPATION.

The Administrator will, in its sole discretion, name the Participants in the Plan; provided, however, that each Participant must be an Employee, director or Consultant of the Company or of an Affiliate at the time a Stock Right is granted. Notwithstanding the foregoing, the Administrator may authorize the grant of a Stock Right to a person not then an Employee, director or Consultant of the Company or of an Affiliate; provided, however, that the actual grant of such Stock Right shall be conditioned upon such person becoming eligible to become a Participant at or prior to the time of the execution of the Agreement evidencing such Stock Right. ISOs may be granted only to Employees. Non-Qualified Options, Stock Grants and Stock-Based Awards may be granted to any Employee, director or Consultant of the Company or an Affiliate. The granting of any Stock Right to any individual shall neither entitle that individual to, nor disqualify him or her from, participation in any other grant of Stock Rights or any grant under any other benefit plan established by the Company or any Affiliate for Employees, directors or Consultants.

Annex C-5

6.	TERMS AND CONDITIONS OF OPTIONS.

Each Option shall be set forth in an Option Agreement, duly executed by the Company and, to the extent required by law or requested by the Company, by the Participant. The Administrator may provide that Options be granted subject to such terms and conditions, consistent with the terms and conditions specifically required under this Plan, as the Administrator may deem appropriate including, without limitation, subsequent approval by the shareholders of the Company of this Plan or any amendments thereto. The Option Agreements shall be subject to at least the following terms and conditions:

(a) Non-Qualified Options: Each Option intended to be a Non-Qualified Option shall be subject to the terms and conditions which the Administrator determines to be appropriate and in the best interest of the Company, subject to the following minimum standards for any such Non-Qualified Option:

(i)	Exercise Price: Each Option Agreement shall state the exercise price (per share) of the Shares covered by each Option, which exercise price shall be determined by the Administrator and shall be at least equal to the Fair Market Value per share of the Common Stock on the date of grant of the Option.

(ii)	Number of Shares: Each Option Agreement shall state the number of Shares to which it pertains.

(iii)	Vesting: Each Option Agreement shall state the date or dates on which it first is exercisable and the date after which it may no longer be exercised, and may provide that the Option rights accrue or become exercisable in installments over a period of months or years, or upon the occurrence of certain performance conditions or the attainment of stated goals or events.

(iv)	Additional Conditions: Exercise of any Option may be conditioned upon the Participant’s execution of a shareholders agreement in a form satisfactory to the Administrator providing for certain protections for the Company and its other shareholders, including requirements that:

A.	The Participant’s or the Participant’s Survivors’ right to sell or transfer the Shares may be restricted; and

B.	The Participant or the Participant’s Survivors may be required to execute letters of investment intent and must also acknowledge that the Shares will bear legends noting any applicable restrictions.

(v)	Term of Option: Each Option shall terminate not more than ten years from the date of the grant or at such earlier time as the Option Agreement may provide.

Annex C-6

(b) ISOs: Each Option intended to be an ISO shall be issued only to an Employee who is deemed to be a resident of the United States for tax purposes, and shall be subject to the following terms and conditions, with such additional restrictions or changes as the Administrator determines are appropriate but not in conflict with Section 422 of the Code and relevant regulations and rulings of the Internal Revenue Service:

(i)	Minimum Standards: The ISO shall meet the minimum standards required of Non-Qualified Options, as described in Paragraph 6(a) above, except clause (i) and (v) thereunder.

(ii)	Exercise Price: Immediately before the ISO is granted, if the Participant owns, directly or by reason of the applicable attribution rules in Section 424(d) of the Code:

A.	10% or less of the total combined voting power of all classes of stock of the Company or an Affiliate, the exercise price per share of the Shares covered by each ISO shall not be less than 100% of the Fair Market Value per share of the Common Stock on the date of grant of the Option; or

B.	More than 10% of the total combined voting power of all classes of stock of the Company or an Affiliate, the exercise price per share of the Shares covered by each ISO shall not be less than 110% of the Fair Market Value per share of the Common Stock on the date of grant of the Option.

(iii)	Term of Option: For Participants who own:

A.	10% or less of the total combined voting power of all classes of stock of the Company or an Affiliate, each ISO shall terminate not more than ten years from the date of the grant or at such earlier time as the Option Agreement may provide; or

B.	More than 10% of the total combined voting power of all classes of stock of the Company or an Affiliate, each ISO shall terminate not more than five years from the date of the grant or at such earlier time as the Option Agreement may provide.

(iv)	Limitation on Yearly Exercise: The Option Agreements shall restrict the amount of ISOs which may become exercisable in any calendar year (under this or any other ISO plan of the Company or an Affiliate) so that the aggregate Fair Market Value (determined on the date each ISO is granted) of the stock with respect to which ISOs are exercisable for the first time by the Participant in any calendar year does not exceed $100,000.

Annex C-7

7.	TERMS AND CONDITIONS OF STOCK GRANTS.

Each Stock Grant to a Participant shall state the principal terms in an Agreement duly executed by the Company and, to the extent required by law or requested by the Company, by the Participant. The Agreement shall be in a form approved by the Administrator and shall contain terms and conditions which the Administrator determines to be appropriate and in the best interest of the Company, subject to the following minimum standards:

(a) Each Agreement shall state the purchase price per share, if any, of the Shares covered by each Stock Grant, which purchase price shall be determined by the Administrator but shall not be less than the minimum consideration required by the Delaware General Corporation Law, if any, on the date of the grant of the Stock Grant;

(b) Each Agreement shall state the number of Shares to which the Stock Grant pertains;

(c) Each Agreement shall include the terms of any right of the Company to restrict or reacquire the Shares subject to the Stock Grant, including the time period or attainment of Performance Goals or such other performance criteria upon which such rights shall accrue and the purchase price therefor, if any; and

(d) Dividends (other than stock dividends to be issued pursuant to Section 25 of the Plan) may accrue but shall not be paid prior to the time, and may be paid only to the extent that the restrictions or rights to reacquire the Shares subject to the Stock Grant lapse.

8.	TERMS AND CONDITIONS OF OTHER STOCK-BASED AWARDS.

The Administrator shall have the right to grant other Stock-Based Awards based upon the Common Stock having such terms and conditions as the Administrator may determine, including, without limitation, the grant of Shares based upon certain conditions, the grant of securities convertible into Shares and the grant of stock appreciation rights, phantom stock awards or stock units. The principal terms of each Stock-Based Award shall be set forth in an Agreement, duly executed by the Company and, to the extent required by law or requested by the Company, by the Participant. The Agreement shall be in a form approved by the Administrator and shall contain terms and conditions which the Administrator determines to be appropriate and in the best interest of the Company. Each Agreement shall include the terms of any right of the Company including the right to terminate the Stock-Based Award without the issuance of Shares, the terms of any vesting conditions, Performance Goals or events upon which Shares shall be issued, provided that dividends (other than stock dividends to be issued pursuant to Section 25 of the Plan) or dividend equivalents may accrue but shall not be paid prior to and may be paid only to the extent that the Shares subject to the Stock-Based Award vest. Under no circumstances may the Agreement covering stock appreciation rights (a) have an exercise or base price (per share) that is less than the Fair Market Value per share of Common Stock on the date of grant or (b) expire more than ten years following the date of grant.

Annex C-8

The Company intends that the Plan and any Stock-Based Awards granted hereunder be exempt from the application of Section 409A of the Code or meet the requirements of paragraphs (2), (3) and (4) of subsection (a) of Section 409A of the Code, to the extent applicable, and be operated in accordance with Section 409A so that any compensation deferred under any Stock-Based Award (and applicable investment earnings) shall not be included in income under Section 409A of the Code. Any ambiguities in the Plan shall be construed to effect the intent as described in this Paragraph 8.

9.	PERFORMANCE-BASED AWARDS.

The Committee shall determine whether, with respect to a performance period, the applicable Performance Goals have been met with respect to a given Participant and, if they have, to so certify and ascertain the amount of the applicable Performance-Based Award. No Performance-Based Awards will be issued for such performance period until such certification is made by the Committee. The number of Shares issued in respect of a Performance-Based Award determined by the Committee for a performance period shall be paid to the Participant at such time as determined by the Committee in its sole discretion after the end of such performance period, and any dividends (other than stock dividends to be issued pursuant to Section 25 of the Plan) or dividend equivalents that accrue shall only be paid in respect of the number of Shares earned in respect of such Performance-Based Award.

10.	EXERCISE OF OPTIONS AND ISSUE OF SHARES.

An Option (or any part or installment thereof) shall be exercised by giving written notice to the Company or its designee (in a form acceptable to the Administrator, which may include electronic notice), together with provision for payment of the aggregate exercise price in accordance with this Paragraph for the Shares as to which the Option is being exercised, and upon compliance with any other condition(s) set forth in the Option Agreement. Such notice shall be signed by the person exercising the Option (which signature may be provided electronically in a form acceptable to the Administrator), shall state the number of Shares with respect to which the Option is being exercised and shall contain any representation required by the Plan or the Option Agreement. Payment of the exercise price for the Shares as to which such Option is being exercised shall be made (a) in United States dollars in cash or by check; or (b) at the discretion of the Administrator, through delivery of shares of Common Stock held for at least six months (if required to avoid negative accounting treatment) having a Fair Market Value equal as of the date of the exercise to the aggregate cash exercise price for the number of Shares as to which the Option is being exercised; or (c) at the discretion of the Administrator, by having the Company retain from the Shares otherwise issuable upon exercise of the Option, a number of Shares having a Fair Market Value equal as of the date of exercise to the aggregate exercise price for the number of Shares as to which the Option is being exercised; or (d) at the discretion of the Administrator, in accordance with a cashless exercise program established with a securities brokerage firm, and approved by the Administrator; or (e) at the discretion of the Administrator, by any combination of (a), (b), (c) and (d) above or (f) at the discretion of the Administrator, by payment of such other lawful consideration as the Administrator may determine. Notwithstanding the foregoing, the Administrator shall accept only such payment on exercise of an ISO as is permitted by Section 422 of the Code.

Annex C-9

The Company shall then reasonably promptly deliver the Shares as to which such Option was exercised to the Participant (or to the Participant’s Survivors, as the case may be). In determining what constitutes “reasonably promptly,” it is expressly understood that the issuance and delivery of the Shares may be delayed by the Company in order to comply with any law or regulation (including, without limitation, state securities or “blue sky” laws) which requires the Company to take any action with respect to the Shares prior to their issuance. The Shares shall, upon delivery, be fully paid, non-assessable Shares.

11.	PAYMENT IN CONNECTION WITH THE ISSUANCE OF STOCK GRANTS AND STOCK-BASED AWARDS AND ISSUE OF SHARES.

Any Stock Grant or Stock-Based Award requiring payment of a purchase price for the Shares as to which such Stock Grant or Stock-Based Award is being granted shall be made (a) in United States dollars in cash or by check; or (b) at the discretion of the Administrator, through delivery of shares of Common Stock held for at least six months (if required to avoid negative accounting treatment) and having a Fair Market Value equal as of the date of payment to the purchase price of the Stock Grant or Stock-Based Award; or (c) at the discretion of the Administrator, by any combination of (a) and (b) above; or (d) at the discretion of the Administrator, by payment of such other lawful consideration as the Administrator may determine.

The Company shall when required by the applicable Agreement, reasonably promptly deliver the Shares as to which such Stock Grant or Stock-Based Award was made to the Participant (or to the Participant’s Survivors, as the case may be), subject to any escrow provision set forth in the applicable Agreement. In determining what constitutes “reasonably promptly,” it is expressly understood that the issuance and delivery of the Shares may be delayed by the Company in order to comply with any law or regulation (including, without limitation, state securities or “blue sky” laws) which requires the Company to take any action with respect to the Shares prior to their issuance.

12.	RIGHTS AS A SHAREHOLDER.

No Participant to whom a Stock Right has been granted shall have rights as a shareholder with respect to any Shares covered by such Stock Right except after due exercise of an Option or issuance of Shares as set forth in any Agreement, tender of the aggregate exercise or purchase price, if any, for the Shares being purchased and registration of the Shares in the Company’s share register in the name of the Participant.

Annex C-10

13.	ASSIGNABILITY AND TRANSFERABILITY OF STOCK RIGHTS.

By its terms, a Stock Right granted to a Participant shall not be transferable by the Participant other than (i) by will or by the laws of descent and distribution, or (ii) as approved by the Administrator in its discretion and set forth in the applicable Agreement provided that no Stock Right may be transferred by a Participant for value. Notwithstanding the foregoing, an ISO transferred except in compliance with clause (i) above shall no longer qualify as an ISO. The designation of a beneficiary of a Stock Right by a Participant, with the prior approval of the Administrator and in such form as the Administrator shall prescribe, shall not be deemed a transfer prohibited by this Paragraph. Except as provided above during the Participant’s lifetime a Stock Right shall only be exercisable by or issued to such Participant (or his or her legal representative) and shall not be assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment or similar process. Any attempted transfer, assignment, pledge, hypothecation or other disposition of any Stock Right or of any rights granted thereunder contrary to the provisions of this Plan, or the levy of any attachment or similar process upon a Stock Right, shall be null and void.

14.	EFFECT ON OPTIONS OF TERMINATION OF SERVICE OTHER THAN FOR CAUSE OR DEATH OR DISABILITY.

Except as otherwise provided in a Participant’s Option Agreement, in the event of a termination of service (whether as an Employee, director or Consultant) with the Company or an Affiliate before the Participant has exercised an Option, the following rules apply:

(a) A Participant who ceases to be an Employee, director or Consultant of the Company or of an Affiliate (for any reason other than termination for Cause, Disability, or death for which events there are special rules in Paragraphs 15, 16, and 17, respectively), may exercise any Option granted to him or her to the extent that the Option is exercisable on the date of such termination of service, but only within such term as the Administrator has designated in a Participant’s Option Agreement.

(b) Except as provided in Subparagraph (c) below, or Paragraph 16 or 17, in no event may an Option intended to be an ISO, be exercised later than three months after the Participant’s termination of employment.

(c) The provisions of this Paragraph, and not the provisions of Paragraph 16 or 17, shall apply to a Participant who subsequently becomes Disabled or dies after the termination of employment, director status or consultancy; provided, however, in the case of a Participant’s Disability or death within three months after the termination of employment, director status or consultancy, the Participant or the Participant’s Survivors may exercise the Option within one year after the date of the Participant’s termination of service, but in no event after the date of expiration of the term of the Option.

(d) Notwithstanding anything herein to the contrary, if subsequent to a Participant’s termination of employment, termination of director status or termination of consultancy, but prior to the exercise of an Option, the Administrator determines that, either prior or subsequent to the Participant’s termination, the Participant engaged in conduct which would constitute Cause, then such Participant shall forthwith cease to have any right to exercise any Option.

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(e) A Participant to whom an Option has been granted under the Plan who is absent from the Company or an Affiliate because of temporary disability (any disability other than a Disability as defined in Paragraph 1 hereof), or who is on leave of absence for any purpose, shall not, during the period of any such absence, be deemed, by virtue of such absence alone, to have terminated such Participant’s employment, director status or consultancy with the Company or with an Affiliate, except as the Administrator may otherwise expressly provide; provided, however, that, for ISOs, any leave of absence granted by the Administrator of greater than three months, unless pursuant to a contract or statute that guarantees the right to reemployment, shall cause such ISO to become a Non-Qualified Option on the date that is six months following the commencement of such leave of absence.

(f) Except as required by law or as set forth in a Participant’s Option Agreement, Options granted under the Plan shall not be affected by any change of a Participant’s status within or among the Company and any Affiliates, so long as the Participant continues to be an Employee, director or Consultant of the Company or any Affiliate.

15.	EFFECT ON OPTIONS OF TERMINATION OF SERVICE FOR CAUSE.

Except as otherwise provided in a Participant’s Option Agreement, the following rules apply if the Participant’s service (whether as an Employee, director or Consultant) with the Company or an Affiliate is terminated for Cause prior to the time that all his or her outstanding Options have been exercised:

(a)       All outstanding and unexercised Options as of the time the Participant is notified his or her service is terminated for Cause will immediately be forfeited.

(b)       Cause is not limited to events which have occurred prior to a Participant’s termination of service, nor is it necessary that the Administrator’s finding of Cause occur prior to termination. If the Administrator determines, subsequent to a Participant’s termination of service but prior to the exercise of an Option, that either prior or subsequent to the Participant’s termination the Participant engaged in conduct which would constitute Cause, then the right to exercise any Option is forfeited.

16.	EFFECT ON OPTIONS OF TERMINATION OF SERVICE FOR DISABILITY.

Except as otherwise provided in a Participant’s Option Agreement:

(a) A Participant who ceases to be an Employee, director or Consultant of the Company or of an Affiliate by reason of Disability may exercise any Option granted to such Participant to the extent that the Option has become exercisable but has not been exercised on the date of the Participant’s termination of service due to Disability; and in the event rights to exercise the Option accrue periodically, to the extent of a pro rata portion through the date of the Participant’s termination of service due to Disability of any additional vesting rights that would have accrued on the next vesting date had the Participant not become Disabled. The proration shall be based upon the number of days accrued in the current vesting period prior to the date of the Participant’s termination of service due to Disability.

Annex C-12

(b) A Disabled Participant may exercise the Option only within the period ending one year after the date of the Participant’s termination of service due to Disability, notwithstanding that the Participant might have been able to exercise the Option as to some or all of the Shares on a later date if the Participant had not been terminated due to Disability and had continued to be an Employee, director or Consultant or, if earlier, within the originally prescribed term of the Option.

(c) The Administrator shall make the determination both of whether Disability has occurred and the date of its occurrence (unless a procedure for such determination is set forth in another agreement between the Company and such Participant, in which case such procedure shall be used for such determination). If requested, the Participant shall be examined by a physician selected or approved by the Administrator, the cost of which examination shall be paid for by the Company.

17.	EFFECT ON OPTIONS OF DEATH WHILE AN EMPLOYEE, DIRECTOR OR CONSULTANT.

Except as otherwise provided in a Participant’s Option Agreement:

(a) In the event of the death of a Participant while the Participant is an Employee, director or Consultant of the Company or of an Affiliate, such Option may be exercised by the Participant’s Survivors to the extent that the Option has become exercisable but has not been exercised on the date of death; and in the event rights to exercise the Option accrue periodically, to the extent of a pro rata portion through the date of death of any additional vesting rights that would have accrued on the next vesting date had the Participant not died. The proration shall be based upon the number of days accrued in the current vesting period prior to the Participant’s date of death.

(b) If the Participant’s Survivors wish to exercise the Option, they must take all necessary steps to exercise the Option within one year after the date of death of such Participant, notwithstanding that the decedent might have been able to exercise the Option as to some or all of the Shares on a later date if he or she had not died and had continued to be an Employee, director or Consultant or, if earlier, within the originally prescribed term of the Option.

18.	EFFECT OF TERMINATION OF SERVICE ON UNACCEPTED STOCK GRANTS AND STOCK-BASED AWARDS.

In the event of a termination of service (whether as an Employee, director or Consultant) with the Company or an Affiliate for any reason before the Participant has accepted a Stock Grant or a Stock-Based Award and paid the purchase price, if required, such grant shall terminate.

For purposes of this Paragraph 18 and Paragraph 19 below, a Participant to whom a Stock Grant or a Stock-Based Award has been issued under the Plan who is absent from work with the Company or with an Affiliate because of temporary disability (any disability other than a Disability as defined in Paragraph 1 hereof), or who is on leave of absence for any purpose, shall not, during the period of any such absence, be deemed, by virtue of such absence alone, to have terminated such Participant’s employment, director status or consultancy with the Company or with an Affiliate, except as the Administrator may otherwise expressly provide.

Annex C-13

In addition, for purposes of this Paragraph 18 and Paragraph 19 below, any change of employment or other service within or among the Company and any Affiliates shall not be treated as a termination of employment, director status or consultancy so long as the Participant continues to be an Employee, director or Consultant of the Company or any Affiliate.

19.	EFFECT ON STOCK GRANTS AND STOCK-BASED AWARDS OF TERMINATION OF SERVICE OTHER THAN FOR CAUSE, DEATh or DISABILITY.

Except as otherwise provided in a Participant’s Agreement, in the event of a termination of service for any reason (whether as an Employee, director or Consultant), other than termination for Cause, death or Disability for which there are special rules in Paragraphs 20, 21, and 22 below, before all forfeiture provisions or Company rights of repurchase shall have lapsed, then the Company shall have the right to cancel or repurchase that number of Shares subject to a Stock Grant or Stock-Based Award as to which the Company’s forfeiture or repurchase rights have not lapsed.

20.	EFFECT ON STOCK GRANTS AND STOCK-BASED AWARDS OF TERMINATION OF SERVICE FOR CAUSE.

Except as otherwise provided in a Participant’s Agreement, the following rules apply if the Participant’s service (whether as an Employee, director or Consultant) with the Company or an Affiliate is terminated for Cause:

(a) All Shares subject to any Stock Grant or Stock-Based Award that remain subject to forfeiture provisions or as to which the Company shall have a repurchase right shall be immediately forfeited to the Company as of the time the Participant is notified his or her service is terminated for Cause.

(b) Cause is not limited to events which have occurred prior to a Participant’s termination of service, nor is it necessary that the Administrator’s finding of Cause occur prior to termination. If the Administrator determines, subsequent to a Participant’s termination of service, that either prior or subsequent to the Participant’s termination the Participant engaged in conduct which would constitute Cause, then all Shares subject to any Stock Grant or Stock-Based Award that remained subject to forfeiture provisions or as to which the Company had a repurchase right on the date of termination shall be immediately forfeited to the Company.

Annex C-14

21.	EFFECT ON STOCK GRANTS AND STOCK-BASED AWARDS OF TERMINATION OF SERVICE FOR DISABILITY.

Except as otherwise provided in a Participant’s Agreement, the following rules apply if a Participant ceases to be an Employee, director or Consultant of the Company or of an Affiliate by reason of Disability: to the extent the forfeiture provisions or the Company’s rights of repurchase have not lapsed on the date of Disability, they shall be exercisable; provided, however, that in the event such forfeiture provisions or rights of repurchase lapse periodically, such provisions or rights shall lapse to the extent of a pro rata portion of the Shares subject to such Stock Grant or Stock-Based Award through the date of Disability as would have lapsed had the Participant not become Disabled. The proration shall be based upon the number of days accrued prior to the date of Disability.

The Administrator shall make the determination both as to whether Disability has occurred and the date of its occurrence (unless a procedure for such determination is set forth in another agreement between the Company and such Participant, in which case such procedure shall be used for such determination). If requested, the Participant shall be examined by a physician selected or approved by the Administrator, the cost of which examination shall be paid for by the Company.

22.	EFFECT ON STOCK GRANTS AND STOCK-BASED AWARDS OF DEATH WHILE AN EMPLOYEE, DIRECTOR OR CONSULTANT.

Except as otherwise provided in a Participant’s Agreement, the following rules apply in the event of the death of a Participant while the Participant is an Employee, director or Consultant of the Company or of an Affiliate: to the extent the forfeiture provisions or the Company’s rights of repurchase have not lapsed on the date of death, they shall be exercisable; provided, however, that in the event such forfeiture provisions or rights of repurchase lapse periodically, such provisions or rights shall lapse to the extent of a pro rata portion of the Shares subject to such Stock Grant or Stock-Based Award through the date of death as would have lapsed had the Participant not died. The proration shall be based upon the number of days accrued prior to the Participant’s date of death.

23.	PURCHASE FOR INVESTMENT.

Unless the offering and sale of the Shares shall have been effectively registered under the Securities Act, the Company shall be under no obligation to issue Shares under the Plan unless and until the following conditions have been fulfilled:

(a) The person who receives a Stock Right shall warrant to the Company, prior to the receipt of Shares, that such person is acquiring such Shares for his or her own account, for investment, and not with a view to, or for sale in connection with, the distribution of any such Shares, in which event the person acquiring such Shares shall be bound by the provisions of the following legend (or a legend in substantially similar form) which shall be endorsed upon the certificate evidencing the Shares issued pursuant to such exercise or such grant of a Stock Right:

“The shares represented by this certificate have been taken for investment and they may not be sold or otherwise transferred by any person, including a pledgee, unless (1) either (a) a Registration Statement with respect to such shares shall be effective under the Securities Act of 1933, as amended, or (b) the Company shall have received an opinion of counsel satisfactory to it that an exemption from registration under such Act is then available, and (2) there shall have been compliance with all applicable state securities laws.”

(b) At the discretion of the Administrator, the Company shall have received an opinion of its counsel that the Shares may be issued in compliance with the Securities Act without registration thereunder.

Annex C-15

24.	DISSOLUTION OR LIQUIDATION OF THE COMPANY.

Upon the dissolution or liquidation of the Company, all Options granted under this Plan which as of such date shall not have been exercised and all Stock Grants and Stock-Based Awards which have not been accepted, to the extent required under the applicable Agreement, will terminate and become null and void; provided, however, that if the rights of a Participant or a Participant’s Survivors have not otherwise terminated and expired, the Participant or the Participant’s Survivors will have the right immediately prior to such dissolution or liquidation to exercise or accept any Stock Right to the extent that the Stock Right is exercisable or subject to acceptance as of the date immediately prior to such dissolution or liquidation. Upon the dissolution or liquidation of the Company, any outstanding Stock-Based Awards shall immediately terminate unless otherwise determined by the Administrator or specifically provided in the applicable Agreement.

25.	ADJUSTMENTS.

Upon the occurrence of any of the following events, a Participant’s rights with respect to any Stock Right granted to him or her hereunder shall be adjusted as hereinafter provided, unless otherwise specifically provided in a Participant’s Agreement.

(a) Stock Dividends and Stock Splits. If (i) the shares of Common Stock shall be subdivided or combined into a greater or smaller number of shares or if the Company shall issue any shares of Common Stock as a stock dividend on its outstanding Common Stock, or (ii) additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such shares of Common Stock, each Stock Right and the number of shares of Common Stock deliverable thereunder shall be appropriately increased or decreased proportionately, and appropriate adjustments shall be made including, in the exercise, base or purchase price per share and in the Performance Goals applicable to outstanding Performance-Based Awards to reflect such events. The number of Shares subject to the limitations in Paragraph 3(a) and 4(c) shall also be proportionately adjusted upon the occurrence of such events.

Annex C-16

(b) Corporate Transactions. If the Company is to be consolidated with or acquired by another entity in a Corporate Transaction, the Administrator or the board of directors of any entity assuming the obligations of the Company hereunder (the “Successor Board”), shall, as to outstanding Options, either: (i) make appropriate provision for the continuation of such Options by substituting on an equitable basis for the Shares then subject to such Options either the consideration payable with respect to the outstanding shares of Common Stock in connection with the Corporate Transaction or securities of any successor or acquiring entity; or (ii) upon written notice to the Participants, provide that such Options must be exercised (either (A) to the extent then exercisable or (B) at the discretion of the Administrator, any such Options being made partially or fully exercisable for purposes of this Subparagraph), within a specified number of days of the date of such notice, at the end of which period such Options which have not been exercised shall terminate; or (iii) terminate such Options in exchange for payment of an amount equal to the consideration payable upon consummation of such Corporate Transaction to a holder of the number of shares of Common Stock into which such Option would have been exercisable (either (A) to the extent then exercisable or, (B) at the discretion of the Administrator, any such Options being made partially or fully exercisable for purposes of this Subparagraph) less the aggregate exercise price thereof. For purposes of determining the payments to be made pursuant to Subclause (iii) above, in the case of a Corporate Transaction the consideration for which, in whole or in part, is other than cash, the consideration other than cash shall be valued at the fair value thereof as determined in good faith by the Board of Directors.

With respect to outstanding Stock Grants, the Administrator or the Successor Board, shall make appropriate provision for the continuation of such Stock Grants on the same terms and conditions by substituting on an equitable basis for the Shares then subject to such Stock Grants either the consideration payable with respect to the outstanding Shares of Common Stock in connection with the Corporate Transaction or securities of any successor or acquiring entity. In lieu of the foregoing, in connection with any Corporate Transaction, the Administrator may provide that, upon consummation of the Corporate Transaction, each outstanding Stock Grant shall be terminated in exchange for payment of an amount equal to the consideration payable upon consummation of such Corporate Transaction to a holder of the number of shares of Common Stock comprising such Stock Grant (to the extent such Stock Grant is no longer subject to any forfeiture or repurchase rights then in effect or, at the discretion of the Administrator, all forfeiture and repurchase rights being waived upon such Corporate Transaction).

In taking any of the actions permitted under this Paragraph 25(b), the Administrator shall not be obligated by the Plan to treat all Stock Rights, all Stock Rights held by a Participant, or all Stock Rights of the same type, identically.

(c) Recapitalization or Reorganization. In the event of a recapitalization or reorganization of the Company other than a Corporate Transaction pursuant to which securities of the Company or of another corporation are issued with respect to the outstanding shares of Common Stock, a Participant upon exercising an Option or accepting a Stock Grant after the recapitalization or reorganization shall be entitled to receive for the price paid upon such exercise or acceptance if any, the number of replacement securities which would have been received if such Option had been exercised or Stock Grant accepted prior to such recapitalization or reorganization.

(d) Adjustments to Stock-Based Awards. Upon the happening of any of the events described in Subparagraphs (a), (b) or (c) above, any outstanding Stock-Based Award shall be appropriately adjusted to reflect the events described in such Subparagraphs. The Administrator or the Successor Board shall determine the specific adjustments to be made under this Paragraph 25, including, but not limited to the effect of any, Corporate Transaction and, subject to Paragraph 4, its determination shall be conclusive.

Annex C-17

(e) Modification of Options. Notwithstanding the foregoing, any adjustments made pursuant to Subparagraph (a), (b) or (c) above with respect to Options shall be made only after the Administrator determines whether such adjustments would (i) constitute a “modification” of any ISOs (as that term is defined in Section 424(h) of the Code) or (ii) cause any adverse tax consequences for the holders of Options, including, but not limited to, pursuant to Section 409A of the Code. If the Administrator determines that such adjustments made with respect to Options would constitute a modification or other adverse tax consequence, it may in its discretion refrain from making such adjustments, unless the holder of an Option specifically agrees in writing that such adjustment be made and such writing indicates that the holder has full knowledge of the consequences of such “modification” on his or her income tax treatment with respect to the Option. This paragraph shall not apply to the acceleration of the vesting of any ISO that would cause any portion of the ISO to violate the annual vesting limitation contained in Section 422(d) of the Code, as described in Paragraph 6(b)(iv).

26.	ISSUANCES OF SECURITIES.

Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares subject to Stock Rights. Except as expressly provided herein, no adjustments shall be made for dividends paid in cash or in property (including without limitation, securities) of the Company prior to any issuance of Shares pursuant to a Stock Right.

27.	FRACTIONAL SHARES.

No fractional shares shall be issued under the Plan and the person exercising a Stock Right shall receive from the Company cash in lieu of such fractional shares equal to the Fair Market Value thereof.

28.	WITHHOLDING.

In the event that any federal, state, or local income taxes, employment taxes, Federal Insurance Contributions Act withholdings or other amounts are required by applicable law or governmental regulation to be withheld from the Participant’s salary, wages or other remuneration in connection with the issuance of a Stock Right or Shares under the Plan or for any other reason required by law, the Company may withhold from the Participant’s compensation, if any, or may require that the Participant advance in cash to the Company, or to any Affiliate of the Company which employs or employed the Participant, the statutory minimum amount of such withholdings unless a different withholding arrangement, including the use of shares of the Company’s Common Stock or a promissory note, is authorized by the Administrator (and permitted by law). For purposes hereof, the fair market value of the shares withheld for purposes of payroll withholding shall be determined in the manner set forth under the definition of Fair Market Value provided in Paragraph 1 above, as of the most recent practicable date prior to the date of exercise. If the Fair Market Value of the shares withheld is less than the amount of payroll withholdings required, the Participant may be required to advance the difference in cash to the Company or the Affiliate employer.

Annex C-18

29.	NOTICE TO COMPANY OF DISQUALIFYING DISPOSITION.

Each Employee who receives an ISO must agree to notify the Company in writing immediately after the Employee makes a Disqualifying Disposition of any Shares acquired pursuant to the exercise of an ISO. A Disqualifying Disposition is defined in Section 424(c) of the Code and includes any disposition (including any sale or gift) of such Shares before the later of (a) two years after the date the Employee was granted the ISO, or (b) one year after the date the Employee acquired Shares by exercising the ISO, except as otherwise provided in Section 424(c) of the Code. If the Employee has died before such Shares are sold, these holding period requirements do not apply and no Disqualifying Disposition can occur thereafter.

30.	TERMINATION OF THE PLAN.

The Plan will terminate on [__________], the date which is ten years from the earlier of the date of its adoption by the Board of Directors and the date of its approval by the shareholders of the Company. The Plan may be terminated at an earlier date by vote of the shareholders or the Board of Directors of the Company; provided, however, that any such earlier termination shall not affect any Agreements executed prior to the effective date of such termination. Termination of the Plan shall not affect any Stock Rights theretofore granted.

31.	AMENDMENT OF THE PLAN AND AGREEMENTS.

The Plan may be amended by the shareholders of the Company. The Plan may also be amended by the Administrator; provided that any amendment approved by the Administrator which the Administrator determines is of a scope that requires shareholder approval shall be subject to obtaining such shareholder approval including, without limitation, to the extent necessary to qualify any or all outstanding Stock Rights granted under the Plan or Stock Rights to be granted under the Plan for favorable federal income tax treatment as may be afforded ISOs under Section 422 of the Code and to the extent necessary to qualify the Shares issuable under the Plan for listing on any national securities exchange or quotation in any national automated quotation system of securities dealers. Other than as set forth in Paragraph 25 of the Plan, at any time when the exercise price of such Option is above the fair market value of a share, the Administrator may not without shareholder approval reduce the exercise price of an Option or cancel any outstanding Option of Common Stock in exchange for (i) a replacement option having a lower exercise price, (ii) a Stock Grant, (iii) any other Stock-Based Award or (iv) for cash. In addition the Administrator shall not take any other action that is considered a direct or indirect “repricing” for purposes of the shareholder approval rules of the applicable securities exchange or inter-dealer quotation system on which the Shares are listed, including any other action that is treated as a repricing under generally accepted accounting principles. Any modification or amendment of the Plan shall not, without the consent of a Participant, adversely affect his or her rights under a Stock Right previously granted to him or her, unless such amendment is required by applicable law or necessary to preserve the economic value of such Stock Right. With the consent of the Participant affected, the Administrator may amend outstanding Agreements in a manner which may be adverse to the Participant but which is not inconsistent with the Plan. In the discretion of the Administrator, outstanding Agreements may be amended by the Administrator in a manner which is not adverse to the Participant. Nothing in this Paragraph 31 shall limit the Administrator’s authority to take any action permitted pursuant to Paragraph 25.

Annex C-19

32.	EMPLOYMENT OR OTHER RELATIONSHIP.

Nothing in this Plan or any Agreement shall be deemed to prevent the Company or an Affiliate from terminating the employment, consultancy or director status of a Participant, nor to prevent a Participant from terminating his or her own employment, consultancy or director status or to give any Participant a right to be retained in employment or other service by the Company or any Affiliate for any period of time.

33.	SECTION 409A.

If a Participant is a “specified employee” as defined in Section 409A of the Code (and as applied according to procedures of the Company and its Affiliates) as of his separation from service, to the extent any payment under this Plan or pursuant to the grant of a Stock-Based Award constitutes deferred compensation (after taking into account any applicable exemptions from Section 409A of the Code), and to the extent required by Section 409A of the Code, no payments due under this Plan or pursuant to a Stock-Based Award may be made until the earlier of: (i) the first day of the seventh month following the Participant’s separation from service, or (ii) the Participant’s date of death; provided, however, that any payments delayed during this six-month period shall be paid in the aggregate in a lump sum, without interest, on the first day of the seventh month following the Participant’s separation from service.

The Administrator shall administer the Plan with a view toward ensuring that Stock Rights under the Plan that are subject to Section 409A of the Code comply with the requirements thereof and that Options under the Plan be exempt from the requirements of Section 409A of the Code, but neither the Administrator nor any member of the Board of Directors, nor the Company nor any of its Affiliates, nor any other person acting hereunder on behalf of the Company, the Administrator or the Board of Directors shall be liable to a Participant or any Survivor by reason of the acceleration of any income, or the imposition of any additional tax or penalty, with respect to a Stock Right, whether by reason of a failure to satisfy the requirements of Section 409A of the Code or otherwise.

34.	INDEMNITY.

Neither the Board of Directors nor the Administrator, nor any members of either, nor any employees of the Company or any parent, subsidiary, or other Affiliate, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with their responsibilities with respect to this Plan, and the Company hereby agrees to indemnify the members of the Board or Directors, the members of the Committee, and the employees of the Company and its parent or subsidiaries in respect of any claim, loss, damage, or expense (including reasonable counsel fees) arising from any such act, omission, interpretation, construction or determination to the full extent permitted by law.

35.	CLAWBACK.

Notwithstanding anything to the contrary contained in this Plan, the Company may recover from a Participant any compensation received from any Stock Right (whether or not settled) or cause a Participant to forfeit any Stock Right (whether or not vested) in the event that the Company’s Clawback Policy as then in effect is triggered.

36.	GOVERNING LAW.

This Plan shall be construed and enforced in accordance with the law of the State of Delaware.

Annex C-20

Annex D

NEITHER THIS SECURITY NOR THE SECURITIES INTO WHICH THIS SECURITY IS CONVERTIBLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. THIS SECURITY AND THE SECURITIES ISSUABLE UPON CONVERSION OF THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.

Original Issue Date: July 1, 2020

Original Conversion Price (subject to adjustment herein): $1.10

$25,000,000

CONVERTIBLE PROMISSORY NOTE

DUE July 1, 2022

THIS CONVERTIBLE NOTE (this “Note”) is a duly authorized and validly issued Convertible Note of MICT, Inc., a Delaware corporation (the “Company”), having its principal place of business at 28 West Grand Avenue, Suite 3, Montvale, New Jersey 07645, designated as its Convertible Note due July 1, 2022.

FOR VALUE RECEIVED, the Company promises to pay, in the manner described in Section 3(d) hereof, to Global Fintech Holdings Ltd., a British Virgin Islands company, or its registered assigns (the “Holder”), the principal sum of Twenty Five Million Dollars ($25,000,000.00) (the “Principal Amount”) on July 1, 2022 (the “Maturity Date”) or such earlier date as this Note is required or permitted to be repaid as provided hereunder, and to pay interest to the Holder on the aggregate unconverted and then outstanding Principal Amount in accordance with the provisions hereof. This Note is subject to the following additional provisions:

Section 1. Definitions. For the purposes hereof, in addition to the terms defined elsewhere in this Note, (a) capitalized terms not otherwise defined herein shall have the meanings set forth in the Merger Agreement (as defined below) and (b) the following terms shall have the following meanings:

“Bankruptcy Event” means any of the following events: (a) the Company or any Significant Subsidiary (as such term is defined in Rule 1-02(w) of Regulation S-X) thereof commences a case or other proceeding under any bankruptcy, reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction relating to the Company or any Significant Subsidiary thereof, (b) there is commenced against the Company or any Significant Subsidiary thereof any such case or proceeding that is not dismissed within 60 days after commencement, (c) the Company or any Significant Subsidiary thereof is adjudicated insolvent or bankrupt or any order of relief or other order approving any such case or proceeding is entered, (d) the Company or any Significant Subsidiary thereof suffers any appointment of any custodian or the like for it or any substantial part of its property that is not discharged or stayed within 60 calendar days after such appointment, (e) the Company or any Significant Subsidiary thereof makes a general assignment for the benefit of creditors, (f) the Company or any Significant Subsidiary thereof calls a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts, (g) the Company or any Significant Subsidiary thereof admits in writing that it is generally unable to pay its debts as they become due, (h) the Company or any Significant Subsidiary thereof, by any act or failure to act, expressly indicates its consent to, approval of or acquiescence in any of the foregoing or takes any corporate or other action for the purpose of effecting any of the foregoing.

Annex D-1

“Business Day” means any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“Common Stock” means shares of common stock, par value $0.001 per share, of the Company.

“Conversion” shall have the meaning ascribed to such term in Section 4.

“Conversion Date” shall have the meaning set forth in Section 4(a).

“Conversion Price” shall have the meaning set forth in Section 4(b).

“Conversion Shares” means, collectively, the shares of Common Stock issuable upon conversion of this Note in accordance with the terms hereof.

“Distribution” shall have the meaning set forth in Section 5(d).

“Event of Default” shall have the meaning set forth in Section 8(a).

“Interest Conversion Shares” shall have the meaning set forth in Section 2(a).

“Interest Payment Date” shall have the meaning set forth in Section 2(a).

“Interest Share Amount” shall have the meaning set forth in Section 2(a).

“Merger Agreement” means the Amended and Restated Agreement and Plan of Merger, dated as of April 15, 2020, among the Company, the Holder, and GFH Intermediate Holdings Ltd., a British Virgin Islands company, as amended, modified or supplemented from time to time in accordance with its terms.

“New York Courts” shall have the meaning set forth in Section 9(d).

Annex D-2

“Note Register” shall have the meaning set forth in Section 2(b).

“Original Issue Date” means the date of the first issuance of this Note, regardless of any transfers of any Note.

“Purchase Rights” shall have the meaning set forth in Section 5(c).

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Share Delivery Date” shall have the meaning set forth in Section 4(c)(ii).

“Stockholder Approval” shall have the meaning set forth in Section 4(a).

“Trading Day” means a day on which the principal Trading Market is open for trading.

“Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange, OTCQB or OTCQX (or any successors to any of the foregoing).

Section 2. Interest.

a) Payment of Interest in Cash or Kind. The Company shall pay interest to the Holder on the aggregate unconverted and then outstanding Principal Amount at the rate of 1.0% per annum, payable on the Conversion Date or on the Maturity Date (or such earlier date as this Note is required or permitted to be repaid as provided hereunder) (each such date, an “Interest Payment Date”) (if any Interest Payment Date is not a Business Day, then the applicable payment shall be due on the next succeeding Business Day), in cash or, at the Company’s option, in duly authorized, validly issued, fully paid and non-assessable shares of Common Stock at the Conversion Price (the dollar amount to be paid in shares, the “Interest Share Amount”) or a combination thereof; provided, however, that the Company shall have delivered to the Holder’s account with The Depository Trust Company a number of shares of Common Stock to be applied against such Interest Share Amount equal to the quotient of (x) the applicable Interest Share Amount divided by (y) the Conversion Price (the “Interest Conversion Shares”).

b) Interest Calculations. Interest shall be calculated on the basis of a 360-day year, consisting of twelve 30 calendar day periods, and shall accrue daily commencing on the Original Issue Date until payment in full of the outstanding principal, together with all accrued and unpaid interest and other amounts which may become due hereunder, has been made. Payment of interest in shares of Common Stock shall otherwise occur pursuant to Section 4 and, solely for purposes of the payment of interest in shares, the Interest Payment Date shall be deemed the Conversion Date. Interest shall cease to accrue with respect to any principal amount converted, provided that, the Company actually delivers the Conversion Shares within the time period required by Section 4. Interest hereunder will be paid to the Person in whose name this Note is registered on the records of the Company regarding registration and transfers of this Note (the “Note Register”).

Annex D-3

c) Prepayment. The Company may prepay any portion of the Principal Amount at any time without the prior written consent of the Holder.

Section 3. Registration of Transfers and Exchanges; Repayment of Note.

a) Different Denominations. This Note is exchangeable for an equal aggregate principal amount of promissory notes of different authorized denominations, as requested by the Holder surrendering the same. No service charge will be payable for such registration of transfer or exchange.

b) Restrictions on Transfer. This Note may not be transferred or exchanged without the Company’s prior written consent.

c) Reliance on Note Register. Prior to due presentment for transfer to the Company of this Note, the Company and any agent of the Company may treat the Person in whose name this Note is duly registered on the Note Register as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Note is overdue, and neither the Company nor any such agent shall be affected by notice to the contrary.

d) Repayment of Note. Upon the Maturity Date (or such earlier date as this Note is required or permitted to be repaid as provided hereunder), the Company shall, in lieu of paying to the Holder the Principal Amount, return to the Holder all of the Intermediate Shareholder Transferred Assets (as defined in the Merger Agreement) described on Section 4.15 to the Merger Agreement. For the avoidance of doubt, under no circumstances shall the Company be required to pay any portion of the Principal Amount to the Holder in cash.

e) Failure to Obtain Stockholder Approval. In the event that it is definitively determined prior to the Maturity Date that Stockholder Approval shall not have been, and will not be, obtained, the Company shall promptly be required to repay this Note in the manner described in Section 3(d) hereof.

Section 4. Conversion.

a) Mandatory Conversion. Upon the terms and subject to the limitations on conversion and the conditions hereinafter set forth, immediately upon such time as the Company shall have (i) received approval of the Stockholder Approval Matters (as such term is defined in the Merger Agreement (“Stockholder Approval”)) and (ii) amended its certificate of incorporation so as to authorize and reserve for issuance a sufficient number of shares of Common Stock such that all of the Conversion Shares that are issuable pursuant to the conversion of this Note may be issued (such date, the “Conversion Date”), this Note shall be converted, automatically and without any further action required by the Holder, into shares of Common Stock. In connection with such conversion, the Holder shall surrender this Note as promptly as is reasonably practicable after such conversion without delaying the Company’s obligation to deliver the shares on the Share Delivery Date.

Annex D-4

b) Conversion Price. The conversion price in effect on any Conversion Date shall be equal to $1.10, subject to adjustment herein (the “Conversion Price”).

c) Mechanics of Conversion.

i. Conversion Shares Issuable Upon Conversion of Principal Amount. The number of Conversion Shares issuable upon a conversion hereunder shall be determined by the quotient obtained by dividing (x) the outstanding Principal Amount to be converted by (y) the Conversion Price.

ii. Delivery of Conversion Shares Upon Conversion. Not later than two (2) Trading Days after the Conversion Date (the “Share Delivery Date”), the Company shall deliver, or cause to be delivered, to the Holder the Conversion Shares.

iii. Fractional Shares. No fractional shares or scrip representing fractional shares shall be issued upon the conversion of this Note. As to any fraction of a share which the Holder would otherwise be entitled to purchase upon such conversion, the Company shall at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Conversion Price or round up to the next whole share.

iv. Transfer Taxes and Expenses. The issuance of Conversion Shares on conversion of this Note shall be made without charge to the Holder hereof for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such Conversion Shares, provided that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such Conversion Shares upon conversion in a name other than that of the Holder of this Note so converted and the Company shall not be required to issue or deliver such Conversion Shares unless or until the Person or Persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid. The Company shall pay all Transfer Agent fees to the Depository Trust Company (or another established clearing corporation performing similar functions) required for same-day electronic delivery of the Conversion Shares.

Annex D-5

Section 5. Certain Adjustments.

a) Stock Dividends and Stock Splits. If the Company, at any time while this Note is outstanding: (i) pays a stock dividend or otherwise makes a Distribution or Distributions payable in shares of Common Stock on shares of Common Stock or any Common Stock equivalents (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Company upon conversion of, or payment of interest on, this Note), (ii) subdivides outstanding shares of Common Stock into a larger number of shares, (iii) combines (including by way of a reverse stock split) outstanding shares of Common Stock into a smaller number of shares or (iv) issues, in the event of a reclassification of shares of the Common Stock, any shares of capital stock of the Company, then the Conversion Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding any treasury shares of the Company) outstanding immediately before such event, and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event. Any adjustment made pursuant to this Section shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or Distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

b) [Intentionally Omitted]

c) Subsequent Rights Offerings. In addition to any adjustments pursuant to Section 5(a) above, if at any time Company grants, issues or sells any Common Stock equivalents or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of shares of Common Stock (the “Purchase Rights”), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of shares of Common Stock acquirable upon complete conversion of this Note immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.

d) Pro Rata Distributions. During such time as this Note is outstanding, if the Company shall declare or make any dividend whether or not permitted, or makes any other distribution of its assets (or rights to acquire its assets) to holders of shares of Common Stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (a “Distribution”), at any time after the issuance of this Note, then, in each such case, the Holder shall be entitled to participate in such Distribution to the same extent that the Holder would have participated therein if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Note immediately before the date of which a record is taken for such Distribution, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the participation in such Distribution.

Annex D-6

e) Fundamental Transaction. If, at any time while this Note is outstanding, (i) the Company, directly or indirectly, in one or more related transactions effects any merger or consolidation of the Company with or into another Person, (ii) the Company, directly or indirectly, effects any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of its assets in one or a series of related transactions, (iii) any, direct or indirect, purchase offer, tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Common Stock are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of 50% or more of the outstanding Common Stock, (iv) the Company, directly or indirectly, in one or more related transactions effects any reclassification, reorganization or recapitalization of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property, or (v) the Company, directly or indirectly, in one or more related transactions consummates a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person whereby such other Person acquires more than 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock or share purchase agreement or other business combination) (each a “Fundamental Transaction”), then, upon any subsequent conversion of this Note, the Holder shall have the right to receive, for each Conversion Share that would have been issuable upon such conversion immediately prior to the occurrence of such Fundamental Transaction, the number of shares of Common Stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and any additional consideration (the “Alternate Consideration”) receivable as a result of such Fundamental Transaction by a holder of the number of shares of Common Stock for which this Note is convertible immediately prior to such Fundamental Transaction. For purposes of any such conversion, the determination of the Conversion Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one (1) share of Common Stock in such Fundamental Transaction, and the Company shall apportion the Conversion Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any conversion of this Note following such Fundamental Transaction. The Company shall cause any successor entity in a Fundamental Transaction in which the Company is not the survivor (the “Successor Entity”) to assume in writing all of the obligations of the Company under this Note in accordance with the provisions of this Section 5(e) pursuant to written agreements in form and substance reasonably satisfactory to the Holder and approved by the Holder (without unreasonable delay) prior to such Fundamental Transaction and shall, at the option of the holder of this Note, deliver to the Holder in exchange for this Note a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Note which is convertible for a corresponding number of shares of capital stock of such Successor Entity (or its parent entity) equivalent to the shares of Common Stock acquirable and receivable upon conversion of this Note (without regard to any limitations on the conversion of this Note) prior to such Fundamental Transaction, and with a conversion price which applies the conversion price hereunder to such shares of capital stock (but taking into account the relative value of the shares of Common Stock pursuant to such Fundamental Transaction and the value of such shares of capital stock, such number of shares of capital stock and such conversion price being for the purpose of protecting the economic value of this Note immediately prior to the consummation of such Fundamental Transaction). Upon the occurrence of any such Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Note and the other Ancillary Documents referring to the “Company” shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Note and the other Ancillary Documents with the same effect as if such Successor Entity had been named as the Company herein. For the avoidance of doubt, the transactions contemplated by the Merger Agreement shall not be deemed a Fundamental Transaction for purposes of this Section 5(e).

Annex D-7

f) Calculations. All calculations under this Section 5 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 5, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding any treasury shares of the Company) issued and outstanding.

g) Notice to the Holder.

i. Adjustment to Conversion Price. Whenever the Conversion Price is adjusted pursuant to any provision of this Section 5, the Company shall promptly deliver to each Holder a notice setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

ii. Notice to Allow Conversion by Holder. If (A) the Company shall declare a dividend (or any other Distribution in whatever form) on the Common Stock, (B) the Company shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock, (C) the Company shall authorize the granting to all holders of the Common Stock of rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights, (D) the approval of any stockholders of the Company shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, or any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property or (E) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company, then, in each case, the Company shall cause to be filed at each office or agency maintained for the purpose of conversion of this Note, and shall cause to be delivered to the Holder at its last address as it shall appear upon the Note Register, at least twenty (20) calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, Distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, Distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange, provided that the failure to deliver such notice or any defect therein or in the delivery thereof shall not affect the validity of the corporate action required to be specified in such notice. To the extent that any notice provided hereunder constitutes, or contains, material, non-public information regarding the Company or any of the Subsidiaries, the Company shall simultaneously file such notice with the SEC pursuant to a Current Report on Form 8-K. The Holder shall remain entitled to convert this Note during the 20-day period commencing on the date of such notice through the effective date of the event triggering such notice except as may otherwise be expressly set forth herein.

Annex D-8

Section 6. [RESERVED]

Section 7. Negative Covenants. As long as any portion of this Note remains outstanding, unless the Holder shall have otherwise given prior written consent, the Company shall not, and shall not permit any of the Subsidiaries to, directly or indirectly:

a) amend its charter documents, including, without limitation, its certificate of incorporation and bylaws, in any manner that materially and adversely affects any rights of the Holder;

b) pay cash dividends or Distributions on any equity securities of the Company;

c) enter into any transaction with any Affiliate of the Company which would be required to be disclosed in any public filing with the SEC, unless such transaction is made on an arm’s-length basis and expressly approved by a majority of the disinterested directors of the Company (even if less than a quorum otherwise required for board approval); or

d) enter into any agreement with respect to any of the foregoing.

Annex D-9

Section 8. Events of Default.

a) “Event of Default” means, wherever used herein, any of the following events (whatever the reason for such event and whether such event shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body):

i. any default in the payment of (A) the Principal Amount or (B) interest and other amounts owing to the Holder on this Note, as and when the same shall become due and payable which default, solely in the case of an interest payment or other default under clause (B) above, is not cured within 3 Trading Days;

ii. the Company shall fail to observe or perform, in any material respect, any other covenant or agreement contained in this Note (other than a breach by the Company of its obligations to deliver shares of Common Stock to the Holder upon conversion, which breach is addressed below), which failure is not cured, if possible to cure, within the earlier to occur of (A) 5 Trading Days after notice of such failure sent by the Holder to the Company and (B) 10 Trading Days after the Company has become or should have become aware of such failure;

iii. the Company shall be subject to a Bankruptcy Event; or

iv. the Company shall fail for any reason to deliver Conversion Shares to the Holder prior to the fifth Trading Day after a Conversion Date pursuant to Section 4(c) or the Company shall provide at any time notice to the Holder, including by way of public announcement, of the Company’s intention to not honor conversion of the Note in accordance with the terms hereof.

b) Remedies Upon Event of Default. If any Event of Default occurs, the outstanding Principal Amount, plus accrued but unpaid interest, and other amounts owing in respect thereof through the date of acceleration, shall become, at the Holder’s election, immediately due and payable in the manner described in, (i) with respect to the Principal Amount, Section 3(d) hereof, and (ii) with respect to accrued but unpaid interest, Section 2 hereof. Upon the payment in full of this note pursuant to this Section 8(b), the Holder shall promptly surrender this Note to or as directed by the Company. In connection with such acceleration described herein, the Holder need not provide, and the Company hereby waives, any presentment, demand, protest or other notice of any kind, and the Holder may immediately and without expiration of any grace period enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law. Such acceleration may be rescinded and annulled by Holder at any time prior to payment hereunder and the Holder shall have all rights as a holder of the Note until such time, if any, as the Holder receives full payment pursuant to this Section 8(b). No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereon.

Annex D-10

Section 9. Miscellaneous.

a) Notices. Any and all notices or other communications or deliveries to be provided by the Holder hereunder, shall be in writing and delivered personally, by facsimile, by email attachment, or sent by a nationally recognized overnight courier service, addressed to the Company, at the address set forth above, or such other facsimile number, email address, or address as the Company may specify for such purposes by notice to the Holder delivered in accordance with this Section 9(a).  Any and all notices or other communications or deliveries to be provided by the Company hereunder shall be in writing and delivered personally, by facsimile, by email attachment, or sent by a nationally recognized overnight courier service addressed to each Holder at the facsimile number, email address or address of the Holder appearing on the books of the Company, or if no such facsimile number or email attachment or address appears on the books of the Company, at the principal place of business of such Holder, as provided in writing by such Holder.  Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number or email attachment to the email address set forth on the signature pages attached hereto prior to 5:30 p.m. (New York City time) on any date, (ii) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number or email attachment to the email address set forth on the signature pages attached hereto on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day, (iii) the second Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service or (iv) upon actual receipt by the party to whom such notice is required to be given.

b) Absolute Obligation. Except as expressly provided herein, no provision of this Note shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the Principal Amount and accrued interest, as applicable, on this Note at the time, place, and rate, and in the coin or currency, herein prescribed. This Note is a direct debt obligation of the Company.

c) Lost or Mutilated Note. If this Note shall be mutilated, lost, stolen or destroyed, the Company shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated Note, or in lieu of or in substitution for a lost, stolen or destroyed Note, a new Note for the Principal Amount so mutilated, lost, stolen or destroyed, but only upon receipt of evidence of such loss, theft or destruction of such Note, and of the ownership hereof, reasonably satisfactory to the Company.

Annex D-11

d) Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Note shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflict of laws thereof. Each party agrees that all legal proceedings concerning the interpretation, enforcement and defense of the transactions contemplated by any of the Ancillary Documents (whether brought against a party hereto or its respective Affiliates, directors, officers, shareholders, employees or agents) shall be commenced in the state and federal courts sitting in the City of New York, Borough of Manhattan (the “New York Courts”). Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the New York Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Ancillary Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such New York Courts, or such New York Courts are improper or inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Note and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by applicable law. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Note or the transactions contemplated hereby. If any party shall commence an action or proceeding to enforce any provisions of this Note, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorneys fees and other costs and expenses incurred in the investigation, preparation and prosecution of such action or proceeding.

e) Waiver. Any waiver by the Company or the Holder of a breach of any provision of this Note shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Note. The failure of the Company or the Holder to insist upon strict adherence to any term of this Note on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Note on any other occasion. Any waiver by the Company or the Holder must be in writing.

f) Severability. If any provision of this Note is invalid, illegal or unenforceable, the balance of this Note shall remain in effect, and if any provision is inapplicable to any Person or circumstance, it shall nevertheless remain applicable to all other Persons and circumstances. If it shall be found that any interest or other amount deemed interest due hereunder violates the applicable law governing usury, the applicable rate of interest due hereunder shall automatically be lowered to equal the maximum rate of interest permitted under applicable law. The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive the Company from paying all or any portion of the principal of or interest on this Note as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Note, and the Company (to the extent it may lawfully do so) hereby expressly waives all benefits or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Holder, but will suffer and permit the execution of every such as though no such law has been enacted.

Annex D-12

g) Remedies, Characterizations, Other Obligations, Breaches and Injunctive Relief. The remedies provided in this Note shall be cumulative and in addition to all other remedies available under this Note and any of the other Ancillary Documents at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the Holder’s right to pursue actual and consequential damages for any failure by the Company to comply with the terms of this Note.  The Company covenants to the Holder that there shall be no characterization concerning this instrument other than as expressly provided herein. Amounts set forth or provided for herein with respect to payments, conversion and the like (and the computation thereof) shall be the amounts to be received by the Holder and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof). The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the Holder shall be entitled, in addition to all other available remedies, to an injunction restraining any such breach or any such threatened breach, without the necessity of showing economic loss and without any bond or other security being required. The Company shall provide all information and documentation to the Holder that is requested by the Holder to enable the Holder to confirm the Company’s compliance with the terms and conditions of this Note.

h) Next Business Day. Whenever any payment or other obligation hereunder shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day.

i) Headings. The headings contained herein are for convenience only, do not constitute a part of this Note and shall not be deemed to limit or affect any of the provisions hereof.

*********************

(Signature Page Follows)

Annex D-13

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed by a duly authorized officer as of the date first above indicated.

MICT, Inc.

By:	/s/ Darren Mercer
Name: Darren Mercer
Title: Interim Chief Executive Officer
Facsimile No. for delivery of Notices:__________

Annex D-14

Annex E

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”) is dated as of _________, 2020, between MICT, Inc., a Delaware corporation (the “Company”), and each purchaser identified on the signature pages hereto (each, including its successors and assigns, a “Purchaser” and collectively, the “Purchasers”).

WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to Regulation S of the Securities Act of 1933, as amended (the “Securities Act”), the Company desires to issue and sell to each Purchaser, and each Purchaser, severally and not jointly, desires to purchase from the Company, securities of the Company as more fully described in this Agreement.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and each Purchaser agree as follows:

ARTICLE I.

DEFINITIONS

1.1 Definitions. In addition to the terms defined elsewhere in this Agreement: (a) capitalized terms that are not otherwise defined herein have the meanings given to such terms in the Convertible Notes (as defined herein), and (b) the following terms have the meanings set forth in this Section 1.1:

“Acquiring Person” shall have the meaning ascribed to such term in Section 4.7.

“Action” shall have the meaning ascribed to such term in Section 3.1(h).

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 405 under the Securities Act.

“BHCA” shall have the meaning ascribed to such term in Section 3.1(gg).

“Board of Directors” means the board of directors of the Company.

“Business Day” means any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“Buy-In Price” shall have the meaning ascribed to such term in Section 4.1(d).

“Charter Amendment” shall have the meaning ascribed to such term in Section 4.11(a).

Annex E-1

“Closing” means the purchase and sale of the Securities pursuant to Section 2.1.

“Closing Date” means the date hereof on which all of the Transaction Documents have been executed and delivered by the applicable parties thereto, and all conditions precedent to (i) the Purchasers’ obligations to pay the Subscription Amount and (ii) the Company’s obligations to deliver the Securities, in each case, have been satisfied or waived.

“Commission” means the United States Securities and Exchange Commission.

“Common Stock” means the common stock of the Company, par value $0.001 per share, and any other class of securities into which such securities may hereafter be reclassified or changed.

“Common Stock Equivalents” means any securities of the Company or the Subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

“Company Counsel” means Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., with offices located at 666 Third Avenue, New York, NY 10017.

“Conversion Price” shall have the meaning ascribed to such term in the Convertible Note.

“Conversion Shares” shall have the meaning ascribed to such term in the Convertible Note.

“Convertible Notes” means unsecured convertible promissory notes of the Company delivered to the Purchasers at the Closing in accordance with Section 2.2(a) hereof, which Convertible Notes shall be convertible upon receipt of Shareholder Approval and have a term as set forth therein, in the form of Exhibit A attached hereto.

“Effective Date” means the earliest of the date that (a) the Registration Statement has been declared effective by the Commission, (b) all of the Underlying Shares have been sold pursuant to Rule 144 or may be sold pursuant to Rule 144 without the requirement for the Company to be in compliance with the current public information required under Rule 144 and without volume or manner-of-sale restrictions, (c) following the one (1)-year anniversary of the Closing Date provided that a holder of Underlying Shares is not an Affiliate of the Company, or (d) all of the Underlying Shares may be sold pursuant to an exemption from registration under Section 4(a)(1) of the Securities Act without volume or manner-of-sale restrictions and Company Counsel has delivered to such holders a standing written unqualified opinion that resales may then be made by such holders of the Underlying Shares pursuant to such exemption which opinion shall be in form and substance reasonably acceptable to such holders.

Annex E-2

“Evaluation Date” shall have the meaning ascribed to such term in Section 3.1(m).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“FCPA” means the Foreign Corrupt Practices Act of 1977, as amended.

“Federal Reserve” shall have the meaning ascribed to such term in Section 3.1(gg).

“GAAP” shall have the meaning ascribed to such term in Section 3.1(h).

“Hazardous Materials” shall have the meaning ascribed to such term in Section 3.1(i).

“Legend Removal Date” shall have the meaning ascribed to such term in Section 4.1(c).

“Liens” means a lien, charge, pledge, security interest, encumbrance, right of first refusal, preemptive right or other restriction.

“Material Adverse Effect” shall have the meaning assigned to such term in Section 3.1(a).

“Maximum Rate” shall have the meaning ascribed to such term in Section 5.17.

“Money Laundering Laws” shall have the meaning ascribed to such term in Section 3.1(hh).

“OFAC” shall have the meaning ascribed to such term in Section 3.1(ee).

“Other Written Information” shall have the meaning ascribed to such term in Section 3.2(f).

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an informal investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Public Information Failure” shall have the meaning ascribed to such term in Section 4.3(b).

“Public Information Failure Payments” shall have the meaning ascribed to such term in Section 4.3(b).

Annex E-3

“Purchaser Party” shall have the meaning ascribed to such term in Section 4.10.

“Registration Statement” means a registration statement on Form S-3 or otherwise meeting the requirements set forth in Section 4.19 of this Agreement and covering the resale of the Underlying Shares by each Purchaser as provided for in Section 4.19 of this Agreement.

“Required Approvals” shall have the meaning ascribed to such term in Section 3.1(d).

“Required Minimum” means, as of any date, the maximum aggregate number of shares of Common Stock then issued or potentially issuable in the future pursuant to the Transaction Documents, including any Underlying Shares issuable upon conversion in full of all shares of all Convertible Notes, ignoring any conversion limits set forth therein, and assuming that any previously unconverted shares under the Convertible Note are held until the third (3rd) anniversary of the last Closing Date and all dividends are paid in shares of Common Stock until such anniversary.

“Required Minimum Increase” shall have the meaning ascribed to such term in Section 4.11(b).

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.

“Rule 424” means Rule 424 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.

“SEC Reports” shall have the meaning ascribed to such term in Section 3.1(h).

“Securities” means the Convertible Notes, the Conversion Shares and the Underlying Shares.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Shareholder Approval” means such approval as may be required by the applicable rules and regulations of the NYSE American/the Nasdaq Stock Market/The New York Stock Exchange (or any successor entity) from the shareholders of the Company with respect to the transactions contemplated by the Transaction Documents, including the issuance of all of the Underlying Shares in excess of 19.99% of the issued and outstanding Common Stock on the Closing Date.

Annex E-4

“Short Sales” means all “short sales” as defined in Rule 200 of Regulation SHO under the Exchange Act (but shall not be deemed to include locating and/or borrowing shares of Common Stock).

“Standard Settlement Period” shall have the meaning ascribed to such term in Section 4.1(c).

“Subscription Amount” shall mean, as to each Purchaser, the aggregate amount to be paid for the Convertible Notes purchased hereunder as specified below such Purchaser’s name on the signature page of this Agreement and next to the heading “Subscription Amount,” in United States dollars and in immediately available funds.

“Subsidiary” means any subsidiary of the Company and shall, where applicable, also include any direct or indirect subsidiary of the Company formed or acquired after the date hereof.

“Trading Day” means a day on which the principal Trading Market is open for trading.

“Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange, OTCQB or OTCQX (or any successors to any of the foregoing).

“Transaction Documents” means this Agreement, the Convertible Notes, all exhibits and schedules thereto and hereto and any other documents or agreements executed in connection with the transactions contemplated hereunder.

“Transfer Agent” means Worldwide Stock Transfer, LLC, the current transfer agent of the Company, with a mailing address of One University Plaza, Suite 505, Hackensack, NJ 07601, and a facsimile number of (201) 820-2010, and any successor transfer agent of the Company.

“Underlying Shares” means the Conversion Shares, including without limitation, shares of Common Stock issued and issuable upon conversion or redemption of the Convertible Notes, issued and issuable in lieu of the cash payment of interest on the Convertible Notes in accordance with the terms of the Convertible Notes (assuming all permissible interest payments are made in shares of Common Stock), any additional shares of Common Stock issued and issuable in connection with any anti-dilution provisions in the Convertible Notes (without giving effect to any limitations on conversion set forth in the Convertible Notes), and (d) any securities issued or then issuable upon any stock split, dividend or other distribution, recapitalization or similar event with respect to the foregoing.

“U.S. person” shall have the meaning ascribed to such term in Section 3.2(h)(i)(a).

Annex E-5

“VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b)  if OTCQB or OTCQX is not a Trading Market, the volume weighted average price of the Common Stock for such date (or the nearest preceding date) on OTCQB or OTCQX as applicable, (c) if the Common Stock is not then listed or quoted for trading on OTCQB or OTCQX and if prices for the Common Stock are then reported in the “Pink Sheets” published by OTC Markets Group, Inc. (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported, or (d) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Purchasers of a majority in interest of the Securities then outstanding and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company.

ARTICLE II.

PURCHASE AND SALE

2.1 Closing. The Purchasers will purchase at the Closing (as defined below) severally and not jointly an aggregate of up to $[______] in Subscription Amount of Convertible Notes equal to each Purchaser’s Subscription Amount as set forth on the signature page hereto executed by such Purchaser, as determined pursuant to Section 2.2(a). The closing of the purchase by the Purchasers shall occur on the date hereof (the “Closing Date”). On the Closing Date, each Purchaser shall deliver to the Company, via wire transfer or a certified check, immediately available funds equal to such Purchaser’s Subscription Amounts and the Company shall deliver to each Purchaser its respective Convertible Notes as determined pursuant to Section 2.2(a), and the Company and each Purchaser shall deliver the other items set forth in Section 2.2 deliverable at the Closing. Upon satisfaction of the covenants and conditions set forth in Sections 2.1, 2.2 and 2.3, the applicable Closing shall occur at such location as the parties shall mutually agree.

2.2 Deliveries.

(a) On the Closing Date, the Company shall deliver or cause to be delivered to each Purchaser the following:

(i) a Convertible Note equal to such Purchaser’s Subscription Amount, registered in the name of such.

(b) On the Closing Date, each Purchaser shall deliver or cause to be delivered to the Company, the following:

(i) such Purchaser’s Subscription Amount by wire transfer to the account specified in writing by the Company.

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2.3 Closing Conditions.

(a) The obligations of the Company hereunder in connection with the Closing are subject to the following conditions being met:

(i) the accuracy in all material respects (or, to the extent representations or warranties are qualified by materiality or Material Adverse Effect, in all respects) on the Closing Date of the representations and warranties of the Purchasers contained herein (unless as of a specific date therein in which case they shall be accurate as of such date);

(ii) all obligations, covenants and agreements of each Purchaser required to be performed at or prior to the Closing Date shall have been performed; and

(iii) the delivery by each Purchaser of the items set forth in Section 2.2(b) of this Agreement.

(b) The respective obligations of the Purchasers hereunder in connection with the Closing are subject to the following conditions being met:

(i) the accuracy in all material respects (or, to the extent representations or warranties are qualified by materiality or Material Adverse Effect, in all respects) when made and on the Closing Date of the representations and warranties of the Company contained herein (unless as of a specific date therein in which case they shall be accurate as of such date);

(ii) all obligations, covenants and agreements of the Company required to be performed at or prior to the Closing Date shall have been performed;

(iii) the delivery by the Company of the items set forth in Section 2.2(a) of this Agreement;

(iv) there shall have been no Material Adverse Effect with respect to the Company since the date hereof; and

(v) as of the Closing Date, trading in the Common Stock shall not have been suspended by the Commission or the Company’s principal Trading Market and, as of the Closing Date, trading in securities generally as reported by Bloomberg L.P. shall not have been suspended or limited, or minimum prices shall not have been established on securities whose trades are reported by such service, or on any Trading Market, nor shall a banking moratorium have been declared either by the United States or New York State authorities nor shall there have occurred any material outbreak or escalation of hostilities or other national or international calamity of such magnitude in its effect on, or any material adverse change in, any financial market which, in each case, in the reasonable judgment of such Purchaser, makes it impracticable or inadvisable to purchase the Securities at the Closing.

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ARTICLE III.

REPRESENTATIONS AND WARRANTIES

3.1 Representations and Warranties of the Company. Except as set forth in the SEC Reports, the Company hereby makes the following representations and warranties to each Purchaser:

(a) Organization and Qualification. The Company and each of the Subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted, could not have or reasonably be expected to result in: (i) a Material Adverse Effect on the legality, validity or enforceability of any Transaction Document, (ii) a Material Adverse Effect on the results of operations, assets, business, prospects or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, or (iii) a Material Adverse Effect on the Company’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document (any of (i), (ii) or (iii), a “Material Adverse Effect”) and no Proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

(b) Authorization; Enforcement. Except as described in Section 4.11 hereof, the Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and each of the other Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement and each of the other Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, the Board of Directors or the Company’s stockholders in connection herewith or therewith other than in connection with the Required Approvals. This Agreement and each other Transaction Document to which it is a party has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(c) No Conflicts. Except as described in Section 4.11 hereof, the execution, delivery and performance by the Company of this Agreement and the other Transaction Documents to which it is a party, the issuance and sale of the Securities and the consummation by it of the transactions contemplated hereby and thereby do not and will not (i) conflict with or violate any provision of the Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company or any Subsidiary, or give to others any rights of termination, amendment, anti-dilution or similar adjustments, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) subject to the Required Approvals, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in a Material Adverse Effect.

(d) Filings, Consents and Approvals. The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than: (i) the filings required pursuant to Section 4.6 of this Agreement, (ii) the filing with the Commission pursuant to Section 4.19 of this Agreement, (iii) the notice and/or application(s) to each applicable Trading Market for the issuance and sale of the Securities and the listing of the Underlying Shares for trading thereon in the time and manner required thereby, (iv) the filing of Form D with the Commission and such filings as are required to be made under applicable state securities laws and (v) Shareholder Approval (collectively, the “Required Approvals”).

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(e) Issuance of the Securities. The Securities are duly authorized and, when issued and paid for in accordance with the applicable Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company other than restrictions on transfer provided for in the Transaction Documents. The Underlying Shares, when issued in accordance with the terms of the Transaction Documents, will be validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company other than restrictions on transfer provided for in the Transaction Documents. Purchaser acknowledges that as of the date hereof, the Company does not have the requisite number of authorized but unissued shares of Common Stock under its Certificate of Incorporation to reserve the number of shares of Common Stock for issuance of the Underlying Shares at least equal to the Required Minimum. The Company shall have amended its certificate of incorporation so as to authorize and reserve for issuance a sufficient number of shares of Common Stock such that all of the Convertible Notes that are issuable pursuant to this Agreement may be converted into Conversion Shares. The Board of Directors shall use its reasonable best efforts to complete the Charter Amendment as soon as possible, and to obtain Shareholder Approval in connection therewith, and in any event within 180 days of the issuance of the Convertible Notes from its duly authorized capital stock a number of shares of Common Stock for issuance of the Underlying Shares at least equal to the Required Minimum on the date hereof.

(f) [RESERVED]

(g) [RESERVED]

(h) Litigation. Except as set forth in the SEC Reports, there is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”) which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Securities or (ii) could, if there were an unfavorable decision, have or reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any Subsidiary, nor any director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. There has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the Commission involving the Company or any current or former director or officer of the Company. The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any Subsidiary under the Exchange Act or the Securities Act.

(i) Environmental Laws. To the knowledge of the Company, the Company and its Subsidiaries are in material compliance with all federal, state, local and foreign laws relating to pollution or protection of human health or the environment (including ambient air, surface water, groundwater, land surface or subsurface strata), including laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes (collectively, “Hazardous Materials”) into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands, or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations, issued, entered, promulgated or approved thereunder.

(j) Intellectual Property. The Company and the Subsidiaries have, or have rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, trade secrets, inventions, copyrights, licenses and other intellectual property rights and similar rights necessary or required for use in connection with their respective businesses as described in the SEC Reports and which the failure to so have could have a Material Adverse Effect.

(k) Insurance. The Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Company and the Subsidiaries are engaged, including, but not limited to, directors and officers insurance coverage at least equal to the aggregate Subscription Amount. Neither the Company nor any Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.

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(l) [RESERVED]

(m) Sarbanes-Oxley; Internal Accounting Controls. The Company and the Subsidiaries are in compliance with any and all applicable requirements of the Sarbanes-Oxley Act of 2002 that are effective as of the date hereof, and any and all applicable rules and regulations promulgated by the Commission thereunder that are effective as of the date hereof. The Company and the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company and the Subsidiaries have established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the Company and the Subsidiaries and designed such disclosure controls and procedures to ensure that information required to be disclosed by the Company in the reports it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms. The Company’s certifying officers have evaluated the effectiveness of the disclosure controls and procedures of the Company and the Subsidiaries as of the end of the period covered by the most recently filed periodic report under the Exchange Act (such date, the “Evaluation Date”). The Company presented in its most recently filed periodic report under the Exchange Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Since the Evaluation Date, there have been no changes in the internal control over financial reporting (as such term is defined in the Exchange Act) of the Company and its Subsidiaries that have materially affected, or is reasonably likely to materially affect, the internal control over financial reporting of the Company and its Subsidiaries.

(n) [RESERVED]

(o) Private Placement. Assuming the accuracy of the Purchasers’ representations and warranties set forth in Section 3.2, no registration under the Securities Act is required for the offer and sale of the Securities by the Company to the Purchasers as contemplated hereby. As of the date hereof, the issuance and sale of the Securities hereunder does not contravene the rules and regulations of the Trading Market.

(p) Investment Company. The Company is not, and is not an Affiliate of, and immediately after receipt of payment for the Securities, will not be or be an Affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended. The Company shall conduct its business in a manner so that it will not become an “investment company” subject to registration under the Investment Company Act of 1940, as amended.

Annex E-10

(q) Listing and Maintenance Requirements. The Common Stock is registered pursuant to Section 12(b) or 12(g) of the Exchange Act, and the Company has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act nor has the Company received any notification that the Commission is contemplating terminating such registration. Except as set forth in the SEC Reports, the Company has not, in the 12 months preceding the date hereof, received notice from any Trading Market on which the Common Stock is or has been listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of such Trading Market. The Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with all such listing and maintenance requirements. The Common Stock is currently eligible for electronic transfer through the Depository Trust Company or another established clearing corporation and the Company is current in payment of the fees to the Depository Trust Company (or such other established clearing corporation) in connection with such electronic transfer.

(r) Application of Takeover Protections. The Company and the Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s certificate of incorporation (or similar charter documents) or the laws of its state of incorporation that is or could become applicable to the Purchasers as a result of the Purchasers and the Company fulfilling their obligations or exercising their rights under the Transaction Documents, including without limitation as a result of the Company’s issuance of the Securities and the Purchasers’ ownership of the Securities.

(s) [RESERVED]

(t) No Integrated Offering. Assuming the accuracy of the Purchasers’ representations and warranties set forth in Section 3.2, neither the Company, nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Securities to be integrated with prior offerings by the Company for purposes of the Securities Act which would require the registration of any such securities under the Securities Act.

(u) Tax Status. Except for matters that would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect, the Company and its Subsidiaries each (i) has made or filed all United States federal, state and local income and all foreign income and franchise tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations and (iii) has set aside on its books provision reasonably adequate for the payment of all material taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company or of any Subsidiary know of no basis for any such claim.

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(v) No General Solicitation. Neither the Company nor any Person acting on behalf of the Company has offered or sold any of the Securities by any form of general solicitation or general advertising. The Company has offered the Securities for sale only to the Purchasers and certain other “accredited investors” within the meaning of Rule 501 under the Securities Act.

(w) Foreign Corrupt Practices. Neither the Company nor any Subsidiary, nor to the knowledge of the Company or any Subsidiary, any agent or other person acting on behalf of the Company or any Subsidiary, has (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company or any Subsidiary (or made by any person acting on its behalf of which the Company is aware) which is in violation of law or (iv) violated in any material respect any provision of FCPA.

(x) [RESERVED]

(y) No Disagreements with Accountants and Lawyers. There are no disagreements of any kind presently existing, or reasonably anticipated by the Company to arise, between the Company and the accountants and lawyers formerly or presently employed by the Company and the Company is current with respect to any fees owed to its accountants and lawyers which could affect the Company’s ability to perform any of its obligations under any of the Transaction Documents.

(z) Acknowledgment Regarding Purchasers’ Purchase of Securities. The Company acknowledges and agrees that each of the Purchasers is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated thereby. The Company further acknowledges that no Purchaser is acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated thereby and any advice given by any Purchaser or any of their respective representatives or agents in connection with the Transaction Documents and the transactions contemplated thereby is merely incidental to the Purchasers’ purchase of the Securities. The Company further represents to each Purchaser that the Company’s decision to enter into this Agreement and the other Transaction Documents has been based solely on the independent evaluation of the transactions contemplated hereby by the Company and its representatives.

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(aa) Acknowledgment Regarding Purchaser’s Trading Activity. The Company acknowledges and agrees that each of the Purchasers is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated thereby. The Company further acknowledges that no Purchaser is acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated thereby and any advice given by any Purchaser or any of their respective representatives or agents in connection with the Transaction Documents and the transactions contemplated thereby is merely incidental to the Purchasers’ purchase of the Securities. The Company further represents to each Purchaser that the Company’s decision to enter into this Agreement and the other Transaction Documents has been based solely on the independent evaluation of the transactions contemplated hereby by the Company and its representatives.

(bb) Regulation M Compliance. The Company has not, and to its knowledge no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Securities, (ii) sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the Securities, or (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company, other than, in the case of clauses (ii) and (iii), compensation paid to any financial advisors in connection with the sale of the Securities.

(cc) Resale Registration Eligibility. The Company is eligible to register the resale of the Underlying Shares for resale by the Purchaser under the Securities Act.

(dd) Stock Option Plans. Each stock option granted by the Company under the Company’s stock option plan was granted (i) in accordance with the terms of the Company’s stock option plan and (ii) with an exercise price at least equal to the fair market value of the Common Stock on the date such stock option would be considered granted under GAAP and applicable law. No stock option granted under the Company’s stock option plan has been backdated. The Company has not knowingly granted, and there is no and has been no Company policy or practice to knowingly grant, stock options prior to, or otherwise knowingly coordinate the grant of stock options with, the release or other public announcement of material information regarding the Company or its Subsidiaries or their financial results or prospects.

(ee) Office of Foreign Assets Control. Neither the Company nor any Subsidiary nor, to the Company’s knowledge, any director, officer, agent, employee or affiliate of the Company or any Subsidiary is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”).

(ff) U.S. Real Property Holding Corporation. The Company is not and has never been a U.S. real property holding corporation within the meaning of Section 897 of the Internal Revenue Code of 1986, as amended, and the Company shall so certify upon Purchaser’s request.

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(gg) Bank Holding Company Act. Neither the Company nor any of its Subsidiaries or Affiliates is subject to the Bank Holding Company Act of 1956, as amended (the “BHCA”) and to regulation by the Board of Governors of the Federal Reserve System (the “Federal Reserve”). Neither the Company nor any of its Subsidiaries or Affiliates owns or controls, directly or indirectly, five percent (5%) or more of the outstanding shares of any class of voting securities or twenty-five percent or more of the total equity of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve. Neither the Company nor any of its Subsidiaries or Affiliates exercises a controlling influence over the management or policies of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve.

(hh) Money Laundering. The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance with applicable financial record-keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, applicable money laundering statutes and applicable rules and regulations thereunder (collectively, the “Money Laundering Laws”), and no Action or Proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any Subsidiary with respect to the Money Laundering Laws is pending or, to the knowledge of the Company or any Subsidiary, threatened.

3.2 Representations and Warranties of the Purchasers. Each Purchaser, for itself and for no other Purchaser, hereby represents and warrants as of the date hereof to the Company as follows (unless as of a specific date therein, in which case they shall be accurate as of such date):

(a) Organization; Authority. Such Purchaser is either an individual or an entity duly incorporated or formed, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation with full right, corporate, partnership, limited liability company or similar power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of the Transaction Documents and performance by such Purchaser of the transactions contemplated by the Transaction Documents have been duly authorized by all necessary corporate, partnership, limited liability company or similar action, as applicable, on the part of such Purchaser. Each Transaction Document to which it is a party has been duly executed by such Purchaser, and when delivered by such Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of such Purchaser, enforceable against it in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(b) Own Account. Such Purchaser understands that the Securities are “restricted securities” and have not been registered under the Securities Act or any applicable state securities law and is acquiring the Securities as principal for its own account and not with a view to or for distributing or reselling such Securities or any part thereof in violation of the Securities Act or any applicable state securities law, has no present intention of distributing any of such Securities in violation of the Securities Act or any applicable state securities law and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of such Securities in violation of the Securities Act or any applicable state securities law (this representation and warranty not limiting such Purchaser’s right to sell the Securities pursuant to the Registration Statement or otherwise in compliance with applicable federal and state securities laws). Such Purchaser is acquiring the Securities hereunder in the ordinary course of its business.

Annex E-14

(c) Purchaser Status. At the time such Purchaser was offered the Securities, it was, and as of the date hereof it is, and on each date on which it converts any Convertible Notes, it will be either: (i) an “accredited investor” as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) under the Securities Act or (ii) a “qualified institutional buyer” as defined in Rule 144A(a) under the Securities Act.

(d) Experience of Such Purchaser. Such Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment. Such Purchaser is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment.

(e) General Solicitation. Such Purchaser is not, to such Purchaser’s knowledge, purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or, to the knowledge of such Purchaser, any other general solicitation or general advertisement.

(f) Information on Company. Such Purchaser has been furnished with or has had access to the SEC Reports. Purchasers are not deemed to have any knowledge of any information not included in the SEC Reports unless such information is delivered in the manner described in the next sentence.  In addition, such Purchaser may have received in writing from the Company such other information concerning its operations, financial condition and other matters as such Purchaser has requested, (such other information is collectively, the “Other Written Information”), and considered all factors such Purchaser deems material in deciding on the advisability of investing in the Securities. Such Purchaser was afforded (i) the opportunity to ask such questions as such Purchaser deemed necessary of, and to receive answers from, representatives of the Company concerning the merits and risks of acquiring the Securities; (ii) the right of access to information about the Company and its financial condition, results of operations, business, properties, management and prospects sufficient to enable such Purchaser to evaluate the Securities; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to acquiring the Securities.

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(g) No Conflicts. The execution, delivery and performance of this Agreement and performance under the other Transaction Documents and the consummation by such Purchaser of the transactions contemplated hereby and thereby or relating hereto or thereto do not and will not (i) result in a violation of such Purchaser’s charter documents, bylaws or other organizational documents, if applicable, (ii) conflict with nor constitute a default (or an event which with notice or lapse of time or both would become a default) under any agreement to which such Purchaser is a party, nor (iii) result in a violation of any law, rule, or regulation, or any order, judgment or decree of any court or governmental agency applicable to such Purchaser or its properties (except for such conflicts, defaults and violations as would not, individually or in the aggregate, have a Material Adverse Effect on such Purchaser). Such Purchaser is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement or perform under the other Transaction Documents nor to purchase the Securities in accordance with the terms hereof, provided that for purposes of the representation made in this sentence, such Purchaser is assuming and relying upon the accuracy of the relevant representations and agreements of the Company herein.

(h) Certain Transactions and Confidentiality. Other than consummating the transactions contemplated hereunder, such Purchaser has not, nor has any Person acting on behalf of or pursuant to any understanding with such Purchaser, directly or indirectly executed any purchases or sales, including Short Sales, of the securities of the Company during the period commencing as of the time that such Purchaser first received a term sheet (written or oral) from the Company or any other Person representing the Company setting forth the material terms of the transactions contemplated hereunder and ending immediately prior to the execution hereof. Notwithstanding the foregoing, in the case of a Purchaser that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Purchaser’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Purchaser’s assets, the representation set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Securities covered by this Agreement. Other than to other Persons party to this Agreement or to such Purchaser’s representatives, including, without limitation, its officers, directors, partners, legal and other advisors, employees, agents and Affiliates, such Purchaser has maintained the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction). Notwithstanding the foregoing, for the avoidance of doubt, nothing contained herein shall constitute a representation or warranty, or preclude any actions, with respect to locating or borrowing shares in order to effect Short Sales or similar transactions in the future.

(i) Not a “U.S. Person”.

a.	Such Purchaser is not a U.S. person (“U.S. person”) as that term is defined in Rule 902(k) of Regulation S of the Securities Act and the Securities have not been offered to the Purchaser in the United States and at the time of the offer the Purchaser was physically outside of the United States.

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b.	Such Purchaser is acquiring the Securities for its own account for investment purposes only and not with a view to the distribution thereof nor on behalf of or for the benefit of any U.S. person and the sale and resale of the Securities have not been prearranged with any U.S. person.

c.	Such Purchaser understands that the Securities have not been registered under the Securities Act or any United States state securities laws and the Securities are being offered and sold pursuant to Regulation S under the Securities Act based in part on the truth and accuracy of the representations of the Purchaser set forth herein.

d.	In addition to the restrictions contained herein, such Purchaser agrees that prior to the expiration of a period commencing on the date of the issuance of the Securities and ending on the six-month anniversary of the issuance of the Securities, such Purchaser shall not offer, sell, assign, transfer, pledge, encumber or otherwise dispose of the Securities to U.S. persons or for the account or benefit of U.S. persons and it will not resell the Securities except: (i) outside the United States in an offshore transaction in compliance with Regulation S under the Securities Act; (ii) pursuant to an exemption from registration under the Securities Act; or (iii) pursuant to an effective and current registration statement under the Securities Act.

e.	Such Purchaser has satisfied itself as to the full observance of the laws of its jurisdiction of organization in connection with any invitation to subscribe for the Securities or any use of this Agreement, including (i) the legal requirements within its jurisdiction for the purchase of the Securities, (ii) any governmental or other consents that may need to be obtained, and (iii) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale, or transfer of the Securities. Such purchase of, and continued beneficial ownership of, the Securities will not violate any applicable securities or other laws of the Purchaser’s jurisdiction of organization.

(j) The Purchaser acknowledges that it is relying on its own independent investigation, analysis and evaluation of this investment in making its decision to enter into this Agreement and consummate the transactions contemplated hereby. The Purchaser is not relying on and has not relied on any representations and warranties except for those expressly made by the Company herein, and the Purchaser is not relying on the subscription of any other Purchasers in making its investment decision.

The Company acknowledges and agrees that the representations contained in this Section 3.2 shall not modify, amend or affect such Purchaser’s right to rely on the Company’s representations and warranties contained in this Agreement or any representations and warranties contained in any other Transaction Document or any other document or instrument executed and/or delivered in connection with this Agreement or the consummation of the transactions contemplated hereby. Notwithstanding the foregoing, for the avoidance of doubt, nothing contained herein shall constitute a representation or warranty, or preclude any actions, with respect to locating or borrowing shares in order to effect Short Sales or similar transactions in the future.

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ARTICLE IV.

OTHER AGREEMENTS OF THE PARTIES

4.1 Transfer Restrictions.

(a) The Securities may only be disposed of in compliance with state and federal securities laws. In connection with any transfer of Securities other than pursuant to an effective registration statement or Rule 144, to the Company or to an Affiliate of a Purchaser or in connection with a pledge as contemplated in Section 4.1(b), the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Securities under the Securities Act. As a condition of transfer, any such transferee shall agree in writing to be bound by the terms of this Agreement and shall have the rights and obligations of a Purchaser under this Agreement.

(b) The Purchasers agree to the imprinting, so long as is required by this Section 4.1, of a legend on any of the Securities in the following form:

NEITHER THIS SECURITY NOR THE SECURITIES INTO WHICH THIS SECURITY IS CONVERTIBLE HAS BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. THIS SECURITY AND THE SECURITIES ISSUABLE UPON CONVERSION OF THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT WITH A REGISTERED BROKER-DEALER OR OTHER LOAN WITH A FINANCIAL INSTITUTION THAT IS AN “ACCREDITED INVESTOR” AS DEFINED IN RULE 501(a) UNDER THE SECURITIES ACT OR OTHER LOAN SECURED BY SUCH SECURITIES.

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The Company acknowledges and agrees that a Purchaser may from time to time pledge pursuant to a bona fide margin agreement with a registered broker-dealer or grant a security interest in some or all of the Securities to a financial institution that is an “accredited investor” as defined in Rule 501(a) under the Securities Act and, if required under the terms of such arrangement, such Purchaser may transfer pledged or secured Securities to the pledgees or secured parties. Such a pledge or transfer would not be subject to approval of the Company and no legal opinion of legal counsel of the pledgee, secured party or pledgor shall be required in connection therewith. Further, no notice shall be required of such pledge. At the appropriate Purchaser’s expense, the Company will execute and deliver such reasonable documentation as a pledgee or secured party of Securities may reasonably request in connection with a pledge or transfer of the Securities, including, if the Securities are subject to registration pursuant to Section 4.19 of this Agreement, the preparation and filing of any required prospectus supplement under Rule 424(b)(3) under the Securities Act or other applicable provision of the Securities Act to appropriately amend the list of selling stockholders thereunder.

(c) Certificates evidencing the Underlying Shares shall not contain any legend (including the legend set forth in Section 4.1(b) hereof): (i) while a registration statement (including the Registration Statement) covering the resale of such security is effective under the Securities Act, (ii) following any sale of such Underlying Shares pursuant to Rule 144, (iii) if such Underlying Shares are eligible for sale under Rule 144, without the requirement for the Company to be in compliance with the current public information required under Rule 144 as to such Underlying Shares and without volume or manner-of-sale restrictions, or (iv) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission). The Company shall cause its counsel to issue a legal opinion to the Transfer Agent or the Purchaser promptly after the Effective Date if required by the Transfer Agent to effect the removal of the legend hereunder, or if requested by a Purchaser, respectively. If all or any of the Convertible Notes are converted at a time when there is an effective registration statement to cover the resale of the Underlying Shares, or if such Underlying Shares may be sold under Rule 144 and the Company is then in compliance with the current public information required under Rule 144, or if the Underlying Shares may be sold under Rule 144 without the requirement for the Company to be in compliance with the current public information required under Rule 144 as to such Underlying Shares and without volume or manner-of-sale restrictions or if such legend is not otherwise required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission) then such Underlying Shares shall be issued free of all legends. The Company agrees that following the Effective Date or at such time as such legend is no longer required under this Section 4.1(c), it will, no later than the earlier of (i) two (2) Trading Days and (ii) the number of Trading Days comprising the Standard Settlement Period (as defined below) following the delivery by a Purchaser to the Company or the Transfer Agent of a certificate representing Underlying Shares, as applicable, issued with a restrictive legend (such date, the “Legend Removal Date”), deliver or cause to be delivered to such Purchaser a certificate representing such shares that is free from all restrictive and other legends. The Company may not make any notation on its records or give instructions to the Transfer Agent that enlarge the restrictions on transfer set forth in this Section 4. Certificates for Underlying Shares subject to legend removal hereunder shall be transmitted by the Transfer Agent to the Purchaser by crediting the account of the Purchaser’s prime broker with the Depository Trust Company System as directed by such Purchaser. As used herein, “Standard Settlement Period” means the standard settlement period, expressed in a number of Trading Days, on the Company’s primary Trading Market with respect to the Common Stock as in effect on the date of delivery of a certificate representing Underlying Shares, as applicable, issued with a restrictive legend.

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(d) In addition to such Purchaser’s other available remedies, the Company shall pay to a Purchaser, in cash, (i) as partial liquidated damages and not as a penalty, for each $1,000 of Underlying Shares (based on the VWAP of the Common Stock on the date such Securities are submitted to the Transfer Agent) delivered for removal of the restrictive legend and subject to Section 4.1(c), $10 per Trading Day (increasing to $20 per Trading Day five (5) Trading Days after such damages have begun to accrue) for each Trading Day after the Legend Removal Date until such certificate is delivered without a legend and (ii) if the Company fails to (a) issue and deliver (or cause to be delivered) to a Purchaser by the Legend Removal Date a certificate representing the Securities so delivered to the Company by such Purchaser that is free from all restrictive and other legends and (b) if after the Legend Removal Date such Purchaser purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by such Purchaser of all or any portion of the number of shares of Common Stock, or a sale of a number of shares of Common Stock equal to all or any portion of the number of shares of Common Stock that such Purchaser anticipated receiving from the Company without any restrictive legend, then, an amount equal to the excess of such Purchaser’s total purchase price (including brokerage commissions and other out-of-pocket expenses, if any) for the shares of Common Stock so purchased (including brokerage commissions and other out-of-pocket expenses, if any) (the “Buy-In Price”) over the product of (x) such number of Underlying Shares that the Company was required to deliver to such Purchaser by the Legend Removal Date multiplied by (y) the lowest closing sale price of the Common Stock on any Trading Day during the period commencing on the date of the delivery by such Purchaser to the Company of the applicable Underlying Shares (as the case may be) and ending on the date of such delivery and payment under this clause (ii).

(e) Each Purchaser, severally and not jointly with the other Purchasers, agrees with the Company that such Purchaser will sell any Securities pursuant to either the registration requirements of the Securities Act, including any applicable prospectus delivery requirements, or an exemption therefrom, and that if Securities are sold pursuant to a Registration Statement, they will be sold in compliance with the plan of distribution set forth therein, and acknowledges that the removal of the restrictive legend from certificates representing Securities as set forth in this Section 4.1 is predicated upon the Company’s reliance upon this understanding.

4.2 Acknowledgment of Dilution. The Company acknowledges that the issuance of the Securities may result in dilution of the outstanding shares of Common Stock, which dilution may be substantial under certain market conditions. The Company further acknowledges that its obligations under the Transaction Documents, including, without limitation, its obligation to issue the Underlying Shares pursuant to the Transaction Documents, are unconditional and absolute and not subject to any right of set off, counterclaim, delay or reduction, regardless of the effect of any such dilution or any claim the Company may have against any Purchaser and regardless of the dilutive effect that such issuance may have on the ownership of the other stockholders of the Company.

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4.3 Furnishing of Information; Public Information.

(a) If the Common Stock is not registered under Section 12(b) or 12(g) of the Exchange Act on the date hereof, the Company agrees to cause the Common Stock to be registered under Section 12(g) of the Exchange Act on or before the 60th calendar day following the date hereof. Until the earliest of the time that no Purchaser owns Securities the Company covenants to maintain the registration of the Common Stock under Section 12(b) or 12(g) of the Exchange Act and to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act even if the Company is not then subject to the reporting requirements of the Exchange Act.

(b) At any time during the period commencing from the six (6) month anniversary of the date hereof and ending at such time that all of the Securities may be sold without the requirement for the Company to be in compliance with Rule 144(c)(1) and otherwise without restriction or limitation pursuant to Rule 144, if the Company (i) shall fail for any reason to satisfy the current public information requirement under Rule 144(c) or (ii) has ever been an issuer described in Rule 144(i)(1)(i) or becomes an issuer in the future, and the Company shall fail to satisfy any condition set forth in Rule 144(i)(2) (a “Public Information Failure”) then, in addition to such Purchaser’s other available remedies, the Company shall pay to a Purchaser, in cash, as partial liquidated damages and not as a penalty, by reason of any such delay in or reduction of its ability to sell the Securities, an amount in cash equal to one percent (1.0%) of the aggregate Subscription Amount of such Purchaser’s Securities on the day of a Public Information Failure and on every thirtieth (30th) day (pro rated for periods totaling less than thirty days) thereafter until the earlier of (a) the date such Public Information Failure is cured and (b) such time that such public information is no longer required for the Purchasers to transfer the Underlying Shares pursuant to Rule 144.  The payments to which a Purchaser shall be entitled pursuant to this Section 4.3(b) are referred to herein as “Public Information Failure Payments.”  Public Information Failure Payments shall be paid on the earlier of (i) the last day of the calendar month during which such Public Information Failure Payments are incurred and (ii) the third (3rd) Business Day after the event or failure giving rise to the Public Information Failure Payments is cured.  In the event the Company fails to make Public Information Failure Payments in a timely manner, such Public Information Failure Payments shall bear interest at the rate of 1.5% per month (prorated for partial months) until paid in full. Nothing herein shall limit such Purchaser’s right to pursue actual damages for the Public Information Failure, and such Purchaser shall have the right to pursue all remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief.

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4.4 Integration. The Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Securities in a manner that would require the registration under the Securities Act of the sale of the Securities or that would be integrated with the offer or sale of the Securities for purposes of the rules and regulations of any Trading Market such that it would require Shareholder Approval prior the closing of such other transaction unless Shareholder Approval is obtained before the closing of such subsequent transaction.

4.5 Conversion Procedures. The form of Notice of Conversion included in the Convertible Notes sets forth the totality of the procedures required of the Purchasers in order to convert the Convertible Notes. Without limiting the preceding sentences, no ink-original Notice of Conversion shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Notice of Conversion form be required in order to convert the Convertible Notes. No additional legal opinion, other information or instructions shall be required of the Purchasers to convert their Convertible Notes. The Company shall honor conversions of the Convertible Notes and shall deliver Underlying Shares in accordance with the terms, conditions and time periods set forth in the Transaction Documents.

4.6 Securities Laws Disclosure; Publicity. The Company shall file a Current Report on Form 8-K with the Commission within the time required by the Exchange Act. Thereafter, the Company represents to the Purchasers that it shall have publicly disclosed all material, non-public information delivered to any of the Purchasers by the Company or any of its Subsidiaries, or any of their respective officers, directors, employees or agents in connection with the transactions contemplated by the Transaction Documents. The Company and each Purchaser shall consult with each other in issuing any other press releases with respect to the transactions contemplated hereby, and neither the Company nor any Purchaser shall issue any such press release nor otherwise make any such public statement without the prior consent of the Company, with respect to any press release of any Purchaser, or without the prior consent of each Purchaser, with respect to any press release of the Company, which consent shall not unreasonably be withheld or delayed, except if such disclosure is required by law, in which case the disclosing party shall promptly provide the other party with prior notice of such public statement or communication. Notwithstanding the foregoing, the Company shall not publicly disclose the name of any Purchaser, or include the name of any Purchaser in any filing with the Commission or any regulatory agency or Trading Market, without the prior written consent of such Purchaser, except (a) as required by federal securities law in connection with (i) any registration statement contemplated by Section 4.19 of this Agreement and (ii) the filing of final Transaction Documents with the Commission and (b) to the extent such disclosure is required by law or Trading Market regulations, in which case the Company shall provide the Purchasers with prior notice of such disclosure permitted under this clause (b).

4.7 Shareholder Rights Plan. No claim will be made or enforced by the Company or, with the consent of the Company, any other Person, that any Purchaser is an “Acquiring Person” under any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or similar anti-takeover plan or arrangement in effect or hereafter adopted by the Company, or that any Purchaser could be deemed to trigger the provisions of any such plan or arrangement, by virtue of receiving Securities under the Transaction Documents or under any other agreement between the Company and the Purchasers.

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4.8 [RESERVED]

4.9 Use of Proceeds. The Company shall use the net proceeds from the sale of the Securities hereunder for working capital and general corporate purposes.

4.10 Indemnification of Purchasers. Subject to the provisions of this Section 4.10, the Company will indemnify and hold each Purchaser and its directors, officers, shareholders, members, managers, partners, representatives, employees and agents (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title), each Person who controls such Purchaser (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, shareholders, agents, members, partners or employees (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title) of such controlling persons (each, a “Purchaser Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation that any such Purchaser Party may suffer or incur as a result of or relating to (a) any breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement or in the other Transaction Documents or (b) any action instituted against the Purchaser Parties in any capacity, or any of them or their respective Affiliates, by any stockholder of the Company who is not an Affiliate of such Purchaser Party, with respect to any of the transactions contemplated by the Transaction Documents (unless such action is solely based upon a material breach of such Purchaser Party’s representations, warranties or covenants under the Transaction Documents or any agreements or understandings such Purchaser Party may have with any such stockholder or any violations by such Purchaser Party of state or federal securities laws or any conduct by such Purchaser Party which is finally judicially determined to constitute fraud, gross negligence or willful misconduct). If any action shall be brought against any Purchaser Party in respect of which indemnity may be sought pursuant to this Agreement, such Purchaser Party shall promptly notify the Company in writing, and the Company shall have the right to assume the defense thereof with counsel of its own choosing reasonably acceptable to the Purchaser Party. Any Purchaser Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Purchaser Party except to the extent that (i) the employment thereof has been specifically authorized by the Company in writing, (ii) the Company has failed after a reasonable period of time to assume such defense and to employ counsel or (iii) in such action there is, in the reasonable opinion of counsel, a material conflict on any material issue between the position of the Company and the position of such Purchaser Party, in which case the Company shall be responsible for the reasonable fees and expenses of no more than one such separate counsel. The Company will not be liable to any Purchaser Party under this Agreement (y) for any settlement by a Purchaser Party effected without the Company’s prior written consent, which shall not be unreasonably withheld or delayed; or (z) to the extent, but only to the extent that a loss, claim, damage or liability is attributable to any Purchaser Party’s breach of any of the representations, warranties, covenants or agreements made by such Purchaser Party in this Agreement or in the other Transaction Documents. The indemnification required by this Section 4.10 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or are incurred. The indemnity agreements contained herein shall be in addition to any cause of action or similar right of any Purchaser Party against the Company or others and any liabilities the Company may be subject to pursuant to law.

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4.11 Reservation and Listing of Securities.

(a) As of the date hereof, the Company does not have the requisite number of authorized but unissued shares of Common Stock under its Certificate of Incorporation to reserve the number of shares of Common Stock for issuance of the Underlying Shares at least equal to the Required Minimum (as defined below). The Company shall have amended its certificate of incorporation so as to authorize and reserve for issuance a sufficient number of shares of Common Stock such that all of the Conversion Shares may be converted into Conversion Shares (the “Charter Amendment”). The Board of Directors shall use its reasonable best efforts to complete the Charter Amendment as soon as possible, and to obtain Shareholder Approval in connection therewith, and in any event within 180 days of the issuance of the Convertible Notes. Following the completion of the Charter Amendment, the Company shall maintain a reserve of the Required Minimum from its duly authorized shares of Common Stock for issuance pursuant to the Transaction Documents in such amount as may then be required to fulfill its obligations in full under the Transaction Documents.

(b) If, on any date after the Charter Amendment, the number of authorized but unissued (and otherwise unreserved) shares of Common Stock is less than (i) the Required Minimum on such date, minus (ii) the number of shares of Common Stock previously issued pursuant to the Transaction Documents, then the Board of Directors shall use its best efforts to amend the Company’s certificate or articles of incorporation to increase the number of authorized but unissued shares of Common Stock to at least the Required Minimum at such time (minus the number of shares of Common Stock previously issued pursuant to the Transaction Documents) (the “Required Minimum Increase”), as soon as possible and in any event not later than the 75th day after such date, provided that the Company will not be required at any time to authorize a number of shares of Common Stock greater than the maximum remaining number of shares of Common Stock that could possibly be issued after such time pursuant to the Transaction Documents. In connection therewith, if required by applicable state law, the Company shall also use its best efforts to obtain Shareholder Approval in connection with the Required Minimum Increase.

(c) The Company shall: (i) prepare and file with such Trading Market an additional shares listing application covering a number of shares of Common Stock at least equal to the Required Minimum on the date of such application; (ii) take all steps necessary to cause such shares of Common Stock to be approved for listing or quotation on such Trading Market as soon as possible thereafter; and (iii) maintain the listing or quotation of such Common Stock on any date at least equal to the Required Minimum on such date on such Trading Market or another Trading Market. The Company agrees to maintain the eligibility of the Common Stock for electronic transfer through the Depository Trust Company or another established clearing corporation, including, without limitation, by timely payment of fees to the Depository Trust Company or such other established clearing corporation in connection with such electronic transfer. In addition and if required, the Company shall hold a special meeting of shareholders (which may also be at the annual meeting of shareholders) at the earliest practical date after the date on which the number of shares of Common Stock issuable pursuant to this Agreement on a fully converted basis (ignoring for such purposes any conversion limitations therein) exceeds 19.99% of the issued and outstanding shares of Common Stock on the Closing Date for the purpose of obtaining Shareholder Approval, with the recommendation of the Company’s Board of Directors that such proposal be approved, and the Company shall solicit proxies from its shareholders in connection therewith in the same manner as all other management proposals in such proxy statement and all management-appointed proxyholders shall vote their proxies in favor of such proposal. The Company shall use its reasonable best efforts to obtain such Shareholder Approval. If the Company does not obtain Shareholder Approval at the first meeting, the Company shall call a meeting every four months thereafter to seek Shareholder Approval until the earlier of the date Shareholder Approval is obtained or the Convertible Notes are no longer outstanding

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4.12 [RESERVED]

4.13 [RESERVED]

4.14 Equal Treatment of Purchasers. No consideration (including any modification of any Transaction Document) shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of the Transaction Documents unless the same consideration is also offered to all of the parties to the Transaction Documents. For clarification purposes, this provision constitutes a separate right granted to each Purchaser by the Company and negotiated separately by each Purchaser, and is intended for the Company to treat the Purchasers as a class and shall not in any way be construed as the Purchasers acting in concert or as a group with respect to the purchase, disposition or voting of Securities or otherwise.

4.15 Certain Transactions and Confidentiality. Each Purchaser, severally and not jointly with the other Purchasers, covenants that neither it, nor any Affiliate acting on its behalf or pursuant to any understanding with it will execute any purchases or sales, including Short Sales, of any of the Company’s securities during the period commencing with the execution of this Agreement and ending at such time that the transactions contemplated by this Agreement are first publicly announced pursuant to Section 4.6.  Each Purchaser, severally and not jointly with the other Purchasers, covenants that until such time as the transactions contemplated by this Agreement are publicly disclosed by the Company pursuant to Section 4.6, such Purchaser will maintain the confidentiality of the existence and terms of this transaction. Notwithstanding the foregoing, and notwithstanding anything contained in this Agreement to the contrary, the Company expressly acknowledges and agrees that (i) no Purchaser makes any representation, warranty or covenant hereby that it will not engage in effecting transactions in any securities of the Company after the time that the transactions contemplated by this Agreement are first publicly announced pursuant to the initial press release as described in Section 4.6, (ii) no Purchaser shall be restricted or prohibited from effecting any transactions in any securities of the Company in accordance with applicable securities laws from and after the time that the transactions contemplated by this Agreement are first publicly announced pursuant to Section 4.6 and (iii) no Purchaser shall have any duty of confidentiality or duty not to trade in the securities of the Company to the Company or its Subsidiaries after the announcement described in Section 4.6.  Notwithstanding the foregoing, in the case of a Purchaser that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Purchaser’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Purchaser’s assets, the covenant set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Securities covered by this Agreement.

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4.16 Blue Sky Filings. The Company shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to qualify the Securities for, sale to the Purchasers at the Closing under applicable securities or “Blue Sky” laws of the states of the United States, and shall provide evidence of such actions promptly upon request of any Purchaser.

4.17 Capital Changes. In no event will the Company reduce the par value of the Common Stock to an amount less than the Conversion Price then in effect.

4.18 [RESERVED]

4.19 Registration Rights.

(a) The Company agrees that, within 180 calendar days after the Closing Date, the Company (or its successor) will file with the Commission (at the Company’s sole cost and expense) the Registration Statement and the Company shall use its commercially reasonable efforts to have the Registration Statement declared effective as soon as practicable after the filing thereof. Immediately upon the effectiveness of the Registration Statement, the Company shall cause the Company’s Transfer Agent to issue the Underlying Shares in book entry form without restrictive legends on the Company’s books and records. The Company agrees that the Company will cause such Registration Statement or another registration statement to remain continuously effective for a period of twelve (12) months. The Company’s obligations to include the Underlying Shares in the Registration Statement are contingent upon the Purchasers furnishing in writing to the Company such information regarding the Purchasers, the securities of the Company held by the Purchasers and the intended method of disposition of the Underlying Shares as shall be reasonably requested by the Company to effect the registration of the Underlying Shares, and shall execute such documents in connection with such registration as the Company may reasonably request that are customary of a selling shareholder in similar situations. The Company may suspend the use of any such registration statement if it determines in the opinion of counsel for the Company that in order for the registration statement to not contain a material misstatement or omission, an amendment thereto would be needed to include information that would at that time not otherwise be required in a current, quarterly, or annual report under the Exchange Act, as amended; provided, that, the Company shall use commercially reasonable efforts to make such registration statement available for the sale by the Purchasers of such securities as soon as practicable thereafter. The Company shall use its commercially reasonably efforts to register or qualify the Underlying Shares covered by the Registration Statement under the securities or “blue sky” laws of such jurisdictions as subscriber shall reasonably request in writing provided, however, that the Company shall not for any such purpose be required to qualify generally to transact business as a foreign corporation in any jurisdiction where it is not so qualified or to consent to general service of process in any such jurisdiction. The Company agrees that it will comply, and continue to comply during the effectiveness period, with the provisions of the Securities Act and the Exchange Act with respect to the disposition of all of the Underlying Shares covered by the Registration Statement in accordance with Subscriber’s intended method of disposition set forth in the Registration Statement for such period.

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(b) After the filing of a Registration Statement, the Company shall promptly, and in no event more than two (2) business days after such filing, notify the Purchasers of such filing, and shall further notify Purchasers promptly and confirm such advice in writing in all events within two (2) business days of the occurrence of any of the following: (i) when such Registration Statement becomes effective; (ii) when any post-effective amendment to such Registration Statement becomes effective; (iii) the issuance or threatened issuance by the Commission of any stop order (and the Company shall take all actions required to prevent the entry of such stop order or to remove it if entered); and (iv) any request by the Commission for any amendment or supplement to such Registration Statement or any prospectus relating thereto or for additional information or of the occurrence of an event requiring the preparation of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of the securities covered by such Registration Statement, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and promptly make available to the holders of Underlying Shares included in such Registration Statement any such supplement or amendment.

(c) In connection with such registration, the Company will indemnify and hold harmless each Purchaser, against any losses, claims, damages or liabilities, joint or several, to which the Subscriber or such controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement under which the Underlying Shares were registered under the Securities Act, any or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Purchasers and each such controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case if and to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by any such Purchaser or any such controlling person in writing specifically for use in such registration statement or prospectus.

Annex E-27

ARTICLE V.

MISCELLANEOUS

5.1 [RESERVED]

5.2 Fees and Expenses. Each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement. The Company shall pay all Transfer Agent fees (including, without limitation, any fees required for same-day processing of any instruction letter delivered by the Company and any conversion notice delivered by a Purchaser), stamp taxes and other taxes and duties levied in connection with the delivery of any Securities to the Purchasers.

5.3 Entire Agreement. The Transaction Documents, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

5.4 Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of: (a) the time of transmission, if such notice or communication is delivered via facsimile at the facsimile number or email attachment at the e-mail address as set forth on the signature pages attached hereto at or prior to 5:30 p.m. (New York City time) on a Trading Day, (b) the next Trading Day after the time of transmission, if such notice or communication is delivered via facsimile or email attachment at the facsimile number or e-mail address as set forth on the signature pages attached hereto on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day, (c) the second (2nd) Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as set forth on the signature pages attached hereto. To the extent that any notice provided pursuant to any Transaction Document constitutes, or contains, material, non-public information regarding the Company or any of the Subsidiaries, the Company shall simultaneously file such notice with the Commission pursuant to a Current Report on Form 8-K.

5.5 Amendments; Waivers. No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by the Company and Purchasers which purchased at least 50.1% in interest of the Convertible Notes based on the Subscription Amounts hereunder or, in the case of a waiver, by the party against whom enforcement of any such waived provision is sought, provided that if any amendment, modification or waiver disproportionately and adversely impacts a Purchaser (or group of Purchasers), the consent of such disproportionately impacted Purchaser (or group of Purchasers) shall also be required. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right. Any proposed amendment or waiver that disproportionately, materially and adversely affects the rights and obligations of any Purchaser relative to the comparable rights and obligations of the other Purchasers shall require the prior written consent of such adversely affected Purchaser. Any amendment effected in accordance with this Section 5.5 shall be binding upon each Purchaser and holder of Securities and the Company.

Annex E-28

5.6 Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

5.7 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of each Purchaser (other than by merger). Any Purchaser may assign any or all of its rights under this Agreement to any Person to whom such Purchaser assigns or transfers any Securities, provided that such transferee agrees in writing to be bound, with respect to the transferred Securities, by the provisions of the Transaction Documents that apply to the “Purchasers.”

5.8 No Third-Party Beneficiaries. Any financial advisors shall be the third party beneficiary of the representations and warranties of the Company in Section 3.1 hereof and with respect to the representations and warranties of the Purchasers in Section 3.2 hereof. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except as otherwise set forth in Section 4.10 and this Section 5.8.

5.9 Governing Law. All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal Proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any Action or Proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such Action or Proceeding is improper or is an inconvenient venue for such Proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such Action or Proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. If any party shall commence an Action or Proceeding to enforce any provisions of the Transaction Documents, then, in addition to the obligations of the Company under Section 4.10, the prevailing party in such Action or Proceeding shall be reimbursed by the non-prevailing party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such Action or Proceeding.

Annex E-29

5.10 Survival. The representations and warranties contained herein shall survive the Closing and the delivery of the Securities.

5.11 Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party, it being understood that the parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

5.12 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

5.13 Rescission and Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) any of the other Transaction Documents, whenever any Purchaser exercises a right, election, demand or option under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then such Purchaser may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights; provided, however, that, in the case of a rescission of a conversion of the Convertible Notes, the applicable Purchaser shall be required to return any shares of Common Stock subject to any such rescinded conversion notice.

5.14 Replacement of Securities. If any certificate or instrument evidencing any Securities is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof (in the case of mutilation), or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction. The applicant for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs (including customary indemnity) associated with the issuance of such replacement Securities.

5.15 Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Purchasers and the Company will be entitled to specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations contained in the Transaction Documents and hereby agree to waive and not to assert in any Action for specific performance of any such obligation the defense that a remedy at law would be adequate.

Annex E-30

5.16 Payment Set Aside. To the extent that the Company makes a payment or payments to any Purchaser pursuant to any Transaction Document or a Purchaser enforces or exercises its rights thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other Person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

5.17 Usury. To the extent it may lawfully do so, the Company hereby agrees not to insist upon or plead or in any manner whatsoever claim, and will resist any and all efforts to be compelled to take the benefit or advantage of, usury laws wherever enacted, now or at any time hereafter in force, in connection with any Action or Proceeding that may be brought by any Purchaser in order to enforce any right or remedy under any Transaction Document. Notwithstanding any provision to the contrary contained in any Transaction Document, it is expressly agreed and provided that the total liability of the Company under the Transaction Documents for payments in the nature of interest shall not exceed the maximum lawful rate authorized under applicable law (the “Maximum Rate”), and, without limiting the foregoing, in no event shall any rate of interest or default interest, or both of them, when aggregated with any other sums in the nature of interest that the Company may be obligated to pay under the Transaction Documents exceed such Maximum Rate. It is agreed that if the maximum contract rate of interest allowed by law and applicable to the Transaction Documents is increased or decreased by statute or any official governmental action subsequent to the date hereof, the new maximum contract rate of interest allowed by law will be the Maximum Rate applicable to the Transaction Documents from the effective date thereof forward, unless such application is precluded by applicable law. If under any circumstances whatsoever, interest in excess of the Maximum Rate is paid by the Company to any Purchaser with respect to indebtedness evidenced by the Transaction Documents, such excess shall be applied by such Purchaser to the unpaid principal balance of any such indebtedness or be refunded to the Company, the manner of handling such excess to be at such Purchaser’s election.

5.18 Independent Nature of Purchasers’ Obligations and Rights. The obligations of each Purchaser under any Transaction Document are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance or non-performance of the obligations of any other Purchaser under any Transaction Document. Nothing contained herein or in any other Transaction Document, and no action taken by any Purchaser pursuant hereto or thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. Each Purchaser shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any Proceeding for such purpose. Each Purchaser has been represented by its own separate legal counsel in its review and negotiation of the Transaction Documents. The Company has elected to provide all Purchasers with the same terms and Transaction Documents for the convenience of the Company and not because it was required or requested to do so by any of the Purchasers. It is expressly understood and agreed that each provision contained in this Agreement and in each other Transaction Document is between the Company and a Purchaser, solely, and not between the Company and the Purchasers collectively and not between and among the Purchasers.

Annex E-31

5.19 Liquidated Damages. The Company’s obligations to pay any partial liquidated damages or other amounts owing under the Transaction Documents is a continuing obligation of the Company and shall not terminate until all unpaid partial liquidated damages and other amounts have been paid notwithstanding the fact that the instrument or security pursuant to which such partial liquidated damages or other amounts are due and payable shall have been canceled.

5.20 Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then such action may be taken or such right may be exercised on the next succeeding Business Day.

5.21 Construction. The parties agree that each of them and/or their respective counsel have reviewed and had an opportunity to revise the Transaction Documents and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of the Transaction Documents or any amendments thereto. In addition, each and every reference to share prices and shares of Common Stock in any Transaction Document shall be subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the Common Stock that occur after the date of this Agreement.

5.22 WAIVER OF JURY TRIAL. IN ANY ACTION, SUIT, OR PROCEEDING IN ANY JURISDICTION BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY, THE PARTIES EACH KNOWINGLY AND INTENTIONALLY, TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND EXPRESSLY WAIVES FOREVER TRIAL BY JURY.

(Signature Pages Follow)

Annex E-32

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

MICT, INC.		Address for Notice:

By:		Email:
	Name: Darren Mercer	Fax:
Title: President and CEO

With a copy to (which shall not constitute notice):

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

SIGNATURE PAGE FOR PURCHASER FOLLOWS]

Annex E-33

[PURCHASER SIGNATURE PAGES TO SECURITIES PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchaser: ____________________________________________________

Signature of Authorized Signatory of Purchaser: __________________________

Name of Authorized Signatory: ____________________________________

Title of Authorized Signatory: _____________________________________

Email Address of Authorized Signatory: ___________________________________________

Facsimile Number of Authorized Signatory: _________________________________________

Address for Notice to Purchaser:

Address for Delivery of Securities to Purchaser (if not same as address for notice):

Subscription Amount: $____________

Convertible Notes: ____________

EIN Number: _______________________

[SIGNATURE PAGES CONTINUE]

Annex E-34

Annex F

MICT, INC.

CERTIFICATE OF DESIGNATION OF PREFERENCES,

RIGHTS AND LIMITATIONS

OF

SERIES B CONVERTIBLE PREFERRED STOCK

PURSUANT TO THE

DELAWARE GENERAL CORPORATION LAW

The undersigned, David Lucatz, does hereby certify that:

1. He is the President and Chief Executive Officer of MICT, Inc., a Delaware corporation (the “Corporation”).

2. The Corporation is authorized to issue 5,000,000 shares of preferred stock, 3,181,818 of which have been designated as Series A Preferred Stock.

3. The following resolutions were duly adopted by the board of directors of the Corporation (the “Board of Directors”):

WHEREAS, the certificate of incorporation of the Corporation provides for a class of its authorized stock known as preferred stock, consisting of 5,000,000 shares, $0.001 par value per share, issuable from time to time in one or more series;

WHEREAS, the Board of Directors is authorized to fix the dividend rights, dividend rate, voting rights, conversion rights, rights and terms of redemption and liquidation preferences of any wholly unissued series of preferred stock and the number of shares constituting any series and the designation thereof, of any of them; and

WHEREAS, it is the desire of the Board of Directors, pursuant to its authority as aforesaid, to fix the rights, preferences, restrictions and other matters relating to a series of the preferred stock, which shall consist of up to 1,818,182 shares of the preferred stock which the Corporation has the authority to issue, as follows:

NOW, THEREFORE, BE IT RESOLVED, that the Board of Directors does hereby provide for the issuance of a series of preferred stock for cash or exchange of other securities, rights or property and does hereby fix and determine the rights, preferences, restrictions and other matters relating to such series of preferred stock as follows:

TERMS OF PREFERRED STOCK

Section 1. Definitions. For the purposes hereof, the following terms shall have the following meanings:

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 405 of the Securities Act.

“Attribution Parties” shall have the meaning set forth in Section 6(d).

“Beneficial Ownership Limitation” shall have the meaning set forth in Section 6(d).

Annex F-1

“Business Combination” shall refer to the transactions contemplated by the Merger Agreement entered into on November 7, 2019 by and among the Corporation, GFH Intermediate Holdings Ltd., a British Virgin Islands company that is wholly owned by Global Fintech Holding Ltd., a British Virgin Islands Company, and MICT Merger Subsidiary Inc.

“Business Day” means any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“Buy-In” shall have the meaning set forth in Section 6(c)(iv).

“Change of Control Transaction” means the occurrence after the date hereof of any of (a) an acquisition after the date hereof by an individual or legal entity or “group” (as described in Rule 13d-5(b)(1) promulgated under the Exchange Act) of effective control (whether through legal or beneficial ownership of capital stock of the Corporation, by contract or otherwise) of in excess of 33% of the voting securities of the Corporation (other than by means of conversion or exercise of Preferred Stock and the Securities issued together with the Preferred Stock), (b) the Corporation merges into or consolidates with any other Person, or any Person merges into or consolidates with the Corporation and, after giving effect to such transaction, the stockholders of the Corporation immediately prior to such transaction own less than 66% of the aggregate voting power of the Corporation or the successor entity of such transaction, (c) the Corporation sells or transfers all or substantially all of its assets to another Person and the stockholders of the Corporation immediately prior to such transaction own less than 66% of the aggregate voting power of the acquiring entity immediately after the transaction, (d) a replacement at one time or within a one year period of more than one-half of the members of the Board of Directors which is not approved by a majority of those individuals who are members of the Board of Directors on the Original Issue Date (or by those individuals who are serving as members of the Board of Directors on any date whose nomination to the Board of Directors was approved by a majority of the members of the Board of Directors who are members on the Original Issue Date), or (e) the execution by the Corporation of an agreement to which the Corporation is a party or by which it is bound, providing for any of the events set forth in clauses (a) through (d) above.

“Charter Amendment” shall have the meaning set forth in Section 6(c)(v).

“Commission” means the United States Securities and Exchange Commission.

“Common Stock” means the Corporation’s common stock, par value $0.001 per share, and stock of any other class of securities into which such securities may hereafter be reclassified or changed.

“Common Stock Equivalents” means any securities of the Corporation or the Subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

“Conversion Amount” means the sum of the Stated Value at issue.

“Conversion Date” shall have the meaning set forth in Section 6(a).

“Conversion Price” shall have the meaning set forth in Section 6(b).

“Conversion Shares” means, collectively, the shares of Common Stock issuable upon conversion of the shares of Preferred Stock in accordance with the terms hereof.

“Delaware Courts” shall have the meaning set forth in Section 11(d).

“Distribution” shall have the meaning set forth in Section 7(d).

Annex F-2

“Effective Date” means the date that the Registration Statement filed by the Corporation pursuant to the Purchase Agreement is first declared effective by the Commission.

“Equity Conditions” means, during the period in question, (a) the Corporation shall have duly honored all conversions scheduled to occur or occurring by virtue of one or more Notices of Conversion of the applicable Holder on or prior to the dates so requested or required, if any, (b) the Corporation shall have paid all liquidated damages and other amounts owing to the applicable Holder in respect of the Preferred Stock, (c)(i) there is an effective Registration Statement pursuant to which the Holders are permitted to utilize the prospectus thereunder to resell all of the shares of Common Stock issuable pursuant to the Transaction Documents (and the Corporation believes, in good faith, that such effectiveness will continue uninterrupted for the foreseeable future) or (ii) all of the Conversion Shares issuable pursuant to the Transaction Documents (and shares issuable in lieu of cash payments of dividends) may be resold pursuant to Rule 144 without volume or manner-of-sale restrictions or current public information requirements as determined by the counsel to the Corporation as set forth in a written opinion letter to such effect, addressed and acceptable to the Transfer Agent and the affected Holders, (d) the Common Stock is trading on a Trading Market and all of the shares issuable pursuant to the Transaction Documents are listed or quoted for trading on such Trading Market (and the Corporation believes, in good faith, that trading of the Common Stock on a Trading Market will continue uninterrupted for the foreseeable future), (e) there is a sufficient number of authorized, but unissued and otherwise unreserved, shares of Common Stock for the issuance of all of the shares then issuable pursuant to the Transaction Documents, (f) the issuance of the shares in question (or, in the case of a redemption, the shares issuable upon conversion in full of the redemption amount) to the applicable Holder would not violate the limitations set forth in Section 6(d) and Section 6(e) herein, (g) there has been no public announcement of a pending or proposed Fundamental Transaction or Change of Control Transaction that has not been consummated, and (h) the applicable Holder is not in possession of any information provided by the Corporation, any of its Subsidiaries, or any of their officers, directors, employees, agents or Affiliates, that constitutes, or may constitute, material non-public information.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

 “Forced Conversion” shall have the meaning set forth in Section 8(a).

“Forced Conversion Date” shall have the meaning set forth in Section 8(a).

“Forced Conversion Notice” shall have the meaning set forth in Section 8(a).

“Forced Conversion Notice Date” shall have the meaning set forth in Section 8(a).

“Fundamental Transaction” means any of the following: (i) the Corporation, directly or indirectly, in one or more related transactions effects any merger or consolidation of the Corporation with or into another Person, (ii) the Corporation, directly or indirectly, effects any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of its assets in one or a series of related transactions, (iii) any, direct or indirect, purchase offer, tender offer or exchange offer (whether by the Corporation or another Person) is completed pursuant to which holders of Common Stock are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of fifty percent (50%) or more of the outstanding Common Stock, (iv) the Corporation, directly or indirectly, in one or more related transactions effects any reclassification, reorganization or recapitalization of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property, or (v) the Corporation, directly or indirectly, in one or more related transactions consummates a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person whereby such other Person acquires more than 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock or share purchase agreement or other business combination).

Annex F-3

“Holder” shall have the meaning given such term in Section 2.

“Junior Securities” means the Common Stock and all other Common Stock Equivalents of the Corporation other than those securities which are explicitly senior or pari passu to the Preferred Stock in dividend rights or liquidation preference.

“Liens” means a lien, charge, security interest, encumbrance, right of first refusal, preemptive right or other restriction.

“Liquidation” shall have the meaning set forth in Section 5.

“Notice of Conversion” shall have the meaning set forth in Section 6(a).

“Original Issue Date” means the date of the first issuance of any shares of the Preferred Stock regardless of the number of transfers of any particular shares of Preferred Stock and regardless of the number of certificates which may be issued to evidence such Preferred Stock.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Preferred Stock” shall have the meaning set forth in Section 2.

“Purchase Agreement” means the Securities Purchase Agreement providing for the sale of $2,000,000 of convertible notes of the Corporation (the “Convertible Notes”), dated as of June 4, 2019, among the Corporation and the original Holders, as amended, modified or supplemented from time to time in accordance with its terms.

“Registration Statement” means a registration statement meeting the requirements set forth in the Purchase Agreement and covering the resale of the Underlying Shares by each Holder as provided for in the Purchase Agreement, which Holders shall be named as “selling stockholders” in the Registration Statement, and meets the requirements of the Purchase Agreement.

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Rule 424” means Rule 424 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.

“Securities” means the Preferred Stock, the Conversion Shares, the Warrants, the Warrant Shares and the Underlying Shares.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Share Delivery Date” shall have the meaning set forth in Section 6(c).

“Shareholder Approval” shall have the meaning set forth in the Purchase Agreement”.

“Standard Settlement Period” shall have the meaning set forth in Section 6(c)(i).

Annex F-4

“Stated Value” shall have the meaning set forth in Section 2, as the same may be increased pursuant to Section 3.

“Subsidiary” means any subsidiary of the Corporation and shall, where applicable, also include any direct or indirect subsidiary of the Company formed or acquired after the date hereof.

“Trading Day” means a day on which the principal Trading Market is open for business.

“Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange, OTCQB or OTCQX (or any successors to any of the foregoing).

“Transaction Documents” means this Certificate of Designation, the Purchase Agreement, the Warrants, the Convertible Notes (where applicable), all exhibits and schedules thereto and hereto and any other documents or agreements executed in connection with the transactions contemplated pursuant to the Purchase Agreement.

 “Transfer Agent” means Worldwide Stock Transfer, LLC, the current transfer agent of the Corporation with a mailing address of 5 One University Plaza, Suite 505, Hackensack, NJ 07601 and a facsimile number of (201) 820-2010, and any successor transfer agent of the Corporation.

“Underlying Shares” means the Conversion Shares and the Warrants Shares, including without limitation, shares of Common Stock issued and issuable upon conversion of the Preferred Stock, issued and issuable in lieu of the cash payment of dividends on the Preferred Stock in accordance with the terms of this Certificate of Designation (assuming all permissible dividend payments are made in shares of Common Stock), upon exercise of the Warrants and any additional shares of Common Stock issued and issuable in connection with any anti-dilution provisions in this Certificate of Designations and the Warrants (without giving effect to any limitations on conversion set forth in this Certificate of Designations and the Warrants), and any securities issued or then issuable upon any stock split, dividend or other distribution, recapitalization or similar event with respect to the foregoing.

“Warrants” means, collectively, the Common Stock purchase warrants delivered to the Holder at each Closing in accordance with Section 2.2(a) of the Purchase Agreement, which Warrants shall be exercisable immediately and have a term of exercise as set forth in the Warrants.

“Warrant Shares” means the shares of Common Stock issuable upon exercise of the Warrants.

Section 2.  Designation, Amount and Par Value. The series of preferred stock shall be designated as its Series B Convertible Preferred Stock (the “Preferred Stock”) and the number of shares so designated shall be up to 1,818,182 (which shall not be subject to increase without the written consent of all of the holders of the Preferred Stock (each, a “Holder” and collectively, the “Holders”)). Each share of Preferred Stock shall have a par value of $0.001 per share and a stated value equal to $$1.10, subject to adjustment as set forth herein (the “Stated Value”).

Section 3. Dividends. So long as any Preferred Stock shall remain outstanding, neither the Corporation nor any Subsidiary thereof shall redeem, purchase or otherwise acquire directly or indirectly any Junior Securities. So long as any Preferred Stock shall remain outstanding, neither the Corporation nor any Subsidiary thereof shall directly or indirectly pay or declare any dividend or make any distribution upon (other than a dividend or distribution described in Section 7 or dividends due and paid in the ordinary course on preferred stock of the Corporation at such times when the Corporation is in compliance with its payment and other obligations hereunder), nor shall any distribution be made in respect of, any Junior Securities as long as any dividends due on the preferred stock of the Corporation remain unpaid, nor shall any monies be set aside for or applied to the purchase or redemption (through a sinking fund or otherwise) of any Junior Securities or shares pari passu with the Preferred Stock.

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Section 4. Voting Rights. The Preferred Stock shall be non-voting.

Section 5. Liquidation. Upon any liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary (a “Liquidation”), the Holders shall be entitled to receive out of the assets, whether capital or surplus, of the Corporation an amount equal to the Stated Value, plus any accrued and unpaid dividends thereon and any other fees or liquidated damages then due and owing thereon under this Certificate of Designation, for each share of Preferred Stock before any distribution or payment shall be made to the holders of any Junior Securities, and if the assets of the Corporation shall be insufficient to pay in full such amounts, then the entire assets to be distributed to the Holders shall be ratably distributed among the Holders in accordance with the respective amounts that would be payable on such shares if all amounts payable thereon were paid in full. The Business Combination shall not be deemed a Liquidation. The Corporation shall mail written notice of any such Liquidation, not less than 45 days prior to the payment date stated therein, to each Holder.

Section 6.  Conversion.

a)  Conversions at Option of Holder. Upon the terms and subject to the limitations on conversion and the conditions hereinafter set forth, at any time after the Company shall have received Shareholder Approval until no shares of Preferred Stock remain outstanding, each share of Preferred Stock shall be convertible, at any time and from time to time from and after the Original Issue Date at the option of the Holder thereof, into that number of shares of Common Stock (subject to the limitations set forth in Section 6(d) and Section 6(e)) determined by dividing the Stated Value of such share of Preferred Stock by the Conversion Price. Holders shall effect conversions by providing the Corporation with the form of conversion notice attached hereto as Annex A (a “Notice of Conversion”). Each Notice of Conversion shall specify the number of shares of Preferred Stock to be converted, the number of shares of Preferred Stock owned prior to the conversion at issue, the number of shares of Preferred Stock owned subsequent to the conversion at issue and the date on which such conversion is to be effected, which date may not be prior to the date the applicable Holder delivers by facsimile such Notice of Conversion to the Corporation (such date, the “Conversion Date”). If no Conversion Date is specified in a Notice of Conversion, the Conversion Date shall be the date that such Notice of Conversion to the Corporation is deemed delivered hereunder. No ink-original Notice of Conversion shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Notice of Conversion form be required. The calculations and entries set forth in the Notice of Conversion shall control in the absence of manifest or mathematical error. To effect conversions of shares of Preferred Stock, a Holder shall not be required to surrender the certificate(s) representing the shares of Preferred Stock to the Corporation unless all of the shares of Preferred Stock represented thereby are so converted, in which case such Holder shall deliver the certificate representing such shares of Preferred Stock promptly following the Conversion Date at issue. Shares of Preferred Stock converted into Common Stock or redeemed in accordance with the terms hereof shall be canceled and shall not be reissued.

b)  Conversion Price. The conversion price for the Preferred Stock shall equal $1.10, subject to adjustment herein (the “Conversion Price”).

c) Mechanics of Conversion.

i.  Delivery of Conversion Shares Upon Conversion. Except as limited by Section 6(c)(v) (in which case the provisions of this Section 6(c)(iv) shall not apply), not later than the earlier of (i) two (2) Trading Days and (ii) the number of Trading Days comprising the Standard Settlement Period (as defined below) after each Conversion Date (the “Share Delivery Date”), the Corporation shall deliver, or cause to be delivered, to the converting Holder (A) the number of Conversion Shares being acquired upon the conversion of the Preferred Stock which, on or after the earlier of (i) the six (6)-month anniversary of the Original Issue Date or (ii) the Effective Date, shall be free of restrictive legends and trading restrictions (other than those which may then be required by the Purchase Agreement), and (B) a bank check in the amount of accrued and unpaid dividends (if the Corporation has elected or is required to pay accrued dividends in cash). On or after the earlier of (i) the six month anniversary of the Original Issue Date or (ii) the Effective Date, the Corporation shall deliver the Conversion Shares required to be delivered by the Corporation under this Section 6 electronically through the Depository Trust Company or another established clearing corporation performing similar functions. As used herein, “Standard Settlement Period” means the standard settlement period, expressed in a number of Trading Days, on the Corporation’s primary Trading Market with respect to the Common Stock as in effect on the date of delivery of the Notice of Conversion.

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ii. Failure to Deliver Conversion Shares. If, in the case of any Notice of Conversion, such Conversion Shares are not delivered to or as directed by the applicable Holder by the Share Delivery Date, the Holder shall be entitled to elect by written notice to the Corporation at any time on or before its receipt of such Conversion Shares, to rescind such conversion, in which event the Corporation shall promptly return to the Holder any original Preferred Stock certificate delivered to the Corporation and the Holder shall promptly return to the Corporation the Conversion Shares issued to such Holder pursuant to the rescinded Notice of Conversion.

iii. Obligation Absolute; Partial Liquidated Damages. Except as limited by Section 6(c)(v) (in which case the provisions of this Section 6(c)(iv) shall not apply), the Corporation’s obligation to issue and deliver the Conversion Shares upon conversion of Preferred Stock in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by a Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by such Holder or any other Person of any obligation to the Corporation or any violation or alleged violation of law by such Holder or any other person, and irrespective of any other circumstance which might otherwise limit such obligation of the Corporation to such Holder in connection with the issuance of such Conversion Shares; provided, however, that such delivery shall not operate as a waiver by the Corporation of any such action that the Corporation may have against such Holder. In the event a Holder shall elect to convert any or all of the Stated Value of its Preferred Stock, the Corporation may not refuse conversion based on any claim that such Holder or anyone associated or affiliated with such Holder has been engaged in any violation of law, agreement or for any other reason, unless an injunction from a court, on notice to Holder, restraining and/or enjoining conversion of all or part of the Preferred Stock of such Holder shall have been sought and obtained, and the Corporation posts a surety bond for the benefit of such Holder in the amount of 100% of the Stated Value of Preferred Stock which is subject to the injunction, which bond shall remain in effect until the completion of arbitration/litigation of the underlying dispute and the proceeds of which shall be payable to such Holder to the extent it obtains judgment. In the absence of such injunction, and except as limited by Section 6(c)(v), the Corporation shall issue Conversion Shares and, if applicable, cash, upon a properly noticed conversion. Except as limited by Section 6(c)(v), if the Corporation fails to deliver to a Holder such Conversion Shares pursuant to Section 6(c)(i) by the Share Delivery Date applicable to such conversion, the Corporation shall pay to such Holder, in cash, as liquidated damages and not as a penalty, for each $5,000 of Stated Value of Preferred Stock being converted, $50 per Trading Day (increasing to $100 per Trading Day on the third Trading Day and increasing to $200 per Trading Day on the sixth Trading Day after such damages begin to accrue) for each Trading Day after the Share Delivery Date until such Conversion Shares are delivered or Holder rescinds such conversion. Except as limited by Section 6(c)(v), nothing herein shall limit a Holder’s right to pursue actual damages for the Corporation’s failure to deliver Conversion Shares within the period specified herein and such Holder shall have the right to pursue all remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief. The exercise of any such rights shall not prohibit a Holder from seeking to enforce damages pursuant to any other Section hereof or under applicable law.

Annex F-7

iv.  Compensation for Buy-In on Failure to Timely Deliver Conversion Shares Upon Conversion. In addition to any other rights available to the Holder, and except as limited by Section 6(c)(v) (in which case the provisions of this Section 6(c)(iv) shall not apply), if the Corporation fails for any reason to deliver to a Holder the applicable Conversion Shares by the Share Delivery Date pursuant to Section 6(c)(i), and if after such Share Delivery Date such Holder is required by its brokerage firm to purchase (in an open market transaction or otherwise), or the Holder’s brokerage firm otherwise purchases, shares of Common Stock to deliver in satisfaction of a sale by such Holder of the Conversion Shares which such Holder was entitled to receive upon the conversion relating to such Share Delivery Date (a “Buy-In”), then the Corporation shall (A) pay in cash to such Holder (in addition to any other remedies available to or elected by such Holder) the amount, if any, by which (x) such Holder’s total purchase price (including any brokerage commissions) for the Common Stock so purchased exceeds (y) the product of (1) the aggregate number of shares of Common Stock that such Holder was entitled to receive from the conversion at issue multiplied by (2) the actual sale price at which the sell order giving rise to such purchase obligation was executed (including any brokerage commissions) and (B) at the option of such Holder, either reissue (if surrendered) the shares of Preferred Stock equal to the number of shares of Preferred Stock submitted for conversion (in which case, such conversion shall be deemed rescinded) or deliver to such Holder the number of shares of Common Stock that would have been issued if the Corporation had timely complied with its delivery requirements under Section 6(c)(i). For example, if a Holder purchases shares of Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted conversion of shares of Preferred Stock with respect to which the actual sale price of the Conversion Shares (including any brokerage commissions) giving rise to such purchase obligation was a total of $10,000 under clause (A) of the immediately preceding sentence, the Corporation shall be required to pay such Holder $1,000. The Holder shall provide the Corporation written notice indicating the amounts payable to such Holder in respect of the Buy-In and, upon request of the Corporation, evidence of the amount of such loss. Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Corporation’s failure to timely deliver the Conversion Shares upon conversion of the shares of Preferred Stock as required pursuant to the terms hereof.

v.  Reservation of Shares Issuable Upon Conversion. The Holder hereby acknowledges that it shall not be permitted to convert any shares of Preferred Stock into Conversion Shares until such time as the Corporation shall have amended its certificate of incorporation so as to authorize and reserve for issuance a sufficient number of shares of Common Stock such that all of the shares of Preferred Stock that are issuable pursuant to this Certificate of Designation may be converted into Conversion Shares (the “Charter Amendment”). The Board of Directors shall use its reasonable best efforts to complete the Charter Amendment as soon as possible, and to obtain Shareholder Approval in connection therewith, and in any event within 180 days of the filing of this Certificate of Designation. Following the completion of the Charter Amendment, the Corporation covenants that it will at all times reserve and keep available out of its authorized and unissued shares of Common Stock for the sole purpose of issuance upon conversion of the Preferred Stock, each as herein provided, free from preemptive rights or any other actual contingent purchase rights of Persons other than the Holder (and the other holders of the Preferred Stock), not less than such aggregate number of shares of the Common Stock as shall (subject to the terms and conditions set forth in the Purchase Agreement) be issuable (taking into account the adjustments and restrictions of Section 7) upon the conversion of the then outstanding shares of Preferred Stock and payment of dividends hereunder. The Corporation covenants that all shares of Common Stock that shall be so issuable shall, upon issue, be duly authorized, validly issued, fully paid and nonassessable and, if the Registration Statement is then effective under the Securities Act, shall be registered for public resale in accordance with such Registration Statement (subject to such Holder’s compliance with its obligations under the Purchase Agreement).

vi. Fractional Shares. No fractional shares or scrip representing fractional shares shall be issued upon the conversion of the Preferred Stock. As to any fraction of a share which the Holder would otherwise be entitled to purchase upon such conversion, the Corporation shall at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Conversion Price or round up to the next whole share.

Annex F-8

vii. Transfer Taxes and Expenses. The issuance of Conversion Shares on conversion of this Preferred Stock shall be made without charge to any Holder for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such Conversion Shares, provided that the Corporation shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such Conversion Shares upon conversion in a name other than that of the Holders of such shares of Preferred Stock and the Corporation shall not be required to issue or deliver such Conversion Shares unless or until the Person or Persons requesting the issuance thereof shall have paid to the Corporation the amount of such tax or shall have established to the satisfaction of the Corporation that such tax has been paid. The Corporation shall pay all Transfer Agent fees required for same-day processing of any Notice of Conversion and all fees to the Depository Trust Company (or another established clearing corporation performing similar functions) required for same-day electronic delivery of the Conversion Shares.

d)  Beneficial Ownership Limitation. The Corporation shall not effect any conversion of the Preferred Stock, and a Holder shall not have the right to convert any portion of the Preferred Stock, to the extent that, after giving effect to the conversion set forth on the applicable Notice of Conversion, such Holder (together with such Holder’s Affiliates, and any Persons acting as a group together with such Holder or any of such Holder’s Affiliates (such Persons, “Attribution Parties”)) would beneficially own in excess of the Beneficial Ownership Limitation (as defined below).  For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by such Holder and its Affiliates and Attribution Parties shall include the number of shares of Common Stock issuable upon conversion of the Preferred Stock with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which are issuable upon (i) conversion of the remaining, unconverted Stated Value of Preferred Stock beneficially owned by such Holder or any of its Affiliates or Attribution Parties and (ii) exercise or conversion of the unexercised or unconverted portion of any other securities of the Corporation subject to a limitation on conversion or exercise analogous to the limitation contained herein (including, without limitation, the Preferred Stock or the Warrants) beneficially owned by such Holder or any of its Affiliates or Attribution Parties.  Except as set forth in the preceding sentence, for purposes of this Section 6(d), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. To the extent that the limitation contained in this Section 6(d) applies, the determination of whether the Preferred Stock is convertible (in relation to other securities owned by such Holder together with any Affiliates and Attribution Parties) and of how many shares of Preferred Stock are convertible shall be in the sole discretion of such Holder, and the submission of a Notice of Conversion shall be deemed to be such Holder’s determination of whether the shares of Preferred Stock may be converted (in relation to other securities owned by such Holder together with any Affiliates and Attribution Parties) and how many shares of the Preferred Stock are convertible, in each case subject to the Beneficial Ownership Limitation. To ensure compliance with this restriction, each Holder will be deemed to represent to the Corporation each time it delivers a Notice of Conversion that such Notice of Conversion has not violated the restrictions set forth in this paragraph and the Corporation shall have no obligation to verify or confirm the accuracy of such determination. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of this Section 6(d), in determining the number of outstanding shares of Common Stock, a Holder may rely on the number of outstanding shares of Common Stock as stated in the most recent of the following: (i) the Corporation’s most recent periodic or annual report filed with the Commission, as the case may be, (ii) a more recent public announcement by the Corporation or (iii) a more recent written notice by the Corporation or the Transfer Agent setting forth the number of shares of Common Stock outstanding.  Upon the written or oral request of a Holder, the Corporation shall within one Trading Day confirm orally and in writing to such Holder the number of shares of Common Stock then outstanding.  In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Corporation, including the Preferred Stock, by such Holder or its Affiliates or Attribution Parties since the date as of which such number of outstanding shares of Common Stock was reported. The “Beneficial Ownership Limitation” shall be 19.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon conversion of Preferred Stock held by the applicable Holder. The Beneficial Ownership Limitation provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 6(d) to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation contained herein or to make changes or supplements necessary or desirable to properly give effect to such limitation.

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Section 7. Certain Adjustments.

a) Stock Dividends and Stock Splits. If the Corporation, at any time while this Preferred Stock is outstanding: (i) pays a stock dividend or otherwise makes a distribution or distributions payable in shares of Common Stock on shares of Common Stock or any other Common Stock Equivalents (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Corporation upon conversion of, or payment of a dividend on, this Preferred Stock), (ii) subdivides outstanding shares of Common Stock into a larger number of shares, (iii) combines (including by way of a reverse stock split) outstanding shares of Common Stock into a smaller number of shares, or (iv) issues, in the event of a reclassification of shares of the Common Stock, any shares of capital stock of the Corporation, then the Conversion Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding any treasury shares of the Corporation) outstanding immediately before such event, and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event. Any adjustment made pursuant to this Section 7(a) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

b)  Intentionally Omitted.

c)  Subsequent Rights Offerings. In addition to any adjustments pursuant to Section 7(a) above, if at any time the Corporation grants, issues or sells any Common Stock Equivalents or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of shares of Common Stock (the “Purchase Rights”), then each Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such Holder could have acquired if such Holder had held the number of shares of Common Stock acquirable upon complete conversion of such Holder’s Preferred Stock (without regard to any limitations on exercise hereof, including without limitation, the Beneficial Ownership Limitation) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights (provided, however, to the extent that a Holder’s right to participate in any such Purchase Right would result in such Holder exceeding the Beneficial Ownership Limitation, then such Holder shall not be entitled to participate in such Purchase Right to such extent (or beneficial ownership of such shares of Common Stock as a result of such Purchase Right to such extent) and such Purchase Right to such extent shall be held in abeyance for such Holder until such time, if ever, as its right thereto would not result in such Holder exceeding the Beneficial Ownership Limitation).

d) Pro Rata Distributions. If at any time the Corporation shall declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to holders of shares of Common Stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (a “Distribution”), at any time after the issuance of the Preferred Stock, then, in each such case, each Holder shall be entitled to participate in such Distribution to the same extent that such Holder would have participated therein if such Holder had held the number of shares of Common Stock acquirable upon complete conversion of its Preferred Stock (without regard to any limitations on conversion hereof, including without limitation, the Beneficial Ownership Limitation) immediately before the date of which a record is taken for such Distribution, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the participation in such Distribution (provided, however, to the extent that a Holder’s right to participate in any such Distribution would result in such Holder exceeding the Beneficial Ownership Limitation, then such Holder shall not be entitled to participate in such Distribution to such extent (or in the beneficial ownership of any shares of Common Stock as a result of such Distribution to such extent) and the portion of such Distribution shall be held in abeyance for the benefit of such Holder until such time, if ever, as its right thereto would not result in such Holder exceeding the Beneficial Ownership Limitation).

Annex F-10

e)  Intentionally Omitted.

f)  Calculations. All calculations under this Section 7 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 7, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding any treasury shares of the Corporation) issued and outstanding.

g)  Notice to the Holders.

i. Adjustment to Conversion Price. Whenever the Conversion Price is adjusted pursuant to any provision of this Section 7, the Corporation shall promptly deliver to each Holder by facsimile or email a notice setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

ii. Notice to Allow Conversion by Holder. If (A) the Corporation shall declare a dividend (or any other distribution in whatever form) on the Common Stock, (B) the Corporation shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock, (C) the Corporation shall authorize the granting to all holders of the Common Stock of rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights, (D) the approval of any stockholders of the Corporation shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Corporation is a party, any sale or transfer of all or substantially all of the assets of the Corporation, or any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property or (E) the Corporation shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Corporation, then, in each case, the Corporation shall cause to be filed at each office or agency maintained for the purpose of conversion of this Preferred Stock, and shall cause to be delivered by facsimile or email to each Holder at its last facsimile number or email address as it shall appear upon the stock books of the Corporation, at least twenty (20) calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange, provided that the failure to deliver such notice or any defect therein or in the delivery thereof shall not affect the validity of the corporate action required to be specified in such notice. To the extent that any notice provided hereunder constitutes, or contains, material, non-public information regarding the Corporation or any of the Subsidiaries, the Corporation shall simultaneously file such notice with the Commission pursuant to a Current Report on Form 8-K. The Holder shall remain entitled to convert the Conversion Amount of this Preferred Stock (or any part hereof) during the 20-day period commencing on the date of such notice through the effective date of the event triggering such notice except as may otherwise be expressly set forth herein.

Annex F-11

Section 8.  Forced Conversion.

a)  Notwithstanding anything herein to the contrary, upon the closing of a Fundamental Transaction (including the closing of the Business Combination), the Corporation shall within two (2) Trading Days after such date, deliver a written notice to all Holders (a “Forced Conversion Notice” and the date such notice is delivered to all Holders, the “Forced Conversion Notice Date”) to cause each Holder to convert all such Holder’s Preferred Stock (as specified in such Forced Conversion Notice) plus all accrued but unpaid dividends thereon and all liquidated damages and other amounts due in respect of the Preferred Stock pursuant to Section 6, it being agreed that the “Conversion Date” for purposes of Section 6 shall be deemed to occur no later than the earlier of (i) two (2) Trading Days and (ii) the number of Trading Days comprising the Standard Settlement Period following the Forced Conversion Notice Date (such date, the “Forced Conversion Date”). The Corporation may not deliver a Forced Conversion Notice, and any Forced Conversion Notice delivered by the Corporation shall not be effective, unless all of the Equity Conditions have been met for the one (1) Trading Day prior to the closing of the Business Combination, through and including the later of the Forced Conversion Date and the Trading Day after the date that the Conversion Shares issuable pursuant to such conversion are actually delivered to the Holders pursuant to the Forced Conversion Notice. Any Forced Conversion Notices shall be applied ratably to all of the Holders based on each Holder’s initial issuances of Preferred Stock hereunder, provided that any voluntary conversions by a Holder shall be applied against such Holder’s pro rata allocation, thereby decreasing the aggregate amount forcibly converted hereunder if less than all shares of the Preferred Stock are forcibly converted. For purposes of clarification, a Forced Conversion shall be subject to all of the provisions of Section 6, including, without limitation, the provisions requiring payment of liquidated damages and limitations on conversions.

Section 9. Negative Covenants. As long as any shares of Preferred Stock are outstanding, unless a majority of the Board of Directors shall have otherwise given prior written consent, the Corporation shall not, and shall not permit any of the Subsidiaries to, directly or indirectly (except with respect to the Business Combination or the future issuance of those certain 5% convertible debentures described under Item 1.01 of the Current Report on Form 8-K filed by the Corporation with the Commission on November 13, 2019):

a)  enter into, create, incur, assume, guarantee or suffer to exist any indebtedness for borrowed money of any kind that shall be senior or pari passu to the Preferred Stock in any respect (including but not limited to, all rights, obligations and remedies), including but not limited to, a guarantee, on or with respect to any of its property or assets now owned or hereafter acquired or any interest therein or any income or profits therefrom;

b)  enter into, create, incur, assume or suffer to exist any Liens of any kind that shall be senior or pari passu to the Preferred Stock in any respect (including but not limited to, all rights, obligations and remedies), on or with respect to any of its property or assets now owned or hereafter acquired or any interest therein or any income or profits therefrom;

c)  amend its charter documents, including, without limitation, its certificate of incorporation and bylaws, in any manner that materially and adversely affects any rights of the Holder;

d)  repay, repurchase or offer to repay, repurchase or otherwise acquire more than a de minimis number of shares of its Common Stock, Common Stock Equivalents or Junior Securities, other than as to (i) the Conversion Shares or Warrant Shares as permitted or required under the Transaction Documents and (ii) repurchases of Common Stock or Common Stock Equivalents of departing officers and directors of the Corporation, provided that such repurchases shall not exceed an aggregate of $100,000 for all officers and directors for so long as the Preferred Stock is outstanding;

e) pay cash dividends or distributions on Junior Securities of the Corporation;

f)  enter into any transaction with any Affiliate of the Corporation which would be required to be disclosed in any public filing with the Commission, unless such transaction is made on an arm’s-length basis and expressly approved by a majority of the disinterested directors of the Corporation (even if less than a quorum otherwise required for board approval); or

g) enter into any agreement with respect to any of the foregoing.

Annex F-12

Section 10.  Intentionally Omitted.

Section 11  Miscellaneous.

a) Notices. Any and all notices or other communications or deliveries to be provided by the Holders hereunder including, without limitation, any Notice of Conversion, shall be in writing and delivered personally, by facsimile or e-mail attachment, or sent by a nationally recognized overnight courier service, addressed to the Corporation, at the address set forth above Attention: David Lucatz, or such other facsimile number, e-mail address or address as the Corporation may specify for such purposes by notice to the Holders delivered in accordance with this Section 11. Any and all notices or other communications or deliveries to be provided by the Corporation hereunder shall be in writing and delivered personally, by facsimile or e-mail attachment, or sent by a nationally recognized overnight courier service addressed to each Holder at the facsimile number, e-mail address or address of such Holder appearing on the books of the Corporation, or if no such facsimile number, e-mail address or address appears on the books of the Corporation, at the principal place of business of such Holder, as set forth in the Purchase Agreement. Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number or e-mail attachment at the e-mail address set forth in this Section prior to 5:30 p.m. (New York City time) on any date, (ii) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number or e-mail attachment at the e-mail address set forth in this Section on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day, (iii) the second Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given.

b)  Absolute Obligation. Except as expressly provided herein, no provision of this Certificate of Designation shall alter or impair the obligation of the Corporation, which is absolute and unconditional, to pay liquidated damages, accrued dividends and accrued interest, as applicable, on the shares of Preferred Stock at the time, place, and rate, and in the coin or currency, herein prescribed.

c) Lost or Mutilated Preferred Stock Certificate. If a Holder’s Preferred Stock certificate shall be mutilated, lost, stolen or destroyed, the Corporation shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated certificate, or in lieu of or in substitution for a lost, stolen or destroyed certificate, a new certificate for the shares of Preferred Stock so mutilated, lost, stolen or destroyed, but only upon receipt of evidence of such loss, theft or destruction of such certificate, and of the ownership hereof reasonably satisfactory to the Corporation.

d) Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Certificate of Designation shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware, without regard to the principles of conflict of laws thereof. All legal proceedings concerning the interpretation, enforcement and defense of the transactions contemplated by any of the Transaction Documents (whether brought against a party hereto or its respective Affiliates, directors, officers, shareholders, employees or agents) shall be commenced in the state courts of Delaware and the United States District Court for the District of Delaware (the “Delaware Courts”). The Corporation and each Holder hereby irrevocably submits to the exclusive jurisdiction of the Delaware Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such Delaware Courts, or such Delaware Courts are improper or inconvenient venue for such proceeding. The Corporation and each Holder hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Certificate of Designation and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by applicable law. The Corporation and each Holder hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Certificate of Designation or the transactions contemplated hereby. If the Corporation or any Holder shall commence an action or proceeding to enforce any provisions of this Certificate of Designation, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorneys’ fees and other costs and expenses incurred in the investigation, preparation and prosecution of such action or proceeding.

Annex F-13

e)  Waiver. Any waiver by the Corporation or a Holder of a breach of any provision of this Certificate of Designation shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Certificate of Designation or a waiver by any other Holders. The failure of the Corporation or a Holder to insist upon strict adherence to any term of this Certificate of Designation on one or more occasions shall not be considered a waiver or deprive that party (or any other Holder) of the right thereafter to insist upon strict adherence to that term or any other term of this Certificate of Designation on any other occasion. Any waiver by the Corporation or a Holder must be in writing.

f) Severability. If any provision of this Certificate of Designation is invalid, illegal or unenforceable, the balance of this Certificate of Designation shall remain in effect, and if any provision is inapplicable to any Person or circumstance, it shall nevertheless remain applicable to all other Persons and circumstances. If it shall be found that any interest or other amount deemed interest due hereunder violates the applicable law governing usury, the applicable rate of interest due hereunder shall automatically be lowered to equal the maximum rate of interest permitted under applicable law.

g) Next Business Day. Whenever any payment or other obligation hereunder shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day.

h) Headings. The headings contained herein are for convenience only, do not constitute a part of this Certificate of Designation and shall not be deemed to limit or affect any of the provisions hereof.

i)  Status of Converted Preferred Stock. Shares of Preferred Stock may only be issued pursuant to conversion of the Convertible Notes. If any shares of Preferred Stock shall be converted, redeemed or reacquired by the Corporation, such shares shall resume the status of authorized but unissued shares of preferred stock and shall no longer be designated as Series B Preferred Stock.

*********************

RESOLVED, FURTHER, that the Chairman, the president or any vice-president, and the secretary or any assistant secretary, of the Corporation be and they hereby are authorized and directed to prepare and file this Certificate of Designation of Preferences, Rights and Limitations in accordance with the foregoing resolution and the provisions of the Delaware General Corporation Law.

IN WITNESS WHEREOF, the undersigned have executed this Certificate this 21st day of January, 2020.

/s/ David Lucatz
Name:	David Lucatz
Title:	Chief Executive Officer

Annex F-14

ANNEX A

NOTICE OF CONVERSION

(To be Executed by the Registered Holder in order to Convert Shares of Preferred Stock)

The undersigned hereby elects to convert the number of shares of Series B Convertible Preferred Stock indicated below into shares of common stock, par value $0.001 per share (the “Common Stock”), of MICT, Inc., a Delaware corporation (the “Corporation”), according to the conditions hereof, as of the date written below. If shares of Common Stock are to be issued in the name of a Person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as may be required by the Corporation in accordance with the Purchase Agreement. No fee will be charged to the Holders for any conversion, except for any such transfer taxes.

Conversion calculations:

Date to Effect Conversion: _____________________________________________________________

Number of shares of Preferred Stock owned prior to Conversion: _______________________________

Number of shares of Preferred Stock to be Converted: ________________________________________

Stated Value of shares of Preferred Stock to be Converted: ____________________________________

Number of shares of Common Stock to be Issued: ___________________________________________

Applicable Conversion Price:___________________________________________________________

Number of shares of Preferred Stock subsequent to Conversion: ________________________________

Address for Delivery: ______________________ or DWAC Instructions: Broker no: _________ Account no: ___________

[HOLDER]

By:
Name:
Title:

Annex F-15

Annex G

NEITHER THIS SECURITY NOR THE SECURITIES FOR WHICH THIS SECURITY IS EXERCISABLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. THIS SECURITY AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.

COMMON STOCK PURCHASE WARRANT

[__________]

Warrant Shares: [_______]1 Initial Exercise Date: [_______, 20__]

THIS COMMON STOCK PURCHASE WARRANT (the “Warrant”) certifies that, for value received, BNN Technology PLC or its assigns (the “Holder”) is entitled, upon the terms and subject to the limitations on exercise and the conditions hereinafter set forth, at any time on or after the date hereof (the “Initial Exercise Date”) and on or prior to 5:00 p.m. (New York City time) on the earlier of (i) [________], 20212, and (ii) the later of (a) 180 days after the closing of a Change of Control Transaction (defined below), and (b) the next equity or debt financing of MICT, Inc. a Delaware corporation (the “Company”) or the successor entity in such Change of Control Transaction in the minimum amount of $20,000,000 (the “Termination Date”), but not thereafter, to subscribe for and purchase from the Company, up to ______ shares (as subject to adjustment hereunder, the “Warrant Shares”) of Common Stock. The purchase price of one share of Common Stock under this Warrant shall be equal to the Exercise Price, as defined in Section 2(b).

Section 1. Definitions. Capitalized terms used and not otherwise defined herein shall have the meanings set forth in that certain Securities Purchase Agreement (the “Purchase Agreement”), dated June 4, 2019, among the Company and the purchasers signatory thereto.

1 100% of the shares issuable pursuant to the conversion of the convertible note

2 Insert the date that is the two year anniversary of the Initial Exercise Date, provided that, if such date is not a Trading Day, insert the immediately following Trading Day.

Annex G-1

Section 2. Exercise.

a) Exercise of Warrant. Upon the terms and subject to the limitations on exercise and the conditions hereinafter set forth, the exercise of the purchase rights represented by this Warrant may be made, in whole or in part, at any time or times on or after the Initial Exercise Date and on or before the Termination Date by delivery to the Company of a duly executed facsimile copy or PDF copy submitted by e-mail (or e-mail attachment) of the Notice of Exercise in the form annexed hereto (the “Notice of Exercise”). Within the earlier of (i) two (2) Trading Days and (ii) the number of Trading Days comprising the Standard Settlement Period (as defined in Section 2(d)(i) herein) following the date of exercise as aforesaid, the Holder shall deliver the aggregate Exercise Price for the shares specified in the applicable Notice of Exercise by wire transfer or cashier’s check drawn on a United States bank unless the cashless exercise procedure specified in Section 2(c) below is specified in the applicable Notice of Exercise. No ink-original Notice of Exercise shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Notice of Exercise be required. Notwithstanding anything herein to the contrary, the Holder shall not be required to physically surrender this Warrant to the Company until the Holder has purchased all of the Warrant Shares available hereunder and the Warrant has been exercised in full, in which case, the Holder shall surrender this Warrant to the Company for cancellation within three (3) Trading Days of the date on which the final Notice of Exercise is delivered to the Company. Partial exercises of this Warrant resulting in purchases of a portion of the total number of Warrant Shares available hereunder shall have the effect of lowering the outstanding number of Warrant Shares purchasable hereunder in an amount equal to the applicable number of Warrant Shares purchased. The Holder and the Company shall maintain records showing the number of Warrant Shares purchased and the date of such purchases. The Company shall deliver any objection to any Notice of Exercise within one (1) Business Day of receipt of such notice. The Holder and any assignee, by acceptance of this Warrant, acknowledge and agree that, by reason of the provisions of this paragraph, following the purchase of a portion of the Warrant Shares hereunder, the number of Warrant Shares available for purchase hereunder at any given time may be less than the amount stated on the face hereof.

In the event of a Change of Control Transaction, the consideration underlying the Warrant shall be the same as the consideration received by the holders of the Company’s common stock in such Change of Control Transaction. “Change of Control Transaction” means the occurrence after the date hereof of any of (a) an acquisition after the date hereof by an individual or legal entity or “group” (as described in Rule 13d-5(b)(1) promulgated under the Securities Exchange Act of 1934 (the “Exchange Act”)) of effective control (whether through legal or beneficial ownership of capital stock of the Company, by contract or otherwise) of in excess of 50% of the voting securities of the Company (other than by means of conversion or exercise of Preferred Stock and the Securities issued together with the Preferred Stock), (b) the Company merges into or consolidates with any other Person, or any Person merges into or consolidates with the Company and, after giving effect to such transaction, the stockholders of the Company immediately prior to such transaction own less than 66% of the aggregate voting power of the Company or the successor entity of such transaction, (c) the Company sells or transfers all or substantially all of its assets to another Person and the stockholders of the Company immediately prior to such transaction own less than 66% of the aggregate voting power of the acquiring entity immediately after the transaction, (d) a replacement at one time or within a one year period of more than one-half of the members of the Board of Directors which is not approved by a majority of those individuals who are members of the Board of Directors on the original issue date (or by those individuals who are serving as members of the Board of Directors on any date whose nomination to the Board of Directors was approved by a majority of the members of the Board of Directors who are members on the original issue date), or (e) the execution by the Company of an agreement to which the Company is a party or by which it is bound, providing for any of the events set forth in clauses (a) through (d) above.

Annex G-2

b) Exercise Price. The exercise price per share of Common Stock under this Warrant shall be $1.01, subject to adjustment hereunder (the “Exercise Price”).

c) Cashless Exercise. If at any time after the six (6)-month anniversary of the Closing Date, there is no effective Registration Statement registering, or no current prospectus available for, the resale of the Warrant Shares by the Holder, then this Warrant may also be exercised, in whole or in part, at such time by means of a “cashless exercise” in which the Holder shall be entitled to receive a number of Warrant Shares equal to the quotient obtained by dividing [(A-B) (X)] by (A), where:

(A) =	as applicable: (i) the VWAP (defined below) on the Trading Day immediately preceding the date of the applicable Notice of Exercise if such Notice of Exercise is (1) both executed and delivered pursuant to Section 2(a) hereof on a day that is not a Trading Day or (2) both executed and delivered pursuant to Section 2(a) hereof on a Trading Day prior to the opening of “regular trading hours” (as defined in Rule 600(b)(64) of Regulation NMS promulgated under the federal securities laws) on such Trading Day, (ii) at the option of the Holder, either (y) the VWAP on the Trading Day immediately preceding the date of the applicable Notice of Exercise or (z) the Bid Price (defined below) of the Common Stock on the principal Trading Market as reported by Bloomberg L.P. as of the time of the Holder’s execution of the applicable Notice of Exercise if such Notice of Exercise is executed during “regular trading hours” on a Trading Day and is delivered within two (2) hours thereafter (including until two (2) hours after the close of “regular trading hours” on a Trading Day) pursuant to Section 2(a) hereof or (iii) the VWAP on the date of the applicable Notice of Exercise if the date of such Notice of Exercise is a Trading Day and such Notice of Exercise is both executed and delivered pursuant to Section 2(a) hereof after the close of “regular trading hours” on such Trading Day;

(B) =	the Exercise Price of this Warrant, as adjusted hereunder; and

(X) =	the number of Warrant Shares that would be issuable upon exercise of this Warrant in accordance with the terms of this Warrant if such exercise were by means of a cash exercise rather than a cashless exercise.

Annex G-3

If Warrant Shares are issued in such a cashless exercise, the parties acknowledge and agree that in accordance with Section 3(a)(9) of the Securities Act, the Warrant Shares shall take on the characteristics of the Warrants being exercised, and the holding period of the Warrant Shares being issued may be tacked on to the holding period of this Warrant.  The Company agrees not to take any position contrary to this Section 2(c).

“Bid Price” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the bid price of the Common Stock for the time in question (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b)  if OTCQB or OTCQX is not a Trading Market, the volume weighted average price of the Common Stock for such date (or the nearest preceding date) on OTCQB or OTCQX as applicable, (c) if the Common Stock is not then listed or quoted for trading on OTCQB or OTCQX and if prices for the Common Stock are then reported in the “Pink Sheets” published by OTC Markets Group, Inc. (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported, or (d) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Purchasers of a majority in interest of the Securities then outstanding and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company.

“VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b)  if OTCQB or OTCQX is not a Trading Market, the volume weighted average price of the Common Stock for such date (or the nearest preceding date) on OTCQB or OTCQX as applicable, (c) if the Common Stock is not then listed or quoted for trading on OTCQB or OTCQX and if prices for the Common Stock are then reported in the “Pink Sheets” published by OTC Markets Group, Inc. (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported, or (d) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Purchasers of a majority in interest of the Securities then outstanding and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company.

Annex G-4

d) Mechanics of Exercise.

i. Delivery of Warrant Shares Upon Exercise. The Company shall cause the Warrant Shares purchased hereunder to be transmitted by the Transfer Agent to the Holder by crediting the account of the Holder’s or its designee’s balance account with The Depository Trust Company through its Deposit or Withdrawal at Custodian system (“DWAC”) if the Company is then a participant in such system and either (A) there is an effective registration statement permitting the issuance of the Warrant Shares to or resale of the Warrant Shares by the Holder or (B) the Warrant Shares are eligible for resale by the Holder without volume or manner-of-sale limitations pursuant to Rule 144 (assuming cashless exercise of the Warrants), and otherwise by physical delivery of a certificate, registered in the Company’s share register in the name of the Holder or its designee, for the number of Warrant Shares to which the Holder is entitled pursuant to such exercise to the address specified by the Holder in the Notice of Exercise by the date that is the earliest of (i) two (2) Trading Days after the delivery to the Company of the Notice of Exercise, (ii) one (1) Trading Day after delivery of the aggregate Exercise Price to the Company and (iii) the number of Trading Days comprising the Standard Settlement Period after the delivery to the Company of the Notice of Exercise (such date, the “Warrant Share Delivery Date”). Upon delivery of the Notice of Exercise, the Holder shall be deemed for all corporate purposes to have become the holder of record of the Warrant Shares with respect to which this Warrant has been exercised, irrespective of the date of delivery of the Warrant Shares, provided that payment of the aggregate Exercise Price (other than in the case of a cashless exercise) is received within the earlier of (i) two (2) Trading Days and (ii) the number of Trading Days comprising the Standard Settlement Period following delivery of the Notice of Exercise. If the Company fails for any reason to deliver to the Holder the Warrant Shares subject to a Notice of Exercise by the Warrant Share Delivery Date, the Company shall pay to the Holder, in cash, as liquidated damages and not as a penalty, for each $1,000 of Warrant Shares subject to such exercise (based on the VWAP of the Common Stock on the date of the applicable Notice of Exercise), $10 per Trading Day (increasing to $20 per Trading Day on the fifth Trading Day after such liquidated damages begin to accrue) for each Trading Day after such Warrant Share Delivery Date until such Warrant Shares are delivered or Holder rescinds such exercise. The Company agrees to maintain a transfer agent that is a participant in the FAST program so long as this Warrant remains outstanding and exercisable. As used herein, “Standard Settlement Period” means the standard settlement period, expressed in a number of Trading Days, on the Company’s primary Trading Market with respect to the Common Stock as in effect on the date of delivery of the Notice of Exercise.

ii. Delivery of New Warrants Upon Exercise. If this Warrant shall have been exercised in part, the Company shall, at the request of a Holder and upon surrender of this Warrant certificate, at the time of delivery of the Warrant Shares, deliver to the Holder a new Warrant evidencing the rights of the Holder to purchase the unpurchased Warrant Shares called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant.

Annex G-5

iii. Rescission Rights. If the Company fails to cause the Transfer Agent to transmit to the Holder the Warrant Shares pursuant to Section 2(d)(i) by the Warrant Share Delivery Date, then the Holder will have the right to rescind such exercise.

iv. Compensation for Buy-In on Failure to Timely Deliver Warrant Shares Upon Exercise. In addition to any other rights available to the Holder, if the Company fails to cause the Transfer Agent to transmit to the Holder the Warrant Shares in accordance with the provisions of Section 2(d)(i) above pursuant to an exercise on or before the Warrant Share Delivery Date, and if after such date the Holder is required by its broker to purchase (in an open market transaction or otherwise) or the Holder’s brokerage firm otherwise purchases, shares of Common Stock to deliver in satisfaction of a sale by the Holder of the Warrant Shares which the Holder anticipated receiving upon such exercise (a “Buy-In”), then the Company shall (A) pay in cash to the Holder the amount, if any, by which (x) the Holder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (y) the amount obtained by multiplying (1) the number of Warrant Shares that the Company was required to deliver to the Holder in connection with the exercise at issue times (2) the price at which the sell order giving rise to such purchase obligation was executed, and (B) at the option of the Holder, either reinstate the portion of the Warrant and equivalent number of Warrant Shares for which such exercise was not honored (in which case such exercise shall be deemed rescinded) or deliver to the Holder the number of shares of Common Stock that would have been issued had the Company timely complied with its exercise and delivery obligations hereunder. For example, if the Holder purchases Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted exercise of shares of Common Stock with an aggregate sale price giving rise to such purchase obligation of $10,000, under clause (A) of the immediately preceding sentence the Company shall be required to pay the Holder $1,000. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In and, upon request of the Company, evidence of the amount of such loss. Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver shares of Common Stock upon exercise of the Warrant as required pursuant to the terms hereof.

v. No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. As to any fraction of a share which the Holder would otherwise be entitled to purchase upon such exercise, the Company shall, at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Exercise Price or round up to the next whole share.

Annex G-6

vi. Charges, Taxes and Expenses. Issuance of Warrant Shares shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such Warrant Shares, all of which taxes and expenses shall be paid by the Company, and such Warrant Shares shall be issued in the name of the Holder or in such name or names as may be directed by the Holder; provided, however, that in the event that Warrant Shares are to be issued in a name other than the name of the Holder, this Warrant when surrendered for exercise shall be accompanied by the Assignment Form attached hereto duly executed by the Holder and the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto. The Company shall pay all Transfer Agent fees required for same-day processing of any Notice of Exercise and all fees to the Depository Trust Company (or another established clearing corporation performing similar functions) required for same-day electronic delivery of the Warrant Shares.

vii. Closing of Books. The Company will not close its stockholder books or records in any manner which prevents the timely exercise of this Warrant, pursuant to the terms hereof.

e) Holder’s Exercise Limitations. The Company shall not effect any exercise of this Warrant, and a Holder shall not have the right to exercise any portion of this Warrant, pursuant to Section 2 or otherwise, to the extent that after giving effect to such issuance after exercise as set forth on the applicable Notice of Exercise, the Holder (together with the Holder’s Affiliates, and any other Persons acting as a group together with the Holder or any of the Holder’s Affiliates (such Persons, “Attribution Parties”)), would beneficially own in excess of the Beneficial Ownership Limitation (as defined below).  For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by the Holder and its Affiliates and Attribution Parties shall include the number of shares of Common Stock issuable upon exercise of this Warrant with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (i) exercise of the remaining, nonexercised portion of this Warrant beneficially owned by the Holder or any of its Affiliates or Attribution Parties and (ii) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company (including, without limitation, any other Common Stock Equivalents) subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the Holder or any of its Affiliates or Attribution Parties.  Except as set forth in the preceding sentence, for purposes of this Section 2(e), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder, it being acknowledged by the Holder that the Company is not representing to the Holder that such calculation is in compliance with Section 13(d) of the Exchange Act and the Holder is solely responsible for any schedules required to be filed in accordance therewith. To the extent that the limitation contained in this Section 2(e) applies, the determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder together with any Affiliates and Attribution Parties) and of which portion of this Warrant is exercisable shall be in the sole discretion of the Holder, and the submission of a Notice of Exercise shall be deemed to be the Holder’s determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder together with any Affiliates and Attribution Parties) and of which portion of this Warrant is exercisable, in each case subject to the Beneficial Ownership Limitation, and the Company shall have no obligation to verify or confirm the accuracy of such determination. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of this Section 2(e), in determining the number of outstanding shares of Common Stock, a Holder may rely on the number of outstanding shares of Common Stock as reflected in (A) the Company’s most recent periodic or annual report filed with the Commission, as the case may be, (B) a more recent public announcement by the Company or (C) a more recent written notice by the Company or the Transfer Agent setting forth the number of shares of Common Stock outstanding.  Upon the written or oral request of a Holder, the Company shall within one Trading Day confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding.  In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Warrant, by the Holder or its Affiliates or Attribution Parties since the date as of which such number of outstanding shares of Common Stock was reported. The “Beneficial Ownership Limitation” shall be 4.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon exercise of this Warrant. The Holder, upon notice to the Company, may increase or decrease the Beneficial Ownership Limitation provisions of this Section 2(e), provided that the Beneficial Ownership Limitation in no event exceeds 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock upon exercise of this Warrant held by the Holder and the provisions of this Section 2(e) shall continue to apply. Any increase in the Beneficial Ownership Limitation will not be effective until the 61st day after such notice is delivered to the Company. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 2(e) to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this paragraph shall apply to a successor holder of this Warrant.

Annex G-7

Section 3. Certain Adjustments.

a) Stock Dividends and Splits. In addition to any adjustments described herein, if the Company, at any time while this Warrant is outstanding: (i) pays a stock dividend or otherwise makes a distribution or distributions on shares of its Common Stock or any other equity or equity equivalent securities payable in shares of Common Stock (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Company upon exercise of this Warrant), (ii) subdivides outstanding shares of Common Stock into a larger number of shares, (iii) combines (including by way of reverse stock split) outstanding shares of Common Stock into a smaller number of shares or (iv) issues by reclassification of shares of the Common Stock any shares of capital stock of the Company, then in each case the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event, and the number of shares issuable upon exercise of this Warrant shall be proportionately adjusted such that the aggregate Exercise Price of this Warrant shall remain unchanged. Any adjustment made pursuant to this Section 3(a) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

b) Intentionally Omitted.

c) Subsequent Rights Offerings. If the Company, at any time while this Warrant is outstanding, grants, issues or sells any rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of shares of Common Stock (the “Purchase Rights”), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant (without regard to any limitations on exercise hereof, including without limitation, the Beneficial Ownership Limitation) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights (provided, however, to the extent that the Holder’s right to participate in any such Purchase Right would result in the Holder exceeding the Beneficial Ownership Limitation, then the Holder shall not be entitled to participate in such Purchase Right to such extent (or beneficial ownership of such shares of Common Stock as a result of such Purchase Right to such extent) and such Purchase Right to such extent shall be held in abeyance for the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the Beneficial Ownership Limitation).

d) Pro Rata Distributions. If at any time the Company shall declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to holders of shares of Common Stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (a “Distribution”), at any time after the issuance of this Warrant, then, in each such case, the Holder shall be entitled to participate in such Distribution to the same extent that the Holder would have participated therein if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant (without regard to any limitations on exercise hereof, including without limitation, the Beneficial Ownership Limitation) immediately before the date of which a record is taken for such Distribution, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the participation in such Distribution (provided, however, to the extent that the Holder’s right to participate in any such Distribution would result in the Holder exceeding the Beneficial Ownership Limitation, then the Holder shall not be entitled to participate in such Distribution to such extent (or in the beneficial ownership of any shares of Common Stock as a result of such Distribution to such extent) and the portion of such Distribution shall be held in abeyance for the benefit of the Holder until such time, if ever, as its right thereto would not result in such Holder exceeding the Beneficial Ownership Limitation).

Annex G-8

e) Fundamental Transaction. If, at any time while this Warrant is outstanding, (i) the Company, directly or indirectly, in one or more related transactions effects any merger or consolidation of the Company with or into another Person, (ii) the Company, directly or indirectly, effects any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of its assets in one or a series of related transactions, (iii) any, direct or indirect, purchase offer, tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Common Stock are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of 50% or more of the outstanding Common Stock, (iv) the Company, directly or indirectly, in one or more related transactions effects any reclassification, reorganization or recapitalization of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property, or (v) the Company, directly or indirectly, in one or more related transactions consummates a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off, merger or scheme of arrangement) with another Person or group of Persons whereby such other Person or group acquires more than 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock or share purchase agreement or other business combination) (each a “Fundamental Transaction”), then, upon any subsequent exercise of this Warrant, the Holder shall have the right to receive, for each Warrant Share that would have been issuable upon such exercise immediately prior to the occurrence of such Fundamental Transaction, at the option of the Holder (without regard to any limitation in Section 2(e) on the exercise of this Warrant), the number of shares of Common Stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and any additional consideration (the “Alternate Consideration”) receivable as a result of such Fundamental Transaction by a holder of the number of shares of Common Stock for which this Warrant is exercisable immediately prior to such Fundamental Transaction (without regard to any limitation in Section 2(e) or Section 2(f) on the exercise of this Warrant). For purposes of any such exercise, the determination of the Exercise Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such Fundamental Transaction, and the Company shall apportion the Exercise Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any exercise of this Warrant following such Fundamental Transaction. Notwithstanding anything to the contrary, in the event of a Fundamental Transaction (other than one in which a Successor Entity (as defined below) that is a publicly traded corporation whose stock is quoted or listed on a Trading Market assumes this Warrant such that the Warrant shall be exercisable for the publicly traded Common Stock of such Successor Entity), the Company or any Successor Entity shall, at the Holder’s option, exercisable at any time concurrently with, or within 30 days after, the consummation of the Fundamental Transaction (or, if later, the date of the public announcement of the applicable Fundamental Transaction), purchase this Warrant from the Holder by paying to the Holder an amount of cash equal to the Black Scholes Value (as defined below) of the remaining unexercised portion of this Warrant on the date of the consummation of such Fundamental Transaction; provided, however, that, if the Fundamental Transaction is not within the Company’s control, including not approved by the Company’s Board of Directors, Holder shall only be entitled to receive from the Company or any Successor Entity, as of the date of consummation of such Fundamental Transaction, the same type or form of consideration (and in the same proportion), at the Black Scholes Value of the unexercised portion of this Warrant, that is being offered and paid to the holders of Common Stock of the Company in connection with the Fundamental Transaction, whether that consideration be in the form of cash, stock or any combination thereof, or whether the holders of Common Stock are given the choice to receive from among alternative forms of consideration in connection with the Fundamental Transaction. “Black Scholes Value” means the value of this Warrant based on the Black-Scholes Option Pricing Model obtained from the “OV” function on Bloomberg, L.P. (“Bloomberg”) determined as of the day of consummation of the applicable Fundamental Transaction for pricing purposes and reflecting (A) a risk-free interest rate corresponding to the U.S. Treasury rate for a period equal to the time between the date of the public announcement of the applicable Fundamental Transaction and the Termination Date, (B) an expected volatility equal to the greater of 100% and the 100 day volatility obtained from the HVT function on Bloomberg as of the Trading Day immediately following the public announcement of the applicable Fundamental Transaction, (C) the underlying price per share used in such calculation shall be the greater of (i) the sum of the price per share being offered in cash, if any, plus the value of any non-cash consideration, if any, being offered in such Fundamental Transaction and (ii) the greater of (x) the last VWAP immediately prior to the public announcement of such Fundamental Transaction and (y) the last VWAP immediately prior to the consummation of such Fundamental Transaction and (D) a remaining option time equal to the time between the date of the public announcement of the applicable Fundamental Transaction and the Termination Date. The payment of the Black Scholes Value will be made by wire transfer of immediately available funds within five Business Days of the Holder’s election (or, if later, on the effective date of the Fundamental Transaction). The Company shall cause any successor entity in a Fundamental Transaction in which the Company is not the survivor (the “Successor Entity”) to assume in writing all of the obligations of the Company under this Warrant and the other Transaction Documents in accordance with the provisions of this Section 3(e) pursuant to written agreements in form and substance reasonably satisfactory to the Holder and approved by the Holder (without unreasonable delay) prior to such Fundamental Transaction and shall, at the option of the Holder, deliver to the Holder in exchange for this Warrant a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Warrant which is exercisable for a corresponding number of shares of capital stock of such Successor Entity (or its parent entity) equivalent to the shares of Common Stock acquirable and receivable upon exercise of this Warrant (without regard to any limitations on the exercise of this Warrant) prior to such Fundamental Transaction, and with an exercise price which applies the exercise price hereunder to such shares of capital stock (but taking into account the relative value of the shares of Common Stock pursuant to such Fundamental Transaction and the value of such shares of capital stock, such number of shares of capital stock and such exercise price being for the purpose of protecting the economic value of this Warrant immediately prior to the consummation of such Fundamental Transaction), and which is reasonably satisfactory in form and substance to the Holder. Upon the occurrence of any such Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Warrant and the other Transaction Documents referring to the “Company” shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Warrant and the other Transaction Documents with the same effect as if such Successor Entity had been named as the Company herein.

Annex G-9

f) Calculations. All calculations under this Section 3 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 3, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding treasury shares, if any) issued and outstanding.

g) Notice to Holder.

i. Adjustment to Exercise Price. Whenever the Exercise Price is adjusted pursuant to any provision of this Section 3, the Company shall promptly deliver to the Holder by facsimile or email a notice setting forth the Exercise Price after such adjustment and any resulting adjustment to the number of Warrant Shares and setting forth a brief statement of the facts requiring such adjustment.

ii. Notice to Allow Exercise by Holder. If (A) the Company shall declare a dividend (or any other distribution in whatever form) on the Common Stock, (B) the Company shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock, (C) the Company shall authorize the granting to all holders of the Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights, (D) the approval of any stockholders of the Company shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, or any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property, or (E) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company, then, in each case, the Company shall cause to be delivered by facsimile or email to the Holder at its last facsimile number or email address as it shall appear upon the Warrant Register (defined below) of the Company, at least 20 calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange; provided that the failure to deliver such notice or any defect therein or in the delivery thereof shall not affect the validity of the corporate action required to be specified in such notice. To the extent that any notice provided in this Warrant constitutes, or contains, material, non-public information regarding the Company or any of the Subsidiaries, the Company shall simultaneously file such notice with the Commission pursuant to a Current Report on Form 8-K. The Holder shall remain entitled to exercise this Warrant during the period commencing on the date of such notice to the effective date of the event triggering such notice except as may otherwise be expressly set forth herein.

Annex G-10

Section 4. Transfer of Warrant.

a) Transferability. Subject to compliance with any applicable securities laws and the conditions set forth in Section 4(d) hereof and to the provisions of Section 4.1 of the Purchase Agreement, this Warrant and all rights hereunder (including, without limitation, any registration rights) are transferable, in whole or in part, upon surrender of this Warrant at the principal office of the Company or its designated agent, together with a written assignment of this Warrant substantially in the form attached hereto duly executed by the Holder or its agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer. Upon such surrender and, if required, such payment, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees, as applicable, and in the denomination or denominations specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be cancelled. Notwithstanding anything herein to the contrary, the Holder shall not be required to physically surrender this Warrant to the Company unless the Holder has assigned this Warrant in full, in which case, the Holder shall surrender this Warrant to the Company within three (3) Trading Days of the date on which the Holder delivers an assignment form to the Company assigning this Warrant in full. The Warrant, if properly assigned in accordance herewith, may be exercised by a new holder for the purchase of Warrant Shares without having a new Warrant issued.

b) New Warrants. This Warrant may be divided or combined with other Warrants upon presentation hereof at the aforesaid office of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the Holder or its agent or attorney. Subject to compliance with Section 4(a), as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice. All Warrants issued on transfers or exchanges shall be dated the original issue date and shall be identical with this Warrant except as to the number of Warrant Shares issuable pursuant thereto.

c) Warrant Register. The Company shall register this Warrant, upon records to be maintained by the Company for that purpose (the “Warrant Register”), in the name of the record Holder hereof from time to time. The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.

d) Transfer Restrictions. If, at the time of the surrender of this Warrant in connection with any transfer of this Warrant, the transfer of this Warrant shall not be either (i) registered pursuant to an effective registration statement under the Securities Act and under applicable state securities or blue sky laws or (ii) eligible for resale without volume or manner-of-sale restrictions or current public information requirements pursuant to Rule 144, the Company may require, as a condition of allowing such transfer, that the Holder or transferee of this Warrant, as the case may be, comply with the provisions of Section 5.7 of the Purchase Agreement.

e) Representation by the Holder. The Holder, by the acceptance hereof, represents and warrants that it is acquiring this Warrant and, upon any exercise hereof, will acquire the Warrant Shares issuable upon such exercise, for its own account and not with a view to or for distributing or reselling such Warrant Shares or any part thereof in violation of the Securities Act or any applicable state securities law, except pursuant to sales registered or exempted under the Securities Act.

Annex G-11

Section 5. Miscellaneous.

a) No Rights as Stockholder Until Exercise; No Settlement in Cash. This Warrant does not entitle the Holder to any voting rights, dividends or other rights as a stockholder of the Company prior to the exercise hereof as set forth in Section 2(d)(i), except as expressly set forth in Section 3. Without limiting any rights of a Holder to receive Warrant Shares on a “cashless exercise” pursuant to Section 2(c) or to receive cash payments pursuant to Section 2(d)(i) and Section 2(d)(iv) herein, in no event shall the Company be required to net cash settle an exercise of this Warrant.

b) Loss, Theft, Destruction or Mutilation of Warrant. The Company covenants that upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant or any stock certificate relating to the Warrant Shares, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it (which, in the case of the Warrant, shall not include the posting of any bond), and upon surrender and cancellation of such Warrant or stock certificate, if mutilated, the Company will make and deliver a new Warrant or stock certificate of like tenor and dated as of such cancellation, in lieu of such Warrant or stock certificate.

c) Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then, such action may be taken or such right may be exercised on the next succeeding Business Day.

d) Shareholder Approval; Authorized Shares.

Notwithstanding the foregoing, this Warrant shall not be exercisable until such time as (i) Shareholder Approval has been received with respect to the issuance by the Company of the Warrant Shares and (ii) the Company shall have amended its certificate of incorporation so as to authorize and reserve for issuance a sufficient number of shares of Common Stock such that all of the Warrant shares that are issuable pursuant to exercise of this Warrant may be issued (the “Charter Amendment”). The Board of Directors shall use its reasonable best efforts to complete the Charter Amendment as soon as possible, and to obtain Shareholder Approval in connection therewith, and in any event within 180 days of the issuance of this Warrant. Following receipt of Shareholder Approval and the completion of the Charter Amendment, the Company covenants that, during the period the Warrant is outstanding, it will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of the Warrant Shares upon the exercise of any purchase rights under this Warrant. The Company further covenants that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of issuing the necessary Warrant Shares upon the exercise of the purchase rights under this Warrant. The Company will take all such reasonable action as may be necessary to assure that such Warrant Shares may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of the Trading Market upon which the Common Stock may be listed. The Company covenants that all Warrant Shares which may be issued upon the exercise of the purchase rights represented by this Warrant will, upon exercise of the purchase rights represented by this Warrant and payment for such Warrant Shares in accordance herewith, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges created by the Company in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue).

Annex G-12

Except and to the extent as waived or consented to by the Holder, the Company shall not by any action, including, without limitation, amending its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of Holder as set forth in this Warrant against impairment. Without limiting the generality of the foregoing, the Company will (i) not increase the par value of any Warrant Shares above the amount payable therefor upon such exercise immediately prior to such increase in par value, (ii) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares upon the exercise of this Warrant and (iii) use commercially reasonable efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof, as may be, necessary to enable the Company to perform its obligations under this Warrant.

Before taking any action which would result in an adjustment in the number of Warrant Shares for which this Warrant is exercisable or in the Exercise Price, the Company shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction thereof.

e) Jurisdiction. All questions concerning the construction, validity, enforcement and interpretation of this Warrant shall be determined in accordance with the provisions of the Purchase Agreement.

f) Restrictions. The Holder acknowledges that the Warrant Shares acquired upon the exercise of this Warrant, if not registered and the Holder does not utilize cashless exercise, will have restrictions upon resale imposed by state and federal securities laws.

g) Nonwaiver and Expenses. No course of dealing or any delay or failure to exercise any right hereunder on the part of Holder shall operate as a waiver of such right or otherwise prejudice the Holder’s rights, powers or remedies. Without limiting any other provision of this Warrant or the Purchase Agreement, if the Company willfully and knowingly fails to comply with any provision of this Warrant, which results in any material damages to the Holder, the Company shall pay to the Holder such amounts as shall be sufficient to cover any costs and expenses including, but not limited to, reasonable attorneys’ fees, including those of appellate proceedings, incurred by the Holder in collecting any amounts due pursuant hereto or in otherwise enforcing any of its rights, powers or remedies hereunder.

Annex G-13

h) Notices. Any notice, request or other document required or permitted to be given or delivered to the Holder by the Company shall be delivered in accordance with the notice provisions of the Purchase Agreement.

i) Limitation of Liability. No provision hereof, in the absence of any affirmative action by the Holder to exercise this Warrant to purchase Warrant Shares, and no enumeration herein of the rights or privileges of the Holder, shall give rise to any liability of the Holder for the purchase price of any Common Stock or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

j) Remedies. The Holder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Warrant. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Warrant and hereby agrees to waive and not to assert the defense in any action for specific performance that a remedy at law would be adequate.

k) Successors and Assigns. Subject to applicable securities laws, this Warrant and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors and permitted assigns of the Company and the successors and permitted assigns of Holder. The provisions of this Warrant are intended to be for the benefit of any Holder from time to time of this Warrant and shall be enforceable by the Holder or holder of Warrant Shares.

l) Amendment. This Warrant may be modified or amended or the provisions hereof waived with the written consent of the Company and the Holder.

m) Severability. Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Warrant.

n) Headings. The headings used in this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

********************

(Signature Page Follows)

Annex G-14

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officer thereunto duly authorized as of the date first above indicated.

By:
Name:
Title:

Annex G-15

NOTICE OF EXERCISE

To:	[_______________________

(1) The undersigned hereby elects to purchase ________ Warrant Shares of the Company pursuant to the terms of the attached Warrant (only if exercised in full), and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.

(2) Payment shall take the form of (check applicable box):

☐ in lawful money of the United States; or

☐ [if permitted the cancellation of such number of Warrant Shares as is necessary, in accordance with the formula set forth in subsection 2(c), to exercise this Warrant with respect to the maximum number of Warrant Shares purchasable pursuant to the cashless exercise procedure set forth in subsection 2(c).

(3) Please issue said Warrant Shares in the name of the undersigned or in such other name as is specified below:

_______________________________

The Warrant Shares shall be delivered to the following DWAC Account Number:

_______________________________

_______________________________

_______________________________

(4) Accredited Investor. The undersigned is an “accredited investor” as defined in Regulation D promulgated under the Securities Act of 1933, as amended.

[SIGNATURE OF HOLDER]

Name of Investing Entity: ________________________________________________________________________

Signature of Authorized Signatory of Investing Entity: _________________________________________________

Name of Authorized Signatory: ___________________________________________________________________

Title of Authorized Signatory: ____________________________________________________________________

Date: ________________________________________________________________________________________

Annex G-16

EXHIBIT B

ASSIGNMENT FORM

(To assign the foregoing Warrant, execute this form and supply required information. Do not use this form to purchase shares.)

FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to

Name:
(Please Print)

Address:
(Please Print)

Phone Number:

Email Address:

Dated: _______________ __, ______

Holder’s Signature: ____________________

Holder’s Address: ____________________

Annex G-17

Annex H

NEITHER THIS SECURITY NOR THE SECURITIES INTO WHICH THIS SECURITY IS CONVERTIBLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. THIS SECURITY AND THE SECURITIES ISSUABLE UPON CONVERSION OF THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.

Original Issue Date: June ___, 2020

Original Conversion Price (subject to adjustment herein): $1.10

$[      ]1

AMENDED AND RESTATED

CONVERTIBLE PROMISSORY NOTE

DUE April 21, 2022

THIS CONVERTIBLE NOTE is one of a series of duly authorized and validly issued Convertible Notes of MICT, Inc., a Delaware corporation (the “Company”), having its principal place of business at 28 West Grand Avenue, Suite 3, Montvale, New Jersey 07645, designated as its Convertible Note due April 21, 2022 (this note, the “Note” and, collectively with the other Notes of such series, the “Notes”).

FOR VALUE RECEIVED, the Company promises to pay to [________________________] or its registered assigns (the “Holder”), or shall have paid pursuant to the terms hereunder, the principal sum of $[                     ] on April 21, 2022 (the “Maturity Date”) or such earlier date as this Note is required or permitted to be repaid as provided hereunder, and to pay interest to the Holder on the aggregate unconverted and then outstanding principal amount of this Note in accordance with the provisions hereof. This note amends, restates and supersedes, but does not in any way satisfy the indebtedness evidenced by, the promissory note previously issued to the Holder on or about April 21, 2020. This Note is subject to the following additional provisions:

Section 1. Definitions. For the purposes hereof, in addition to the terms defined elsewhere in this Note, (a) capitalized terms not otherwise defined herein shall have the meanings set forth in the Purchase Agreement and (b) the following terms shall have the following meanings:

“Alternate Consideration” shall have the meaning set forth in Section 5(e).

Annex H-1

“Attribution Parties” shall have the meaning set forth in Section 4(d).

“Bankruptcy Event” means any of the following events: (a) the Company or any Significant Subsidiary (as such term is defined in Rule 1-02(w) of Regulation S-X) thereof commences a case or other proceeding under any bankruptcy, reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction relating to the Company or any Significant Subsidiary thereof, (b) there is commenced against the Company or any Significant Subsidiary thereof any such case or proceeding that is not dismissed within 60 days after commencement, (c) the Company or any Significant Subsidiary thereof is adjudicated insolvent or bankrupt or any order of relief or other order approving any such case or proceeding is entered, (d) the Company or any Significant Subsidiary thereof suffers any appointment of any custodian or the like for it or any substantial part of its property that is not discharged or stayed within 60 calendar days after such appointment, (e) the Company or any Significant Subsidiary thereof makes a general assignment for the benefit of creditors, (f) the Company or any Significant Subsidiary thereof calls a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts, (g) the Company or any Significant Subsidiary thereof admits in writing that it is generally unable to pay its debts as they become due, (h) the Company or any Significant Subsidiary thereof, by any act or failure to act, expressly indicates its consent to, approval of or acquiescence in any of the foregoing or takes any corporate or other action for the purpose of effecting any of the foregoing.

“Beneficial Ownership Limitation” shall have the meaning set forth in Section 4(d).

“Business Day” means any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“Buy-In” shall have the meaning set forth in Section 4(c)(v).

“Charter Amendment” shall have the meaning ascribed to such term in Section 4(c)(vi).

“Conversion” shall have the meaning ascribed to such term in Section 4.

“Conversion Date” shall have the meaning set forth in Section 4(a).

Annex H-2

“Conversion Price” shall have the meaning set forth in Section 4(b).

“Conversion Schedule” means the Conversion Schedule in the form of Schedule 1 attached hereto.

“Conversion Shares” means, collectively, the shares of Common Stock issuable upon conversion of this Note in accordance with the terms hereof.

“Distribution” shall have the meaning set forth in Section 5(d).

“Equity Conditions” means, during the period in question, (a) the Company shall have duly honored all conversions and redemptions scheduled to occur or occurring by virtue of one or more Notices of Conversion of the Holder, if any, (b) the Company shall have paid all liquidated damages and other amounts owing to the Holder in respect of this Note, (c)(i) there is an effective Registration Statement pursuant to which the Holder is permitted to utilize the prospectus thereunder to resell all of the shares of Common Stock issuable pursuant to the Transaction Documents (and the Company believes, in good faith, that such effectiveness will continue uninterrupted for the foreseeable future) or (ii) all of the Conversion Shares issuable pursuant to the Transaction Documents (and shares issuable in lieu of cash payments of interest) may be resold pursuant to Rule 144 without volume or manner-of-sale restrictions or current public information requirements as determined by the counsel to the Company as set forth in a written opinion letter to such effect, addressed and acceptable to the Transfer Agent and the Holder, (d) the Common Stock is trading on a Trading Market and all of the shares issuable pursuant to the Transaction Documents are listed or quoted for trading on such Trading Market (and the Company believes, in good faith, that trading of the Common Stock on a Trading Market will continue uninterrupted for the foreseeable future), (e) there is a sufficient number of authorized but unissued and otherwise unreserved shares of Common Stock for the issuance of all of the shares then issuable pursuant to the Transaction Documents, (f) there is no existing Event of Default and no existing event which, with the passage of time or the giving of notice, would constitute an Event of Default, and (g) the issuance of the shares in question to the Holder would not violate the limitations set forth in Section 4(d) and Section 4(e) herein.

“Event of Default” shall have the meaning set forth in Section 9(a).

“Forced Conversion Date” shall have the meaning set forth in Section 7.

“Fundamental Transaction” shall have the meaning set forth in Section 5(e).

“Interest Conversion Shares” shall have the meaning set forth in Section 2(a).

“Interest Notice Period” shall have the meaning set forth in Section 2(a).

“Interest Payment Date” shall have the meaning set forth in Section 2(a).

Annex H-3

“Issuable Maximum” shall have the meaning set forth in Section 4(e).

“Interest Share Amount” shall have the meaning set forth in Section 2(a).

“Late Fees” shall have the meaning set forth in Section 2(d).

“Mandatory Default Amount” means the sum of (a) the greater of (i) the outstanding principal amount of this Note, plus all accrued and unpaid interest hereon, divided by the Conversion Price on the date the Mandatory Default Amount is either (A) demanded (if demand or notice is required to create an Event of Default) or otherwise due or (B) paid in full, whichever has a lower Conversion Price, multiplied by the VWAP on the date the Mandatory Default Amount is either (x) demanded or otherwise due or (y) paid in full, whichever has a higher VWAP, or (ii) 120% of the outstanding principal amount of this Note, plus 100% of accrued and unpaid interest hereon, and (b) all other amounts, costs, expenses and liquidated damages due in respect of this Note.

“New York Courts” shall have the meaning set forth in Section 9(d).

“Note Register” shall have the meaning set forth in Section 2(c).

“Notice of Conversion” shall have the meaning set forth in Section 4(a).

“Original Issue Date” means the date of the first issuance of the Notes, regardless of any transfers of any Note and regardless of the number of instruments which may be issued to evidence such Notes.

“Purchase Agreement” means the Securities Purchase Agreement, dated as of April 21, 2020, among the Company and the original Holders, as amended, modified or supplemented from time to time in accordance with its terms.

“Purchase Rights” shall have the meaning set forth in Section 5(c).

“Registration Statement” means a registration statement meeting the requirements set forth in the Securities Purchase Agreement and covering the resale of the Underlying Shares by each Holder as provided for in the Securities Purchase Agreement.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Share Delivery Date” shall have the meaning set forth in Section 4(c)(ii).

“Standard Settlement Period” shall have the meaning set forth in Section 4(c)(ii).

“Successor Entity” shall have the meaning set forth in Section 5(e).

Annex H-4

“Trading Day” means a day on which the principal Trading Market is open for trading.

“Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange, OTCQB or OTCQX (or any successors to any of the foregoing).

“Triggering Event” means any of the following: (i) if the Merger, as defined in and contemplated by that certain Amended and Restated Agreement and Plan of Merger by and among the Company, MICT Merger Subsidiary Inc., and GFH Intermediate Holdings Ltd., dated as of April 15, 2020, is not consummated by July 3, 2020; (ii) if the Shareholder Approval (as such term is defined in the Purchase Agreement) shall not have been received by July 31st; or (iii) the Charter Amendment shall not have been completed by July 31st.

“VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b)  if OTCQB or OTCQX is not a Trading Market, the volume weighted average price of the Common Stock for such date (or the nearest preceding date) on OTCQB or OTCQX as applicable, (c) if the Common Stock is not then listed or quoted for trading on OTCQB or OTCQX and if prices for the Common Stock are then reported in the “Pink Sheets” published by OTC Markets, Inc. (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported, or (d) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Purchasers of a majority in interest of the Securities then outstanding and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company.

Section 2. Interest.

a) Payment of Interest in Cash or Kind. The Company shall pay interest to the Holder on the aggregate unconverted and then outstanding principal amount of this Note at the rate of 1.0% per annum, payable, on each Conversion Date (as to that principal amount then being converted), and on the Maturity Date (each such date, an “Interest Payment Date”) (if any Interest Payment Date is not a Business Day, then the applicable payment shall be due on the next succeeding Business Day), in cash or, at the Company’s option, in duly authorized, validly issued, fully paid and non-assessable shares of Common Stock at the Conversion Price (the dollar amount to be paid in shares, the “Interest Share Amount”) or a combination thereof; provided, however, that payment in shares of Common Stock may only occur if (i) all of the Equity Conditions have been met (unless waived by the Holder in writing) during the 20 Trading Days immediately prior to the applicable Interest Payment Date (the “Interest Notice Period”) and through and including the date such shares of Common Stock are actually issued to the Holder, (ii) the Company shall have given the Holder notice in accordance with the notice requirements set forth below and (iii) as to such Interest Payment Date, prior to such Interest Notice Period (but not more than five (5) Trading Days prior to the commencement of such Interest Notice Period), the Company shall have delivered to the Holder’s account with The Depository Trust Company a number of shares of Common Stock to be applied against such Interest Share Amount equal to the quotient of (x) the applicable Interest Share Amount divided by (y) the Conversion Price (the “Interest Conversion Shares”).

Annex H-5

b) Company’s Election to Pay Interest in Cash or Kind. Subject to the terms and conditions herein, the decision whether to pay interest hereunder in cash, shares of Common Stock or a combination thereof shall be at the sole discretion of the Company. Prior to the commencement of any Interest Notice Period, the Company shall deliver to the Holder a written notice of its election to pay interest hereunder on the applicable Interest Payment Date either in cash, shares of Common Stock or a combination thereof and the Interest Share Amount as to the applicable Interest Payment Date, provided that the Company may indicate in such notice that the election contained in such notice shall apply to future Interest Payment Dates until revised by a subsequent notice. During any Interest Notice Period, the Company’s election (whether specific to an Interest Payment Date or continuous) shall be irrevocable as to such Interest Payment Date. Subject to the aforementioned conditions, failure to timely deliver such written notice to the Holder shall be deemed an election by the Company to pay the interest on such Interest Payment Date in cash. The aggregate number of shares of Common Stock otherwise issuable to the Holder on an Interest Payment Date shall be reduced by the number of Interest Conversion Shares previously issued to the Holder in connection with such Interest Payment Date.

c) Interest Calculations. Interest shall be calculated on the basis of a 360-day year, consisting of twelve 30 calendar day periods, and shall accrue daily commencing on the Original Issue Date until payment in full of the outstanding principal, together with all accrued and unpaid interest, liquidated damages and other amounts which may become due hereunder, has been made. Payment of interest in shares of Common Stock (other than the Interest Conversion Shares issued prior to an Interest Notice Period) shall otherwise occur pursuant to Section 4(c)(ii) herein and, solely for purposes of the payment of interest in shares, the Interest Payment Date shall be deemed the Conversion Date. Interest shall cease to accrue with respect to any principal amount converted, provided that, the Company actually delivers the Conversion Shares within the time period required by Section 4(c)(ii) herein. Interest hereunder will be paid to the Person in whose name this Note is registered on the records of the Company regarding registration and transfers of this Note (the “Note Register”). Except as otherwise provided herein, if at any time the Company pays interest partially in cash and partially in shares of Common Stock to the holders of the Notes, then such payment of cash shall be distributed ratably among the holders of the then-outstanding Notes based on their (or their predecessor’s) initial purchases of Notes pursuant to the Purchase Agreement.

Annex H-6

d) Late Fee. All overdue accrued and unpaid interest to be paid hereunder shall entail a late fee at an interest rate equal to the lesser of 3% per annum or the maximum rate permitted by applicable law (the “Late Fees”) which shall accrue daily from the date such interest is due hereunder through and including the date of actual payment in full. Notwithstanding anything to the contrary contained herein, if, on any Interest Payment Date the Company has elected to pay accrued interest in the form of Common Stock but the Company is not permitted to pay accrued interest in Common Stock because it fails to satisfy the conditions for payment in Common Stock set forth in Section 2(a) herein, then, at the option of the Holder, the Company, in lieu of delivering either shares of Common Stock pursuant to this Section 2 or paying the regularly scheduled interest payment in cash, shall deliver, within three (3) Trading Days of each applicable Interest Payment Date, an amount in cash equal to the product of (x) the number of shares of Common Stock otherwise deliverable to the Holder in connection with the payment of interest due on such Interest Payment Date multiplied by (y) the highest VWAP during the period commencing on the Interest Payment Date and ending on the Trading Day prior to the date such payment is actually made. If any Interest Conversion Shares are issued to the Holder in connection with an Interest Payment Date and are not applied against an Interest Share Amount, then the Holder shall promptly return such excess shares to the Company.

e) Prepayment. The Company may prepay any portion of the principal amount of this Note at any time without the prior written consent of the Holder.

Section 3. Registration of Transfers and Exchanges.

a) Different Denominations. This Note is exchangeable for an equal aggregate principal amount of Notes of different authorized denominations, as requested by the Holder surrendering the same. No service charge will be payable for such registration of transfer or exchange.

b) Investment Representations. This Note has been issued subject to certain investment representations of the original Holder set forth in the Purchase Agreement and may be transferred or exchanged only in compliance with the Purchase Agreement and applicable federal and state securities laws and regulations.

c) Reliance on Note Register. Prior to due presentment for transfer to the Company of this Note, the Company and any agent of the Company may treat the Person in whose name this Note is duly registered on the Note Register as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Note is overdue, and neither the Company nor any such agent shall be affected by notice to the contrary.

Annex H-7

Section 4. Conversion.

a) Voluntary Conversion. Upon the terms and subject to the limitations on conversion and the conditions hereinafter set forth, at any time after the Company shall have received Shareholder Approval (as such term is defined in the Purchase Agreement) until this Note is no longer outstanding, this Note shall be convertible, in whole or in part, into shares of Common Stock at the option of the Holder, at any time and from time to time (subject to the conversion limitations set forth in Section 4(d) and Section 4(e) hereof). The Holder shall effect conversions by delivering to the Company a Notice of Conversion, the form of which is attached hereto as Annex A (each, a “Notice of Conversion”), specifying therein the principal amount of this Note to be converted and the date on which such conversion shall be effected (such date, the “Conversion Date”). If no Conversion Date is specified in a Notice of Conversion, the Conversion Date shall be the date that such Notice of Conversion is deemed delivered hereunder. No ink-original Notice of Conversion shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Notice of Conversion form be required. To effect conversions hereunder, the Holder shall not be required to physically surrender this Note to the Company unless the entire principal amount of this Note, plus all accrued and unpaid interest thereon, has been so converted, in which case the Holder shall surrender this Note as promptly as is reasonably practicable after such conversion without delaying the Company’s obligation to deliver the shares on the Share Delivery Date. Conversions hereunder shall have the effect of lowering the outstanding principal amount of this Note in an amount equal to the applicable conversion. The Holder and the Company shall maintain records showing the principal amount(s) converted and the date of such conversion(s). The Company may deliver an objection to any Notice of Conversion within three (3) Business Days of delivery of such Notice of Conversion. The Holder, and any assignee by acceptance of this Note, acknowledge and agree that, by reason of the provisions of this paragraph, following conversion of a portion of this Note, the unpaid and unconverted principal amount of this Note may be less than the amount stated on the face hereof.

b) Conversion Price. The conversion price in effect on any Conversion Date shall be equal to $1.10, subject to adjustment herein (the “Conversion Price”).

c) Mechanics of Conversion.

i. Conversion Shares Issuable Upon Conversion of Principal Amount. The number of Conversion Shares issuable upon a conversion hereunder shall be determined by the quotient obtained by dividing (x) the outstanding principal amount of this Note to be converted by (y) the Conversion Price.

Annex H-8

ii. Delivery of Conversion Shares Upon Conversion. Not later than the earlier of (i) two (2) Trading Days and (ii) the number of Trading Days comprising the Standard Settlement Period (as defined below) after each Conversion Date (the “Share Delivery Date”), the Company shall deliver, or cause to be delivered, to the Holder (A) the Conversion Shares which, on or after the earlier of (i) the six month anniversary of the Original Issue Date or (ii) the Effective Date, shall be free of restrictive legends and trading restrictions (other than those which may then be required by the Purchase Agreement or applicable federal and state securities laws) representing the number of Conversion Shares being acquired upon the conversion of this Note (including, if the Company has given continuous notice pursuant to Section 2(b) for payment of interest in shares of Common Stock at least 20 Trading Days prior to the date on which the Notice of Conversion is delivered to the Company, shares of Common Stock representing the payment of accrued interest otherwise determined pursuant to Section 2(a) but assuming that the Interest Notice Period is the 20 Trading Day period immediately prior to the date on which the Notice of Conversion is delivered to the Company and excluding for such issuance the condition that the Company deliver Interest Conversion Shares as to such interest payment prior to the commencement of the Interest Notice Period) and (B) a bank check in the amount of accrued and unpaid interest (if the Company has elected or is required to pay accrued interest in cash). On or after the earlier of (i) the six month anniversary of the Original Issue Date or (ii) the Effective Date, the Company shall deliver any Conversion Shares required to be delivered by the Company under this Section 4(c) electronically through the Depository Trust Company or another established clearing corporation performing similar functions. As used herein, “Standard Settlement Period” means the standard settlement period, expressed in a number of Trading Days, on the Company’s primary Trading Market with respect to the Common Stock as in effect on the date of delivery of the Notice of Conversion.

iii. Failure to Deliver Conversion Shares. If, in the case of any Notice of Conversion, such Conversion Shares are not delivered to or as directed by the applicable Holder by the Share Delivery Date, the Holder shall be entitled to elect by written notice to the Company at any time on or before its receipt of such Conversion Shares, to rescind such Conversion, in which event the Company shall promptly return to the Holder any original Note delivered to the Company and the Holder shall promptly return to the Company the Conversion Shares issued to such Holder pursuant to the rescinded Conversion Notice.

Annex H-9

iv. Obligation Absolute; Partial Liquidated Damages. The Company’s obligations to issue and deliver the Conversion Shares upon conversion of this Note in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder or any other Person of any obligation to the Company or any violation or alleged violation of law by the Holder or any other Person, and irrespective of any other circumstance which might otherwise limit such obligation of the Company to the Holder in connection with the issuance of such Conversion Shares; provided, however, that such delivery shall not operate as a waiver by the Company of any such action the Company may have against the Holder. In the event the Holder of this Note shall elect to convert any or all of the outstanding principal amount hereof, the Company may not refuse conversion based on any claim that the Holder or anyone associated or affiliated with the Holder has been engaged in any violation of law, agreement or for any other reason, unless an injunction from a court, on notice to Holder, restraining and or enjoining conversion of all or part of this Note shall have been sought and obtained, and the Company posts a surety bond for the benefit of the Holder in the amount of 150% of the outstanding principal amount of this Note, which is subject to the injunction, which bond shall remain in effect until the completion of arbitration/litigation of the underlying dispute and the proceeds of which shall be payable to the Holder to the extent it obtains judgment. In the absence of such injunction, the Company shall issue Conversion Shares or, if applicable, cash, upon a properly noticed conversion. Nothing herein shall limit a Holder’s right to pursue actual damages or declare an Event of Default pursuant to Section 9 hereof for the Company’s failure to deliver Conversion Shares within the period specified herein and the Holder shall have the right to pursue all remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief. The exercise of any such rights shall not prohibit the Holder from seeking to enforce damages pursuant to any other Section hereof or under applicable law.

v. Compensation for Buy-In on Failure to Timely Deliver Conversion Shares Upon Conversion. In addition to any other rights available to the Holder, if the Company fails for any reason to deliver to the Holder such Conversion Shares by the Share Delivery Date pursuant to Section 4(c)(ii), and if after such Share Delivery Date the Holder is required by its brokerage firm to purchase (in an open market transaction or otherwise), or the Holder’s brokerage firm otherwise purchases, shares of Common Stock to deliver in satisfaction of a sale by the Holder of the Conversion Shares which the Holder was entitled to receive upon the conversion relating to such Share Delivery Date (a “Buy-In”), then the Company shall (A) pay in cash to the Holder (in addition to any other remedies available to or elected by the Holder) the amount, if any, by which (x) the Holder’s total purchase price (including any brokerage commissions) for the Common Stock so purchased exceeds (y) the product of (1) the aggregate number of shares of Common Stock that the Holder was entitled to receive from the conversion at issue multiplied by (2) the actual sale price at which the sell order giving rise to such purchase obligation was executed (including any brokerage commissions) and (B) at the option of the Holder, either reissue (if surrendered) this Note in a principal amount equal to the principal amount of the attempted conversion (in which case such conversion shall be deemed rescinded) or deliver to the Holder the number of shares of Common Stock that would have been issued if the Company had timely complied with its delivery requirements under Section 4(c)(ii). For example, if the Holder purchases Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted conversion of this Note with respect to which the actual sale price of the Conversion Shares (including any brokerage commissions) giving rise to such purchase obligation was a total of $10,000 under clause (A) of the immediately preceding sentence, the Company shall be required to pay the Holder $1,000. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In and, upon request of the Company, evidence of the amount of such loss. Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver Conversion Shares upon conversion of this Note as required pursuant to the terms hereof.

Annex H-10

vi. Shareholder Approval; Reservation of Shares Issuable Upon Conversion. Notwithstanding the foregoing, this Note shall not be convertible until such time as (i) Shareholder Approval has been received with respect to the issuance by the Company of the Conversion Shares and (ii) the Company shall have amended its certificate of incorporation so as to authorize and reserve for issuance a sufficient number of shares of Common Stock such that all of the Conversion Shares that are issuable pursuant to the conversion of this Note may be issued (the “Charter Amendment”). The Board of Directors shall use its reasonable best efforts to complete the Charter Amendment as soon as possible, and to obtain Shareholder Approval in connection therewith, and in any event within 180 days of the issuance of this Note. Following receipt of Shareholder Approval and the completion of the Charter Amendment, the Company covenants that it will at all times reserve and keep available out of its authorized and unissued shares of Common Stock for the sole purpose of issuance upon conversion of this Note and payment of interest on this Note, each as herein provided, free from preemptive rights or any other actual contingent Purchase Rights of Persons other than the Holder (and the other holders of the Notes), not less than such aggregate number of shares of the Common Stock as shall (subject to the terms and conditions set forth in the Purchase Agreement) be issuable (taking into account the adjustments and restrictions of Section 5) upon the conversion of the then outstanding principal amount of this Note and payment of interest hereunder. The Company covenants that all shares of Common Stock that shall be so issuable shall, upon issue, be duly authorized, validly issued, fully paid and nonassessable and, if the Registration Statement is then effective under the Securities Act, shall be registered for public resale in accordance with such Registration Statement (subject to such Holder’s compliance with its obligations under the Purchase Agreement).

vii. Fractional Shares. No fractional shares or scrip representing fractional shares shall be issued upon the conversion of this Note. As to any fraction of a share which the Holder would otherwise be entitled to purchase upon such conversion, the Company shall at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Conversion Price or round up to the next whole share.

Annex H-11

viii. Transfer Taxes and Expenses. The issuance of Conversion Shares on conversion of this Note shall be made without charge to the Holder hereof for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such Conversion Shares, provided that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such Conversion Shares upon conversion in a name other than that of the Holder of this Note so converted and the Company shall not be required to issue or deliver such Conversion Shares unless or until the Person or Persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid. The Company shall pay all Transfer Agent fees required for same-day processing of any Notice of Conversion and all fees to the Depository Trust Company (or another established clearing corporation performing similar functions) required for same-day electronic delivery of the Conversion Shares.

d) Holder’s Conversion Limitations. The Company shall not effect any conversion of this Note, and a Holder shall not have the right to convert any portion of this Note, to the extent that after giving effect to the conversion set forth on the applicable Notice of Conversion, the Holder (together with the Holder’s Affiliates, and any other Persons acting as a group together with the Holder or any of the Holder’s Affiliates (such Persons, “Attribution Parties”)) would beneficially own in excess of the Beneficial Ownership Limitation (as defined below).  For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by the Holder and its Affiliates and Attribution Parties shall include the number of shares of Common Stock issuable upon conversion of this Note with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which are issuable upon (i) conversion of the remaining, unconverted principal amount of this Note beneficially owned by the Holder or any of its Affiliates or Attribution Parties and (ii) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company subject to a limitation on conversion or exercise analogous to the limitation contained herein (including, without limitation, any other Notes) beneficially owned by the Holder or any of its Affiliates or Attribution Parties.  Except as set forth in the preceding sentence, for purposes of this Section 4(d), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. To the extent that the limitation contained in this Section 4(d) applies, the determination of whether this Note is convertible (in relation to other securities owned by the Holder together with any Affiliates and Attribution Parties) and of which principal amount of this Note is convertible shall be in the sole discretion of the Holder, and the submission of a Notice of Conversion shall be deemed to be the Holder’s determination of whether this Note may be converted (in relation to other securities owned by the Holder together with any Affiliates or Attribution Parties) and which principal amount of this Note is convertible, in each case subject to the Beneficial Ownership Limitation. To ensure compliance with this restriction, the Holder will be deemed to represent to the Company each time it delivers a Notice of Conversion that such Notice of Conversion has not violated the restrictions set forth in this paragraph and the Company shall have no obligation to verify or confirm the accuracy of such determination. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of this Section 4(d), in determining the number of outstanding shares of Common Stock, the Holder may rely on the number of outstanding shares of Common Stock as stated in the most recent of the following: (i) the Company’s most recent periodic or annual report filed with the Commission, as the case may be, (ii) a more recent public announcement by the Company, or (iii) a more recent written notice by the Company or the Company’s transfer agent setting forth the number of shares of Common Stock outstanding.  Upon the written or oral request of a Holder, the Company shall within one Trading Day confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding.  In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Note, by the Holder or its Affiliates since the date as of which such number of outstanding shares of Common Stock was reported. The “Beneficial Ownership Limitation” shall be 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon conversion of this Note held by the Holder. The Beneficial Ownership Limitation provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 4(d) to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation contained herein or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this paragraph shall apply to a successor holder of this Note.

Annex H-12

e) Issuance Limitations. Notwithstanding anything herein to the contrary, if the Company has not obtained Shareholder Approval, then the Company may not issue, upon conversion of this Note, a number of shares of Common Stock which, when aggregated with any shares of Common Stock issued on or after the Original Issue Date and prior to such Conversion Date in connection with the conversion of any Notes issued pursuant to the Purchase Agreement, would exceed _______2 shares of Common Stock (subject to adjustment for forward and reverse stock splits, recapitalizations and the like) (such number of shares, the “Issuable Maximum”). Each Holder shall be entitled to a portion of the Issuable Maximum equal to the quotient obtained by dividing (x) the original principal amount of the Holder’s Note by (y) the aggregate original principal amount of all Notes issued on the Original Issue Date to all Holders.

Section 5. Certain Adjustments.

a) Stock Dividends and Stock Splits. If the Company, at any time while this Note is outstanding: (i) pays a stock dividend or otherwise makes a Distribution or Distributions payable in shares of Common Stock on shares of Common Stock or any Common Stock Equivalents (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Company upon conversion of, or payment of interest on, the Notes), (ii) subdivides outstanding shares of Common Stock into a larger number of shares, (iii) combines (including by way of a reverse stock split) outstanding shares of Common Stock into a smaller number of shares or (iv) issues, in the event of a reclassification of shares of the Common Stock, any shares of capital stock of the Company, then the Conversion Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding any treasury shares of the Company) outstanding immediately before such event, and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event. Any adjustment made pursuant to this Section shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or Distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

b) [Intentionally Omitted]

c) Subsequent Rights Offerings. In addition to any adjustments pursuant to Section 5(a) above, if at any time Company grants, issues or sells any Common Stock Equivalents or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of shares of Common Stock (the “Purchase Rights”), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of shares of Common Stock acquirable upon complete conversion of this Note (without regard to any limitations on exercise hereof, including without limitation, the Beneficial Ownership Limitation) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights (provided, however, to the extent that the Holder’s right to participate in any such Purchase Right would result in the Holder exceeding the Beneficial Ownership Limitation, then the Holder shall not be entitled to participate in such Purchase Right to such extent (or beneficial ownership of such shares of Common Stock as a result of such Purchase Right to such extent) and such Purchase Right to such extent shall be held in abeyance for the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the Beneficial Ownership Limitation).

2 19.99% of the number of shares of Common Stock outstanding on the Trading Day immediately preceding the date of the Purchase Agreement.

Annex H-13

d) Pro Rata Distributions. During such time as this Note is outstanding, if the Company shall declare or make any dividend whether or not permitted, or makes any other distribution of its assets (or rights to acquire its assets) to holders of shares of Common Stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (a “Distribution”), at any time after the issuance of this Note, then, in each such case, the Holder shall be entitled to participate in such Distribution to the same extent that the Holder would have participated therein if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Note (without regard to any limitations on exercise hereof, including without limitation, the Beneficial Ownership Limitation) immediately before the date of which a record is taken for such Distribution, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the participation in such Distribution (provided, however, to the extent that the Holder’s right to participate in any such Distribution would result in the Holder exceeding the Beneficial Ownership Limitation, then the Holder shall not be entitled to participate in such Distribution to such extent (or in the beneficial ownership of any shares of Common Stock as a result of such Distribution to such extent) and the portion of such Distribution shall be held in abeyance for the benefit of the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the Beneficial Ownership Limitation).

e) Fundamental Transaction. If, at any time while this Note is outstanding, (i) the Company, directly or indirectly, in one or more related transactions effects any merger or consolidation of the Company with or into another Person, (ii) the Company, directly or indirectly, effects any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of its assets in one or a series of related transactions, (iii) any, direct or indirect, purchase offer, tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Common Stock are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of 50% or more of the outstanding Common Stock, (iv) the Company, directly or indirectly, in one or more related transactions effects any reclassification, reorganization or recapitalization of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property, or (v) the Company, directly or indirectly, in one or more related transactions consummates a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person whereby such other Person acquires more than 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock or share purchase agreement or other business combination) (each a “Fundamental Transaction”), then, upon any subsequent conversion of this Note, the Holder shall have the right to receive, for each Conversion Share that would have been issuable upon such conversion immediately prior to the occurrence of such Fundamental Transaction (without regard to any limitation in Section 4(d) and Section 4(e) on the conversion of this Note), the number of shares of Common Stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and any additional consideration (the “Alternate Consideration”) receivable as a result of such Fundamental Transaction by a holder of the number of shares of Common Stock for which this Note is convertible immediately prior to such Fundamental Transaction (without regard to any limitation in Section 4(d) and Section 4(e) on the conversion of this Note). For purposes of any such conversion, the determination of the Conversion Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one (1) share of Common Stock in such Fundamental Transaction, and the Company shall apportion the Conversion Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any conversion of this Note following such Fundamental Transaction. The Company shall cause any successor entity in a Fundamental Transaction in which the Company is not the survivor (the “Successor Entity”) to assume in writing all of the obligations of the Company under this Note and the other Transaction Documents (as defined in the Purchase Agreement) in accordance with the provisions of this Section 5(e) pursuant to written agreements in form and substance reasonably satisfactory to the Holder and approved by the Holder (without unreasonable delay) prior to such Fundamental Transaction and shall, at the option of the holder of this Note, deliver to the Holder in exchange for this Note a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Note which is convertible for a corresponding number of shares of capital stock of such Successor Entity (or its parent entity) equivalent to the shares of Common Stock acquirable and receivable upon conversion of this Note (without regard to any limitations on the conversion of this Note) prior to such Fundamental Transaction, and with a conversion price which applies the conversion price hereunder to such shares of capital stock (but taking into account the relative value of the shares of Common Stock pursuant to such Fundamental Transaction and the value of such shares of capital stock, such number of shares of capital stock and such conversion price being for the purpose of protecting the economic value of this Note immediately prior to the consummation of such Fundamental Transaction), and which is reasonably satisfactory in form and substance to the Holder. Upon the occurrence of any such Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Note and the other Transaction Documents referring to the “Company” shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Note and the other Transaction Documents with the same effect as if such Successor Entity had been named as the Company herein.

Annex H-14

f) Calculations. All calculations under this Section 5 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 5, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding any treasury shares of the Company) issued and outstanding.

g) Notice to the Holder.

i. Adjustment to Conversion Price. Whenever the Conversion Price is adjusted pursuant to any provision of this Section 5, the Company shall promptly deliver to each Holder a notice setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

ii. Notice to Allow Conversion by Holder. If (A) the Company shall declare a dividend (or any other Distribution in whatever form) on the Common Stock, (B) the Company shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock, (C) the Company shall authorize the granting to all holders of the Common Stock of rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights, (D) the approval of any stockholders of the Company shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, or any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property or (E) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company, then, in each case, the Company shall cause to be filed at each office or agency maintained for the purpose of conversion of this Note, and shall cause to be delivered to the Holder at its last address as it shall appear upon the Note Register, at least twenty (20) calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, Distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, Distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange, provided that the failure to deliver such notice or any defect therein or in the delivery thereof shall not affect the validity of the corporate action required to be specified in such notice. To the extent that any notice provided hereunder constitutes, or contains, material, non-public information regarding the Company or any of the Subsidiaries, the Company shall simultaneously file such notice with the Commission pursuant to a Current Report on Form 8-K. The Holder shall remain entitled to convert this Note during the 20-day period commencing on the date of such notice through the effective date of the event triggering such notice except as may otherwise be expressly set forth herein.

Annex H-15

Section 6. Optional Redemption at the Election by Holder. Subject to the provisions of this Section 6, at any time while this Note is outstanding, in the event of a Triggering Event, the Holder shall have the right to require the Company to redeem, in cash, the then outstanding principal amount of this Note, plus all accrued and unpaid interest thereon (the “Optional Redemption Proceeds” and any such redemption, an “Optional Redemption”). Not less than two (2) Business Days following a Triggering Event, the Company shall deliver to each Holder of the Notes a written notice of such Triggering Event (“Triggering Event Notice”). The Triggering Event Notice shall state (i) the Triggering Event and (ii) the amount of the Optional Redemption Proceeds. Within seven (7) Business Days following the delivery of the Triggering Event Notice, each Holder shall notify the Company in writing whether it wishes to immediately exercise its right to require an Optional Redemption (“Optional Redemption Exercise Notice”). If no Optional Redemption Exercise Notice is delivered to the Company within such seven (7) Business Day period, the Holder shall be deemed to not have elected to receive the Optional Redemption and shall no longer be permitted to effect an Optional Redemption pursuant to the specific facts and circumstances giving rise to that specific Triggering Event (but, for the avoidance of doubt, without prejudice to the Holder’s rights to effect an Optional Redemption with respect to the same Triggering Event but arising out of a different set of facts and circumstances or with respect to any other Triggering Event). In the event of a valid Optional Redemption Notice, the Company shall effect the Optional Redemption and shall pay the Holder the Optional Redemption Proceeds within three (3) Business Days following delivery to the Company of the Optional Redemption Exercise Notice. The Company’s payment of the Optional Redemption Proceeds shall be paid to each Holder participating pursuant to this Section 6 in accordance with the Holder’s Optional Redemption Exercise Notice. The Company’s payment of the Optional Redemption Proceeds shall be applied ratably to all of the Holders holding then outstanding Notes which exercise the right to require an Optional Redemption on the basis of their (or their predecessor’s) initial purchases of Notes pursuant to the Purchase Agreement.

Section 7. Forced Conversion. Notwithstanding anything to the contrary in any Transaction Document, no later than five (5) Business Days following the date upon which the Company shall have obtained Shareholder Approval and completed the Charter Amendment, the Company shall deliver a written notice thereof to the Holder (the “Forced Conversion Notice”) to force the Holder to convert all of the then outstanding principal amount of this Note, all accrued but unpaid interest thereon and all other amounts owing to the Holder under this Note and the other Transaction Documents, it being agreed that the “Conversion Date” for purposes of Section 4 shall be deemed to occur on the date of the Effective Time (the “Forced Conversion Date”). For purposes of clarification, a forced conversion pursuant to this paragraph (a) shall be deemed to have occurred upon receipt by the Holder of the Forced Conversion Notice without any action required by the Holder, and shall be subject to all of the provisions of Section 4, including, without limitation, the provision requiring payment of damages and limitations on conversions.

Annex H-16

Section 8. Negative Covenants. As long as any portion of this Note remains outstanding, unless the holders of at least the then outstanding Notes shall have otherwise given prior written consent, the Company shall not, and shall not permit any of the Subsidiaries to, directly or indirectly:

a) amend its charter documents, including, without limitation, its certificate of incorporation and bylaws, in any manner that materially and adversely affects any rights of the Holder;

b) repay, repurchase or offer to repay, repurchase or otherwise acquire more than a de minimis number of shares of its Common Stock or Common Stock Equivalents other than as to (i) the Conversion Shares as permitted or required under the Transaction Documents and (ii) repurchases of Common Stock or Common Stock Equivalents of departing officers and directors of the Company, provided that such repurchases shall not exceed an aggregate of $100,000 for all officers and directors during the term of this Note;

c) repay, repurchase or offer to repay, repurchase or otherwise acquire any Indebtedness, other than (i) the Notes if on a pro-rata basis or (ii) any other Indebtedness in effect as of the Original Issue Date;

d) pay cash dividends or Distributions on any equity securities of the Company;

e) enter into any transaction with any Affiliate of the Company which would be required to be disclosed in any public filing with the Commission, unless such transaction is made on an arm’s-length basis and expressly approved by a majority of the disinterested directors of the Company (even if less than a quorum otherwise required for board approval); or

f) enter into any agreement with respect to any of the foregoing.

Section 9. Events of Default.

a) “Event of Default” means, wherever used herein, any of the following events (whatever the reason for such event and whether such event shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body):

i. any default in the payment of (A) the principal amount of any Note or (B) interest, liquidated damages and other amounts owing to a Holder on any Note, as and when the same shall become due and payable (whether on a Conversion Date or the Maturity Date or by acceleration or otherwise) which default, solely in the case of an interest payment or other default under clause (B) above, is not cured within 3 Trading Days;

Annex H-17

ii. the Company shall fail to observe or perform, in any material respect, any other covenant or agreement contained in the Notes (other than a breach by the Company of its obligations to deliver shares of Common Stock to the Holder upon conversion, which breach is addressed in clause (xi) below) or in any Transaction Document, which failure is not cured, if possible to cure, within the earlier to occur of (A) 5 Trading Days after notice of such failure sent by the Holder or by any other Holder to the Company and (B) 10 Trading Days after the Company has become or should have become aware of such failure;

iii. a default or event of default (subject to any grace or cure period provided in the applicable agreement, document or instrument) shall occur under (A) any of the Transaction Documents or (B) any other material agreement, lease, document or instrument to which the Company or any Subsidiary is obligated (and not covered by clause (vi) below), which, in the case of subsection (B), would reasonably be expected to have a Material Adverse Effect;

iv. any representation or warranty made in this Note, any other Transaction Documents, any written statement pursuant hereto or thereto or any other report, financial statement or certificate made or delivered to the Holder or any other Holder shall be untrue or incorrect in any material respect as of the date when made or deemed made;

v. the Company shall be subject to a Bankruptcy Event;

vi. the Company shall default on any of its obligations under any mortgage, credit agreement or other facility, indenture agreement, factoring agreement or other instrument under which there may be issued, or by which there may be secured or evidenced, any indebtedness for borrowed money or money due under any long term leasing or factoring arrangement that (a) involves an obligation greater than $150,000, whether such indebtedness now exists or shall hereafter be created, and (b) results in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise become due and payable;

vii. the Common Stock shall not be eligible for listing or quotation for trading on a Trading Market and shall not be eligible to resume listing or quotation for trading thereon within five Trading Days;

viii. the Registration Statement (as defined in the Purchase Agreement) shall not have been declared effective by the Commission on or prior to the 180th calendar day after the Closing Date or the Company does not meet the current public information requirements under Rule 144 in respect of the registrable securities;

Annex H-18

ix. if, during the period of effectiveness of a Registration Statement, either (a) the effectiveness of the Registration Statement lapses for any reason or (b) the Holder shall not be permitted to resell registrable securities under the Registration Statement for a period of more than 20 consecutive Trading Days during any 12 month period; provided, however, that if the Company is negotiating a merger, consolidation, acquisition or sale of all or substantially all of its assets or a similar transaction and, in the written opinion of counsel to the Company, the Registration Statement would be required to be amended to include information concerning such pending transaction(s) or the parties thereto which information is not available or may not be publicly disclosed at the time, the Company shall be permitted an additional 10 consecutive Trading Days during any 12 month period pursuant to this Section 9(a)(ix);

x. the Company shall fail for any reason to deliver Conversion Shares to a Holder prior to the fifth Trading Day after a Conversion Date pursuant to Section 4(c) or the Company shall provide at any time notice to the Holder, including by way of public announcement, of the Company’s intention to not honor requests for conversions of any Notes in accordance with the terms hereof;

xi. [RESERVED];

xii. the electronic transfer by the Company of shares of Common Stock through the Depository Trust Company or another established clearing corporation is no longer available or is subject to a “chill”;

xiii. [RESERVED];

xiv. [RESERVED];

xv. any monetary judgment, writ or similar final process shall be entered or filed against the Company or its property or other assets for more than $250,000, and such judgment, writ or similar final process shall remain unvacated, unbonded or unstayed for a period of 45 calendar days; or

xvi. a knowingly false or inaccurate certification (including a false or inaccurate deemed certification) by the Company that the Equity Conditions are satisfied.

b) Remedies Upon Event of Default. If any Event of Default occurs, the outstanding principal amount of this Note, plus accrued but unpaid interest, liquidated damages and other amounts owing in respect thereof through the date of acceleration, shall become, at the Holder’s election, immediately due and payable in cash at the Mandatory Default Amount. Commencing 5 days after the occurrence of any Event of Default that results in the eventual acceleration of this Note, the interest rate on this Note shall accrue at an interest rate equal to the lesser of 5% per annum or the maximum rate permitted under applicable law. Upon the payment in full of the Mandatory Default Amount, the Holder shall promptly surrender this Note to or as directed by the Company. In connection with such acceleration described herein, the Holder need not provide, and the Company hereby waives, any presentment, demand, protest or other notice of any kind, and the Holder may immediately and without expiration of any grace period enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law. Such acceleration may be rescinded and annulled by Holder at any time prior to payment hereunder and the Holder shall have all rights as a holder of the Note until such time, if any, as the Holder receives full payment pursuant to this Section 9(b). No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereon.

Annex H-19

Section 10. Miscellaneous.

a) Notices. Any and all notices or other communications or deliveries to be provided by the Holder hereunder, including, without limitation, any Notice of Conversion, shall be in writing and delivered personally, by facsimile, by email attachment, or sent by a nationally recognized overnight courier service, addressed to the Company, at the address set forth above, or such other facsimile number, email address, or address as the Company may specify for such purposes by notice to the Holder delivered in accordance with this Section 10(a).  Any and all notices or other communications or deliveries to be provided by the Company hereunder shall be in writing and delivered personally, by facsimile, by email attachment, or sent by a nationally recognized overnight courier service addressed to each Holder at the facsimile number, email address or address of the Holder appearing on the books of the Company, or if no such facsimile number or email attachment or address appears on the books of the Company, at the principal place of business of such Holder, as set forth in the Purchase Agreement.  Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number or email attachment to the email address set forth on the signature pages attached hereto prior to 5:30 p.m. (New York City time) on any date, (ii) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number or email attachment to the email address set forth on the signature pages attached hereto on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day, (iii) the second Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service or (iv) upon actual receipt by the party to whom such notice is required to be given.

b) Absolute Obligation. Except as expressly provided herein, no provision of this Note shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, liquidated damages and accrued interest, as applicable, on this Note at the time, place, and rate, and in the coin or currency, herein prescribed. This Note is a direct debt obligation of the Company. This Note ranks pari passu with all other Notes now or hereafter issued under the terms set forth herein.

c) Lost or Mutilated Note. If this Note shall be mutilated, lost, stolen or destroyed, the Company shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated Note, or in lieu of or in substitution for a lost, stolen or destroyed Note, a new Note for the principal amount of this Note so mutilated, lost, stolen or destroyed, but only upon receipt of evidence of such loss, theft or destruction of such Note, and of the ownership hereof, reasonably satisfactory to the Company.

Annex H-20

d) Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Note shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflict of laws thereof. Each party agrees that all legal proceedings concerning the interpretation, enforcement and defense of the transactions contemplated by any of the Transaction Documents (whether brought against a party hereto or its respective Affiliates, directors, officers, shareholders, employees or agents) shall be commenced in the state and federal courts sitting in the City of New York, Borough of Manhattan (the “New York Courts”). Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the New York Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such New York Courts, or such New York Courts are improper or inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Note and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by applicable law. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Note or the transactions contemplated hereby. If any party shall commence an action or proceeding to enforce any provisions of this Note, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorneys fees and other costs and expenses incurred in the investigation, preparation and prosecution of such action or proceeding.

e) Waiver. Any waiver by the Company or the Holder of a breach of any provision of this Note shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Note. The failure of the Company or the Holder to insist upon strict adherence to any term of this Note on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Note on any other occasion. Any waiver by the Company or the Holder must be in writing.

Annex H-21

f) Severability. If any provision of this Note is invalid, illegal or unenforceable, the balance of this Note shall remain in effect, and if any provision is inapplicable to any Person or circumstance, it shall nevertheless remain applicable to all other Persons and circumstances. If it shall be found that any interest or other amount deemed interest due hereunder violates the applicable law governing usury, the applicable rate of interest due hereunder shall automatically be lowered to equal the maximum rate of interest permitted under applicable law. The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive the Company from paying all or any portion of the principal of or interest on this Note as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Note, and the Company (to the extent it may lawfully do so) hereby expressly waives all benefits or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Holder, but will suffer and permit the execution of every such as though no such law has been enacted.

g) Remedies, Characterizations, Other Obligations, Breaches and Injunctive Relief. The remedies provided in this Note shall be cumulative and in addition to all other remedies available under this Note and any of the other Transaction Documents at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the Holder’s right to pursue actual and consequential damages for any failure by the Company to comply with the terms of this Note.  The Company covenants to the Holder that there shall be no characterization concerning this instrument other than as expressly provided herein. Amounts set forth or provided for herein with respect to payments, conversion and the like (and the computation thereof) shall be the amounts to be received by the Holder and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof). The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the Holder shall be entitled, in addition to all other available remedies, to an injunction restraining any such breach or any such threatened breach, without the necessity of showing economic loss and without any bond or other security being required. The Company shall provide all information and documentation to the Holder that is requested by the Holder to enable the Holder to confirm the Company’s compliance with the terms and conditions of this Note.

h) Next Business Day. Whenever any payment or other obligation hereunder shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day.

i) Headings. The headings contained herein are for convenience only, do not constitute a part of this Note and shall not be deemed to limit or affect any of the provisions hereof.

Annex H-22

Section 11. Disclosure. Upon receipt or delivery by the Company of any notice in accordance with the terms of this Note, unless the Company has in good faith determined that the matters relating to such notice do not constitute material, nonpublic information relating to the Company or its Subsidiaries, the Company shall within two (2) Business Days after such receipt or delivery publicly disclose such material, nonpublic information on a Current Report on Form 8-K or otherwise. In the event that the Company believes that a notice contains material, non-public information relating to the Company or its Subsidiaries, the Company so shall indicate to the Holder contemporaneously with delivery of such notice, and in the absence of any such indication, the Holder shall be allowed to presume that all matters relating to such notice do not constitute material, nonpublic information relating to the Company or its Subsidiaries.

*********************

(Signature Page Follows)

Annex H-23

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed by a duly authorized officer as of the date first above indicated.

____________

By:
Name: Darren Mercer
Title: President and Chief Executive Officer

Facsimile No. for delivery of Notices:__________

Acknowledged and Agreed

HOLDER:

______________________

By:
Name:
Title:

Annex H-24

ANNEX A

NOTICE OF CONVERSION

The undersigned hereby elects to convert principal under the Convertible Note due _____, 2022 of MICT, Inc., a Delaware corporation (the “Company”), into shares of common stock (the “Common Stock”), of the Company according to the conditions hereof, as of the date written below. If shares of Common Stock are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as reasonably requested by the Company in accordance therewith. No fee will be charged to the holder for any conversion, except for such transfer taxes, if any.

By the delivery of this Notice of Conversion the undersigned represents and warrants to the Company that its ownership of the Common Stock does not exceed the amounts specified under Section 4 of this Note, as determined in accordance with Section 13(d) of the Exchange Act.

The undersigned agrees to comply with the prospectus delivery requirements under the applicable securities laws in connection with any transfer of the aforesaid shares of Common Stock.

Conversion calculations:

Date to Effect Conversion:

Principal Amount of Note to be Converted:

Payment of Interest in Common Stock __ yes __ no
If yes, $_____ of Interest Accrued on Account of Conversion at Issue.

Number of shares of Common Stock to be issued:

Signature:

Name:

Address for Delivery of Common Stock Certificates:

Or

DWAC Instructions:

Broker No: ______________
Account No: ______________

Annex H-25

Schedule 1

CONVERSION SCHEDULE

The Convertible Notes due on _____, 2022 in the aggregate principal amount of $____________ are issued by MICT, Inc., a Delaware corporation. This Conversion Schedule reflects conversions made under Section 4 of the above referenced Note.

Dated:

Date of Conversion (or for first entry, Original Issue Date)	Amount of Conversion	Aggregate Principal Amount Remaining Subsequent to Conversion (or original Principal Amount)	Company Attest

Annex H-26

PRELIMINARY COPY—SUBJECT TO COMPLETION, DATED [ ], 2020

PROXY CARD

MICT, INC.

28 West Grand Avenue, Suite 3

Montvale, NJ 07645

SPECIAL MEETING OF STOCKHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF MICT, INC.

The undersigned appoints ____ and ____ as proxies, and each of them with full power to act without the other, each with the power to appoint a substitute, and hereby authorizes either of them to represent and to vote, as designated on the reverse side, all Common Stock of MICT, Inc. (“MICT”) held of record by the undersigned on ____, 2020 at the Special Meeting of Stockholders (the “Special Meeting”) to be held on ____, 2020, or any postponement or adjournment thereof. Such shares shall be voted as indicated with respect to the proposals listed on the reverse side hereof and in the Proxies’ discretion on such other matters as may properly come before the meeting or any adjournment or postponement thereof.

The undersigned acknowledges receipt of the accompanying proxy statement and revokes all prior proxies for said meeting.

THE SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO SPECIFIC DIRECTION IS GIVEN AS TO THE PROPOSALS ON THE REVERSE SIDE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3, 4, 5, 6 and 7. PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY.

PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED.

THIS PROXY REVOKES ALL PRIOR PROXIES GIVEN BY THE UNDERSIGNED.

(Continued and to be marked, dated and signed on reverse side)

[White Card]

PROXY

THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTIONS ARE GIVEN, THIS PROXY WILL BE VOTED ‘‘FOR’’ PROPOSALS 1 THROUGH 8 BELOW.

(1)	Nasdaq Proposal – Consideration Note— to approve, in accordance with Nasdaq Listing Rule 5635(a), the issuance of approximately 22,727,272 shares of Common Stock, par value of $0.001 per share (the “Common Stock”), upon conversion of the convertible promissory note (the “Consideration Note”) issued to Global Fintech Holdings Ltd., a British Virgin Islands company (“GFH”) in connection with the Agreement and Plan of Merger, entered into on November 7, 2019 and amended and restated on April 15, 2020 (the “Merger Agreement”, a copy which is attached to the accompanying proxy statement as Annex A), by and among MICT, GFH Intermediate Holdings Ltd., a British Virgin Islands company (“Intermediate”), MICT Merger Subsidiary Inc., a British Virgin Islands company and a wholly-owned subsidiary of MICT (“Merger Sub”) and GHF as the sole shareholder of Intermediate (“GFH”), pursuant to which the Merger Sub merged with and into Intermediate, with Intermediate continuing as the surviving entity, as a result of which GFH became a wholly owned subsidiary of MICT (the “Merger”) (the “Nasdaq Proposal – Consideration Note”);

☐ FOR	☐ AGAINST	☐ ABSTAIN

(2)	The Nasdaq Proposal –Convertible Notes—to approve, in accordance with Nasdaq Listing Rule 5635(a), the issuance of approximately 13,636,363 shares of Common Stock of MICT, par value of $0.001 per share (the “Common Stock”), upon conversion of the convertible notes in the aggregate principal amount of approximately $15.0 million;

☐ FOR	☐ AGAINST	☐ ABSTAIN

(3)	The Nasdaq Proposal – Preferred Stock and Warrants—To approve, in accordance with Nasdaq Listing Rule 5635(a), the issuance of 3,636,362 shares of Common Stock, upon conversion of the convertible notes and exercise of the warrants initially issued to BNN Technology PLC (and subsequently transferred to GFH);

☐ FOR	☐ AGAINST	☐ ABSTAIN

(4)	The Charter Amendment Proposal—To approve and adopt an amendment to the certificate of incorporation of MICT, as amended, to increase the number of authorized shares of (i) Common Stock, from 25,000,000 to 250,000,000 and (ii) preferred stock from 5,000,000 to 15,000,000 for the purpose of the issuance of shares of Common Stock upon conversion of the Consideration Note, the Convertible Notes and the Series B Preferred Shares, the exercise of the Note Warrants and the conversion or exercise of other outstanding securities of MICT, as well as for future financings to raise capital and for possible additional future acquisition transactions, joint ventures and other general corporate purposes;

☐ FOR	☐ AGAINST	☐ ABSTAIN

(5)	The EIP Proposal—to approve and adopt the 2020 Equity Incentive Plan of MICT;

☐ FOR	☐ AGAINST	☐ ABSTAIN

(6)	The Golden Parachute Proposal—to consider and vote, on an advisory basis, upon a proposal to approve a “golden parachute” payment to David Lucatz, the former Chief Executive Officer of MICT, in connection with the Merger;

☐ FOR	☐ AGAINST	☐ ABSTAIN

(7)	The Adjournment Proposal—to consider and vote upon a proposal to adjourn the Special Meeting to a later date or dates, if necessary to permit further solicitation and vote of proxies if it is determined by MICT that more time is necessary or appropriate to approve one or more proposals presented at the Special Meeting.

☐ FOR	☐ AGAINST	☐ ABSTAIN

MARK HERE FOR ADDRESS CHANGE AND NOTE AT RIGHT.	☐

PLEASE MARK, DATE AND RETURN THIS PROXY PROMPTLY. ANY VOTES RECEIVED AFTER A MATTER HAS BEEN VOTED UPON WILL NOT BE COUNTED.

Signature	Signature	Date

Sign exactly as name appears on this proxy card. If shares are held jointly, each holder should sign. Executors, administrators, trustees, guardians, attorneys and agents should give their full titles. If stockholder is a corporation, sign in corporate name by an authorized officer, giving full title as such. If stockholder is a partnership, sign in partnership name by an authorized person, giving full title as such.